EXHIBIT 99.1


                   Greenwich Capital Commercial Funding Corp.,
                                  as Depositor


                                       and


                      GMAC Commercial Mortgage Corporation,
                               as Master Servicer


                                       and


                      GMAC Commercial Mortgage Corporation,
                               as Special Servicer


                                       and


                       LaSalle Bank National Association,
                                   as Trustee


                                       and


                               ABN AMRO Bank N.V.,
                                 as Fiscal Agent





                         POOLING AND SERVICING AGREEMENT


                          Dated as of February 10, 2005


                ------------------------------------------------
                                 $3,591,930,613


                       Commercial Mortgage Trust 2005-GG3,


                 Commercial Mortgage Pass-Through Certificates,


                                 Series 2005-GG3

                                TABLE OF CONTENTS


                                    ARTICLE I
                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

Section 1.01  Defined Terms................................................
Section 1.02  General Interpretive Principles..............................
Section 1.03  Certain Adjustments to the Principal Distributions on the
               Certificates................................................
Section 1.04  Certain Calculations Relating to REO Loans...................
Section 1.05  Certain Matters with respect to the 1370 Avenue of the
               Americas Loan Group.........................................


                                   ARTICLE II
                          CONVEYANCE OF MORTGAGE LOANS;
                        REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Creation of Trust; Conveyance of Mortgage Loans..............
Section 2.02  Acceptance of Trust Fund by Trustee..........................
Section 2.03  Repurchase of Mortgage Loans for Document Defects and
               Breaches of Representations and Warranties..................
Section 2.04  Representations, Warranties and Covenants of the Depositor...
Section 2.05  Execution of Certificates; Issuance of Uncertificated
               Lower-Tier Interests........................................


                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01  Administration of the Loans..................................
Section 3.02  Collection of Loan Payments..................................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts; Reserve Accounts........................
Section 3.04  Pool Custodial Account, Defeasance Deposit Account,
               Distribution Account, Interest Reserve Account and
               Excess Liquidation Proceeds Account.........................
Section 3.04A Loan Group Custodial Account.................................
Section 3.05  Permitted Withdrawals From the Pool Custodial Account,
               the Distribution Account, the Interest Reserve Account
               and the Excess Liquidation Proceeds Account.................
Section 3.05A Permitted Withdrawals From the Loan Group Custodial
               Account.....................................................
Section 3.05B Loss of Value Reserve Fund...................................
Section 3.06  Investment of Funds in the Servicing Accounts, the
               Reserve Accounts, the Defeasance Deposit Account, the
               Custodial Accounts and the REO Accounts.....................
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage; Environmental Insurance..............
Section 3.08  Enforcement of Due-on-Sale and Due on Encumbrance
               Provisions..................................................
Section 3.09  Realization Upon Defaulted Loans; Required Appraisals;
               Appraisal Reduction Calculation.............................
Section 3.10  Trustee and Custodian to Cooperate; Release of Mortgage
               Files.......................................................
Section 3.11  Servicing Compensation; Payment of Expenses..................
Section 3.12  Certain Matters Regarding Servicing Advances.................
Section 3.13  Property Inspections; Collection of Financial Statements;
               Delivery of Certain Reports.................................
Section 3.13A Delivery of Certain Reports to the Companion Loan
               Noteholders.................................................
Section 3.13B Statements to the Companion Loan Noteholders.................
Section 3.14  Annual Statement as to Compliance............................
Section 3.15  Reports by Independent Public Accountants....................
Section 3.16  Access to Certain Information................................
Section 3.17  Title to REO Property; REO Accounts..........................
Section 3.18  Management of REO Property...................................
Section 3.19  Sale of Mortgage Loans and REO Properties....................
Section 3.20  Additional Obligations of the Master Servicer;
               Obligations to Notify Ground Lessors; the Special
               Servicer's Right to Request the Master Servicer to Make
               Servicing Advances..........................................
Section 3.21  Modifications, Waivers, Amendments and Consents;
               Defeasance..................................................
Section 3.22  Transfer of Servicing Between Master Servicer and Special
               Servicer; Record Keeping....................................
Section 3.23  Sub-Servicing Agreements.....................................
Section 3.24  Representations and Warranties of the Master Servicer........
Section 3.25  Representations and Warranties of the Special Servicer.......
Section 3.26  Certain Matters Regarding the Purchase of the Loan Group
               Trust Mortgage Loans........................................
Section 3.27  Application of Default Charges...............................
Section 3.28  Limitations on and Authorizations of the Master Servicer
               and Special Servicer with Respect to Specific Mortgage
               Loans.......................................................
Section 3.29  Additional Matters with respect to Mall St. Matthews
               Mortgage Loan and North Star Mall Mortgage Loan.............
Section 3.30  Additional Matters with respect to the 1370 Avenue of the
               Americas Loan Group.........................................


                                   ARTICLE IV
          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions................................................
Section 4.02  Statements to Certificateholders; CMSA Loan Periodic
               Update File.................................................
Section 4.03  P&I Advances.................................................
Section 4.03A P&I Advances on the Loan Group Trust Mortgage Loans..........
Section 4.04  Allocation of Realized Losses and Additional Trust Fund
               Expenses....................................................
Section 4.05  Various Reinstatement Amounts................................
Section 4.06  Calculations.................................................
Section 4.07  Use of Agents................................................


                                    ARTICLE V
                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Registration of Transfer and Exchange of Certificates........
Section 5.03  Book-Entry Certificates......................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.05  Persons Deemed Owners........................................


                                   ARTICLE VI
                       THE DEPOSITOR, THE MASTER SERVICER,
                  THE SPECIAL SERVICER AND THE DIRECTING HOLDER

Section 6.01  Liability of Depositor, Master Servicer and Special
               Servicer....................................................
Section 6.02  Continued Qualification and Compliance of Master
               Servicer; Merger, Consolidation or Conversion of
               Depositor, Master Servicer or Special Servicer..............
Section 6.03  Limitation on Liability of Depositor, Master Servicer and
               Special Servicer............................................
Section 6.04  Resignation of Master Servicer and the Special Servicer......
Section 6.05  Rights of Depositor, Trustee and the Companion Loan
               Noteholders in Respect of the Master Servicer and the
               Special Servicer............................................
Section 6.06  Depositor, Master Servicer and Special Servicer to
               Cooperate with Trustee......................................
Section 6.07  Depositor, Special Servicer and Trustee to Cooperate with
               Master Servicer.............................................
Section 6.08  Depositor, Master Servicer and Trustee to Cooperate with
               Special Servicer............................................
Section 6.09  Termination and Designation of Special Servicer by the
               Directing Holder............................................
Section 6.10  Master Servicer or Special Servicer as Owner of a
               Certificate.................................................
Section 6.11  Certain Powers of the Directing Holder.......................


                                   ARTICLE VII
                                     DEFAULT

Section 7.01  Events of Default............................................
Section 7.02  Trustee to Act; Appointment of Successor.....................
Section 7.03  Notification to Certificateholders...........................
Section 7.04  Waiver of Events of Default..................................
Section 7.05  Additional Remedies of Trustee Upon Event of Default.........


                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee............................................
Section 8.02  Certain Matters Affecting Trustee............................
Section 8.03  Trustee and Fiscal Agent Not Liable for Validity or
               Sufficiency of Certificates or Loans........................
Section 8.04  Trustee and Fiscal Agent May Own Certificates................
Section 8.05  Fees and Expenses of Trustee; Indemnification of and by
               Trustee.....................................................
Section 8.06  Eligibility Requirements for Trustee.........................
Section 8.07  Resignation and Removal of Trustee...........................
Section 8.08  Successor Trustee............................................
Section 8.09  Merger or Consolidation of Trustee and Fiscal Agent..........
Section 8.10  Appointment of Co-Trustee or Separate Trustee................
Section 8.11  Appointment of Custodians....................................
Section 8.12  Appointment of Authenticating Agents.........................
Section 8.13  Appointment of Tax Administrators............................
Section 8.14  Access to Certain Information................................
Section 8.15  Reports to the Securities and Exchange Commission and
               Related Reports.............................................
Section 8.16  Representations and Warranties of Trustee....................
Section 8.17  The Fiscal Agent.............................................
Section 8.18  Representations and Warranties of Fiscal Agent...............


                                   ARTICLE IX
                                   TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All
               Mortgage Loans..............................................
Section 9.02  Additional Termination Requirements..........................


                                    ARTICLE X
                            ADDITIONAL TAX PROVISIONS

Section 10.01 REMIC Administration.........................................


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment....................................................
Section 11.02 Recordation of Agreement; Counterparts.......................
Section 11.03 Limitation on Rights of Certificateholders and the
               Companion Loan Noteholders..................................
Section 11.04 Governing Law; Consent to Jurisdiction.......................
Section 11.05 Notices......................................................
Section 11.06 Severability of Provisions...................................
Section 11.07 Grant of a Security Interest.................................
Section 11.08 Streit Act...................................................
Section 11.09 Successors and Assigns; Beneficiaries........................
Section 11.10 Article and Section Headings.................................
Section 11.11 Notices to Rating Agencies...................................
Section 11.12 Global Opinions..............................................
Section 11.13 Complete Agreement...........................................

                             SCHEDULES AND EXHIBITS

Schedule No.  Schedule Description
------------  --------------------

      I       Mortgage Loan Schedule

     II       Schedule of Exceptions to Mortgage File Delivery

     III      Environmentally Insured Mortgage Loans

     IV       Class XP Reference Rate Schedule

      V       Schedule of Initial Directing Holder For Each Loan Group

     VI       Supplemental Servicer Schedule

     VII      Primary Serviced Loans

    VIII      Class A-AB Planned Principal Balance Schedule


 Exhibit No.  Exhibit Description
 -----------  -------------------

     A-1      Form of Class [A-1] [A-2] [A-3] [A-AB] [A-1-A] Certificate

     A-2      Form of Class [XP] [XC] Certificate

     A-3      Form of Class [A-4] [A-J] [B] [C] [D] [E] Certificate

     A-4      Form of Class [F] [G] Certificate

     A-5      Form of Class [H] Certificate

     A-6      Form of Class [J] [K] [L] [M] [N] [O] [P] Certificate

     A-7      Form of Class [R-I] [R-II] Certificate

      B       Form of Distribution Date Statement

      C       Form of Custodial Certification

     D-1      Form of Master Servicer Request for Release

     D-2      Form of Special Servicer Request for Release

      E       Form of Loan Payoff Notification Report

     F-1 Form of Transferor Certificate for Transfers of Definitive Non-Registered Certificates

    F-2A Form I of Transferee Certificate for Transfers of Definitive Non-Registered Certificates

    F-2B Form II of Transferee Certificate for Transfers of Definitive Non-Registered Certificates

    F-2C Form of Transferee Certificate for Transfers of Interests in Rule 144A Global Certificates

    F-2D Form of Transferee Certificate for Transfers of Interests in Regulation S Global Certificates

      G Form I of Transferee Certificate in Connection with ERISA (Definitive Non-Registered Certificates)

     H-1 Form of Transfer Affidavit and Agreement regarding Residual Interest Certificates

     H-2      Form of Transferor Certificate regarding Residual Interest
              Certificates

     I-1      Form of Notice and Acknowledgment

     I-2      Form of Acknowledgment of Proposed Special Servicer

      J       Reserved

      K Sub-Servicers in respect of which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date

      L       Form of Defeasance Certification

     M-1      Form of Trustee Backup Certification

     M-2      Form of Master Servicer Backup Certification to be Provided to
              Depositor

     M-3      Form of Special Servicer Backup Certification to be Provided to
              Depositor

      N       Form of Confidentiality Agreement

            This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of February 10, 2005, among GREENWICH CAPITAL COMMERCIAL FUNDING CORP., as Depositor, GMAC COMMERCIAL MORTGAGE CORPORATION, as Master Servicer, GMAC COMMERCIAL MORTGAGE CORPORATION, as Special Servicer, LASALLE BANK NATIONAL ASSOCIATION, as Trustee and ABN AMRO BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.


                                  CERTIFICATES


                                         Original Class
                         Approx.        Principal Balance
                         Initial          (or Notional
      Class         Pass-Through Rate        Amount)          Original Rating
   Designation         (per annum)     at Initial Issuance    S&P/Moody's(1)
   -----------      -----------------  -------------------    --------------
Class A-1                3.91900%        $117,510,000             AAA/Aaa
Class A-2                4.30500%      $1,112,085,000             AAA/Aaa
Class A-3                4.56900%        $562,418,000             AAA/Aaa
Class A-AB               4.61900%        $159,047,000             AAA/Aaa
Class A-4                4.79900%        $783,022,000             AAA/Aaa
Class A-1-A              4.50900%        $139,462,000             AAA/Aaa
Class A-J                4.85900%        $228,986,000             AAA/Aaa
Class B                  4.89400%        $112,247,000             AA/Aa2
Class C                  4.91300%         $40,410,000             AA-/Aa3
Class D                  4.98600%         $58,368,000              A/A2
Class E                  5.08700%         $35,920,000              A-/A3
Class F                  5.28700%         $44,899,000            BBB+/Baa1
Class G                  5.43700%         $35,919,000            BBB/Baa2
Class H                  5.43745%         $40,409,000            BBB-/Baa3
Class J                  4.68500%          $8,980,000             BB+/Ba1
Class K                  4.68500%         $13,470,000             BB/Ba2
Class L                  4.68500%         $17,960,000             BB-/Ba3
Class M                  4.68500%         $13,469,000              B+/B1
Class N                  4.68500%          $8,980,000              B/B2
Class O                  4.68500%         $13,470,000              B-/B3
Class P                  4.68500%         $44,899,613              NR/NR
Class XP                 0.80159%      $3,422,677,000(3)          AAA/Aaa
Class XC                 0.08180%      $3,591,930,613(3)          AAA/Aaa
Class R-I                N/A(4)              N/A(4)                NR/NR
Class R-II               N/A(4)              N/A(4)                NR/NR

------------

(1) "NR" indicates that the Class of Certificates has not been rated by the applicable Rating Agency.

(2) The Pass-Through Rates for the Class XP and Class XC Certificates will be a variable rate per annum as set forth herein.

(3) The Class XP and Class XC Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The Class XP and Class XC Certificates will each have a Notional Amount as set forth herein.

(4) The Class R-I Certificates and Class R-II Certificates do not have a Class Principal Balance or Notional Amount, do not bear interest and will not be entitled to distributions of Net Prepayment Consideration. Any Available Distribution Amount remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount and Net Prepayment Consideration shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date, if any, remaining in the Lower-Tier Distribution Account). Any Available Distribution Amount remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R-II Certificates.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Mortgage Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Lower-Tier REMIC." The Class R-I Certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Uncertificated Lower-Tier Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Upper-Tier REMIC." The Class R-II Certificates will evidence the sole class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the Regular Interest Certificates will be designated as a separate "regular interest" in the Upper-Tier REMIC for purposes of the REMIC Provisions under federal income tax law.

            The following table sets forth the Class or Component designation, the corresponding Uncertificated Lower-Tier Interest (the "Corresponding Uncertificated Lower-Tier Interest"), the corresponding components of the Class X Certificates (the "Corresponding Components"), if any, and the Original Class Principal Balance for each Class of Principal Balance Certificates (the "Corresponding Certificates").

                                  Corresponding     Original      Corresponding
                 Original Class  Uncertificated    Lower-Tier     Components of
 Corresponding      Principal      Lower-Tier       Principal        Class X
  Certificates       Balance      Interests(1)       Amount      Certificates(1)
  ------------   ---------------  ------------     ----------    ---------------

Class A-1        $117,510,000.00

                                     LA-1-1       $85,574,000        X-A-1-1

                                     LA-1-2       $31,936,000        X-A-1-2

Class A-2        $1,112,085,000.00

                                     LA-2-1       $45,300,000        X-A-2-1

                                     LA-2-2       $77,715,000        X-A-2-2

                                     LA-2-3       $74,735,000        X-A-2-3

                                     LA-2-4       $73,874,000        X-A-2-4

                                     LA-2-5      $251,528,000        X-A-2-5

                                     LA-2-6      $440,290,000        X-A-2-6

                                     LA-2-7      $148,643,000        X-A-2-7

Class A-3        $562,418,000.00

                                     LA-3-1      $223,937,000        X-A-3-1

                                     LA-3-2       $30,590,000        X-A-3-2

                                     LA-3-3       $29,044,000        X-A-3-3

                                     LA-3-4      $123,614,000        X-A-3-4

                                     LA-3-5      $155,233,000        X-A-3-5

Class A-AB       $159,047,000.00

                                     LA-AB-1       $2,948,000       X-A-AB-1

                                     LA-AB-2      $15,677,000       X-A-AB-2

                                     LA-AB-3      $15,227,000       X-A-AB-3

                                     LA-AB-4      $16,587,000       X-A-AB-4

                                     LA-AB-5     $108,608,000       X-A-AB-5

Class A-4        $783,022,000.00

                                     LA-4-1       $72,368,000        X-A-4-1

                                     LA-4-2      $710,654,000        X-A-4-2

Class A-1-A      $139,462,000.00

                                    LA-1-A-1       $2,861,000       X-A-1-A-1

                                    LA-1-A-2       $2,919,000       X-A-1-A-2

                                    LA-1-A-3       $2,849,000       X-A-1-A-3

                                    LA-1-A-4       $2,747,000       X-A-1-A-4

                                    LA-1-A-5       $2,677,000       X-A-1-A-5

                                    LA-1-A-6       $2,587,000       X-A-1-A-6

                                    LA-1-A-7       $2,524,000       X-A-1-A-7

                                    LA-1-A-8      $82,081,000       X-A-1-A-8

                                    LA-1-A-9         $333,000       X-A-1-A-9

                                    LA-1-A-10        $325,000      X-A-1-A-10

                                    LA-1-A-11        $353,000      X-A-1-A-11

                                    LA-1-A-12        $801,000      X-A-1-A-12

                                    LA-1-A-13     $36,405,000      X-A-1-A-13

Class A-J        $228,986,000.00

                                      LA-J       $228,986,000         X-A-J

Class B          $112,247,000.00

                                       LB        $112,247,000          X-B

Class C           $40,410,000.00

                                       LC         $40,410,000          X-C

Class D           $58,368,000.00

                                      LD-1         $3,951,000         X-D-1

                                      LD-2        $18,399,000         X-D-2

                                      LD-3        $17,718,000         X-D-3

                                      LD-4        $15,408,000         X-D-4

                                      LD-5         $2,892,000         X-D-5

Class E           $35,920,000.00

                                      LE-1        $20,779,000         X-E-1

                                      LE-2        $15,141,000         X-E-2

Class F           $44,899,000.00

                                      LF-1         $7,887,000         X-F-1

                                      LF-2        $30,614,000         X-F-2

                                      LF-3         $6,398,000         X-F-3

Class G           $35,919,000.00

                                      LG-1        $11,409,000         X-G-1

                                      LG-2        $24,510,000         X-G-2

Class H           $40,409,000.00

                                      LH-1        $18,258,000         X-H-1

                                      LH-2        $22,151,000         X-H-2

Class J            $8,980,000.00

                                       LJ          $8,980,000          X-J

Class K           $13,470,000.00

                                      LK-1         $5,958,000         X-K-1

                                      LK-2         $7,512,000         X-K-2

Class L           $17,960,000.00

                                       LL         $17,960,000          X-L

Class M           $13,469,000.00

                                       LM         $13,469,000          X-M

Class N            $8,980,000.00

                                       LN          $8,980,000          X-N

Class O           $13,470,000.00

                                       LO         $13,470,000          X-O

Class P           $44,899,613.00

                                       LP         $44,899,613          X-P

------------

(1) The Uncertificated Lower-Tier Interest and the Components of the Class X Certificates that correspond to any particular Class of Principal Balance Certificates also correspond to each other and, accordingly, constitute the "Corresponding Uncertificated Lower-Tier Interest" and the "Corresponding Components," respectively, with respect to each other.

            The initial aggregate principal balance of the Uncertificated Lower-Tier Interests will be $3,591,930,614.

            There are seven Mortgage Loans included in the Trust Fund (as identified in the table below) that are each part of a split loan structure, and are each secured by the same Mortgage that also secures another mortgage loan or loans in that split loan structure.

            Each split loan structure, including all of the related notes that are secured by the same Mortgage, is referred to herein as a "Loan Group." Each Loan Group consists of (1) one or more "Loan Group Trust Mortgage Loans," which is the portion of the Loan Group that is included as an asset of the Trust Fund and (2) one or more "Companion Loans," which is the portion of the Loan Group that is not included as an asset of the Trust Fund. Each Companion Loan may be classified as either (1) a "Pari Passu Companion Loan," which is a Companion Loan that is pari passu in right of payment with the related Loan Group Trust Mortgage Loan in the same Loan Group or (2) a "Subordinate Companion Loan," which is a Companion Loan that is subordinate in right of payment to the related Loan Group Trust Mortgage Loan in the same Loan Group. A Loan Group may contain both Pari Passu Companion Loans and Subordinate Companion Loans. The term "Mortgage Loan" as used in this Agreement will include the Loan Group Trust Mortgage Loans.

            The following table identifies the Loan Groups and their related Loan Group Trust Mortgage Loans and Companion Loans:


                                                                   Trust
                                                                 Mortgage
                                                                 Loan as a      Aggregate
                                                               % of Initial     Non-Trust         Non-Trust           Non-Trust
                                            Trust Mortgage       Mortgage        Mortgage          B Note            Pari Passu
             Mortgage Loan                   Loan Balance      Pool Balance    Loan Balance        Balance          Loan Balance
             -------------                   ------------      ------------    ------------        -------          ------------

Grand Canal Shoppes at the Venetian..          $234,752,792(1)       6.5%       $188,198,441(2)      N/A            $188,198,441 (3)

1440 Broadway........................          $225,000,000          6.2%        $15,000,000       $15,000,000           N/A

Shops at Wailea......................          $112,000,000          3.1%         $8,000,000        $8,000,000           N/A

2040 Main Street.....................           $75,776,163          2.1%        $11,964,657       $11,964,657           N/A

1370 Avenue of the Americas..........           $67,500,000          1.9%        $82,500,000(4)      N/A             $82,500,000 (5)

Birtcher/Charlesbank Office
  Portfolio..........................           $48,200,000          1.3%         $4,500,000        $4,500,000           N/A

Toringdon II.........................            $8,850,000          0.2%           $550,000          $550,000           N/A


(TABLE CONTINUED)



                                           Controlling
                                            Pooling &          Initial            Initial
                                            Servicing           Master            Special
             Mortgage Loan                Agreement(6)       Servicer(7)        Servicer(8)
             -------------                ------------       -----------        -----------

Grand Canal Shoppes at the Venetian..       2004-GG2         Wells Fargo          Lennar

1440 Broadway........................       2005-GG3             GMAC              GMAC

Shops at Wailea......................       2005-GG3             GMAC              GMAC

2040 Main Street.....................       2005-GG3             GMAC              GMAC

1370 Avenue of the Americas..........          (9)               (9)                (9)

Birtcher/Charlesbank Office
  Portfolio..........................       2005-GG3             GMAC              GMAC

Toringdon II.........................       2005-GG3             GMAC              GMAC


------------

(1) The Mortgage Loan that is secured by the Grand Canal Shoppes at the Venetian Property is comprised of four separate pari passu Mortgage Notes. The figures in this Agreement present this Mortgage Loan on an aggregate basis unless otherwise indicated.

(2) This figure represents two pari passu Mortgage Loans in the aggregate original principal amount of $190,000,000 that are not part of the Mortgage Pool.

(3)   Comprised of two separate pari passu Mortgage Notes.

(4) This figure represents two pari passu Mortgage Loans in the aggregate original principal amount of $82,500,000 that are not part of the Mortgage Pool.

(5)   Comprised of two separate pari passu Mortgage Notes.

(6) 2005-GG3 refers to this Agreement. 2004-GG2 refers to the pooling and servicing agreement entered into in connection with the GS Mortgage Securities Corporation II, as depositor, Commercial Mortgage Pass-Through Certificates Series 2004-GG2.

(7) Wells Fargo refers to Wells Fargo Bank, National Association and GMAC refers to GMAC Commercial Mortgage Corporation.

(8) Lennar refers to Lennar Partners, Inc. and GMAC refers to GMAC Commercial Mortgage Corporation.

(9) See Section 1.05, "Certain Matters with respect to the 1370 Avenue of the Americas Loan Group" herein.

            Grand Canal Shoppes at the Venetian. The Loan Group secured by a Mortgage on the property known as Grand Canal Shoppes at the Venetian (the "Grand Canal Shoppes at the Venetian Loan Group"), consists of six Loans:

            (a) four Loan Group Trust Mortgage Loans in the aggregate outstanding principal amount of $234,752,792 as of the date hereof (the "Grand Canal Shoppes at the Venetian Trust Loan"); and

            (b) two Pari Passu Companion Loans in the aggregate outstanding principal amount of $188,198,441 as of the date hereof (the "Grand Canal Shoppes at the Venetian Pari Passu Companion Loans").

            1440 Broadway. The Loan Group secured by a Mortgage on the property known as 1440 Broadway (the "1440 Broadway Loan Group"), consists of two Loans:

            (a) one Loan Group Trust Mortgage Loan in the outstanding principal amount of $225,000,000 as of the date hereof (the "1440 Broadway Trust Loan"); and

            (b) one Subordinate Companion Loan in the outstanding principal amount of $15,000,000 as of the date hereof (the "1440 Broadway Subordinate Companion Loan").

            Shops at Wailea. The Loan Group secured by a Mortgage on the property known as Shops at Wailea (the "Shops at Wailea Loan Group"), consists of two Loans:

            (a) one Loan Group Trust Mortgage Loan, in the outstanding principal amount of $112,000,000 as of the date hereof (the "Shops at Wailea Trust Loan"); and

            (b) one Subordinate Companion Loan in the aggregate outstanding principal amount of $8,000,000 as of the date hereof (the "Shops at Wailea Subordinate Companion Loans").

            2040 Main Street. The Loan Group secured by a Mortgage on the property known as 2040 Main Street (the "2040 Main Street Loan Group"), consists of two Loans:

            (a) one Loan Group Trust Mortgage Loan in the aggregate outstanding principal amount of $75,776,163 as of the date hereof (the "2040 Main Street Trust Loan"); and

            (b) one Subordinate Companion Loan in the outstanding principal amount of $11,964,657 as of the date hereof (the "2040 Main Street Subordinate Companion Loan").

            1370 Avenue of the Americas. The Loan Group secured by a Mortgage on the property known as 1370 Avenue of the Americas (the "1370 Avenue of the Americas Loan Group"), consists of three Loans:

            (a) one Loan Group Trust Mortgage Loan in the outstanding principal amount of $67,500,000 as of the date hereof (the "1370 Avenue of the Americas Trust Loan"); and

            (b) two Pari Passu Companion Loans in the aggregate outstanding principal amount of $82,500,000 as of the date hereof (the "1370 Avenue of the Americas Pari Passu Companion Loans").

            Birtcher/Charlesbank Office Portfolio. The Loan Group secured by a Mortgage on the property known as Birtcher/Charlesbank Office Portfolio (the "Birtcher/Charlesbank Office Portfolio Loan Group"), consists of two Loans:

            (a) one Loan Group Trust Mortgage Loan in the outstanding principal amount of $48,200,000 as of the date hereof (the "Birtcher/Charlesbank Office Portfolio Trust Loan"); and

            (b) one Subordinate Companion Loan in the outstanding principal amount of $4,500,000 as of the date hereof (the "Birtcher/Charlesbank Office Portfolio Subordinate Companion Loan").

            Toringdon II. The Loan Group secured by a Mortgage on the property known as Toringdon II (the "Toringdon II Loan Group"), consists of two Loans:

            (a) one Loan Group Trust Mortgage Loan in the outstanding principal amount of $8,850,000 as of the date hereof (the "Toringdon II Trust Loan"); and

            (b) one Subordinate Companion Loan in the outstanding principal amount of $550,000 as of the date hereof (the "Toringdon II Subordinate Companion Loan").

            The relative rights of each holder of a Loan Group Trust Mortgage Loan and the related Companion Loans are set forth in a co-lender or other similar agreement (each a "Co-Lender Agreement") among the holders of each of the Loans in the Loan Group. Pursuant to each Co-Lender Agreement, the Loan Groups are to be serviced and administered in accordance with this Agreement, other than the 1370 Avenue of the Americas Loan Group (during the 1370 Avenue of the Americas Non-Lead Servicing Period) and the Grand Canal Shoppes at the Venetian Loan Group (the "Non-Serviced Loan Groups"), by the Master Servicer and the Special Servicer hereunder.

            The 1370 Avenue of the Americas Loan Group will initially be serviced under this Agreement, with Midland Loan Services, Inc. as Primary Servicer under the Primary Servicing Agreement. From and after the commencement of the 1370 Avenue of the Americas Non-Lead Servicing Period, the 1370 Avenue of the Americas Loan Group including the related Loan Group Trust Mortgage Loan, will be serviced under the pooling and servicing agreement (the ("1370 Avenue of the Americas PSA") entered into in connection with the securitization of the 1370 Avenue of the Americas Pari Passu Companion Loans.

            The Grand Canal Shoppes at the Venetian Loan Group, including the Grand Canal Shoppes at the Venetian Trust Loan, will be serviced and administered in accordance with the pooling and servicing agreement (the "2004-GG2 PSA") dated August 1, 2004, by and among GS Mortgage Securities Corporation II, as depositor (the "2004-GG2 Depositor"), Wells Fargo Bank, National Association, as master servicer (the "2004-GG2 Master Servicer"), Lennar Partners, Inc., as special servicer (the "2004-GG2 Special Servicer"), LaSalle Bank National Association, as trustee (the "2004-GG2 Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "2004-GG2 Fiscal Agent"), pursuant to which the GS Mortgage Securities Corporation II, Commercial Mortgage Pass Through Certificates, Series 2004-GG2 were issued.

            Capitalized terms used but not otherwise defined in this Preliminary Statement have the respective meanings assigned thereto in Section 1.01 of this Agreement.

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent hereby agree, in each case, as follows:

                                   ARTICLE I
                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

            Section 1.01 Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, unless the context otherwise requires:

            "1370 Avenue of the Americas Fiscal Agent" shall mean that certain fiscal agent, if any, under the 1370 Avenue of the Americas PSA.

            "1370 Avenue of the Americas Lead Servicing Period" shall mean the period during which the 1370 Avenue of the Americas Trust Loan is an asset of the Trust Fund and being serviced under this Agreement.

            "1370 Avenue of the Americas Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "1370 Avenue of the Americas Master Servicer" shall mean that certain master servicer under the 1370 Avenue of the Americas PSA.

            "1370 Avenue of the Americas Non-Lead Servicing Period" shall mean the period commencing on the date when the servicing of the 1370 Avenue of the Americas Loan Group is transferred to the 1370 Avenue of the Americas PSA pursuant to Section 1.05.

            "1370 Avenue of the Americas Pari Passu Companion Loans" shall have the meaning assigned thereto in the Preliminary Statement.

            "1370 Avenue of the Americas PSA" shall have the meaning assigned thereto in the Preliminary Statement.

            "1370 Avenue of the Americas Special Servicer" shall mean that certain special servicer under the 1370 Avenue of the Americas PSA.

            "1370 Avenue of the Americas Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "1370 Avenue of the Americas Trustee" shall mean that certain trustee under the 1370 Avenue of the Americas PSA.

            "1440 Broadway Interest Deposit" shall mean an amount to be deposited in the Pool Custodial Account on the Closing Date by Greenwich Capital Financial Products, Inc. pursuant to the related Mortgage Loan Purchase Agreement, equal to $110,850.00.

            "1440 Broadway Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "1440 Broadway Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "1440 Broadway Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "2004-GG2 Depositor" shall have the meaning assigned thereto in the Preliminary Statement.

            "2004-GG2 Fiscal Agent" shall have the meaning assigned thereto in the Preliminary Statement.

            "2004-GG2   Master  Servicer"  shall  have  the  meaning  assigned
thereto in the Preliminary Statement.

            "2004-GG2 PSA" shall have the meaning assigned thereto in the Preliminary Statement.

            "2004-GG2 Special Servicer" shall have the meaning assigned thereto in the Preliminary Statement.

            "2004-GG2 Trustee" shall have the meaning assigned thereto in the Preliminary Statement.

            "2040 Main Street Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "2040 Main Street Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "2040 Main Street Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "ABN AMRO" shall mean ABN AMRO Bank N.V. or its successor in interest.

            "Acceptable Insurance Default" shall mean, with respect to any Serviced Loan, any default under the related Loan documents resulting from (a) the exclusion of acts of terrorism from coverage under the related all risk casualty insurance policy maintained on the subject Mortgaged Property and (b) the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but only if the Master Servicer (in the case of a Performing Serviced Loan) or Special Servicer (in the case of a Specially Serviced Mortgage
Loan), as applicable, has determined, in accordance with the Servicing Standard, that either (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against at the time by prudent owners of similar real properties in and around the region in which the subject Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate. Subject to the Servicing Standard, in making any of the determinations required in subclause (i) or (ii) of this definition, the Master Servicer or Special Servicer, as applicable, shall be entitled to rely on the opinion of an insurance consultant and the Master Servicer or Special Servicer shall be entitled to rely on information provided by the Master Servicer or Special Servicer, as applicable, and provided that the Directing Holder must consent to such determination.

            "Accrued Certificate Interest" shall mean the interest accrued from time to time with respect to any Class of Regular Interest Certificates, the amount of which interest shall equal: (a) in the case of any Class of Principal Balance Certificates for any Interest Accrual Period, one-twelfth of the product of (i) the Pass-Through Rate applicable to such Class of Certificates for such Interest Accrual Period, multiplied by (ii) the Class Principal Balance of such Class of Certificates outstanding immediately prior to the related Distribution Date; and (b) in the case of each Class of the Class X Certificates for any Interest Accrual Period, the sum of the Accrued Component Interest for all of the Components of such Class for such Distribution Date.

            "Accrued Component Interest" shall mean, with respect to each Component of the Class XP and Class XC Certificates for any Distribution Date, one twelfth of the product of (i) the Class XP Strip Rate or Class XC Strip Rate applicable to such Component for such Distribution Date, and (ii) the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date.

            "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulations Section 1.856-6(b)(1), which shall be the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

            "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any interest accrual period in a year assumed to consist of 360 days.

            "Additional Information" shall have the meaning assigned thereto in
Section 4.02(a).

            "Additional Principal Distribution Amount" shall mean, with respect to any Distribution Date, the aggregate of the Recovered Amounts included in, and added to the Principal Distribution Amount for such Distribution Date for purposes of calculating, the Adjusted Principal Distribution Amount for such Distribution Date, pursuant to Section 1.03(c).

            "Additional Trust Fund Expense" shall mean any expense incurred with respect to the Trust Fund (excluding any Unliquidated Advance) and not otherwise included in the calculation of a Realized Loss that would result in the Holders of Regular Interest Certificates receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date. Amounts paid as Additional Trust Fund Expenses shall be paid out of funds on deposit in the Custodial Account or the Distribution Account.

            "Adjusted Principal Distribution Amount" shall mean, for any Distribution Date, an amount equal to the Principal Distribution Amount for such Distribution Date, plus all amounts added to such Principal Distribution Amount pursuant to Section 1.03(c) for such Distribution Date, minus all amounts subtracted from such Principal Distribution Amount pursuant to Section 1.03(b) for such Distribution Date.

            "Administrative Cost Rate" shall mean, with respect to each Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), the rate per annum specified as the "Administrative Cost Rate" on the Mortgage Loan Schedule, which, for each such other Mortgage Loan (or successor REO Mortgage Loan) is equal to the sum of the related Master Servicing Fee Rate, the Trustee Fee Rate and, in the case of a Non-Serviced Trust Loan, the "servicing fee rate" payable to the applicable Lead Master Servicer under the applicable Lead PSA.

            "Advance" shall mean any P&I Advance or Servicing Advance.

            "Adverse Rating Event" shall mean, (i) when used with respect to any Class of Certificates, as of any date of determination, the qualification, downgrade or withdrawal of any rating then assigned to such Class of Certificates by any Rating Agency and (ii) when used with respect to any Companion Loan Securities, as of any date of determination the qualification, downgrade or withdrawal of any rating then assigned by any Rating Agency to such Companion Loan Securities (but only if such Companion Loan Securities were issued in connection with the inclusion of a Serviced Pari Passu Companion Loan into a trust as part of a securitization).

            "Adverse REMIC Event" shall have the meaning assigned thereto in
Section 10.01(i).

            "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement" shall mean this Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

            "Annual Accountants' Report" shall have the meaning assigned thereto in Section 3.15.

            "Annual Performance Certification" shall have the meaning assigned thereto in Section 3.14.

            "Appraisal" shall mean an appraisal or update thereof prepared by an Independent Appraiser.

            "Appraisal Reduction Amount" shall mean, with respect to any Required Appraisal Loan, an amount (calculated initially as of the Determination Date immediately following the later of the date on which the subject Mortgage Loan or Loan Group became a Required Appraisal Loan and the date on which the applicable Required Appraisal was obtained) equal to the excess, if any, of: (a) the sum of, without duplication, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to the date of calculation (exclusive of any portion thereof that represents Default Interest), (iii) all accrued and unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of such Required Appraisal Loan,
(iv) all related unreimbursed Advances (which shall include, without duplication, (1) any Advances as to which the advancing party was reimbursed from a source other than the related Mortgagor and (2) any Unliquidated Advances) made by or on behalf of (plus all accrued interest on such Advances payable to) the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent with respect to such Required Appraisal Loan, (v) any other unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, and
(vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed with the Master Servicer or the Special Servicer for such items); over (b) the Required Appraisal Value. Notwithstanding the foregoing, if (i) any Mortgage Loan or Loan Group becomes a Required Appraisal Loan, (ii) either (A) no Required Appraisal or update thereof has been obtained or conducted, as applicable, in accordance with Section 3.09(a), with respect to the related Mortgaged Property during the 12-month period prior to the date such Mortgage Loan or Loan Group became a Required Appraisal Loan or (B) there shall have occurred since the date of the most recent Required Appraisal or update thereof a material change in the circumstances surrounding the related Mortgaged Property that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property, and (iii) no new Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.09(a), within 60 days after such Mortgage Loan or Loan Group became a Required Appraisal Loan, then
(x) until such new Required Appraisal is obtained or conducted, as applicable, in accordance with Section 3.09(a), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable, in accordance with Section 3.09(a), of such Required Appraisal or update thereof by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan shall be recalculated in accordance with the preceding sentence of this definition. For purposes of this definition, each Required Appraisal Loan that is part of a Cross-Collateralized Group shall be treated separately for the purposes of calculating any Appraisal Reduction Amount.

            Notwithstanding the foregoing, Appraisal Reduction Amount shall mean, with respect to a Non-Serviced Trust Loan, the amount calculated by the applicable Lead Special Servicer or Lead Master Servicer, as applicable, in accordance with and pursuant to the terms of the related Lead PSA.

            "Appraised Value" shall mean, with respect to each Mortgaged Property or REO Property, the appraised value thereof based upon the most recent appraisal or update thereof prepared by an Independent Appraiser that is contained in the related Servicing File or, in the case of any such property with or that had, as the case may be, an allocated loan amount of, or securing a Loan or relating to an REO Loan, as the case may be, with a Stated Principal Balance of, less than $2,000,000, either (a) the most recent appraisal or update thereof that is contained in the related Servicing File or (b) the most recent "desktop" value estimate performed by the Special Servicer that is contained in the related Servicing File or with respect to any Non-Serviced Trust Loan, the appraisal value as calculated pursuant to the Lead PSA.

            "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Loan.

            "Assumed Monthly Payment" shall mean: (a) with respect to any Balloon Mortgage Loan (or Serviced Companion Loans) delinquent in respect of its Balloon Payment, for each Due Date coinciding with or following its Stated Maturity Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund, or, in the case of the Serviced Companion Loans, the related Mortgage Loans remain part of the Trust Fund (provided that such Loan was not paid in full, and no other Liquidation Event occurred in respect thereof, before the end of the Collection Period in which the related Stated Maturity Date occurs), the scheduled monthly payment of principal and/or interest deemed to be due in respect of such Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date if such Loan had been required to continue to accrue interest (other than Default Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any) in effect immediately prior to, and without regard to the occurrence of, the related Stated Maturity Date; (b) with respect to any REO Loan, for any Due Date as of which the related REO Property remains part of the Trust Fund, or the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Loan on the last Due Date prior to its becoming an REO Loan.

            "ASTM" shall mean the American Society for Testing and Materials.

            "Authenticating Agent" shall mean any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the Trustee).

            "Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to: (a) the sum, without duplication, of the following amounts (i) the aggregate amount of all payments and other collections on or with respect to the Mortgage Loans and any REO Properties (including, with respect to the Non-Serviced Trust Loans, payment remitted by the applicable Lead Master Servicer and, with respect to the 1440 Broadway Trust Loan, the 1440 Broadway Interest Deposit) that (A) were Received as of the end of the related Collection Period (or, in the case of (x) the Non-Serviced Trust Loans other than the 1370 Avenue of the Americas Trust Loan, as of 12:00 noon (New York City time) on the day immediately preceding the Master Servicer Remittance Date and
(y) the 1370 Avenue of the Americas Trust Loan, as of 1:00 p.m. (New York City time) on the Business Day following the 1370 Avenue of the Americas Trust Loan's Due Date) and (B) are on deposit in the Distribution Account as of 12:00 noon (New York City time) on such Distribution Date, (ii) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent for distribution on the Certificates on such Distribution Date pursuant to Section
4.03 and Section 4.03A, (iii) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to
Section 3.20(a) in connection with Prepayment Interest Shortfalls, (iv) to the extent not included in clause (a)(i) of this definition, the aggregate amount transferred from the Excess Liquidation Proceeds Account to the Distribution Account pursuant to Section 3.05(d) in respect of such Distribution Date and (v) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during March 2005 or any year thereafter, the aggregate of the Interest Reserve Amounts transferred from the Interest Reserve Account to the Distribution Account in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans for distribution on such Distribution Date; net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following: (i) Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (vii) of Section 3.05(b), (iii) Prepayment Premiums and/or Yield Maintenance Charges,
(iv) if such Distribution Date occurs during January of any year that is not a leap year or during February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans to be withdrawn from the Distribution Account and deposited into the Interest Reserve Account in respect of such Distribution Date and held for future distribution, all pursuant to Section 3.04(c), and (v) amounts deposited in the Distribution Account in error; provided that clauses (b)(i), (b)(iii) and
(b)(iv) of this definition shall not apply on the Final Distribution Date.

            With respect to the foregoing, if at any time Loss of Value Payments have been made to the Trust, clause (a)(i) above shall be deemed to include the portion of such Loss of Value Payments that were deposited into the Pool Custodial Account pursuant to Section 3.05B.

            "Balloon Loan" shall mean any Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the payment due on its Stated Maturity Date is significantly larger than the Monthly Payment due on the Due Date preceding its Stated Maturity Date.

            "Balloon Mortgage Loan" shall mean any Mortgage Loan that is a Balloon Loan.

            "Balloon Payment" shall mean, with respect to any Balloon Loan as of any date of determination, the payment, other than any regularly scheduled monthly payment, due with respect to such Loan at maturity.

            "Bid Allocation" shall mean, with respect to the Master Servicer or any Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

            "Birtcher/Charlesbank Office Portfolio Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "Birtcher/Charlesbank Office Portfolio Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Birtcher/Charlesbank Office Portfolio Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depository or its nominee.

            "Book-Entry Non-Registered Certificate" shall mean any Non-Registered Certificate that constitutes a Book-Entry Certificate.

            "Breach" shall have the meaning assigned thereto in Section 2.03(a).

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in any of the cities in which the Corporate Trust Office of the Trustee, the Primary Servicing Office of the Master Servicer, any Lead Master Servicer, the Primary Servicer or the Special Servicer are located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificates" shall mean any of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-J, Class XP, Class XC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R-I or Class R-II Certificates, as applicable.

            "Certificate Factor" shall mean, with respect to any Class of Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to at least six places, the numerator of which is the then current Class Principal Balance or Notional Amount, as the case may be, of such Class of Regular Interest Certificates, and the denominator of which is the Original Class Principal Balance or initial Notional Amount, as the case may be, of such Class of Regular Interest Certificates.

            "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal balance of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

            "Certificate Register" shall mean the register maintained pursuant to Section 5.02.

            "Certificate Registrar" shall mean the registrar appointed pursuant to Section 5.02.

            "Certificateholder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, except that: (i) neither a Disqualified Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Interest Certificate for any purpose hereof; and
(ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to the rights and/or obligations of any of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee in its respective capacity as such, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certificateholder Reports" shall mean, collectively, the Distribution Date Statement, the Mortgage Pool Data Update Report, the Loan Payoff Notification Report and the CMSA Investor Reporting Package.

            "Certification Parties" shall have the meaning assigned to such term in Section 8.15(d).

            "Certifying Person" shall have the meaning assigned to such term in
Section 8.15(d).

            "Class" shall mean, collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

            "Class A Certificates" shall mean the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A and Class A-J Certificates.

            "Class A-1 Certificate" shall mean any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-1-A Certificate" shall mean any one of the Certificates with a "Class A-1-A" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-2 Certificate" shall mean any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-3 Certificate" shall mean any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-4 Certificate" shall mean any one of the Certificates with a "Class A-4" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-AB Certificate" shall mean any one of the Certificates with a "Class A-AB" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class A-AB Planned Principal Balance": The planned principal balance set forth on Schedule VIII hereto relating to principal payments for the Class A-AB Certificates.

            "Class A-J Certificate" shall mean any one of the Certificates with a "Class A-J" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class B Certificate" shall mean any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class C Certificate" shall mean any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class D Certificate" shall mean any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class E Certificate" shall mean any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class F Certificate" shall mean any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class G Certificate" shall mean any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class H Certificate" shall mean any of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class J Certificate" shall mean any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class K Certificate" shall mean any of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class L Certificate" shall mean any of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class LA-1-1 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-2 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-1 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-2 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-3 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-4 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-5 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-6 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-7 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-8 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-9 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-10 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-11 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-12 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-13 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-1 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-2 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-3 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-4 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-5 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-6 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-7 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-1 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-2 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-3 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-4 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-5 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-1 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-2 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-AB-1 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-AB-2 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-AB-3 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-AB-4 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-AB-5 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-J Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD-1 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD-2 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD-3 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD-4 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD-5 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-1 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-2 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-1 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-2 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-3 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-1 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG-2 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-1 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH-2 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK-1 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK-2 Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LO Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LP Interest" shall mean a regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class M Certificate" shall mean any of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class N Certificate" shall mean any of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class O Certificate" shall mean any of the Certificates with a "Class O" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class P Certificate" shall mean any of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class Principal Balance" shall mean the aggregate principal balance of any Class of Principal Balance Certificates outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each Class of Principal Balance Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further permanently reduced (subject to Section 4.05) by the amount of any Realized Losses and Additional Trust Fund Expenses deemed allocated thereto on such Distribution Date pursuant to Section 4.04(a). On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be increased by the related Class Principal Reinstatement Amount, if any, for such Distribution Date.

            "Class Principal Reinstatement Amount" shall have the meaning assigned thereto in Section 4.05(a).

            "Class R-I Certificate" shall mean any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a portion of the sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions.

            "Class R-II Certificate" shall mean any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a portion of the sole class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class X Certificates" shall mean the Class XP Certificates and the Class XC Certificates.

            "Class XC Certificate" shall mean any one of the Certificates with a "Class XC" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing the Components and a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class XC Notional Amount" shall mean, with respect to the Class XC Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Components.

            "Class XC Strip Rate" shall mean, with respect to (A) any Class of Components (other than the Class XP Components) for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates and (B) the Class XP Components (i) for any Distribution Date occurring on or before the related Class XP Component Crossover Date, (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the Corresponding Certificates for such Distribution Date and the Class XP Strip Rate for such Component for such Distribution Date, and (ii) for any Distribution Date occurring after the related Class XP Component Crossover Date, a rate per annum equal to (x) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates. In no event shall any Class XC Strip Rate be less than zero.

            "Class XP Certificate" shall mean any one of the Certificates with a "Class XP" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing the Class XP Components and a portion of a class of "regular interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

            "Class XP Component Crossover Date" shall mean (i) with respect to Component X-A-1-2, Component X-A-2-1 and Component X-A-1-A-2, the Distribution Date occurring in August 2006, (ii) with respect to Component X-A-2-2 and Component X-A-1-A-3, Component X-K-1 and Component X-L the Distribution Date occurring in February 2007, (iii) with respect to Component X-A-2-3, Component X-A-1-A-4, Component X-H-1, Component X-J and Component X-K-2, the Distribution Date occurring in August 2007, (iv) with respect to Component X-A-2-4, Component X-A-1-A-5, Component X-G-1, Component X-H-2, the Distribution Date occurring in February 2008, (v) with respect to Component X-A-2-5, Component X-A-1-A-6, Component X-F-1 and Component X-G-2, the Distribution Date occurring in August 2008, (vi) with respect to Component X-A-2-6, Component X-A-1-A-7 and Component X-F-2, the Distribution Date occurring in February 2009, (vii) with respect to Component X-A-2-7, Component X-A-1-A-8, Component X-A-3-1, Component X-A-AB-1, Component X-E-1 and Component X-F-3, the Distribution Date occurring in August 2009, (viii) with respect to Component X-A-3-2, Component X-A-AB-2, Component X-A-1-A-9, Component X-D-1 and Component X-E-2, the Distribution Date occurring in February 2010, (ix) with respect to Component X-A-3-3, Component X-A-AB-3, Component X-A-1-A-10, Component X-D-2, the Distribution Date occurring in August 2010, (x) with respect to Component X-A-3-4, Component X-A-AB-4, Component X-A-1-A-11 and Component X-D-3, the Distribution Date occurring in February 2011, (xi) with respect to Component X-A-3-5, Component X-A-AB-5, Component X-A-4-1, Component X-A-1-A-12 and Component X-D-4, the Distribution Date occurring in August 2011, and (xii) with respect to Component X-A-4-2, Component X-A-1-A-13, Component X-A-J, Component X-B, Component X-C and Component X-D-5, the Distribution Date in February 2012.

            "Class XP Components" shall mean each of Component X-A-1-2, Component X-A-2-1, Component X-A-2-2, Component X-A-2-3, Component X-A-2-4, Component X-A-2-5, Component X-A-2-6, Component X-A-2-7, Component X-A-3-1, Component X-A-3-2, Component X-A-3-3, Component X-A-3-4, Component X-A-3-5, Component X-A-4-1, Component X-A-4-2, Component X-A-AB-1, Component X-A-AB-2, Component X-A-AB-3, Component X-A-AB-4, Component X-A-AB-5, Component X-A-1-A-2, Component X-A-1-A-3, Component X-A-1-A-4, Component X-A-1-A-5, Component X-A-1-A-6, Component X-A-1-A-7, Component X-A-1-A-8, Component X-A-1-A-9, Component X-A-1-A-10, Component X-A-1-A-11, Component X-A-1-A-12, Component X-A-1-A-13, Component X-A-J, Component X-B, Component X-C, Component X-D-1, Component X-D-2, Component X-D-3, Component X-D-4, Component X-D-5, Component X-E-1, Component X-E-2, Component X-F-1, Component X-F-2, Component X-F-3, Component X-G-1, Component X-G-2, Component X-H-1, Component X-H-2, Component X-J, Component X-K-1, Component X-K-2 and Component X-L.

            "Class XP Notional Amount" shall mean, as of any date of determination, the sum of the then Component Notional Amounts of the Class XP Components for which the Class XP Component Crossover Date has not passed.

            "Class XP Reference Rate" shall mean, for any Distribution Date, the rate per annum corresponding to such Distribution Date on Schedule IV.

            "Class XP Strip Rate" shall mean, with respect to each of the Class XP Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Class XP Component Crossover Date, (x) the lesser of (I) the Weighted Average Net Mortgage Rate for such Distribution Date and (II) the Class XP Reference Rate for such Distribution Date minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class XP Strip Rate be less than zero) and (ii) for any Distribution Date occurring after the related Class XP Component Crossover Date, 0% per annum.

            "Clearstream" shall mean Clearstream Banking, Societe Anonyme or any successor.

            "Closing Date" shall mean February 10, 2005.

            "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Directing Holder.

            "CMSA Advance Recovery Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recoverability Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Bond Level File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Collateral Summary File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Comparative Financial Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Delinquent Loan Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Financial File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally. The initial data for this report shall be provided by each Mortgage Loan Seller; provided that the delivery of such initial data by either Commerzbank or GSMC shall satisfy the delivery requirements for both Commerzbank and GSMC.

            "CMSA Historical Liquidation Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Investor Reporting Package" shall mean, collectively:

            (a) the following seven electronic files: (i) CMSA Loan Setup File,
      (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File, (vi) CMSA Collateral Summary File and (vii) CMSA Special Servicer Loan File; and

            (b) the following twelve supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List,
      (viii) CMSA Loan Level Reserve/LOC Report, (ix) CMSA NOI Adjustment Worksheet, (x) CMSA Advance Recovery Report, (xi) CMSA Total Loan Report and (xii) CMSA Reconciliation of Funds Report.

            "CMSA Loan Level Reserve/LOC Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Loan Periodic Update File" shall mean the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally. The initial data for this report shall be provided by each Mortgage Loan Seller; provided that the delivery of such initial data by either Commerzbank or GSMC shall satisfy the delivery requirements for both Commerzbank and GSMC. Each CMSA Loan Periodic Update File prepared by the Master Servicer shall, if applicable, be accompanied by a Monthly Additional Report on Recoveries and Reimbursements and all references herein to "CMSA Loan Periodic Update File" shall be construed accordingly.

            "CMSA Loan Setup File" shall mean the report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Reconciliation of Funds Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Reconciliation of Funds Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Total Loan Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Total Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA NOI Adjustment Worksheet" shall mean a report prepared by the Master Servicer with respect to all the Performing Serviced Loans, and by the Special Servicer with respect to Specially Serviced Loans and REO Loans, which report shall be substantially in the form of, and contain the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Operating Statement Analysis Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Property File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Servicer Watch List" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Special Servicer Loan File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Website" shall mean the CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Co-Lender Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

            "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including temporary regulations and proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Certificates.

            "Collection Period" shall mean, with respect to any Distribution Date or Master Servicer Remittance Date, the period commencing on the day immediately following (x) with respect to the Mortgage Loans other than the 1370 Avenue of the Americas Trust Loan, the Determination Date in the calendar month preceding the month in which such Distribution Date or Master Servicer Remittance Date, as the case may be, occurs (or, in the case of each of the initial Distribution Date and the initial Master Servicer Remittance Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date or Master Servicer Remittance Date, as the case may be, occurs and (y) with respect to the 1370 Avenue of the Americas Trust Loan, the Due Date in the calendar month preceding the month in which such Distribution Date or Master Servicer Remittance Date, as the case may be, occurs (or, in the case of each of the initial Distribution Date and the initial Master Servicer Remittance Date, commencing immediately following the Cut-off Date) and ending on and including the Due Date in the calendar month in which such Distribution Date or Master Servicer Remittance Date, as the case may be, occurs.

            "Commerzbank" shall mean Commerzbank AG, New York Branch, a company formed under the laws of the Federal Republic of Germany and licensed to engage in the banking business under Article V of the Banking Law of the State of New York, and its successors in interest.

            "Commission" shall mean the Securities and Exchange Commission or any successor agency.

            "Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Companion Loan Noteholder" shall mean, with respect to any Loan Group, the Holder of the Mortgage Note for the related Companion Loan.

            "Companion Loan Securities" means the securities issued in connection with the inclusion of a Pari Passu Companion Loan into a trust as part of a securitization of one or more mortgage loans.

            "Components" shall mean each of Component X-A-1-1, Component X-A-1-2, Component X-A-1-A-1, Component X-A-1-A-2, Component X-A-1-A-3, Component X-A-1-A-4, Component X-A-1-A-5, Component X-A-1-A-6, Component X-A-1-A-7, Component X-A-1-A-8, Component X-A-1-A-9, Component X-A-1-A-10, Component X-A-1-A-11, Component X-A-1-A-12, Component X-A-1-A-13, Component X-A-2-1, Component X-A-2-2, Component X-A-2-3, Component X-A-2-4, Component X-A-2-5, Component X-A-2-6, Component X-A-2-7, Component X-A-3-1, Component X-A-3-2, Component X-A-3-3, Component X-A-3-4, Component X-A-3-5, Component X-A-4-1, Component X-A-4-2, Component X-A-AB-1, Component X-A-AB-2, Component X-A-AB-3, Component X-A-AB-4, Component X-A-AB-5, Component X-A-J, Component X-B, Component X-C, Component X-D-1, Component X-D-2, Component X-D-3, Component X-D-4, Component X-D-5, Component X-E-1, Component X-E-2, Component X-F-1, Component X-F-2, Component X-F-3, Component X-G-1, Component X-G-2, Component X-H-1, Component X-H-2, Component X-J, Component X-K-1, Component X-K-2, Component X-L, Component X-M, Component X-N, Component X-O and Component X-P.

            "Component X-A-1-1" shall mean one of 59 components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-1-1 Interest.

            "Component X-A-1-2" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-1-2 Interest.

            "Component X-A-1-A-1" shall mean one of 59 components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-1-A-1 Interest.

            "Component X-A-1-A-2" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-1-A-2 Interest.

            "Component X-A-1-A-3" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-1-A-3 Interest.

            "Component X-A-1-A-4" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-1-A-4 Interest.

            "Component X-A-1-A-5" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-1-A-5 Interest.

            "Component X-A-1-A-6" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-1-A-6 Interest.

            "Component X-A-1-A-7" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-1-A-7 Interest.

            "Component X-A-1-A-8" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-1-A-8 Interest.

            "Component X-A-1-A-9" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-1-A-9 Interest.

            "Component X-A-1-A-10" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-1-A-10 Interest.

            "Component X-A-1-A-11" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-1-A-11 Interest.

            "Component X-A-1-A-12" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-1-A-12 Interest.

            "Component X-A-1-A-13" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-1-A-13 Interest.

            "Component X-A-2-1" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-2-1 Interest.

            "Component X-A-2-2" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-2-2 Interest.

            "Component X-A-2-3" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-2-3 Interest.

            "Component X-A-2-4" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-2-4 Interest.

            "Component X-A-2-5" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-2-5 Interest.

            "Component X-A-2-6" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-2-6 Interest.

            "Component X-A-2-7" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-2-7 Interest.

            "Component X-A-3-1" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-3-1 Interest.

            "Component X-A-3-2" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-3-2 Interest.

            "Component X-A-3-3" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-3-3 Interest.

            "Component X-A-3-4" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-3-4 Interest.

            "Component X-A-3-5" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-3-5 Interest.

            "Component X-A-4-1" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-4-1 Interest.

            "Component X-A-4-2" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-4-2 Interest.

            "Component X-A-AB-1" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-AB-1 Interest.

            "Component X-A-AB-2" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-AB-2 Interest.

            "Component X-A-AB-3" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-AB-3 Interest.

            "Component X-A-AB-4" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-AB-4 Interest.

            "Component X-A-AB-5" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-AB-5 Interest.

            "Component X-A-J" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LA-J Interest.

            "Component X-B" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LB Interest.

            "Component X-C" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LC Interest.

            "Component X-D-1" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LD-1 Interest.

            "Component X-D-2" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LD-2 Interest.

            "Component X-D-3" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LD-3 Interest.

            "Component X-D-4" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LD-4 Interest.

            "Component X-D-5" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LD-5 Interest.

            "Component X-E-1" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LE-1 Interest.

            "Component X-E-2" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LE-2 Interest.

            "Component X-F-1" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LF-1 Interest.

            "Component X-F-2" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LF-2 Interest.

            "Component X-F-3" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LF-3 Interest.

            "Component X-G-1" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LG-1 Interest.

            "Component X-G-2" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LG-2 Interest.

            "Component X-H-1" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LH-1 Interest.

            "Component X-H-2" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LH-2 Interest.

            "Component X-J" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LJ Interest.

            "Component X-K-1" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LK-1 Interest.

            "Component X-K-2" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LK-2 Interest.

            "Component X-L" shall mean one of 59 components of the Class XC Certificates and one of the 53 components of the Class XP Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LL Interest.

            "Component X-M" shall mean one of 59 components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LM Interest.

            "Component X-N" shall mean one of 59 components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LN Interest.

            "Component X-O" shall mean one of 59 components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LO Interest.

            "Component X-P" shall mean one of 59 components of the Class XC Certificates having a Component Notional Amount which, as of any date of determination, is equal to the then current Uncertificated Principal Balance of the Class LP Interest.

            "Component Notional Amount" shall mean with respect to each Component and any date of determination, an amount equal to the then current Uncertificated Principal Balance of its Corresponding Uncertificated Lower-Tier Interest.

            "Condemnation Proceeds" shall mean all cash amounts Received in connection with the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage.

            "Control Appraisal Event" shall exist with respect to any Tier 1 Loan Group, if and for so long as:

            (a) (1) the initial balance of the related Companion Loan minus (2) the sum of (x) any principal payments, allocated to, and received on, the related Subordinate Companion Loan, (y) any Appraisal Reduction Amounts allocated to such Companion Loan and (without duplication) (z) Realized Losses allocated to such Companion Loan is less than

            (b) 25% of the initial balance of such Companion Loan.

            "Controlling Class" shall mean the Class of Certificates (other than the Residual Interest Certificates) with the latest alphabetical Class designation that has a then-aggregate Class Principal Balance that is not less than 25% of the Original Class Principal Balance of such Class; provided that if no Class of Principal Balance Certificates has, as of such date of determination, a Class Principal Balance that meets the requirements above, then the Controlling Class shall be the then outstanding Class of Principal Balance Certificates bearing the latest alphabetic Class designation that has a Class Principal Balance greater than zero; and provided, further, that, for purposes of determining the Controlling Class, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A and Class A-J Certificates shall be deemed a single Class of Certificates. As of the Closing Date, the Controlling Class will be the Class P Certificates. If the Controlling Class consists of Book-Entry Certificates, then the rights of the Holders of the Controlling Class set forth in this Agreement may be exercised directly by the relevant Certificate Owners, provided that the identity of such Certificate Owners has been confirmed to the Trustee to its reasonable satisfaction.

            "Controlling Class Certificateholder" shall mean any Holder of a Certificate of the Controlling Class.

            "Controlling Class Directing Holder" shall mean the Holder or Holders of greater than 50% of the Voting Rights assigned to the Controlling Class; provided that no Holder of Voting Rights allocated to the Controlling Class may exercise any rights of such Class with respect to any Loan as to which such Holder is a Mortgagor Affiliate Holder.

            "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its asset-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services Group - Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2005-GG3.

            "Corrected Loan" shall mean any Mortgage Loan that had been a Specially Serviced Loan but has ceased to be such in accordance with the definition of "Specially Serviced Loan" (other than by reason of a Liquidation Event occurring in respect of such Loan or the related Mortgaged Property's becoming an REO Property).

            "Corresponding Certificate" shall have the meaning assigned thereto in the Preliminary Statement with respect to any Corresponding Component or any Corresponding Uncertificated Lower-Tier Interest.

            "Corresponding Component" shall have the meaning assigned thereto in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding Uncertificated Lower-Tier Interest.

            "Corresponding Uncertificated Lower-Tier Interest" shall have the meaning assigned thereto in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding Component.

            "Cross-Collateralized Group" shall mean any group of Cross-Collateralized Mortgaged Loans. For purposes of this Agreement, there are no Cross-Collateralized Mortgage Loans included in the Mortgage Pool.

            "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan that is cross-defaulted and cross-collateralized with any other Mortgage Loan. For purposes of this Agreement, there are no Cross-Collateralized Mortgage Loans included in the Mortgage Pool.

            "Cross-Over Date" shall mean the Distribution Date on which (i) the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates, or any two or more of such Classes, remain outstanding and (ii) the aggregate of the Class Principal Balances of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are reduced to zero as a result of the allocation of Realized Losses and Additional Trust Fund Expenses pursuant to
Section 4.04(a).

            "Custodial Account" shall mean either of the Pool Custodial Account or any Loan Group Custodial Account.

            "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Mortgage Loan Sellers or an Affiliate of the Depositor or the Mortgage Loan Sellers. If no such custodian has been appointed, or if such custodian has been so appointed but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

            "Cut-off Date" shall mean (i) with respect to each Mortgage Loan originated before February 1, 2005 and with a Due Date on the first day of each month, February 1, 2005, (ii) with respect to each Mortgage Loan originated before February 1, 2005 and with a Due Date on the sixth day of each month, February 6, 2005, (iii) with respect to the 1370 Avenue of the Americas Trust Loan, February 8, 2005 and (iv) with respect to any Loan originated in February 2005, the date of its origination.

            "Cut-off Date Balance" shall mean, with respect to any Loan, the outstanding principal balance of such Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

            "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, to the Trust in respect of any Loan or any successor REO Loan with respect thereto.

            "Default Interest" shall mean, with respect to any Serviced Loan or any successor REO Loan with respect thereto, any amounts Received thereon (other than late payment charges, Prepayment Premiums or Yield Maintenance Charges) that represent penalty interest (arising out of a default) in excess of interest accrued on the principal balance of such Loan (or successor REO Loan), at the related Mortgage Rate.

            "Defaulting Party" shall have the meaning assigned thereto in
Section 7.01(b).

            "Defeasance Certificate" shall have the meaning assigned thereto in
Section 3.21(k).

            "Defeasance Collateral" shall mean, with respect to any Defeasance Loan, the Government Securities required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof in order to obtain a release of the related Mortgaged Property.

            "Defeasance Deposit Account" shall have the meaning assigned thereto in Section 3.04(a).

            "Defeasance Loan" shall mean any Loan that permits the related Mortgagor to pledge Defeasance Collateral to the holder of such loan in lieu of prepayment.

            "Definitive Certificate" shall have the meaning assigned thereto in
Section 5.03(a).

            "Definitive Non-Registered Certificate" shall mean any Non-Registered Certificate that has been issued as a Definitive Certificate.

            "Depositor" shall mean Greenwich Capital Commercial Funding Corp, and any successor in interest.

            "Depository" shall mean The Depository Trust Company or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date" shall mean the sixth calendar day of each month (or, if such sixth day is not a Business Day, the Business Day immediately following such sixth day), commencing in March 2005.

            "Directing Holder" shall mean with respect to any Serviced Loan Group, the person or persons selected by the related Loan Group Directing Holder, and with respect to any other Mortgage Loan, the person selected by the Controlling Class Directing Holder; provided, however, that (i) absent such selection, or (ii) until a Directing Holder is so selected or (iii) upon receipt of a notice from the Controlling Class Directing Holder or Loan Group Directing Holder, as applicable, that a Directing Holder is no longer designated, the Directing Holder will be the Loan Group Directing Holder or the Controlling Class Directing Holder, as applicable; provided, further, that, in the case of a Directing Holder selected by the Controlling Class Directing Holder, in order for the Trustee to certify the status of such Directing Holder, the Directing Holder must provide notice and certification to the Trustee as to its status as Directing Holder (including the address and telecopy number of such Directing Holder), and the Trustee shall provide written notice to the Controlling Class Certificateholders, the Special Servicer and the Master Servicer as to the designation of such Directing Holder (including the address and telecopy number of such Directing Holder). No Mortgagor Affiliate Holder may be a Directing Holder. The Trustee acknowledges and agrees that with respect to each Loan Group the Person set forth on Schedule V shall be designated as the initial Directing Holder with respect to the related Loan Group, and that no further notice of such selection is required. In the event that a Controlling Class Directing Holder or Loan Group Directing Holder appoints a third party (including any affiliate) to act as Directing Holder, none of the parties to this Agreement shall be obligated to recognize such appointment unless such Controlling Class Directing Holder or Loan Group Directing Holder shall have delivered to each party to this Agreement a certification regarding such appointment. Any Loan Group Directing Holder that is a Directing Holder may, in its capacity as Directing Holder, only control, direct, prohibit or be consulted with respect to the enforcement of the related Mortgage or the servicing and administration of the related Loan Group to the extent set forth in this Agreement. The Directing Holder shall be required to keep all non-public information received by it in such capacity pursuant to this Agreement confidential and, upon its designation as such, shall deliver to the Trustee a confirmation to such effect. The initial Directing Holder shall be Cadim Tach Inc.

            "Directly Operate" shall mean, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Lower-Tier REMIC, other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

            "Discount Rate" shall mean, with respect to any prepaid Mortgage Loan or REO Mortgage Loan, for purposes of allocating any Prepayment Premium or Yield Maintenance Charge Received with respect thereto among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, a rate equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date, as published in Federal Reserve Statistical Release H.15 (519) published by the Federal Reserve Board; provided that if there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield shall apply, and (b) with maturity dates equally close to the maturity date for such prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date shall apply.

            "Disqualified Non-United States Tax Person" shall mean, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Interest Certificate and, for purposes of Treasury Regulations Section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury Regulations Section 1.860E-1(c)(4)(ii), as a Holder of such Residual Interest Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual Interest Certificate will not be disregarded for United States federal income tax purposes.

            "Disqualified Organization" shall mean any of the following: (i) the United States, any State or any political subdivision thereof, any foreign government, international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business income); (iii) rural electric and telephone cooperatives described in Section 1381 of the Code; or (iv) any other Person so designated by the Trustee or the Tax Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

            "Disqualified Partnership" shall mean any domestic entity classified as a partnership under the Code if any of its beneficial owners are Disqualified Non-United States Tax Persons.

            "Distributable Certificate Interest" shall mean, with respect to any Class of Regular Interest Certificates for any Distribution Date, subject to
Section 4.05(b), an amount of interest equal to the amount of Accrued Certificate Interest in respect of such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates as provided below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated among the respective Classes of Regular Interest Certificates on a pro rata basis in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Certificates for the related Interest Accrual Period.

            "Distribution Account" shall mean the segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b), which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3" which account shall be deemed to consist of, collectively, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Interest Reserve Account.

            "Distribution Date" shall mean the date each month, commencing in March 2005, on which, among other things, the Trustee is to make distributions on the Certificates, which date shall be the tenth day of the month, or if such tenth day is not a Business Day, then the Business Day immediately following such tenth day, provided that the Distribution Date will be at least four Business Days following the related Determination Date.

            "Distribution Date Statement" shall have the meaning assigned thereto in Section 4.02(a).

            "Document Defect" shall have the meaning assigned thereto in Section 2.03(a).

            "Due Date" shall mean: (i) with respect to any Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan is scheduled to be first due;
(ii) with respect to any Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan had been scheduled to be first due; and (iii) with respect to any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Loan had been scheduled to be first due.

            "EDGAR" shall mean the Commission's Electronic Data Gathering, Analysis and Retrieval system.

            "Eligible Account" shall mean any of: (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or unsecured debt obligations of which are rated at least "Aa3" by Moody's and at least "AA-" (or, if such depository institution or trust company has short-term unsecured debt obligations rated at least "A-1" by S&P, at least "A+") by S&P (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency) at any time such funds are on deposit therein (if such funds are to be held for more than 30 days), or the short-term deposits of which are rated at least "P-1" by Moody's and at least "A-1" by S&P (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency) at any time such funds are on deposit therein (if such funds are to be held for 30 days or less); or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity (which may be the Trustee), is subject to supervision or examination by federal or state authority and, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b); or (iii) any other account, the use of which would not, in and of itself, cause an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by each Rating Agency; or (iv) PNC Bank, National Association so long as its short term unsecured debt is rated at least "P-1" by Moody's, "A-1" by S&P and "F-1" by Fitch Ratings and its long term unsecured debt is rated at least "A-" by S&P.

            "Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the Fannie Mae Multifamily Guide and the ASTM Standard for Environmental Site Assessments, each as amended from time to time.

            "Environmental Insurance Policy" shall mean, with respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

            "Environmentally Insured Mortgage Loans" shall mean the Mortgage Loans identified on Schedule III hereto.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Payment" shall mean any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow has been created in respect of the related Mortgaged Property.

            "Euroclear" shall mean Euroclear Bank as operator of the Euroclear System or any successor.

            "Event of Default" shall have the meaning assigned thereto in
Section 7.01(a).

            "Excess Liquidation Proceeds" shall mean the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Loan or REO Property, net of (i) interest on any related Advances, (ii) any related Servicing Advances and (iii) any Liquidation Fee payable from such Net Liquidation Proceeds, over (b) the amount needed to pay off the Mortgage Loan or related REO Loan in full and reimburse the Trust for any prior Additional Trust Fund Expenses related to such Loan.

            "Excess Liquidation Proceeds Account" shall mean the segregated account created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered Holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3."

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Exchange Act Reports" shall have the meaning assigned thereto in
Section 8.15(a).

            "Exemption-Favored Party" shall mean any of (i) Greenwich Capital Markets, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Greenwich Capital Markets and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i), (ii) or (iii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

            "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

            "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

            "FHLMC" shall mean the Federal Home Loan Mortgage Corporation or any successor.

            "Final Distribution Date" shall mean the Distribution Date on which the final distribution is to be made with respect to the Certificates in connection with a termination of the Trust Fund pursuant to Article IX.

            "Final Recovery Determination" shall mean a determination by the Special Servicer with respect to any Specially Serviced Loan or REO Property that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable (or in the case of the Non-Serviced Loan Groups, a "Final Recovery Determination" as defined in the applicable Lead PSA with respect to such loan); provided that the term Final Recovery Determination shall not apply to: (i) a Loan that was paid in full; or (ii) a Loan or REO Property, as the case may be, that was purchased by (A) the applicable Mortgage Loan Seller pursuant to
Section 2.03(a) and the applicable Mortgage Loan Purchase Agreement, (B) a Purchase Option Holder or its assignee pursuant to Section 3.19, (C) the Depositor, the Mortgage Loan Sellers, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, (D) the holder of a related mezzanine loan in connection with a Loan default, as set forth in the related intercreditor agreement or (E) in the case of the Loan Group Trust Mortgage Loans, the related Companion Loan Noteholder or their designees pursuant to the related Co-Lender Agreement.

            "Fiscal Agent" shall mean ABN AMRO, in its capacity as fiscal agent hereunder, or any successor fiscal agent appointed as herein provided.

            "FV Price" shall have the meaning assigned thereto in Section
3.19(c).

            "GAAP" shall mean generally accepted accounting principles in the United States of America.

            "Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, either the related Rule 144A Global Certificate or the Regulation S Global Certificate.

            "Global Opinion" shall have the meaning assigned thereto in Section 11.12.

            "Government Securities" shall mean "Government Securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940, excluding any such securities that are not acceptable to any Rating Agency as Defeasance Collateral.

            "Grand Canal Shoppes at the Venetian Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "Grand Canal Shoppes at the Venetian Pari Passu Companion Loans" shall have the meaning assigned thereto in the Preliminary Statement.

            "Grand Canal Shoppes at the Venetian Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Greenwich Capital Markets" shall mean Greenwich Capital Markets, Inc. or its successor in interest.

            "Ground Lease" shall mean, with respect to any Mortgage Loan for which the related Mortgagor has a leasehold interest in the related Mortgaged Property, the lease agreement(s) (including any lease agreement with respect to a master space lease) creating such leasehold interest.

            "GSMC" shall mean Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest.

            "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substance classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Holder" shall mean, with respect to a Certificate, a Certificateholder and, with respect to any Uncertificated Lower-Tier Interest, the Trust.

            "HUD-Approved Servicer" shall mean a servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

            "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, and with respect to matters relating to a particular Loan Group any Companion Loan Noteholder, and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, and with respect to matters relating to a particular Loan Group any Companion Loan Noteholder, or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, and with respect to matters relating to a particular Loan Group any Companion Loan Noteholder, or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Controlling Class Certificateholder, any Companion Loan Noteholder, or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, such Controlling Class Certificateholder, such Companion Loan Noteholder or any Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1% of the total assets owned by such Person.

            "Independent Appraiser" shall mean an Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and
(iii) has a minimum of five years experience in the subject property type and market.

            "Independent Contractor" shall mean: (a) any Person that would be an "independent contractor" with respect to the Lower-Tier REMIC within the meaning of Section 856(d)(3) of the Code if the Lower-Tier REMIC was a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee (and, if any of the Loan Groups are affected, to the Companion Loan Noteholder), provided that (i) such REMIC Pool does not receive or derive any income from such Person and (ii) the relationship between such Person and such REMIC Pool is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee (and, if any of the Loan Groups are affected, by the related Companion Loan Noteholder) of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor, will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property, due to such Person's failure to be treated as an Independent Contractor.

            "Initial Interest Reserve Account Deposit" shall mean an amount to be deposited in the Interest Reserve Account on the Closing Date by each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, equal to the Interest Reserve Amounts to be distributed on the first Distribution Date for the Interest Reserve Mortgage Loans.

            "Initial Trust Balance" shall be as set forth in the Preliminary Statement hereto and shall equal the aggregate Cut-off Date Balances of the Mortgage Loans.

            "Institutional Accredited Investor" or "IAI" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

            "Insurance Policy" shall mean, with respect to any Loan, any hazard insurance policy, flood insurance policy, title policy, Environmental Insurance Policy or other insurance policy that is maintained from time to time in respect of such Loan or the related Mortgaged Property.

            "Insurance Proceeds" shall mean the proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard; provided, that with respect to the 1370 Avenue of the Americas Trust Loan during a 1370 Avenue of the Americas Non-Lead Servicing Period, "Insurance Proceeds" shall be limited to only such proceeds of the type described in this definition that are remitted to the Master Servicer on behalf of the Trust under the 1370 Avenue of the Americas PSA and the related Co-Lender Agreement.

            "Insured Environmental Event" shall have the meaning assigned thereto in Section 3.07(d).

            "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Loan, any Uncertificated Lower-Tier Interests or any Class of Regular Interest Certificates, in each case consisting of one of the following: (i) a 360-day year consisting of twelve 30-day months; (ii) actual number of days elapsed in a 360-day year; (iii) actual number of days elapsed in a 365-day year; or (iv) actual number of days elapsed in an actual calendar year (taking account of leap year).

            "Interest Accrual Period" shall mean with respect to any Class of Regular Interest Certificates or Uncertificated Lower-Tier Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, calculated assuming that each month has 30 days and each year has 360 days.

            "Interested Person" shall mean the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any Certificateholder, or any Affiliate of any such Person.

            "Interest Reserve Account" shall mean the sub-account of the Distribution Account, which is created and maintained by the Trustee pursuant to
Section 3.04(c) in trust for Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3."

            "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, for any Distribution Date that occurs in February of any year and for any Distribution Date that occurs in January of any year that is not a leap year, an amount equal to one day's interest accrued at the related Mortgage Rate on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment is Received in respect thereof for such Due Date as of the related Determination Date or a P&I Advance is made under this Agreement in respect thereof for such Due Date by such Distribution Date. The Initial Interest Reserve Account Deposit shall be treated as an Interest Reserve Amount.

            "Interest Reserve Mortgage Loan" shall mean any Mortgage Loan that accrues interest on an Actual/360 Basis.

            "Interest Reserve REO Mortgage Loan" shall mean any REO Mortgage Loan that relates to a predecessor Interest Reserve Mortgage Loan.

            "Investment Account" shall have the meaning assigned thereto in
Section 3.06(a).

            "Investment Grade Certificate" shall mean, as of any date of determination, a Certificate, other than a Residual Interest Certificate, that is rated in one of the four highest generic rating categories by at least one Rating Agency.

            "IRS" shall mean the Internal Revenue Service or any successor agency.

            "Late Collections" shall mean: (a) with respect to any Loan, all amounts Received in connection therewith during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered; and (b) with respect to any REO Loan, all amounts Received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Loan, or the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Loan, due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

            "Lead Fiscal Agent" shall mean each of the 2004-GG2 Fiscal Agent and, during a 1370 Avenue of the Americas Non-Lead Servicing Period, the 1370 Avenue of the Americas Fiscal Agent, if any.

            "Lead Master Servicer" shall mean each of the 2004-GG2 Master Servicer and, during a 1370 Avenue of the Americas Non-Lead Servicing Period, the 1370 Avenue of the Americas Master Servicer.

            "Lead PSA" shall mean each of the 2004-GG2 PSA and, during a 1370 Avenue of the Americas Non-Lead Servicing Period, the 1370 Avenue of the Americas PSA.

            "Lead Special Servicer" shall mean each of the 2004-GG2 Special Servicer and, during a 1370 Avenue of the Americas Non-Lead Servicing Period, the 1370 Avenue of the Americas Special Servicer.

            "Lead Trustee" shall mean each of the 2004-GG2 Trustee and, during a 1370 Avenue of the Americas Non-Lead Servicing Period, the 1370 Avenue of the Americas Trustee.

            "Liquidation Event" shall mean: (a) with respect to any Loan, any of the following events--(i) such Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Loan, (iii) such Loan or related Loan Group Trust Mortgage Loan (or portion thereof with respect to the Grand Canal Shoppes at the Venetian Trust Loan, Mall St. Matthews Mortgage Loan or North Star Mall Mortgage Loan is repurchased by the applicable Mortgage Loan Seller pursuant to Section 2.03(a) and the applicable Mortgage Loan Purchase Agreement,
(iv) such Loan is purchased by a Purchase Option Holder or its assignee pursuant to Section 3.19, (v) such Loan is purchased by the Depositor, the Special Servicer, a Mortgage Loan Seller, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, (vi) such Loan is purchased by the holder of a related mezzanine loan on behalf of the related Mortgagor in connection with a Loan default, as set forth in the related intercreditor agreement, or (vii) in the case of any of the Loan Group Trust Mortgage Loans, such Loan Group Trust Mortgage Loan is purchased by any related Companion Loan Noteholder or its designee pursuant to the related Co-Lender Agreement or the related Lead PSA; and (b) with respect to any REO Property (and the related REO
Loan), any of the following events--(i) a Final Recovery Determination is made with respect to such REO Property, or (ii) such REO Property is purchased by the Depositor, the Special Servicer, a Mortgage Loan Seller, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01.

            "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Loan or REO Property pursuant to Sections 3.09 or 3.19 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee" shall mean the fee designated as such in, and payable to the Special Servicer in connection with certain specified events pursuant to Section 3.11(b).

            "Liquidation Fee Rate" shall mean, with respect to each Specially Serviced Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

            "Liquidation Proceeds" shall mean all cash amounts (other than Insurance Proceeds and REO Revenues) Received in connection with: (i) the full or partial liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Specially Serviced Loan by a Purchase Option Holder or its assignee pursuant to Section 3.19; (iv) the repurchase of a Mortgage Loan by the applicable Mortgage Loan Seller(s) pursuant to Section 2.03(a) and the applicable Mortgage Loan Purchase Agreement(s); (v) the purchase of a Mortgage Loan or REO Property by the Depositor, a Mortgage Loan Seller, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01; (vi) the purchase of a Loan by the holder of a related mezzanine loan on behalf of the related Mortgagor in connection with a Loan default, as set forth in the related intercreditor agreement; (vii) in the case of any of the Loan Group Trust Mortgage Loans, the purchase of such Mortgage Loan by any related Companion Loan Noteholder or its designee pursuant to the Co-Lender Agreement or the related Lead PSA; or (viii) except for purposes of Sections 3.11(b) and (c), the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Pool Custodial Account.

            "Loan" shall mean any Mortgage Loan or Companion Loan.

            "Loan Group" shall have the meaning assigned thereto in the Preliminary Statement (and shall include any successor REO Loans).

            "Loan Group Custodial Account" shall mean, with respect to any Serviced Loan Group, the segregated account or sub-accounts created and maintained by the Master Servicer pursuant to Section 3.04A on behalf of the Holders of such Loan Group.

            "Loan Group Directing Holder" with respect to any Serviced Loan Group, will be as follows:

            (a) with respect to the Tier 1 Loan Groups, for so long as (i) a Control Appraisal Event does not exist and the holder of more than 50% of the principal balance of the related Subordinate Companion Loan is not a Mortgagor Affiliate Holder, the holder of such Subordinate Companion Loan, or (ii) while a Control Appraisal Event does exist or if the holder of more than 50% of the principal balance of the related Subordinate Companion Loan is a Mortgagor Affiliate Holder, the Controlling Class Directing Holder;

            (b) with respect to the Tier 2 Loan Group, the Loan Group Directing Holder shall be the Controlling Class Directing Holder; and

            (c) with respect to the 1370 Avenue of the Americas Loan Group, for so long as a 1370 Avenue of the Americas Lead Servicing Period exists, the holder of the 1370 Avenue of the Americas Pari Passu Companion Loan evidenced by that certain Amended and Restated Promissory Note A1, dated as of November 9, 2004.

            For purposes of this definition, in calculating the holders of more than 50% of a Subordinate Companion Loan, the unpaid principal amount of such Subordinate Companion Loan held by a Mortgagor Affiliate Holder shall be deemed to be zero, except with respect to determining whether holders of more 50% of such Subordinate Companion Loan are not Mortgagor Affiliate Holders.

            "Loan Group Mortgaged Property" shall mean any of the properties securing a Loan Group.

            "Loan Group Noteholders" shall mean, with respect to each Loan Group, the Trustee, as holder of the Mortgage Note or Mortgage Notes for the related Loan Group Trust Mortgage Loan and the related Companion Loan Noteholder.

            "Loan Group Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date and each Serviced Loan Group, an amount equal to: (a) the aggregate amount of (i) all payments and other collections on or with respect to the applicable Loan Group and the related Mortgaged Property (if it becomes an REO Property) that (A) were received as of the close of business on the immediately preceding Determination Date (or in the case of the 1370 Avenue of the Americas Loan Group, by the close of business on the Due Date for the 1370 Avenue of the Americas Loan Group) and (B) are on deposit or are required to be on deposit in the related Loan Group Custodial Account as of 12:00 noon (New York City time) on such Master Servicer Remittance Date (or in the case of the 1370 Avenue of the Americas Loan Group, as of 1:00 p.m. (New York City time) on the Business Day following the Due Date for the 1370 Avenue of the Americas Loan Group, including any such payments and other collections transferred to the related Loan Group Custodial Account from the related Loan Group REO Account (if established), and (ii) any and all P&I Advances made with respect to the Loan Group Trust Mortgage Loan(s); net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amount payable or reimbursable to any Person from the related Loan Group Custodial Account pursuant to clauses (ii) through (xv) of Section 3.05A, and (iii) any amounts deposited in the related Loan Group Custodial Account in error.

            "Loan Group Remittance Date" shall mean, (i) with respect to each Serviced Companion Loan that is not an asset of a securitization, the Master Servicer Remittance Date and (ii) in the case of each other Serviced Companion Loan that is an asset of a securitization, the earlier of (A) the Master Servicer Remittance Date and (B) the Business Day prior to the date that is the equivalent to the "Master Servicer Remittance Date" in such securitization but in no event earlier than the first Business Day following the Determination Date.

            "Loan Group REO Account" shall mean, with respect to each Serviced Loan Group the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.17 on behalf of the Certificateholders and the related Companion Noteholders, which shall be entitled "GMAC Commercial Mortgage Corporation, as Special Servicer, in trust for LaSalle Bank National Association, as Trustee, for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3, and for [NAMES OF COMPANION LOAN NOTEHOLDERS], as their interests may appear."

            "Loan Group REO Property" shall mean the Loan Group Mortgaged Property, if such Mortgaged Property becomes an REO Property hereunder.

            "Loan Group Servicing Reports" shall mean, with respect to any Serviced Loan Group, each of the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report, Loan Payoff Notification Report, CMSA Loan Periodic Update File, CMSA Property File, CMSA Loan Level Reserve/LOC Report, CMSA Financial File, CMSA Loan Setup File, CMSA Servicer Watch List, CMSA Operating Statement Analysis Report, CMSA NOI Adjustment Worksheet and CMSA Comparative Financial Status Report.

            "Loan Group Trust Mortgage Loan" shall mean, with respect to any Loan Group, the portion of such Loan Group that is a Mortgage Loan in the Trust.

            "Loan Payoff Notification Report" shall mean a report containing substantially the information described in Exhibit E attached hereto, and setting forth for each Serviced Loan as to which written notice of anticipated payoff has been received by the Master Servicer as of the Determination Date preceding the delivery of such report, among other things, the mortgage loan number, the property name, the ending scheduled loan balance for the Collection Period ending on such Determination Date, the expected date of payment, the expected related Distribution Date and the estimated amount of the Yield Maintenance Charge or Prepayment Premium due (if any).

            "Lockout Period" shall mean, with respect to any Loan that prohibits the Mortgagor from prepaying such loan until a date specified in the related Mortgage Note or other Loan document, the period from the Closing Date until such specified date.

            "Loss of Value Payment" shall have the meaning assigned thereto in
Section 2.03(a).

            "Loss of Value Reserve Fund" shall mean the "outside reserve fund" (within the meaning of Treasury Regulations Section 1.860G-2(h)) designated as such pursuant to Section 3.04(f) of this Agreement. The Loss of Value Reserve Fund will be part of the Trust Fund but not part of either REMIC.

            "Loss Reimbursement Amount" shall mean:

            (a) with respect to any Class of Principal Balance Certificates, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) the Holders of such Class of Certificates on all prior Distribution Dates, if any; and

            (b) with respect to any Lower-Tier Regular Interest, for any Distribution Date, the total amount of all Unfunded Principal Balance Reductions, if any, incurred by (but not reimbursed to) the Lower-Tier REMIC with respect to such Lower-Tier Regular Interest on all prior Distribution Dates, if any.

            For purposes of this definition: (x) any increase in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to
Section 4.05(a) shall constitute a reimbursement to the Holders of such Class of Principal Balance Certificates of any related Unfunded Principal Balance Reductions; and (y) any increase in the Lower-Tier Interest Principal Balance of any Lower-Tier Regular Interest pursuant to Section 4.05(c) shall constitute a reimbursement to the Lower-Tier REMIC with respect to any related Unfunded Principal Balance Reductions relating to such Lower-Tier Regular Interest.

            "Lower-Tier Distribution Account" shall mean the sub-account deemed to be a part of the Distribution Account and maintained by the Trustee pursuant to Section 3.04(b).

            "Lower-Tier Distribution Amount" shall mean the aggregate of amounts distributable to the Uncertificated Lower-Tier Interests pursuant to Section 4.01(i).

            "Lower-Tier Interest Principal Reinstatement Amount" shall have the meaning assigned thereto pursuant to Section 4.05(c).

            "Lower-Tier REMIC" shall mean the segregated pool of assets constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made, and consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received by the Trust after the Closing Date, together with all documents included in the related Mortgage Files; (ii) any REO Properties as from time to time are subject to this Agreement and all income and proceeds therefrom (to the extent not allocable to a Companion Loan) and a beneficial interest in the applicable portion of the "REO Property" under the Lead PSA for the Non-Serviced Trust Loans; and (iii) such funds or assets as from time to time are deposited in the Pool Custodial Account, each Loan Group Custodial Account (to the extent not related to the Companion Loans), the Lower-Tier Distribution Account and, if established, the Pool REO Account and each Loan Group REO Account (to the extent not related to the Companion Loans).

            "Mall St. Matthews Mortgage Loan" shall mean that certain Mortgage Loan (evidenced by two Mortgage Notes, which are assets of the Trust Fund) secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Mall St. Matthews.

            "Master Servicer" shall mean GMAC Commercial Mortgage Corporation, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

            "Master Servicer Remittance Amount" shall mean, with respect to any Master Servicer Remittance Date, an amount equal to: (a) the aggregate amount of all payments and other collections on or with respect to the Serviced Loans and the Non-Serviced Trust Loans and any related REO Properties (including with respect to the Non-Serviced Trust Loans, all payments remitted by the applicable Lead Master Servicer) that (A) were Received as of the close of business on the immediately preceding Determination Date (or in the case of the Non-Serviced Trust Loans, as of 12:00 noon (New York City time) on the Master Servicer Remittance Date or in the case of the 1370 Avenue of the Americas Trust Loan, as of 1:00 p.m. (New York City time) on the Business Day following the Due Date of the 1370 Avenue of the Americas Loan Group) and (B) are on deposit or are required to be on deposit in the Pool Custodial Account as of 12:00 noon (New York City time) on such Master Servicer Remittance Date, including any such payments and other collections transferred to the Pool Custodial Account from the Pool REO Account (if established); net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents one or more of the following--(i) Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amount payable or reimbursable to any Person from the Pool Custodial Account pursuant to clauses (ii) through (xviii) of Section 3.05(a), (iii) any Excess Liquidation Proceeds and (iv) any amounts deposited in the Pool Custodial Account in error.

            "Master Servicer Remittance Date" shall mean the date each month, commencing in March 2005, on which, among other things, the Master Servicer is required to (i) make P&I Advances and (ii) transfer the Master Servicer Remittance Amount and any Excess Liquidation Proceeds to the Trustee, which date shall be the Business Day immediately preceding each Distribution Date.

            "Master Servicing Fee" shall mean, with respect to each Serviced Loan and the Non-Serviced Trust Loans (and, in each case, any successor REO Loan with respect thereto), the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a). The Master Servicing Fee includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the Master Servicer, but does not include any primary servicing fee payable with respect to a Non-Serviced Trust Loan to the applicable Lead Master Servicer under the applicable Lead PSA.

            "Master Servicing Fee Rate" shall mean, with respect to each Serviced Loan and the Non-Serviced Trust Loans and any successor REO Loan, the rate per annum specified as such on the Mortgage Loan Schedule. With respect to each Loan Group, the Master Servicing Fee Rate for the related Mortgage Loan may be different than the Master Servicing Fee Rate for the related Companion Loan, as more particularly set forth on the Mortgage Loan Schedule.

            "Material Breach" shall have the meaning assigned thereto in Section 2.03(a).

            "Material Document Defect" shall have the meaning assigned thereto in Section 2.03(a).

            "Modified Loan" shall mean any Serviced Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.21 in a manner that:

            (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Loan);

            (b) except as expressly contemplated by the related Loan documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely); or

            (c) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Loan or materially reduces the likelihood of timely payment of amounts due thereon.

            "Monthly Payment" shall mean, with respect to any Loan, as of any Due Date, the scheduled monthly debt service payment on such Loan that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.21), including any Balloon Payment payable in respect of such Loan on such Due Date; provided that the Monthly Payment due in respect of any Loan shall not include Default Interest.

            "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Mortgage" shall mean, with respect to any Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

            "Mortgage File" shall mean:

            (a) with respect to any Mortgage Loan and, in the case of any Loan Group, any Companion Loan, the following documents collectively (which, in the case of a Loan Group, except for the Mortgage Note referred to in clause (i) and clause (vi) of this definition, relates to an entire Loan Group):

                  (i) (A) the original executed Mortgage Note for such Mortgage
            Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of "LaSalle Bank National Association, as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3" or in blank, and further showing a complete, unbroken chain of endorsement from the originator or, in the case of the Mall St. Matthews Mortgage Loan and the North Star Mall Mortgage Loan, the originators (if such originator is not the Mortgage Loan Seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and (B) in the case of a Loan Group, a copy of the executed Mortgage Note for the related Companion Loan;

                  (ii) an original or copy of the Mortgage, together with
            originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iii) an original or copy of any related Assignment of Leases
            (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iv) an original executed assignment, in recordable form
            (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3" (or, in each case, a copy thereof, certified to be the copy of such assignment submitted for recording);

                  (v) an original or copy of the assignment of all unrecorded documents relating to the Mortgage Loan, in favor of "LaSalle Bank National Association, as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3";

                  (vi) originals or copies of final written modification
            agreements in those instances where the terms or provisions of the Mortgage Note for such Mortgage Loan (or, if applicable, either Mortgage Note of a Loan Group) or the related Mortgage have been modified as to a monetary term or other material term thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

                  (vii) the original or a copy of the policy or certificate of lender's title insurance issued in connection with such Mortgage Loan (or, if such policy has not been issued, a "marked-up" pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

                  (viii) filed copies (with evidence of filing) of any prior effective UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the applicable Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing
            Date) and an original UCC-2 or UCC-3 assignment thereof, as appropriate, in form suitable for filing, in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3";

                  (ix) an original or copy of the related Ground Lease relating to such Mortgage Loan, if any;

                  (x) an original or copy of the related loan agreement, if any;

                  (xi) an original of the related guaranty of payment under, or an original of the letter of credit (which original shall be delivered by the Trustee to the Master Servicer with a copy retained) in connection with, such Mortgage Loan, if any;

                  (xii) an original or copy of the lock-box agreement or cash management agreement relating to such Mortgage Loan, if any;

                  (xiii) an original or copy of the environmental indemnity from the related Mortgagor, if any;

                  (xiv) an original or copy of the related security agreement
            (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

                  (xv) an original assignment of the related security agreement
            (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (v)), in favor of "LaSalle Bank National Association, in its capacity as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3";

                  (xvi) in the case of a Loan Group, a copy of the related
            Co-Lender Agreement;

                  (xvii) in the case of any Loan as to which there exists a
            related mezzanine loan, the original or a copy of the related intercreditor agreement;

                  (xviii) an original or copy of any related Environmental
            Insurance Policy; and

                  (xix) with respect to hospitality properties, a signed copy of the franchise agreement (if any), franchisor comfort letter (if any) and transfer documents for such comfort letter;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (a)(vi) and (a)(ix) through (a)(xviii) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence; provided, further, with respect to the Non-Serviced Trust Loans, the preceding delivery requirements with respect to clause (a)(i) of this definition will be satisfied by delivery of the original Mortgage Note (and all intervening endorsements) and with respect to clauses (a)(ii) through (a)(xix) of this definition by delivery by the applicable Mortgage Loan Seller of copies of the "mortgage file" delivered under the applicable Lead PSA.

            With respect to the Grand Canal Shoppes at the Venetian Trust Loan, the Mall St. Matthews Mortgage Loan and the North Star Mall Mortgage Loan, the delivery of the Mortgage File by either Commerzbank or GSMC shall satisfy the delivery requirements for both Commerzbank and GSMC.

            "Mortgage Loan" shall mean each of the mortgage loans listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note(s), Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust. The term "Mortgage Loan" includes the "Loan Group Trust Mortgage Loan" portion of each Loan Group, but does not include any Companion Loans.

            "Mortgage Loan Purchase Agreement" shall mean the Mortgage Loan Purchase Agreement dated as of February 10, 2005 and entered into by and between the Depositor and the applicable Mortgage Loan Seller.

            "Mortgage Loan Schedule" shall mean the list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Schedule I (and also delivered to the Trustee and the Master Servicer in a computer readable format). Such list shall set forth the following information with respect to each Mortgage Loan:

                  (i) the Mortgage Loan number;

                  (ii) the street address (including city, state and zip code)
            and name of the related Mortgaged Property;

                  (iii) the Cut-off Date Balance;

                  (iv) the amount of the Monthly Payment due on the first Due
            Date following the Closing Date;

                  (v) the original Mortgage Rate;

                  (vi) the (A) remaining term to stated maturity and (B) Stated
            Maturity Date;

                  (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

                  (viii) the Interest Accrual Basis;

                  (ix) the (A) Administrative Cost Rate, and (B) Master
            Servicing Fee Rate (separately identifying any primary servicing fee rate or subservicing fee rate included in the Master Servicing Fee Rate, and in the case of each Loan Group, separately identifying the Master Servicing Fee Rate applicable to each Loan in such Loan Group);

                  (x) whether the Mortgage Loan is secured by a Ground Lease;

                  (xi) the Mortgage Loan Seller(s);

                  (xii) the originator (or in the case of the Mall St. Matthews
            Mortgage Loan and the North Star Mall Mortgage Loan, the originators);

                  (xiii) whether the related Mortgage Loan is a Defeasance Loan;

                  (xiv) whether the Mortgage Loan is a Cross-Collateralized
            Mortgage Loan and the Cross-Collateralized Group to which it belongs;

                  (xv) whether there is a letter of credit in place for the
            related Mortgage Loan; and

                  (xvi) whether such Mortgage Loan is part of a Serviced Loan
            Group, in which case the information required by clauses (iii),
            (iv), (v), (vi), (vii), (viii) and (ix)(B) shall also be set forth for the Companion Loan in such Loan Group.

            "Mortgage Loan Sellers" shall mean each of Greenwich Capital Financial Products, Inc., GSMC and Commerzbank.

            "Mortgage Note" shall mean the original executed note or notes evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note or notes.

            "Mortgage Pool" shall mean all of the Mortgage Loans and any successor REO Mortgage Loan. The Mortgage Pool does not include any Companion Loan or any related REO Loan.

            "Mortgage Pool Data Update Report" shall mean, with respect to any Distribution Date, a report (which may be included as part of the Distribution Date Statement), prepared by the Trustee, containing information regarding the Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Loans set forth on Annex A to the Prospectus Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the Special Servicer, as the case may be, and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee), and which information shall be presented in tabular format substantially similar to the format utilized on such annex and shall also include a loan-by-loan listing (in descending balance order) showing loan number, property type, location, unpaid principal balance, Mortgage Rate, paid-through date, maturity date, gross interest portion of the Monthly Payment, principal portion of the Monthly Payment, and any Prepayment Premium or Yield Maintenance Charge received.

            "Mortgage Rate" shall mean, with respect to each Loan (and any successor REO Loan with respect thereto), the related annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.21 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date shall be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest) in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to any Interest Reserve Mortgage Loan, the Mortgage Rate for (A) the one month period preceding the Due Dates that occur in January and February in any year that is not a leap year or the one month period preceding the Due Date that occurs in February in any year that is a leap year will be determined exclusive of the Interest Reserve Amount withheld from that month, and (B) the one month period preceding the Due Date in March will be determined inclusive of the amounts withheld from the immediately preceding February and, if applicable, January (including the Initial Interest Reserve Account Deposit).

            "Mortgaged Property" shall mean the real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage.

            "Mortgagor" shall mean, individually and collectively, as the context may require, the obligor or obligors under a Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Loan.

            "Mortgagor Affiliate Holder" shall mean any Companion Loan Noteholder or Certificateholder that is a Mortgagor or an Affiliate of the Mortgagor (including any Companion Loan Noteholder, its Affiliate, a Certificateholder or its Affiliate, in each case, that was a lender of the Mortgagor and has foreclosed on the equity interests in the Mortgagor or any Companion Loan Noteholder or Certificateholder that acquires, directly or through an Affiliate, a direct equity interest in the Mortgaged Property).

            "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date and any Serviced Loan, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments and/or, insofar as they result from the application of Insurance Proceeds and/or Condemnation Proceeds, other early recoveries of principal Received on such Mortgage Loans (including Specially Serviced Loans) during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.20(a) in connection with such Prepayment Interest Shortfalls.

            "Net Default Charges" shall have the meaning assigned thereto in
Section 3.27(a).

            "Net Investment Earnings" shall mean, with respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related Loan documents and applicable law), exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor).

            "Net Investment Loss" shall mean, with respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with Section
3.06 (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such losses that were incurred in connection with investments made for the benefit of a Mortgagor), exceeds the aggregate of all interest and other income realized during such Collection Period on such funds (exclusive, in the case of a Servicing Account, a Reserve Account or the Defeasance Deposit Account, of any portion of such interest or other income payable to a Mortgagor in accordance with the related Loan documents and applicable law).

            "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds received with respect to any Specially Serviced Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto.

            "Net Mortgage Rate" shall mean with respect to any Mortgage Loan or REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor.

            "Net Prepayment Consideration" shall mean the Prepayment Consideration Received with respect to any Mortgage Loan or REO Mortgage Loan, net of any Workout Fee or Liquidation Fee payable therefrom.

            "New Lease" shall mean any lease of REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee and, in the case of any Serviced Loan Group, the related Companion Loan Noteholder, if the Trust has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Workout-Delayed Reimbursement Amounts shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified in the definition of Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as applicable, and taking into account factors such as all other outstanding Advances, has determined that such Workout-Delayed Reimbursement Amount constitutes either a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance. Any determination as to whether an Advance is or, if made, would be a Nonrecoverable Advance, if made by the Master Servicer or the Special Servicer shall be made in accordance with the Servicing Standard and if made by the Trustee or the Fiscal Agent shall be made in such party's reasonable, good faith judgment.

            "Nonrecoverable P&I Advance" shall mean with respect to any Mortgage Loan, any P&I Advance previously made or proposed to be made in respect of such Loan or a related REO Loan by the Master Servicer, the Trustee or the Fiscal Agent, which P&I Advance such party or the Special Servicer has determined will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, Loan Group or REO Loan, as the case may be. Any determination as to whether a P&I Advance is or, if made, would be a Nonrecoverable P&I Advance, if made by the Master Servicer or the Special Servicer shall be made in accordance with the Servicing Standard and if made by the Trustee or the Fiscal Agent shall be made in such party's reasonable, good faith judgment.

            "Nonrecoverable Servicing Advance" shall mean any Servicing Advance previously made or proposed to be made in respect of a Loan or REO Property by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, or in the case of the Grand Canal Shoppes at the Venetian Trust Loan, made by the 2004-GG2 Master Servicer, the 2004-GG2 Special Servicer, the 2004-GG2 Trustee or the 2004-GG2 Fiscal Agent, or in the case of the 1370 Avenue of the Americas Trust Loan during a 1370 Avenue of the Americas Non-Lead Servicing Period, made by the 1370 Avenue of the Americas Master Servicer, the 1370 Avenue of the Americas Special Servicer, the 1370 Avenue of the Americas Trustee or the 1370 Avenue of the Americas Fiscal Agent, which Servicing Advance such party or the Special Servicer has determined will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Loan or REO Property, as the case may be. Any Servicing Advance that is not (i) required to be repaid by the related Mortgagor under the terms of the related Mortgage Loan documents or (ii) cannot be collected from the Mortgagor under applicable law shall be deemed to be a Nonrecoverable Advance for purposes of the Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's entitlement to reimbursement for such Advance. Any determination as to whether a Servicing Advance is or, if made, would be a Nonrecoverable Servicing Advance, if made by the Master Servicer or the Special Servicer shall be made in accordance with the Servicing Standard and if made by the Trustee or the Fiscal Agent shall be made in such party's reasonable, good faith judgment.

            "Non-Registered Certificate" shall mean any Certificate that has not been the subject of registration under the Securities Act. As of the Closing Date, the Class XP, Class XC, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R-I and Class R-II Certificates are Non-Registered Certificates.

            "Non-Serviced Companion Loan" shall mean each of (i) the Grand Canal Shoppes at the Venetian Pari Passu Companion Loans and, (ii) during a 1370 Avenue of the Americas Non-Lead Servicing Period, the 1370 Avenue of the Americas Pari Passu Companion Loans.

            "Non-Serviced Loan Group" shall mean, individually or collectively, as applicable, (i) the Grand Canal Shoppes at the Venetian Loan Group and, (ii) during a 1370 Avenue of the Americas Non-Lead Servicing Period, the 1370 Avenue of the Americas Loan Group.

            "Non-Serviced Trust Loan" shall mean each of (i) the Grand Canal Shoppes at the Venetian Trust Loan and, (ii) during a 1370 Avenue of the Americas Non-Lead Servicing Period, the 1370 Avenue of the Americas Trust Loan.

            "Non-United States Tax Person" shall mean any Person other than a United States Tax Person.

            "North Star Mall Mortgage Loan" shall mean that certain Mortgage Loan (evidenced by two Mortgage Notes, which are assets of the Trust Fund) secured by the Mortgaged Property identified on the Mortgage Loan Schedule as North Star Mall.

            "Notional Amount" means, as of any date of determination: (i) with respect to all of the Class XP or Class XC Certificates as a Class, Class XP Notional Amount or Class XC Notional Amount, as applicable, as of such date of determination; and (ii) with respect to any Class XP or Class XC Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class XP Notional Amount or Class XC Notional Amount, as applicable, as of such date of determination.

            "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be or by a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be, and shall mean with respect to any other Person, a certificate signed by any of the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or Managing Director, an Assistant Vice President or any other authorized officer (however denominated) or another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Opinion of Counsel" shall mean a written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee or any other specified Person, as the case may be, except that any opinion of counsel relating to (a) the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC, (b) compliance with the REMIC Provisions, (c) whether any act or event would cause an Adverse REMIC Event, or (e) the resignation of the Master Servicer or the Special Servicer pursuant to this Agreement, must be a written opinion of Independent counsel acceptable to and delivered to the Trustee or any other specified Person, as the case may be.

            "Original Lower-Tier Principal Amount" shall mean the amount set forth under the column bearing such title in the table in the Preliminary Statement hereto.

            "Original Class Principal Balance" shall mean, with respect to any Class of Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

            "Ownership Interest" shall mean, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance" shall mean, as to any Mortgage Loan or a related REO Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.03 or Section 4.03A, as applicable.

            "Pari Passu Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Pass-Through Rate" shall mean:

            (a) with respect to the Class A-1 Certificates for any Interest Accrual Period, 3.91900% per annum;

            (b) with respect to the Class A-2 Certificates for any Interest Accrual Period, 4.30500% per annum;

            (c) with respect to the Class A-3 Certificates for any Interest Accrual Period, 4.56900% per annum;

            (d) with respect to the Class A-AB Certificates for any Interest Accrual Period, 4.61900%, per annum;

            (e) with respect to the Class A-4 Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 4.79900% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (f) with respect to the Class A-1-A Certificates for any Interest Accrual Period, 4.50900% per annum;

            (g) with respect to the Class A-J Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 4.85900% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (h) with respect to the Class B Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 4.89400% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (i) with respect to the Class C Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 4.91300% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (j) with respect to the Class D Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 4.98600% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (k) with respect to the Class E Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) and 5.08700% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (l) with respect to the Class F Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.28700% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (m) with respect to the Class G Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 5.43700% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (n) with respect to the Class H Certificates for any Interest Accrual Period, an annual rate equal to the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (o) with respect to each of the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for any Interest Accrual Period, an annual rate equal to the lesser of (i) 4.68500% per annum and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period;

            (p) with respect to the Class XC Certificates for any Interest Accrual Period, an annual rate equal to the weighted average of the Class XC Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date); and

            (q) with respect to the Class XP Certificates for any Interest Accrual Period, an annual rate equal to the weighted average of the Class XP Strip Rates for the respective Class XP Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Percentage Interest" shall mean: (a) with respect to any Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or initial Notional Amount, as the case may be, of the relevant Class; and (b) with respect to Residual Interest Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performance Certification" shall have the meaning assigned to such term in Section 8.15(d).

            "Performing Party" shall have the meaning assigned to such term in
Section 8.15(d).

            "Performing Serviced Loan" shall mean any Serviced Loan as to which a Servicing Transfer Event has never occurred and any Corrected Loan.

            "Permitted Encumbrances" shall have the meaning assigned thereto in
Section 2.04(b)(viii).

            "Permitted Investments" shall mean any one or more of the following obligations or securities (including obligations or securities of the Trustee if otherwise qualifying hereunder):

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (ii) repurchase obligations with respect to any security
            described in clause (i) of this definition (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase such obligations are rated in the highest rating category of each of S&P and Moody's (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating category of each of S&P and Moody's (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency). In addition, any such item by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of S&P and Moody's (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency). In addition, such commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (v) units of money market funds rated in the highest
            applicable rating category of each of S&P and Moody's (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency) and which seeks to maintain a constant net asset value; and

                  (vi) any other obligation or security that (A) is acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee, and (B) constitutes a "cash flow investment" (within the meaning of the REMIC Provisions), as evidenced by an Opinion of Counsel obtained at the expense of the Person that wishes to include such obligation or security as a Permitted Investment;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and (3) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating.

            "Permitted Transferee" shall mean any Transferee of a Residual Interest Certificate other than (a) a Disqualified Organization, (b) any Person as to whom, as determined by the Trustee (based upon an Opinion of Counsel, obtained at the request of the Trustee at the expense of such Person or the Person seeking to Transfer a Residual Interest Certificate, supporting such determination), the Transfer of a Residual Interest Certificate may cause either REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding, (c) a Disqualified Non-United States Tax Person, (d) a Disqualified Partnership, or (e) a United States Tax Person with respect to whom interest is attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of such Person or any other United States Tax Person.

            "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan" shall have the meaning assigned thereto in Section 5.02(c).

            "Plurality Residual Interest Certificateholder" shall mean, as to any taxable year of each REMIC Pool, the Holder of Certificates entitled to the largest percentage of the Voting Rights allocated to the related Class of Residual Interest Certificates.

            "Pool Custodial Account" shall mean the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "GMAC Commercial Mortgage Corporation, as Master Servicer, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3."

            "Pool REO Account" shall mean the segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.17 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "GMAC Commercial Mortgage Corporation, as Special Servicer, on behalf of LaSalle Bank National Association, as Trustee, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3."

            "Prepayment Assumption" shall mean, for purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, the assumption that no Mortgage Loan is prepaid prior to stated maturity.

            "Prepayment Consideration" shall mean any Prepayment Premium or Yield Maintenance Charge.

            "Prepayment Consideration Entitlement" shall mean, with respect to
(i) any Distribution Date on which any Net Prepayment Consideration Received on any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) is distributable and (ii) each of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) such Net Prepayment Consideration, multiplied by (b) a fraction (not greater than 1.0 or less than 0.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of Principal Balance Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for such Mortgage Loan (or REO Mortgage Loan) over the relevant Discount Rate, and further multiplied by (c) a fraction, the numerator of which is equal to the amount of principal from the Sub-Pool of which the Mortgage Loan is a part to be distributed on such Class of Principal Balance Certificates on such Distribution Date pursuant to Section 4.01(a) or 9.01, as applicable, and the denominator of which is equal to the portion of the Principal Distribution Amount attributable to the Sub-Pool for which the Mortgage Loan is a part for such Distribution Date.

            "Prepayment Interest Excess" shall mean with respect to any Serviced Loan and the Non-Serviced Trust Loans that were subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) after its Due Date in any Collection Period, any payment of interest (net of related Master Servicing Fees) actually collected from the related Mortgagor or otherwise and intended to cover interest accrued on such Principal Prepayment during the period from and after such Due Date (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected).

            "Prepayment Interest Shortfall" shall mean with respect to any Serviced Loan and the Non-Serviced Trust Loans that were subject to a Principal Prepayment in full or in part made (or, if resulting from the application of Insurance Proceeds or Condemnation Proceeds, any other early recovery of principal received) prior to its Due Date in any Collection Period, the amount of interest, to the extent not collected from the related Mortgagor or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued at a rate per annum equal to the related Mortgage Rate (net of the rate at which the related Master Servicing Fees that are payable on such Loan accrue) on the amount of such Principal Prepayment during the period from the date to which interest was paid by the related Mortgagor to, but not including, such Due Date.

            "Prepayment Premium" shall mean any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, as a result of a Principal Prepayment on, or other early collection of principal of, a Loan.

            "Primary Servicer" shall mean Midland Loan Services, Inc., in its capacity as primary servicer with respect to those Mortgage Loans set forth on
Schedule VII herein.

            "Primary Servicing Agreement" shall mean the written contract between the Master Servicer and the Primary Servicer relating to the 1370 Avenue of the Americas Loan Group and the Mortgage Loans set forth on Schedule VII herein.

            "Primary Servicing Office" shall mean the offices of the Master Servicer or the Special Servicer, as the context may require, that are primarily responsible for such party's servicing obligations hereunder. As of the Closing Date, the Primary Servicing Office of the Master Servicer is located at 200 Witmer Road, Horsham, Pennsylvania 19044, and the Primary Servicing Office of the Special Servicer is located at 550 California Street, San Francisco, California.

            "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Trustee shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Fiscal Agent, the Master Servicer, the Special Servicer and the Companion Loan Noteholders in writing of its selection.

            "Principal Balance Certificate" shall mean any Regular Interest Certificate (other than the Class X Certificates).

            "Principal Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to the aggregate (without duplication) of the following:

            (a) the aggregate of all payments of principal (other than Principal Prepayments) Received with respect to the Serviced Loans during the related Collection Period, in each case exclusive of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made under this Agreement for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period;

            (b) the aggregate of the principal portions of all Monthly Payments due in respect of the Serviced Loans for their respective Due Dates occurring during the related Collection Period, that were Received prior to the related Collection Period;

            (c) the aggregate of all Principal Prepayments Received on the Serviced Loans during the related Collection Period;

            (d) the aggregate of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds Received with respect to any Serviced Loans during the related Collection Period (including any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Pool Custodial Account pursuant to Section 3.05B during the related Collection Period) that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans, in each case exclusive of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date;

            (e) the aggregate of all Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Revenues Received with respect to any REO Properties during the related Collection Period (including any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Pool Custodial Account pursuant to Section 3.05B during the related Collection Period) that were identified and applied by the Master Servicer as recoveries of principal of the related REO Mortgage Loans, in each case exclusive of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date;

            (f) the aggregate of the principal portions of all P&I Advances made under this Agreement with respect to the Mortgage Loans and any REO Mortgage Loans for such Distribution Date; and

            (g) all amounts received by the Master Servicer on or prior to 12:00 noon (New York City time) on the Master Servicer Remittance Date from the applicable Lead Master Servicer in respect of principal for the Non-Serviced Trust Loans (which shall include the principal portion of any P&I Advance made by the applicable Lead Master Servicer);

provided that none of the amounts set forth in clauses (a) to (g) above shall represent amounts received, due or advanced on or in respect of any Companion Loan or any successor REO Loan thereto; provided, further, that the Principal Distribution Amount for any Sub-Pool and Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are deemed paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Sub-Pool for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Sub-Pool for such Distribution Date (provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were deemed reimbursed or actually reimbursed from principal collections on the Mortgage Loans of a certain Sub-Pool are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for such Sub-Pool for the Distribution Date related to the period in which such recovery occurs).

            "Principal Prepayment" shall mean any voluntary payment of principal made by the Mortgagor on a Loan that is Received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Prohibited Transaction Exemption" shall mean Prohibited Transaction Exemption 90-59 granted to Greenwich Capital Markets by the United States Department of Labor, as such Prohibited Transaction Exemption may be amended from time to time.

            "Proposed Plan" shall have the meaning assigned thereto in Section 3.18(a)(iii).

            "Prospectus" shall mean the prospectus dated January 12, 2005, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

            "Prospectus Supplement" shall mean the prospectus supplement dated January 26, 2005, relating to the Registered Certificates.

            "Purchase Option Holders" shall have the meaning assigned thereto in
Section 3.19(b).

            "Purchase Price" shall mean, with respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of: (a) the outstanding principal balance of such Mortgage Loan (or the successor REO Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the successor REO Loan) to, but not including, the Due Date in the Collection Period of purchase (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest), (c) all related unreimbursed Servicing Advances (including Advances that were reimbursed out of general collections of the Mortgage Pool and not reimbursed by, or on behalf of, the related Mortgagor), if any (including any Servicing Advances that were reimbursed out of general collections of the Mortgage Pool and not reimbursed by, or on behalf of the related Mortgagor), (d) all accrued and unpaid interest, if any, in respect of related Advances in accordance with, as applicable,
Section 3.12(b), Section 4.03(d) and/or Section 4.03A(d), and (e) in the case of a repurchase by the applicable Mortgage Loan Seller pursuant to Section 2.03(a) and the applicable Mortgage Loan Purchase Agreement, (i) to the extent not otherwise included in the amount described in clause (d) of this definition, any unpaid Special Servicing Fees, Workout Fees and other Additional Trust Fund Expenses with respect to such Mortgage Loan (or REO Property), including any Liquidation Fee payable because the subject repurchase occurred outside the applicable cure period set forth in Section 2.03 with respect to the Material Document Defect or Material Breach that gave rise to the repurchase, and (ii) to the extent not otherwise included in the amount described in clause (c) of this definition, any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to purchase such Mortgage Loan. With respect to the North Star Mall Mortgage Loan, the Mall St. Matthews Mortgage Loan and the Grand Canal Shoppes at the Venetian Trust Loan, the Purchase Price for each of Commerzbank and GSMC will be its respective percentage interest as of the Closing Date of the total Purchase Price for such Mortgage Loan. The percentage interests with respect to each of the North Star Mall Mortgage Loan and the Mall St. Matthews Mortgage Loan for each of Commerzbank and GSMC shall be 50%, and with respect to the Grand Canal Shoppes at the Venetian Trust Loan, for each of Commerzbank and GSMC shall be 23.42% and 76.58%, respectively.

            "Qualified Bidder" shall have the meaning assigned thereto in
Section 7.01(c).

            "Qualified Institutional Buyer" or "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

            "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

            "Rated Final Distribution Date" shall mean, for the purposes of this Agreement, the Distribution Date in August 2042.

            "Rating Agency" shall mean each of S&P and Moody's. Notwithstanding the foregoing, when used with respect to any Companion Loan Securities Rating Agency means any of the foregoing rating agencies that rated such Companion Loan Securities.

            "Realized Loss" shall mean: (1) with respect to each Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to the excess, if any, of (a) the sum of (i) the unpaid principal balance of such Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (ii) without taking into account the amount described in subclause (1)(b) of this definition, all accrued but unpaid interest on such Loan or such REO Loan, as the case may be, to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive, however, of any portion of such accrued but unpaid interest that represents Default Interest), over (b) all payments and proceeds, if any, Received in respect of such Loan or, to the extent allocable to such REO Loan, the related REO Property, as the case may be, during the Collection Period in which such Final Recovery Determination was made, insofar as such payments and proceeds are allocable to interest (other than Default Interest) on or principal of such Loan or REO Loan; (2) with respect to each Loan as to which any portion of the principal or previously accrued interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Loan granted or agreed to by the Special Servicer pursuant to Section 3.21, the amount of such principal and/or interest (other than Default Interest) so canceled; and (3) with respect to each Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Loan granted or agreed to by the Special Servicer pursuant to Section 3.21, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment); provided, however, that any Loan Group shall be deemed to be a single Loan for purposes of this definition.

            "Received" shall mean in the case of any Loan or REO Property, received by the Master Servicer or any of its Sub-Servicers, the Special Servicer or any of its Sub-Servicers or the Trustee, as the case may be, in any event on behalf of the Trust.

            "Record Date" shall mean: with respect to the initial Distribution Date, the Closing Date; and, with respect to any other Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Recording/Filing Agent" shall have the meaning assigned thereto in
Section 2.01(c).

            "Recovered Amount" shall have the meaning assigned thereto in
Section 1.03(c).

            "Reference Rate" shall mean, with respect to any Interest Accrual Period, the rate per annum set forth on the Reference Rate Schedule.

            "Registered Certificate" shall mean any Certificate that has been the subject of registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-J, Class B, Class C, Class D and Class E Certificates are Registered Certificates.

            "Regular Interest Certificate" shall mean any Certificate other than a Class R-I Certificate or Class R-II Certificate.

            "Regulation S" shall mean Regulation S under the Securities Act.

            "Regulation S Global Certificates" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, one or more global Certificates, collectively, in definitive, fully registered form without interest coupons, each of which Certificates bears a Regulation S Legend.

            "Regulation S Legend" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the date that is 40 days after the later of (a) the commencement of the offering to Persons other than distributors in reliance on Regulation S, and (b) the date of closing of the offering, except pursuant to an exemption from the registration requirements of the Securities Act.

            "Regulation S Restricted Certificate": Any Certificate that is not rated in one of the four highest generic ratings categories by a Rating Agency.

            "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of interest, compounded annually, on Servicing Advances in accordance with Section 3.12(b) and on P&I Advances in accordance with, as applicable,
Section 4.03(d) or Section 4.03A(d), which rate per annum is equal to the Prime Rate.

            "Release Date" shall have the meaning assigned thereto in Section 5.02(b).

            "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

            "REMIC Pool" shall mean either of the Lower-Tier REMIC and/or the Upper-Tier REMIC, as applicable.

            "REMIC Provisions" shall mean the provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account" shall mean either of the Pool REO Account or the applicable Loan Group REO Account.

            "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09.

            "REO Disposition" shall mean the sale or other disposition of any REO Property pursuant to Section 3.19.

            "REO Extension" shall have the meaning assigned thereto in Section 3.17(a).

            "REO Loan" shall mean the mortgage loan (or, if any Loan Group is involved, any of the mortgage loans comprising such Loan Group) deemed for purposes hereof to be outstanding with respect to each REO Property or, with respect to a Non-Serviced Trust Loan, the Loan deemed outstanding when the related Mortgaged Property is acquired on behalf of the holders under the Lead PSA. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Loan (such terms and conditions to be applied without regard to the default on such predecessor Loan and the acquisition of the related REO Property as part of the Trust Fund).

            "REO Mortgage Loan" shall mean any REO Loan that relates to a predecessor Mortgage Loan.

            "REO Property" shall mean a Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of the Loan Group Mortgaged Properties (other than the Non-Serviced Loan Groups, which are being serviced under the applicable Lead PSA), for the benefit of the Certificateholders and the Companion Loan Noteholders, as their interests may appear), through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan.

            "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "REO Tax" shall have the meaning assigned thereto in Section
3.18(a).

            "Repurchased Note" shall have the meaning assigned thereto in
Section 3.29.

            "Repurchased Percentage Interest" shall have the meaning assigned thereto in Section 3.29.

            "Repurchasing Seller" shall have the meaning assigned thereto in
Section 3.29.

            "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

            "Required Appraisal" shall mean, with respect to each Required Appraisal Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the party required or authorized to obtain such appraisal hereunder, which appraisal shall be prepared in accordance with 12 CFR ss. 225.62 and conducted in accordance with the standards of the Appraisal Institute or, in the case of a Required Appraisal Loan having a Stated Principal Balance of, or in the case of a Mortgaged Property that has an allocated loan amount of, less than $2,000,000, if no satisfactory (as determined by the Special Servicer pursuant to Section 3.09(a)) appraisal meeting the foregoing criteria was obtained or conducted within the prior 12 months, a "desktop" value estimate performed by the Special Servicer.

            "Required Appraisal Loan" shall mean any Serviced Loan or Serviced Loan Group:

                  (i) that becomes a Modified Loan,

                  (ii) that is 60 days or more delinquent in respect of any
            Monthly Payment, except for a Balloon Payment,

                  (iii) solely in the case of a delinquent Balloon Payment, a
            Serviced Loan shall be considered to be a Required Appraisal Loan if the related Mortgagor has failed to make when due any Balloon Payment; provided, however, if (x) the related Mortgagor is actively seeking a refinancing commitment, (y) the related Mortgagor continues to make payments in the amount of its Assumed Monthly Payment and (z) the Directing Holder consents, the Loan will not be considered a Required Appraisal Loan until 60 days beyond the related maturity date; and provided, further, if the related Mortgagor has delivered to the Master Servicer, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Master Servicer, and the Mortgagor continues to make its payments in the amount of its Assumed Monthly Payments, the Loan will not be considered a Required Appraisal Loan until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment;

                  (iv) with respect to which the related Mortgaged Property has become an REO Property,

                  (v) with respect to which a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related Mortgaged Property,

                  (vi) with respect to which the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, has not been dismissed within 60 days of the commencement thereof, or

                  (vii) that remains outstanding five (5) years following any extension of its maturity date pursuant to Section 3.21.

Any Required Appraisal Loan (other than a Mortgage Loan that became a Required Appraisal Loan pursuant to clause (vii) above) shall cease to be such at such time as it has become a Corrected Loan (except if such Required Appraisal Loan had not become a Specially Serviced Loan at the time the applicable event(s) described in any of clauses (i) through (vii) above ceased to exist), it has remained current for at least three (3) consecutive Monthly Payments, and no other event described in clauses (i) through (vii) above has occurred with respect thereto during the preceding three-month period; provided that the term "Required Appraisal Loan" shall include any successor REO Loan(s); and provided, further, that any Serviced Loan Group shall, upon the occurrence of any of the events described in clauses (i) through (vii) of this definition in respect of any Loan in such Serviced Loan Group, be deemed to be a single "Required Appraisal Loan."

            "Required Appraisal Value" shall mean, with respect to any Mortgaged Property securing (or REO Property relating to) a Required Appraisal Loan, an amount equal to the sum of: (a) the excess, if any, of (i) 90% of the Appraised Value of such Mortgaged Property (or REO Property) as determined by the most recent Required Appraisal or any letter update of such Required Appraisal (as it may be adjusted downward by the Special Servicer in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal or estimate and such other information as it may deem appropriate), over (ii) the amount of any obligations secured by liens on such Mortgaged Property (or REO Property) that are prior to the lien of the related Required Appraisal Loan; plus (b) the amount of Escrow Payments and Reserve Funds held by the Master Servicer in respect of such Required Appraisal Loan that (i) are not being held in respect of any real estate taxes and assessments, insurance premiums or, if applicable, ground rents, (ii) are not otherwise scheduled to be applied or utilized (except to pay debt service on such Required Appraisal Loan) within the twelve-month period following the date of determination and (iii) may be applied towards the reduction of the principal balance of such Required Appraisal Loan; plus (c) the amount of any letter of credit constituting additional security for such Required Appraisal Loan and that may be applied towards the reduction of the principal balance of such Required Appraisal Loan.

            "Reserve Account" shall mean any account established by the Master Servicer, pursuant to Section 3.03(d), as to which Reserve Funds shall be deposited.

            "Reserve Funds" shall mean, with respect to any Serviced Loan, any amounts delivered by the related Mortgagor to be held by or on behalf of the mortgagee representing reserves for repairs, capital improvements and/or environmental remediation in respect of the related Mortgaged Property or debt service on such Loan.

            "Residual Interest Certificate" shall mean a Class R-I or Class R-II Certificate.

            "Responsible Officer" shall mean: (a) when used with respect to the Trustee, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee's Asset-Backed Services Trust Group customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement; and (b) when used with respect to the Fiscal Agent, any officer thereof.

            "Review Package" shall mean a package of documents consisting of a memorandum outlining the analysis and recommendation (in accordance with the Servicing Standard) of the Master Servicer or the Special Servicer, as the case may be, with respect to the matters that are the subject thereof, and copies of all relevant documentation.

            "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, one or collectively more global certificates representing such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, none of which certificates bears a Regulation S Legend, and each of which certificates has a Rule 144A CUSIP number.

            "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Sarbanes-Oxley Certification" shall have the meaning assigned to such term in Section 8.15(d).

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Serviced Companion Loan" shall mean the (i) each of the 1440 Broadway Subordinate Companion Loan, the 2040 Main Street Subordinate Companion Loan, the Birtcher/Charlesbank Office Portfolio Subordinate Companion Loan, the Shops at Wailea Subordinate Companion Loan and the Toringdon II Subordinate Companion Loan (ii) during a 1370 Avenue of the Americas Lead Servicing Period, the 1370 Avenue of the Americas Pari Passu Companion Loans.

            "Serviced Loan" shall mean any Loan (including a Specially Serviced Loan, but excluding an REO Loan) that is, as contemplated by Section 3.01, to be serviced and administered by the Master Servicer and/or the Special Servicer hereunder, which includes the Mortgage Loans (other than the Non-Serviced Trust Loans) and the Companion Loans (other than the Non-Serviced Companion Loans).

            "Serviced Loan Group" shall mean (i) each of the Tier 1 Loan Groups and Tier 2 Loan Groups and (ii) during a 1370 Avenue of the Americas Lead Servicing Period, the 1370 Avenue of the Americas Loan Group.

            "Serviced Loan Group Trust Mortgage Loan" shall mean (i) each of the 1440 Broadway Trust Loan, the 2040 Main Street Trust Loan, the
Birtcher/Charlesbank Office Portfolio Trust Loan, the Shops at Wailea Trust Loan and the Toringdon II Trust Loan and (ii) during a 1370 Avenue of the Americas Lead Servicing Period, the 1370 Avenue of the Americas Trust Loan.

            "Serviced Pari Passu Companion Loans" shall mean during a 1370 Avenue of the Americas Lead Servicing Period, the 1370 Avenue of the Americas Pari Passu Companion Loans.

            "Servicer Fee Amount" shall mean: (a) with respect to each Sub-Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Loan primary serviced by such Sub-Servicer, (i) the principal balance of such Loan as of the end of the immediately preceding Collection Period and (ii) the sub-servicing fee rate specified in the related Sub-Servicing Agreement for such Loan; and (b) with respect to the Master Servicer, as of any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Loan and the Non-Serviced Trust Loans, (i) the principal balance of such Loan or the Non-Serviced Trust Loans, as applicable, as of the end of the immediately preceding Collection Period and (ii) the excess, if any, of the Master Servicing Fee Rate for such Loan or the Non-Serviced Trust Loans, as applicable, over the sub-servicing fee rate (if any) applicable to such Loan, as specified in any Sub-Servicing Agreement related to such Loan.

            "Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level File, the CMSA Collateral Summary File and CMSA Reconciliation of Funds).

            "Servicing Account" shall have the meaning assigned thereto in
Section 3.03(a).

            "Servicing Advances" shall mean all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred by the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee in connection with the servicing and administration of a Serviced Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, if any, set forth in Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by the Master Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (e) any Required Appraisal or any other appraisal or update thereof expressly permitted or required to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, (g) obtaining any related ratings confirmation and (h) the Master Servicer, Special Servicer or Trustee fulfilling its obligations under Section 2.03; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer, the Special Servicer or the Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Loan or REO Property pursuant to any provision of this Agreement, or the applicable Co-Lender Agreement.

            "Servicing Fees" shall mean with respect to each Serviced Loan and the Non-Serviced Trust Loans (and any successor REO Loan with respect thereto), the Master Servicing Fee and the Special Servicing Fee.

            "Servicing File" shall mean, (i) with respect to each Serviced Loan, collectively, any and all documents (other than documents required to be part of the related Mortgage File) in the possession of the Master Servicer or the Special Servicer and relating to the servicing of any Serviced Loan, including any original letter of credit (together with any transfer or assignment documents related thereto), any franchise agreement and any franchise comfort letter (together with any transfer or assignment documents relating thereto), appraisals, surveys, engineering reports, environmental reports, opinion letters of counsel to a related Mortgagor, escrow agreements, property management agreements and franchise agreements and (ii) with respect to each Non-Serviced Trust Loan, a copy of the related Mortgage Note (and all intervening endorsements), the applicable Lead PSA, the applicable Co-Lender Agreement and appraisal shall be sufficient for the applicable Servicing File.

            "Servicing Officer" shall mean any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Serviced Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

            "Servicing-Released Bid" shall have the meaning assigned thereto in
Section 7.01(c).

            "Servicing-Retained Bid" shall have the meaning assigned thereto in
Section 7.01(c).

            "Servicing Standard" shall mean:

            (1) for so long as either the Master Servicer or Special Servicer, as applicable, is GMAC Commercial Mortgage Corporation, to service and administer the Serviced Loans and any REO Properties that such party is obligated to service and administer, on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders (and with respect to a Serviced Loan Group, in the best interest of and for the benefit of the Certificateholders and the related Companion Loan Noteholder as a collective whole), as determined by the Master Servicer or Special Servicer, as applicable, in its good faith and reasonable judgment, in accordance with applicable law, the terms of this Agreement and the terms of the Mortgage Loans, and to the extent consistent with the foregoing, as follows: (i) the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to comparable mortgage loans and REO properties; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Serviced Loans or, if a Serviced Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Master Servicer or Special Servicer, as applicable, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Serviced Loan to the Certificateholders (as a collective whole) (or, if a Loan Group is involved, with a view to the maximization of recovery on such Loan Group to the Certificateholders and the related Companion Loan Noteholders (as a collective whole)), on a present value basis; and (iii) without regard to (A) any other relationship that the Master Servicer or Special Servicer, as applicable, or any Affiliate thereof may have with the related Mortgagor; (B) the ownership of any Certificate or any related mezzanine loan or Companion Loan by the Master Servicer or Special Servicer, as applicable, or any Affiliate thereof; (C) the Master Servicer's obligation to make Advances or the Special Servicer's obligation to direct the Master Servicer to make Advances, and (D) the right of the Master Servicer or Special Servicer, as applicable, or any Affiliate thereof to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under this Agreement or with respect to any particular transaction; and

            (2) with respect to the Master Servicer or the Special Servicer that is not GMAC Commercial Mortgage Corporation, to service and administer the Serviced Loans and any REO Properties that such party is obligated to service and administer pursuant to this Agreement: (i) in accordance with the higher of the following standards of care: (A) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties), and (B) the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Serviced Loans; (ii) with a view to: the timely recovery of all payments of principal and interest, including Balloon Payments, under the Serviced Loans or, in the case of any such Serviced Loan that is (1) a Specially Serviced Loan or (2) a Serviced Loan as to which the related Mortgaged Property has become an REO Property, the maximization of recovery on the Mortgage Loan to the Certificateholders (as a collective whole) (or, if any Loan Group is involved, with a view to the maximization of recovery on such Loan Group to the Certificateholders and the related Companion Loan Noteholders (as a collective whole) (it being understood that the interest of any Subordinate Companion Loan is a subordinate interest, subject to the terms and conditions of the related Co-Lender Agreement) of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of any Loan Group, to the Certificateholders and the related Companion Noteholders) to be performed at the related Mortgage Rate (or, in the case of any Loan Group, at the weighted average of the Mortgage Rates for such Loan Group); and (iii) without regard to (A) any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Mortgagors, or any Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Certificate (or any Companion Loan or any certificate backed by a Companion Loan or any Mezzanine Loan) by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (C) the obligation of the Master Servicer or the Special Servicer, as the case may be, to make Advances; (D) the right of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate of either of them, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; and (E) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof.

            "Servicing Transfer Event" shall mean, with respect to any Serviced Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Loan," except in the case of a Loan Group, if the related Subordinate Companion Loan Noteholder is exercising its cure rights under the related Co-Lender Agreement.

            "Shops at Wailea Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "Shops at Wailea Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Shops at Wailea Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Similar Law" shall have the meaning assigned thereto in Section 5.02(c).

            "Single Certificate" shall mean, for purposes of Section 4.02, a hypothetical Regular Interest Certificate evidencing an initial $1,000 denomination.

            "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents and/or the related Loan documents provide substantially to the effect that: (i) it was formed or organized solely for the purpose of either owning and operating the Mortgaged Property or Properties securing one or more Loans, or owning and pledging Defeasance Collateral in connection with the defeasance of a Defeasance Loan, as the case may be, (ii) it may not engage in any business unrelated to such Mortgaged Property or Properties or such Defeasance Collateral, as the case may be, (iii) it will not have any assets other than those related to its interest in and operation of such Mortgaged Property or such Defeasance Collateral, as the case may be, (iv) it may not incur indebtedness other than incidental to its ownership and operation of the applicable Mortgaged Property or Properties or Defeasance Collateral, as the case may be, (v) it will maintain its own books and records and accounts separate and apart from any other Person, (vi) it will hold itself out as a legal entity, separate and apart from any other Person, and
(vii) in the case of such an entity whose sole purpose is owning or operating a Mortgaged Property, it will have an independent director or, if such entity is a partnership or a limited liability company, at least one general partner or limited liability company member thereof, as applicable, which shall itself be a "single purpose entity" (having as its sole asset its interest in the Single Purpose Entity) with an independent director.

            "Special Servicer" shall mean GMAC Commercial Mortgage Corporation, in its capacity as special servicer hereunder, or any successor special servicer appointed as herein provided.

            "Special Servicing Fee" shall mean, with respect to each Specially Serviced Loan and each REO Loan, (excluding any Non-Serviced Trust Loan that has become an REO Loan) the fee designated as such in, and payable to the Special Servicer pursuant to, Section 3.11(b).

            "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Loan and each REO Loan (excluding an REO Loan that corresponds to a Non-Serviced Trust Loan), 0.25% per annum.

            "Specially Serviced Loan" shall mean any Serviced Loan as to which any of the following events has occurred:

            (a) the related Mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment), which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period)--

                  (i) except in the case of a Balloon Loan delinquent in respect of its Balloon Payment, for 60 days beyond the date on which the subject payment was due, or

                  (ii) solely in the case of a delinquent Balloon Payment, a
            Serviced Loan shall be considered to be a Specially Serviced Loan if the related Mortgagor has failed to make when due any Balloon Payment; provided, however, if (x) the related Mortgagor is actively seeking a refinancing commitment, (y) the related Mortgagor continues to make payments in the amount of its Assumed Monthly Payment and (z) the Directing Holder consents, the Loan will not be considered a Specially Serviced Loan until 60 days beyond the related maturity date; and provided, further, if the related Mortgagor has delivered to the Master Servicer, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Master Servicer, and the Mortgagor continues to make its payments in the amount of its Assumed Monthly Payments, the Loan will not be considered a Specially Serviced Loan until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment;

            (b) the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the applicable Directing Holder, subject to Section 6.11) shall have determined, in accordance with the Servicing Standard, based on communications with the related Mortgagor, that a default in the making of a Monthly Payment on such Serviced Loan, including a Balloon Payment, is likely to occur and is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated by clause (a) of this definition; or

            (c) there shall have occurred a default (other than as described in clause (a) above) that (i) in the judgment of the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the applicable Directing Holder, subject to Section 6.11) materially impairs the value of the related Mortgaged Property as security for such Serviced Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of any Companion Loan, the related Companion Loan Noteholders), and (ii) continues unremedied for the applicable grace period under the terms of such Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Mortgage Loan documents shall be deemed not to have a grace period; and provided, further, that any determination that a Servicing Transfer Event has occurred under this clause (c) with respect to any Mortgage Loan solely by reason of the failure of the related Mortgagor to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Master Servicer, subject to Section 6.11, and the second paragraph of Section 3.07(a); or

            (d) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the applicable Directing Holder, subject to Section 6.11) has determined that (i) a default (other than as described in clause (b) of this definition) under the Loan is imminent,
      (ii) such default will materially impair the value of the related Mortgaged Property as security for such Serviced Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of any Companion Loan, the related Companion Loan Noteholders), and (iii) the default will continue unremedied for the applicable grace period under the terms of such Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Mortgage Loan documents shall be deemed not to have a grace period; and provided, further, that any determination that a Servicing Transfer Event has occurred under this clause (d) with respect to any Mortgage Loan solely by reason of the failure of the related Mortgagor to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism will be subject to Section 6.11, and the second paragraph of Section 3.07(a); or

            (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

            (f) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (g) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Serviced Loan will cease to be a Specially Serviced Loan, when a Liquidation Event has occurred with respect to such Serviced Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through (h) above exists that would cause the Serviced Loan to continue to be characterized as a Specially Serviced Loan, when:

            (w) with respect to the circumstances described in clause (a) of this definition, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.21);

            (x) with respect to the circumstances described in clauses (b), (d),
(e), (f) and (g) of this definition, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (e), (f) and (g), no later than the entry of an order or decree dismissing such proceeding;

            (y) with respect to the circumstances described in clause (c) of this definition, such default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and


            (z) with respect to the circumstances described in clause (h) of this definition, such proceedings are terminated.

            The Special Servicer may conclusively rely on the Master Servicer's determination and the Master Servicer may conclusively rely on the Special Servicer's determination as to whether a Servicing Transfer Event has occurred giving rise to a Serviced Loan's becoming a Specially Serviced Loan. If any Serviced Loan that is part of any Loan Group becomes a Specially Serviced Loan, then each other Serviced Loan in the Loan Group shall also become a Specially Serviced Loan.

            "Startup Day" shall mean, with respect to each REMIC Pool, the day designated as such in Section 10.01(c).

            "Stated Maturity Date" shall mean, with respect to any Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of such Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, extension, waiver or amendment of such Loan granted or agreed to by the Special Servicer pursuant to Section 3.21.

            "Stated Principal Balance" shall mean: (a) with respect to any Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the Cut off Date Balance of such Mortgage Loan, as permanently reduced on each Distribution Date (to not less than zero) by (i) any principal payments (whether received or advanced) or other collections in respect of such Mortgage Loan that were identified and applied as a recovery of principal for such Mortgage Loan (or any such successor REO Mortgage Loan with respect thereto) during the related Collection Period, (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or, if such Mortgage Loan is part of a Loan Group, any Realized Loss incurred in respect of such Loan Group and allocated to such Mortgage Loan) (or any such successor REO Mortgage Loan with respect thereto) during the related Collection Period; and (b) with respect to any Serviced Companion Loan (and any successor REO Loan with respect thereto), the Cut off Date Balance of such Loan, as permanently reduced on each Loan Group Remittance Date (to not less than zero) by (i) any principal payments (whether received or advanced) or other collections in respect of such Loan that were identified and applied as a recovery of principal for such Loan (or any such successor REO Loan with respect thereto) during the related Collection Period, and (ii) the principal portion of any Realized Loss incurred in respect of the related Loan Group and allocated to such Loan (or any such successor REO Loan with respect thereto) during the related Collection Period.

            Other than for purposes of determining the Weighted Average Net Mortgage Rate, the Stated Principal Balance of the Mortgage Pool will not be reduced by the amount of any principal collections from the Mortgage Pool that were used to reimburse a Workout-Delayed Reimbursement Amount pursuant to
Section 3.05(a)(vii), unless the corresponding Advance was determined to be a Nonrecoverable Advance.

            Notwithstanding the foregoing, if a Liquidation Event or Final Recovery Determination occurs in respect of any Loan or REO Property, then the "Stated Principal Balance" of such Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

            "Sub-Pool" shall mean either of Sub-Pool 1 or Sub-Pool 2.

            "Sub-Pool 1" shall mean collectively, all of the Mortgage Loans that are identified on the Mortgage Loan Schedule as belonging to Sub-Pool 1 and any successor REO Loans with respect thereto.

            "Sub-Pool 1 Available Distribution Amount" shall mean with respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to collections Received on the Mortgage Loans in Sub-Pool 1.

            "Sub-Pool 1 Principal Distribution Amount" shall mean with respect to any Distribution Date, that portion, if any, of the Adjusted Principal Distribution Amount attributable to collections Received on the Mortgage Loans in Sub-Pool 1.

            "Sub-Pool 2" shall mean collectively, all of the Mortgage Loans that are identified on the Mortgage Loan Schedule as belonging to Sub-Pool 2 and any successor REO Loans with respect thereto.

            "Sub-Pool 2 Available Distribution Amount" shall mean with respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to collections Received on the Mortgage Loans in Sub-Pool 2.

            "Sub-Pool 2 Principal Distribution Amount" shall mean with respect to any Distribution Date, that portion, if any, of the Adjusted Principal Distribution Amount attributable to collections Received on the Mortgage Loans in Sub-Pool 2.

            "Sub-Servicer" shall mean any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement" shall mean the written contract between the Master Servicer or the Special Servicer, on the one hand, and the Primary Servicer or any Sub-Servicer, on the other hand, relating to servicing and administration of Serviced Loans as provided in Section 3.23.

            "Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Subordinate Companion Loan Noteholder" shall mean, with respect to any Loan Group with a Subordinate Companion Loan, the Holder of the Mortgage Note for such Subordinate Companion Loan.

            "Subsequent Exchange Act Reports" shall have the meaning assigned thereto in Section 8.15(a).

            "Subsequent Fiscal Agent" shall mean the fiscal agent under any Subsequent PSA.

            "Subsequent Master Servicer" shall mean the master servicer under any Subsequent PSA.

            "Subsequent PSA" shall mean any "pooling and servicing agreement" entered into in connection with a securitization of any Pari Passu Companion Loan where the servicing of such Companion Loan is performed under this Agreement or a Lead PSA.

            "Subsequent Trustee" shall mean the trustee under any Subsequent
PSA.

            "Successful Bidder" shall have the meaning assigned thereto in
Section 7.01(c).

            "Supplemental Servicer Schedule": With respect to the Loans to be serviced by the Master Servicer, a list attached hereto as Schedule VI, which list sets forth the following information with respect to each Loan:

                  (i) the Mortgagor's name;

                  (ii) property type;

                  (iii) the original balance;

                  (iv) the original and remaining amortization term;

                  (v) whether such Mortgage Loan has a guarantor;

                  (vi) whether such Mortgage Loan is secured by a letter of
            credit;

                  (vii) the current balance and monthly amount of any reserve or escrowed funds;

                  (viii) the grace period with respect to both default interest and late payment charges;

                  (ix) whether such Mortgage Loan is insured by RVI, lease
            enhancement policy or environmental policies;

                  (x) whether an operation and maintenance plan exists and, if so, what repairs are required;

                  (xi) whether a cash management agreement or lock-box agreement is in place; and

                  (xii) the number of units, pads, rooms or square feet of the
            Mortgaged Property.

Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Tax Administrator" shall mean any tax administrator appointed pursuant to Section 8.13 (or, in the absence of any such appointment, the Trustee).

            "Tax Matters Person" shall mean, with respect to each REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1, which Person shall be the Plurality Residual Interest Certificateholder in respect of the related Class of Residual Interest Certificates.

            "Tax Returns" shall mean the federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state and local tax law.

            "Tier 1 Loan Group" shall mean any one of the 1440 Broadway Loan Group, Shops at Wailea Loan Group, 2040 Main Street Loan Group and Birtcher/Charlesbank Office Portfolio Loan Group.

            "Tier 2 Loan Group" shall mean the Toringdon II Loan Group.

            "Toringdon II Loan Group" shall have the meaning assigned thereto in the Preliminary Statement.

            "Toringdon II Trust Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Toringdon II Subordinate Companion Loan" shall have the meaning assigned thereto in the Preliminary Statement.

            "Total Principal Reinstatement Amount" shall mean, with respect to any Distribution Date, an amount (to be calculated by the Trustee immediately following, and after taking into account, all distributions to be made with respect to the Certificates on such Distribution Date) equal to the least of:
(1) the Additional Principal Distribution Amount for the subject Distribution Date; (2) the amount, if any, by which (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following the subject Distribution Date, exceeds (b) the aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates (after taking into account the distributions made with respect to the Certificates on such Distribution Date, but prior to any adjustments to any of those Classes of Principal Balance Certificates pursuant to Section 4.04 or Section 4.05); and
(3) the aggregate Loss Reimbursement Amount in respect of the Principal Balance Certificates for the subject Distribution Date (reduced by all distributions made with respect to the Principal Balance Certificates in reimbursement of such aggregate Loss Reimbursement Amount on the subject Distribution Date).

            "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d)(i)(B).

            "Transfer Date" shall have the meaning assigned thereto in Section 5.02(b).

            "Transferee" shall mean any Person who is acquiring, by Transfer, any Ownership Interest in a Certificate.

            "Transferor" shall mean any Person who is disposing of, by Transfer, any Ownership Interest in a Certificate.

            "Trust" shall mean the common law trust created hereunder.

            "Trust Fund" shall mean, collectively, all of the assets of the Lower-Tier REMIC, the Upper-Tier REMIC and the Loss of Value Reserve Fund.

            "Trustee" shall mean LaSalle Bank National Association, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

            "Trustee Fee" shall mean, with respect to each Distribution Date, an amount equal to one-twelfth of the product of (i) the Trustee Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately prior to such Distribution Date.

            "Trustee Fee Rate" shall mean 0.0006% per annum.

            "Trustee Liability" shall have the meaning assigned thereto in
Section 8.05(b).

            "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement" shall mean a financing statement executed (if required by the UCC) and filed pursuant to the UCC.

            "Uncertificated Lower-Tier Interest" shall mean each separate non-certificated beneficial ownership interest in the Lower-Tier REMIC issued hereunder and designated as a "regular interest" in the Lower-Tier REMIC. Each Uncertificated Lower-Tier Interest shall accrue interest at the Weighted Average Net Mortgage Rate, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective Uncertificated Lower-Tier Interests are set forth in the Preliminary Statement hereto.

            "Uncertificated Principal Balance" shall mean the principal balance of any Uncertificated Lower-Tier Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each Uncertificated Lower-Tier Interest shall equal the amount set forth in the Preliminary Statement hereto. On each Distribution Date, the Uncertificated Principal Balance of each Uncertificated Lower-Tier Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(i), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b).

            "Underwriters" shall mean Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Bear, Stearns & Co. Inc. and Wachovia Capital Markets, LLC, and their respective successors in interest.

            "Unfunded Principal Balance Reduction" shall mean any reduction made in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to Section 4.04(a) or the Uncertificated Principal Balance of any Uncertificated Lower-Tier Interest pursuant to Section 4.04(b).

            "United States Tax Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Tax Persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

            "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

            "Unliquidated Advance" shall mean any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (ii) and (vi) of Section 3.05(a) but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Loan or REO Property in respect of which the Advance was made.

            "Upper-Tier Distribution Account" shall mean the subaccount deemed to be a part of the Distribution Account and maintained by the Trustee pursuant to Section 3.04(b).

            "Upper-Tier REMIC" One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "Voting Rights" shall mean the portion of the voting rights of all of the Certificates that is allocated to any Certificate. At all times during the term of this Agreement, 99% of the Voting Rights shall be allocated among the Holders of the various Classes of the Principal Balance Certificates in proportion to the respective Class Principal Balances of their Certificates, and 1% of the Voting Rights shall be allocated to the Holders of the Class XP and Class XC Certificates, pro rata, based on the Class XP Notional Amount and Class XC Notional Amount, respectively. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. No Voting Rights shall be allocated to the Class R-I or Class R-II Certificates.

            "Weighted Average Net Mortgage Rate" shall mean, with respect to any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

            "Workout-Delayed Reimbursement Amounts" shall mean with respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three Monthly Payments under its modified terms, would then constitute) a Corrected Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified Mortgage Loan documents.

            "Workout Fee" shall mean the fee designated as such in, and payable to the Special Servicer with respect to certain collections on each Corrected Loan pursuant to, Section 3.11(b).

            "Workout Fee Rate" shall mean, with respect to each Corrected Loan as to which a Workout Fee is payable, 1.0%.

            "Yield Maintenance Charge" shall mean the payments paid or payable, as the context requires, as the result of a Principal Prepayment on, or other early collection of principal of, a Loan, which payments are not otherwise due thereon in respect of principal or interest and have been calculated (based on scheduled payments of interest and/or principal on such Loan) to compensate the Holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries which shall generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Loan or the actual term remaining through the related Stated Maturity Date), the Master Servicer shall use the applicable U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 X [{(1+ "BEY"/2) ^1/6}-1]) X 100, where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X [{(1+ .055/2) ^ 0.16667}- 1]) X 100 where .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

            Section 1.02 General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

            (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (iv) a reference to a Subsection without further reference to a
      Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (v) the words "herein," "hereof," "hereunder," "hereto," "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (vi) the terms "include" or "including" shall mean without limitation by reason of enumeration.

            Section 1.03 Certain Adjustments to the Principal Distributions on the Certificates.

            (a) If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances (together with interest accrued and payable thereon pursuant to Section 3.12(b) or Section 4.03(d), as applicable, to the extent such interest was paid hereunder from a source other than Default Charges Received by the Trust on the Mortgage Pool), then (for purposes of calculating distributions on the Certificates) each such reimbursement and payment of interest shall be deemed to have been made:

            (i) first, out of any amounts then on deposit in the Pool Custodial Account that represent payments or other collections of principal Received by the Trust with respect to the Sub-Pool to which such Mortgage Loan generating the Nonrecoverable Advance belongs that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

            (ii) second, out of any amounts then on deposit in the Pool Custodial Account that represent any other payments or other collections Received by the Trust with respect to the Sub-Pool to which such Mortgage Loan generating the Nonrecoverable Advance belongs that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

            (iii) third, out of any amounts representing payments or other collections of principal Received by the Trust with respect to the other Sub-Pool that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date;

            (iv) fourth, out of any amounts representing any other payments or other collections Received by the Trust with respect to the other Sub-Pool that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date; and

            (v) fifth, out of any other amounts then on deposit in the Pool Custodial Account that may be available to reimburse the subject Nonrecoverable Advance and/or to pay interest thereon.

            (b) If and to the extent that any payment or other collection of principal of any Mortgage Loan or REO Mortgage Loan is deemed to be applied in accordance with Section 1.03(a)(i) to reimburse a Nonrecoverable Advance or to pay interest thereon or is applied to reimburse a Workout-Delayed Reimbursement Amount, and further if and to the extent that such payment or other collection of principal constitutes part of the Principal Distribution Amount for any Distribution Date, then for purposes of calculating the Adjusted Principal Distribution Amount, Sub-Pool 1 Principal Distribution Amount and Sub-Pool 2 Principal Distribution Amount for such Distribution Date and for such Sub-Pool, as applicable, the amount of such payment or other collection of principal shall be subtracted from the Principal Distribution Amount for such Distribution Date and the applicable Sub-Pool.

            (c) If and to the extent that any Advance is determined to be a Nonrecoverable Advance, such Advance or interest thereon is reimbursed out of general principal collections on the Mortgage Pool as contemplated by Section 1.03(a) above or if any Workout-Delayed Reimbursement Amount is paid from principal collections on the Mortgage Pool, and the particular item for which such Advance was originally made is subsequently collected (in whole or in part) out of payments or other collections in respect of the related Mortgage Loan (or Loan Group if applicable) or REO Mortgage Loan (such item, and interest thereon, to the extent such interest was paid out of general collections on the Mortgage Pool, if and to the extent so collected, a "Recovered Amount"), then for purposes of calculating the Adjusted Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered, such Recovered Amount (to the extent not already included therein) shall be added to the Principal Distribution Amount for such Distribution Date.

            (d) Nothing contained in this Section 1.03 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances (together with interest accrued and payable thereon pursuant to Section 3.12(b) or Section 4.03(d)) to collections of principal Received by the Trust with respect to the Mortgage Pool; instead the order of priority set forth in
Section 1.03(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

            Section 1.04 Certain Calculations Relating to REO Loans.

            Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Loan as of the date of the related REO Acquisition. All Monthly Payments (other than a Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan.

            Amounts Received with respect to each REO Loan that is a successor to a Serviced Loan (after provision for amounts to be applied to the payment of, or to be reimbursed (1) to the Master Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property and (2) to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for the reimbursement of any outstanding unreimbursed Advances on such REO Loan (and predecessor Loan) and interest thereon) shall be treated: first, as a recovery of any amounts withdrawn from general principal collections on the Mortgage Pool in order to reimburse any Workout-Delayed Reimbursement Amounts and Nonrecoverable Advance with respect to such Loan and interest on any such Advance; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance (to the extent not already reimbursed pursuant to clause first above); and fourth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan; provided that if the Loans comprising a Serviced Loan Group become REO Loans, amounts Received with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in the related Co-Lender Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Trust in respect of the predecessor Loan as of the date of the related REO Acquisition, including any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such Servicing Advances and P&I Advances (including any Unliquidated Advance) in accordance with Sections 3.12(b), 4.03(d) and 4.03A(d), respectively, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Trust, as the case may be, in respect of an REO Loan.

            Section 1.05 Certain Matters with respect to the 1370 Avenue of the Americas Loan Group.

            (a) The 1370 Avenue of the Americas Loan Group is comprised of the 1370 Avenue of the Americas Trust Loan and the 1370 Avenue of the Americas Pari Passu Companion Loans. The 1370 Avenue of the Americas Pari Passu Companion Loans are expected to be included in another securitization. The 1370 Avenue of the Americas Loan Group will be initially serviced and administered under this Agreement, during which time the 1370 Avenue of the Americas Loan Group will be treated as a Serviced Loan Group. Notwithstanding anything contained herein, following the securitization of the 1370 Avenue of the Americas Pari Passu Companion Loans (provided any Rating Agency confirmation referred to below has been obtained), the 1370 Avenue of the Americas Loan Group will be administered under the 1370 Avenue of the Americas PSA, during which time the 1370 Avenue of the Americas Loan Group will be treated as a Non-Serviced Loan Group and the Special Servicer will have no servicing responsibilities with respect to the 1370 Avenue of the Americas Loan Group or the related Mortgaged Property. The parties hereto acknowledge that they shall be obligated to service the 1370 Avenue of the Americas Loan Group on behalf of the Trust during a 1370 Avenue of the Americas Lead Servicing Period (including, but not limited to, establishing the Serviced Companion Loan Custodial Account). If the Companion Loan Securities issued under the 1370 Avenue of the Americas PSA are not rated by any of the Rating Agencies rating the Certificates, prior to the transfer of servicing to the 1370 Avenue of the Americas PSA the Trustee shall receive written confirmation from any Rating Agency not rating such Companion Loan Securities that the transfer of servicing will not result in the downgrade, withdrawal or qualification of the ratings for any of the Certificates. During the 1370 Avenue of the Americas Non-Lead Servicing Period, the Master Servicer, the Trustee and Fiscal Agent will have limited servicing and administration responsibilities under this Agreement (such as preparing CMSA servicing reports, remitting collections, and making P&I Advances for the 1370 Avenue of the Americas Trust
Loan) with respect to the 1370 Avenue of the Americas Trust Loan, but will have no servicing and administration responsibilities whatsoever with respect to the 1370 Avenue of the Americas Pari Passu Companion Loans. In that regard and notwithstanding anything to the contrary provided herein, when this Agreement references or provides for amounts collected or received by or on behalf of the Master Servicer or the Special Servicer with respect to the 1370 Avenue of the Americas Trust Loan these references or provisions are deemed to include all amounts collected or received by the servicers or the trustee under the 1370 Avenue of the Americas PSA on behalf of the Trust as the holder of the 1370 Avenue of the Americas Trust Loan and remitted to the Master Servicer, the Special Servicer or the Trustee.

            (b) Upon the transfer of servicing to the 1370 Avenue of the Americas PSA, the Master Servicer and the Special Servicer shall immediately be entitled to reimbursement from the Pool Custodial Account for any Servicing Advances made with respect to the 1370 Avenue of the Americas Loan Group during the 1370 Avenue of the Americas Lead Servicing Period. To the extent that the Master Servicer or Special Servicer reimburses itself for any Servicing Advance made with respect to the 1370 Avenue of the Americas Loan Group during the 1370 Avenue of the Americas Lead Servicing Period, the Master Servicer or Special Servicer, as applicable, shall provide notice of such reimbursement to the Depositor. The Depositor shall promptly upon receiving notice of such reimbursement pay to the Trust an amount equal to the amount which the Master Servicer reimbursed itself or the Special Servicer, as the case may be.

                                   ARTICLE II
     CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

            Section 2.01 Creation of Trust; Conveyance of Mortgage Loans.

            (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and that such trust be designated as "Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3." LaSalle Bank National Association is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee in trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Mortgage Loans, (ii) the Mortgage Loan Purchase Agreement, (iii) the Co-Lender Agreements, and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off Date and, in the case of each Loan Group Trust Mortgage Loan, is subject to the related Co-Lender Agreement and/or the related Lead PSA.

            The parties hereto acknowledge and agree that, notwithstanding
Section 11.07, the transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by them to constitute a sale.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall direct each Mortgage Loan Seller (pursuant to the applicable Mortgage Loan Purchase Agreement) to deliver to and deposit with the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan (in connection with the Non-Serviced Trust Loans, the original Mortgage File for such Mortgage Loan other than the related Mortgage Note shall be held by the applicable Lead Trustee pursuant to the applicable Lead PSA on behalf of the Trust Fund and the Certificateholders), with copies of the related reserve and cash management agreements for such Mortgage Loan to be delivered to the Master Servicer and the Special Servicer. With respect to the North Star Mall Mortgage Loan, the Mall St. Matthews Mortgage Loan and the Grand Canal Shoppes at the Venetian Trust Loan, the obligation of each of Commerzbank and GSMC to deliver a Mortgage Note to the Trustee or a Custodian appointed thereby shall be limited to delivering only the Mortgage Note held by such party to the Trustee or Custodian appointed thereby. With respect to any of the North Star Mall Mortgage Loan and the Mall St. Matthews Mortgage Loan, either Commerzbank or GSMC may deliver one Mortgage File or one of any other document required to be delivered with respect to such Mortgage Loan hereunder and such delivery shall satisfy such delivery requirements for both Commerzbank and GSMC. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by a Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b).

            After the Depositor's transfer of the Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

            (c) The Depositor hereby represents and warrants that each Mortgage Loan Seller has covenanted in the applicable Mortgage Loan Purchase Agreement that it shall bear the costs related to recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each related assignment of Mortgage and assignment of Assignment of Leases, in favor of the Trustee referred to in clause (a)(iv) of the definition of "Mortgage File" and each related UCC-2 and UCC-3 assignment referred to in clause (a)(viii) of the definition of "Mortgage File" and the Trustee shall promptly undertake to record or file any such document upon its receipt thereof. This paragraph shall not apply to any Non-Serviced Trust Loan, because the documents referred to in this paragraph have been assigned to the applicable Lead Trustee.

            The Depositor hereby represents and warrants that each Mortgage Loan Seller has covenanted in the applicable Mortgage Loan Purchase Agreement as to each Serviced Loan, that if it cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (a)(ii), (a)(iii), (a)(vi) (if recorded) and (a)(viii) of the definition of "Mortgage File" solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, a copy of the original certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording, shall be forwarded to the Trustee.

            Each assignment referred to in the second preceding paragraph that is recorded by the Trustee shall reflect that it should be returned by the public recording office to the Trustee or its agent following recording, and each UCC-2 and UCC-3 assignment referred to in the second preceding paragraph that is filed by the Trustee shall reflect that the file copy thereof should be returned to the Trustee or its agent following filing; provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original. On a monthly basis, at the expense of the applicable Mortgage Loan Seller, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Trustee's receipt thereof.

            If any of the aforementioned assignments is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Trustee shall direct the applicable Mortgage Loan Seller (pursuant to the applicable Mortgage Loan Purchase Agreement) promptly to prepare or cause the preparation of a substitute therefor or to cure such defect, as the case may be, and to deliver to the Trustee the substitute or corrected document. The Trustee shall upon receipt from the applicable Mortgage Loan Seller cause the same to be duly recorded or filed, as appropriate.

            (d) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall direct each Mortgage Loan Seller (pursuant to the applicable Mortgage Loan Purchase Agreement) to deliver to and deposit (or cause to be delivered and deposited) with the Master Servicer within 10 Business Days after the Closing Date, documents and records that (A) relate to the servicing and administration of the Serviced Loans, (B) are reasonably necessary for the ongoing administration and/or servicing of the Serviced Loans under this Agreement (including any asset summaries related to the Mortgage Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates) and (C) are in possession or under control of the applicable Mortgage Loan Seller, together with (i) all unapplied Escrow Payments and Reserve Funds in the possession of the applicable Mortgage Loan Seller that relate to such Serviced Loans and (ii) a statement indicating which Escrow Payments and Reserve Funds are allocable to such Serviced Loans, provided that the applicable Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other internal communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they also relate to the Companion Loans, on behalf of and for the benefit of the applicable Companion Loan Noteholder). With respect to the North Star Mall Mortgage Loan and the Mall St. Matthews Mortgage Loan, either Commerzbank or GSMC may make the deliveries required by this paragraph to satisfy the delivery requirements of both Commerzbank and GSMC under this paragraph.

            (e) It is not intended that this Agreement create a partnership or a joint-stock association.

            Section 2.02 Acceptance of Trust Fund by Trustee.

            (a) The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through a Custodian on its behalf, of (i) the Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

            The Trustee (i) with respect to each Serviced Loan Group, shall also hold the portion of such Mortgage File that relates to the Companion Loan in such Loan Group in trust for the use and benefit of the related Companion Loan Noteholder and (ii) with respect to each Loan Group, hereby assumes the obligations and rights of the holder of the related Loan Group Trust Mortgage Loan under the applicable Co-Lender Agreement and/or applicable Lead PSA.

            In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, each Mortgage Loan Seller and each Underwriter that, as to each Mortgage Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Schedule II,
(i) all documents specified in clauses (a)(i), (ii), (vii), (ix), (xi) and (xix) of the definition of "Mortgage File" (but in the case of documents specified in clauses (ix) and (xix) only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf (other than in respect of the Non-Serviced Trust Loans, with the exception of the related Mortgage Note and the related endorsements specified in clause
(a)(i)(A) of the definition of "Mortgage File"), and (ii) the original Mortgage Note (or, if accompanied by a lost note affidavit, the copy of such Mortgage
Note) received by it or any Custodian with respect to such Mortgage Loan has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Mortgage Loan.

            (b) On or about the 45th day following the Closing Date (and, if any exceptions are noted, again on or about the 90th day following the Closing Date and monthly thereafter until the earliest of (i) the second anniversary of the Closing Date, (ii) the day on which all material exceptions have been removed and (iii) the day on which the Depositor has repurchased the last affected Mortgage Loan), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan, and the Trustee shall, subject to Sections 2.01, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit C hereto) to each of the other parties hereto, each Mortgage Loan Seller and each Underwriter (and, in the case of a Serviced Loan Group, to the related Companion Loan Noteholder, upon request) that, as to each Mortgage Loan (other than in respect of the Non-Serviced Trust Loans, with the exception of the related Mortgage Note and the related endorsements specified in clause (a)(i)(A) of the definition of "Mortgage File") then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) all documents specified in clauses (a)(i) through (a)(v), (a)(vii) and, if applicable, (a)(viii) (without regard to the second parenthetical in such clause
(a)(viii)) of the definition of "Mortgage File") that are required to be delivered hereunder have been delivered; (ii) the recordation/filing contemplated by Section 2.01(c) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (v) and
(vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File. With respect to the items listed in clauses (ii), (iii), (iv) and, if applicable, (vi) of the definition of Mortgage File if the original of such document is not in the Trustee's possession because it has not been returned from the applicable recording office, then the Trustee's or Custodian's certification prepared pursuant to this Section 2.02(b) should indicate the absence of such original. If the Trustee's obligation to deliver the certifications contemplated in this subsection terminates because two years have elapsed since the Closing Date, the Trustee shall deliver a comparable certification to any party hereto, the applicable Companion Loan Noteholder and any Underwriter on request.

            (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            (d) It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (a)(i) through (a)(v), (a)(vii) and (a)(viii) of the definition of "Mortgage File" have been received and such additional information as will be necessary for delivering the certifications required by Sections 2.02(a) and (b) above.

            (e) If, after the Closing Date, the Depositor comes into possession of any documents or records that constitute part of the Mortgage File or Servicing File for any Mortgage Loan, the Depositor shall promptly deliver such document to the Trustee (with a copy to the Master Servicer) (if it constitutes part of the Mortgage File) or the Master Servicer (if it constitutes part of the Servicing File), as applicable.

            Section 2.03 Repurchase of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

            (a) If any party hereto discovers that any document constituting a part of a Mortgage File (or, with respect to a Non-Serviced Trust Loan, the related Mortgage Note and the related endorsements specified in clause (a)(i)(A) of the definition of "Mortgage File") has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty of a Mortgage Loan Seller made pursuant to Section 3(b) of the applicable Mortgage Loan Purchase Agreement with respect to any Mortgage Loan (a "Breach"), such party shall give prompt written notice thereof to each of the Rating Agencies, the applicable Mortgage Loan Seller and the other parties hereto. If any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects the value of the Mortgage Loan or the related Mortgaged Property or the interests of the Certificateholders therein, then such Document Defect shall constitute a "Material Document Defect" or such Breach shall constitute a "Material Breach," as the case may be. Promptly upon becoming aware of any such Material Document Defect or Material Breach (including through a written notice given by any party hereto, as provided above), the Trustee shall require the applicable Mortgage Loan Seller, not later than 90 days from the earlier of the Mortgage Loan Seller's discovery or receipt of notice of such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days of any party discovering such Material Document Defect or Material Breach), to cure the same in all material respects (which cure shall include payment of losses and any Additional Trust Fund Expenses associated therewith) or repurchase the affected Mortgage Loan (or the related Mortgage Loan Seller's portion thereof with respect to the North Star Mall Mortgage Loan, the Mall St. Matthews Mortgage Loan and the Grand Canal Shoppes at the Venetian Trust Loan) or any related REO Property (or, in the case of an REO Property that relates to a Loan Group Trust Mortgage Loan, the Trust Fund's interest in the related REO Property and in the case of North Star Mall Mortgage Loan, the Mall St. Matthews Mortgage Loan and the Grand Canal Shoppes at the Venetian Trust Loan, the interest in the REO Property that corresponds to the related Mortgage Loan Seller's portion thereof) at the applicable Purchase Price by wire transfer of immediately available funds to the Pool Custodial Account (or, in the case of a Loan Group Trust Mortgage Loan or an REO Property that relates to a Loan Group Trust Mortgage Loan, to the related Loan Group REO Account); provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within the applicable 90-day period, (ii) such Material Document Defect or Material Breach is not related to any Mortgage Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions, (iii) the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such 90-day period and (iv) the affected Mortgage Loan is not then a Specially Serviced Loan, then the applicable Mortgage Loan Seller shall have an additional 90 days to complete such cure or, in the event of a failure to so cure, to complete such repurchase (it being understood and agreed that, in connection with the applicable Mortgage Loan Seller's receiving such additional 90-day period, the applicable Mortgage Loan Seller shall deliver an Officer's Certificate to the Trustee setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates that such Material Document Defect or Material Breach will be cured within such additional 90-day period); and provided, further, that, if any such Material Document Defect is still not cured after the initial 90-day period and any such additional 90-day period solely due to the failure of the applicable Mortgage Loan Seller to have received the recorded document, then the applicable Mortgage Loan Seller shall be entitled to continue to defer its cure and repurchase obligations in respect of such Document Defect so long as the applicable Mortgage Loan Seller certifies to the Trustee every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the applicable Mortgage Loan Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure or repurchase may continue beyond the second anniversary of the Closing Date. Provided that the Master Servicer has notice of such Material Document Defect or Material Breach, the Master Servicer shall notify the Mortgage Loan Seller if the related Mortgage Loan becomes a Specially Serviced Loan during any applicable cure periods. Any of the following document defects shall be conclusively presumed to be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, together with the endorsements referred to in clause (a)(i) of the definition of "Mortgage File," unless the Mortgage File contains a signed lost note affidavit and indemnity with respect to the missing Mortgage Note and any missing endorsements that appears to be regular on its face, (b) other than with respect to a Non-Serviced Trust Loan, the absence from the Mortgage File of the original executed Mortgage or a copy of such Mortgage certified by the local authority with which the Mortgage was recorded, in each case with evidence of recording thereon, that appears to be regular on its face, unless there is included in the Mortgage File a copy of the executed Mortgage and a certificate stating that the original signed Mortgage was sent for recordation, (c) other than with respect to a Non-Serviced Trust Loan, the absence from the Mortgage File of the original or a copy of the lender's title insurance policy, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, or marked up insurance binder or title commitment which is marked as a binding commitment and countersigned by title company, insuring the priority of the Mortgage as a first lien on the Mortgaged Property, (d) other than with respect to a Non-Serviced Trust Loan, the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignment to the Trustee on behalf of the Trust and a certificate stating that the original intervening assignments were sent for recordation, unless there is included in the Mortgage File a certified copy of the intervening assignment or (e) other than with respect to a Non-Serviced Trust Loan, the absence from the Servicing File of any original letter of credit.

            With respect to the North Star Mall Mortgage Loan, the Mall St. Matthews Mortgage Loan and the Grand Canal Shoppes at the Venetian Trust Loan, the obligations of each of Commerzbank and GSMC to cure or repurchase with respect to a Material Document Defect or Material Breach with respect to the related Mortgage Loan shall be limited to a cure or repurchase with respect to the Mortgage Note it sold to the Depositor in accordance with the related Mortgage Loan Purchase Agreement. With respect to the North Star Mall Mortgage Loan, the Mall St. Matthews Mortgage Loan and the Grand Canal Shoppes at the Venetian Trust Loan, any cure by either of Commerzbank or GSMC with respect to the Mortgage Note it sold to the Depositor in accordance with the related Mortgage Loan Purchase Agreement that also cures the Material Document Defect or Material Breach with respect to the related Mortgage Loan shall satisfy the cure obligations of both Commerzbank and GSMC with respect to such Mortgage Loan.

            If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased by a Mortgage Loan Seller as contemplated by this Section 2.03(a), then, prior to the subject repurchase, the applicable Mortgage Loan Seller or its designee shall use its reasonable efforts, subject to the terms of the related Mortgage Loan(s), to prepare and, to the extent necessary and appropriate, have executed by the related Mortgagor and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loan(s) in such Cross-Collateralized Group that are to be repurchased, on the one hand, and the remaining Mortgage Loan(s) therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until (i) the Controlling Class Directing Holder acting as the Directing Holder, if one is then acting, has consented (which consent shall not be unreasonably withheld and shall be deemed to have been given if no written objection is received by the applicable Mortgage Loan Seller within 10 Business Days of such Directing Holder's receipt of a written request for such consent), (ii) the Trustee has received from the applicable Mortgage Loan Seller (A) an Opinion of Counsel to the effect that such termination would not cause an Adverse REMIC Event to occur with respect to either REMIC Pool and (B) written confirmation from each Rating Agency that such termination would not cause an Adverse Rating Event to occur with respect to any Class of Certificates, (iii) the debt service coverage ratio for the four preceding calendar quarters for all of the Mortgage Loans relating to such Cross-Collateralized Group remaining is not less than 0.05x below the debt service coverage ratio for all Mortgage Loans of such Cross-Collateralized Group (including the affected Mortgage Loan) set forth in the Prospectus Supplement, (iv) the loan-to-value ratio for all of the Mortgage Loans of such Cross-Collateralized Group remaining is not greater than 5% more than the loan-to-value ratio for all Mortgage Loans of such Cross-Collateralized Group (including the affected Mortgage Loan) set forth in the Prospectus Supplement; and provided, further, that the applicable Mortgage Loan Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee or any Person on its behalf pursuant to this paragraph shall be included in the calculation of the Purchase Price for the Mortgage Loan(s) to be repurchased. If the cross-collateralization of any Cross-Collateralized Group is not or cannot be terminated as contemplated by this paragraph, then, for purposes of (i) determining whether any Breach or Document Defect, as the case may be, is a Material Breach or Material Document Defect, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

            In the event that either pursuant to a settlement agreed to by the Trustee or the Special Servicer, as the case may be, on behalf of the Trust (it being understood that the provisions of this paragraph shall not constitute a waiver of the Trust's rights under the prior paragraphs of this Section 2.03(a) or a judicial order), a Mortgage Loan Seller makes a cash payment, either as a cure of a Material Breach or a Material Document Defect, or in lieu of a repurchase of a Mortgage Loan on which a Material Breach or a Material Document Defect exists (or is alleged to exist) (each such payment, a "Loss of Value Payment") with respect to such Mortgage Loan, the amount of each such Loss of Value Payment shall be determined either (i) by mutual agreement of the Special Servicer on behalf of the Trust with respect to the subject Material Breach or Material Document Defect, as the case may be, and such Mortgage Loan Seller or
(ii) by judicial decision. If such Loss of Value Payment is made, the Loss of Value Payment shall serve as the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Material Breach or Material Document Defect in lieu of any obligation of the Mortgage Loan Seller to otherwise cure such Material Breach or Material Document Defect or repurchase the affected Mortgage Loan based on such Material Breach or Material Document Defect under any circumstances. In the event there is a Loss of Value Payment made by a Mortgage Loan Seller in accordance with this Section 2.03(a), the amount of such Loss of Value Payment shall be deposited into the Loss of Value Reserve Fund to be applied in accordance with Section 3.05B.

            (b) In connection with any repurchase of a Mortgage Loan pursuant to this Section 2.03, and subject to Section 3.26, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity, all portions (including, without limitation, the Servicing File) of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer's Certificate to the effect that the requirements for repurchase have been satisfied. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03(c), and such other instruments as may be necessary or appropriate to transfer title to an REO Property in connection with the repurchase of an REO Loan and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer.

            (c) Notwithstanding the foregoing, if there exists a Breach of that portion of the representation or warranty on the part of a Mortgage Loan Seller set forth in, or made pursuant to, paragraph 23 or paragraph 43 of Exhibit B to the applicable Mortgage Loan Purchase Agreement, specifically relating to whether or not the Mortgage Loan documents or any particular Mortgage Loan document for any Mortgage Loan requires the related Mortgagor to bear the cost of Rating Agency fees reflected in paragraph 23 or reasonable costs and expenses associated with a defeasance, as set forth in paragraph 43 of Exhibit B to the Mortgage Loan Purchase Agreement (any such fees, costs or expenses, referred to in this subsection (d) as "Covered Costs"), then the Master Servicer shall direct the applicable Mortgage Loan Seller in writing to wire transfer to the Pool Custodial Account, within 90 days of receipt of such direction, the amount of any such reasonable costs and expenses incurred by the Trust that (i) otherwise would have been required to be paid by the Mortgagor if such representation or warranty with respect to such costs and expenses had in fact been true, as set forth in the related representation or warranty, (ii) have not been paid by the Mortgagor, (iii) are the basis of such Breach and (iv) constitute "Covered Costs." If any amount is due under the preceding sentence for the North Star Mall Mortgage Loan, the Mall St. Matthews Mortgage Loan or the Grand Canal Shoppes at the Venetian Trust Loan, then each of Commerzbank and GSMC shall be required to wire transfer only such party's pro rata share (i.e., 50% each with respect to the North Star Mall Mortgage Loan and the Mall St. Matthews Mortgage Loan, and with respect to the Grand Canal Shoppes at the Venetian Trust Loan, 23.42% and 76.58%, respectively) of such amount. Upon payment of such costs, the applicable Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Provided that such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and neither the Depositor nor the applicable Mortgage Loan Seller shall be obligated to otherwise cure such Breach or repurchase the affected Mortgage Loan under any circumstances. Amounts deposited in the Pool Custodial Account pursuant to this paragraph shall constitute "Liquidation Proceeds" for all purposes of this Agreement (other than Section 3.11(c)).

            (d) Each Mortgage Loan Purchase Agreement and Section 2.03(a) provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any Mortgage Loan.

            Section 2.04 Representations, Warranties and Covenants of the Depositor.

            (a) The Depositor hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders and to the Fiscal Agent, the Master Servicer, the Special Servicer and Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

            (v) The Depositor is the lawful owner of the Mortgage Loans free and clear of all liens, claims, encumbrances and other interests with the full right to transfer the Mortgage Loans to the Trust and the Mortgage Loans have been validly transferred to the Trust.

            The representations, warranties and covenants of the Depositor set forth in this Section 2.04 shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of such representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties.

            Section 2.05 Execution of Certificates; Issuance of Uncertificated Lower-Tier Interests.

            The Trustee hereby acknowledges the assignment to it of the Mortgage Loans, and, subject to Sections 2.01 and 2.02, the delivery to it or a Custodian on its behalf of the Mortgage Files and a fully executed original counterpart of the Mortgage Loan Purchase Agreement, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee (i) acknowledges the issuance of the Uncertificated Lower-Tier Interests to or upon the order of the Depositor,
(ii) acknowledges and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Holders of the Certificates (other than the Class R-I Certificates) and (iii) acknowledges the execution by the Certificate Registrar and the authentication and delivery by the Authenticating Agent of the Class R-I Certificates to or upon the order of the Depositor, in exchange for the Mortgage Loans, receipt of which is hereby acknowledged, and immediately thereafter, the Trustee acknowledges that it has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Interest Certificates and the Class R-II Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

                                  ARTICLE III
                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            Section 3.01 Administration of the Loans.

            (a) All of the Serviced Loans and REO Properties (which does not include the Non-Serviced Loan Groups) are to be serviced and administered by the Master Servicer and/or the Special Servicer hereunder. Each of the Master Servicer and the Special Servicer shall service and administer the Serviced Loans and REO Properties that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of the Companion Loans, on behalf of the related Companion Loan Noteholders), as determined in the good faith and reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, in accordance with: (i) any and all applicable laws; (ii) the express terms of this Agreement, the respective Serviced Loans and, in the case of the Loan Groups, the related Co-Lender Agreement; and (iii) to the extent consistent with the foregoing, the Servicing Standard. The Master Servicer or the Special Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group, if any, as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.22, (i) the Master Servicer shall service and administer all of the Performing Serviced Loans and shall render such services with respect to the Specially Serviced Loans as are specifically provided for herein, and (ii) the Special Servicer shall service and administer each Specially Serviced Loan and REO Property and shall render such services with respect to the Performing Serviced Loans as are specifically provided for herein. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.22.

            The parties hereto acknowledge that the Non-Serviced Loan Groups and any related REO property are being serviced and administered under the applicable Lead PSA and the applicable Lead Master Servicer will make any advances required thereunder in respect of such loan and remit collections on the Non-Serviced Trust Loans to or on behalf of the Trust. The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall have no obligation or authority to supervise the applicable Lead Master Servicer, the applicable Lead Special Servicer, the applicable Lead Trustee or the applicable Lead Fiscal Agent or to make Servicing Advances or P&I Advances, except as described in
Section 4.03A with respect to P&I Advances to be made by the Master Servicer, the Trustee or the Fiscal Agent with respect to certain of the Non-Serviced Trust Loans. Although the Non-Serviced Loan Groups are being serviced under the applicable Lead PSA, the Controlling Class Directing Holder will have certain rights relating to the servicing of the Non-Serviced Loan Groups pursuant to the applicable Lead PSA and the applicable Co-Lender Agreement. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certi?cateholders with respect to the Non-Serviced Loan Groups shall be dependent on its receipt of the corresponding information and collections from the applicable Lead Master Servicer or the applicable Lead Special Servicer.

            (b) Subject to Section 3.01(a) and Section 6.11 (taking account of
Section 6.11(b)), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through sub-servicers, to do or cause to be done any and all things in connection with the servicing and administration contemplated by Section 3.01(a) that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Serviced Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders, the Trustee and the Companion Loan Noteholders or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.21 and Section 6.11 (taking account of Section 6.11(b)), any and all modifications, extensions, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File;
(iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge or of assignment, and all other comparable instruments; and (iv) any and all instruments that such party may be required to execute on behalf of the Trustee in connection with the defeasance of a Serviced Loan as contemplated in this Agreement. Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            (c) The parties hereto acknowledge that the Loan Groups are subject to the terms and conditions of the applicable Co-Lender Agreement. The parties hereto further recognize the respective rights and obligations of the Loan Group Trust Mortgage Loan holder, the Pari Passu Companion Loan holder and/or Subordinate Companion Loan Noteholder under the applicable Co-Lender Agreement, including with respect to (i) the allocation of collections on or in respect of the Loan Groups in accordance with the applicable Co-Lender Agreement, (ii) the making of payments to the Loan Group Trust Mortgage Loan holder, the Pari Passu Companion Loan holder and/or Subordinate Companion Loan Noteholder in accordance with the applicable Co-Lender Agreement, (iii) the purchase of the Loan Group Trust Mortgage Loans by the related Subordinate Companion Loan Noteholders or their designees in accordance with the applicable Co-Lender Agreement, and, if applicable, other related Companion Loan Noteholders under the applicable Lead PSA and (iv) in the case where a Companion Loan Noteholder is the Directing Holder, the right of such Directing Holder to cure a default of the related Mortgagor in accordance with the applicable Co-Lender Agreement.

            Notwithstanding the foregoing, if, at such time as any Serviced Loan Group Trust Mortgage Loan shall no longer be part of the Trust Fund and a separate servicing agreement with respect to the related Loan Group has not been entered into in accordance with the terms of the related Co-Lender Agreement, then, until such time as a separate servicing agreement is entered into and any required Rating Agency confirmation is obtained, and notwithstanding that such Serviced Loan Group Trust Mortgage Loan is no longer part of the Trust Fund, the Master Servicer and, if applicable, the Special Servicer shall continue to service such Loan Group or any related Loan Group REO Properties, as the case may be, under this Agreement as if it were a separate servicing agreement (without, subject to the applicable Co-Lender Agreement, any obligation of the Master Servicer, Special Servicer, Trustee or Fiscal Agent to make any Advance on such Serviced Loan Group Trust Mortgage Loan that is no longer part of the Trust Fund), for the benefit of each holder of a Loan in such Loan Group, and under any related Co-Lender Agreement, with: (i) such Loan Group and the related Loan Group Mortgaged Properties constituting the sole assets thereunder; and
(ii) references to the "Trustee," "Trust," "Certificateholders" (or any sub-group thereof) and the "Controlling Class Directing Holder" being construed to refer to the new holder of the Serviced Loan Group Trust Mortgage Loan that is no longer included in the Trust Fund under the applicable Co-Lender Agreement.

            (d) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and the Companion Loan Noteholders under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Collection of Loan Payments.

            (a) Each of the Master Servicer (with respect to Performing Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Serviced Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the Servicing Standard. The Special Servicer shall ensure that, with respect to Specially Serviced Loans, the Mortgagors make payments directly to the Master Servicer; provided that, in the event the Special Servicer receives a payment that should have been made directly to the Master Servicer, the Special Servicer shall promptly forward such payment to the Master Servicer. Upon receipt of any such payment with respect to a Specially Serviced Loan, the Master Servicer shall promptly notify the Special Servicer, and the Special Servicer shall direct the Master Servicer as to the proper posting of such payment. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Loan, or the Master Servicer, with regard to a Performing Serviced Loan, may waive or defer any Default Charges in connection with collecting any late payment on a Serviced Loan; provided that without the consent of the Special Servicer in the case of a proposed waiver by the Master Servicer, no such waiver or deferral may be made by the Master Servicer pursuant to this Section 3.02 if any Advance has been made as to such delinquent payment.

            (b) [Reserved]

            (c) Except in the case of the Loan Groups, amounts Received in respect of or allocable to any particular Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Mortgagors, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions or to the extent that such payments and other collections may be applied at the discretion of the lender, as follows (without duplication): first, as a recovery of any related and unreimbursed Servicing Advances (together with interest thereon), and if applicable, unpaid Liquidation Expenses, in each case to the extent such application is permitted under the terms of the related Loan documents; second, as a recovery of any Nonrecoverable Advance and Unliquidated Advance in respect of such Mortgage Loan and, in each case, interest thereon that was reimbursed from general principal collections on the Mortgage Pool, to the extent such application is permitted under the terms of the related Loan documents; third, as a recovery of accrued and unpaid interest on, and principal of, such Mortgage Loan to the extent of any outstanding P&I Advances and unpaid Master Servicing Fees in respect of such Mortgage Loan; fourth, as a recovery of any remaining accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to, but not including, the related Due Date; fifth, as a recovery of any remaining principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); sixth, unless a Liquidation Event has occurred with respect to such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and similar items; seventh, unless a Liquidation Event has occurred with respect to such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; eighth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan; ninth, as a recovery of any Default Charges then due and owing under such Mortgage Loan; tenth, as a recovery of any assumption fees, modification fees and extension fees then due and owing under such Mortgage Loan; eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan; and, twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

            All amounts Received with respect to any Loan Group shall be applied to amounts due and owing under such Loan Group (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Notes, the related Mortgage and the related loan agreement, and in the absence of such express provisions, in accordance with the provisions of the related Co-Lender Agreement.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

            (a) The Master Servicer shall, as to all Serviced Loans, establish and maintain one or more accounts, in which all related Escrow Payments shall be deposited and retained (each a "Servicing Account"). Subject to the terms of the related Loan documents, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent of amounts on deposit therein in respect of the related Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i) consistent with the related Loan documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the respective Mortgaged Properties; (ii) insofar as the particular Escrow Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing Advance was made, to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for such Servicing Advance; (iii) to refund to Mortgagors any sums as may be determined to be overages; (iv) to pay interest, if required and as described below, to Mortgagors on balances in such Servicing Account; (v) to pay the Master Servicer interest and investment income on balances in such Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of the related Loan documents to be paid to the Mortgagor; or
(vi) to clear and terminate such Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable Loan documents, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts, if required by law or the terms of the related Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

            (b) The Master Servicer shall, as to each and every Serviced Loan,
(i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Serviced Loan requires the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Serviced Loan (or, if such Serviced Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items). Subject to Section 3.12(d), the Master Servicer shall timely make a Servicing Advance to cover any such item which is not so paid, including any penalties or other charges arising from the Mortgagor's failure to timely pay such items.

            (c) The Master Servicer shall, as to each and every Serviced Loan, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (including Environmental Insurance Policies), in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a) or 3.05A. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of this Agreement, including the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Serviced Loans, notwithstanding that the terms of such Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

            (d) The Master Servicer shall, as to all Serviced Loans, establish and maintain, as applicable, one or more accounts ("Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) for the specific purposes for which the particular Reserve Funds were delivered, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any other agreement with the related Mortgagor governing such Reserve Funds, and (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below. To the extent permitted in the applicable Loan documents, funds in the Reserve Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Subject to the related Loan documents, all Reserve Accounts shall be Eligible Accounts. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing Reserve Funds by which any required repairs, capital improvements and/or environmental remediation at the related Mortgaged Property must be completed; provided that any waiver, any extension for more than 120 days and any subsequent extension may only be granted with the consent of the Special Servicer.

            Section 3.04 Pool Custodial Account, Defeasance Deposit Account, Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account.

            (a) The Master Servicer shall establish and maintain one or more separate accounts (collectively, the "Pool Custodial Account"), in which the amounts described in clauses (i) through (ix) below (which shall not include any amounts allocable to the Companion Loans) shall be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders and the Trustee as the Holder of the Uncertificated Lower-Tier Interests. The Pool Custodial Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Pool Custodial Account, within one Business Day of receipt (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which amounts shall be delivered promptly to the Depositor or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts required to be deposited in the Defeasance Deposit Account), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal of the Serviced Loans, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

            (ii) all payments on account of interest on the Serviced Loans, including Default Interest, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

            (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of any Serviced Loan;

            (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any Serviced Loan (including any amounts paid by a Mortgagor or received as Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds that represent recoveries for an Advance (or interest thereon) that was previously reimbursed to the party that made such Advance as either a Nonrecoverable Advance or as a Workout-Delayed Reimbursement Amount);

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Pool Custodial Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

            (vii) any amounts required to be transferred from an REO Account pursuant to Section 3.17(c);

            (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor specifically to cover items for which a Servicing Advance has been made;

            (ix) all amounts remitted or advanced by the applicable Lead Master Servicer in respect of the Non-Serviced Trust Loans pursuant to the applicable Lead PSA; and

            (x) any Loss of Value Payments, as set forth in Section 3.05B.

provided that any amounts described in clauses (i) through (iv) and (vi) through
(viii) above that relate to any Serviced Loan Group or any related REO Property (other than Liquidation Proceeds derived from the sale of the Mortgage Loans to or through the Companion Loan Noteholders pursuant to the Co-Lender Agreement or as a Specially Serviced Loan pursuant to Section 3.19 or the repurchase of a Mortgage Loan by a Mortgage Loan Seller) shall be deposited in the applicable Loan Group Custodial Account, and, in any such case, shall thereafter be transferred to the Pool Custodial Account as provided in Section 3.05A. Pursuant to the related Mortgage Loan Purchase Agreement, Greenwich Capital Financial Products, Inc., on the Closing Date, shall be required to deposit in the Pool Custodial Account the 1440 Broadway Interest Deposit to be distributed on the first Distribution Date.

            The foregoing requirements for deposit in the Pool Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing a Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees not expressly referred to in the prior paragraph need not be deposited by the Master Servicer in the Pool Custodial Account. If the Master Servicer shall deposit in the Pool Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Pool Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(c), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer to which the Special Servicer is entitled pursuant to such Section upon receipt of a written statement (on which the Master Servicer is entitled to rely) of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). The Pool Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) and (vi) through (viii) above with respect to any Mortgage Loan (other than any Mortgage Loan that is part of a Serviced Loan Group), the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Pool Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property (other than an REO Property that relates to a Loan Group) shall be deposited by the Special Servicer into the Pool REO Account and thereafter remitted to the Master Servicer for deposit into the Pool Custodial Account as and to the extent provided in Section 3.17(c).

            If and when any Mortgagor under a Defeasance Loan that is a Serviced Loan elects to defease all or any part of its Loan and, pursuant to the provisions of the related Loan documents, delivers cash to the Master Servicer to purchase the required Defeasance Collateral, the Master Servicer shall establish and maintain one or more separate segregated accounts (collectively, the "Defeasance Deposit Account"), in which the Master Servicer shall deposit such cash within one Business Day of receipt by the Master Servicer. The Master Servicer shall retain such cash in the Defeasance Deposit Account pending its prompt application to purchase Defeasance Collateral. The Master Servicer shall hold such cash and maintain the Defeasance Deposit Account on behalf of the Mortgagor, as beneficial owner of the Defeasance Collateral, and the Trustee and, in the case of the Loan Groups, the Companion Loan Noteholders, to secure payment on the related Defeasance Loan. The Defeasance Deposit Account shall be an Eligible Account. To the extent permitted by law or the applicable Defeasance Loan, prior to the purchase of Defeasance Collateral, funds in the Defeasance Deposit Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the related Mortgagor(s) interest, if any, earned on the investment of funds in the Defeasance Deposit Account, if required by law or the terms of the related Loan(s).

            (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Distribution Account shall be deemed to consist of three separate sub-accounts, which shall be established and maintained on a book-entry basis: the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Interest Reserve Account. The Master Servicer shall deliver to the Trustee each month on or before the Master Servicer Remittance Date, for deposit in the Lower-Tier Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date, together with, in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01.

            Notwithstanding anything herein to the contrary, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account and the Interest Reserve Account may be maintained as part of a single Distribution Account. Amounts actually deposited into or distributed from the Distribution Account will be deemed to be deposited or distributed from the Lower-Tier Distribution Account, the Upper-Tier Distribution Account or the Interest Reserve Account, as applicable.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee (without duplication) for deposit in the Lower-Tier Distribution Account:

            (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

            (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.20(a) in connection with Prepayment Interest Shortfalls.

            The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account, any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

            Promptly on each Distribution Date, the Trustee shall be deemed to withdraw from the Lower-Tier Distribution Account and deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Net Prepayment Consideration for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(i) and 4.01(j), respectively.

            In the event that the Master Servicer fails, on any Master Servicer Remittance Date, to remit to the Trustee any amount(s) required to be so remitted to the Trustee hereunder by such date, the Master Servicer shall pay the Trustee, for the account of the Trustee, interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from and including that Master Servicer Remittance Date, to but not including the date such payment was made.

            On the Master Servicer Remittance Date in March of each year (commencing in March 2005), the Trustee shall transfer from the Interest Reserve Account to the Lower-Tier Distribution Account all Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans.

            As and when required pursuant to Section 3.04(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Lower-Tier Distribution Account.

            (c) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account"), which may be a sub-account of the Distribution Account, to be held in trust for the benefit of the Certificateholders and the Trust as Holder of the Uncertificated Lower-Tier Interests. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On each Distribution Date in February and, during a year that is not a leap year, in January, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account and deposit in the Interest Reserve Account with respect to each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, an amount equal to the Interest Reserve Amount (including the Initial Interest Reserve Account Deposit), if any, in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, for such Distribution Date. Pursuant to each Mortgage Loan Purchase Agreement, each Mortgage Loan Seller, on the Closing Date, shall be required to deposit in the Interest Reserve Account the Interest Reserve Amounts to be distributed on the first Distribution Date for the Interest Reserve Mortgage Loans.

            Notwithstanding that the Interest Reserve Account, the Lower-Tier Distribution Account and the Upper-Tier Distribution Account may be sub-accounts of the Distribution Account for reasons of administrative convenience, the Interest Reserve Account, the Lower-Tier Distribution Account and the Upper-Tier Distribution Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            (d) If any Excess Liquidation Proceeds are received on the Mortgage Pool, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Pool Custodial Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date.

            (e) Funds in the Pool Custodial Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Distribution Account (and all subaccounts thereof) and the Excess Liquidation Proceeds Account shall remain uninvested. The Master Servicer shall give notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Pool Custodial Account as of the Closing Date and of the new location of the Pool Custodial Account within two Business Days of any change thereof. As of the Closing Date, the Distribution Account (and all subaccounts thereof) and, when established, the Excess Liquidation Proceeds Account shall be located at the Trustee's offices in Chicago, Illinois. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Rating Agencies of any change in the location of the Distribution Account (and all subaccounts thereof), the Interest Reserve Account or the Excess Liquidation Proceeds Account prior to any change thereof.

            (f) If any Loss of Value Payments are received in connection with a Material Document Defect or Material Breach, as the case may be, pursuant to or as contemplated by Section 2.03(a), the Special Servicer shall establish and maintain one or more non-interest bearing accounts (collectively, the "Loss of Value Reserve Fund") to be held in trust for the benefit of the Certificateholders, for purposes of holding such Loss of Value Payments. Each account that constitutes the Loss of Value Reserve Fund shall be an Eligible Account or a sub-account of an Eligible Account. The Special Servicer shall, upon receipt, deposit in the Loss of Value Reserve Fund all Loss of Value Payments received by it.

            Section 3.04A. Loan Group Custodial Account.

            (a) The Master Servicer shall establish and maintain, with respect to each Serviced Loan Group, one or more sub-accounts of a single account (with respect to each Loan Group, the "Loan Group Custodial Account") in which the amounts described in clauses (i) through (ix) below shall be deposited and held in trust for the benefit of the related Loan Group Noteholders, as their interests may appear; provided that a Loan Group Custodial Account may be a sub-account of another Custodial Account. Each of the Loan Group Custodial Accounts shall be a subaccount of an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the applicable Loan Group Custodial Account, within one Business Day of receipt (in the case of payments or other collections on such Loan Group) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf with respect to the related Loan Group subsequent to the Cut-off Date (other than in respect of principal and interest on such Loan Group due and payable on or before the Cut-off Date, which payments shall be held pursuant to the terms of the related Co-Lender Agreement, and other than amounts required to be deposited in the Defeasance Deposit Account):

            (i) all payments on account of principal of the applicable Loan Group, including Principal Prepayments, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

            (ii) all payments on account of interest on the applicable Loan Group, including Default Interest, and regardless of whether those payments are made by the related Mortgagor or any related guarantor, out of any related Reserve Funds maintained for such purpose, out of collections on any related Defeasance Collateral or from any other source;

            (iii) all Prepayment Premiums, Yield Maintenance Charges and/or late payment charges received in respect of the applicable Loan Group;

            (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the applicable Loan Group (other than Liquidation Proceeds derived from the sale of any Mortgage Loans to or through the related Subordinate Companion Loan Noteholder or the repurchase of a Mortgage Loan by a Mortgage Loan Seller, which shall be deposited directly into the Pool Custodial Account) (including any amounts paid by a Mortgagor or received as Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds that represent recoveries for an Advance (or interest thereon) that was previously reimbursed to the party that made such Advance as either a Nonrecoverable Advance or as a Workout-Delayed Reimbursement Amount);

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the applicable Loan Group Custodial Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the applicable Loan Group resulting from a deductible clause in a blanket hazard policy;

            (vii) any amounts required to be transferred from the related Loan Group REO Account pursuant to Section 3.17(c);

            (viii) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the applicable Loan Group specifically to cover items for which a Servicing Advance has been made;

            (ix) any P&I Advances required to be made by the Master Servicer with respect to a Loan Group Trust Mortgage Loan in accordance with
      Section 4.03A; and

            (x) any Loss of Value Payments, as set forth in Section 3.05B.

            The foregoing requirements for deposit in the applicable Loan Group Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of all Loan Groups in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, funds representing such Mortgagor's payment of costs and expenses associated with assumptions and defeasance, modification fees, extension fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees not expressly referred to in the prior paragraph need not be deposited by the Master Servicer in the applicable Loan Group Custodial Account. If the Master Servicer shall deposit into a Loan Group Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Loan Group Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(c), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to all Loan Groups, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special Servicer describing the item and amount (unless pursuant to this Agreement it is otherwise clear that the Special Servicer is entitled to such amounts, in which case a written statement is not required). Each Loan Group Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) and (viii) above with respect to a Loan Group, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the related Loan Group Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to any Loan Group shall initially be deposited by the Special Servicer into the related REO Account and thereafter remitted to the Master Servicer for deposit into the related Loan Group Custodial Account, all in accordance with Section 3.17(c).

            (g) If and when the related Mortgagor elects to defease a Serviced Loan Group, the provisions of the last paragraph of Section 3.04(a) relating to the Defeasance Deposit Account shall apply.

            (h) The Master Servicer shall give notice to the Trustee, the related Companion Loan Noteholders and the Special Servicer of the location of the related Loan Group Custodial Account when first established and of the new location of such Custodial Account prior to any change thereof.

            (i) With respect to the Companion Loan for the Tier 2 Loan Group, as to which a separate primary servicer is collecting the Monthly Payment on the Companion Loan, all Monthly Payments in respect of the related Companion Loan will be made directly to such primary servicer until (i) either the Companion Loan or the related Loan Group Trust Mortgage Loan is accelerated, (ii) the occurrence and continuation of a monetary event of default under the Loan Group or (iii) the occurrence and continuation of an event of default under the related Loan Group caused by certain insolvency actions as set forth in the related intercreditor agreement.

            Section 3.05 Permitted Withdrawals From the Pool Custodial Account, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Pool Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so deposited pursuant to the first paragraph of
      Section 3.04(b), and any amounts that may be applied to make P&I Advances pursuant to Section 4.03(a);

            (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made thereby with respect to the Mortgage Pool (excluding any P&I Advances made with respect to any Mortgage Loan that is part of a Serviced Loan Group and any related REO Loans), the Fiscal Agent's, the Trustee's and Master Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause
      (ii) with respect to any such P&I Advance being limited to amounts on deposit in the Pool Custodial Account that represent Late Collections of interest and principal (net of the related Master Servicing Fees and any related Workout Fees or Liquidation Fees) received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made; provided, however, that if any P&I Advance that was made with respect to the Mortgage Pool (including any Mortgage Loans that are part of a Serviced Loan Group and any related REO Loans) becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of all of the Mortgage Loans and REO Properties on deposit in the Pool Custodial Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below until such Advance becomes a Nonrecoverable Advance;

            (iii) to pay (A) to itself earned and unpaid Master Servicing Fees with respect to the Mortgage Pool (exclusive of the Serviced Loan Group Trust Mortgage Loans and any related REO Mortgage Loans), the Master Servicer's right to payment pursuant to this clause (iii)(A) with respect to any such Master Servicing Fees being limited to amounts on deposit in the Pool Custodial Account that are allocable as a recovery of interest on or in respect of the Mortgage Loan or REO Mortgage Loan as to which such Master Servicing Fees were earned, and (B) to itself, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any Master Servicing Fee earned in respect of any Mortgage Loan or REO Mortgage Loan (including any Loan Group Trust Mortgage Loans and/or any related REO Mortgage Loans, to the extent not paid from the related Loan Group Custodial Account pursuant to Section 3.05A) that remains unpaid after the application of clause (A) above following a Final Recovery Determination made with respect to such Mortgage Loan or the related REO Property and the deposit into the Pool Custodial Account of all amounts received in connection with such Final Recovery Determination;

            (iv) to pay to the Special Servicer, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Loan and REO Mortgage Loan (including the Loan Group Trust Mortgage Loans and/or any related REO Mortgage Loans, to the extent not paid from the related Loan Group Custodial Account pursuant to Section 3.05A);

            (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) any earned and unpaid Workout Fees and Liquidation Fees in respect of each Specially Serviced Loan, Corrected Loan and/or REO Mortgage Loan (including the Loan Group Trust Mortgage Loans and/or any related REO Mortgage Loans, to the extent not paid from the related Loan Group Custodial Account pursuant to Section 3.05A), as applicable, in the amounts and from the sources specified in Section 3.11(b);

            (vi) to reimburse the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Mortgage Loan or REO Property (other than the Loan Group Trust Mortgage Loans and/or any related REO Properties), the Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to amounts on deposit in the Pool Custodial Account that represent payments made by the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the Pool Custodial Account that represent Liquidation Proceeds (net of Liquidation Fees or Workout Fees payable therefrom), Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of all of the Mortgage Loans and REO Properties on deposit in the Pool Custodial Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below until such Advance becomes a Nonrecoverable Advance;

            (vii) to reimburse the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account first from such amounts that are allocated to the Sub-Pool to which the subject Loan belongs and second from any other amounts on deposit in the Pool Custodial Account for (1)(a) any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances and (b) with respect to the Grand Canal Shoppes at the Venetian Loan Group and, during a 1370 Avenue of the Americas Non-Lead Servicing Period, the 1370 Avenue of the Americas Loan Group, to reimburse the 2004-GG2 Fiscal Agent or the 1370 Avenue of the Americas Fiscal Agent, as applicable, the 2004-GG2 Trustee or the 1370 Avenue of the Americas Trustee, as applicable, and the 2004-GG2 Master Servicer or 1370 Avenue of the Americas Master Servicer, as applicable, in that order, for any unreimbursed servicing advances made by any such party pursuant to the 2004-GG2 PSA or 1370 Avenue of the Americas PSA, as applicable, in respect of such Loan Group that have been or are determined to be nonrecoverable advances pursuant to the terms of the 2004-GG2 PSA or 1370 Avenue of the Americas PSA, as applicable (up to, with respect to Servicing Advances, the corresponding Loan Group Trust Mortgage Loan's proportionate share of such advance, or if such amount, together with amounts available in the trust fund created under the 2004-GG2 PSA or the 1370 Avenue of the Americas PSA, as applicable, is insufficient to reimburse the party that made such advance, then up to the full amount of such advance), and (2) for any Workout-Delayed Reimbursement Amounts, such reimbursement to be made out of the principal portion of the general collections on the Mortgage Loans and REO Properties, net of such amounts being reimbursed pursuant to clause (1) above, until such Workout-Delayed Reimbursement Amount becomes a Nonrecoverable Advance, in which event it shall be reimbursable pursuant to clause (1) above; provided that the amounts referred to in clause (1) above may be withdrawn over time in accordance with Section 3.05(e);

            (viii) to pay the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, any interest accrued and payable in accordance with Section 3.12(b), 4.03(d) or 4.03A(d), as applicable, on any Advance made thereby with respect to the Mortgage Pool (exclusive of the Serviced Loan Group Trust Mortgage Loans and any related REO Mortgage Loans), the Fiscal Agent's, the Trustee's, the Master Servicer's and the Special Servicer's respective rights to payment pursuant to this clause (viii) with respect to interest on any such Advance being limited to amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the related Mortgage Loan during the Collection Period in which such Advance is reimbursed, as and to the extent contemplated by Sections 3.27(a) and (b);

            (ix) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, the Fiscal Agent, the Trustee, itself and the Special Servicer, in that order, any interest accrued and payable in accordance with Section 3.12(b), 4.03(d) or 4.03A(d), as applicable, (i) on any Advance (including any Advance that constitutes a Workout-Delayed Reimbursement Amount) made thereby with respect to the Mortgage Pool or (ii) any servicing advance made by the 2004-GG2 Master Servicer or the 1370 Avenue of the Americas Master Servicer, as applicable, the 2004-GG2 Special Servicer or the 1370 Avenue of the Americas Special Servicer, as applicable, the 2004-GG2 Trustee or the 1370 Avenue of the Americas Trustee, as applicable, or the 2004-GG2 Fiscal Agent or the 1370 Avenue of the Americas Fiscal Agent, as applicable, with respect to the Grand Canal Shoppes at the Venetian Loan Group and, during a 1370 Avenue of the Americas Non-Lead Servicing Period, the 1370 Avenue of the Americas Loan Group, but only to the extent that such Advance has been reimbursed and the interest thereon is not otherwise payable as contemplated by the immediately preceding clause (viii) or Section 3.05A, as applicable;

            (x) to pay, out of amounts on deposit in the Pool Custodial Account that represent Default Charges collected on or in respect of the related Mortgage Loan and not otherwise applied as contemplated by clause (viii) above, any unpaid expense (other than interest accrued on Advances, which is payable pursuant to clause (viii) above, and other than Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to any Mortgage Loan or REO Mortgage Loan that, if paid from a source other than Default Charges, would constitute an Additional Trust Fund Expense, as and to the extent contemplated by Sections 3.27(a) and (b);

            (xi) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, (A) costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the cost of an independent appraiser or other expert in real estate matters retained pursuant to Sections 3.12(d), 3.19(g), or 4.03(c), and (C) the fees of any Independent Contractor retained with respect to any related REO Property pursuant to Section 3.18(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer); provided that, in the case of a Loan Group Mortgaged Property, any payment pursuant to this clause (xi) is to be made only to the extent that it would not ultimately be payable out of collections on or in respect of the related Loan Group;

            (xii) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (A) interest and investment income earned in respect of amounts held in the Pool Custodial Account as provided in
      Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Pool Custodial Account for any Collection Period, (B) Prepayment Interest Excesses collected on the Mortgage Pool (exclusive of the Serviced Loan Group Trust Mortgage Loans) and (C) Net Default Charges (after application pursuant to Sections 3.27(a) and (b)) actually collected that accrued in respect of Mortgage Loans (other than the Serviced Loan Group Trust Mortgage Loans) that are not Specially Serviced Loans, and to pay the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(c), Net Default Charges (after application pursuant to Sections 3.27(a) and (b)) actually collected that accrued in respect of Specially Serviced Loans and REO Mortgage Loans (other than the Serviced Loan Group Trust Mortgage Loans and/or any related REO Mortgage Loans);

            (xiii) to pay itself, the Special Servicer, the Depositor, or any of their respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any amounts payable to any such Person pursuant to Section 6.03; provided that such payment does not relate solely to the Companion Loans;

            (xiv) to pay, out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, for (A) the cost of the Opinion of Counsel contemplated by Section 11.02(a), (B) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (C) the cost of recording this Agreement in accordance with Section 11.02(a);

            (xv) to pay itself, the Special Servicer, any Controlling Class Certificateholder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase that have been deposited in the Pool Custodial Account;

            (xvi) to pay, in accordance with Section 3.12(e), out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account, any servicing expenses, that would, if advanced, constitute Nonrecoverable Servicing Advances (including servicing expenses that relate to, and are allocable to, any related REO Loan, but excluding servicing expenses that relate solely to the Companion Loans or any related REO Loans), to the extent no funds are available therefor in the related Loan Group Custodial Account;

            (xvii) on each Master Servicer Remittance Date, to transfer Excess Liquidation Proceeds in respect of the Mortgage Pool to the Trustee, for deposit in the Excess Liquidation Proceeds Account, in accordance with
      Section 3.04(d);

            (xviii) to pay any other amounts due the Lead Master Servicer or Lead Special Servicer, as applicable under a Lead PSA to the extent required under the related Co-Lender Agreement; and

            (xix) to clear and terminate the Pool Custodial Account at the termination of this Agreement pursuant to Section 9.01.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Pool Custodial Account pursuant to clauses (ii) through (xviii) above.

            The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee or the Fiscal Agent from the Pool Custodial Account, amounts permitted to be paid to the Special Servicer (or to any such third party contractor), the Trustee or the Fiscal Agent therefrom promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or the Fiscal Agent describing the item and amount to which the Special Servicer (or such third party contractor), the Trustee or the Fiscal Agent, as applicable, is entitled (unless such payment to the Special Servicer, the Trustee (for example, the Trustee Fee) or the Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. With respect to any reimbursement to be made hereunder to the 2004-GG2 Master Servicer or 1370 Avenue of the Americas Master Servicer, as applicable, the 2004-GG2 Special Servicer or 1370 Avenue of the Americas Special Servicer, as applicable, the 2004-GG2 Trustee or 1370 Avenue of the Americas Trustee, as applicable, or the 2004-GG2 Fiscal Agent or 1370 Avenue of the Americas Fiscal Agent, as applicable, in respect of any servicing advance made by such parties subsequently determined to be nonrecoverable pursuant to the terms of the 2004-GG2 PSA or 1370 Avenue of the Americas PSA, as applicable, the Master Servicer may conclusively rely on a written statement from such party delivered to the Master Servicer that such advance made is nonrecoverable under the terms of the 2004-GG2 PSA or 1370 Avenue of the Americas PSA, as applicable.

            The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and REO Property, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account. With respect to each Mortgage Loan for which it makes an Advance, each of the Trustee and Fiscal Agent shall keep and maintain separate accounting, on a loan-by-loan basis, for the purpose of justifying any request for withdrawal from the Pool Custodial Account for reimbursements of Advances or interest thereon.

            (b) Promptly on each Distribution Date, the Trustee shall be deemed to withdraw from the Lower-Tier Distribution Account and deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Net Prepayment Consideration for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(i) and 4.01(j), respectively. The Trustee may, from time to time, make withdrawals from the Distribution Account (which in the case of clauses (ii) through (vii) shall be deemed to have been withdrawn from the Lower-Tier Distribution Account) for any of the following purposes (in no particular order of priority):

            (i) to make distributions to Certificateholders from the applicable subaccount on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

            (ii) to pay (A) the Trustee, the Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans on deposit in the Distribution Account, any amounts payable or reimbursable to any such Person pursuant to Section 7.01(b) and/or Section 8.05, as applicable, and
      (B) as and when contemplated by Section 8.08, the cost of the Trustee's transferring Mortgage Files and other documents to a successor after being terminated by Certificateholders pursuant to Section 8.07(c) without cause;

            (iii) to pay, out of general collections on the Mortgage Loans on deposit in the Distribution Account, for the cost of the Opinions of Counsel sought by the Trustee or the Tax Administrator (A) as provided in clause (iv) of the definition of "Disqualified Organization," (B) as contemplated by Section 10.01(i), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

            (iv) to pay, out of general collections on the Mortgage Loans on deposit in the Distribution Account, any and all federal, state and local taxes imposed on the REMIC Pool or on the assets or transactions of the REMIC Pool, together with all incidental costs and expenses, to the extent none of the Trustee, the Tax Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(j);

            (v) to pay the Tax Administrator, out of general collections on the Mortgage Loans on deposit in the Distribution Account, any amounts reimbursable to it pursuant to Section 10.01(f);

            (vi) to pay the Master Servicer any amounts deposited by the Master Servicer in the Distribution Account in error;

            (vii) to transfer Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans from the Distribution Account to the Interest Reserve Account as and when required by Section 3.04(c); and

            (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            On or prior to a Distribution Date, the Trustee shall be entitled to withdraw amounts that are payable or reimbursable as set forth in clauses (ii) through (vii) above from the Distribution Account (which will be deemed to be withdrawn from the Lower-Tier Distribution Account) prior to making distributions to Certificateholders on such Distribution Date.

            (c) On each Master Servicer Remittance Date in March (commencing in March 2005), the Trustee shall withdraw from the Interest Reserve Account and deposit in the Lower-Tier Distribution Account all Interest Reserve Amounts (including the Initial Interest Reserve Account Deposit with respect to the first Distribution Date) that have been deposited in the Interest Reserve Account in respect of the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans during February and/or January of the same year (including the Initial Interest Reserve Account Deposit) in accordance with
Section 3.04(c).

            (d) On each Master Servicer Remittance Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Lower-Tier Distribution Account, for distribution on the following Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Interest Certificates on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Master Servicer Remittance Date immediately prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Lower-Tier Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

            (e) Notwithstanding anything to the contrary contained herein, upon a determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections on the Mortgage Pool on deposit in the Pool Custodial Account immediately as contemplated by
Section 3.05(a)(vii), the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Prime Rate. At any time after such a determination to obtain reimbursement over time (not to exceed 6 months or such longer period as may be requested by the advancing party and approved by the Controlling Class Directing Holder but in no event for a period longer than 12 months), the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the Master Servicer or the Special Servicer or be deemed a breach of any fiduciary duty of the Trustee to Certificateholders by the Trustee or the Fiscal Agent, or a breach of a contractual obligation by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent. The Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's agreement to defer reimbursements of Nonrecoverable Advances as set forth in this Section 3.05(e) is an accommodation to the Certificateholders and is not to be construed as on obligation on the part of the Master Servicer, Special Servicer, Trustee or Fiscal Agent or a right of the Certificateholders.

            To the extent a Nonrecoverable Advance with respect to a Mortgage Loan is required to be reimbursed from general collections on the Mortgage Loans pursuant to clauses (vi) or (vii) of Section 3.05(a), such reimbursement shall be allocated first, to the principal portion of the general collections available on the Mortgage Loans. To the extent a Workout-Delayed Reimbursement Amount is reimbursed pursuant to clause (vii) of Section 3.05(a), such reimbursement shall be limited to an amount equal to, and be allocable solely to, principal collections available on the Mortgage Loans, net of amounts paid pursuant to the previous sentence until it becomes a Nonrecoverable Advance.

            The Master Servicer shall give each Rating Agency at least 15 days notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Pool Custodial Account allocable to interest on the Trust Mortgage Loans unless (1) the Master Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause
(1) above, or (3) the Master Servicer has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause
(1), (2) or (3) apply, the Master Servicer shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Pool Custodial Account allocable to interest on the Trust Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer shall have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

            (f) In the event that servicing advances on the Grand Canal Shoppes at the Venetian Loan Group and, during a 1370 Avenue of the Americas Non-Lead Servicing Period, the 1370 Avenue of the Americas Loan Group have been made with respect to the Grand Canal Shoppes at the Venetian Loan Group or 1370 Avenue of the Americas Loan Group under the 2004-GG2 PSA or 1370 Avenue of the Americas PSA, as applicable, by the 2004-GG2 Master Servicer or 1370 Avenue of the Americas Master Servicer, as applicable, the 2004-GG2 Trustee or 1370 Avenue of the Americas Trustee, as applicable, or the 2004-GG2 Fiscal Agent or 1370 Avenue of the Americas Fiscal Agent, as applicable, and in accordance with the 2004-GG2 PSA and 1370 Avenue of the Americas PSA, respectively, a subsequent determination has been made that such advance constitutes a nonrecoverable advance, the party that made such advance shall be entitled to a reimbursement of such advance with interest thereon as set forth in the 2004-GG2 PSA or 1370 Avenue of the Americas PSA, as applicable, from general collections on all Mortgage Loans in the Pool Custodial Account (up to the related Loan Group Trust Mortgage Loan's proportionate share of such servicing advance, or if such amount together with amounts available from general collections in the custodial account created under the 2004-GG2 PSA or 1370 Avenue of the Americas PSA, as applicable, is insufficient to reimburse the party that made such servicing advance, then up to the full amount of such servicing advance and interest thereon).

            Section 3.05A. Permitted Withdrawals From the Loan Group Custodial Account.

            The Master Servicer may, from time to time, make withdrawals from the applicable Loan Group Custodial Account, for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals), such amounts being allocated among the Loans in the Loan Group as provided in the related Co-Lender Agreement:

            (i) to make remittances each month on or before the Master Servicer Remittance Date therein, in an aggregate amount of immediately available funds equal to the applicable Loan Group Remittance Amount, to the Trust (as holder of the Loan Group Trust Mortgage Loans or any related REO Mortgage Loans) and the related Companion Loan Noteholder, in accordance with the applicable provisions of the related Co-Lender Agreement, as applicable, such remittances to the Trust to be made into the Pool Custodial Account;

            (ii) to reimburse, first, the Fiscal Agent, second, the Trustee, and last, itself, in that order, for unreimbursed P&I Advances made by such party (with its own funds) with respect to the related Loan Group Trust Mortgage Loan, any such party's rights to reimbursement pursuant to this clause (ii) with respect to any such P&I Advance being limited to amounts on deposit in the applicable Loan Group Custodial Account that represent late collections of interest and principal (net of the related Master Servicing Fees and any related Workout Fees or Liquidation Fees) received in respect of the particular Loan Group Trust Mortgage Loan (as allocable thereto pursuant to the related Loan documents and the related Co-Lender Agreement);

            (iii) to pay to itself earned and unpaid Master Servicing Fees with respect to the related Loan Group (or any successor REO Loans), the Master Servicer's respective rights to payment pursuant to this clause (iii) with respect to any Loan (or any successor REO Loan) in such Loan Group being limited to amounts on deposit in the related Loan Group Custodial Account that were received on or in respect of such Loan (or successor REO Loan) and are allocable as a recovery of interest thereon;

            (iv) to reimburse, first, the Fiscal Agent, second, the Trustee, and last, itself, in that order, for any unreimbursed P&I Advances made by such party (with its own funds) with respect to the related Loan Group Trust Mortgage Loan that such party has determined are Nonrecoverable Advances, such party's rights to reimbursement pursuant to this clause
      (iv) with respect to any such P&I Advance being limited to amounts on deposit in the applicable Loan Group Custodial Account that were received in respect of the particular Loan Group Trust Mortgage Loan (as allocable thereto pursuant to the related Loan documents and the related Co-Lender Agreement), in the Loan Group as to which such P&I Advance was made;

            (v) to pay to the Special Servicer earned and unpaid Special Servicing Fees in respect of the related Loan Group while any Loan in such Loan Group constitutes a Specially Serviced Loan and after the Loan Group Mortgaged Properties become REO Properties;

            (vi) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees and Liquidation Fees in respect of the related Loan Group, in the amounts and from the sources specified in Section 3.11(b);

            (vii) to reimburse first, the Fiscal Agent, second, the Trustee, third, itself and last, the Special Servicer, in that order, for any unreimbursed Servicing Advances made thereby with respect to the related Loan Group or any related REO Properties, any such party's respective rights to reimbursement pursuant to this clause (vii) with respect to any Servicing Advance being limited to amounts on deposit in the applicable Loan Group Custodial Account that represent payments made by the related Mortgagor to cover the item for which such Servicing Advance was made, and to amounts on deposit in the related Loan Group Custodial Account that represent Liquidation Proceeds (net of Liquidation Fees payable therefrom), Condemnation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the related Loan Group or related Loan Group REO Properties as to which such Servicing Advance was made;

            (viii) to reimburse, first, the Fiscal Agent, second, the Trustee, third, itself and last the Special Servicer, in that order, out of general collections in the Loan Group Custodial Account, for any unreimbursed Servicing Advances made thereby with respect to the related Loan Group or any related REO Properties that such party has determined are Nonrecoverable Advances, such amounts being allocated among the Loans in the Loan Group as provided in the related Co-Lender Agreement; provided that such amounts may be withdrawn over time in accordance with Section 3.05A(b);

            (ix) to pay first, the Fiscal Agent, second, the Trustee, third, itself and last, the Special Servicer, in that order, any interest accrued on any Advance made thereby with respect to the Loans in the related Loan Group or with respect to the related Loan Group Mortgaged Properties, any such party's respective right to payment pursuant to this clause (ix) with respect to interest on any Advance being permitted to be satisfied (A) first, out of any amounts on deposit in the applicable Loan Group Custodial Account that represent Default Charges collected during the same Collection Period in which such Advance is reimbursed, as and to the extent contemplated by Section 3.27(c), and (B) second, to the extent that the Default Charges described in the immediately preceding clause (A) are insufficient, but only if such Advance is being reimbursed at the same time or if such Advance has been previously reimbursed, out of any amounts on deposit in the applicable Loan Group Custodial Account that represent any other collections on or in respect of the related Loan Group;

            (x) to pay for (A) costs and expenses incurred with respect to the Loan Group Mortgaged Properties pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance), (B) the costs and expenses of obtaining appraisals of the Loan Group Mortgaged Properties pursuant to
      Section 3.12(d) or 4.03A(c), as applicable, and (C) the fees of any Independent Contractor retained with respect to any related Loan Group REO Property pursuant to Section 3.18(d) (to the extent that it has not paid itself such fees prior to remitting collections on such REO Property to the Special Servicer);

            (xi) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (A) interest and investment income earned in respect of amounts held in the applicable Loan Group Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the applicable Loan Group Custodial Account for any Collection Period and (B) Net Default Charges (after application pursuant to Section 3.27(c)) actually collected that accrued in respect of the Companion Loans during a period that they were not Specially Serviced Loans and the Loan Group Mortgaged Properties were not REO Properties, and to pay the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(c), Net Default Charges (after application pursuant to Section 3.27(c)) actually collected that accrued in respect of the Companion Loans during a period that they were Specially Serviced Loans or the Loan Group Mortgaged Properties were REO Properties;

            (xii) to pay itself, the Special Servicer or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the related Loan Group;

            (xiii) to pay for the cost of recording the Co-Lender Agreement and any required opinion of counsel related thereto and, to the extent applicable pursuant to Section 11.02(a), the allocable portion of the cost of the Opinion of Counsel contemplated by Section 11.02(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of the Certificateholders;

            (xiv) [Reserved];

            (xv) to pay, in accordance with Section 3.12(e), out of collections on the related Loan Group on deposit in the related Loan Group Custodial Account, any servicing expenses with respect to the related Loans, that would, if advanced, constitute Nonrecoverable Servicing Advances (provided that servicing expenses that relate solely to a Serviced Companion Loan or any related REO Loans will be paid solely from funds allocable thereto);

            (xvi) to transfer to the Pool Custodial Account all amounts representing Default Charges actually collected that accrued in respect of the Loan Group Trust Mortgage Loans or any successor REO Mortgage Loans in respect of the Loan Group Trust Mortgage Loans, to the extent such Default Charges were not applied to offset interest on Advances pursuant to clause
      (viii)(B) above (to be applied in accordance with Sections 3.27(a) and (b)); and

            (xvii) to clear and terminate the applicable Loan Group Custodial Account at the termination of this Agreement pursuant to Section 9.01.

            The Master Servicer shall keep and maintain separate accounting records in connection with each Loan Group Custodial Account, including but not limited to, any withdrawal from each Loan Group Custodial Account, pursuant to clauses (ii) through (xvi) above.

            The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee and the Fiscal Agent, as applicable, from the applicable Loan Group Custodial Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of a Servicing Officer of the Special Servicer or a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor), the Trustee or the Fiscal Agent, as the case may be, is entitled (unless such payment to the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The parties seeking payment pursuant to this Section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from each Loan Group Custodial Account, on a loan-by-loan basis.

            In the event that the Master Servicer fails, on any Loan Group Remittance Date, to remit to the Companion Loan Noteholders any amount(s) required to be so remitted to such Companion Loan Noteholders hereunder by such date, the Master Servicer shall pay such Companion Loan Noteholders, for the account of such Companion Loan Noteholders, interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from and including that Master Servicer Remittance Date, to but not including the date of remittance.

            Section 3.05B. Loss of Value Reserve Fund.

            If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan or any related REO Property, then the Special Servicer shall, promptly when needed, transfer such Loss of Value Payments (up to the remaining portion thereof) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Pool Custodial Account for the following purposes:

            (a) to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, in accordance with Sections 3.05 and 3.05A, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or any related REO Property (together with interest thereon);

            (b) to pay, in accordance with Sections 3.05 and 3.05A, or to reimburse the Trust for the prior payment of, any expense relating to such Mortgage Loan or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an Additional Trust Fund Expense;

            (c) to offset any Realized Loss (as calculated without regard to the application of such Loss of Value Payments) incurred with respect to such Mortgage Loan or any successor REO Loan with respect thereto;

            (d) following the occurrence of a liquidation event with respect to such Mortgage Loan or any related REO Property, to cover the items contemplated by the immediately preceding clauses (a)-(c) in respect of any other Mortgage Loan or REO Loan; and

            (e) On the final Distribution Date after all distributions have been made as set forth in clause (a) through (d) above, to each Mortgage Loan Seller, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Mortgage Loan Seller that was used pursuant to clauses
(a)-(d) and to offset any Realized Losses or Additional Trust Fund Expenses incurred with respect to the Mortgage Loan related to such contribution.

            Any Loss of Value Payments transferred to the Pool Custodial Account pursuant to clauses (a)-(c) of the prior paragraph shall, except for purposes of Sections 3.11(b) and (c), be deemed to constitute Liquidation Proceeds received by the Trust in respect of the related Mortgage Loan or any successor REO Loan with respect thereto for which such Loss of Value Payments were received; and any Loss of Value Payments transferred to the Pool Custodial Account pursuant to clause (d) of the prior paragraph shall, except for purposes of Sections 3.11(b) and (c), be deemed to constitute Liquidation Proceeds received by the Trust in respect of the Mortgage Loan or REO Loan for which such Loss of Value Payments are being transferred to the Pool Custodial Account to cover an item contemplated by clauses (a)-(d) of the prior paragraph.

            Section 3.06 Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account, the Custodial Accounts and the REO Accounts.

            (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Defeasance Deposit Account or a Custodial Account (each, for purposes of this Section 3.06, an "Investment Account"), and the Special Servicer may direct in writing any depository institution maintaining an REO Account (also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement; provided that in the case of any Servicing Account, any Reserve Account or the Defeasance Deposit Account, such investment direction shall be subject to the related Loan documents and applicable law. Funds in the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account will remain uninvested. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) and, in the case of a Permitted Investment in any Investment Account solely related to a Loan Group, the related Companion Loan Noteholders. The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account and the Custodial Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Accounts), on behalf of the Trustee and, in the case of any Investment Account solely related to a Loan Group, the related Companion Loan Noteholders, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is a "certificated security," "uncertificated security" or "deposit account." For purposes of this Section 3.06(a), (i) the terms "entitlement holder," "security entitlement," "control" (except with respect to deposit accounts), "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and the terms "control" (with respect to deposit accounts) and "deposit account" shall have the meanings given such terms in Revised Article 9 (1998 Revision) of the UCC, and (ii) "control" of any Permitted Investment in any Investment Account by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee and, in the case of any Investment Account solely related to a Loan Group, the related Companion Loan Noteholders, for purposes of Revised Article 8 (1994 Revision) of the UCC or Revised Article 9 (1998 Revision) of the UCC, as applicable. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Custodial Accounts, the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account) or the Special Servicer (in the case of the REO Accounts) shall:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to at least the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Defeasance Deposit Account or the Custodial Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each Collection Period (and, in the case of Servicing Accounts, Reserve Accounts and the Defeasance Deposit Account, to the extent not otherwise payable to Mortgagors under applicable law or the related Loan documents), shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(d), 3.04(a), 3.05(a) or 3.05A, as applicable. Whether or not the Special Servicer directs the investment of funds in either of the REO Accounts, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.17(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of (i) the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account (except to the extent that any investment of funds with respect thereto is at the direction of a Mortgagor or for the benefit of the Mortgagor in accordance with the related Loan documents or applicable law) and (ii) the Custodial Accounts) and the Special Servicer (in the case of the REO Accounts) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment Account for such Collection Period. Notwithstanding any of the foregoing provisions of this Section 3.06, no party shall be required under this Agreement to deposit any loss on a deposit of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company with which such deposit was maintained so long as such depository institution or trust company satisfied the conditions set forth in the definition of "Eligible Account" at the time such deposit was made and also as of a date no earlier than 30 days prior to the insolvency.

            (c) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and subject to Section 8.02, upon the request of Certificateholders entitled to a majority of the Voting Rights allocated to a Class, shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount, the Master Servicer Remittance Amount and the Loan Group Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage; Environmental Insurance.

            (a) The Master Servicer (in the case of all Loans other than Specially Serviced Loans) or Special Servicer (in the case of Specially Serviced Loans) shall, consistent with the Servicing Standard, cause to be maintained for each Mortgaged Property (other than the Mortgaged Property securing the Non-Serviced Loan Groups, which are serviced under the applicable Lead PSA) that is not an REO Property, all insurance coverage as is required under the related Mortgage (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default); provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer or Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the Master Servicer or Special Servicer, as the case may be, shall use reasonable efforts consistent with the Servicing Standard to require the related Mortgagor to obtain the required insurance coverage from Qualified Insurers that have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A2" by Moody's (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as evidenced in writing by such Rating Agency); and provided, further, that the Master Servicer or Special Servicer, as applicable, shall cause to be maintained for any such Mortgaged Property from Qualified Insurers that have a "claims paying ability" or "financial strength rating," as applicable, of at least "A" from S&P and "A2" from Moody's, any such insurance that the related Mortgagor is required but fails to maintain, only to the extent that the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders) has an insurable interest, and such insurance is available at a commercially reasonable rate and the subject hazards are at the time commonly insured against by prudent owners of properties similar to the Mortgaged Property located in or around the region in which such Mortgaged Property is located.

            Notwithstanding the foregoing, including whether or not such a failure to maintain insurance would be an Acceptable Insurance Default, the Master Servicer or Special Servicer, as applicable, will not be required to maintain, and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if, and only if,
(1) the Master Servicer (with respect to all Mortgage Loans other than Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) have determined in accordance with the Servicing Standard that either (a) such insurance is not available at any rate, or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located; and (2) the Special Servicer has obtained the consent or deemed consent of the Directing Holder or its representative in accordance with the provisions of
Section 6.11. The requirement of the Master Servicer (with respect to all Mortgage Loans other than the Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) to obtain the consent of the Directing Holder shall be subject to the following limitations: (a) the Directing Holder's consent shall be deemed to have been given if it has not responded within ten Business Days of receipt of the Master Servicer's (with respect to all Mortgage Loans other than the Specially Serviced Loans) and the Special Servicer's (with respect to Specially Serviced Loans) written recommendation and the information upon which such recommendation is based, and
(b) upon the Master Servicer's (with respect to all Mortgage Loans other than the Specially Serviced Loans) and the Special Servicer's (with respect to Specially Serviced Loans) determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Master Servicer or Special Servicer, as applicable, to consult with the Directing Holder, the Master Servicer or the Special Servicer, as applicable, will not be required to do so.

            During the period in which the Directing Holder is evaluating such terrorism insurance coverage hereunder, the Master Servicer and Special Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure, provided that the Master Servicer or Special Servicer, as the case may be, has given prompt notice to the Directing Holder of its determination that it will not be successful in its efforts to cause the Mortgagor to obtain such insurance, along with its determination, and any information in its possession, regarding the availability and cost of such insurance. The Directing Holder shall be required to promptly notify the Master Servicer and Special Servicer of each consent given under the preceding paragraph and this paragraph.

            Any Controlling Class Certificateholder or, in the case of a Loan Group, the holder of the related Subordinate Companion Loan, may request that earthquake insurance be secured for one or more Mortgaged Properties by the related Mortgagor, to the extent such insurance may reasonably be obtained and, provided the related Loan documents and applicable law give the mortgagee the right to request such insurance coverage and such Loan documents require the Mortgagor to obtain earthquake insurance at the request of the mortgagee.

            Subject to Section 3.18(a), the Special Servicer, in accordance with the Servicing Standard, shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage (including insurance that covers losses arising from acts of terrorism); provided that such insurance is available at commercially reasonable rates and the subject hazards are at the time commonly insured against for properties similar to the REO Property located in or around the region in which such REO Property is located (or, in the case of all-risk insurance or other insurance that covers acts of terrorism, such insurance is available at a commercially reasonable rate or the subject hazards are at the time commonly insured against for properties similar to the REO Property located in or around the region in which such REO Property is located); and provided, further, that all such insurance shall be obtained from Qualified Insurers that, if they are providing casualty insurance, shall have a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A2" from Moody's (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as evidenced in writing by such Rating Agency). All such insurance policies shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of Loans, including Specially Serviced Loans), or the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee; and, in each case, such insurance shall be issued by a Qualified Insurer. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the applicable Custodial Account in accordance with Section 3.04(a) or 3.04A(a), as the case may be, in the case of amounts received in respect of a Loan, or in the applicable REO Account in accordance with Section 3.17(b), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance (including any earthquake insurance maintained at the request of a Controlling Class Certificateholder or the related Companion Loan Noteholders) shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Loan or REO Loan, notwithstanding that the terms of such loan so permit, but shall be recoverable by the Master Servicer and the Special Servicer as a Servicing Advance.

            (b) If either the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or forced placed policy insuring against hazard losses on all of the Serviced Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having (or whose obligations are guaranteed or backed, in writing, by an entity having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A3" from Moody's (if then rated by Moody's, and if not then rated by Moody's, then a rating of at least "A" by S&P) (or, in the case of each Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as evidenced in writing by such Rating Agency), and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy or forced placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property an individual hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such individual policy, promptly deposit into the applicable Custodial Account from its own funds the amount not otherwise payable under the blanket policy or forced placed policy because of the deductible clause therein, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Loan (or in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and the Certificateholders and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders, claims under any such blanket policy or forced placed policy in a timely fashion in accordance with the terms of such policy.

            (c) Subject to the third paragraph of this Section 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Loans and/or REO Properties are part of the Trust Fund) keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A2" from Moody's (or, if not then rated by Moody's, then at least "A:IX" by A.M. Best's Key Rating Guide) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency), a fidelity bond, which fidelity bond shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to the Certificates or Companion Loan Securities (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

            Subject to the third paragraph of this Section 3.07(c), each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Loans and/or REO Properties are part of the Trust Fund) also keep in force with Qualified Insurers having (or whose obligations are guaranteed or backed by entities having) a "claims paying ability" or "financial strength" rating, as applicable, of at least "A" from S&P and "A2" from Moody's (or, if not then rated by Moody's, then at least "A:IX" by A.M. Best's Key Rating Guide) (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or Companion Loan Securities, as evidenced in writing by such Rating Agency), a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event with respect to the Certificates or Companion Loan Securities (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

            Notwithstanding the foregoing, for so long as the long-term debt obligations of the Master Servicer or Special Servicer or its corporate parent, as the case may be, are rated at least "A2" from Moody's (if then rated by Moody's, and if not then rated by Moody's, then an equivalent rating by at least one additional nationally recognized statistical rating agency besides S&P) and "A" from S&P (or, in the case of any such Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as evidenced in writing by such Rating Agency), such Person may self-insure with respect to the risks described in this Section 3.07(c).

            (d) In the event that either of the Master Servicer (in the case of a Performing Serviced Loan) or the Special Servicer (in the case of a Specially Serviced Loan) has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Environmentally Insured Mortgage Loan for which the Mortgagor has not filed a claim or in respect of an REO Property, the Master Servicer shall notify the Special Servicer if such Loan is a Specially Serviced Loan, and the Special Servicer shall notify the Master Servicer. Upon becoming aware of such Insured Environmental Event, the Master Servicer, in the case of a Performing Serviced Loan, and the Special Servicer, in the case of a Specially Serviced Loan or an REO Property, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, shall timely make a claim thereunder with the appropriate insurer and shall take such other actions necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. With respect to each Environmental Insurance Policy in respect of an Environmentally Insured Mortgage Loan, the Master Servicer (in the case of any such Loan that is a Performing Serviced Loan) and the Special Servicer (in the case of any such Loan that is a Specially Serviced Loan or in the case of an REO Property) shall each review and familiarize itself with the terms and conditions relating to enforcement of claims and shall, in the event the Master Servicer or the Special Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy, monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders.

            The Master Servicer (in the case of Performing Serviced Loans) and the Special Servicer (in the case of Specially Serviced Loans and REO Properties) shall each abide by the terms and conditions precedent to payment of claims under the Environmental Insurance Policies with respect to the Environmentally Insured Mortgage Loans and take all such actions as may be required to comply with the terms and provisions of such policies in order to maintain such policies in full force and effect and to make claims thereunder.

            In the event that either the Master Servicer or the Special Servicer receives notice of a termination of any Environmental Insurance Policy with respect to an Environmentally Insured Mortgage Loan, then the party receiving such notice shall, within five Business Days after receipt thereof, provide written notice of such termination to the other such party and the Trustee. Upon receipt of such notice, the Master Servicer, with respect to a Performing Serviced Loan, or the Special Servicer, with respect to a Specially Serviced Loan or an REO Property, shall address such termination in accordance with
Section 3.07(a). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with enforcing the obligations of the Mortgagor under any Environmental Insurance Policy or a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

            The Master Servicer (with respect to Performing Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall monitor the actions, and enforce the obligations, of the related Mortgagor under each Environmentally Insured Mortgage Loan insofar as such actions/obligations relate to (i) to the extent consistent with Section 3.07(a), the maintenance (including, without limitation, any required renewal) of an Environmental Insurance Policy with respect to the related Mortgaged Property or (ii) environmental testing or remediation at the related Mortgaged Property.

            Section 3.08 Enforcement of Due-on-Sale and Due on Encumbrance Provisions.

            (a) If, with respect to any Performing Serviced Loan, the Master Servicer receives a request from a Mortgagor regarding (1) the transfer of the related Mortgaged Property to another Person, (2) the assumption of such Loan by another Person or (3) the transfer of certain interests in such Mortgagor to another Person, then the Master Servicer shall promptly obtain relevant information for purposes of evaluating such request. If the Master Servicer determines, consistent with the Servicing Standard, to approve such transfer and/or assumption, then the Master Servicer shall promptly provide to the Special Servicer a written copy of such recommendation or determination (which shall include the reason therefor) and the materials upon which such recommendation or determination is based. The Special Servicer shall have the right hereunder, within 15 days of receipt of such recommendation or determination and supporting materials and any other materials reasonably requested by the Special Servicer to reasonably withhold or grant consent to any such request for such transfer and/or assumption or determination in accordance with the terms of the Loan and this Agreement, including, without limitation, the Servicing Standard; provided that any grant of consent on the part of the Special Servicer shall be subject to Section 3.08(d) and Section 6.11. If the Special Servicer does not respond within such 15-day period, the Special Servicer's consent shall be deemed granted. If the Special Servicer consents or is deemed to have consented to such proposed transfer and/or assumption or determination, then the Master Servicer (subject to Section 3.08(d)) shall process the request of the related Mortgagor and is hereby authorized to enter into an assumption or substitution agreement with the proposed transferee/assignee, which shall be a Single Purpose Entity, and/or release the original Mortgagor from liability under the related Loan.

            If any Performing Serviced Loan provides that such Performing Serviced Loan may be assumed or the related Mortgaged Property or an interest in the Mortgagor may be transferred without the consent of the mortgagee upon the satisfaction of certain conditions, then for so long as such Performing Serviced Loan is being serviced under this Agreement, the Master Servicer, with consent of the Special Servicer (subject to Section 3.08(d) and Section 6.11) shall determine whether such conditions have been satisfied and shall promptly provide the Special Servicer with a written copy of the Master Servicer's analysis and determination with respect to whether such conditions have been satisfied, together with all the materials upon which such determination is based and all other supporting materials and such other materials as reasonably requested by the Special Servicer, and the Special Servicer shall indicate its agreement or disagreement with such determination, which agreement shall be deemed given 15 Business Days after receipt by the Special Servicer of the Master Servicer's analysis and determination together with all information reasonably requested by the Special Servicer if the Special Servicer does not respond within such 15 Business Day period.

            The Master Servicer shall not process or permit such assumption or transfer if:

            (i) the Master Servicer determines that such conditions have been satisfied but the Special Servicer disagrees; or

            (ii) the Master Servicer determines that such conditions have not been satisfied and the Special Servicer agrees; or

            (iii) the Master Servicer determines that such conditions have not been satisfied and the Special Servicer's agreement is deemed given.

            The Master Servicer shall not process or permit any such assumption or transfer for Specially Serviced Mortgage Loans.

            The Master Servicer shall process or permit such assumption or transfer if:

            (i) the Master Servicer determines that such conditions have not been satisfied but the Special Servicer disagrees; or

            (ii) the Master Servicer determines that such conditions have been satisfied and the Special Servicer agrees; or

            (iii) the Master Servicer determines that such conditions have been satisfied and the Special Servicer's agreement is deemed given.

            Subject to Sections 3.21 and 6.11, the following additional terms and conditions apply to any determination made pursuant to the prior paragraphs:

            (i) the Master Servicer may not enter into any assumption or substitution agreement to the extent that any terms thereof would result in an Adverse REMIC Event;

            (ii) the Master Servicer may not enter into any assumption or substitution agreement to the extent that any terms thereof would create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage;

            (iii) the Master Servicer shall notify the Trustee, the Special Servicer, each Rating Agency and, in the case of a Serviced Loan Group, the related Companion Loan Noteholder, of any assumption or substitution agreement executed pursuant to this Section 3.08(a) and shall forward thereto a copy of such agreement, together with copies of all relevant documentation;

            (iv) subject to the terms of the related Loan documents, no assumption of a Cross-Collateralized Mortgage Loan may be made without the assumption of all other Mortgage Loans making up the related Cross-Collateralized Group and no assumption of any Loan in a Loan Group may be made without the assumption of all Loans in such Loan Group; and

            (v) subject to the terms of the related Loan documents and applicable law, no assumption of a Loan shall be made or transfer of interest in a Mortgagor approved, unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor.

            If the Special Servicer does not consent to, or is not deemed to have consented to, such transfer and/or assumption or determination, then the Master Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Mortgaged Property relating to a Loan Group, the related Companion Loan Noteholder) shall, to the extent permitted by applicable law, enforce such transferability and assumption restrictions.

            (b) If, with respect to any Specially Serviced Loan, the Master Servicer or the Special Servicer receives a request from a Mortgagor regarding
(1) the transfer of the related Mortgaged Property to another Person, (2) the assumption of such Loan by another Person or (3) the transfer of certain interests in such Mortgagor to another Person, the Master Servicer (if the Master Servicer is the party that received the request from the Mortgagor) shall promptly notify the Special Servicer of such request and the Master Servicer shall deliver to the Special Servicer the Mortgage File (or a copy thereof) and such other documents that the Master Servicer shall have received regarding the proposed transfer and/or assumption. The Master Servicer shall only be required to deliver the foregoing items to the extent in its possession and to the extent such items have not already been delivered to the Special Servicer. If the Special Servicer determines, consistent with the Servicing Standard, to approve such transfer and/or assumption, or that for any Mortgage Loan or Serviced Loan Group that, pursuant to its respective loan documents, may be transferred or assumed without the consent of the lender, provided certain conditions are satisfied, that such conditions are satisfied, the Special Servicer, subject to
Section 3.08(d) and Section 6.11, shall process the request of the related Mortgagor and is hereby authorized to enter into an assumption or substitution agreement with the proposed transferee/assignee, which shall be a Single Purpose Entity, and/or release the original Mortgagor from liability under the related Loan.

            Subject to Section 3.21 and Section 6.11, the following additional terms and conditions apply to any determination made pursuant to the prior paragraph:

            (i) the Special Servicer may not enter into any assumption or substitution agreement to the extent that any terms thereof would result in an Adverse REMIC Event;

            (ii) the Special Servicer may not enter into any assumption or substitution agreement to the extent that any terms thereof would create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage;

            (iii) the Special Servicer shall notify the Trustee, the Master Servicer, each Rating Agency and, with respect to a Loan Group, the related Companion Loan Noteholders of any assumption or substitution agreement executed pursuant to this Section 3.08(b) and shall forward thereto a copy of such agreement;

            (iv) subject to the terms of the related Loan documents, no assumption of a Cross-Collateralized Mortgage Loan shall be made without the assumption of all other Mortgage Loans making up the related Cross-Collateralized Group and no assumption of any Loan in a Loan Group may be made without the assumption of all Loans in such Loan Group; and

            (v) subject to the terms of the related Loan documents and applicable law, no assumption of a Loan shall be made unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor.

            (c) If, with respect to a Performing Serviced Loan, the Master Servicer receives a request from the Mortgagor regarding a further encumbrance of the related Mortgaged Property or interests in the related Mortgagor, then the Master Servicer shall promptly obtain relevant information for purposes of evaluating such request. If the Master Servicer determines, consistent with the Servicing Standard, to approve such further encumbrance, then the Master Servicer shall promptly provide to the Special Servicer a written copy of such recommendation or determination (which shall include the reason therefor) and the materials upon which such recommendation or determination is based. The Special Servicer shall have the right hereunder, within 15 days of receipt of such recommendation or determination and supporting materials and any other materials reasonably requested by the Special Servicer, to reasonably withhold or, subject to Section 3.08(d) and Section 6.11, grant consent to any such request for such further encumbrance of the related Mortgaged Property. If the Special Servicer does not respond within such 15-day period, the Special Servicer's consent shall be deemed granted. If the Special Servicer consents or is deemed to have consented to such further encumbrance of the related Mortgaged Property, the Master Servicer shall process such request of the related Mortgagor.

            If any Performing Serviced Loan provides that the related Mortgaged Property or interests in the related Mortgagor may be further encumbered without the consent of the mortgagee upon the satisfaction of certain conditions, then for so long as such Performing Serviced Loan is being serviced under this agreement, the Master Servicer, with consent of the Special Servicer (subject to Section 3.08(d) and Section 6.11) shall determine whether such conditions have been satisfied and shall promptly provide the Special Servicer with a written copy of the Master Servicer's analysis and determination with respect to whether such conditions have been satisfied, together with all the materials upon which such determination is based and all other supporting materials and such other materials as reasonably requested by the Special Servicer, and the Special Servicer shall indicate its agreement or disagreement with such determination, which agreement shall be deemed given 15 Business Days after receipt by the Special Servicer of the Master Servicer's analysis and determination together with all information reasonably requested by the Special Servicer if the Special Servicer does not respond within such 15 Business Day period.

            The Master Servicer shall not process or permit such further encumbrance if:

            (i) the Master Servicer determines that such conditions have been satisfied but the Special Servicer disagrees; or

            (ii) the Master Servicer determines that such conditions have not been satisfied and the Special Servicer agrees; or

            (iii) the Master Servicer determines that such conditions have not been satisfied and the Special Servicer's agreement is deemed given.

            The Master Servicer shall not process or permit any such encumbrance for Specially Serviced Mortgage Loans.

            The Master Servicer shall process or permit such further encumbrance if:

            (i) the Master Servicer determines that such conditions have not been satisfied but the Special Servicer disagrees; or

            (ii) the Master Servicer determines that such conditions have been satisfied and the Special Servicer agrees; or

            (iii) the Master Servicer determines that such conditions have been satisfied and the Special Servicer's agreement is deemed given.

            If the Special Servicer does not consent to, and is not deemed to have consented to, such further encumbrance or determination, then the Master Servicer, on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Mortgaged Property that relates to a Loan Group, the related Companion Loan Noteholder) shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Loan documents on further encumbrances of the related Mortgaged Property or interests in the related Mortgagor.

            If, with respect to any Specially Serviced Loan, the Master Servicer or the Special Servicer receives a request from a Mortgagor regarding a further encumbrance of the related Mortgaged Property or interests in the related Mortgagor, the Master Servicer (if the Master Servicer is the party that received such notice from the Mortgagor) shall promptly notify the Special Servicer of such request and the Master Servicer shall deliver to the Special Servicer the Mortgage File (or a copy thereof) and such other documents that the Master Servicer shall have received regarding the proposed encumbrance. The Master Servicer shall only be required to deliver the foregoing items to the extent in its possession and to the extent such items have not already been delivered to the Special Servicer. If the Special Servicer determines, consistent with the Servicing Standard, to approve such encumbrance or that for any Mortgage Loan or Serviced Loan Group that, pursuant to its respective loan documents, permits further encumbrances without the consent of the lender, provided certain conditions are satisfied, that such conditions are satisfied, the Special Servicer shall process the request of the related Mortgagor.

            With respect to any Specially Serviced Loans, the Special Servicer on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders) shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Loan documents on further encumbrances of the related Mortgaged Property or interests in the related Mortgagor, and process all documentation in connection therewith, unless the Special Servicer has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard (as evidenced by an Officer's Certificate setting forth the basis for such determination delivered to the Trustee, the Master Servicer, each Rating Agency and, with respect to a Loan Group, the related Companion Loan Noteholder); provided that any such waiver of such restrictions shall be subject to Section 3.08(d) and Section 6.11.

            (d) In addition to the terms and conditions set forth above in this
Section 3.08,

            (i) neither the Master Servicer (with respect to Performing Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) may waive any restrictions contained in the related Mortgage on transfers of the related Mortgaged Property or on transfers of interests in the related Mortgagor unless:

                  (A) the Master Servicer or the Special Servicer, as the case may be, has received prior written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities; or

                  (B) the related Mortgage Loan (1) represents less than 2% of the principal balance of all of the Mortgage Loans (or, if the aggregate principal balance of all the Mortgage Loans is less than $100 million, represents less than 5% of the principal balance of all Mortgage Loans), (2) has a principal balance that is equal to or less than $20,000,000 and (3) is not one of the 10 largest Mortgage Loans in the Mortgage Pool based on principal balance.

            (ii) neither the Master Servicer (with respect to Performing Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) may waive any restrictions contained in the related Mortgage on further encumbrances of the related Mortgaged Property or interests in the related Mortgagor unless:

                  (A) the Master Servicer or the Special Servicer, as the case may be, has received prior written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities;

                  (B) the related Mortgage Loan (A) represents less than 2% the principal balance of all of the Mortgage Loans, (B) has a principal balance that is equal to or less than $20,000,000, (C) is not one of the 10 largest mortgage loans in the Mortgage Pool based on principal balance, (D) does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, and (E) does not have an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is equal to or less than 1.2x to 1.0x; or

                  (C) the encumbrance relates to the grant of an easement,
            right-of-way or similar encumbrance that the Special Servicer determines will not have a material adverse impact on the value, use or operation of the Mortgaged Property or the ability of the borrower to perform its obligations under the Loan.

            In connection with any request for rating confirmation from a Rating Agency pursuant to this Section 3.08(d), the Master Servicer or the Special Servicer, as the case may be, shall deliver its written analysis and recommendation (in accordance with the Servicing Standard) with respect to the matters that are the subject thereof, and copies of all relevant supporting documentation to such Rating Agency. Further, subject to the terms of the related Loan documents and applicable law, no waiver of a restriction contained in the related Mortgage on transfers of the related Mortgaged Property or interests in the related Mortgagor or on further encumbrances thereof may be waived by the Master Servicer or the Special Servicer, as applicable, unless all costs in connection therewith, including any arising from seeking Rating Agency confirmation, are paid by the related Mortgagor. To the extent not collected from the related Mortgagor, such costs shall be paid out of the Custodial Account as an Additional Trust Fund Expense and the Master Servicer will provide notice to, and demand payment for any rating agency charges incurred in connection with the foregoing from, the related Mortgage Loan Seller pursuant to
Section 5(f) of the related Mortgage Loan Purchase Agreement.

            (e) To the extent permitted by the applicable Loan documents and applicable law, the Master Servicer or Special Servicer may charge the related Mortgagor (and retain or share such fee in accordance with Section 3.11) a fee in connection with any enforcement or waiver contemplated in this Section 3.08.

            Section 3.09 Realization Upon Defaulted Loans; Required Appraisals; Appraisal Reduction Calculation.

            (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 6.11, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.21. Subject to Section 3.12(d) and Section 3.20(d), the Special Servicer shall advance all costs and expenses incurred by it in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a) or Section 3.05A, as applicable. The Special Servicer shall be responsible, consistent with the Servicing Standard, for determining whether to exercise any rights it may have under the cross-collateralization and/or cross-default provisions of a Cross-Collateralized Mortgage Loan. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, on behalf of the related Companion Loan Noteholders, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in
Section 3.19 and the results of any appraisal obtained as provided below in this
Section 3.09, all such bids to be made in a manner consistent with the Servicing Standard.

            If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Specially Serviced Loan, whether for purposes of bidding at foreclosure or otherwise, it may have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters, which appraisal shall take into account the factors specified in
Section 3.19, and the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance; provided that if the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal.

            If any Serviced Loan becomes a Required Appraisal Loan, then the Special Servicer shall (i) obtain or conduct, as applicable, a Required Appraisal within 60 days of such Serviced Loan's becoming a Required Appraisal Loan (unless a Required Appraisal was obtained or conducted, as applicable, with respect to such Required Appraisal Loan within the prior 12 months and the Special Servicer reasonably believes, in accordance with the Servicing Standard, that no material change has subsequently occurred with respect to the related Mortgaged Property that would draw into question the applicability of such Required Appraisal) and (ii) obtain or conduct, as applicable, an update of the most recent Required Appraisal approximately 12 months following the most recent Required Appraisal or subsequent update thereof for so long as such Serviced Loan or any successor REO Loan, as the case may be, remains a Required Appraisal Loan. The Special Servicer shall deliver copies of all such Required Appraisals and updated Required Appraisals to the Trustee, the Master Servicer, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholder, in each such case, promptly following the Special Servicer's receipt of the subject appraisal, and to the Controlling Class Directing Holder upon request, and based thereon, the Special Servicer shall calculate and notify the Trustee, the Master Servicer, the Controlling Class Directing Holder, with respect to a Loan Group, the related Companion Loan Noteholders of any resulting Appraisal Reduction Amount. Such calculations by the Special Servicer shall be subject to review and confirmation by the Master Servicer, provided that the Master Servicer may rely on any information provided by the Special Servicer.

            The Master Servicer shall, at the direction of the Special Servicer, advance the cost of each such Required Appraisal and updated Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the related Custodial Account pursuant to Section 3.05(a) or Section 3.05A. At any time that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the applicable Directing Holder (without giving effect to any Control Appraisal Event which may have been triggered by the most recent Appraisal Reduction Amount) may, at its own expense, direct the Special Servicer to obtain and deliver to the Master Servicer, the Directing Holder and the Trustee an appraisal that satisfies the requirements of a "Required Appraisal," and upon the written request of the applicable Directing Holder, if such new appraisal materially differs from the previously obtained Required Appraisal, the Special Servicer shall recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on the appraisal obtained by the Special Servicer and shall notify the Trustee, the Master Servicer and the applicable Directing Holder of such recalculated Appraisal Reduction Amount.

            (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Certificateholders (and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such Mortgaged Property that is not treated as "foreclosure property" and that is held by the Lower-Tier REMIC at any given time constitutes not more than a de minimis amount of the assets of the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.18(a), subject the Trust Fund to the imposition of any federal income taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company if the Special Servicer determines that such an action is appropriate to protect the Trust and/or any related Companion Loan Noteholder from potential liability.

            In addition, the Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is, in the reasonable, good faith judgment of the Special Servicer (exercised in accordance with the Servicing Standard), incident to real property (within the meaning of
      Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on the REMIC Pool under the REMIC Provisions or cause the REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee (and, in the case of a Loan Group Mortgaged Property, on behalf of the related Companion Loan Noteholders), obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders), could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless such action is consistent with Section
6.11 and the Special Servicer has previously determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee (and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders) that shall specify all of the bases for such determination), in accordance with the Servicing Standard and based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person, who regularly conducts Environmental Assessments, within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Master Servicer and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Serviced Loan to the Certificateholders (as a collective whole) (or, if a Loan Group is involved, would maximize the recovery on such Loan Group to the Certificateholders and the related Companion Loan Noteholders (as a collective whole)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, in the case of a Loan Group, to Certificateholders and the related Companion Loan Noteholders) to be performed at a rate taking into account the related Mortgage Rate (or, in the case of any Loan Group, at the weighted average of the Mortgage Rates for such Loan Group) and the risk of collection, in each case), to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related Environmental Insurance Policy) maximize the recovery on the related Serviced Loan to the Certificateholders (as a collective whole) (or, if a Loan Group is involved, would maximize the recovery of such Loan Group to the Certificateholders and the related Companion Loan Noteholders (as a collective whole)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (or, in the case of a Loan Group, to Certificateholders and the related Companion Loan Noteholders) to be performed at a rate taking into account the related Mortgage Rate (or, in the case of any Loan Group, at the weighted average of the Mortgage Rates for such Loan Group) in each case), and taking into account the risk of collection to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

            The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such Environmental Assessment so warrants, the Special Servicer shall perform or cause to be performed such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, shall be payable out of the related Custodial Account pursuant to Section 3.05 or
Section 3.05A, as applicable (or, in the case of a Loan Group, to the extent the funds in the applicable Loan Group Custodial Account are insufficient, shall be payable out of funds in the Pool Custodial Account).

            (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Serviced Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if a Companion Loan is affected, the related Companion Loan Noteholders), subject to
Section 6.11, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

            (e) The Special Servicer shall report to the Master Servicer, the Underwriters, the Trustee, and if a Loan Group is affected, the related Companion Loan Noteholders monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a defaulted Serviced Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the affected Serviced Loan permit such an action, and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable (the cost of which undertaking shall be covered by, and be reimbursable as, a Servicing Advance).

            (g) The Special Servicer shall prepare and file information returns with respect to the receipt of mortgage interest received with respect to any Serviced Loan required by Section 6050H of the Code and, as to any Serviced Loan, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

            (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Serviced Loan or REO Property, it shall promptly notify the Trustee, the Master Servicer and, if a Loan Group is affected, the related Companion Loan Noteholders. The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and, if a Loan Group is affected, the related Companion Loan Noteholders, no later than the seventh Business Day following such Final Recovery Determination.

            Section 3.10 Trustee and Custodian to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Serviced Loan, or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer shall promptly notify the Trustee (and, in the case of a Companion Loan, the related Companion Loan Noteholders) by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the appropriate Custodial Account pursuant to
Section 3.04(a) or 3.04A(a), as applicable, have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File and, in the case of a Companion Loan, the original of the Mortgage Note for such Companion Loan. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File (and, in the case of a Companion Loan, the Master Servicer shall cause the related Companion Loan Noteholders to release the Mortgage Note for such Companion Loan) to the Master Servicer or Special Servicer and shall deliver to the Master Servicer or Special Servicer, as applicable, such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account or any Custodial Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof) (or the original of the Mortgage Note for the Companion Loans), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or such portion thereof) (and, in the case of the Companion Loans, the Master Servicer shall cause the related Companion Loan Noteholders to release the original of the Mortgage Note for such Companion Loan) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or such portion thereof) (or such original Mortgage Note for the related Companion Loans) to the Trustee or related Custodian (or to the related Companion Loan Noteholders), or the delivery to the Trustee (or to the related Companion Loan Noteholders) of a certificate of a Servicing Officer of the Special Servicer stating that such Serviced Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Custodial Account pursuant to Section 3.04(a) or 3.04A(a), as applicable, have been or will be so deposited, or that the related Mortgaged Property has become an REO Property, the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

            (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee (and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders) of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee (on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, also on behalf of the related Companion Loan Noteholders) based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer, the Special Servicer or the Companion Loan Noteholders. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee (and, in the case of a Loan Group Mortgaged Property, the related Companion Loan Noteholders) a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, also on behalf of the related Companion Loan Noteholders) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

            Section 3.11 Servicing Compensation; Payment of Expenses.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Loan (other than the Non-Serviced Companion Loans but including the Non-Serviced Trust Loans), including each Specially Serviced Loan, and each REO Loan. As to each Loan (other than the Non-Serviced Companion Loans but including the Non-Serviced Trust Loans) and REO Loan, the Master Servicing Fee shall: (i) accrue from time to time at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Loan or is deemed to accrue from time to time on such REO Loan; and (ii) be calculated on a 30/360 Basis (or, in the case of the Companion Loans and any related REO Loans, on an Actual/360 Basis) (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to any such Loan or REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any such Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each such Loan and REO Revenues allocable as interest on each such REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any such Loan or REO Loan out of that portion of related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a) or Section 3.05A(a), as applicable. The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

            Additional servicing compensation in the form of (i) Net Default Charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar fees (excluding Prepayment Premiums and Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to any Serviced Loan and accrued during the time that such Serviced Loan was not a Specially Serviced Loan, (ii) 100% of each modification fee or extension fee actually paid by a Mortgagor with respect to a modification, consent, extension, waiver or amendment agreed to by the Master Servicer pursuant to Section 3.21(c) (except that the Master Servicer shall be entitled to only 50% of each modification fee or extension fee actually paid by the Mortgagor with respect to a modification, consent, waiver or amendment agreed to by the Master Servicer pursuant to this Agreement if the approval or consent of the Special Servicer (or the Directing Holder with respect to an extension of maturity granted pursuant to Section 3.21(c)) was required in connection therewith) and 100% of any fee actually paid by a Mortgagor in connection with a defeasance of a Serviced Loan as contemplated under Section 3.21(k), and (iii) 50% of any and all assumption fees and 100% of any and all assumption application fees up to $5,000 in connection with each assumption, transfer or substitution and 50% of the excess, if any, of the assumption application fees received with respect to each assumption, transfer or substitution over $5,000, in each case, actually paid by a Mortgagor in accordance with the related Loan documents, with respect to any transfer of a Mortgaged Property or any assumption or substitution agreement entered into by the Master Servicer on behalf of the Trust (or, in the case of a Loan Group, on behalf of the Trust and the related Companion Loan Noteholders) pursuant to
Section 3.08(a) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(a), shall be retained by the Master Servicer or promptly paid to the Master Servicer by the Special Servicer and such additional servicing compensation is not required to be deposited in any Custodial Account. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) Prepayment Interest Excesses (except in the case of the Companion Loans); (ii) interest or other income earned on deposits in the Custodial Accounts in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period); and (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts, the Reserve Accounts and the Defeasance Deposit Account maintained thereby (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period).

            (b) Except as provided in the last sentence of this paragraph, as compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and each REO Loan that was previously a Serviced Loan. With respect to each such Specially Serviced Loan and REO Loan, for any calendar month (or portion thereof), the Special Servicing Fee shall: (i) accrue from time to time at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time on such Loan or is deemed to accrue from time to time on such REO Loan; and (ii) be calculated on a 30/360 Basis (or, in the case of the Companion Loans, and in each case any related REO Loans, on an Actual/360 Basis) (or, in the event that a Principal Prepayment in full or other Liquidation Event shall occur with respect to any such Specially Serviced Loan or REO Loan on a date that is not a Due Date, on the basis of the actual number of days to elapse from and including the most recently preceding related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event, in a month consisting of 30 days and, in the case of any other partial period that does not run from one Due Date through and including the day immediately preceding the next Due Date, on the basis of the actual number of days in such period in a month consisting of 30 days). The Special Servicing Fee with respect to any such Specially Serviced Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties (or, in the case of Special Servicing Fees in respect of a Serviced Loan Group, first out of collections relating to such Loan Group or any related REO Property and, if insufficient therefor, out of general collections on the Mortgage Loans and REO Properties) on deposit in the appropriate Custodial Account pursuant to Section 3.05(a) or Section 3.05A(a), as applicable.

            As further compensation for its services hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Loan. As to each such Corrected Loan, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, all collections of principal, interest (other than Default Interest), Prepayment Premiums and/or Yield Maintenance Charges received on such Loan for so long as it remains a Corrected Loan; provided that no Workout Fee shall be payable from, or based upon the receipt of, Liquidation Proceeds collected in connection with the purchase of any such Specially Serviced Loan or REO Property by a Purchase Option Holder pursuant to Section 3.19, by the Depositor, each Mortgage Loan Seller, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, a Companion Loan Noteholder or its designee pursuant to the Co-Lender Agreement, and within the time period provided in such Co-Lender Agreement, by the Mortgage Loan Seller pursuant to
Section 2.03(a) within the time period provided for therein, or by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Loan default as set forth in the related intercreditor agreement, or out of any Condemnation Proceeds, or the repurchase of a Companion Loan by the related mortgage loan seller pursuant to the mortgage loan purchase agreement entered into in connection with the issuance of any Companion Loan Securities within the time period provided for therein. The Workout Fee with respect to any Corrected Loan will cease to be payable if such Corrected Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when the particular Serviced Loan again becomes a Corrected Loan. If the Special Servicer is terminated, removed or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of (i) Serviced Loans that became Corrected Loans during the period that it acted as Special Servicer and were still such at the time of such termination, removal or resignation and (ii) any Specially Serviced Loan for which the Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan or Serviced Companion Loan to be a Specially Serviced Loan except that the requirement for three consecutive full and timely Monthly Payments with respect to such Mortgage Loan or Serviced Companion Loan has not yet been satisfied as of the date of such termination or resignation but is subsequently satisfied and such Mortgage Loan or Serviced Companion Loan otherwise meets the requirements of a Corrected Loan, with the Workout Fee with respect to such Mortgage Loan or Serviced Companion Loan payable only after such requirements have been met (including the requirement that three payments be made) (and any successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Serviced Loan ceases to be payable in accordance with the preceding sentence.

            As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive the Liquidation Fee with respect to
(i) each Specially Serviced Loan as to which it receives a full, partial or discounted payoff, (ii) each Specially Serviced Loan that was repurchased by a Mortgage Loan Seller, and (iii) each Specially Serviced Loan and REO Property as to which it receives Liquidation Proceeds, in each case, subject to the provisos to the next sentence. As to each such Specially Serviced Loan or REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full, partial or discounted payoff and/or Liquidation Proceeds (exclusive of any portion of such payoff or proceeds that represents Default Interest); provided that no Liquidation Fee shall be payable (i) with respect to any such Specially Serviced Loan that becomes a Corrected Loan (unless it is subsequently liquidated in connection with a subsequent event that causes it to become a Specially Serviced Loan and a Liquidation Fee would be payable in connection with such liquidation), (ii) from, or based upon the receipt of, Liquidation Proceeds collected in connection with the purchase of any such Specially Serviced Loan or REO Property by a Purchase Option Holder pursuant to Section 3.19, by the Depositor, a Mortgage Loan Seller, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer pursuant to Section 9.01, by a Companion Loan Noteholder or its designee pursuant to the related Co-Lender Agreement and within the period specified in such Co-Lender Agreement, by a Mortgage Loan Seller pursuant to
Section 2.03(a) in connection with a Material Document Defect or a Material Breach (within the applicable cure period contained in Section 2.03 with respect to the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase obligation), by the holder of a related mezzanine loan pursuant to a purchase right in connection with a Loan default as set forth in the related intercreditor agreement within 60 days after the purchase right is first exercisable, or (iii) in connection with a Loss of Value Payment by a Mortgage Loan Seller.

            If the Special Servicer is terminated or resigns in accordance with
Section 6.09 or Section 6.04, respectively, it shall retain the right to receive any and all Workout Fees payable in respect of (i) any Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as Special Servicer and was still a Corrected Loan at the time of such termination or resignation and (ii) any Specially Serviced Loan for which the Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan or Serviced Companion Loan to be a Specially Serviced Loan except that the requirement of three consecutive full and timely Monthly Payments with respect to such Mortgage Loan or Serviced Companion Loan has not yet been satisfied as of the date of such termination or resignation and such Mortgage Loan or Serviced Companion Loan otherwise meets the requirements of a Corrected Loan, with the Workout Fee with respect to such Mortgage Loan or Serviced Companion Loan payable only after such requirements have been met (including the requirement that three payments be made) (and any successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Loan ceases to be payable in accordance with the preceding sentence.

            Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Loan shall not be paid from the same proceeds with respect to such Loan.

            The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            The Special Servicer will not be entitled to any compensation with respect to the Non-Serviced Loan Groups, which are serviced under the applicable Lead PSA.

            (c) Additional special servicing compensation in the form of (i) Net Default Charges actually collected on the Mortgage Pool that accrued with respect to a Specially Serviced Loan or an REO Loan, (ii) with respect to any Specially Serviced Loan, 100% of any and all assumption fees, assumption application fees and other applicable fees, actually paid by a Mortgagor in accordance with the related Loan documents, with respect to any transfer of the Mortgaged Property or any assumption or substitution agreement entered into by the Special Servicer on behalf of the Trust (or, in the case of a Serviced Loan Group, on behalf of the Trust and the related Companion Loan Noteholders) pursuant to Section 3.08(b) or paid by a Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(b), (iii) with respect to any Performing Serviced Loan, 50% of the excess, if any, of any assumption application fees over $5,000 received by the Master Servicer with respect to each assumption, transfer or substitution, and 50% of any and all assumption fees, in each case actually paid by the Mortgagor in accordance with the related Loan documents with respect to any transfer of a Mortgaged Property or any assumption or substitution agreement entered into by the Master Servicer on behalf of the Trust pursuant to Section 3.08(a) or paid by the Mortgagor with respect to any transfer of an interest in a Mortgagor pursuant to Section 3.08(a), (iv) any and all assumption fees, modification fees, consent fees, extension fees and similar fees actually collected on the Serviced Loans that are not otherwise payable to the Master Servicer as additional servicing compensation pursuant to Section 3.11(a) and (v) 50% of each modification fee or extension fee actually paid by the Mortgagor with respect to a modification, consent, waiver or amendment agreed to by the Master Servicer pursuant to this Agreement if the approval or consent of the Special Servicer (or the Directing Holder with respect to an extension of maturity granted pursuant to Section 3.21(c)) was required in connection therewith and 100% of any modification fee or extension fee and any other applicable fee that is actually paid by the Mortgagor in connection with an extension of the maturity date of a Performing Serviced Loan approved by the Special Servicer in accordance with Section 3.21(d), shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer, as the case may be, and shall not be required to be deposited in any Custodial Account pursuant to Section 3.04(a) or
Section 3.04A(a). The Special Servicer shall also be entitled to additional special servicing compensation in the form of interest or other income earned on deposits in any of the REO Accounts, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period).

            (d) The Master Servicer and the Special Servicer shall each be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to the Primary Servicer or any of its Sub-Servicers and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to
Section 3.07(b)), if and to the extent such expenses are not payable directly out of any of the Custodial Accounts or, in the case of the Special Servicer, any of the REO Accounts, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for such expenses except as expressly provided in this Agreement.

            Section 3.12 Certain Matters Regarding Servicing Advances.

            (a) If the Master Servicer or Special Servicer is required under any provision of this Agreement to make a Servicing Advance, but neither does so within 15 days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give written notice of such failure, as applicable, to the Master Servicer or the Special Servicer. If such Servicing Advance is not made by the Master Servicer or the Special Servicer, as applicable, within three Business Days after such notice is given to the Master Servicer or the Special Servicer, as applicable, then (subject to Section 3.12(d)) the Trustee shall make such Servicing Advance. If the Trustee fails to make any Servicing Advance required to be made under this Agreement, then (subject to Section 3.12(d)) the Fiscal Agent shall make such Servicing Advance within one Business Day of such failure by the Trustee and, if so made, the Trustee shall be deemed not to be in default under this Agreement.

            (b) The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each Servicing Advance made thereby (with its own funds) for so long as such Servicing Advance is outstanding, such interest to be payable: (i) out of any Default Charges on deposit in the Pool Custodial Account that were collected on or in respect of the related Mortgage Loan during the same Collection Period in which such Servicing Advance is reimbursed; and (ii) to the extent that such Default Charges are insufficient, but not before the related Advance has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Pool Custodial Account; provided that, if such Servicing Advance was made with respect to a Serviced Loan Group or a Loan Group Mortgaged Property (other than the Non-Serviced Loan Groups), then such interest shall first be payable out of amounts on deposit in the related Loan Group Custodial Account in accordance with clause (viii) of
Section 3.05A.

            (c) The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as appropriate and in accordance with
Section 3.03, Section 3.05(a), Section 3.05(e) or Section 3.05A(a), as applicable, for any Servicing Advance as soon as practicable after funds available for such purpose are deposited in the related Custodial Account.

            (d) Notwithstanding anything herein to the contrary, none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall be required to make out of its own funds any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. The determination by either the Master Servicer or the Special Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee and the Depositor (and, if affected thereby, the related Companion Loan Noteholder), setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged Property or REO Property, as the case may be (which appraisal shall be an expense of the Trust, shall take into account the factors specified in Section
3.19 and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession) and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. If the Master Servicer intends to obtain an appraisal in connection with the foregoing, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer or the Special Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer or the Special Servicer, as applicable, that such Servicing Advance would be a Nonrecoverable Advance, the Trustee or the Fiscal Agent, as applicable, shall make such Servicing Advance within the time periods required by Section 3.12(a) unless the Trustee or the Fiscal Agent, in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance. In addition, the Master Servicer and Special Servicer shall consider Workout-Delayed Reimbursement Amounts in respect of prior Servicing Advances on the applicable Mortgage Loan that have not been repaid by the related Mortgagor for the purposes of nonrecoverability determinations as if such amounts were unreimbursed Servicing Advances. Although the Special Servicer may determine whether an Advance is a Nonrecoverable Advance, the Special Servicer will have no right to make an affirmative determination that any P&I Advance or Servicing Advance made or to be made by the Master Servicer, Trustee or Fiscal Agent is, or would be, recoverable. In the absence of a determination by the Special Servicer that an Advance is a Nonrecoverable Advance, all determinations of recoverability with respect to Advances made or to be made by the Master Servicer, the Trustee or the Fiscal Agent will remain with the Master Servicer, the Trustee or the Fiscal Agent, as applicable.

            (e) Notwithstanding anything set forth herein to the contrary, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Loan or an REO Property is involved) pay directly out of the Pool Custodial Account or the related Loan Group Custodial Account, as applicable, any servicing expense that, if advanced by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment, in the case of withdrawals from the Pool Custodial Account, is in the best interests of the Certificateholders (as a collective whole) or, in the case of a Custodial Account, is in the best interests of the Certificateholders and, in the case of a Serviced Loan Group, the related Companion Loan Noteholders (as a collective whole), as evidenced in each case by an Officer's Certificate delivered promptly to the Trustee, the Depositor, the Controlling Class Directing Holder and, if affected thereby, the applicable Companion Loan Noteholder, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be promptly delivered to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer. The Master Servicer may conclusively rely on any information in this regard provided by the Special Servicer (if other than the Master Servicer or an Affiliate thereof).

            (f) Notwithstanding anything to the contrary in this Agreement, the Master Servicer shall not waive any fees that would be due or partially due to the Special Servicer without the Special Servicer's consent and the Special Servicer shall not waive any fees that would be due or partially due to the Master Servicer without the Master Servicer's consent.

            Section 3.13 Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

            (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Serviced Loan becomes a Specially Serviced Loan and annually thereafter for so long as the related Loan remains a Specially Serviced Loan, the cost of which shall be paid by the Master Servicer as a Servicing Advance or, if such Servicing Advance would be a Nonrecoverable Advance, shall be paid out of the Custodial Account as an Additional Trust Fund Expense. In addition, the Special Servicer shall perform or cause to be performed a physical inspection of each of the REO Properties at least once per calendar year, the cost of which shall be paid by the Master Servicer as a Servicing Advance or, if such Servicing Advance would be a Nonrecoverable Advance, shall be paid out of the Custodial Account as an Additional Trust Fund Expense. Beginning in 2006, the Master Servicer shall at its expense perform or cause to be performed a physical inspection of each Mortgaged Property securing a Performing Serviced Loan: (i) at least once every two calendar years in the case of Mortgaged Properties securing Loans that have outstanding principal balances of (or Mortgaged Properties having allocated loan amounts of) $2,000,000 or less; and (ii) at least once every calendar year in the case of all other such Mortgaged Properties; provided, that the Master Servicer will not be required to perform or cause to be performed an inspection on a Mortgaged Property if such Mortgaged Property has been inspected by the Master Servicer or the Special Servicer in the preceding six months. The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to the Trustee and each other a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware, (ii) any change in the condition or value of the Mortgaged Property that the Master Servicer or the Special Servicer, as applicable, in its reasonable, good faith judgment, considers material, or (iii) any waste committed on the Mortgaged Property. The Master Servicer and Special Servicer shall each forward copies of any such inspection reports prepared by it to the Underwriters and the Controlling Class Directing Holder upon request, subject to payment of a reasonable fee.

            (b) The Special Servicer, in the case of each Specially Serviced Loan and each REO Loan that was previously a Serviced Loan, and the Master Servicer, in the case of each Performing Serviced Loan, shall each, consistent with the Servicing Standard and to the extent permitted under the Loan Documents, use reasonable efforts to obtain quarterly, annual and other periodic operating statements and rent rolls with respect to each of the related Mortgaged Properties and REO Properties. The Special Servicer shall, promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master Servicer, and the Master Servicer shall promptly deliver copies of the operating statements and rent rolls received or obtained by it to the Trustee, the Special Servicer or any Controlling Class Certificateholder, in each case upon request. In addition to the foregoing and solely with respect to the Loan Groups, the Special Servicer and the Master Servicer, as applicable, shall each, consistent with the Servicing Standard and the terms of the Loan Documents, use reasonable efforts to obtain occupancy reports, sales reports for retail tenants, 24-month rolling lease expiration schedules, reserve balances and capital expenditure statements, as well as information as to bankrupt tenants and tenants whose leases have expired and have not been renewed. The Special Servicer shall, promptly following receipt, deliver copies (in either physical or electronic form) of the materials received or obtained by it pursuant to the foregoing sentence to the Master Servicer, and the Master Servicer shall promptly deliver copies (in either physical or electronic form) of all such materials received or obtained by it pursuant to the foregoing sentence and this sentence to the Trustee, the Special Servicer, any Controlling Class Certificateholders and, in the case of the Loan Groups, to the related Companion Loan Noteholders, in each case upon request; provided that, with respect to the Loan Groups, the Master Servicer shall forward any of the foregoing financial statements received with respect to the Loan Group Mortgaged Properties to the Trustee promptly upon receipt thereof without the Trustee having to make a request, but only insofar as such financial statements are to be included in an Annual Report on Form 10-K; and provided, further, that in the event that any losses are incurred by the Depositor that are based upon or arise out of financial statements filed with the Commission with respect to the Loan Group Mortgaged Properties, the Trustee shall assign or subrogate, as appropriate, any rights it may have against the related Mortgagor with respect to such financial statements or against the applicable auditors under any independent auditors' report filed together with such financial statements, to the Depositor and/or its designee, to the extent such assignment is permitted by applicable law.

            Within 30 days after receipt by the Master Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer with respect to a Performing Serviced Loan and the Special Servicer with respect to a Specially Serviced Loan shall prepare or update and forward to the Trustee a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with, upon request, the annual operating statements attached thereto as an exhibit).

            The Master Servicer with respect to a Performing Serviced Loan and the Special Servicer with respect to a Specially Serviced Loan shall prepare and maintain one CMSA Operating Statement Analysis Report for each Mortgaged Property and REO Property. The CMSA Operating Statement Analysis Report for each such Mortgaged Property and REO Property is to be updated by the Master Servicer or Special Servicer, as applicable, within 30 days after its receipt of updated operating statements for a Mortgaged Property or REO Property, as the case may be. The Master Servicer or Special Servicer, as applicable, shall use the "Normalized" column from the CMSA NOI Adjustment Worksheet for any such Mortgaged Property or REO Property (other than the Mortgaged Property securing a Non-Serviced Loan Group), as the case may be, to update and normalize the corresponding annual year-end information in the CMSA Operating Statement Analysis Report and shall use any annual operating statements and related data fields received with respect to any such Mortgaged Property or REO Property (other than the Mortgaged Property securing a Non-Serviced Loan Group), as the case may be, to prepare the CMSA NOI Adjustment Worksheet for such property. Copies of CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets are to be forwarded to the Trustee automatically until such time as a Form 15 is filed with respect to the Trust pursuant to Section 8.15(c), and are otherwise to be made available by the Master Servicer to the Trustee, the Special Servicer or any Controlling Class Certificateholder, in each case upon request.

            (c) Not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Loans and any REO Properties, providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File; (ii) a CMSA Comparative Financial Status Report; and (iii) a CMSA Special Servicer Loan File. Not later than 2:00 p.m. (New York City time) on the third Business Day prior to each Distribution Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Loans, any REO Properties and, to the extent that the subject information relates to when they were Specially Serviced Loans, any Corrected Loans: (i) a CMSA Delinquent Loan Status Report;
(ii) a Loan Payoff Notification Report; (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; (v) a CMSA REO Status Report; and (vi) a CMSA Loan Level Reserve/LOC Report.

            (d) Not later than 2:00 p.m. (New York City time) on the first Business Day prior to each Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee, and the Trustee shall on such Distribution Date make copies available to the Rating Agencies, the Special Servicer and, upon request, any Controlling Class Certificateholder: (i) the most recent CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report and CMSA Loan Level Reserve/LOC Report received from the Special Servicer pursuant to Section 3.13(c); (ii) the most recent CMSA Property File, CMSA Financial File, CMSA Loan Set-up File (if modified), CMSA Delinquent Loan Status Report, CMSA Comparative Financial Status Report and Loan Payoff Notification Report (in each case combining the reports prepared by the Special Servicer and the Master Servicer); and (iii) a CMSA Servicer Watch List with information that is current as of the related Determination Date with respect to the Loans.

            If the Master Servicer determines, in its reasonable judgment, that information regarding the Mortgage Loans and REO Properties (in addition to the information otherwise required to be contained in the CMSA Investor Reporting Package) should be disclosed to Certificateholders and Certificate Owners, then it shall forward such information in the form of a Supplemental Report to the Trustee in accordance with Section 4.02(a).

            (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.13(c) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer, and the Master Servicer shall deliver to the Trustee (and the Trustee shall make available, upon request, to the Special Servicer and any Controlling Class Certificateholder or Loan Group Directing Holder) the reports set forth in
Section 3.13(d) in an electronic format reasonably acceptable to the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.13(c). The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the applicable Lead Master Servicer pursuant to the applicable Lead PSA. The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.13(d). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to Section 3.13(d), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.13(c) and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.13(c), the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.13(d) caused by the Special Servicer's failure to timely provide any report required under Section 3.13(c) of this Agreement.

            (f) The preparation and maintenance by the Master Servicer and the Special Servicer of all the reports specified in this Section 3.13, including the calculations made therein, shall be done in accordance with CMSA standards to the extent applicable thereto.

            (g) Annually, on the Distribution Date in March of each year, beginning on the Payment Date in March 2006, the Master Servicer will provide to the Directing Holder a schedule of Mortgage Loans indicating (i) whether any Mortgage Loan with an outstanding principal balance of $10,000,000 or greater has an all-risk insurance policy with an exclusion for terrorism or has a stand-alone terrorism insurance policy in place and (ii) the annual renewal date for any policies specified in clause (i). The Master Servicer will also provide to the Directing Holder a copy of the insurance renewal certificate for the terrorism insurance policy for any all-risk policy and any stand-alone policy for each Mortgage Loan with a Cut-Off Date Balance greater than or equal to $17,500,000 which either does not have terrorism insurance or has a stand-alone terrorism insurance policy.

            Section 3.13A. Delivery of Certain Reports to the Companion Loan Noteholders.

            (a) The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to each Companion Loan Noteholder a written report (in physical or electronic form), prepared in the manner set forth in Section 3.13, of each inspection performed by it with respect to the related Loan Group Mortgaged Properties (other than the Mortgaged Property securing the Non-Serviced Loan Groups, which are serviced under the applicable Lead PSA).

            The Master Servicer shall promptly deliver to each Companion Loan Noteholder (in either physical or electronic form): (i) copies of operating statements and rent rolls; (ii) upon request, annual CMSA NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CMSA Operating Statement Analysis Reports, in each case prepared, received or obtained by it pursuant to Section 3.13 with respect to the related Loan Group Mortgaged Properties (other than the Mortgaged Property securing the Non-Serviced Loan Group, which are serviced under the applicable Lead PSA).

            (b) If the Loans forming the Loan Groups constitute Specially Serviced Loans, or if the Loan Group Mortgaged Properties have become REO Properties, then each calendar month, not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Loan Groups and/or the Loan Group Mortgaged Properties, providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File (or similar report satisfactory to the Master Servicer); and (ii) a CMSA Comparative Financial Status Report (or similar report satisfactory to the Master Servicer). If the Loans forming the Loan Groups constitute Specially Serviced Loans, or if the Loan Group Mortgaged Properties have become REO Properties, then each calendar month, not later than 2:00 p.m. (New York City time) on the second Business Day prior to the Master Servicer Remittance Date in such month, the Special Servicer shall deliver or cause to be delivered to the Master Servicer such of the following reports as may be relevant with respect to the Loan Groups and/or the Loan Group Mortgaged Properties: (i) a CMSA Delinquent Loan Status Report; (ii) a Loan Payoff Notification Report, (iii) a CMSA Historical Liquidation Report;
(iv) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; and
(v) a CMSA REO Status Report.

            (c) Not later than 2:00 p.m. (New York City time) on the Loan Group Remittance Date (or in the case of the 1370 Avenue of the Americas Loan Group, the Master Servicer Remittance Date), the Master Servicer shall, with respect to the Serviced Loan Groups, prepare all Loan Group Servicing Reports as may be relevant and that are not otherwise required to be prepared by the Special Servicer pursuant to Section 3.13A(b). The Master Servicer shall include on one of such reports updated information as of the applicable Determination Date (or, in the case of the 1370 Avenue of the Americas Loan Group, its Due Date) regarding the amount of accrued and unpaid interest on Advances in accordance with Section 3.12(b), 4.03(d) and/or 4.03A(d), such information to be presented on a loan-by-loan basis.

            (d) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.13A(b) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.13A(b). In the case of information or reports to be furnished by the Master Servicer to the applicable Companion Loan Noteholder pursuant to Section 3.13B(a), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.13A(b) and/or that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.13A(b), the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by
Section 3.13B(a) caused by the Special Servicer's failure to timely provide any report required under Section 3.13A(b) of this Agreement.

            Section 3.13B. Statements to the Companion Loan Noteholders.

            (a) On each Loan Group Remittance Date (or in the case of the 1370 Avenue of the Americas Loan Group, the Master Servicer Remittance Date), the Master Servicer shall forward to each Companion Loan Noteholder (other than the holders of the Non-Serviced Companion Loans with respect to which such holders will receive similar reports from the applicable Lead Master Servicer under the applicable Lead PSA) all Loan Group Servicing Reports prepared with respect to the related Loan Group, pursuant to Section 3.13A, during the calendar month in which such applicable Master Servicer Remittance Date occurs.

            (b) The Master Servicer shall only be obligated to deliver the statements, reports and information contemplated by Section 3.13B(a) to the extent it receives the necessary underlying information from the Special Servicer and shall not be liable for its failure to deliver such statements, reports and information on the prescribed due dates, to the extent caused by the failure of the Special Servicer to deliver timely such underlying information. Nothing herein shall obligate the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to the related Mortgagor, and the failure of the Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereunder.

            Absent manifest error of which it has actual knowledge, neither the Master Servicer nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, the Depositor, a Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable, pursuant to this Agreement. Neither the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, the Depositor, a Mortgage Loan Seller, a third party or each other.

            Section 3.14 Annual Statement as to Compliance.

            Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Rating Agencies, the Depositor, the Underwriters, the Companion Loan Noteholders of a Serviced Companion Loan, and each other, on or before April 30 of each year, beginning in 2006 (or, as to any such year, such earlier date as is contemplated by the second to last sentence of this Section 3.14), an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year (or, in the case of the first such certification, during the period from the Closing Date to December 31, 2005, inclusive) and, in particular, of its performance under this Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such preceding calendar year or portion thereof (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and
(iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of either REMIC Pool as a REMIC, from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof). Notwithstanding the timing provided for in the first sentence of this paragraph, unless the Trustee (with respect to the Trust) and each Subsequent Trustee (with respect to a Companion Loan Noteholder that is a trust established in connection with the issuance of Companion Loan Securities) have, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, filed a Form 15 with respect to the applicable trust suspending all reporting requirements under the Exchange Act, the Annual Performance Certification to be delivered by each of the Master Servicer and the Special Servicer for any calendar year, shall, with respect to the trust that has not filed such Form 15, be delivered on or before March 20 of the following year, and if March 20 is not a Business Day, then the preceding Business Day; and the Master Servicer and the Special Servicer are hereby notified that the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering calendar year 2005. Any Officer's Certificate delivered to a Companion Loan Noteholder pursuant to this
Section 3.14 shall be limited to the servicing of the related Serviced Loan
Group.

            Section 3.15 Reports by Independent Public Accountants.

            On or before April 30 of each year, beginning in 2006 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountants' Report") to the Trustee, the Rating Agencies, the Depositor, the Underwriters, the Companion Loan Noteholders, and each other, to the effect that (i) such firm has obtained a letter of representation regarding certain matters from the management of the Master Servicer or the Special Servicer, as applicable, which includes an assertion that the Master Servicer or the Special Servicer, as applicable, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered (within one year of such report) on the basis of examinations conducted in accordance with the same standards with respect to those sub-servicers. Notwithstanding the timing provided for in the first sentence of this paragraph, unless the Trustee (with respect to the Trust) and each Subsequent Trustee (with respect to a Companion Loan Noteholder that is a trust established in connection with the issuance of Companion Loan Securities) have, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, filed a Form 15 with respect to the applicable trust suspending all reporting requirements under the Exchange
Act), the Annual Accountants' Report to be delivered on behalf of each of the Master Servicer and the Special Servicer for any calendar year, shall, with respect to the trust that has not filed such Form 15, be delivered on or before March 20 of such following year, and if March 20 is not a Business Day, then the preceding Business Day; and the Master Servicer and the Special Servicer are hereby notified that the Depositor is required to file a Form 10-K with the Commission in respect of the Trust covering calendar year 2005.

            The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.15 to requirements imposed by the Commission on the Depositor in connection with the Depositor's reporting requirements in respect of the Trust Fund pursuant to the Exchange Act, provided that the Master Servicer and Special Servicer shall each be entitled to charge the Depositor for any reasonable additional costs and expenses incurred in affording the Depositor such cooperation.

            Section 3.16 Access to Certain Information.

            Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Underwriters, the Rating Agencies, the Depositor, any Certificateholder, the Companion Loan Noteholders and any Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the case may be), and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, Certificate Owner (identified as such to the reasonable satisfaction of the Master Servicer or the Special Servicer, as the case may be) or Companion Loan Noteholder, access to any records regarding the Serviced Loans and the servicing thereof within its control (which access shall be limited, in the case of the Companion Loan Noteholders or any regulatory authority seeking such access in respect of the Companion Loan Noteholders, to records relating to the Companion Loans), except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders or the Companion Loan Noteholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

            In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, a Certificate Owner, the Companion Loan Noteholders or any regulatory authority that may exercise authority over a Certificateholder, a Certificate Owner or Companion Loan Noteholder, the Master Servicer and the Special Servicer may each require payment from such Certificateholder, a Certificate Owner or Companion Loan Noteholder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available under applicable law. In connection with providing Certificateholders and Certificate Owners access to the information described in the preceding paragraph, the Master Servicer and the Special Servicer shall require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

            Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Master Servicer to the Master Servicer's reasonable satisfaction, the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder or Certificate Owner) copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; provided that, in connection therewith, the Master Servicer shall require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential.

            No less often than on a monthly basis, upon reasonable prior notice and during normal business hours, the Master Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Controlling Class Directing Holder or any Companion Loan Noteholder, if any, regarding the performance of any Serviced Loan that is delinquent, Specially Serviced Loan, Mortgage Loans, any Serviced Companion Loan on the CMSA Servicer Watch List or Serviced Loans otherwise reasonably identified as exhibiting delinquent performance. The Controlling Class Directing Holder, (and, if applicable, the with respect to a Serviced Companion Loan, the Companion Noteholder) agrees to identify for the Master Servicer in advance, but at least two (2) Business Days prior to the related monthly conference) the Serviced Loans it intends to discuss. Except as provided in the following sentence, in connection with providing the Controlling Class Directing Holder or a Companion Loan Noteholder, as applicable, with the information described in the first sentence of this paragraph, the Master Servicer shall require (prior to providing such information for the first time to such Controlling Class Directing Holder or Companion Loan Noteholder) a written confirmation executed by the Controlling Class Directing Holder or Companion Loan Noteholder, as applicable, in the form of Exhibit N attached hereto, generally to the effect that such Person will keep any information received by it from time to time pursuant to this Agreement confidential. In the case of the initial Controlling Class Directing Holder, upon its acquisition of the Class P Certificates, such entity shall be deemed to have agreed to keep all non-public information received by it in such capacity from time to time pursuant to this Agreement confidential, subject to applicable law.

            Section 3.17 Title to REO Property; REO Accounts.

            (a) If title to any Mortgaged Property with respect to a Serviced Loan is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of a Loan Group Mortgaged Property, on behalf of the related Companion Loan Noteholders. If, pursuant to Section 3.09(b), the Special Servicer formed or caused to be formed, at the expense of the Trust, a single member limited liability company (of which the Trust is the sole member) for the purpose of taking title to one or more REO Properties pursuant to this Agreement, then (subject to the interests of any affected Companion Loan Noteholder) the deed or certificate of sale with respect to any such REO Property shall be issued to such single member limited liability company. The limited liability company shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement.

            The Special Servicer, on behalf of the Trust Fund and any affected Companion Loan Noteholder, shall sell any REO Property by the end of the third calendar year following the calendar year in which the Lower-Tier REMIC acquires ownership of its proportionate interest in such REO Property for purposes of
Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the end of such third succeeding year, for and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by the Lower-Tier REMIC of its proportionate interest in such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of either REMIC Pool or cause either REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell the subject REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, or for the creation of and the operating of a single member limited liability company, shall be covered by, and reimbursable as, a Servicing Advance.

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any Mortgaged Property (other than any Loan Group Mortgaged Property), the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property (other than any Loan Group REO Properties). If such REO Acquisition occurs with respect to the Loan Group Mortgaged Properties, the Special Servicer shall establish an REO Account solely with respect to each such property (each, a "Loan Group REO Account"), to be held for the benefit of the Certificateholders and the applicable Companion Loan Noteholder. The Pool REO Account and each Loan Group REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the related REO Account, upon receipt, all REO Revenues, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of any REO Property. Funds in an REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from an REO Account to pay itself, as additional special servicing compensation in accordance with Section 3.11(c), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any Collection Period). The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of each REO Account, and shall give notice to the related Companion Loan Noteholders of the location of any related Loan Group REO Account, in each case when first established and of the new location of any such REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On the Business Day following each Determination Date, the Special Servicer shall withdraw from each REO Account and deposit into the corresponding Custodial Account (or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer for deposit into the corresponding Custodial Account) the aggregate of all amounts received in respect of each REO Property during the Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in an REO Account such portion of proceeds and collections in respect of any related REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital replacements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period. For purposes of the foregoing, the Pool REO Account and applicable Loan Group REO Account correspond to the Pool Custodial Account and the applicable Loan Group Custodial Account, respectively.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.17(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

            Section 3.18 Management of REO Property.

            (a) Prior to the acquisition by it of title to a Mortgaged Property with respect to a Serviced Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

            (i) None of the income from Directly Operating such Mortgaged Property as REO Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions (such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer (other than the holding of such Mortgaged Property for sale to customers in the ordinary course of trade or business or the performance of any construction work thereon) as REO Property;

            (ii) Directly Operating such Mortgaged Property as REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is commercially feasible) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

            (iii) It is reasonable to believe that Directly Operating such Mortgaged Property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Upon request of the Special Servicer, the Tax Administrator shall advise the Special Servicer of the Tax Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. After receiving the information described in the preceding sentence from the Tax Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property), with any amendments required to be made thereto as a result of the Tax Administrator's tax reporting position or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on income derived from such property.

            The Special Servicer's decision as to how each REO Property, shall be managed and operated shall be based on the Servicing Standard and, further, based on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders (or in the case of a Loan Group REO Property, in the best interest of the Certificateholders and the applicable Companion Loan Noteholders (as a collective whole)) by maximizing the net after-tax REO Revenues received by the Trust Fund with respect to such property without materially and adversely affecting the Special Servicer's ability to promptly sell the REO Property in accordance with this Agreement and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Neither the Special Servicer nor the Tax Administrator shall be liable to the Certificateholders, the Trust Fund, the other parties hereto or each other for errors in judgment made in good faith in the reasonable exercise of their discretion while performing their duties under this Section 3.18 except as provided in Section 6.03. In connection with performing their respective duties under this Section 3.18(a), both the Special Servicer and the Tax Administrator may consult with counsel and tax accountants, the reasonable cost of which consultation shall be covered by, and be reimbursable as, a Servicing Advance to be made by the Special Servicer.

            (b) If title to any REO Property, is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (or in the case of a Loan Group REO Property, in the best interest of the Certificateholders and the applicable Companion Loan Noteholders (as a collective whole)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code; or (ii) except as contemplated by Section 3.18(a), either result in the receipt by either REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the applicable REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property; and

            (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

            To the extent that amounts on deposit in the applicable REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer shall, at the direction of the Special Servicer, make Servicing Advances in such amounts as are necessary for such purposes unless the Master Servicer or Special Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that if such nonrecoverability determination is made, the Master Servicer may make any such payment out of the Custodial Account as an Additional Trust Fund Expense if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

            (c) Without limiting the generality of the foregoing, the Special Servicer shall not, with respect to any REO Property:

            (i) enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Except as provided in Section 3.18(a)(i), Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate any Mortgaged Property as REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, as a Servicing Advance, or, if such Servicing Advance would be a Nonrecoverable Advance, shall be paid out of the Custodial Account as an Additional Trust Fund Expense) to the effect that such action would not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by the Lower-Tier REMIC, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (d) The Special Servicer may, and if so required to prevent the REO Property from failing to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code, shall contract with any Independent Contractor for the operation and management of any REO Property, provided that:

            (i) the terms and conditions of any such contract shall not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund or with respect to any Loan Group REO Property such fees shall be netted out of collections on such Loan Group REO Property prior to their being remitted to the Special Servicer) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

            (iii) except as permitted under Section 3.18(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay out of related REO Revenues all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.18(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of such REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Treasury Regulations
      Section 1.856-4(b)(5)), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.18(d) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations under Section 3.17 and this Section 3.18 for indemnification of the Special Servicer by any such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.18(d) shall be deemed a Sub-Servicing Agreement for purposes of Section 3.23.

            Section 3.19 Sale of Mortgage Loans and REO Properties.

            (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only (i) on the terms and subject to the conditions set forth in this
Section 3.19, (ii) as otherwise expressly provided in or contemplated by Sections 2.03(a) and 9.01 of this Agreement, (iii) in the case of the Loan Groups, subject to the requirements of, and Companion Loan Noteholder rights set forth in, in the related Co-Lender Agreement, and (iv) in the case of a Mortgage Loan with a related mezzanine loan, in connection with a Loan default as set forth in the related intercreditor agreement.

            (b) Within five Business Days after any Serviced Loan has become a Specially Serviced Loan, the Special Servicer shall give notice of such event to each Holder of a Certificate of the Controlling Class and to the Trustee. The Special Servicer, any single Holder or any group of Certificateholders evidencing a majority of the Voting Rights allocated to the Controlling Class and any assignees (other than an assignee whose purchase of such Specially Serviced Loan would violate the terms of any related mezzanine loan intercreditor agreement or Co-Lender Agreement) of the foregoing parties (collectively, the "Purchase Option Holders") shall each have the option to purchase such Specially Serviced Loan at a cash price that is at least equal to the Purchase Price. In addition, if such Specially Serviced Loan is part of a Loan Group as to which there is a Pari Passu Companion Loan that has been securitized, the Special Servicer shall also send a copy of the notice described above to the trustee under the related pooling and servicing agreement.

            (c) If none of the Purchase Option Holders exercises its option to purchase any Specially Serviced Loan as described in subsection (b) above, then any single Holder or any group of Certificateholders evidencing a majority of the Voting Rights allocated to the Controlling Class (other than an assignee whose purchase of such Specially Serviced Loan would violate the terms of any related mezzanine loan intercreditor agreement or co-lender agreement) will also have the option to purchase that Specially Serviced Loan at a price equal to the fair value of such Specially Serviced Loan (the "FV Price"). The Holders of a majority of the Voting Rights allocated to the Controlling Class will have the exclusive option to purchase such Specially Serviced Loan at the FV Price for a period of 60 days after receipt of notice from the Special Servicer pursuant to
Section 3.19(b) above. After the expiration of such 60-day period, the Special Servicer shall have the exclusive right to exercise the option to purchase such Specially Serviced Loan at the FV Price for a 30-day period. If such Specially Serviced Loan has not been purchased by the Special Servicer during such 30-day period, the option to purchase such Specially Serviced Loan at its FV Price may be exercised by either the Special Servicer or the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class, except that prior to any purchase by the Special Servicer, the Special Servicer shall give 15 days prior written notice of its intent to exercise such option to such Certificateholders and such Certificateholders shall have a right of first refusal to purchase such Specially Serviced Loan during such 15-day period.

            Upon receipt of a request from any Purchase Option Holder to determine the FV Price in contemplation of its intention to exercise its option to purchase a Specially Serviced Loan at a price that is below the Purchase Price, the Special Servicer shall promptly obtain an MAI appraisal of the related Mortgaged Property by an Independent Appraiser (unless such an appraisal was obtained within one year of such date and the Special Servicer has no knowledge of any circumstances that would materially affect the validity of such appraisal). Promptly after obtaining such appraisal, the Special Servicer shall determine the FV Price in accordance with the Servicing Standard and the provisions of subsection (j) below. Promptly after determining the FV Price, the Special Servicer shall report such FV Price to the Trustee and each Purchase Option Holder.

            With respect to any Serviced Loan Group, the Purchase Option Holders will only have the right to purchase the related Loan Group Trust Mortgage Loan. With respect to each such Specially Serviced Loan that is part of a Loan Group as to which there is a Pari Passu Companion Loan that has been securitized, the Special Servicer shall also send a copy of the notice containing the FV Price described above to the parties under the related pooling and servicing agreement that have the equivalent rights as the Purchase Option Holders under this Agreement.

            (d) With respect to each of the Non-Serviced Trust Loans, this
Section 3.19 shall not be applicable, and any rights of any Persons to exercise its option to purchase such Loan Group Trust Mortgage Loans shall be determined in accordance with the terms of the related Lead PSA and the related Co-Lender Agreement by the parties specified therein (and the Trust shall sell such Loan Group Trust Mortgage Loan in compliance with such terms). Any proceeds from such sale of a Non-Serviced Trust Loan pursuant to the exercise of such option shall be treated for purposes of this Agreement in the same manner as funds received in connection with the sale of any Serviced Loan Group Trust Mortgage Loan in accordance with the provisions of this Section 3.19.

            (e) Any Purchase Option Holder shall be required to purchase the subject Specially Serviced Loan within ten Business Days of notice of its intent to exercise its purchase option.

            (f) If none of the Purchase Option Holders have exercised their option to purchase a Specially Serviced Loan under this Section 3.19 prior to the expiration of 120 days from the Special Servicer's most recent determination of the FV Price and thereafter receives a request from a Purchase Option Holder for an updated FV Price, or the Special Servicer receives notice that a Purchase Option Holder intends to exercise its purchase option, the Special Servicer shall be required to recalculate the FV Price (with no presumption that such FV Price should be reduced on account of the lack of a prior purchase of such Specially Serviced Loan). In connection with such recalculation, the Special Servicer may obtain an updated Appraisal if it determines that market conditions or conditions at the mortgaged property warrant an updated Appraisal. In addition, the Special Servicer shall recalculate the FV Price of any Mortgage Loan if there has been a material change in circumstances of which the Special Servicer is aware or the Special Servicer has received new information, either of which has a material effect on the fair value.

            (g) If the party exercising the purchase option at the FV Price for any Specially Serviced Loan is the Special Servicer or an Affiliate thereof, the Trustee shall verify that the FV Price is at least equal to the fair value of such Mortgage Loan. In determining whether the FV Price is at least equal to the fair value of such Mortgage Loan the Trustee will be permitted to conclusively rely on an appraisal obtained by the Trustee from an Independent Appraiser at the time it is required to verify the FV Price and/or the opinion of an Independent expert in real estate matters (including the Master Servicer) with at least 5 years' experience in valuing or investing in loans, similar to such Mortgage Loan, that has been selected by the Trustee with reasonable care at the expense of the Trust Fund.

            (h) Any Purchase Option Holder may, once such option is exercisable, assign its purchase option with respect to any Specially Serviced Loan to a third party other than another Purchase Option Holder or any Person whose purchase of such Specially Serviced Loan would violate any restrictions contained in any mezzanine intercreditor agreement or any Co-Lender Agreement and upon such assignment such third party shall have all of the rights that had been granted to the Purchase Option Holder hereunder in respect of the purchase option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special Servicer.

            (i) In determining the FV Price for any Specially Serviced Loan, the Special Servicer may take into account, among other factors, the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; the opinions on fair value expressed by Independent investors in mortgage loans comparable to the subject Specially Serviced Loan; the period and amount of any delinquency on the subject Specially Serviced Loan; the physical condition of the related Mortgaged Property; the state of the local economy; and the expected recoveries from the subject Specially Serviced Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Mortgage Loan to a Purchase Option Holder.

            (j) The purchase option for any Specially Serviced Loan pursuant to this Section 3.19 shall terminate, and shall not be exercisable as set forth in subsections (b) and (c) above (or if exercised, but the purchase of the subject Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if and when (i) such Specially Serviced Loan has become a Corrected Loan, (ii) the related Mortgaged Property has become an REO Property or (iii) a Final Recovery Determination has been made with respect to such Specially Serviced Loan.

            (k) Until such time as a Specially Serviced Loan is purchased by a Purchase Option Holder in accordance with this Section 3.19, the Special Servicer shall continue to pursue all of the other resolution options available to it with respect to the Specially Serviced Loan in accordance with the Servicing Standard.

            (l) Notwithstanding anything to the contrary herein, the holders of the related Companion Loan shall be entitled to purchase the related Loan Group Trust Mortgage Loans in accordance with the terms and conditions set forth in the related Co-Lender Agreement, even after it has been purchased out of the Trust Fund pursuant to this Section 3.19. The Special Servicer shall determine the price to be paid in accordance with the terms of the related Co-Lender Agreement in connection with any such purchase and shall provide such notices to the appropriate Companion Loan Noteholders as are required by the related Co-Lender Agreement in connection with each such holders' purchase rights.

            (m) Any purchase of a Specially Serviced Loan that is purchased pursuant to this Section 3.19 will remain subject to the cure and purchase rights of, in each case if applicable, the related Companion Loan Noteholders as set forth in the related Co-Lender Agreement and any holder of a related mezzanine loan in connection with a Loan default as set forth in the related intercreditor agreement.

            (n) The Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner that is in accordance with the Servicing Standard and that is within the time period provided for by Section 3.17(a). Subject to Section 6.11, the Special Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by
Section 3.17(a), then (subject to Section 6.11) the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

            (o) The Special Servicer shall give the Trustee and the Depositor prior written notice of its intention to sell any REO Property pursuant to this
Section 3.19.

            (p) No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

            (q) Whether any cash bid constitutes a fair price for any REO Property for purposes of this Section 3.19, shall be determined by the Special Servicer or, if such cash bid is from an Interested Person, by the Trustee. In determining whether any bid received from an Interested Person represents a fair price for any REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new appraisal shall be an Independent Appraiser selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to an REO Property and selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted to it (and, if the Special Servicer or any Affiliate thereof is bidding, to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person constitutes a fair price for any REO Property, the Special Servicer shall take into account the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months, and any Independent Appraiser shall be instructed to take into account, as applicable, among other factors, the occupancy level and physical condition of the subject REO Property, the state of the local economy and the obligation to dispose of the subject REO Property within the time period specified in Section 3.17(a). The Purchase Price for any REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this
Section 3.19, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.19(s), that such bid constitutes a fair price for any REO Property. Any bid by the Special Servicer shall be unconditional; and, if accepted, the subject REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

            (r) Subject to Sections 3.19(a) through 3.19(g) above, and further subject to Section 6.11, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties seeking to purchase an REO Property and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Loan or REO Property pursuant to this Section 3.19, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders for any REO Property, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to, or evaluating bids for, such REO Property without obligation to deposit such amounts into the Pool Custodial Account. Any sale of a Specially Serviced Loan or an REO Property pursuant to this Section 3.19 shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (s) Any sale of a Specially Serviced Loan or an REO Property pursuant to this Section 3.19 shall be for cash only and shall be on a servicing released basis.

            Section 3.20 Additional Obligations of the Master Servicer; Obligations to Notify Ground Lessors; the Special Servicer's Right to Request the Master Servicer to Make Servicing Advances.

            (a) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate amount of all Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments received during the most recently ended Collection Period with respect to Performing Serviced Loans in the Mortgage Pool and (ii) the aggregate of all Master Servicing Fees received by the Master Servicer during such Collection Period with respect to the entire Mortgage Pool (but only to the extent of that portion thereof calculated at a rate of 0.01% per annum with respect to each and every Serviced Loan and each and every REO Mortgage Loan that was previously a Serviced Loan); provided, however, that if any such Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the Mortgagor to deviate from the terms of the related Loan documents regarding Principal Prepayments, the Master Servicer shall be obligated to pay an amount equal to the entire Prepayment Interest Shortfall with respect to the subject Serviced Mortgage Loan without any limitation of the kind set forth in clause (ii) of this sentence.

            (b) The Master Servicer shall, as to each Serviced Loan which is secured by the interest of the related Mortgagor under a Ground Lease, even if the corresponding fee interest is encumbered, promptly (and in any event within 60 days) following the Closing Date, notify the related ground lessor of the transfer of such Serviced Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

            (c) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor in a hospitality property, not later than the later of (i) 30 days following the Master Servicer's receipt of the subject franchise agreement and (ii) the expiration of the period that may be required for such notice pursuant to the terms of the applicable franchise documents, if any, notify the related hospitality franchisor of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such hospitality franchisor that any notices of default under the related franchise agreement should thereafter be forwarded to the Master Servicer (and also to the Special Servicer if such Mortgage Loan becomes a Specially Serviced Loan).

            (d) Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer is required under this Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance, such request to be made, in writing, at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days, provided that the written request set forth the nature of the emergency or the basis of the urgency) in advance of the date on which such Servicing Advance is required to be made hereunder and to be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request. The Master Servicer shall have the obligation to make any such Servicing Advance that it is so requested by the Special Servicer to make, within five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days) of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a), 3.05A and 3.12(b), as applicable, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

            Notwithstanding the foregoing provisions of this Section 3.20(d), but subject to the provisions of Section 3.12(e), the Master Servicer shall not be required to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination, which shall be made pursuant to Section 3.12(d). Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on such determination. Upon determining that any Servicing Advance previously made with respect to a Specially Serviced Loan or REO Property is a Nonrecoverable Servicing Advance, the Special Servicer shall report to the Master Servicer the Special Servicer's determination. The Master Servicer shall be entitled to conclusively rely on such a determination.

            (e) Upon termination of the Trust Fund, any funds or other assets remaining in the Loss of Value Reserve Fund, to the extent not otherwise required to be part of the Available Distribution Amount for the final Distribution Date in accordance with Section 3.05B shall be distributed to the applicable Mortgage Loan Seller. The Trustee and the Special Servicer shall account for the Loss of Value Reserve Fund as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not an asset of any REMIC. Furthermore, for all federal tax purposes, the Trustee and the Special Servicer shall (i) treat amounts paid out of the Loss of Value Reserve Fund to the Certificateholders as distributions by the REMICs for all federal tax purposes and (ii) treat any amounts transferred by a REMIC to the Loss of Value Reserve Fund as amounts distributed by such REMIC to the applicable Mortgage Loan Seller as beneficial owner of the Loss of Value Reserve Fund. The applicable Mortgage Loan Seller will be the beneficial owner of the Loss of Value Reserve Fund for all federal income tax purposes, and shall be taxable on all income earned thereon.

            Section 3.21 Modifications, Waivers, Amendments and Consents; Defeasance.

            (a) Subject to Sections 3.21(b) through 3.21(f) below, and further subject to Section 6.11, the Special Servicer (or, under the limited circumstances set forth in Section 3.21(c), the Master Servicer) may, on behalf of the Trustee and, in the case of the Companion Loans, any Companion Loan Noteholder, agree to any modification, extension, waiver or amendment of any term of any Serviced Loan and respond to various Mortgagor requests for consent on the part of the mortgagee (including the lease reviews and lease consents related thereto), without the consent of the Trustee, any Certificateholder, any Companion Loan Noteholder, the Master Servicer (in the case of any such action taken by the Special Servicer) or, except as expressly set forth below, the Special Servicer (in the case of any such action taken by the Master Servicer).

            (b) All modifications, extensions, waivers or amendments of any Serviced Loan, including the lease reviews and lease consents related thereto, shall be in writing and shall be considered and effected in a manner consistent with the Servicing Standard.

            (c) Except as set forth in Section 3.08(a) and (c) and in this
Section 3.21(c), the Master Servicer may not agree to any modification, extension, waiver or amendment of any term or provision of any Serviced Loan, except that the Master Servicer may agree to any amendment, modification, waiver or extension of any Performing Serviced Loan relating to any of the following items (without obtaining prior written consent of the Directing Holder or the Special Servicer):

            (i) consent to subordination of the related Mortgage Loan to an easement or right of way for utilities, access, parking, public improvements or another similar purpose, provided the Master Servicer shall have determined in accordance with the Servicing Standard that such easement or right of way shall not materially interfere with the then current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of the related Mortgaged Property;

            (ii) grant waivers of minor covenant defaults (other than financial covenants) including late financial statements and approving any waiver affecting the timing of receipt of financial statements from any Mortgagor; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter to which such financial statements relate;

            (iii) grant releases of non-material parcels of a Mortgaged Property (provided that releases as to which the related Loan documents expressly require the mortgagee thereunder to make releases upon the satisfaction of certain conditions (which do not provide for lender consent or lender discretion) shall be made as required by the related Loan documents);

            (iv) approve or consent to grants of easements and rights of way that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Mortgage Loan;

            (v) grant other non-material waivers, consents, modifications or amendments;

            (vi) approve routine leasing activity with respect to leases for less than the lesser of (A) 50,000 square feet and (B) 20% of the related Mortgaged Property;

            (vii) approve annual budgets for the related Mortgaged Property, provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than with respect to the payment of the management fee to any property manager if such management fee is no more than the management fee in effect on the Cut off Date); and

            (viii) approve a change of the property manager at the request of the related Mortgagor, provided that (A) the successor property manager is not affiliated with the Mortgagor and is a nationally or regionally recognized manager of similar properties, (B) the related Serviced Loan does not represent 2% or more of the then aggregate principal balance of the Mortgage Pool and (C) the Loan Group Mortgaged Properties are not involved;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related Mortgage Loan or waive any rights with respect to a guarantor thereunder, (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, (3) agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of this Agreement and (4) other than in connection with clause (vi) above, the Master Servicer will not grant or enter into any subordination, non-disturbance and attornment agreements (or waivers, consents, approvals, amendments or modifications in connection therewith) without the prior written consent of the Special Servicer.

            The Master Servicer shall give the Special Servicer prompt notice of any action taken pursuant to clauses (i) through (viii) above, including copies of the documentation relating to such action.

            If a default in the payment of a Balloon Payment occurs with respect to a Mortgage Loan that has a term of five years or less from its origination, the Master Servicer may extend the maturity date of such Mortgage Loan for up to six months (subject to a limit of two such six-month extensions), if (1) such Mortgage Loan is not a Specially Serviced Loan at the time of such extension and
(2) the Master Servicer has notified the Directing Holder of its proposed action and the Directing Holder either approves of such action or fails to reply to such proposal within ten Business Days after receipt of notice from the Master Servicer.

            Except as permitted by Section 3.02(a), Section 3.03(d), Section 3.07, Section 3.08(a) and this Section 3.21(c), the Master Servicer may not agree to waive, modify or amend any term of any Loan or respond to any Mortgagor requests for mortgagee consent, and the Master Servicer shall forward such requests to the Special Servicer. Furthermore, the Master Servicer may not agree to any modification, extension, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event with respect to either REMIC Pool.

            The Master Servicer shall notify the applicable Directing Holder of any release or substitution of collateral approved by the Master Servicer pursuant to this Section 3.21(c), even if such release or substitution is in accordance with such Loan.

            (d) Except as provided in Section 3.02(a), Section 3.07, Section
3.08 or Section 3.21(e), the Special Servicer, on behalf of the Trustee and, in the case of a Companion Loan, the related Companion Loan Noteholders, shall not agree or consent to any modification, extension, waiver or amendment of any term of any Serviced Loan that would:

            (i) affect the amount or timing of any scheduled payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Default Interest and other amounts payable as additional servicing compensation) payable thereunder;

            (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or effect the waiver of any prepayment restriction thereunder or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

            (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released; or

            (iv) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impair the security for such Loan or reduce the likelihood of timely payment of amounts due thereon.

            Notwithstanding the prior provisions of this Section 3.21(d), and subject to the Servicing Standard, and further subject to clause (C) of the first paragraph of, and the entire second paragraph of, Section 3.21(e) and
Section 6.11, following any extensions of the maturity date of a Performing Serviced Loan that the Master Servicer is permitted to approve pursuant to
Section 3.21(c), the Special Servicer may extend the maturity date of a Performing Serviced Loan for up to one year (subject to a limit of a total of four such one-year extensions); provided that the related Mortgagor has failed to make any Balloon Payment on such Performing Serviced Loan. In connection with an extension of the maturity date of a Performing Serviced Loan approved by the Special Servicer in accordance with this subsection (d), the Special Servicer shall process all requests and related documentation and shall be entitled to retain 100% of any modification fee or extension fee that is actually paid by the related Mortgagor. The Special Servicer shall promptly notify the Master Servicer of any extension granted by the Special Servicer in accordance with this paragraph.

            (e) Notwithstanding Section 3.21(d), but subject to Section 6.11 and the second paragraph of this Section 3.21(e), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note, Mortgage or other Loan document relating to a Specially Serviced Loan, (iv) accept a Principal Prepayment on any Specially Serviced Loan during any Lockout Period or (v) extend the maturity of any Specially Serviced Loan; provided that
(A) the related Mortgagor is in monetary default or material non-monetary default with respect to such Specially Serviced Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable,
(B) in the reasonable, good faith judgment of the Special Servicer, such modification, extension, waiver or amendment would increase the recovery on such Specially Serviced Loan to Certificateholders (as a collective whole) or, if a Loan Group is involved, would increase the recovery on such Loan Group to Certificateholders and related Companion Loan Noteholders (as a collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of the Loan Groups, to Certificateholders and related Companion Loan Noteholders), to be performed at a rate taking into account the related Mortgage Rate (or, in the case of a Loan Group, at the weighted average of the Mortgage Rates for such Loan Group) in each case) and taking into account the risk of collection, and (C) such modification, extension, waiver or amendment would not cause an Adverse REMIC Event in respect of either REMIC Pool or any REMIC created in connection with Companion Loan Securities; and provided, further, that (i) any modification, extension, waiver or amendment of the payment terms of a Loan Group shall be structured so as to be consistent with the allocation and payment priorities set forth in the related Loan documents and the related Co-Lender Agreement, such that neither the Trust as holder of the related Mortgage Loan nor the related Companion Loan Noteholders shall gain a priority over the other such Holder with respect to any payment, which priority is not, as of the date of the related Co-Lender Agreement, reflected in the related Loan documents and such Co-Lender Agreement and (ii) any waiver, reduction or deferral of any particular amount due on any Loan in a Loan Group or reduction of any Mortgage Rate on any Loan in a Loan Group shall be allocated in the manner set forth in the related Co-Lender Agreement.

            In no event shall the Special Servicer: (i) extend the maturity date of a Serviced Loan beyond the date that is two years prior to the Rated Final Distribution Date; (ii) extend the maturity date of any Serviced Loan for more than five years beyond its Stated Maturity Date; or (iii) if the Serviced Loan is secured solely or primarily by a Mortgage on the leasehold interest under a Ground Lease (but not the related fee interest), extend the maturity date of such Serviced Loan beyond the date which is 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the expiration of the term of such Ground Lease.

            The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.21(e) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer (and, in the case of a Loan Group, the affected Companion Loan Noteholders) and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall attach to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

            (f) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if such Mortgaged Property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any Mortgaged Property that secures either (A) the Companion Loans or (B) a Serviced Loan that has an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the Mortgage Pool, unless: (1) the mortgagee is not given discretion under the terms of the related Loan; or (2) it has received prior written confirmation from each Rating Agency that such action will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities.

            Any party hereto seeking Rating Agency confirmation with respect to the matters described above shall deliver a Review Package to such Rating Agency.

            (g) Any payment of interest that is deferred pursuant to any modification, extension, waiver or amendment permitted hereunder, shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Loan, notwithstanding that the terms of such modification, extension, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note.

            (h) The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, extension, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Loan and, further, by the terms of this Agreement and applicable law, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided such fee does not cause a "significant modification" of the Loan pursuant to Treasury Regulations Sections 1.1001-3(e)(2) or 1.860G-2(b), and (ii) any related costs and expenses incurred by it. Any such fee that is to be shared by the Master Servicer and the Special Servicer may not be waived or reduced by either such party without the consent of the other party. In no event shall the Special Servicer or Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

            (i) The Special Servicer, with respect to a Specially Serviced Loan and with respect to a Performing Serviced Loan as to which the Special Servicer solely has approved, documented, processed and closed the subject modification, extension, waiver or amendment, and the Master Servicer, with respect to any other Serviced Loan, shall each notify the other, any related Sub-Servicers, the Trustee and, where a Companion Loan is affected, the related Companion Loan Noteholder, in writing, of any modification, extension, waiver or amendment of any term of any Loan (including fees charged the Mortgagor) agreed to by it and the date thereof, and shall deliver to the Trustee or any related Custodian for deposit in the related Mortgage File (with a copy to be delivered to or retained by, as applicable, the Master Servicer), an executed counterpart of the agreement relating to such modification, extension, waiver or amendment promptly following execution and delivery thereof, to be followed by an original recorded counterpart promptly following the recordation (and receipt).

            (j) To the extent that either the Master Servicer or Special Servicer waives any Default Charge in respect of any Serviced Loan, whether pursuant to Section 3.02(a) or this Section 3.21, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer as Net Default Charges out of such Default Charges shall be reduced proportionately based upon the respective amounts that would have been payable thereto as Net Default Charges out of such Default Charges if such waiver had not been granted.

            (k) With respect to any Serviced Loan that permits the release of Mortgaged Properties through defeasance, to the extent permitted under the related Loan documents, the Master Servicer shall, subject to the next paragraph and the related Loan documents, (1) notify each Rating Agency, the Trustee, the Underwriters and the Special Servicer upon receipt of a Mortgagor's notice of defeasance of such Loan, (2) obtain the written confirmation from each Rating Agency that the acceptance of a pledge of the Defeasance Collateral will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, and (3) take such further action as provided in such Mortgage Note to effectuate such defeasance, including the purchase and perfection of the Defeasance Collateral on behalf of the Trustee (as mortgagee of record on behalf of the Certificateholders and, in the case of the Companion Loans, the related Companion Loan Noteholders. The confirmation described in clause (2) above shall not be required:

            (i) from S&P in the case of a Serviced Loan with an unpaid principal balance less than or equal to $20,000,000 and constitutes less than 5% of the aggregate unpaid principal balance of the Mortgage Pool, and is not then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool, provided the Master Servicer delivers to S&P a certification in the form attached hereto as Exhibit L (a "Defeasance Certificate"); or

            (ii) from Moody's in the case of any Serviced Loan that is not then one of the ten largest (measured by unpaid principal balance) Mortgage Loans in the Mortgage Pool and that is not then one of the ten largest groups (measured by aggregate unpaid principal balance) of Mortgage Loans with related Mortgagors, provided the Master Servicer delivers to Moody's a Defeasance Certificate;

provided that, in the case of (i) or (ii) above, such written confirmation shall not be required from S&P and/or Moody's (provided that the Master Servicer delivers a Defeasance Certificate to the applicable Rating Agency), as applicable, in the event the subject Mortgage Loan complies with the then current applicable guidelines set forth by such Rating Agency, or the unpaid principal balance of such Mortgage Loan, the percentage such Mortgage Loan constitutes of the Mortgage Pool or the relative size of such Mortgage Loan with respect to the Mortgage Pool, as applicable, does not exceed the current applicable threshold for review as set forth by such Rating Agency).

            Notwithstanding the foregoing, but subject to the related Loan documents, the Master Servicer shall not permit a pledge of Defeasance Collateral under a Defeasance Loan if (i) such defeasance would occur within two years of the Startup Day, (ii) if the Defeasance Collateral shall not be Government Securities; (iii) such Defeasance Loan (or any applicable agreement executed in connection with the related defeasance) provides that the Mortgagor shall be liable for any shortfalls from such Defeasance Collateral or otherwise be subject to recourse liability with respect to the Defeasance Loan (except for any liability that, pursuant to the terms of the related Loan documents, survives such defeasance), (iv) all costs to be incurred in connection with such defeasance (including Rating Agency fees, accountants' fees and costs incurred in connection with any required opinions of counsel) would not be paid by the related Mortgagor; provided, however, that if the related Loan documents do not require the Borrower to pay such costs, such costs shall be paid as an Additional Trust Fund Expense out of the Custodial Account and the Master Servicer shall provide notice to, and demand payment for such costs from, the related Mortgage Loan Seller pursuant to Section 5(f) of the related Mortgage Loan Purchase Agreement, or (v) unless such confirmation is not required pursuant to the first paragraph of this Section 3.21(k), either Rating Agency does not confirm in writing to the Master Servicer that the acceptance of a pledge of the Defeasance Collateral in lieu of a prepayment will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities.

            All expenses related to the defeasance of a Defeasance Loan shall be charged to the related Mortgagor or other responsible party.

            Section 3.22 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Loan that had otherwise been a Performing Serviced Loan, and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof to the Special Servicer and with respect to any Loan Group to the related Companion Loan Noteholder, and shall deliver a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, that if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. The Special Servicer may conclusively rely on the Master Servicer's determination that a Servicing Transfer Event has occurred giving rise to a Serviced Loan's becoming a Specially Serviced Loan. Neither the Master Servicer nor the Special Servicer shall be liable or in default hereunder for any reasonable act or failure to act because of or arising out of the other party's failure to deliver information, documents or records with respect to any Specially Serviced Loan in accordance with the requirements hereof.

            Upon determining that a Specially Serviced Loan has become a Corrected Loan, and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall within five Business Days of such occurrence return the related Servicing File, together with any and all new information, documents and records relating to the subject Loan that were not part of the Servicing File when it was delivered to the Special Servicer, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Loan shall terminate, and the obligations of the Master Servicer to service and administer such Loan shall resume.

            Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

            (b) In servicing any Specially Serviced Loans, the Special Servicer shall provide to the Custodian originals of newly executed documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and shall provide to the Master Servicer copies of any additional related Loan information, including correspondence with the related Mortgagor.

            (c) Upon request (and to the extent not otherwise already provided by the Special Servicer pursuant to its reporting obligations hereunder), the Special Servicer shall deliver to the Master Servicer, the Trustee and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer and the Special Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced Loans and REO Properties, the information described in clauses (vi) through (xv) of Section 4.02(a) (with respect to information set forth in such clauses related to prior Distribution Dates and/or periods, the Special Servicer may conclusively rely on information furnished to it by the Master Servicer or the Trustee) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiv) and (xxx) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Loan during the related Collection Period, and the amount of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Special Servicer with respect to each Specially Serviced Loan and REO Property during the related Collection Period, (4) in writing, a brief narrative summary of the status of each Specially Serviced Loan, (5) the CMSA Special Servicer Loan File and (6) such additional information relating to the Specially Serviced Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

            Section 3.23 Sub-Servicing Agreements.

            (a) The Master Servicer and the Special Servicer (with the consent of the Controlling Class Directing Holder) may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that in each case, the Sub-Servicing Agreement:

            (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and, with the exception of Sections 7.01(a)(x), (xi) and
      (xii), provides for events of default with respect to the Sub-Servicer substantially the same as those set forth in Section 7.01 (modified as necessary to apply to the Sub-Servicer's obligations under the Sub-Servicing Agreement);

            (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided, however, that those Sub-Servicing Agreements in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 90 days thereafter) may only be terminated by the Trustee or its designee as contemplated by
      Section 3.23(d) hereof and in such additional manner as is provided in such Sub-Servicing Agreement);

            (iii) provides that the Trustee, for the benefit of the Certificateholders and, in the case of a Sub-Servicing Agreement relating to a Loan Group, the related Companion Loan Noteholders, shall each be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Trust, any successor Master Servicer, the Special Servicer or any Companion Loan Noteholder, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom;

            (iv) permits any purchaser of a Serviced Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty;

            (v) does not permit the Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the Master Servicer or the Special Servicer contemplated by
      Section 3.08, Section 3.09 and Section 3.21 hereof or to foreclose on any Mortgage without the consent of the Master Servicer or Special Servicer, as the case may be;

            (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund;

            (vii) each Sub-Servicing Agreement entered into by the Master Servicer (including any with an effective date on or before the Closing
      Date) provides that such agreement shall, with respect to any Serviced Loan serviced thereunder, terminate at the time such Loan becomes a Specially Serviced Loan (or, alternatively, be subject to the Special Servicer's rights to service such Loan for so long as such Loan continues to be a Specially Serviced Loan); and

            (viii) each Sub-Servicing Agreement entered into by the Special Servicer provides that it relates only to Specially Serviced Loans and shall terminate with respect to any such Loan which ceases to be a Specially Serviced Loan.

            The Master Servicer and the Special Servicer each shall deliver to the Trustee and each other copies of all Sub-Servicing Agreements (and, to each of the Companion Loan Noteholders, copies of any Sub-Servicing Agreement in respect of the Companion Loans), as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer, to the extent required under such Sub-Servicing Agreement, to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.12(b), 4.03(d) and 4.03A(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee, the Depositor, the Controlling Class Certificateholders, if a Loan Group is affected, the related Companion Loan Noteholders in writing promptly of the appointment by it of any Sub-Servicer.

            (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and (ii) except for any Sub-Servicer that is servicing any of the Mortgage Loans on the Closing Date, shall be an approved conventional seller/servicer of mortgage loans for FHLMC or Fannie Mae or a HUD-Approved Servicer.

            (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of the Companion Loans, also for the benefit of the related Companion Loan Noteholders, shall (at no expense to the Trustee, the Certificateholders, the Companion Loan Noteholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Serviced Loans.

            (d) In the event of the resignation, removal or other termination of the Master Servicer or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the Closing Date (or, if being negotiated as of the Closing Date, in effect within 90 days thereafter) that still exists at the time of such termination: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer); or (iii) to terminate the Sub-Servicing Agreement if (but only if) an Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing, without paying any sub-servicer termination fee, and in any additional manner provided for in such Sub-Servicing Agreement.

            Notwithstanding any other provisions set forth in this Agreement to the contrary, (i) the Primary Servicer's rights and obligations under the Primary Servicing Agreement shall expressly survive a termination of the Master Servicer's servicing rights under this Agreement; provided that the Primary Servicing Agreement has not been terminated in accordance with its provisions,
(ii) any successor Master Servicer, including, without limitations, the Trustee (if it assumes the servicing obligations of the terminated Master Servicer) shall be deemed to automatically assume and agree to each of the then current Primary Servicing Agreements without further action upon becoming the successor Master Servicer and (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of the Primary Servicer under the Primary Servicing Agreement, without the prior written consent of the Primary Servicer (which consent shall not be unreasonably withheld).

            The Sub-Servicers as to which Sub-Servicing Agreements are in effect or being negotiated as of the Closing Date are listed on Exhibit K hereto.

            (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee, the Certificateholders and the Companion Loan Noteholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Serviced Loans and/or REO Properties for which it is responsible.

            Section 3.24 Representations and Warranties of the Master Servicer.

            (a) The Master Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Master Servicer is a corporation validly existing and in good standing under the laws of the State of California, and the Master Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' (including bank creditors') rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer, the outcome of which, in the Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Master Servicer from entering into this Agreement or materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

            (vii) No consent, approval, authorization or order, registration, filing with or notice to any governmental authority or court is required under federal or state law, for the execution, delivery and performance by the Master Servicer, or compliance by the Master Servicer with, this Agreement or the consummation of any transactions contemplated hereby, other than (A) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (B) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Master Servicer under this Agreement; and

            (viii) The Master Servicer has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section 3.07(c) of this Agreement.

            (b) The representations and warranties of the Master Servicer set forth in Section 3.24(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.24(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.24(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 3.25 Representations and Warranties of the Special Servicer.

            (a) The Special Servicer, in such capacity, hereby represents, warrants and covenants to the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Special Servicer is a corporation validly existing and in good standing under the laws of the State of California, and the Special Servicer is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against the Special Servicer, the outcome of which, in the Special Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Special Servicer from entering into this Agreement or materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Special Servicer under this Agreement.

            (viii) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

            (b) The representations and warranties of the Special Servicer set forth in Section 3.25(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.25(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.25(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 3.26 Certain Matters Regarding the Purchase of the Loan Group Trust Mortgage Loans.

            If, pursuant to Section 2.03, Section 3.19 and Section 9.01, any Loan Group Trust Mortgage Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related Co-Lender Agreement and shall assume the rights and obligations of the holder of the Mortgage Note that was formerly part of the Trust Fund under the related Co-Lender Agreement. All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan. Thereafter such Mortgage File shall be held by the holder of such purchased Mortgage Loan, as applicable, or a custodian appointed thereby for the benefit of the "Note A Lender" and the "Note B Lender" as their interests appear under the related Co-Lender Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under the separate servicing agreement for the Loan Groups.

            Section 3.27 Application of Default Charges.

            (a) Any and all Default Charges that are actually collected with respect to any Mortgage Loan or REO Mortgage Loan in the Mortgage Pool (excluding any Mortgage Loan that is part of a Loan Group) during any Collection Period, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

            First, to pay to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order, any interest due and owing to such party on any outstanding Advances made thereby with respect to the subject Mortgage Loan or REO Mortgage Loan and reimbursed in the related Collection Period;

            Second, to pay any other outstanding expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the subject Mortgage Loan or REO Mortgage Loan and that, if paid from a source other than Default Charges collected with respect to the subject Mortgage Loan, would constitute Additional Trust Fund Expenses;

            Third, to reimburse the Trust for any interest on Advances paid to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer since the Closing Date with respect to the subject Mortgage Loan or REO Mortgage Loan, which payment was made from a source other than Default Charges and not previously reimbursed under this clause Third;

            Fourth, to reimburse the Trust for any other Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout
Fees) paid since the Closing Date with respect to the subject Mortgage Loan or REO Mortgage Loan, which payment was made from a source other than Default Charges and not previously reimbursed under this clause Fourth; and

            Fifth, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") as additional master servicing compensation to the Master Servicer, to the extent received, if they were accrued in respect of a Performing Serviced Loan, or as additional special servicing compensation to the Special Servicer, to the extent received, if they were accrued in respect of a Specially Serviced Loan or an REO Mortgage Loan, in each case pursuant to Section 3.11.

            (b) Default Charges applied to reimburse the Trust pursuant to clauses Third and Fourth, of subsection (a), are intended to be part of the amounts to be delivered by the Master Servicer to the Trustee pursuant to the first paragraph of Section 3.04(b) on or before the Master Servicer Remittance Date next following the Collection Period during which they were received, for deposit in the Distribution Account, subject to application pursuant to Section 3.05(a) for any items payable out of general collections on the Mortgage Loans and any REO Properties. Default Charges applied to pay outstanding interest on Advances to any particular party pursuant to clause First of subsection (a) shall be applied to pay such party such interest on Advances in such manner that the interest that accrued first and has been outstanding the longest shall be paid first. Default Charges applied to pay outstanding expenses pursuant to clause Second of subsection (a) shall be applied to pay such expenses in the chronological order in which they were incurred. Default Charges applied to reimburse the Trust pursuant to clauses Third and Fourth, of subsection (a) shall be deemed to offset either interest paid on Advances or other Additional Trust Fund Expenses, depending on which clause is applicable, in the chronological order in which they were made or incurred, as applicable (whereupon such interest paid on Advances or such other Additional Trust Fund Expenses, depending on which clause is applicable, shall thereafter be deemed to have been paid out of Default Charges).

            (c) Any and all Default Charges that are actually collected with respect to any Serviced Loan Group or any successor REO Loan with respect thereto during any Collection Period (as allocable thereto pursuant to the related loan agreement), shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

            First, to pay to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer, in that order, any interest due and owing to such party on any outstanding Servicing Advances made thereby with respect to such Loan Group or REO Loan or the related Loan Group Mortgaged Property and reimbursed in the related Collection Period (to be applied with respect to any particular party in such manner that the interest that accrued first and has been outstanding the longest shall be paid first);

            Second, to pay to the Fiscal Agent, the Trustee or the Master Servicer, in that order, any interest due and owing to such party on any outstanding P&I Advances made thereby with respect to such Loan Group or REO Loan or the related Loan Group Mortgaged Property and reimbursed in the related Collection Period (to be applied with respect to any particular party in such manner that the interest that accrued first and has been outstanding the longest shall be paid first);

            Third, to pay any other outstanding expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to such Loan Group or REO Loan and that, if paid from a source other than such Default Charges collected with respect to such Loan Group, would constitute Additional Trust Fund Expenses;

            Fourth, to reimburse the Trust or any Companion Loan Noteholder for any interest on Advances paid to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer since the Closing Date with respect to such Loan Group or REO Loan, which payment was made from a source other than Default Charges and not previously reimbursed under this clause Fourth or clause Third under Section 3.27(a);

            Fifth, to reimburse the Trust or any Companion Loan Noteholder for any other Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) paid since the Closing Date with respect to such Loan Group or REO Loan, which payment was made from a source other than Default Charges and not previously reimbursed under this clause Fifth or clause Fourth under Section 3.27(a); and

            Sixth, to pay any remaining portion of such Default Charges (such remaining portion, "Net Default Charges") as additional master servicing compensation to the Master Servicer, to the extent received, if they were accrued with respect to such Companion Loan during a period that it was a Performing Serviced Loan, or as additional special servicing compensation to the Special Servicer, to the extent received, if they were accrued with respect to such Companion Loan during a period that it was a Specially Serviced Loan or an REO Loan, in each case pursuant to Section 3.11.

            Section 3.28 Limitations on and Authorizations of the Master Servicer and Special Servicer with Respect to Specific Mortgage Loans.

            (a) With respect to any Mortgage Loans that provide for a "cash trap" provision whereby excess cash in an account controlled by the lender (i) is not released to the related Mortgagor and (ii) may, at the lender's discretion, be applied as a prepayment on the Mortgage Loan, the Master Servicer shall not apply any of such excess cash as prepayment of the related Mortgage Loan unless the Special Servicer consents.

            (b) In the event that a Servicing Advance made by the Master Servicer, the Special Servicer (if applicable), the Trustee or the Fiscal Agent with respect to a Serviced Loan Group in accordance with this Agreement becomes a Nonrecoverable Advance, the Master Servicer (on behalf of the Trust Fund) shall seek reimbursement from the holders of the related Pari Passu Companion Loans (including, in the case of a holder that is a securitization trust, from general funds in the related collection account) for such holder's pro rata share (based on the principal balance of the applicable Pari Passu Companion
Loan) of such Nonrecoverable Advance, but only to the extent such party is liable therefore under the terms of the related Co-Lender Agreement. To the extent that such amounts together with amounts from the Pool Custodial Account are insufficient to cover the whole Nonrecoverable Advance, the Master Servicer shall seek reimbursement for the full amount of such Nonrecoverable Advance from the holders of such Pari Passu Companion Loans (including any securitization trust) to the extent permitted under the related Co-Lender Agreement (including reimbursement out of general funds in the collection account established in connection with a securitization trust); provided that the allocation of such reimbursements among all holders of Loans in the related Loan Group (including any holder that is a securitization trust) shall be as nearly as possible pro rata (based on the principal balance of the related Loans).

            Section 3.29 Additional Matters with respect to Mall St. Matthews Mortgage Loan and North Star Mall Mortgage Loan.

            (a) In the event that the applicable Mortgage Loan Seller (a "Repurchasing Seller") with respect to the Mall St. Matthews Mortgage Loan or the North Star Mall Mortgage Loan repurchases its respective Mortgage Note(s) (a "Repurchased Note"), the provisions of this Section 3.29 shall apply, and each related Mortgage Loan Seller has agreed in the related Mortgage Loan Purchase Agreement as follows with respect to the servicing and administration of the Mall St. Matthews Mortgage Loan or the North Star Mall Mortgage Loan, as applicable, in the event of such a repurchase unless and until such time as both related Mortgage Notes are repurchased or otherwise no longer part of the Trust, and the related successor holders thereof have entered into a servicing agreement with respect to such Mortgage Notes. For purposes of this Section 3.29 and Section 11.09 only, "Mortgage Note" shall mean each original promissory note that collectively represents the Mortgage Note (as defined in Article I) with respect to the Mall St. Matthews Mortgage Loan or the North Star Mall Mortgage Loan, respectively, and shall not be a collective reference to such promissory notes.

            (b) Custody of and record title under the Loan documents with respect to the related Mortgage Loan shall be held exclusively by the Trustee as provided under this Agreement, except that the Repurchasing Seller shall hold and retain title to its original Repurchased Note and any related endorsements thereof.

            (i) Payments from the related Mortgagor or any other amounts received with respect to each Mortgage Note shall be collected as provided in this Agreement by the Master Servicer and shall be applied on each Due Date pro rata to each related Mortgage Note based on its respective Repurchased Percentage Interest, subject to Section 3.29(a)(ii). Payments or any other amounts received with respect to the related Repurchased Note shall be held in trust for the benefit of the Repurchasing Seller and remitted (net of its pro rata share of any Master Servicing Fees, Special Servicing Fees, and any other amounts due to the Master Servicer or Special Servicer) to the Repurchasing Seller or its designee by the Master Servicer on each Distribution Date pursuant to instructions provided by the Repurchasing Seller and deposited and applied in accordance with this Agreement, subject to Section 3.29(a)(ii). In the event that such Mortgage Loan shall becomes an REO Loan, payments or any other amounts received with respect to such Mortgage Loan shall be collected and shall be applied on each Due Date pro rata to each related Mortgage Note based on its respective Repurchased Percentage Interest, subject to Section 3.29(a)(ii).

            (ii) In the event that the Master Servicer or the Special Servicer, as applicable, receives an aggregate payment of less than the aggregate amount due under such Mortgage Loan at any particular time, the Repurchasing Seller shall receive from the Master Servicer an amount equal to the Repurchasing Seller's Repurchased Percentage Interest of such payment. All expenses, losses and shortfalls relating solely to such Mortgage Loan including, without limitation, losses of principal or interest, Nonrecoverable Servicing Advances, interest on Servicing Advances, Special Servicing Fees, Workout Fees and Liquidation Fees (including any such fees related to the related Mortgage Notes), will be allocated between the holders of such Mortgage Notes pro rata based on their respective Repurchased Percentage Interest of such losses and expenses. In no event shall any costs, expenses, fees or any other amounts related to any Loan other than the Mall St. Matthews Mortgage Loan or North Star Mall Mortgage Loan, as applicable, be deducted from payments or any other amounts received with respect to such Mortgage Loan and payable to the Repurchasing Seller. For purposes of this Section 3.29, "Repurchased Percentage Interest" shall mean the 50% interest of the applicable Mortgage Loan Seller in the related Mortgage Loan.

            (iii) Such Mortgage Loan shall be serviced for the benefit of each Repurchasing Seller and, if applicable, the Certificateholders pursuant to the terms and conditions of the Agreement in accordance with the Servicing Standard and in accordance with the provisions herein as if such Loan was a Serviced Pari Passu Companion Loan. For so long as the Mortgage Loan shall be serviced by the Master Servicer or the Special Servicer in accordance with the requirements of the Agreement, the Master Servicer or the Special Servicer, as applicable, on behalf of the holders thereof shall administer such Mortgage Loan consistent with the terms of this Agreement with respect to Serviced Loan Groups. The Repurchasing Seller shall not be permitted to terminate the Master Servicer or Special Servicer as servicer or special servicer of the related Repurchased Note. All rights of the mortgagee under such Mortgage Loan will be exercised by the Master Servicer or Special Servicer, on behalf of the Trust Fund to the extent of its interest therein and the Repurchasing Seller in accordance with this Agreement.

            (iv) Such Mortgage Loan shall, consistent with this Agreement, be serviced as if it were a Serviced Loan Group. Each Repurchasing Seller shall be treated hereunder as if it were a Companion Loan Noteholder on a pari passu basis. Funds collected by the Master Servicer or the Special Servicer, as applicable, and applied to the Mortgage Notes shall be deposited and disbursed in accordance with the provisions hereof relating to holders of Companion Loans that are pari passu in right of payment. Compensation shall be paid to the Master Servicer and the Special Servicer with respect to the related Repurchased Note as provided in this Agreement with respect to a Serviced Pari Passu Companion Loan. None of the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer shall have any obligation to make P&I Advances or, so long as no related Mortgage
      Note is part of the Trust, a Servicing Advance with respect to the related Repurchased Note. Except as otherwise specified herein, the Master Servicer and the Special Servicer shall have no reporting requirement with respect to the related Repurchased Note other than to deliver to the related Repurchased Noteholder any document required to be delivered to a Companion Loan Noteholder hereunder.

            (c) If either Mortgage Note is considered a Specially Serviced Loan, then both Mortgage Notes shall be a Specially Serviced Loan under this Agreement. The Special Servicer shall cause such related Repurchased Note to be specially serviced for the benefit of the Repurchasing Seller in accordance with the terms and provisions set forth in this Agreement and shall be entitled to any Special Servicing Fee, Workout Fee or Liquidation Fee payable to the Special Servicer under the Agreement with respect to a Serviced Companion Loan.

            (d) If (A) the Master Servicer shall pay any amount to the Repurchasing Seller pursuant hereto in the belief or expectation that a related payment has been made or will be received or collected in connection with either or both of the Mortgage Loans and (B) such related payment is not received or collected by the Master Servicer, then the Repurchasing Seller will promptly on demand by the Master Servicer return such amount to the Master Servicer. If the Master Servicer determines at any time that any amount received or collected by the Master Servicer in respect of the Mortgage Loans must be returned to the related Mortgagor or paid to any other person or entity pursuant to any insolvency law or otherwise, notwithstanding any other provision of this Agreement, the Master Servicer shall not be required to distribute any portion thereof to the Repurchasing Seller, and the Repurchasing Seller will promptly on demand by the Master Servicer repay, which obligation shall survive the termination of this Agreement, any portion thereof that the Master Servicer shall have distributed to the Repurchasing Seller, together with interest thereon at such rate, if any, as the Master Servicer may pay to the related Mortgagor or such other person or entity with respect thereto.

            (e) Subject to this Agreement, the Master Servicer, or the Special Servicer, as applicable, on behalf of the holders of the Repurchased Note, shall have the exclusive right and obligation to (i) administer, service and make all decisions and determinations regarding the Mortgage Loan, and (ii) enforce the Loan documents as provided hereunder. Without limiting the generality of the preceding sentence, the Master Servicer, or Special Servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the related Mortgagor on or any guarantor of any Mortgage Loan it is required to service and administer hereunder, without the consent of the Repurchasing Seller, subject, however, to the terms of this Agreement.

            (f) In taking or refraining from taking any action permitted hereunder, the Master Servicer and the Special Servicer shall each be subject to the same degree of care with respect to the administration and servicing of the Mortgage Loans as is consistent with this Agreement; and shall only be liable to the Repurchasing Seller to the extent set forth herein with respect to any holder of a Serviced Pari Passu Companion Loan.

            (g) In the event that the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer has made a Servicing Advance with respect to such Mortgage Loan which would otherwise be reimbursable to such advancing party under this Agreement, and such Advance is determined to be a Nonrecoverable Advance, the Repurchasing Seller shall reimburse the Trust in an amount equal to the Repurchased Percentage Interest of such Nonrecoverable Advance. Notwithstanding the foregoing, the Repurchasing Seller will not be obligated to reimburse the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer (and amounts due to the Repurchasing Seller shall not be offset) for Advances or interest thereon or any amounts related to Loans other than such Mortgage Loan or for P&I Advances or interest thereon with respect to such Mortgage Loan. To the extent that the Repurchasing Seller reimburses any such Nonrecoverable Advances and such amounts are subsequently recovered, the Repurchasing Seller shall receive a reimbursement from such recovery based on its Repurchased Percentage Interest of such recovery. This reimbursement right shall not limit the Trustee's, the Fiscal Agent, Master Servicer's or the Special Servicer's rights to reimbursement under this Agreement. Notwithstanding anything to the contrary contained herein, the total liability of the Repurchasing Seller shall not exceed an amount equal to its Repurchased Percentage Interest.

            (h) The Repurchasing Seller shall have the right to assign the related Repurchased Note; provided that the assignee of the related Repurchased Note shall agree in writing to be bound by the terms of this Agreement.

            (i) The Master Servicer and the Special Servicer shall, in connection with their servicing and administrative duties under this Agreement, exercise efforts consistent with the Servicing Standard to execute and deliver, on behalf of the Repurchasing Seller as a holder of a pari passu interest in the Loan, any and all financing statements, continuation statements and other documents and instruments necessary to maintain the lien created by any Mortgage or other security document related to the Mortgage Loans on the Mortgaged Properties and related collateral, any and all modifications, waivers, amendments or consents to or with respect to any Loan documents, and any and all instruments of satisfaction or cancellation, or of full release or discharge, and all other comparable instruments with respect to the related Repurchased Note or related Repurchased Notes and the Mortgaged Property or Mortgaged Properties all in accordance with, and subject to, the terms of this Agreement. The Repurchasing Seller agrees to furnish, or cause to be furnished, to the Master Servicer and the Special Servicer any powers of attorney or other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties under this Agreement related to such Mortgage Loan; provided, however, that the Repurchasing Seller shall not be liable, and shall be indemnified by the Master Servicer or the Special Servicer, as applicable, for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or the Special Servicer, as the case may be; and further provided that the Master Servicer or the Special Servicer, without the written consent of the Repurchasing Seller, shall not initiate any action in the name of the Repurchasing Seller without indicating its representative capacity or take any action with the intent to cause and that actually causes, the Repurchasing Seller to be registered to do business in any state.

            Pursuant to the related Mortgage Loan Purchase Agreement, the Repurchasing Seller is required to deliver to the Master Servicer or the Special Servicer, as applicable the Loan documents related to the related Repurchased Note or related Repurchased Notes, as applicable, any Requests for Release and any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of the Mortgaged Properties or to any legal action or to enforce any other remedies or rights provided by the Note(s) or the Mortgage(s) or otherwise available at law or equity with respect to the related Repurchased Note.

            Section 3.30 Additional Matters with respect to the 1370 Avenue of the Americas Loan Group.

            For the avoidance of doubt, it is the intention of the parties hereto that the following timing requirements shall apply to collections and reporting with respect to the 1370 Avenue of the Americas Loan Group:

            (a) The Primary Servicer or, during a 1370 Avenue of the Americas Non-Lead Servicing Period, the 1370 Avenue of the Americas Master Servicer shall deliver to the Master Servicer (with a copy to the Trustee) all distribution reports required to be provided with respect to the 1370 Avenue of the Americas Loan Group pursuant to Article III hereof, or with respect to the Primary Servicer, pursuant to the Primary Servicing Agreement by no later than 11:00 a.m. on the Business Day following the Due Date for the 1370 Avenue of the Americas Trust Loan in each month. Following receipt of such information from the Primary Servicer or the 1370 Avenue of the Americas Master Servicer, the Master Servicer shall update and deliver a revised CMSA Loan Periodic Update File to the Trustee by no later than 2:00 p.m. on the Master Servicer Remittance Date in each month.

            (b) On the Business Day following the Due Date for the 1370 Avenue of the Americas Loan Group in each month, the Primary Servicer or during a 1370 Avenue of the Americas Non-Lead Servicing Period, the 1370 Avenue of the Americas Master Servicer shall forward any collections received with respect to the 1370 Avenue of the Americas Trust Loan to the Master Servicer by no later than 1:00 p.m. on the Business Day following the Due Date for the 1370 Avenue of the Americas Trust Loan.

                                   ARTICLE IV
          PAYMENTS TO CERTIFICATEHOLDERS; REPORTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions.

            (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall be deemed to transfer the Lower-Tier Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in Section 4.01(i) with respect to each class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions of the Available Distribution Amount from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

            (i) concurrently, (A) from that portion of the Sub-Pool 1 Available Distribution Amount, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro rata (based upon their respective entitlements to interest for such Distribution Date) up to an amount equal to all Distributable Certificate Interest for each such Class for such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates, (B) from that portion of the Sub-Pool 2 Available Distribution Amount, to the Class A-1-A Certificates, up to an amount equal to all Distributable Certificate Interest for such Class for such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates and (C) from the entire Available Distribution Amount, to the Class XP and Class XC Certificates, pro rata (based upon their respective entitlements to interest for such Distribution Date) up to an amount equal to all Distributable Certificate Interest for each such Class for such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates; provided, however, that if the Available Distribution Amount for any Distribution Date (or the portion thereof attributable to any Sub-Pool) is insufficient to pay in full an amount equal to all Distributable Certificate Interest for each such Class, as provided above, on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class XC and Class XP Certificates of, up to, and pro rata as among such Classes in accordance with, the respective Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date;

            (ii) (A) prior to the Cross-Over Date,

            (1) to distributions of principal to the Holders of the Class A-AB Certificates, in an amount (not to exceed the amount necessary to reduce the Class Principal Balance of the Class A-AB Certificates to the Class A-AB Planned Principal Balance for such Distribution Date) equal to the entire Sub-Pool 1 Principal Distribution Amount for such Distribution Date and, after the Class Principal Balance of the Class A-1-A Certificates has been reduced to zero, the entire Sub-Pool 2 Principal Distribution Amount remaining after making any distributions required pursuant to clause (7) below on such Distribution Date;

            (2) after the Class Principal Balance of the Class A-AB Certificates has been reduced to the Class A-AB Planned Principal Balance, to distributions of principal to the Holders of the Class A-1 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Sub-Pool 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1-A Certificates has been reduced to zero, the entire Sub-Pool 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (7) below on such Distribution Date, less any portion thereof distributed on such Distribution Date to the Holders of the Class A-AB Certificates pursuant to clause (1) above;

            (3) after the Class Principal Balance of the Class A-AB Certificates has been reduced to the Class A-AB Planned Principal Balance for such Distribution Date and after the Class Principal Balance of the Class A-1 Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-2 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Sub-Pool 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1-A Certificates has been reduced to zero, the entire Sub-Pool 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (7) below on such Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-AB Certificates and the Class A-1 Certificates pursuant to clauses (1) and (2) above);

            (4) after the Class Principal Balance of the Class A-AB Certificates has been reduced to the Class A-AB Planned Principal Balance for such Distribution Date and after the Class Principal Balances of each of the Class A-1 and Class A-2 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-3 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Sub-Pool 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1-A Certificates has been reduced to zero, the entire Sub-Pool 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (7) below on such Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-AB, Class A-1 and Class A-2 Certificates pursuant to clauses (1), (2) and (3) above);

            (5) after the Class Principal Balance of the Class A-AB Certificates has been reduced to the Class A-AB Planned Principal Balance for such Distribution Date and after the Class Principal Balances of each of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-AB Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-AB Certificates outstanding immediately prior to such Distribution Date) equal to the entire Sub-Pool 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1-A Certificates has been reduced to zero, the entire Sub-Pool 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (7) below on such Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates pursuant to clauses (1), (2), (3) and (4) above);

            (6) after the Class Principal Balances of the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates have been reduced to zero, to distributions of principal to the holders of the Class A-4 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-4 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Sub-Pool 1 Principal Distribution Amount and, after the Class Principal Balance of the Class A-1-A Certificates has been reduced to zero, the entire Sub-Pool 2 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clause (7) below on such Distribution Date (in each case, net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates pursuant to clauses (1), (2), (3), (4) and (5) above;

            (7) to distributions of principal to the Holders of the Class A-1-A Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1-A Certificates outstanding immediately prior to such Distribution Date) equal to the entire Sub-Pool 2 Principal Distribution Amount and, after the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero, the entire Sub-Pool 1 Principal Distribution Amount for such Distribution Date remaining after making any distributions required pursuant to clauses (1), (2), (3), (4),
                  (5) and (6) above on such Distribution Date; and

                  (B) on or after the Cross-Over Date, to distributions of
            principal to the Holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates, pro rata, (based upon their respective outstanding Class Principal Balances) in an amount (not to exceed the aggregate Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates outstanding immediately prior to such Distribution Date) equal to the Adjusted Principal Distribution Amount for such Distribution Date until their respective outstanding Class Principal Balances have been reduced to zero;

            (iii) to distributions to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates, the Class A-4 Certificates and the Class A-1-A Certificates, pro rata, as among such Classes, in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed;

            (iv) to distributions of interest to the Holders of the Class A-J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (v) after the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates, the Class A-4 Certificates and the Class A-1-A Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-J Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this
      Section 4.01(a));

            (vi) to distributions to the Holders of the Class A-J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class A-J Certificates and not previously reimbursed;

            (vii) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (viii) after the Class Principal Balance of the Class A-J Certificates has been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (ix) to make distributions to the Holders of the Class B Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (x) to make distributions of interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xi) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xii) to make distributions to the Holders of the Class C Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xiii) to make distributions of interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xiv) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xv) to make distributions to the Holders of the Class D Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xvi) to make distributions of interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xvii) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xviii) to make distributions to the Holders of the Class E Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xix) to make distributions of interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xx) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxi) to make distributions to the Holders of the Class F Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxii) to make distributions of interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxiii) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(b));

            (xxiv) to make distributions to the Holders of the Class G Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxv) to make distributions of interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxvi) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxvii) to make distributions to the Holders of the Class H Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxviii) to make distributions of interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxix) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxx) to make distributions to the Holders of the Class J Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxxi) to make distributions of interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxxii) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxxiii) to make distributions to the Holders of the Class K Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxxiv) to make distributions of interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxxv) after the Class Principal Balance of the Class K Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxxvi) to make distributions to the Holders of the Class L Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xxxvii) to make distributions of interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xxxviii) after the Class Principal Balance of the Class L Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(b));

            (xxxix) to make distributions to the Holders of the Class M Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xl) to make distributions of interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xli) after the Class Principal Balance of the Class M Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xlii) to make distributions to the Holders of the Class N Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xliii) to make distributions of interest to the Holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xliv) after the Class Principal Balance of the Class N Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class O Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xlv) to make distributions to the Holders of the Class O Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xlvi) to make distributions of interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (xlvii) after the Class Principal Balance of the Class O Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire Adjusted Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Principal Balance Certificates pursuant to any prior clause of this Section 4.01(a));

            (xlviii) to make distributions to the Holders of the Class P Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates pursuant to Section 4.04(a) and not previously reimbursed;

            (xlix) to the Holders of the Class R-II Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

            All distributions of interest made in respect of the Class XC and Class XP Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on the Class XC Strip Rate and Class XP Strip Rate, as applicable, of such Component multiplied by its Component Notional Amount, less an allocable portion of any Net Aggregate Prepayment Interest Shortfall, together with any amounts thereof remaining unpaid from previous Distribution Dates.

            (b) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Net Prepayment Consideration actually collected on Mortgage Loans or REO Mortgage Loans during the related Collection Period and remitted in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(j), and shall distribute such amounts to the Holders of each of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, up to an amount equal to, and pro rata based on, the respective Prepayment Consideration Entitlements for such Classes of Certificates for such Distribution Date.

            Any Net Prepayment Consideration not otherwise distributed in respect of the Principal Balance Certificates pursuant to the foregoing paragraph of this Section 4.01(b) shall be distributed (x) prior to the Distribution Date in March 2012, 5% to the Holders of the Class XP Certificates and 95% to the Holders of the Class XC Certificates and (y) on or after the Distribution Date in March 2012, 100% to the Holders of the Class XC Certificates.

            (c) Reserved.

            (d) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to (or, in the case of the initial Distribution Date, on) the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate pursuant to Section 4.04(a)) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, then the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Class R-II Certificateholders.

            (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm for which it acts as agent. Each indirect participating brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under each Letter of Representations among the Depositor, the Trustee and the initial Depository dated as of the Closing Date and pertaining to the Book-Entry Certificates.

            (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund with respect to the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates with respect to amounts properly previously distributed on the Certificates.

            (g) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates pursuant to Section 4.04(a)) will be made on the next Distribution Date, the Trustee shall, no later than the second Business Day prior to such Distribution Date, mail to each Holder of record of such Class of Certificates on such date a notice to the effect that:

            (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

            (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such non-tendering Certificateholders following the first anniversary of the delivery of such second notice thereto shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Class R-II Certificateholders all unclaimed funds and other assets which remain subject thereto.

            (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

            (i) During each Interest Accrual Period, each Uncertificated Lower-Tier Interest shall accrue interest in an amount equal to the product of the Uncertificated Principal Balance of each such Uncertificated Lower-Tier Interest and the Weighted Average Net Mortgage Rate. On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the Distributable Certificate Interest for such Distribution Date (and, to the extent not previously paid, for all prior Distribution Dates, if any) in respect of its Corresponding Certificate, in each case allocable among the Corresponding Uncertificated Lower-Tier Interests, pro rata (except as set forth below), and the portion of the Distributable Certificate Interest for such Distribution Date (and, to the extent not previously paid, for all prior Distribution Dates, if any) of the Class XC and Class XP Certificates that is attributable to the Corresponding Component of such Uncertificated Lower-Tier Interest, in each case to the extent actually distributable thereon as provided in Section 4.01(a).

            All distributions made in respect of any Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a) or Section
9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Uncertificated Lower-Tier Interest set forth in the Preliminary Statement hereto; provided, however, that distributions of principal:

            (i) with respect to the Class A-1 Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LA-1-1 Interest; and second, to the Class LA-1-2 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (ii) with respect to the Class A-2 Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LA-2-1 Interest; second, to the Class LA-2-2 Interest; third, to the Class LA-2-3 Interest; fourth, to the Class LA-2-4 Interest; fifth, to the Class LA-2-5 Interest; sixth, to the Class LA-2-6 Interest; and seventh, to the Class LA-2-7 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (iii) with respect to the Class A-3 Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LA-3-1 Interest; second, to the Class LA-3-2 Interest; third, to the Class LA-3-3 Interest; fourth, to the Class LA-3-4 Interest; and fifth, to the Class LA-3-5 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (iv) with respect to the Class A-AB Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LA-AB-1 Interest; second, to the Class LA-AB-2 Interest; third, to the Class LA-AB-3 Interest; fourth, to the Class LA-AB-4 Interest; and fifth, to the Class LA-AB-5 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (v) with respect to the Class A-4 Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LA-4-1 Interest; and second, to the Class LA-4-2 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (vi) with respect to the Class A-1-A Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LA-1-A-1 Interest; second, to the Class LA-1-A-2 Interest; third, to the Class LA-1-A-3 Interest; fourth, to the Class LA-1-A-4 Interest; fifth, to the Class LA-1-A-5 Interest; sixth, to the Class LA-1-A-6 Interest; seventh, to the Class LA-1-A-7 Interest; eighth, to the Class LA-1-A-8 Interest; ninth, to the Class LA-1-A-9 Interest; tenth, to the Class LA-1-A-10 Interest; eleventh, to the Class LA-1-A-11 Interest; twelfth, to the Class LA-1-A-12 Interest; and thirteenth, to the Class LA-1-A-13 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (vii) with respect to the Class D Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LD-1 Interest; second, to the Class LD-2 Interest; third, to the Class LD-3 Interest; fourth, to the Class LD-4 Interest; and fifth, to the Class LD-5 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (viii) with respect to the Class E Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LE-1 Interest; and second, to the Class LE-2 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (ix) with respect to the Class F Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LF-1 Interest; second, to the Class LF-2 Interest; and third, to the Class LF-3 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (x) with respect to the Class G Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LG-1 Interest; and second, to the Class LG-2 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (xi) with respect to the Class H Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LH-1 Interest; and second, to the Class LH-2 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero; and

            (xii) with respect to the Class K Certificates, shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LK-1 Interest; and second, to the Class LK-2 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero.

            All distributions made in respect of the Class XC and Class XP Certificates on each Distribution Date pursuant to Section 4.01(a) or Section 9.01, and allocable to any particular Component of such Class of Certificates in accordance with the penultimate paragraph of Section 4.01(a), shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of such Component's Corresponding Uncertificated Lower-Tier Interest. All distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a) shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of its Corresponding Uncertificated Lower-Tier Interests set forth in the Preliminary Statement hereto; provided, however, that distributions of reimbursements of Realized Losses and Additional Trust Fund Expenses shall be made in reverse sequential order of the priority set forth in this Section 4.01(i) for principal distributions, up to the amount of Realized Losses and Additional Trust Fund Expenses previously allocated to a particular Class of Uncertificated Lower-Tier Interests.

            (j) On each Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Net Prepayment Consideration actually collected on the Mortgage Loans or any REO Mortgage Loans during the related Collection Period and shall distribute such amount in respect of the Class LA-1-1 Interest by depositing such amount in the Upper-Tier Distribution Account (notwithstanding that all principal and interest distributable with respect to the Class LA-1-1 Interest has been paid in full).

            (k) Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount and any Net Prepayment Consideration, shall be distributed to the Holders of the Class R-I Certificates.

            (l) On the final Master Servicer Remittance Date, the Master Servicer shall withdraw from the Pool Custodial Account and deliver to the Trustee who shall distribute to the Mortgage Loan Sellers, any Loss of Value Payments transferred from the Loss of Value Reserve Fund to the Pool Custodial Account on the immediately preceding Master Servicer Remittance Date in accordance with Section 3.05B, to the extent not otherwise included in the Available Distribution Amount for the final Distribution Date.

            Section 4.02 Statements to Certificateholders; CMSA Loan Periodic Update File.

            (a) On each Distribution Date, the Trustee shall provide or make available electronically to the Depositor, the Underwriters, the Master Servicer, the Special Servicer, the Controlling Class Directing Holder, each Rating Agency, the Holders of each Class of Certificates and, upon their written request to the Trustee, any Certificate Owners of the Book-Entry Certificates as may be identified to the reasonable satisfaction of the Trustee, a statement, substantially in the form attached hereto as Exhibit B (a "Distribution Date Statement"), which shall also include the CMSA Bond Level File and the CMSA Collateral Summary File, based on information provided to it by the Master Servicer and/or the Special Servicer, setting forth, without limitation:

            (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reduction of the Class Principal Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Distributable Certificate Interest;

            (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Prepayment Premiums and Yield Maintenance Charges, respectively;

            (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Principal Balance Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses; (v) the Available Distribution Amount, Sub-Pool 1 Available Distribution Amount and Sub-Pool 2 Available Distribution Amount for such Distribution Date;

            (vi) the aggregate amount of P&I Advances made in respect of the Mortgage Pool for the prior Distribution Date pursuant to Section 4.03(a) and/or Section 4.03A(a);

            (vii) (A) the aggregate amount of unreimbursed P&I Advances that had been outstanding with respect to the Mortgage Pool at the close of business on the related Determination Date and the aggregate amount of any interest accrued and payable to the Master Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) or 4.03A(d) as of the close of business on such Determination Date and (B) the aggregate amount of unreimbursed Servicing Advances that had been outstanding with respect to the Mortgage Pool as of the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed Servicing Advances in accordance with Section 3.12(b) as of the close of business on such related Determination Date;

            (viii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date and the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

            (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans (other than REO Loans) as of the close of business on the related Determination Date;

            (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent 30 to 59 days, (B) delinquent 60 to 89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, and (E) as to which, to the knowledge of the Master Servicer or the Special Servicer, as applicable, bankruptcy proceedings have commenced in respect of the related Mortgagor;

            (xi) as to each Mortgage Loan referred to in the preceding clause
      (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date and (C) whether the delinquency is in respect of its Balloon Payment;

            (xii) with respect to any Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the nature of the Liquidation Event and, in the case of a Final Recovery Determination, a brief description of the basis for such Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (D) the amount of any Realized Loss in connection with such Liquidation Event;

            (xiii) with respect to any REO Property that was included in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates) and, if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

            (xiv) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Collection Period, the loan number of such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan as of the related Acquisition Date;

            (xv) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) a brief description of the basis for the Final Recovery Determination, (C) the aggregate of all Liquidation Proceeds and other amounts received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates), (D) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination and
      (E), if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

            (xvi) the Distributable Certificate Interest and Accrued Certificate Interest in respect of each Class of Regular Interest Certificates for such Distribution Date or the related Interest Accrual Period, as applicable;

            (xvii) any unpaid Distributable Certificate Interest in respect of each Class of Regular Interest Certificates after giving effect to the distributions made on such Distribution Date, and if the full amount of the Principal Distribution Amount was not distributed on such Distribution Date, the portion of the shortfall affecting each Class of Principal Balance Certificates;

            (xviii) the Pass-Through Rate for each Class of Regular Interest Certificates for such Distribution Date;

            (xix) the Principal Distribution Amount for such Distribution Date (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

            (xx) the aggregate of all Realized Losses incurred during the related Collection Period and from the Closing Date and all Additional Trust Fund Expenses (with a description thereof) incurred during the related Collection Period and from the Closing Date;

            (xxi) the aggregate of all Realized Losses and Additional Trust Fund Expenses that remain unallocated immediately following such Distribution Date;

            (xxii) the Class Principal Balance of each Class of Principal Balance Certificates and the Notional Amount of each Class of the Class X Certificates, outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

            (xxiii) the Certificate Factor for each Class of Regular Interest Certificates immediately following such Distribution Date;

            (xxiv) the aggregate amount of any interest on Advances in respect of the Mortgage Pool paid to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent during the related Collection Period in accordance with Section 3.12(b), Section 4.03(d) and/or Section 4.03A(d);

            (xxv) (A) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount (including an itemized calculation thereof) as of the related Determination Date and (B) the aggregate Appraisal Reduction Amount for all Required Appraisal Loans as of the related Determination Date;

            (xxvi) on a cumulative basis from the Cut-off Date, the number, aggregate Stated Principal Balance immediately after such Distribution Date (in the case of subclauses (A), (B) and (E)), aggregate Cut-off Date Balance (in the case of subclauses (C) and (D)), weighted average extension period (except in the case of subclause (B) and which shall be zero in the case of subclause (C)), and weighted average anticipated extension period (in the case of subclause (B)) of Mortgage Loans (A) as to which the maturity dates have been extended, (B) as to which the maturity dates are in the process of being extended, (C) that have paid off and were never extended, (D) as to which the maturity dates had previously been extended and have paid off and (E) as to which the maturity dates had been previously extended and are in the process of being further extended;

            (xxvii) the original and then current credit support levels for each Class of Regular Interest Certificates;

            (xxviii) the original and then current ratings, if any, for each Class of Regular Interest Certificates;

            (xxix) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected (A) during the related Collection Period and
      (B) since the Closing Date;

            (xxx) (A) the aggregate amount of servicing compensation in respect of the Mortgage Pool (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the Special Servicer, to each Sub-Servicer, during the related Collection Period, and (B) such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns; and

            (xxxi) the amounts, if any, actually distributed with respect to the Class R-I and Class R-II Certificates on such Distribution Date.

            In the case of information to be furnished pursuant to clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (vi) through (xv), (xix), (xx),
(xxiv), (xxv), (xxvi), (xxix) and (xxx) above, insofar as the underlying information is solely within the control of the Special Servicer or the Master Servicer, the Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer or the Master Servicer.

            The Trustee shall forward electronically a copy of each Distribution Date Statement to the Depository. The Trustee shall make available each month, to Certificateholders, Certificate Owners, the Underwriters, the Rating Agencies, the Controlling Class Directing Holder, any party hereto or any Person identified by any Certificateholder or Certificate Owner as a prospective transferee, via the Trustee's internet website, all Certificateholder Reports and any additional files containing substantially similar information in an alternative format and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Loans as the Trustee may have in its possession. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

            The Trustee's internet website shall initially be located at www.etrustee.net or at such other address as shall be specified by the Trustee from time to time in the Distribution Date Statement and in one or more written notices delivered to the other parties hereto, the Controlling Class Directing Holder (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's internet website, the Trustee may require the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

            The Master Servicer may, but is not required to, make available each month, to Certificateholders, Certificate Owners (that have been confirmed as such by the Trustee), the Controlling Class Directing Holder, the Underwriters, the Rating Agencies or any party hereto, the Certificateholder Reports in its possession, on its internet website. The Master Servicer will make no representations or warranties as to the accuracy or completeness of any report not prepared by it and will assume no responsibility for any information for which it is not the original source.

            The Master Servicer's internet website shall initially be located at "www.gmaccm.com" or at such other address as shall be specified by the Master Servicer from time to time in one or more written notices delivered to the other parties hereto, the Controlling Class Directing Holder (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Master Servicer's internet website, the Master Servicer may require, without limitation, the acceptance of a disclaimer, registration and a confidentiality agreement. The Master Servicer shall not be liable for the dissemination of information to Certificateholders and Certificate Owners in accordance with this Agreement.

            Absent manifest error of which it has actual knowledge, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor, the Depositor (including information in the Prospectus Supplement), any Mortgage Loan Seller or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable, pursuant to this Agreement. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, any Mortgage Loan Seller, a third party or each other.

            Within a reasonable period of time after the end of each calendar year the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items relating to distributions of interest (including Prepayment Premiums and Yield Maintenance Charges) and principal to Certificateholders during such calendar year set forth in the Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

            Upon receipt of notice from the Depositor that the Underwriters have sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall make available electronically or, if so requested, forward by hard copy, on each Distribution Date, to (i) the Trepp Group (at 477 Madison Avenue, 18th Floor, New York, New York 10022 or such other address as the Trepp Group may designate), (ii) Intex Solutions, Inc. (at 35 Highland Circle, Needham, Massachusetts 02194, or such other address as Intex Solutions, Inc. may hereafter designate), (iii) Charter Research Corporation (at 262 Washington Street, Boston, Massachusetts 02108, or such other address as Charter Research Corporation may hereafter designate), and (iv) any other similar third party information provider, a copy of the reports made available to the Holders of the Certificates on such Distribution Date as described above.

            Upon written request of the Depositor or any Underwriter, without payment of any fee, and upon written request of any Certificateholders or any other Person, together with payment of a reasonable fee specified by the Trustee, the Trustee shall provide any statements, reports and/or information contemplated by this Section 4.02(a) electronically to such party (such electronic distribution and such statements, reports, and/or information thereon to bear such appropriate disclaimers and qualifications as the Depositor and the Trustee shall determine in their reasonable discretion).

            If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book-Entry Certificates, then the Trustee shall forward such statements, reports and/or other written information to such Certificate Owner as provided above, upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

            The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives, in the format required by this Agreement, the necessary underlying information from the Master Servicer or the Special Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the
Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

            The information to be furnished by the Trustee to the Certificateholders pursuant to Sections 4.02(a) and (b) shall not limit the Trustee in furnishing any such information to other Persons to whom it determines such disclosure to be appropriate and shall not limit the Trustee in furnishing to Certificateholders or to any Person any other information with respect to the Mortgage Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time (such information, other than as described in Sections 4.02(a) and (b), is referred to herein as "Additional Information") as it may reasonably deem necessary or appropriate from time to time, provided that (A) the Trustee shall give the Depositor three Business Days' advance notice before doing so, (B) any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below), (C) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its reasonable discretion, (D) the Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine, and (E) this provision shall not prevent the Trustee, whether with or without the consent of the Depositor, from furnishing information with respect to the Trust Fund and its administration thereof to any Person, if it reasonably determines that the furnishing of such information is required by applicable law. The Trustee shall forward to the Depositor any requests for Additional Information which, for their fulfillment, require the consent of the Depositor. Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance.

            (b) Not later than 1:00 p.m. (New York City time) on the second Business Day prior to each Distribution Date, the Master Servicer shall furnish to the Trustee, and upon request, the Trustee shall make available on such Distribution Date to the Depositor, the Underwriters and the Special Servicer, by electronic transmission (or in such other form to which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), an accurate and complete CMSA Loan Periodic Update File providing the required information for the Mortgage Loans and any successor REO Mortgage Loans (including, without limitation, the Available Distribution Amount, the Sub-Pool 1 Available Distribution Amount and the Sub-Pool 2 Available Distribution Amount) as of the related Determination Date.

            In the performance of its obligations set forth in Section 4.06 and its other duties hereunder, the Trustee may conclusively rely on the CMSA Loan Periodic Update File provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CMSA Loan Periodic Update File caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent actual knowledge of an error therein, conclusively rely on the reports to be provided by the Special Servicer. The Master Servicer may conclusively rely on any information provided by the Depositor or any Mortgagor with respect to the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Property File and CMSA Financial File.

            Section 4.03 P&I Advances.

            (a) On or before 2:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall, subject to Section 4.03(c) below, satisfy its obligations to make any required P&I Advances with respect to the related Distribution Date in respect of the Mortgage Pool (other than the Loan Group Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto), first, by transferring to the Trustee for deposit in the Distribution Account amounts then held in the Pool Custodial Account for future distribution to Certificateholders in subsequent months in discharge of such obligations, and second, by remitting its own funds to the Trustee for deposit in a Distribution Account in an amount equal to the remaining portion of such required P&I Advances. Any amounts held in the Pool Custodial Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Pool Custodial Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 4:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (215) 328-3478 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (215) 328-1258 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such Master Servicer Remittance Date. If after such notice by facsimile, the Trustee does not receive the full amount of such P&I Advances by 11:00 a.m., New York City time, on the related Distribution Date, then the Trustee (or the Fiscal Agent on its behalf) shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but the Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

            (b) The aggregate amount of P&I Advances to be made by the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, pursuant to the first paragraph of Section 4.03(a) in respect of any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments (except with respect to any Serviced Companion Loan), in each case net of related Master Servicing Fees and any related Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans in the Mortgage Pool (exclusive of the Loan Group Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto) on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided that if it is determined that an Appraisal Reduction Amount exists with respect to any such Mortgage Loan or REO Mortgage Loan, then, in the event of subsequent delinquencies thereon, the amount of each P&I Advance, if any, required to be made in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of
(x) the amount of the subject P&I Advance that would otherwise be required without regard to this proviso, multiplied by (y) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made under this Section 4.03 if such P&I Advance would, if made, constitute a Nonrecoverable Advance, as determined by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent. The determination by the Master Servicer or Special Servicer that a P&I Advance has become a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made pursuant to this Section 4.03, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Special Servicer (in the case of a determination made by the Master Servicer), the Master Servicer (in the case of a determination made by the Special Servicer), the Fiscal Agent and the Depositor on or before the related Master Servicer Remittance Date, setting forth the basis for such determination, together with any other information that supports such determination, including any appraisal (which appraisal shall have been conducted by an Independent Appraiser within the 12-month period preceding such determination in accordance with the standards of the Appraisal Institute taking into account the factors specified in Section 3.19), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties (to the extent available and/or in the Master Servicer's or the Special Servicer's possession), engineers' reports, environmental surveys and any similar reports that the Master Servicer or Special Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer or Special Servicer. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The cost of an appraisal shall be paid by the Trust as an Additional Trust Fund Expense. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a P&I Advance, if made, would be a Nonrecoverable P&I Advance; provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer or Special Servicer that such P&I Advance would be Nonrecoverable P&I Advance, the Trustee or Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or the Fiscal Agent, in its good faith, reasonable discretion, makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a Nonrecoverable P&I Advance. If the Special Servicer determines that a P&I Advance would be a Nonrecoverable Advance or that a P&I Advance previously made is a Nonrecoverable Advance, the Special Servicer shall report its determination to the Master Servicer and the Master Servicer shall be entitled to conclusively rely on such determination, provided that in the absence of a notice of a determination of nonrecoverability by the Special Servicer to the Master Servicer, the Master Servicer shall be entitled to make its own determination that such P&I Advance is a Nonrecoverable Advance. In addition, the Master Servicer and Special Servicer shall consider Workout-Delayed Reimbursement Amounts in respect of prior P&I Advances on the applicable Mortgage Loan that have not been repaid by the related Mortgagor for the purposes of nonrecoverability determinations as if such amounts were unreimbursed P&I Advances.

            (d) The Master Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each P&I Advance made thereby under this Section 4.03 (with its own funds) for so long as such P&I Advance is outstanding; provided that, if the grace period for the delinquent Monthly Payment as to which a P&I Advance was made under this Section has not elapsed as of the time such P&I Advance was made, then the total interest so accrued on such P&I Advance prior to the expiration of such grace period, shall not exceed the amount of Default Charges, if any, collected in connection with the late payment of such delinquent Monthly Payment; and provided, further that, in no event shall interest so accrue on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer or a Sub-Servicer on its behalf as of the related Master Servicer Remittance Date. Interest so accrued on any P&I Advance made under this Section shall be payable in accordance with the terms of Section 3.05 and Section 3.05A.

            Section 4.03A. P&I Advances on the Loan Group Trust Mortgage Loans.

            (a) With respect to the P&I Advances and the Loan Groups, the Master Servicer shall make P&I Advances with respect to the related Loan Group Trust Mortgage Loans, but will not make P&I Advances with respect to the related Companion Loans.

            The Master Servicer shall, subject to Section 4.03A(c) below, satisfy its obligations to make any required P&I Advance on each Master Servicer Remittance Date in respect of the Loan Group Trust Mortgage Loans, by depositing into the related Loan Group Custodial Account (or in the case of any Loan Group Trust Mortgage Loan that is not a Serviced Loan, by depositing in the Pool Custodial Account), out of amounts held in such Custodial Account for future distribution (subject to replacement of such amounts by the following Master Servicer Remittance Date) and, if such amounts are insufficient, then out of its own funds, the amount of such P&I Advance required to be made. P&I Advances with respect to any Loan Group Trust Mortgage Loan shall be made no later than 2:00 p.m., New York City time, on each Master Servicer Remittance Date. If, as of 4:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03A(a) in respect of the Loan Group Trust Mortgage Loans (and the Master Servicer shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (215) 328-3478 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (215) 328-1258 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such Master Servicer Remittance Date. If after such notice, the Trustee does not receive the full amount of such P&I Advance(s) by 11:00 a.m., New York City time, on the related Distribution Date, then the Trustee (or the Fiscal Agent on its behalf) shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer in respect of the Loan Group Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto on the preceding Master Servicer Remittance Date. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but the Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

            (b) The aggregate amount of P&I Advances to be made by the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, pursuant to the first paragraph of Section 4.03A(a) in respect of any Distribution Date shall, subject to Section 4.03A(c) below, equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees (and net of any servicing fees due to any related Lead Master Servicer or Subsequent Master Servicer) and any related Workout Fees, due or deemed due, as the case may be, in respect of the Loan Group Trust Mortgage Loans (including Balloon Loans delinquent as to their respective Balloon Payments) and any successor REO Loans to such Loans on their respective Due Dates during the related Collection Period, in each case, to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided that if it is determined that an Appraisal Reduction Amount exists with respect to any such Loan Group or REO Loan, then, in the event of subsequent delinquencies thereon, the amount of each P&I Advance, if any, required to be made in respect of such Loan Group or REO Loan, as the case may be, during the period that such Appraisal Reduction Amount continues to exist, shall be reduced to equal the product of (x) the amount of the subject P&I Advance that would otherwise be required without regard to this proviso, multiplied by (y) a fraction, the numerator of which is equal to the Stated Principal Balance of the Loan Group Trust Mortgage Loan(s) net of the portion of the applicable Appraisal Reduction Amount allocated to such Loan Group Trust Mortgage Loan(s), and the denominator of which is equal to the Stated Principal Balance of such Loan Group Trust Mortgage Loan(s) (or related Mortgage Loan or REO Mortgage Loan) or, with respect to any Non-Serviced Trust Loan, without regard to the balances of the related Pari Passu Companion Loans if the Lead Master Servicer has performed such calculations and reported the Appraisal Reduction Amount to the Master Servicer. For purposes of the preceding sentence Appraisal Reduction Amounts with respect to a Loan Group shall be applied first to the related Subordinate Companion Loan, if any, until its balance is reduced to zero and then to the related Loan Group Trust Mortgage Loan and, if applicable, the related Pari Passu Companion Loan(s) pro rata, based on their respective outstanding principal balances (and, in the case of a Non-Serviced Loan Group, to the extent the applicable Lead Master Servicer has not notified the Master Servicer that it previously applied such amounts).

            With respect to P&I Advances and the Non-Serviced Trust Loans, the Master Servicer, the Trustee and the Fiscal Agent shall be entitled to rely on the "appraisal reduction amount" calculated by the applicable Lead Special Servicer or the applicable Lead Master Servicer in accordance with the terms of the applicable Lead PSA.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made under this Section 4.03A with respect to Loan Group Trust Mortgage Loans, or related REO Loans if such P&I Advance would if made, constitute a Nonrecoverable P&I Advance, as determined by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent. The determination by the Master Servicer or Special Servicer that a P&I Advance has become a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made pursuant to this Section 4.03A with respect to any Loan Group Trust Mortgage Loan, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to any Lead Master Servicer, any Lead Special Servicer, the Trustee, the Special Servicer (in the case of a determination made by the Master Servicer), the Master Servicer (in the case of a determination made by the Special Servicer) on or prior to the next Master Servicer Remittance Date and to the Companion Loan Noteholders (and the related Subsequent Master Servicer, if applicable) for such Serviced Pari Passu Companion Loan and Lead Master Servicer, any Lead Special Servicer for a Non-Serviced Trust Loan within two Business Days after such determination was made, setting forth the basis for such determination, together with any other information that supports such determination, including except with respect to any Non-Serviced Trust Loan, any appraisal (which appraisal shall be an expense payable out of the related Loan Group Custodial Account or, if funds therein are insufficient therefor or in the case of a Non-Serviced Trust Loan, from the Pool Custodial Account) and shall have been conducted by an Independent Appraiser in accordance with the standards of the Appraisal Institute, within the twelve months preceding such determination of nonrecoverability), Mortgagor operating statements and financial statements, budgets and rent rolls of the Mortgaged Property (to the extent available and/or in the Master Servicer's or the Special Servicer's possession), engineers' reports, environmental surveys and any similar reports that the Master Servicer or Special Servicer may have obtained consistent with the Servicing Standard and that support such determination by the Master Servicer or Special Servicer. If, in connection with the foregoing, it is necessary for the Master Servicer to obtain an appraisal, the Master Servicer shall so notify the Special Servicer and consult with the Special Servicer regarding such appraisal. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or Special Servicer that a P&I Advance to be made in respect of the Loan Group Trust Mortgage Loans or any successor REO Mortgage Loans with respect thereto, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer has failed to make such a P&I Advance with respect to the Loan Group Trust Mortgage Loans or any successor REO Mortgage Loan for reasons other than a determination by the Master Servicer or Special Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee or Fiscal Agent shall make such Advance within the time periods required by Section 4.03A(a) unless the Trustee or the Fiscal Agent, in its good faith, reasonable discretion, makes a determination prior to the times specified in Section 4.03A(a) that such P&I Advance would be a Nonrecoverable P&I Advance. If the Special Servicer determines that a P&I Advance would be a Nonrecoverable Advance or that a P&I Advance previously made is a Nonrecoverable Advance, the Special Servicer shall report such determination to the Master Servicer and the Master Servicer shall be entitled to conclusively rely on such determination. In addition, the Master Servicer and Special Servicer shall consider Workout-Delayed Reimbursement Amounts in respect of prior P&I Advances on the applicable Loan that have not been repaid by the related Mortgagor for the purposes of nonrecoverability determinations as if such amounts were unreimbursed P&I Advances.

            (d) The Master Servicer, the Trustee and the Fiscal Agent shall be entitled to receive interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of each P&I Advance made thereby in respect of a Loan Group Trust Mortgage Loan or related REO Loans under this Section 4.03A (with its own funds) for so long as such P&I Advance is outstanding; provided that, if the grace period for the delinquent Monthly Payment as to which a P&I Advance was made under this Section 4.03A has not elapsed as of the time such P&I Advance was made, then the total interest so accrued on such P&I Advance prior to the expiration of such grace period, shall not exceed the amount of Default Charges, if any, collected in connection with the late payment of such delinquent Monthly Payment; and provided, further, that in no event shall interest so accrue on any P&I Advance in respect of a Loan Group Trust Mortgage Loan or related REO Loan as to which the corresponding Late Collection was received by the Master Servicer or a Sub-Servicer on its behalf as of the Master Servicer Remittance Date on which such P&I Advance was made. Interest so accrued on any P&I Advance made under this Section shall be payable in accordance with the terms of Section 3.05 and 3.05A.

            (e) With respect to any Non-Serviced Loan Group, if (1) the related Lead Master Servicer has determined that a proposed P&I Advance (as defined in the Lead PSA) with respect to the Non-Serviced Trust Loan or any related Pari Passu Companion Loan, if made, or any outstanding P&I advance previously made, would be, or is, as applicable, a "nonrecoverable advance," and the related Lead Master Servicer has provided written notice of such determination to the Master Servicer, or (2) if the Master Servicer has determined that a P&I Advance with respect to the Non-Serviced Trust Loan would be a Nonrecoverable P&I Advance, then none of the Master Servicer, the Trustee or the Fiscal Agent shall make any additional P&I Advance with respect to the Non-Serviced Trust Loan until the Master Servicer has consulted with the Lead Master Servicer and they agree that circumstances with respect to such Loans have changed such that a proposed future P&I Advance would not be a "nonrecoverable advance." With respect to each Non-Serviced Trust Loan, if the Master Servicer has determined that a proposed P&I Advance with respect to such Loan, would be a Nonrecoverable Advance, the Master Servicer shall provide the applicable Lead Master Servicer and any applicable Subsequent Master Servicer written notice of such determination within two Business Days after such determination was made.

            If the Trustee or the Master Servicer has received notice from Moody's or S&P that the Master Servicer no longer has Moody's Approval or is no longer on the S&P list of approved master servicers, then the Trustee or Master Servicer shall promptly notify the others and the applicable Lead Master Servicer or Subsequent Master Servicer of the same.

            If the Master Servicer has received notice that a Lead Master Servicer or a Subsequent Master Servicer no longer has Moody's Approval or is no longer on the S&P list of approved master servicers, then the Master Servicer shall not be required to abide by any determination of nonrecoverability by such Lead Master Servicer or Subsequent Master Servicer.

            For the purpose of this Section 4.03A(f), "Moody's Approval" means that a master servicer (1) is acting as master servicer in a commercial mortgage loan securitization that was rated by Moody's within the twelve month period prior to the date of determination, and Moody's has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such master servicer as master servicer of such commercial mortgage securities as the cause for such downgrade, withdrawal or watch, or (2) is approved by Moody's.

            Section 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses.

            (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates exceeds
(ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Class Principal Balances of all the outstanding Classes of the Class A Certificates shall be reduced on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until any such remaining excess is reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

            (b) On each Distribution Date, following the deemed distributions of principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses made in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(i), the Uncertificated Principal Balance (or aggregate Uncertificated Principal Balance with respect to the Uncertificated Lower-Tier Interests corresponding to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class D, Class E, Class F, Class G, Class H and Class K Certificates) of the Corresponding Uncertificated Lower-Tier Interests (after taking account of such deemed distributions) shall be reduced as a result of Realized Losses and Additional Trust Fund Expenses to equal the Class Principal Balance of the Class of Corresponding Certificates that will be outstanding immediately following such Distribution Date; provided, that Realized Losses and Additional Trust Fund Expenses shall be allocated:

            (i) with respect to the Class K Certificates, first, in respect of the Class LK-1 Interest; and second, in respect of the Class LK-2 Interest; in each case until their respective Uncertificated Principal Balances are reduced to zero;

            (ii) with respect to the Class H Certificates, first, in respect of the Class LH-1 Interest; and second, in respect of the Class LH-2 Interest; in each case until their respective Uncertificated Principal Balances are reduced to zero;

            (iii) with respect to the Class G Certificates, first, in respect of the Class LG-1 Interest; and second, in respect of the Class LG-2 Interest; in each case until their respective Uncertificated Principal Balances are reduced to zero;

            (iv) with respect to the Class F Certificates, first, in respect of the Class LF-1 Interest; second, in respect of the Class LF-2 Interest; and third, in respect of the Class LF-3 Interest; in each case until their respective Uncertificated Principal Balances are reduced to zero;

            (v) with respect to the Class E Certificates, first, in respect of the Class LE-1 Interest; and second, in respect of the Class LE-2 Interest; in each case until their respective Uncertificated Principal Balances are reduced to zero;

            (vi) with respect to the Class D Certificates, first, in respect of the Class LD-1 Interest; second, in respect of the Class LD-2 Interest; third, in respect of the Class LD-3 Interest; fourth, in respect of the Class LD-4 Interest; and fifth, in respect of the Class LD-5 Interest; in each case until their respective Uncertificated Principal Balances are reduced to zero;

            (vii) with respect to the Class A-1-A Certificates, first, in respect of the Class LA-1-A-1 Interest; second, in respect of the Class LA-1-A-2 Interest; third, in respect of the Class LA-1-A-3 Interest; fourth, in respect of the Class LA-1-A-4 Interest; fifth, in respect of the Class LA-1-A-5 Interest; sixth, in respect of the Class LA-1-A-6 Interest; seventh, in respect of the Class LA-1-A-7 Interest; eighth, in respect of the Class LA-1-A-8 Interest; ninth, in respect of the Class LA-1-A-9 Interest; tenth, in respect of the Class LA-1-A-10 Interest; eleventh, in respect of the Class LA-1-A-11 Interest; twelfth, in respect of the Class LA-1-A-12 Interest; and thirteenth, in respect of the Class LA-1-A-13 Interest; in each case until their respective Uncertificated Principal Balances are reduced to zero;

            (viii) with respect to the Class A-4 Certificates, first, in respect of the Class LA-4-1 Interest; and second, in respect of the Class LA-4-2 Interest; in each case until their respective Uncertificated Principal Balances are reduced to zero;

            (ix) with respect to the Class A-AB Certificates, first, in respect of the Class LA-AB-1 Interest; second, in respect of the Class LA-AB-2 Interest; third, in respect of the Class LA-AB-3 Interest; fourth, in respect of the Class LA-AB-4 Interest; and fifth, in respect of the Class LA-AB-5 Interest; in each case until their respective Uncertificated Principal Balances are reduced to zero;

            (x) with respect to the Class A-3 Certificates, first, in respect of the Class LA-3-1 Interest; second, in respect of the Class LA-3-2 Interest; third, in respect of the Class LA-3-3 Interest; fourth, in respect of the Class LA-3-4 Interest; and fifth, in respect of the Class LA-3-5 Interest; in each case, until their respective Uncertificated Principal Balances are reduced to zero;

            (xi) with respect to the Class A-2 Certificates, first, in respect of the Class LA-2-1 Interest; second, in respect of the Class LA-2-2 Interest; third, in respect of the Class LA-2-3 Interest; fourth, in respect of the Class LA-2-4 Interest; fifth, in respect of the Class LA-2-5 Interest; sixth, in respect of the Class LA-2-6 Interest and seventh, in respect of the Class LA-2-7 Interest, in each case, until their respective Uncertificated Principal Balances are reduced to zero; and

            (xii) with respect to the Class A-1 Certificates, first, in respect of the Class LA-1-1 Interest; and second, in respect of the Class LA-1-2 Interest; in each case until their respective Uncertificated Principal Balances are reduced to zero.

            Section 4.05 Various Reinstatement Amounts.

            (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01 or 9.01, as applicable, the Trustee shall determine the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, exceeds (ii) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates. If such an excess does exist, then the Trustee shall allocate the Total Principal Reinstatement Amount, if any, for the subject Distribution Date as follows until it is allocated in full: first, to all of the Classes of Class A Certificates, up to, and on a pro rata basis in accordance with, the respective Loss Reimbursement Amounts, if any, for such Classes of Class A Certificates with respect to the next succeeding Distribution Date; and then to the remaining Classes of Principal Balance Certificates, sequentially in alphabetical order based on the respective Class designations thereof, in each case up to any Loss Reimbursement Amount for such Class of Principal Balance Certificates immediately prior to such Distribution Date. Any portion of the Total Principal Reinstatement Amount for any Distribution Date that is allocated to a particular Class of Principal Balance Certificates shall be: (i) referred to herein as the "Class Principal Reinstatement Amount" in respect of such Class of Principal Balance Certificates for such Distribution Date; and (ii) added to the Class Principal Balance of such Class of Principal Balance Certificates on such Distribution Date. Notwithstanding anything to the contrary contained herein, the parties hereby acknowledge that the reinstatement of all or any portion of the Class Principal Balance of any Class of Principal Balance Certificates on any Distribution Date shall be a result of the collection of Recovered Amounts during the related Collection Period and the upward adjustment of the Adjusted Principal Distribution Amount for such Distribution Date as a result of such Recovered Amounts.

            (b) In addition, in connection with its reinstatement of all or any portion of the Class Principal Balance of any one or more Classes of Principal Balance Certificates on any Distribution Date pursuant to Section 4.05(a), the Trustee shall calculate the amount of lost Distributable Certificate Interest that would have accrued on the respective Classes of Regular Interest Certificates through and including the end of the Interest Accrual Period for such Distribution Date if no Unfunded Principal Balance Reductions had resulted from the reimbursement out of general collections of principal on the Mortgage Pool of the particular Advances relating to the Recovered Amounts associated with such reinstatement of outstanding principal. Once determined, such lost Distributable Certificate Interest in respect of any particular Class of Regular Interest Certificates shall be reinstated and become due and payable on future Distribution Dates as part of the unpaid Distributable Certificate Interest for such Class of Regular Interest Certificates from prior Distribution Dates. All such reinstated Distributable Certificate Interest in respect of any particular Class of Regular Interest Certificates shall be treated the same as any other unpaid Distributable Certificate Interest in respect of such Class of Regular Interest Certificates.

            (c) If the Class Principal Balance of any Class of Principal Balance Certificates is increased on any Distribution Date pursuant to Section 4.05(a), then the Lower-Tier Interest Principal Balance of such Class' Corresponding Lower-Tier Regular Interest (or, if applicable, the aggregate Lower-Tier Interest Principal Balance of such Class' Corresponding Lower-Tier Regular Interests) shall be deemed to have first been increased by the exact same amount. In circumstances where there are multiple Corresponding Lower-Tier Regular Interests with respect to a Class of Principal Balance Certificates, the increases in the respective Lower-Tier Interest Principal Balances of such Corresponding Lower-Tier Regular Interests as contemplated by the prior sentence shall be made in the reverse order that reductions are made to such Lower-Tier Interest Principal Balances pursuant to Section 4.04(b), in each case up to the amount of the Loss Reimbursement Amount with respect to the subject Lower-Tier Regular Interest for the next succeeding Distribution Date. The amount of each such increase in the Lower-Tier Interest Principal Balance of a Lower-Tier Regular Interest on any Distribution Date shall be referred to herein as the "Lower-Tier Interest Principal Reinstatement Amount" in respect of such Lower-Tier Regular Interest for such Distribution Date.

            Section 4.06 Calculations.

            The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01 and Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amounts among Certificateholders in accordance with this Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            Section 4.07 Use of Agents.

            The Master Servicer, the Special Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Special Servicer or the Trustee, as applicable, from any of such obligations, and the Master Servicer, the Special Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact.

                                   ARTICLE V
                                THE CERTIFICATES

            Section 5.01 The Certificates.

            (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5 and A-6; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the Certificates (other than the Class R-I or Class R-II Certificates) shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Notional Amount, as the case may be, as of the Closing Date of $25,000 in the case of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-J, Class B, Class C, Class D and Class E Certificates, $1,000,000 in the case of the Class XP, Class XC Certificates, and $100,000 in the case of the remaining Regular Interest Certificates, and in each such case in integral multiples of $1 in excess thereof. The Class R-I and Class R-II Certificates will be issuable in denominations representing Percentage Interests in the related Class of not less than 5%.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 5.02 Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The offices of the Trustee responsible for its duties as initial Certificate Register shall be located, as of the Closing Date, at 135 South LaSalle, Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services Group--Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2005-GG3. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and (if the Trustee is not the Certificate Registrar) the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

            If three or more Holders make written request to the Trustee, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to the most recent list of Certificateholders held by the Certificate Registrar.

            (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of any Definitive Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non-Registered Certificates to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit F-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or, with respect to each Definitive Non-Registered Certificate other than the Class R-I and Class R-II Certificates, as Exhibit F-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer (except in the case of the Class R-I and Class R-II Certificates, where the prospective Transferee must be a Qualified Institutional Buyer) and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Except as provided in the following two paragraphs, no interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. A Transferee of an interest in the Rule 144A Global Certificate that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject Transfer, true and correct.

            Any interest in the Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Certificates to be transferred (such date of transfer, the "Transfer Date"). Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the applicable Class of Certificates and increase the denomination of the Regulation S Global Certificate for the applicable Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions, provided that no Regulation S Restricted Certificate may be transferred to a Person acquiring such Certificate in reliance on Regulation S.

            Also notwithstanding the foregoing, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this
Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            Except as provided in the next paragraph, no beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the date (the "Release Date") which is 40 days after the Transfer Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D hereto certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that no Regulation S Restricted Certificate may be transferred to a Person acquiring such Certificate in reliance on Regulation S.

            Notwithstanding the preceding paragraph, after the Release Date, any interest in the Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the applicable Class being transferred and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Underwriters, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the Tax Administrator and the Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            (c) No Transfer of a Certificate or any interest therein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, but only in the case of a Certificate other than a Class R-I or Class R-II Certificate, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Certificate other than a Class R-I or Class R-II Certificate, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G (with respect to Definitive Non-Registered Certificates) is acceptable for purposes of the preceding sentence. If any Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (in the case of a Definitive Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Interest Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
(ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Residual Interest Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall be a Permitted Transferee and shall promptly notify the Tax Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Interest Certificate, except in the case of an initial transfer to an Underwriter or the Initial Purchaser or an affiliate thereof, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Interest Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Interest Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Interest Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Interest Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such Residual Interest Certificate and (2) not to Transfer its Ownership Interest in such Residual Interest Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                  (E) Each Person holding or acquiring an Ownership Interest in a Residual Interest Certificate, by purchasing such Ownership Interest, agrees to give the Tax Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Interest Certificate, if it is, or is holding an Ownership Interest in a Residual Interest Certificate on behalf of, a "pass-through interest holder."

            (ii) (A) If any purported Transferee shall become a Holder of a Residual Interest Certificate in violation of the provisions of this
      Section 5.02(d), then the last preceding Holder of such Residual Interest Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Interest Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Interest Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a
            Residual Interest Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Residual Interest Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the Transfer of such Residual Interest Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual Interest Certificate as a result of the Trustee's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Interest Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

            (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Interest Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Interest Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Interest Certificate having as among its record Holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing information thereto pursuant to this subsection (d)(iii) and Section 10.01(h)(i).

            (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following:

                  (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause either REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Residual Interest Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

            (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in Subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

            (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

            (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            Section 5.03 Book-Entry Certificates.

            (a) The Certificates (other than the Class R-I and Class R-II) shall, in the case of each such Class, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) and in the fifth paragraph of Section 5.02(b), a Transfer of such Certificates may not be registered by the Certificate Registrar unless such Transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) and in the fifth paragraph of Section 5.02(b), shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Certificates (other than the Class R-I and Class R-II) initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Certificates (other than the Class R-I and Class R-II) initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that only Investment Grade Certificates shall be sold in offshore transactions in reliance on Regulation S. All Transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

            Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate which interests are transferable through the book-entry facilities of the Depository.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI
        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                                DIRECTING HOLDER

            Section 6.01 Liability of Depositor, Master Servicer and Special Servicer.

            The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

            Section 6.02 Continued Qualification and Compliance of Master Servicer; Merger, Consolidation or Conversion of Depositor, Master Servicer or Special Servicer.

            Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a legal entity under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign entity in, and will otherwise remain in compliance with the laws of, each jurisdiction in which such qualification and compliance is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

            Each of the Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, in the case of the Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of the Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as confirmed in writing by each of the Rating Agencies, such succession will not result in an Adverse Rating Event, and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.24 (in the case of a successor or surviving Person to the Master Servicer) or Section 3.25 (in the case of a successor or surviving Person to the Special Servicer), as applicable.

            Section 6.03 Limitation on Liability of Depositor, Master Servicer and Special Servicer.

            None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Trustee, the Certificateholders or the Companion Loan Noteholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee, the Certificateholders or the Companion Loan Noteholders for the breach of a representation or warranty made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, manager, member, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund out of the Pool Custodial Account against any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement or the Certificates (including in connection with the dissemination of information and reports as contemplated by this Agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms hereof;
(ii) which constitutes a Servicing Advance that is otherwise reimbursable hereunder; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made herein; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties; provided that if a Serviced Loan Group is involved, such indemnity shall be payable out of the related Loan Group Custodial Account pursuant to Section 3.05A and, to the extent not solely attributable to the Companion Loan in such Serviced Loan Group, shall also be payable out of the Pool Custodial Account if amounts on deposit in the related Loan Group Custodial Account are insufficient therefor and such indemnity shall be deemed to not be "solely attributable" to a Companion Loan merely by virtue of an action being brought by or against the related Companion Loan Noteholder.

            None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any administrative or legal action, proceeding, hearing or examination unless such action is related to its respective duties under this Agreement and either (i) it is specifically required hereunder to bear the costs of such action or (ii) such action will not, in its reasonable and good faith judgment, involve it in any ultimate expense or liability for which it would not be reimbursed hereunder. Notwithstanding the foregoing, the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders (or, if a Loan Group is affected, the rights of the Certificateholders and the related Companion Loan Noteholders (as a collective whole)). In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Pool Custodial Account as provided in Section 3.05; provided, however, that if a Loan Group and/or the related Companion Loan Noteholders are involved, such expenses, costs and liabilities shall be payable out of the related Loan Group Custodial Account pursuant to Section 3.05A and, to the extent attributable to the Mortgage Loan in such Loan Group, shall also be payable out of the Pool Custodial Account if amounts on deposit in the related Loan Group Custodial Account are insufficient therefor. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them (unless they are the same Person or Affiliates) or for any action taken or omitted to be taken by the Depositor, the Trustee, any Certificateholder or the Companion Loan Noteholders, subject to the provisions of Section 8.05(c).

            Each Lead Master Servicer, Lead Special Servicer and any director, manager, member, officer, employee or agent of a Lead Master Servicer or Lead Special Servicer shall be indemnified and held harmless by the Trust Fund against the Trust Fund's pro rata share of any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim that (1) relates to the applicable Lead PSA and/or this Agreement and (2) relates solely to the servicing of the applicable Non-Serviced Loan Group, other than any losses incurred by reason of such Lead Master Servicer's or Lead Special Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the applicable Lead PSA.

            In the event that the terms of a Subsequent PSA (provided the Master Servicer and Special Servicer have been provided with a copy of such Subsequent
PSA) or Lead PSA provide for the indemnification of the Master Servicer and/or the Special Servicer, the Master Servicer and Special Servicer shall diligently pursue their rights under such Subsequent PSA or Lead PSA for the related trust's proportionate share of any indemnification sought by the Master Servicer or Special Servicer in connection with a Loan Group.

            Section 6.04 Resignation of Master Servicer and the Special
Servicer.

            (a) The Master Servicer and, subject to Section 6.09, the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The Master Servicer and, subject to the rights of the Controlling Class under Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time, provided that (i) a willing successor thereto reasonably acceptable to the Depositor has been found (provided that if the Depositor has not responded to a request for consent to a successor within 15 days, such successor shall be deemed approved thereby), (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in an Adverse Rating Event, (iii) the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and
(iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04(a).

            (b) Consistent with Section 6.04(a), neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person or, except as provided in Sections 3.22, 4.07, 7.01(c) and 7.01(d), delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee, the Special Servicing Fee, any Workout Fee and/or any Liquidation Fee (except as expressly contemplated by Section 3.11(b)), as applicable, that accrues or otherwise becomes payable pursuant hereto from and after the date of such transfer shall be payable to such successor. Notwithstanding anything to the contrary herein, the outgoing Special Servicer shall be entitled to 100% of any Liquidation Fee with respect to any Mortgage Loan as to which a Liquidation Event has occurred prior to the effective date of transfer to the successor Special Servicer.

            Section 6.05 Rights of Depositor, Trustee and the Companion Loan Noteholders in Respect of the Master Servicer and the Special Servicer.

            The Master Servicer and the Special Servicer shall each afford the Depositor, each Underwriter, the Trustee and the Companion Loan Noteholders (including any servicer on their behalf), upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, each Underwriter, the Trustee and the Companion Loan Noteholders with its most recent publicly available financial statements and such other non-proprietary information as the Master Servicer or the Special Servicer, as the case may be, shall determine in its sole and absolute discretion as it possesses, which is relevant to the performance of its duties hereunder and which it is not prohibited by applicable law or contract from disclosing. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

            Section 6.06 Depositor, Master Servicer and Special Servicer to Cooperate with Trustee.

            The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

            Section 6.07 Depositor, Special Servicer and Trustee to Cooperate with Master Servicer.

            The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

            Section 6.08 Depositor, Master Servicer and Trustee to Cooperate with Special Servicer.

            The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

            Section 6.09 Termination and Designation of Special Servicer by the Directing Holder.

            The Directing Holder may at any time and from time to time, without cause, terminate the existing Special Servicer and designate a replacement Special Servicer hereunder (except that with respect to the Grand Canal Shoppes at the Venetian Trust Loan, pursuant to the related Co-Lender Agreement, the related Directing Holder may only terminate the 2004-GG2 Special Servicer or any subsequent special servicer of the Grand Canal Shoppes at the Venetian Loan Group for cause). In addition, with respect to each Mortgage Loan, the Directing Holder may appoint a replacement Special Servicer for any existing Special Servicer that has resigned or otherwise ceased to serve (including in connection with termination pursuant to Section 7.01) as Special Servicer. With respect to each Loan Group, the rights of the Directing Holder or Controlling Class Directing Holder to terminate and/or appoint a replacement Special Servicer shall be limited to that Loan Group.

            The Directing Holder or Controlling Class Directing Holder, as applicable, shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer, and, if applicable, the Companion Loan Noteholders, and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1. If the Directing Holder has not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer, subject to removal by the Directing Holder and appointment of a successor thereto pursuant to the terms of this Section 6.09. Any designated Person (whether designated by the Directing Holder or the Trustee) shall become the Special Servicer on the date as of which the Trustee shall have received all of the following: (1) written confirmation from all of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event; (2) an Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit I-2, executed by the designated Person, (3) confirmation that all out-of-pocket costs and expenses incurred in connection with the removal and replacement of a Special Servicer have been paid either by the removing party or the replacement Special Servicer and (4) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that, upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise,
(ii) if there were any Corrected Loans at the time that the resigning Special Servicer ceased to serve in such capacity, the outgoing Special Servicer shall be entitled to any Workout Fees thereafter payable with respect to the Corrected Loans and Liquidation Fees (but only if and to the extent permitted by Section 3.11(b)) and (iii) the outgoing Special Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to a Custodial Account, a Servicing Account, a Reserve Account or an REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Loans and REO Properties. The Trustee shall notify the other parties hereto, the Certificateholders and the Companion Loan Noteholders of any termination of the Special Servicer and appointment of a new Special Servicer in accordance with this Section 6.09.

            Any out-of-pocket costs and expenses incurred in connection with the removal of a Special Servicer and its replacement by a Person designated by the Directing Holder that are not paid by the replacement Special Servicer shall be paid by the Directing Holder. Notwithstanding anything herein to the contrary, the Directing Holder with respect to any Loan Group shall be permitted to replace the Special Servicer in accordance with this Agreement only with respect to such related Loan Group.

            Section 6.10 Master Servicer or Special Servicer as Owner of a Certificate.

            The Master Servicer, the Special Servicer or any Affiliate of either of them may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or an Affiliate thereof or the Special Servicer or an Affiliate thereof, as appropriate, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing (with a copy to the Companion Loan Noteholders, if the Loan Groups are involved) to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather only in the case of unusual circumstances.

            Section 6.11 Certain Powers of the Directing Holder.

            (a) The Directing Holder will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer in connection with any Serviced Loan, subject to the consultation rights of certain holders of certain Companion Loans, as further set forth in Section 6.11(e) below. The Special Servicer will not be permitted to take any of the following actions unless and until it has notified the applicable Directing Holder in writing in capitalized, bold faced 14 point type containing the following statement at the top of the first page: "THIS IS A REQUEST FOR DIRECTING HOLDER ACTION APPROVAL. IF THE DIRECTING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED APPROVAL ACTION WITHIN FIVE (5) BUSINESS DAYS, THE SPECIAL SERVICER, MAY DELIVER A DEEMED APPROVAL NOTICE," and (b) if the Directing Holder fails to either approve or reject said approval action within such five Business Day period after receipt of the first notice, and having been provided with all reasonably requested information with respect thereto, and the Special Servicer, delivers the approval action request to the Directing Holder accompanied by a second notice in capitalized, bold faced 14 point type containing the following statement at the top of the first page: "THIS IS A SECOND REQUEST FOR APPROVAL ACTION. IF THE DIRECTING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED APPROVAL ACTION WITHIN FIVE BUSINESS DAYS, SUCH APPROVAL ACTION WILL BE DEEMED APPROVED BY THE DIRECTING HOLDER," then, if the Directing Holder fails to approve or reject such approval action within such second five Business Day period (approval or rejection by notice by facsimile on the same day being acceptable), then the Directing Holder's approval will be deemed to have been given:

                  (i) any proposed or actual foreclosure upon or comparable
            conversion (which may include acquisition as an REO Property) of the ownership of properties securing such of the Specially Serviced Loans as come into and continue in default or other enforcement action under the Loan documents;

                  (ii) any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Loan (including any material term relating to insurance or any prohibition on additional debt);

                  (iii) any proposed or actual sale of an REO Property (other than in connection with the termination of the Trust Fund) for less than the Purchase Price;

                  (iv) any acceptance of a discounted payoff of a Loan;

                  (v) any determination to bring a Mortgaged Property or an REO
            Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at a Mortgaged Property or an REO Property;

                  (vi) any release of collateral for a Loan or any release of a
            Mortgagor or any guarantor under a Mortgage Loan (other than in accordance with the terms of such Loan (with no material discretion by the mortgagee), or upon satisfaction of, such Loan);

                  (vii) any acceptance of substitute or additional collateral for a Loan (other than in accordance with the terms of such Loan (with no material discretion by the mortgagee));

                  (viii) any waiver of a "due-on-sale" or "due-on-encumbrance"
            clause with respect to any Loan or consent to a transfer of the Mortgaged Property or interest in the Mortgagor (to the extent the mortgagee has the right to consent to such transfer);

                  (ix) any acceptance of an assumption agreement releasing a
            Mortgagor or a guarantor from liability under a Loan;

                  (x) any acceptance of a change in the property management
            company (provided that the unpaid principal balance of the related Mortgage Loan is greater than $5,000,000) or, if applicable, the hotel franchise for any Mortgaged Property;

                  (xi) any extension of the maturity date of a Mortgage Loan, which results in the remaining term of any related ground lease (together with extensions at the sole option of the lender) being less than 10 years beyond the amortization term of such Mortgage Loan;

                  (xii) any determination by the Special Servicer pursuant to clause (b), (c) or (d) of the definition of "Specially Serviced Loan" that a Loan has become a Specially Serviced Loan;

                  (xiii) any extension by the Special Servicer of the maturity date of a Performing Serviced Loan pursuant to Section 3.21(d); and

                  (xiv) taking any action to enforce rights with respect to a mezzanine lender under the related Co-Lender Agreement;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole) (or, in the case of a Serviced Loan Group, to protect the interests of the Certificateholders and the related Companion Loan Noteholder (as a collective whole)), the Special Servicer may take any such action without waiting for the applicable Directing Holder's response. As used in clauses (vi) and (vii) above, the term "material discretion" shall mean that the relevant decision regarding the release of collateral or the acceptance of substitute or additional collateral, as applicable, is in the discretion of the mortgagee, and such decision need not be based upon the satisfaction of specified objective conditions, the satisfactory delivery of certain factual evidence or opinions or the satisfaction of any other specified objective criteria that is set forth in the related Mortgage Loan documents.

            In addition, the Directing Holder may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of a Specially Serviced Loan as the Directing Holder may deem advisable or as to which provision is otherwise made herein subject to
Section 6.11(b). Upon reasonable request, the Special Servicer shall provide the Directing Holder with any information in the Special Servicer's possession with respect to such matters, including its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to Section 8.14(b) and, insofar as a Loan Group is involved, for review by the related Companion Loan Noteholders.

            The Special Servicer shall notify the applicable Directing Holder of any release or substitution of collateral for a Specially Serviced Loan even if such release or substitution is in accordance with such Loan.

            Notwithstanding anything herein to the contrary, if a Companion Loan Noteholder is a Directing Holder it shall be permitted to exercise the powers of a Directing Holder under this Agreement only with respect to its related Loan Group.

            With respect to a Tier 2 Loan Group, the Master Servicer or Special Servicer, as applicable, will be required to obtain the consent of the related Companion Loan Noteholder in connection with any modification or amendment to the related Loan documents to the extent set forth in the related Co-Lender Agreement.

            (b) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Directing Holder, as contemplated by
Section 6.11(a), or any party having consultation rights under Section 6.11(e), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would) require or cause the Special Servicer or Master Servicer to violate any provision of this Agreement (exclusive of Section 6.11(a)) (including the Special Servicer's obligation to act in accordance with the Servicing Standard), the related Loan documents or the REMIC Provisions.

            (c) The Directing Holder will have no liability to the Certificateholders or the Companion Loan Noteholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Directing Holder may, and is permitted hereunder to, have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Directing Holder may, and is permitted hereunder to, act solely in the interests of the Holders of the Controlling Class; (iii) the Directing Holder or its representative do not have any duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Directing Holder may, and is permitted hereunder to, take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; (v) the Directing Holder shall have no liability whatsoever for having acted solely in the interests of the Holders of the Controlling Class or the related Companion Loan Noteholder, as the case may be; and (vi) the Directing Holder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Holder, any Holder of the Controlling Class or any director, officer, employee, agent or principal thereof for having so acted.

            (d) The applicable Companion Loan Noteholders shall be entitled to receive, upon request made to any party hereto, a copy of any notice or report required to be delivered (upon request or otherwise) by such party to the related Loan Group Directing Holder or the Trustee with respect to the related Loan Group. Any such party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

            The Co-Lender Agreement and Lead PSA for the 1370 Avenue of the Americas Trust Loan provides certain non-binding consultation rights that are exercisable by the majority holder of the controlling class of a securitization. Such rights shall be exercisable by the Directing Holder hereunder, and the Master Servicer, Special Servicer or Trustee, as applicable, shall forward any notice or request it receives in connection therewith to the Directing Holder and, in connection therewith, shall direct the Lead Master Servicer or Lead Special Servicer, as applicable, to recognize the Directing Holder as such.

            (e) In addition to the provisions of Section 6.11(a), with respect to the 1370 Avenue of the Americas Loan Group during a 1370 Avenue of the Americas Lead Servicing Period, the Special Servicer may not take any of the actions set forth in Section 6.11(a)(i)-(xiv) without consulting, on a non-binding basis, with the Controlling Class Directing Holder.

            In connection with the consultation rights set forth in Section 6.11(e) above:

            (1) the Special Servicer shall deliver to the holder of such consultation rights the same notice and information to be provided to the Directing Holder in accordance with Section 6.11(a);

            (2) the party entitled to such consultation rights shall have an opportunity to consult with the Special Servicer for a period of 10 Business Days from the initial notice of the related action; provided that if the Special Servicer determines that it needs to take immediate action and cannot wait until the review period set forth above expires, then, in such case, the Special Servicer shall decide, in accordance with the Servicing Standard, what course of action to take and shall be authorized to take such action.

                                   ARTICLE VII
                                     DEFAULT

            Section 7.01 Events of Default.

            (a) "Event of Default," wherever used herein, means any one of the following events:

                  (i) (A) any failure by the Master Servicer to make a required deposit to the Custodial Account on the day such deposit was first required to be made under this Agreement, which failure is not remedied within one Business Day, or (B) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account (including any P&I Advance) any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date; or

                  (ii) any failure by the Special Servicer to deposit into the
            REO Account within two Business Days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Custodial Account any such remittance required to be made by the Special Servicer within one Business Day following the day on which such remittance is required to be made under this Agreement; or

                  (iii) (x) any failure by the Master Servicer or the Special
            Servicer duly to observe or perform in any material respect any of its other covenants or obligations under this Agreement, which failure continues unremedied for thirty days, (y) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement which continues unremedied for a period ending on the earlier of (A) fifteen (15) days following the date such Servicing Advance was first required to be made, and
            (B) either, if applicable, (1) in the case of a Servicing Advance relating to the payment of insurance premiums in accordance with
            Section 3.07, the day on which such insurance coverage terminates if such premiums are not paid or (2) in the case of a Servicing Advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment or (z) any failure by the Master Servicer to deliver the reports required by Sections 3.13 and 3.14 of this Agreement in any year that a report on Form 10-K is required to be filed with the Commission, which failure continues unremedied for five (5) days, after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to this Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related pooling and servicing agreement, by Holders of Certificates of any Class, evidencing as to that Class, not less than 25% of the aggregate Voting Rights for such Class; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days; or

                  (iv) any breach on the part of the Master Servicer or the
            Special Servicer of any representation or warranty in this Agreement that materially and adversely affects the interests of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Trustee or the Fiscal Agent, or to the Master Servicer, the Special Servicer, the Depositor, the Trustee and the Fiscal Agent by the Holders of Certificates of any Class, evidencing as to that Class, not less than 25% of the aggregate Voting Rights of such Class; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days; or

                  (v) a decree or order of a court or agency or supervisory
            authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

                  (vi) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (vii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (viii) a servicing officer of the Master Servicer or the
            Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) has placed one or more Classes of Certificates on "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clause (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; or

                  (ix) the Master Servicer or the Special Servicer has been
            removed from S&P's approved master servicer list or S&P's approved special servicer list, respectively, and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such removal and the Master Servicer or Special Servicer is not reinstated on such list within 30 days;

                  (x) or any failure by the Master Servicer to make, on a timely basis, the required payments to the applicable Companion Loan Noteholder on any Loan Group Remittance Date, which failure continues unremedied until 11:00 a.m. (New York City time) on the first Business Day after such remittance date;

                  (xi) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by any affected holder of a Serviced Companion Loan; provided, however, that if such covenant or agreement is capable of being cured and the Master Servicer is diligently pursuing such cure, such 30-day period shall be extended for an additional 30 days; or

                  (xii) with respect to any Serviced Companion Loan (1)the
            Master Servicer has been removed from S&P's approved master servicer list and any of the ratings assigned to any Companion Loan Securities have been qualified, downgraded or withdrawn in connection with such removal and the Master Servicer is not reinstated on such list within 30 days; or (2) a servicing officer of the Master Servicer obtains actual knowledge that the continuation of the Master Servicer in such capacity for such Serviced Companion Loan would result in the downgrade, qualification or withdrawal of any rating then assigned by Moody's to any Companion Loan Securities and such notice is not withdrawn within 30 days.

            When a single entity acts as the Master Servicer and the Special Servicer, an Event of Default in one capacity shall constitute an Event of Default in the other capacity.

            (b) If any Event of Default described in clauses (i)-(vii) and (ix) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies) terminate, subject to Section 7.01(d), all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and the Companion Loans, other than its rights, if any, as a Certificateholder hereunder or as the holder of the Companion Loans or any interest therein.

            If any Event of Default described in clause (viii) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, under such circumstances, for purposes of this Section 7.01(b), the "Defaulting Party"), the Trustee shall, by notice in writing (to be sent immediately by facsimile transmission) to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate, subject to Section 7.01(d), all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and the Companion Loans, other than its rights, if any, as a Certificateholder hereunder or as the holder of the Companion Loans or any interest therein, within 30 days following the occurrence of such Event of Default.

            From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate), the Loans (other than as a holder thereof or any interest therein) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise.

            The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including (i) if the Master Servicer is the Defaulting Party, the immediate transfer to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to a Custodial Account, the Distribution Account, the Defeasance Deposit Account, a Servicing Account or a Reserve Account or that are thereafter received by or on behalf of it with respect to any Loan or (ii) if the Special Servicer is the Defaulting Party, the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to an REO Account, a Custodial Account, a Servicing Account or a Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Loan or REO Property; provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this
Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination.

            Any cost or expenses in connection with any actions to be taken by any party hereto pursuant to the prior paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. For purposes of this Section 7.01 and also for purposes of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

            (c) In the case of an Event of Default under Section 7.01(a)(viii) or (ix) of which the Trustee has notice, the Trustee shall provide written notice thereof to the Master Servicer promptly upon receipt of such notice. Notwithstanding Section 7.01(b), if the Master Servicer receives a notice of termination under Section 7.01(b) solely due to an Event of Default under
Section 7.01(a)(viii) or (ix) and if the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days following such termination, then the Master Servicer shall continue to serve in such capacity hereunder until a successor thereto is selected in accordance with this Section 7.01(c) or the expiration of 45 days from the Master Servicer's receipt of the notice of termination, whichever occurs first.

            Upon receipt of such  "request for  proposal"  materials  from the terminated Master Servicer, the Trustee shall promptly thereafter (using such "request for proposal" materials) solicit good faith bids for the rights to master service the Loans under this Agreement from at least three (3) Persons qualified to act as a successor Master Servicer hereunder in accordance with
Section 6.02 and Section 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the receipt of notice of termination by the terminated Master Servicer. The Trustee shall solicit bids: (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to sub-service each of the Loans not subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to the Master Servicing Fee Rate minus one (1) basis point per Loan serviced (each, a "Servicing-Retained Bid"); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.23 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above) no later than 45 days after the receipt of notice of termination by the terminated Master Servicer.

            Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

            The terminated Master Servicer shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

            If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the terminated Master Servicer received written notice of termination or no Successful Bidder was identified within such 45-day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with
Section 7.02.

            (d) Other than with respect to any Loan which is serviced by the Primary Servicer (unless the Primary Servicer is in default under the related Primary Servicing Agreement and such default results in the ability to terminate the Primary Servicer under the provisions of the Primary Servicing Agreement) and notwithstanding Section 7.01(b), if any Event of Default on the part of the Master Servicer occurs that affects a Companion Loan Noteholder and the Master Servicer is not otherwise terminated in accordance with Section 7.01(b), or an Event of Default on the part of the Master Servicer occurs that affects only one or more of the Companion Loans, the Master Servicer may not be terminated in accordance with Section 7.01(b), but, at the direction of the related Companion Loan Noteholder, the Trustee shall require the Master Servicer to appoint, within 30 days of the Trustee's request, a Sub-Servicer (or, if the Loan Groups are currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the related Loan Group. In connection with the Master Servicer's appointment of a Sub-Servicer at the request of the Trustee in accordance with this Section 7.01(d), the Master Servicer shall obtain written confirmation from each Rating Agency that such appointment will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities. The related Sub-Servicing Agreement shall provide that any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement with respect to the related Loan Group, except that the Master Servicer shall be entitled to retain a portion of the Master Servicing Fee for the Mortgage Loan in the related Loan Group calculated at 0.01% per annum. Such Sub-Servicing Agreement shall also provide that such Sub-Servicer shall agree to become the master servicer under a separate servicing agreement for the applicable Loan Group in the event that the applicable Loan Group is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the applicable Loan Group and the related Loan Group Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 7.01(d) shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities (as evidenced in writing by each Rating Agency). In the event that a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the Sub-Servicer appointed under this Section 7.01(d), the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

            Section 7.02 Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless and until a successor is appointed pursuant to Section 6.04, Section 6.09 or Section 7.01(c), be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(iii), the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder (except as set forth in Section 3.11(b)). Notwithstanding the above, the Trustee may, if it shall be unwilling to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies, or if the Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution as the successor to the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the resigning or terminated Master Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that no such appointee shall succeed to the rights and obligations of the Master Servicer or Special Servicer hereunder unless (i) as confirmed in writing by each of the Rating Agencies, such succession will not result in an Adverse Rating Event, and (ii) such appointee makes the applicable representations and warranties set forth in Section 3.24; and provided, further, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09. No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Loans as it and such successor shall agree, subject to the terms of this Agreement limiting the use of funds Received in respect of a Loan Group to matters related to such Loan Group; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            Section 7.03 Notification to Certificateholders.

            (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and the Master Servicer shall give prompt written notice thereof to the Companion Loan Noteholders.

            (b) Not later than 10 days after a Responsible Officer of the Trustee has notice of the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default, the Trustee shall transmit by mail to the Depositor, all the Certificateholders, the Companion Loan Noteholders (to the extent the Trustee has received their respective contact information from the Master Servicer, who shall provide such information to the Trustee upon request) and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default.

            The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder, together with the Companion Loan Noteholders (if adversely affected by such Event of Default), may waive such Event of Default; provided, however, that an Event of Default under any of clauses (i), (ii), (iii), (viii) and (ix) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes, together with the Companion Loan Noteholders, if any, that is affected by such Event of Default. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

            The foregoing paragraph notwithstanding, if the Holders representing at least the requisite percentage of the Voting Rights allocated to each affected Class of Certificates desire to waive an Event of Default by the Master Servicer, but either a Companion Loan Noteholder (in each case if adversely affected thereby) does not wish to waive that Event of Default, then those Holders may still waive that default, and the applicable Companion Loan Noteholder, will be entitled to request that the Master Servicer appoint, within 60 days of the Companion Loan Noteholder's request, as applicable, a Sub-Servicer (or, if the applicable Loan Group is currently being subserviced, to replace, within 60 days of the Companion Loan Noteholder's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the applicable Loan Group. In connection with the Master Servicer's appointment of a Sub-Servicer at the request of a Companion Loan Noteholder in accordance with this Section 7.04, the Master Servicer shall obtain written confirmation from each Rating Agency that such appointment will not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities. The related Sub-Servicing Agreement shall provide that any Sub-Servicer appointed by the Master Servicer at the request of a Companion Loan Noteholder in accordance with this Section 7.04 shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement with respect to the applicable Loan Group, except that the Master Servicer shall be entitled to retain a portion of the Master Servicing Fee for the Mortgage Loan in the Loan Group calculated at 0.01% per annum. Such Sub-Servicing Agreement shall also provide that such Sub-Servicer shall become the master servicer under a separate servicing agreement for the applicable Loan Group in the event that the Loan Group is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the applicable Loan Group and the Loan Group Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. Such Sub-Servicer shall meet the requirements of Section 3.23. If any Sub-Servicer appointed by the Master Servicer at the request of the Companion Loan Noteholder in accordance with this Section 7.04 shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute Sub-Servicer, which appointment shall not result in an Adverse Rating Event (as evidenced in writing by each Rating Agency). In the event a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the Sub-Servicer appointed under this Section 7.04, the terminated Master Servicer that was responsible for the Event of Default that led to the appointment of such Sub-Servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

            Section 7.05 Additional Remedies of Trustee Upon Event of Default.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust and on behalf of the Companion Loan Noteholders, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and the Companion Loan Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided that if the Trustee is acting as Master Servicer or Special Servicer, it shall act in accordance with the Servicing Standard. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the terms of this Agreement and the direction of any Directing Holder, Controlling Class or Holders of Certificates entitled to at least 25% of the Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Authenticating Agent, Certificate Registrar, Tax Administrator and Custodian.

            Section 8.02 Certain Matters Affecting Trustee.

            Except as otherwise provided in Section 8.01 and Article X:

            (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
      Section 10.01, to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, and except as may be provided in Section 10.01, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder; and

            (vii) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor.

            Section 8.03 Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or Loans.

            The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee and the Fiscal Agent in Article II and
Section 8.16 and Section 8.18 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall not be taken as the statements of the Trustee or the Fiscal Agent, and neither the Trustee nor the Fiscal Agent shall assume any responsibility for their correctness. Except as expressly set forth in Section 8.16 and 8.18, the Trustee and the Fiscal Agent make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Loan or related document. The Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from a Custodial Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee and the Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            Section 8.04 Trustee and Fiscal Agent May Own Certificates.

            The Trustee, the Fiscal Agent or any agent of the Trustee and the Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, the Fiscal Agent or such agent.

            Section 8.05 Fees and Expenses of Trustee; Indemnification of and by Trustee.

            (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account, prior to any distributions to be made therefrom on such date, and pay to itself the Trustee Fee for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including costs and expenses incurred in connection with removal of the Special Servicer and Master Servicer pursuant to Sections 7.01 and 7.02, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement or the Certificates ("Trustee Liability"); provided that such loss, liability or expense constitutes an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); and provided, further, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms of this Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, the Trustee's obligations and duties hereunder, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein, or (3) any loss, liability or expense that constitutes allocable overhead. The provisions of this Section 8.05(b) and of Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            (c) If the Trustee Liability arises from the issuance or sale of the Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any of the other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

            (d) The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of any errors made solely by the Trustee in calculating distributions to be made hereunder and any other calculation or reporting hereunder (in each case not attributable to information provided to the Trustee by the Master Servicer or the Special Servicer); provided that such loss arose by reason of willful misfeasance, bad faith or negligence on the part of the Trustee. The provisions of this Section 8.05(d) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            Section 8.06 Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times maintain a long-term unsecured debt rating of at least "Aa3" by Moody's and "AA-" by S&P (or "A+" by S&P if the short-term unsecured debt rating of the Trustee is rated at least "A-1" by S&P) (or, if a Fiscal Agent meeting the requirements of Section 8.17(a) is then currently acting in such capacity, of at least "A3" by Moody's and "A-" by S&P) (or, in the case of either Rating Agency, such other rating as shall not result in an Adverse Rating Event with respect to the Certificates or any Companion Loan Securities, as confirmed in writing by such Rating Agency). The Trustee's acting in such capacity shall not adversely affect the application of the Prohibited Transaction Exemption to the Investment Grade Certificates. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $50,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause an Adverse Rating Event, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.

            Section 8.07 Resignation and Removal of Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, all Certificateholders and the Companion Loan Noteholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Companion Loan Noteholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver or otherwise make available in accordance with this Agreement any current or revised Distribution Date Statement, CMSA Loan Periodic Update File, CMSA Property File, CMSA Financial File or other report or statement required by
Section 4.02 and such failure shall continue unremedied for a period of five days after receipt of written notice by the Trustee of such failure, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee is located or in which it holds any portion of the Trust Fund, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Depositor and the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Companion Loan Noteholders by the successor trustee so appointed.

            (c) The Holders of Certificates entitled to 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders and the Companion Loan Noteholders by the successor trustee so appointed.

            (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and in and to the Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including P&I Advances and any accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee and such Fiscal Agent).

            (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

            Section 8.08 Successor Trustee.

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to the predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee (at the expense of the Certificateholders that effected the removal, if the Trustee has been removed in accordance with
Section 8.07(c) without cause or if such expenses are not paid by such Certificateholders within ninety (90) days after they are incurred, at the expense of the Trust, provided that such Certificateholders shall remain liable to the Trust for such expenses) all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Master Servicer, the Special Servicer, the Certificateholders and the Companion Loan Noteholders.

            Section 8.09 Merger or Consolidation of Trustee and Fiscal Agent.

            Any entity into which the Trustee or the Fiscal Agent may be merged or converted, or with which the Trustee or the Fiscal Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee or the Fiscal Agent, as the case may be, hereunder, provided such entity shall be eligible under the provisions of
Section 8.06 or Section 8.17, as applicable, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts vested therein pursuant to the applicable instrument of appointment and this Section 8.10, shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            Section 8.11 Appointment of Custodians.

            The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, a Mortgage Loan Seller or any Affiliate of any of them. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. The Trustee may enter into agreements to appoint a Custodian which is not the Trustee, provided that such agreement: (i) is consistent with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder, the successor Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) does not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement and, in any event, satisfying the same requirements (including as to the insurer) as are applicable to any such bond or policy required to be maintained by the Master Servicer pursuant to Section 3.07.

            Section 8.12 Appointment of Authenticating Agents.

            (a) The Trustee may appoint at the Trustee's expense an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating Agent to execute and deliver to the Trustee an instrument in which such Authenticating Agent shall agree to act in such capacity, with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to carry on a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

            (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c) Any Authenticating Agent appointed in accordance with this
Section 8.12 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent appointed in accordance with this Section 8.12 by giving written notice of termination to such Authenticating Agent, the Master Servicer and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section
8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 8.13 Appointment of Tax Administrators.

            (a) The Trustee may appoint at the Trustee's expense any Person with appropriate tax-related experience to act as Tax Administrator hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as Tax Administrator, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Tax Administrator. The Trustee shall cause any such Tax Administrator appointed by it to execute and deliver to the Trustee an instrument in which such Tax Administrator shall agree to act in such capacity, with the obligations and responsibilities herein.

            (b) Any Person into which any Tax Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Tax Administrator shall be a party, or any Person succeeding to the corporate agency business of any Tax Administrator, shall continue to be the Tax Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the Tax Administrator.

            (c) Any Tax Administrator appointed in accordance with this Section
8.13 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Tax Administrator appointed in accordance with this Section 8.13 by giving written notice of termination to such Tax Administrator, the Master Servicer, and the Depositor. Upon receiving a notice of such a resignation or upon such a termination, or in case at any time any Tax Administrator shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee may appoint a successor Tax Administrator, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Special Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Tax Administrator shall be appointed unless eligible under the provisions of this Section 8.13. Any successor Tax Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Tax Administrator.

            Section 8.14 Access to Certain Information.

            (a) The Trustee shall afford to the Master Servicer, the Special Servicer and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

            (b) The Trustee shall maintain in its possession and, upon reasonable prior written request and during normal business hours, shall make available at its offices for review by the Depositor, the Rating Agencies, the Companion Loan Noteholders and their designees, the Controlling Class Directing Holder and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items: (i) the Prospectus, any private placement memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date; (iii) all Certificateholder Reports made available to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by or on behalf of the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (vi) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied; (vii) each of the Mortgage Files, including any and all modifications, extensions, waivers and amendments of the terms of a Loan entered into or consented to by the Special Servicer and delivered to the Trustee pursuant to Section 3.21; (viii) the most recent appraisal for each Mortgaged Property and REO Property that has been delivered to the Trustee (each appraisal obtained hereunder with respect to any Mortgaged Property or REO Property to be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following its having been obtained); (ix) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or the Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; (x) any and all information provided to the Trustee pursuant to Section 6.11(a); (xi) the Schedule of Exceptions to Mortgage File Delivery prepared by the Trustee pursuant to Section 2.02(a) and any exception report prepared by the Trustee pursuant to Section 2.02(b); (xii) all notices of a breach of representation and warranty given by or received by the Trustee with respect to any party hereto; (xiii) any Officer's Certificate delivered to the Trustee by the Special Servicer in connection with a Final Recovery Determination pursuant to Section 3.09(h). The Trustee shall provide copies of any and all of the foregoing items upon written request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Trustee to the Trustee's reasonable satisfaction, the Trustee shall request from the Master Servicer copies (at the expense of such Certificateholder or Certificate Owner if the Master Servicer or Special Servicer charges a fee to cover the reasonable cost of making such copies available) of any inspection reports prepared by the Master Servicer or the Special Servicer, copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; and, upon receipt, the Trustee shall make such items available to the requesting Certificateholder or Certificate Owner.

            (c) The Trustee shall not be liable for providing or disseminating information in accordance with Section 8.14(a) or (b).

            Section 8.15 Reports to the Securities and Exchange Commission and Related Reports.

            (a) With respect to the Trust's fiscal year 2005 (and with respect to any subsequent fiscal year for the Trust, if as of the beginning of such subsequent fiscal year, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository), the Trustee shall:

            (i) during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute on behalf of the Depositor and properly and timely file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Distribution Date Statements, Mortgage Pool Data Update Reports and, to the extent delivered to the Trustee, all Servicer Reports;

            (ii) during such fiscal year, (A) promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.11(a) and/or Section 8.15(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) prepare for filing, execute and promptly file with the Commission a Current Report on Form 8-K disclosing any such matter;

            (iii) at the reasonable request of, and in accordance with the reasonable directions of, the Certifying Person or any Performing Party (as defined in Section 8.15(d)), prepare for filing, execute and promptly file with the Commission an amendment to any Current Report on Form 8-K previously filed with the Commission with respect to the Trust; and

            (iv) within 90 days following the end of such fiscal year, prepare and properly and timely file with the Commission, with respect to the Trust, an Annual Report on Form 10-K, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within fifteen (15) days or the number of days specified by the Commission following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required (or readily convertible into the format required) for electronic filing via the EDGAR system, any and all items (including, in the case of the Master Servicer and the Special Servicer, all Servicer Reports delivered to the Trustee) contemplated to be filed with the Commission pursuant to this Section 8.15(a).

            The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such Form 10-K on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, in the event that the Commission does not accept a Sarbanes-Oxley Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor, the Trustee shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form.

            All Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with respect to the Trust pursuant to this Section 8.15(a) (collectively, including the exhibits thereto, the "Exchange Act Reports"), exclusive of the initial Current Report on Form 8-K contemplated by clause (y) of the proviso to the first sentence of the preceding paragraph, which is to be executed by the Depositor, are (together with the exhibits thereto) herein referred to as the "Subsequent Exchange Act Reports." The Trustee shall have no liability to the Certificateholders or the Trust with respect to any failure to properly prepare or file any of the Subsequent Exchange Act Reports to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part.

            (b) At all times during the Trust's fiscal year 2005 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, at all times during such other fiscal year), the Trustee shall provide notice of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

            (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Distribution Date Statements and/or Servicer Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

            (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Distribution Date Statements and/or Servicer Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

            (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties), other than in the normal course of business;

            (iv) any change in the fiscal year of the Trust;

            (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

            (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

            (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (1) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited (except where the Trustee received information regarding such proceeding from the Master Servicer or the Special Servicer pursuant to the next paragraph) to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (2) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 8.15(b) unless (x) any such matter contemplated in clause (vi) occurred or related specifically to the Trust or (y) such Responsible Officer was notified in a written instrument addressed to it.

            Further, each other party to this agreement shall promptly notify the Trustee of the occurrence or existence of any of the forgoing matters in this Section 8.15(b) of which a Servicing Officer (in the case of the Master Servicer or the Special Servicer) or a senior officer (in the case of the Depositor) thereof has actual knowledge.

            (c) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2005), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust suspending all reporting requirements under the Exchange Act and shall send notice to the Depositor, Master Servicer and Special Servicer of such suspension.

            (d) The Form 10-K required to be filed by the Trustee shall include any certification (the "Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff) and a copy of such Sarbanes-Oxley Certification shall be provided to the Rating Agencies. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. The Master Servicer, the Special Servicer and the Trustee (each, a "Performing Party") shall provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a "Performance Certification"), in the forms set forth on Exhibits M-1, M-2 and M-3 hereto, on which the Certifying Person, the Depositor (if the Certifying Person is an individual), and the Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person, "Certification Parties") can rely. In addition, in the event that any Serviced Pari Passu Companion Loan is deposited into a commercial mortgage securitization, the Master Servicer and the Special Servicer, on or before March 20th of each year with respect to which a Form 10-K is filed by the related trustee for such commercial mortgage securitization, shall provide to the Person who signs the Sarbanes-Oxley certification with respect to such commercial mortgage securitization a Performance Certification (which shall address the matters contained in the Performance Certification, but solely with respect to the related Serviced Pari Passu Companion Loan) on which such Person and such Person's partner, representative, Affiliate, member, manager, director, officer, employee or agent can rely. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party (i) to certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than as to information in its actual knowledge and that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Depositor pursuant to this Section 8.15(d) with respect to the period of time such Performing Party was subject to this Agreement.

            (e) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 8.15 or (ii) any inaccuracy in the applicable Performing Party's Performance Certification that, in the case of clause (i) or (ii), results from the negligence, bad faith or willful misfeasance of the Trustee, the Special Servicer or the Master Servicer, as the case may be, in connection with the performance by the Trustee, the Special Servicer or the Master Servicer, as the case may be, of its duties hereunder, and causes the Certification Party to incur liability under the Securities and Exchange Act of 1934. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party.

            Section 8.16 Representations and Warranties of Trustee.

            (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders and the Companion Loan Noteholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement, including, but not limited to, its responsibility to make P&I Advances if the Master Servicer fails to make a P&I Advance, will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Trustee under this Agreement.

            (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

            (b) The representations and warranties of the Trustee set forth in
Section 8.16(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations, warranties and covenants, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.16(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.16(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 8.17 The Fiscal Agent.

            (a) The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA-" from S&P (or "A+" from S&P if the Fiscal Agent has a short-term unsecured debt rating of at least "A-1" by S&P) (or, in the case of any such Rating Agency, such lower rating as will not (as confirmed in writing by such Rating Agency) result in an Adverse Rating Event).

            (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if the Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this Section 8.17(b) or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied. Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the Trustee.

            (c) All fees and expenses of the Fiscal Agent (other than any interest owed to the Fiscal Agent in respect of unreimbursed Advances) incurred by the Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor the Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the Depositor, the Master Servicer or the Special Servicer.

            (d) The obligations of the Fiscal Agent set forth in this Section
8.17 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, so long as the initial Trustee) shall act as Trustee hereunder. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that the Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, at such time as the initial Trustee) resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06). Any successor fiscal agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of the Fiscal Agent set forth in this Agreement; provided that no such successor shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of Section 8.17(a) or (ii) the Trustee shall have received written confirmation from each Rating Agency that the succession of such proposed successor fiscal agent would not, in and of itself, result in an Adverse Rating Event.

            (e) The Trustee shall promptly notify the other parties hereto, the Certificateholders and the Companion Loan Noteholders in writing of the appointment, resignation or removal of any Fiscal Agent.

            Section 8.18 Representations and Warranties of Fiscal Agent.

            (a) The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders and the Companion Loan Noteholders, as the Closing Date, that:

            (i) The Fiscal Agent is a banking association duly organized, validly existing and in good standing under the laws of the Netherlands.

            (ii) The execution and delivery of this Agreement by the Fiscal Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or by which it is bound.

            (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

            (vi) No litigation is pending or, to the best of the Fiscal Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Fiscal Agent of or compliance by the Fiscal Agent with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Fiscal Agent under this Agreement.

            (b) The representations and warranties of the Fiscal Agent set forth in Section 8.18(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

            (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 8.18(a) subject to such appropriate modifications to the representations and warranties set forth in Section 8.18(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                   ARTICLE IX
                                   TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment): (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Depositor, any Mortgage Loan Seller, the Special Servicer, any Controlling Class Certificateholder or the Master Servicer of all Mortgage Loans and each REO Property (or beneficial interest in an "REO Property" under an applicable Lead
PSA) remaining in the Lower-Tier REMIC at a price equal to (1) the sum (x) of the aggregate Purchase Price of all the Mortgage Loans and (y) the aggregate Appraised Values of any REO Properties then included in the Lower-Tier REMIC (or beneficial interest in an "REO Property" under an applicable Lead PSA), minus
(2) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any interest accrued and payable to such Person in respect of unreimbursed Advances in accordance with Section 3.12(b) and, in the case of the Master Servicer,
Section 4.03(d) or Section 4.03A(d), and any unpaid servicing compensation remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or beneficial interest in an "REO Property" under an applicable Lead PSA) remaining in the Lower-Tier REMIC; and (ii) to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            Each of the Depositor, Greenwich Capital Financial Products, Inc., the Special Servicer, any Controlling Class Certificateholder (with priority among such Holders being given to the Holder of Certificates representing the greatest Percentage Interest in the Controlling Class) or the Master Servicer, in that order of priority (with the Depositor having the most senior priority), may at its option elect to purchase all of the Mortgage Loans and each REO Property (or beneficial interest in an "REO Property" under an applicable Lead
PSA) remaining in the Lower-Tier REMIC as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Loans at the time of such election is less than 1% of the Initial Trust Balance set forth in the Preliminary Statement, and (ii) no such Person shall have the right to effect such a purchase if, within 30 days following its delivery of a notice of election pursuant to this paragraph, any other such Person with a higher priority shall give notice of its election to purchase all of the Mortgage Loans and each REO Property (or beneficial interest in an "REO Property" under an applicable Lead PSA) remaining in the Lower-Tier REMIC and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's, a Controlling Class Certificateholder's or the Depositor's purchase of all of the Mortgage Loans and each REO Property (or beneficial interest in an "REO Property" under an applicable Lead PSA) remaining in the Lower-Tier REMIC, the Master Servicer, the Special Servicer, such Controlling Class Certificateholder or the Depositor, as applicable, shall deliver to the Trustee not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur: (x) for deposit in the Pool Custodial Account, an amount in immediately available funds equal to the above-described purchase price (provided, however, that if the Loan Group REO Properties are being purchased pursuant to the foregoing, the portion of the above-described purchase price allocable to such REO Property (or beneficial interest in an "REO Property" under an applicable Lead PSA) shall initially be deposited into the related Loan Group Custodial Account); and (y) an Opinion of Counsel, at the expense of the party effecting the purchase, stating that the termination of the Trust satisfies the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder. In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such Loan Group Remittance Date from the Pool Custodial Account or from the applicable Loan Group Custodial Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Pool Custodial Account or the applicable Loan Group Custodial Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, subject to Section 3.26, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder or the Depositor, as applicable, the Mortgage Files and the Servicing Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Master Servicer, the Special Servicer, the purchasing Controlling Class Certificateholder or the Depositor (or their respective designees), as applicable. Any transfer of Mortgage Loans, except in the case of the Serviced Loan Group Trust Mortgage Loans, pursuant to this paragraph shall be on a servicing-released basis; and, if any Mortgage Loan purchased pursuant to this Section 9.01 is a Serviced Loan Group Trust Mortgage Loan, the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.26 hereof.

            Following the date on which the aggregate Certificate Principal Balance of the Registered Certificates is reduced to zero and the then outstanding Certificates (excluding the Residual Interest Certificates) are held by a single Certificateholder, such sole remaining Certificateholder (the "Sole Certificateholder") shall have the right, with the consent of the Master Servicer (acting in its sole discretion), to exchange all of its Certificates for all of the Mortgage Loans and each REO Property (or beneficial interest in an "REO Property" under an applicable Lead PSA) remaining in the Trust Fund as contemplated by clause (ii)(B) of the first paragraph of this Section 9.01(a), by giving written notice to all the parties hereto and the Companion Loan Noteholders no later than 60 days prior to the anticipated date of exchange; provided that no such exchange may occur if any of the remaining REO Properties (or beneficial interest in an "REO Property" under an applicable Lead PSA) relates to a Loan Group. Such Sole Certificateholder, not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur, shall (i) deposit in the applicable Custodial Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent pursuant to Section 3.05(a) or Section 3.05A, as applicable, or that may be withdrawn from the Distribution Account pursuant to
Section 3.05(b), but only to the extent that such amounts are not already on deposit in such Custodial Account and (ii) pay to the Trustee for its benefit an amount, in immediately available funds, equal to $5,000 (five thousand dollars). In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on the related Master Servicer Remittance Date from the Pool Custodial Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the final Distribution Date, the Trustee shall release or cause to be released to such Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and REO Properties (or beneficial interest in an "REO Property" under an applicable Lead PSA) and shall execute all assignments, endorsements and other instruments furnished to it by such Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties (or beneficial interest in an "REO Property" under an applicable Lead PSA) remaining in the Trust Fund. Thereafter, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than maintenance of books and records and the preparation and filing of final tax returns) and the Fiscal Agent shall terminate. Any transfer of the Mortgage Loans, except in the case of Loan Group Trust Mortgage Loans, pursuant to this paragraph shall be on a servicing released basis; and the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.26. For federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Trust Fund for an amount equal to the unpaid principal balance, plus accrued unpaid interest of the Mortgage Loans and the fair market value of any defaulted Mortgage Loans or REO Property (or beneficial interest in an "REO Property" under an applicable Lead PSA), without duplication of amounts deposited pursuant to the fourth preceding sentence of this paragraph, and such amounts shall be deemed to have been paid or distributed in accordance with Section 4.01.

            For purposes of this Section 9.01 and Section 9.02 and any Loan Group, (i) references to purchase of an REO Property or Properties shall mean purchase of the Trust Fund's interest in such REO Property or Properties and
(ii) the Appraised Value of any REO Property refers to the Appraised Value of the Trust Fund's interest in such REO Property, which (1) in the case of a Loan Group that does not have any Pari Passu Companion Loans shall mean the lesser of
(x) the Purchase Price of the related REO Mortgage Loan and (y) the Appraised Value of such REO Property and (2) with respect to a Loan Group comprised of one or more Pari Passu Companion Loans shall mean the lesser of (x) the Purchase Price of the related REO Mortgage Loan and (y) the Trust Fund's proportionate share of the Appraised Value of such REO Property without taking into account the interest of any related Subordinate Companion Loan.

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and the Companion Loan Noteholders mailed (a) if such notice is given in connection with the Depositor's, the Master Servicer's, the Special Servicer's or a Controlling Class Certificateholder's purchase of the Mortgage Loans and each REO Property remaining in the Lower-Tier REMIC, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the eighth day of such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

            Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (viii) of Section 3.05(b), and further exclusive of any portion thereof that represents Prepayment Premiums and/or Yield Maintenance Charges, shall be allocated in the order of priority set forth in Section 4.01(a), in each case to the extent of remaining available funds.

            Any Prepayment Premiums and Yield Maintenance Charges on deposit in the Distribution Account as of the final Distribution Date (net of any Workout Fees and/or Liquidation Fees payable therefrom) shall be distributed among the Holders of the Class XP, Class XC, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates in accordance with Section 4.01(b).

            Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable law, the Trustee shall distribute to the Class R-II Certificateholders all unclaimed funds and other assets which remain subject hereto.

            All actual distributions on the respective Classes of Certificates on the final Distribution Date in accordance with foregoing provisions of this
Section 9.01 shall be deemed to have been distributed first from the Lower-Tier REMIC to the Upper-Tier REMIC in accordance with Section 4.01(i).

            Section 9.02 Additional Termination Requirements.

            (a) If the Depositor, any Controlling Class Certificateholder, the Special Servicer or the Master Servicer purchases all of the Mortgage Loans and each REO Property remaining in the Lower-Tier REMIC as provided in Section 9.01, the Trust Fund (and, accordingly, each REMIC Pool) shall be terminated in accordance with the following additional requirements, unless the Person effecting such purchase obtains at its own expense and delivers to the Trustee and the Tax Administrator, an Opinion of Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in an Adverse REMIC Event:

            (i) the Tax Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury Regulations Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to Section 9.01 from the party effecting the purchase of all the Mortgage Loans and REO Property remaining in the Lower-Tier REMIC;

            (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Lower-Tier REMIC to the Master Servicer, the purchasing Controlling Class Certificateholder, the Special Servicer or the Depositor, as applicable, for cash; and

            (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
      Section 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

            (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Tax Administrator to specify the 90-day liquidation period for each REMIC Pool, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X
                            ADDITIONAL TAX PROVISIONS

            Section 10.01 REMIC Administration.

            (a) The Tax Administrator shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) The Uncertificated Lower-Tier Interests and the Regular Interest Certificates are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Lower-Tier REMIC and the Upper-Tier REMIC, respectively. The Class R-I Certificates and the Class R-II Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in the Lower-Tier REMIC and the Upper-Tier REMIC, respectively. None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in the Lower-Tier REMIC or the Upper-Tier REMIC (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

            (c) The Closing Date is hereby designated as the "startup day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code.

            (d) The related Plurality Residual Interest Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Tax Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such.

            (e) For purposes of Treasury Regulations Section
1.860G-1(a)(4)(iii), the Rated Final Distribution Date is hereby designated the "latest possible maturity date" of each Class of Regular Interest Certificates and its Corresponding Uncertificated Lower-Tier Interest or Interests.

            (f) Except as otherwise provided in Section 3.18(a) and subsections
(i) and (j) below, the Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the Trust Fund, unless otherwise provided in Section 10.01(i) or 10.01(j)).

            (g) Within 30 days after the Closing Date, the Tax Administrator shall obtain a taxpayer identification number on Form SS-4 for each REMIC Pool and prepare and file with the IRS Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the Tax Administrator shall prepare, sign and file all of the other Tax Returns in respect of each REMIC Pool. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each REMIC Pool as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.01. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

            (h) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of each such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide to: (i) any Transferor of a Residual Interest Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Interest Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

            (i) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, the Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause either REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either REMIC Pool as a REMIC, or (ii) except as provided in Section 3.18(a), result in the imposition of a tax upon either REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) or result in the imposition of a tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code (any such endangerment of REMIC status or, except as provided in Section 3.18(a), imposition of a tax, an "Adverse REMIC Event"), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could result from such action or failure to act. In addition, prior to taking any action with respect to either REMIC Pool, or causing either REMIC Pool to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. At all times as may be required by the Code, the Tax Administrator shall make reasonable efforts to ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (j) If any tax is imposed on either REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to either REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.18(a)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.01; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.01; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.01; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.01; or (v) the Trust Fund in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.18(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the Tax Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

            (k) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.

            (l) Following the Startup Day, none of the Trustee, the Master Servicer and the Special Servicer shall accept any contributions of assets to either REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause: (i) such REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (m) None of the Trustee, the Master Servicer and the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or reasonably foreseeable material default of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of either REMIC Pool, (C) the termination of either REMIC Pool pursuant to
Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Pool Custodial Account or the Pool REO Account for gain; or (iii) the acquisition of any assets for either REMIC Pool (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Pool Custodial Account or the Pool REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) either REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on either REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (n) Except as permitted by Section 3.18(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which either REMIC Pool will receive a fee or other compensation for services nor permit either REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment.

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or the Companion Loan Noteholders, (i) to cure any ambiguity,
(ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description thereof in the Prospectus or the Prospectus Supplement, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the existing provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to relax or eliminate any requirement imposed by the Securities Act or the rules thereunder if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;
(vi) as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special Servicer and the Trustee, either (A) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to either of the REMIC Pools at least from the effective date of such amendment, or (B) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of either REMIC Pool; or (vii) as provided in Section 5.02(d)(iv) to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii); (viii), to otherwise modify or delete existing provisions of this Agreement; provided that such amendment (other than any amendment for any of the specific purposes described in clauses (i), (ii), (iv), (v), (vi) and (vii) above) shall not adversely affect in any material respect the interests of any Certificateholder or the Companion Loan Noteholders, as evidenced by either an Opinion of Counsel delivered to the Trustee and each other party hereto to such effect or, in the case of a Class of Certificates or a Class of Companion Loan Securities to which a rating has been assigned by one or more Rating Agencies, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to such Class of Certificates or Companion Loan Securities; and provided, further, that such amendment shall not significantly change the activities of the Trust; and provided, further, that no amendment may be made that changes in any manner the obligations or rights of any Mortgage Loan Seller under a Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller.

            In addition, in the event that one but not both of the two Mortgage Notes evidencing either the North Star Mall Mortgage Loan or the Mall St. Matthews Mortgage Loan are repurchased by either Commerzbank or GSMC, this Agreement may be amended (at the expense of the party requesting such amendment), without the consent of any Certificateholder, to add or modify provisions relating to the related Companion Loans for purposes of the servicing and administration of the repurchased Mortgage Notes, provided that the amendment will not adversely affect in any material respect the interests of the Certificateholder, as evidenced by each Rating Agency by a written confirmation (obtained at the expense of the party that repurchases such Mortgage Note) that such amendment would not, in and of itself, cause an Adverse Rating Event with respect to any Class of Certificates. Prior to the effectiveness of such amendment, in the event that one but not both of the Mortgage Notes with respect to either the North Star Mall Mortgage Loan or the Mall St. Matthews Mortgage Loan are repurchased, the terms of Section 3.29 shall govern the servicing and administration of such Mortgage Loan.

            (b) This Agreement may also be amended from time to time by the agreement of the parties hereto with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, or which are required to be distributed to the Companion Loan Noteholders, without the consent of the affected Companion Loan Noteholders, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of the Companion Loan Noteholders in a manner other than as described in the immediately preceding clause (i) without the consent of the Holders of all Certificates of such Class or the consent of the affected Companion Loan Noteholders, as the case may be, (iii) significantly change the activities of the Trust without the consent of the Holders of Certificates entitled to 51% of all the Voting Rights (without regard to Certificates held by the Depositor or any of the Depositor's Affiliates and/or agents), (iv) modify the provisions of this Section 11.01, without the consent of the Holders of all Certificates then outstanding and the consent of the affected Companion Loan Noteholders, (v) modify the provisions of Section 3.21 or the Servicing Standard, without the consent of the Holders of all Regular Interest Certificates then outstanding and the consent of the Companion Loan Noteholders, or (vi) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding or modify the rights of the Companion Loan Noteholders to consent or not object to any particular action pursuant to any provision of this Agreement without the consent of all affected Companion Loan Noteholders. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01(b), Certificates registered in the name of any party hereto or any Affiliate thereof shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as the subject amendment does not relate to increasing its rights or reducing or limiting its obligations hereunder as a party to this Agreement.

            (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the party seeking such amendment) addressed to the Trustee and each other party hereto, to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on either REMIC Pool pursuant to the REMIC Provisions, cause either REMIC Pool to fail to qualify as a REMIC and (ii) such amendment complies in all material respects with the provisions of this Section 11.01.

            (d) Promptly after the execution of any such amendment, the Trustee shall send electronically (and make available on its website) a copy thereof to each Certificateholder and the Companion Loan Noteholders.

            (e) It shall not be necessary for the consent of Certificateholders or the affected Companion Loan Noteholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders or the affected Companion Loan Noteholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Pool Custodial Account, in the case of the Master Servicer and the Special Servicer, pursuant to Section 3.05(a), or out of the Distribution Account, in the case of the Trustee, pursuant to Section 3.05(b).

            Section 11.02 Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Pool Custodial Account pursuant to Section 3.05(a) or, to the extent that it benefits the Companion Loan Noteholders, out of the related Loan Group Custodial Account pursuant to Section 3.05(A)(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the Companion Loan Noteholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders and the Companion Loan Noteholders.

            (a) The death or incapacity of any Certificateholder or any Companion Loan Noteholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's or such Companion Loan Noteholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) The Certificateholders and the Companion Loan Noteholders (except as expressly provided for herein) shall not have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/or the Companion Loan Noteholders from time to time as partners or members of an association; nor shall any Certificateholder or Companion Loan Noteholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) Neither any of the Certificateholders nor the Companion Loan Noteholders shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Person previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law; Consent to Jurisdiction.

            This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent each hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or federal courts; (iii) waives the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            Section 11.05 Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Greenwich Capital Commercial Funding Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Perry Gershon, Telecopy No.: (203) 618-2134 with a copy to Paul Stevelman, Esq., Telecopy No.: (203) 618-2132; (ii) in the case of the Master Servicer, GMAC Commercial Mortgage Corporation, 200 Witmer Road, Horsham, Pennsylvania 19044, Attention: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2005-GG3; facsimile number: (215) 328-1259;
(iii) in the case of the Special Servicer, GMAC Commercial Mortgage Corporation, 550 California Street, San Francisco, California 94104, Attention: Henry Bieber, facsimile number: (415) 391-2949, with a copy to General Counsel, facsimile number: (215) 328-3620; (iv) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securitization Trust Services Group--Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2005-GG3, facsimile number: (312) 904-2084; (v) in the case of the Fiscal Agent, ABN AMRO Bank N.V., 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services Group--Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2005-GG3, facsimile number: (312) 904-2084;
(vi) in the case of the Underwriters, (A) Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Perry Gershon, Telecopy
No.: (203) 618-2134 with a copy to Paul Stevelman, Esq., Telecopy No.: (203) 618-2132; (B) Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004,
Attention: Rolf Edwards, Telecopy No.: (212) 346-3594, with a copy to: David Stiepleman, Esq., Telecopy No.: (212) 428-3141; (C) Banc of America Securities LLC, 214 North Tryon Street, NC1-027-21-02, Charlotte, NC 28255, Attention:
Christopher D. Farwell, Telecopy No.: (704) 387-0867; (D) Credit Suisse First Boston LLC, 11 Madison Avenue, New York, NY 10010, Attention: Debra Huddleston, with a telecopy to Casey McCutcheon, Esq., Legal Compliance Department, Telecopy
No.: (917) 326-7805; (E) Wachovia Capital Markets, LLC, 301 S. College Street NC0166, Charlotte, NC 28288, Attention: Royer Culp, with a copy to Elizabeth Stinson, Telecopy No.: (704) 715-0066; and (F) Bear, Stearns Co. Inc. 383 Madison Avenue, New York, New York 10179, Attention: Richard Ruffer, Telecopy
No.: (973) 463-5293, with a copy to Joseph Jurkowski, Esq., Telecopy No.: (917) 849-1179; (vii) in the case of the Rating Agencies, (A) Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., 55 Water Street, 10th Floor, New York, New York 10004, Attention: CMBS Surveillance Department, Telecopy No.: (212) 438-2662; and (B) Moody's Investors Service, Inc., 99 Church Street, New York, New York, Attention: CMBS-Monitoring, Telecopy No.: (212) 553-1350; (viii) in the case of the Companion Loan Noteholders, to their addresses as set forth in or notified to the parties hereto pursuant to, the related Co-Lender Agreement; (ix) in the case of the initial Controlling Class Directing Holder, Cadim TACH, Inc. c/o CDP Capital Real Estate Advisors, CDP Capital Center, 1000 Jean-Paul-Rjopelle Place, Suite A-300, Montreal, Quebec H2Z 2B6, Canada, Attention: Corporate Secretary, with a copy to CWCapital Investments, LLC, 5000 Birch Street, East Wing, Suite 150, Newport Beach, California 92660, Attention: Tom Nolan and CWCapital Investments, LLC, 5956 Sherry Lane, Suite 1201, Dallas, Texas, Attention: Nancy Bennett (with a copy to be sent by email); and (x) in the case of the Mortgage Loan Sellers, (A) Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Perry Gershon, Telecopy No.: (203) 618-2134, with a copy to Paul Stevelman, Esq., Telecopy No.: (203) 618-2132; (B) Goldman Sachs Mortgage Company, 85 Broad Street, New York, New York 10004, Attention: Rolf Edwards, Telecopy No.: (212) 346-3594, with a copy to: David Stiepleman, Esq., Telecopy No.: (212) 428-3141; and (C) Commerzbank AG, New York Branch, 2 World Financial Center, New York, New York 10281, Attention: Anthony J. Tuffy, Telecopy No.: (212) 266-7565, with a copy to Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, Attention: David W. Forti, Esq., Telecopy No.: (215) 994-2222; or, as to each such Person, such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            Section 11.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Grant of a Security Interest.

            The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee agree that it is their intent that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) in order to secure performance of the Depositor's obligations hereunder and payment of the Certificates, the Depositor shall be deemed to have granted, and does hereby grant, to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and any Principal Prepayments received on or prior to the Cut-off Date), all amounts held from time to time in the Pool Custodial Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and, if established, the Pool REO Account and any and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans, and (ii) this Agreement shall constitute a security agreement under applicable law.

            Section 11.08 Streit Act.

            Any provisions required to be contained in this Agreement by Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

            Section 11.09 Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

            Each Underwriter shall be a third party beneficiary to this Agreement solely with respect to its right to receive the reports, statements and other information to which it is entitled hereunder, to preserve such Underwriter's rights under Sub-Servicing Agreements as contemplated by Section 3.23(d) and, in the case of a Mortgage Loan Seller, to terminate the Trust Fund pursuant to Section 9.01.

            Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third party beneficiary to obligations of a successor Master Servicer under Section 3.23, provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.09.

            The Companion Loan Noteholders and any designees thereof acting on behalf of or exercising the rights of the Companion Loan Noteholders shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein.

            Each Lead Master Servicer, Lead Special Servicer, Lead Trustee and Lead Fiscal Agent shall be third party beneficiaries to this Agreement solely with respect to (i) the reimbursement of nonrecoverable advances made by such party under the Lead PSA, as provided in Section 3.05 hereof and (ii) the indemnification of the Lead Master Servicer, Lead Trustee, Lead Fiscal Agent and Lead Special Servicer, as provided in Section 6.03.

            Any Subsequent Master Servicer, Subsequent Trustee and Subsequent Fiscal Agent shall be a third party beneficiary to this Agreement solely with respect to the recoverability of any back-up P&I Advances pursuant to Section 3.05A, and to the extent required under the related Co-Lender Agreement.

            Each of the Master Servicer and the Special Servicer acknowledges that upon the securitization of a Serviced Pari Passu Companion Loan, the Subsequent Trustee will be the owner of such Mortgage Note and that, pursuant to the Subsequent PSA, the Subsequent Master Servicer will be entitled to enforce the rights of the Subsequent Trustee with respect to such Loan under the related Co-Lender Agreement and this Agreement.

            In the event that one, but not both, of the Mortgage Notes with respect to either the Mall St. Matthews Mortgage Loan or the North Star Mall Mortgage Loan are repurchased, the holder of the repurchased Mortgage Note shall be a third party beneficiary of this Agreement to the same extent as if they were Companion Loan Noteholders, as contemplated by Section 3.29.

            This Agreement may not be amended in any manner that would adversely affect the rights of any such third party beneficiary without its consent. No other Person, including any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 11.10 Article and Section Headings.

            The Article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.11 Notices to Rating Agencies.

            (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Fiscal Agent, the Master Servicer or the Special Servicer;

            (iv) the repurchase of Mortgage Loans by the applicable Mortgage Loan Seller pursuant to Section 2.03;

            (v) any change in the location of the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account;

            (vi) the final payment to any Class of Certificateholders; and

            (vii) any sale or disposition of any Mortgage Loan or REO Property.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee; and

            (ii) any change in the location of any Custodial Account.

            (c) The Special Servicer shall furnish each Rating Agency with respect to a Specially Serviced Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law, with copies to the Trustee.

            (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

            (i) each of its annual statements as to compliance described in
      Section 3.14;

            (ii) each of its annual independent public accountants' servicing reports described in Section 3.15; and

            (iii) any Officer's Certificate delivered by it to the Trustee pursuant to Section 3.12(d), 4.03(c) or 4.03A(c).

            (e) The Trustee shall (i) make available to each Rating Agency, upon reasonable notice, the items described in Section 8.14(b) and (ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

            (f) The Trustee shall promptly deliver to each Rating Agency a copy of each of the statements and reports described in Section 4.02(a) that is prepared by it.

            (g) Each of the Trustee, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

            Section 11.12 Global Opinions.

            Notwithstanding anything herein to the contrary, where any party hereto is required or permitted to rely upon an Opinion of Counsel with respect to any particular matter, such Opinion of Counsel need not specifically reference such particular matter, but rather such Opinion of Counsel may address general matters of law in respect of nonspecific circumstances which clearly encompass the facts of such particular matter (any such Opinion of Counsel, a "Global Opinion"); provided that no Global Opinion may be relied upon if it is more than 12 months old or if the subject party has reason to believe that such Global Opinion no longer expresses a correct legal opinion.

            Section 11.13 Complete Agreement.

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       GREENWICH CAPITAL COMMERCIAL FUNDING
                                          CORP.,
                                          Depositor

                                       By:  /s/ Andrew Snow
                                          ------------------------------------
                                          Name:   Andrew Snow
                                               -------------------------------
                                          Title:  Vice President
                                                ------------------------------


                                       GMAC COMMERCIAL MORTGAGE CORPORATION,
                                          Master Servicer


                                       By:  /s/ Karen Repeckyj
                                          ------------------------------------
                                          Name:  Karen Repeckyj
                                               -------------------------------
                                          Title: Vice President
                                                ------------------------------


                                       GMAC COMMERCIAL MORTGAGE CORPORATION,
                                          Special Servicer


                                       By:  /s/ John Maute
                                          ------------------------------------
                                          Name:  John Maute
                                               -------------------------------
                                          Title: EVP
                                                ------------------------------


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          Trustee


                                       By:  /s/ Susan L. Abbott
                                          ------------------------------------
                                          Name:  Susan L. Abbott
                                               -------------------------------
                                          Title: Assistant Vice President
                                                ------------------------------


                                       ABN AMRO BANK N.V.,
                                          Fiscal Agent


                                       By:  /s/ Brian D. Ames
                                          ------------------------------------
                                          Name:  Brian D. Ames
                                               -------------------------------
                                          Title: First Vice President
                                                ------------------------------


                                       By:  /s/ Cynthia Reis
                                          ------------------------------------
                                          Name:  Cynthia Reis
                                               -------------------------------
                                          Title: Sr. Vice President
                                                ------------------------------

STATE OF CONNECTICUT    )
                        )  ss.: GREENWICH
COUNTY OF FAIRFIELD     )

            On the 8th day of February, 2005, before me, a notary public in and for said State, personally appeared Andrew Snow, known to me to be a Vice President of Greenwich Capital Commercial Funding Corp., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

 /s/ Erica L. Evelti
----------------------------------------
             Notary Public

STATE OF PENNSYLVANIA   )
                        )  ss.:
COUNTY OF MONTGOMERY    )

            On the 10th day of February, 2005, before me, a notary public in and for said State, personally appeared Karen A. Repeckyj, known to me to be a Vice President of GMAC Commercial Mortgage Corporation, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


 /s/ Amy M. Jesberger
---------------------------------------
             Notary Public

STATE OF CALIFORNIA     )
                        )  ss.:
COUNTY OF CONTRA COSTA  )

            On the 4th day of February, 2005, before me, a notary public in and for said State, personally appeared John Maute, known to me to be a Executive Vice President of GMAC Commercial Mortgage Corporation, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

 /s/ Robyn M. Vopnford
---------------------------------------
             Notary Public

            [Notarial Seal]

STATE OF ILLINOIS  )
                   )  ss.:
COUNTY OF COOK     )

            On the 10th day of February, 2005, before me, a notary public in and for said State, personally appeared Susan L. Abbott, known to me to be a Asst. Vice President of LaSalle Bank National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

 /s/ Diane O'Neal
---------------------------------------
             Notary Public

STATE OF ILLINOIS  )
                   )  ss.:
COUNTY OF COOK     )

            On the 10th day of February, 2005, before me, a notary public in and for said State, personally appeared Brian D. Ames and Cynthia Reis, known to me to be a First Vice President and Senior Vice President, respectively, of ABN AMRO Bank N.V., one of the entities that executed the within instrument, and also known to me to be the persons who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Diane O'Neal
---------------------------------------
             Notary Public

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

 GCCFC 05-GG3
   Loan ID       GCFP Control_Number   GCFP Loan ID   Loan Name
        1        00-1001130            00-1001130     North Star Mall
        2        09-1001118            09-1001118     Grand Canal Shoppes at the Venetian
        3        04-0773               04-0773        1440 Broadway
        4        00-1001129            00-1001129     The Crescent
        5        00-1001131            00-1001131     498 Seventh Avenue
        6        00-1001132            00-1001132     Mall St. Matthews
        7        09-0002005            09-0002005     Westin Kierland
        8        04-0662               04-0662        Shops at Wailea
        9        04-0975               04-0975        Waikiki Galleria
       10        04-1136               04-1136        Place Properties Portfolio
    10.01        04-1136               04-1136        Clayton Place
    10.02        04-1136               04-1136        River Place
    10.03        04-1136               04-1136        Jacksonville Place
    10.04        04-1136               04-1136        Troy Place
    10.05        04-1136               04-1136        Martin Place
    10.06        04-1136               04-1136        Cape Place
    10.07        04-1136               04-1136        Clemson Place
    10.08        04-1136               04-1136        Macon Place
    10.09        04-1136               04-1136        Murray Place
       11        04-1007               04-1007        1700 Market Street
       12        04-0140               04-0140        2040 Main Street
       13        00-1001133            00-1001133     Doral Arrowwood Hotel
       14        04-1247               04-1247        1370 Avenue of the Americas
       15        04-1228               04-1228        One South Street
       16        04-0744               04-0744        South Park Mall
       17        04-0449               04-0449        Village at Orange
       18        04-0826               04-0826        Mayfaire Town Center
       19        04-0829               04-0829        Birtcher/Charlesbank Office Portfolio
    19.01        04-0829               04-0829        Park Tower
    19.02        04-0829               04-0829        801 Civic Center Drive
    19.03        04-0829               04-0829        Transit Tower
       20        09-0001999            09-0001999     Atlanta Decorative Arts Center
       21        04-1347               04-1347        Hilton Nashville Downtown
       22        04-1143               04-1143        3100 Thornton
       23        09-0001980            09-0001980     Lake Arrowhead Village
       24        04-1435               04-1435        Olathe Station
       25        09-0001968            09-0001968     One Financial Plaza
       26        04-0917               04-0917        Executive Campus
       27        04-0551               04-0551        1341 G Street
       28        09-0001954            09-0001954     FAA Building
       29        04-1086               04-1086        Hyatt Regency Albuquerque
       30        09-0001950            09-0001950     Groton Estates
       31        09-0001974            09-0001974     Champions of the West Tower
       32        04-1059               04-1059        Irvine Technology Center-I
       33        04-0276               04-0276        2470 Highcrest Road
       34        04-1229               04-1229        Lee Farm Corporate Center
       35        04-1085               04-1085        Mills Pointe/Arapahoe Village Portfolio
    35.01        04-1085               04-1085        Mills Pointe
    35.02        04-1085               04-1085        Arapaho Village
       36        03-0873               03-0873        St Louis Place
       37        04-1158               04-1158        Portofino Plaza
       38        04-0904               04-0904        500 East 84th Avenue
       39        04-1157               04-1157        Piazza Del Sol
       40        04-0787               04-0787        Hotel Burnham
       41        04-0862               04-0862        Magnolia Village
       42        09-0002018            09-0002018     1355 Beverly Road
       43        04-0948               04-0948        Capitol Center
       44        04-0809               04-0809        Seattle Tower
       45        09-0002020            09-0002020     Marketplace at Kapolei
       46        04-0945               04-0945        New Loudon Center
       47        09-0002006            09-0002006     H.H. Gregg Retail Portfolio
    47.01        09-0002006C           09-0002006C    Clarksville Commons
    47.02        09-0002006B           09-0002006B    East Washington Street
    47.03        09-0002006A           09-0002006A    U.S. 31 South
       48        04-0522               04-0522        North Mountain Village Apartments
       49        04-1290               04-1290        Prospect Place Office
       50        04-0889               04-0889        Radisson Metrodome
       51        04-0778               04-0778        Waynechester Plaza
       52        04-0747               04-0747        Dack Portfolio
    52.01        04-0747               04-0747        Energy Park I & II
    52.02        04-0747               04-0747        Maryland Way
       53        04-0731               04-0731        711 Atlantic Avenue
       54        04-0857               04-0857        The Plaza at Encinitas Ranch
       55        09-0001973            09-0001973     University Plaza
       56        09-0001985            09-0001985     Wells Fargo Building
       57        04-0794               04-0794        Fremont Moreno Center
       58        04-0311               04-0311        Pleasant Valley
       59        09-0001951            09-0001951     25 Melville Road
       60        09-0001981            09-0001981     Village Shopping Center
       61        09-0001953            09-0001953     Casas Adobes Plaza
       62        09-0001991            09-0001991     Shoppes at Letson Farms
       63        09-0002002            09-0002002     Bloomfield Park Gateway Center
       64        09-0002012            09-0002012     Hollidaysburg Manor Apts
       65        04-1205               04-1205        Northfield Commons
       66        04-0282               04-0282        Fairfield Office Portfolio
    66.01        04-0282               04-0282        777 Commerce Drive
    66.02        04-0282               04-0282        1375 Kings Highway East
       67        09-0001960            09-0001960     Prairie Glen Medical Office Buildings B and C
       68        04-1073               04-1073        1420 Harbor Bay Parkway
       69        04-0970               04-0970        Hampton Inn Camarillo
       70        09-0001944            09-0001944     Toringdon II
       71        09-0001912            09-0001912     Health Park
       72        04-0928               04-0928        Pasadena Collection
       73        04-1255               04-1255        Towneplace Suites by Marriott, San Jose
       74        09-0002003            09-0002003     Sunset Plaza
       75        04-0648               04-0648        Eastwind Shopping Center
       76        09-0001992            09-0001992     Centra Point I
       77        09-0001915            09-0001915     Intracorp Building
       78        09-0001914            09-0001914     Walden Park
       79        04-1142               04-1142        Quail Vista
       80        09-0002013            09-0002013     Westwood Plaza
       81        09-0001956            09-0001956     Northdale Plaza
       82        04-1282               04-1282        Polaris Retail Center
       83        09-0002004            09-0002004     Robert Morris Building
       84        09-0001936            09-0001936     The Highlands of East Ellijay
       85        09-0001947            09-0001947     Fleetwood Office Park
       86        09-0001977            09-0001977     Bayshore Center
       87        09-0001959            09-0001959     Prairie Glen Medical Office Building A
       88        09-0001997            09-0001997     Highlands Shopping Center
       89        04-1234               04-1234        Eagle Mountain Shopping Center
       90        09-0001922            09-0001922     Rivers Bend East
       91        04-0730               04-0730        6312 Nagle Avenue
       92        04-1263               04-1263        Laguna Plaza
       93        04-0937               04-0937        Pacific Pointe
       94        09-0001988            09-0001988     5000 Blazer Memorial Parkway
       95        09-0002008            09-0002008     Tracy Plaza Four
       96        04-0029               04-0029        Sopra Centre
       97        09-0001993            09-0001993     Centra Point V
       98        09-0001969            09-0001969     Harbor Medical Office
       99        04-0776               04-0776        Corporate Exchange Center
      100        04-0982               04-0982        100 Bank Street
      101        09-0002011            09-0002011     Ruffin Road Industrial
      102        09-0001957            09-0001957     6801 Building
      103        09-0001987            09-0001987     9480 Warner Ave
      104        09-0001998            09-0001998     Pell City Shopping Center
      105        09-0002007            09-0002007     Trinity Corporate Park
      106        04-1043               04-1043        Smart & Final Center
      107        09-0001996            09-0001996     Milestone Shopping Center
      108        04-1185               04-1185        Peachtree City Marketplace
      109        09-0002019            09-0002019     Palmer Park Shopping Center
      110        09-0001942            09-0001942     Bond Street Office
      111        04-0738               04-0738        Quail Corners South
      112        04-0997               04-0997        Rockwest I
      113        09-0001952            09-0001952     Westpoint Industrial
      114        09-0002009            09-0002009     Wednesbury Medical Office
      115        04-1140               04-1140        Parkway Commons Office Building
      116        09-0002024            09-0002024     Southpointe Plaza
      117        04-0944               04-0944        Vestridge Commons
      118        03-0617               03-0617        Eastgate Center
      119        09-0001976            09-0001976     Grove Medical Center
      120        09-0001971            09-0001971     Mountain View Plaza
      121        03-0655               03-0655        Northpark One
      122        09-0001995            09-0001995     Smoky Hill Shopping Center
      123        09-0001958            09-0001958     5700 Building
      124        04-1135               04-1135        Walgreens Pleasant Hill
      125        09-0001975            09-0001975     Hartland Village Shopping Center
      126        04-0737               04-0737        Quail Corners South - Phase III
      127        04-1265               04-1265        Arbo Portfolio
   127.01        04-1265               04-1265        440 West 5th Street
   127.02        04-1265               04-1265        1254 East 1st Street
      128        09-0001948            09-0001948     Montgomery Crossing SC
      129        09-0001972            09-0001972     Safeway Store - Pueblo West
      130        04-0620               04-0620        Wood River Mini Storage
      131        09-0001970            09-0001970     Lowe's Plaza Shopping Center
      132        09-0001989            09-0001989     Village at Ontario Center
      133        04-0733               04-0733        Plaza El Portal
      134        09-0002014            09-0002014     Anderson Crossing Shopping Center
      135        04-1078               04-1078        Clearview Parkway Shopping Center
      136        04-1115               04-1115        Brookside Building
      137        04-0906               04-0906        826 South Hobart Boulevard
      138        04-0816               04-0816        CVS, Lancaster
      139        09-0001979            09-0001979     Prairie Towne Square Apartments
      140        04-0740               04-0740        Quail Court
      141        04-0909               04-0909        12407 Sowden Road
      142        04-0736               04-0736        689 Sierra Rose Drive

     2-C         09-1001118            09-1001118     Grand Canal Shoppes at the Venetian
     3-C         04-0773               04-0773        1440 Broadway
     8-C         04-0662               04-0662        Shops at Wailea
     12-C        04-0140               04-0140        2040 Main Street
     14-C        04-1247               04-1247        1370 Avenue of the Americas
     19-C        04-0829               04-0829        Birtcher/Charlesbank Office Portfolio
     70-C        09-0001944            09-0001944     Toringdon II


 GCCFC 05-GG3                                                General Property
   Loan ID   Property Name                                   Type               Detailed Property Type
        1    Property Name                                   Retail             Regional Mall
        2    Grand Canal Shoppes at the Venetian             Retail             Regional Mall
        3    1440 Broadway                                   Office             General Urban
        4    The Crescent                                    Office             General Urban
        5    498 Seventh Avenue                              Office             General Urban
        6    Mall St. Matthews                               Retail             Regional Mall
        7    Westin Kierland                                 Hospitality        Full Service
        8    Shops at Wailea                                 Retail             Regional Mall
        9    Waikiki Galleria                                Office             General Urban
       10    Place Properties Portfolio
    10.01    Clayton Place                                   Multifamily        Student Housing
    10.02    River Place                                     Multifamily        Student Housing
    10.03    Jacksonville Place                              Multifamily        Student Housing
    10.04    Troy Place                                      Multifamily        Student Housing
    10.05    Martin Place                                    Multifamily        Student Housing
    10.06    Cape Place                                      Multifamily        Student Housing
    10.07    Clemson Place                                   Multifamily        Student Housing
    10.08    Macon Place                                     Multifamily        Student Housing
    10.09    Murray Place                                    Multifamily        Student Housing
       11    1700 Market Street                              Office             General Urban
       12    2040 Main Street                                Office             General Suburban
       13    Doral Arrowwood Hotel                           Hospitality        Full Service
       14    1370 Avenue of the Americas                     Office             General Urban
       15    One South Street                                Office             General Urban
       16    South Park Mall                                 Retail             Regional Mall
       17    Village at Orange                               Retail             Regional Mall
       18    Mayfaire Town Center                            Retail             Regional Mall
       19    Birtcher/Charlesbank Office Portfolio
    19.01    Park Tower                                      Office             General Urban
    19.02    801 Civic Center Drive                          Office             General Urban
    19.03    Transit Tower                                   Office             General Urban
       20    Atlanta Decorative Arts Center                  Office             General Urban
       21    Hilton Nashville Downtown                       Hospitality        Full Service
       22    3100 Thornton                                   Office             General Suburban
       23    Lake Arrowhead Village                          Retail             Anchored
       24    Olathe Station                                  Retail             Anchored
       25    One Financial Plaza                             Office             General Urban
       26    Executive Campus                                Office             General Suburban
       27    1341 G Street                                   Office             General Urban
       28    FAA Building                                    Office             General Suburban
       29    Hyatt Regency Albuquerque                       Hospitality        Full Service
       30    Groton Estates                                  Multifamily        Garden
       31    Champions of the West Tower                     Office             General Suburban
       32    Irvine Technology Center-I                      Office             R & D
       33    2470 Highcrest Road                             Office             General Suburban
       34    Lee Farm Corporate Center                       Office             General Suburban
       35    Mills Pointe/Arapahoe Village Portfolio
    35.01    Mills Pointe                                    Retail             Anchored
    35.02    Arapaho Village                                 Retail             Anchored
       36    St Louis Place                                  Office             General Urban
       37    Portofino Plaza                                 Office             General Suburban
       38    500 East 84th Avenue                            Office             General Suburban
       39    Piazza Del Sol                                  Office             General Urban
       40    Hotel Burnham                                   Hospitality        Full Service
       41    Magnolia Village                                Office             General Urban
       42    1355 Beverly Road                               Office             General Suburban
       43    Capitol Center                                  Office             General Urban
       44    Seattle Tower                                   Office             General Urban
       45    Marketplace at Kapolei                          Retail             Shadow Anchored
       46    New Loudon Center                               Retail             Anchored
       47    H.H. Gregg Retail Portfolio
    47.01    Clarksville Commons                             Retail             Anchored
    47.02    East Washington Street                          Retail             Anchored
    47.03    U.S. 31 South                                   Retail             Anchored
       48    North Mountain Village Apartments               Multifamily        Garden
       49    Prospect Place Office                           Office             General Suburban
       50    Radisson Metrodome                              Hospitality        Full Service
       51    Waynechester Plaza                              Retail             Anchored
       52    Dack Portfolio
    52.01    Energy Park I & II                              Office             General Suburban
    52.02    Maryland Way                                    Office             General Suburban
       53    711 Atlantic Avenue                             Office             General Urban
       54    The Plaza at Encinitas Ranch                    Retail             Shadow Anchored
       55    University Plaza                                Retail             Anchored
       56    Wells Fargo Building                            Office             General Urban
       57    Fremont Moreno Center                           Retail             Unanchored
       58    Pleasant Valley                                 Office             General Suburban
       59    25 Melville Road                                Office             General Suburban
       60    Village Shopping Center                         Retail             Anchored
       61    Casas Adobes Plaza                              Retail             Anchored
       62    Shoppes at Letson Farms                         Retail             Anchored
       63    Bloomfield Park Gateway Center                  Retail             Anchored
       64    Hollidaysburg Manor Apts                        Multifamily        Garden
       65    Northfield Commons                              Retail             Anchored
       66    Fairfield Office Portfolio
    66.01    777 Commerce Drive                              Office             General Suburban
    66.02    1375 Kings Highway East                         Office             General Suburban
       67    Prairie Glen Medical Office Buildings B and C   Office             Medical
       68    1420 Harbor Bay Parkway                         Office             General Suburban
       69    Hampton Inn Camarillo                           Hospitality        Limited Service
       70    Toringdon II                                    Office             General Suburban
       71    Health Park                                     Office             Medical
       72    Pasadena Collection                             Retail             Unanchored
       73    Towneplace Suites by Marriott, San Jose         Hospitality        Limited Service
       74    Sunset Plaza                                    Retail             Shadow Anchored
       75    Eastwind Shopping Center                        Retail             Anchored
       76    Centra Point I                                  Office             General Suburban
       77    Intracorp Building                              Office             General Urban
       78    Walden Park                                     Retail             Shadow Anchored
       79    Quail Vista                                     Industrial         Warehouse
       80    Westwood Plaza                                  Retail             Shadow Anchored
       81    Northdale Plaza                                 Office             General Suburban
       82    Polaris Retail Center                           Retail             Anchored
       83    Robert Morris Building                          Office             General Urban
       84    The Highlands of East Ellijay                   Retail             Anchored
       85    Fleetwood Office Park                           Office             General Suburban
       86    Bayshore Center                                 Office             General Urban
       87    Prairie Glen Medical Office Building A          Office             Medical
       88    Highlands Shopping Center                       Retail             Shadow Anchored
       89    Eagle Mountain Shopping Center                  Retail             Anchored
       90    Rivers Bend East                                Office             General Suburban
       91    6312 Nagle Avenue                               Retail             Shadow Anchored
       92    Laguna Plaza                                    Retail             Unanchored
       93    Pacific Pointe                                  Office             General Urban
       94    5000 Blazer Memorial Parkway                    Office             General Suburban
       95    Tracy Plaza Four                                Retail             Anchored
       96    Sopra Centre                                    Office             General Urban
       97    Centra Point V                                  Office             General Suburban
       98    Harbor Medical Office                           Office             General Suburban
       99    Corporate Exchange Center                       Office             General Suburban
      100    100 Bank Street                                 Office             General Urban
      101    Ruffin Road Industrial                          Industrial         Industrial
      102    6801 Building                                   Office             General Suburban
      103    9480 Warner Ave                                 Retail             Anchored
      104    Pell City Shopping Center                       Retail             Shadow Anchored
      105    Trinity Corporate Park                          Office             General Urban
      106    Smart & Final Center                            Retail             Anchored
      107    Milestone Shopping Center                       Retail             Shadow Anchored
      108    Peachtree City Marketplace                      Retail             Anchored
      109    Palmer Park Shopping Center                     Retail             Shadow Anchored
      110    Bond Street Office                              Office             General Suburban
      111    Quail Corners South                             Office             General Suburban
      112    Rockwest I                                      Retail             Unanchored
      113    Westpoint Industrial                            Industrial         Warehouse
      114    Wednesbury Medical Office                       Office             Medical
      115    Parkway Commons Office Building                 Office             General Suburban
      116    Southpointe Plaza                               Retail             Shadow Anchored
      117    Vestridge Commons                               Retail             Unanchored
      118    Eastgate Center                                 Retail             Anchored
      119    Grove Medical Center                            Office             Medical
      120    Mountain View Plaza                             Retail             Shadow Anchored
      121    Northpark One                                   Office             General Suburban
      122    Smoky Hill Shopping Center                      Retail             Shadow Anchored
      123    5700 Building                                   Office             General Suburban
      124    Walgreens Pleasant Hill                         Retail             Single Tenant
      125    Hartland Village Shopping Center                Retail             Shadow Anchored
      126    Quail Corners South - Phase III                 Office             General Suburban
      127    Arbo Portfolio
   127.01    440 West 5th Street                             Multifamily        Garden
   127.02    1254 East 1st Street                            Multifamily        Garden
      128    Montgomery Crossing SC                          Retail             Shadow Anchored
      129    Safeway Store - Pueblo West                     Retail             Anchored
      130    Wood River Mini Storage                         Self-Storage       General, units only
      131    Lowe's Plaza Shopping Center                    Retail             Shadow Anchored
      132    Village at Ontario Center                       Retail             Shadow Anchored
      133    Plaza El Portal                                 Retail             Unanchored
      134    Anderson Crossing Shopping Center               Retail             Shadow Anchored
      135    Clearview Parkway Shopping Center               Retail             Unanchored
      136    Brookside Building                              Office             General Suburban
      137    826 South Hobart Boulevard                      Multifamily        Conventional
      138    CVS, Lancaster                                  Retail             Single Tenant
      139    Prairie Towne Square Apartments                 Multifamily        Conventional
      140    Quail Court                                     Office             General Suburban
      141    12407 Sowden Road                               Industrial         Warehouse
      142    689 Sierra Rose Drive                           Office             General Suburban

     2-C     Grand Canal Shoppes at the Venetian
     3-C     1440 Broadway
     8-C     Shops at Wailea
     12-C    2040 Main Street
     14-C    1370 Avenue of the Americas
     19-C    Birtcher/Charlesbank Office Portfolio
     70-C    Toringdon II



 GCCFC 05-GG3
   Loan ID      Address                                                                                       City
        1       7400 San Pedro Avenue                                                                         San Antonio
        2       3355 Las Vegas Boulevard South                                                                Las Vegas
        3       1440 Broadway                                                                                 New York
        4       100-300 and 500 Crescent Court                                                                Dallas
        5       498 Seventh Avenue                                                                            New York
        6       5000 Shelbyville Road                                                                         Louisville
        7       6902 East Greenway Parkway                                                                    Phoenix
        8       3750 Wailea Alanui Drive                                                                      Wailea
        9       2222 and 2224 Kalakaua Avenue                                                                 Honolulu
       10
    10.01       5809 North Lake Drive                                                                         Morrow
    10.02       915 Lovvorn Road                                                                              Carrollton
    10.03       331 Nisbet Street NW                                                                          Jacksonville
    10.04       100 Gibbs Street                                                                              Troy
    10.05       237 West Peach Street                                                                         Martin
    10.06       1710 North Sprigg Street                                                                      Cape Girardeau
    10.07       133 Clemson Place Circle                                                                      Clemson
    10.08       5091 Ivey Drive                                                                               Macon
    10.09       1700 Lowes Drive                                                                              Murray
       11       1700 Market Street                                                                            Philadelphia
       12       2040 Main Street                                                                              Irvine
       13       975 Anderson Hill Road                                                                        Rye Brook
       14       1370 Avenue of the Americas                                                                   New York
       15       One South Street                                                                              Baltimore
       16       2310 SW Military Parkway                                                                      San Antonio
       17       1500 East Village Way                                                                         Orange
       18       Military Cutoff Road                                                                          Wilmington
       19
    19.01       200 Santa Ana Boulevard                                                                       Santa Ana
    19.02       801 Civic Center Drive                                                                        Santa Ana
    19.03       405 West 5th Street                                                                           Santa Ana
       20       349-351 Peachtree Hills Avenue                                                                Atlanta
       21       121 Fourth Avenue South                                                                       Nashville
       22       3100 Thornton                                                                                 Burbank
       23       28200 Highway 189                                                                             Lake Arrowhead
       24       15345 West 119th Street (P1); 12075 South Strang Line Road (P2)                               Olathe
       25       501 North Broadway                                                                            St. Louis
       26       3 Executive Campus                                                                            Cherry Hill
       27       1341 G Street                                                                                 Washington
       28       2300 East Devon Road                                                                          Des Plaines
       29       330 Tijeras Avenue, NW                                                                        Albuquerque
       30       260 Shennecossett Rd                                                                          Groton
       31       12264 El Camino Real                                                                          San Diego
       32       18871 Teller Avenue, 18872 & 18902 Bardeen Avenue, and 2525 & 2601 Campus Drive               Irvine
       33       2470 Highcrest Road                                                                           Roseville
       34       83 Wooster Heights Road                                                                       Danbury
       35
    35.01       2810 E Trinity Mills Road                                                                     Carrollton
    35.02       819 West Arapaho Road                                                                         Richardson
       36       200 North Broadway                                                                            St Louis
       37       1401 Ocean Avenue                                                                             Santa Monica
       38       500 East 84th Street                                                                          Thornton
       39       8439 West Sunset Boulevard                                                                    West Hollywood
       40       1 West Washington Street                                                                      Chicago
       41       6900 South McCarran Boulevard                                                                 Reno
       42       1355 Beverly Road                                                                             McLean
       43       919 Congress Avenue                                                                           Austin
       44       1218 Third Avenue                                                                             Seattle
       45       590 Farrington Highway                                                                        Kapolei
       46       873 New Loudon Road                                                                           Latham
       47
    47.01       1050 East Highway 131                                                                         Clarksville
    47.02       10101 East Washington Street                                                                  Indianapolis
    47.03        8921 U.S. Highway 31 South                                                                   Indianapolis
       48       3333 West Thunderbird Road                                                                    Phoenix
       49       3111 S. Dixie Highway                                                                         West Palm Beach
       50       615 Washington Avenue SE                                                                      Minneapolis
       51       1600-1660 Route 23 North                                                                      Wayne
       52
    52.01       377 & 381 Riverside Drive                                                                     Franklin
    52.02       5300 Maryland Way                                                                             Brentwood
       53       711 Atlantic Avenue                                                                           Boston
       54       1560 Leucadia Boulevard                                                                       Encinitas
       55       5850 University Drive                                                                         Huntsville
       56       200 South Virginia Street                                                                     Reno
       57       1241-1249 Third Street                                                                        Santa Monica
       58       2401 Pleasant Valley Road                                                                     York
       59       25 Melville Park Road                                                                         Melville
       60       1001 North Miami Boulevard                                                                    Durham
       61       7001-7151 North Oracle Road                                                                   Tucson
       62       4750 Eastern Valley Road                                                                      Bessemer
       63       2055-2097 Telegraph Road                                                                      Bloomfield Hills
       64       17 Clover Drive                                                                               Hollidaysburg
       65       2105 S. Boulevard West                                                                        Troy
       66
    66.01       777 Commerce Drive                                                                            Fairfield
    66.02       1375 Kings Highway East                                                                       Fairfield
       67       2551 and 2591 Compass Road                                                                    Glenview
       68       1420 Harbor Bay Parkway                                                                       Alameda
       69       50 West Daily Drive                                                                           Camarillo
       70       3430 Toringdon Way                                                                            Charlotte
       71       1651 Gunbarrel Road                                                                           Chattanooga
       72       175 S. Lake Avenue & 825 Cordova Street                                                       Pasadena
       73       440 Sarasota Avenue                                                                           San Jose
       74       1000-1152 Sunset Road                                                                         Henderson
       75       2381 East Windmill Lane                                                                       Las Vegas
       76       8363 West Sunset Road                                                                         Las Vegas
       77       2505 Second Avenue                                                                            Seattle
       78       10900 Lakeline Mall Drive                                                                     Austin
       79       4690  Longley Lane                                                                            Reno
       80       542 Bypass 72 NW                                                                              Greenwood
       81       3903 Northdale Boulevard                                                                      Tampa
       82       8655 - 8671 Lyra Drive                                                                        Columbus
       83       100 North 17th Street                                                                         Philadelphia
       84       88 Highland Crossing                                                                          East Ellijay
       85       3275, 3279, 3281 & 3285 Veterans Memorial Highway                                             Ronkonkoma
       86       2907-2909 West Bay to Bay Boulevard                                                           Tampa
       87       2501 Compass Road                                                                             Glenview
       88       9555 South University Boulevard                                                               Highlands Ranch
       89       14835 East Shea Boulevard                                                                     Fountain Hills
       90       13203 North Enon Church Road                                                                  Chester
       91       6312 Nagle Avenue                                                                             Chicago
       92       1130 and 1142 Fremont Boulevard                                                               Seaside
       93       2108 North Pacific Street                                                                     Seattle
       94       5000 Blazer Memorial Parkway                                                                  Dublin
       95       2886-2888 West Grant Line Road                                                                Tracy
       96       110 East Atlantic Avenue                                                                      Delray Beach
       97       8395 West Sunset Road                                                                         Las Vegas
       98       2720 North Harbor Boulevard                                                                   Fullerton
       99       12502 - 12503 Exchange Drive                                                                  Stafford
      100       100 Bank Street                                                                               Burlington
      101       3949 & 3959 Ruffin Road                                                                       Kearny Mesa
      102       6801 Lake Worth Road                                                                          Lake Worth
      103       9380 - 9480 Warner Avenue and 17075 Bushard Street                                            Fountain Valley
      104       41-89 Vaughan Lane                                                                            Pell City
      105       1500 Sunday Drive                                                                             Raleigh
      106       2828 West Thunderbird Road                                                                    Phoenix
      107       62 & 188 Founders Parkway                                                                     Castle Rock
      108       225 Marketplace Connector                                                                     Peachtree City
      109       1580 Space Center Drive                                                                       Colorado Springs
      110       31600-31700 West Thirteen Mile Road                                                           Farmington Hills
      111       609, 615, 665 and 691 Sierra Rose Drive                                                       Reno
      112       1183-1207 Howell Mill Road                                                                    Atlanta
      113       6001 Hiatus Road                                                                              Tamarac
      114       8200 Wednesbury Lane                                                                          Houston
      115       13900 North Portland Avenue                                                                   Oklahoma City
      116       3209 Deans Bridge Road                                                                        Augusta
      117       1360 Montgomery Highway                                                                       Vestavia
      118       4001 Wake Forest Road                                                                         Raleigh
      119       4160 Route 83                                                                                 Long Grove
      120       US Highway 220 and Commonwealth Boulevard                                                     Martinsville
      121       135 North Park Place                                                                          Stockbridge
      122       19731 Smoky Hill Road                                                                         Centennial
      123       5700 & 5702 Lake Worth Road                                                                   Greenacres
      124       721 Gregory Lane                                                                              Pleasant Hill
      125       4750 Hartland Parkway                                                                         Lexington
      126       630, 670 and 690 Sierra Rose Drive                                                            Reno
      127
   127.01       440 East 5th Street                                                                           Long Beach
   127.02       1254 East 1st Street                                                                          Long Beach
      128       157 Montgomery Crossing                                                                       Biscoe
      129       1017 North Marketplace                                                                        Pueblo West
      130       11819 State Highway 75                                                                        Hailey
      131       3601 Old Halifax Road                                                                         South Boston
      132       4275 East Concours                                                                            Ontario
      133       3020 Santa Rosa Avenue                                                                        Santa Rosa
      134       1244-1296 Anderson Crossing Drive                                                             Lawrenceburg
      135       4301-4307 Clearview Parkway @ W. Esplanade                                                    Metairie
      136       3461 Brookside Road                                                                           Stockton
      137       826 South Hobart Boulevard                                                                    Los Angeles
      138       1225 North Bluegrove Road                                                                     Lancaster
      139       3025 Triumph Drive                                                                            Sun Prarie
      140       6770 South McCarran Boulevard                                                                 Reno
      141       12407 Sowden Road                                                                             Houston
      142       689 Sierra Rose Drive                                                                         Reno

     2-C
     3-C
     8-C
     12-C
     14-C
     19-C
     70-C


GCCFC 05-GG3                                                 Zip                         Cut-off Date      Monthly Debt
Loan ID        County                 State                  Code     Original Balance   Balance           Service
        1      Bexar                  Texas                  78216        $251,000,000   $250,391,107.83     $1,261,361.78
        2      Clark                  Nevada                 89109        $237,000,000   $234,752,792.07     $2,235,161.95
        3      New York               New York               10018        $225,000,000   $225,000,000.00     $1,336,285.31
        4      Dallas                 Texas                  75201        $214,770,000   $214,770,000.00       $907,303.82
        5      New York               New York               10018        $181,500,000   $181,500,000.00       $772,887.50
        6      Jefferson              Kentucky               40207        $155,000,000   $154,827,634.22       $813,699.81
        7      Maricopa               Arizona                85254        $135,000,000   $135,000,000.00       $579,437.50
        8      Maui                   Hawaii                 96753        $112,000,000   $112,000,000.00       $682,335.54
        9      Honolulu               Hawaii                 96815        $100,000,000   $100,000,000.00       $575,656.40
       10                                                                  $98,660,000    $98,660,000.00       $536,745.80
    10.01      Clayton                Georgia                30260
    10.02      Carroll                Georgia                30117
    10.03      Calhoun                Alabama                36265
    10.04      Pike                   Alabama                36081
    10.05      Weakley                Tennessee              38237
    10.06      Cape Girardeau         Missouri               63701
    10.07      Pickens                South Carolina         29631
    10.08      Bibb                   Georgia                31206
    10.09      Calloway               Kentucky               42071
       11      Philadelphia           Pennsylvania           19103         $88,900,000    $88,900,000.00       $496,153.06
       12      Orange                 California             92614         $76,000,000    $75,776,163.02       $490,411.26
       13      Westchester            New York               10573         $75,000,000    $75,000,000.00       $492,436.57
       14      New York               New York               10019         $67,500,000    $67,500,000.00       $700,343.75
       15      Baltimore              Maryland               21201         $65,000,000    $65,000,000.00       $370,900.13
       16      Bexar                  Texas                  78224         $64,000,000    $64,000,000.00       $394,569.47
       17      Orange                 California             92865         $60,050,000    $60,050,000.00       $278,037.06
       18      New Hanover            North Carolina         28405         $52,000,000    $52,000,000.00       $304,151.95
       19                                                                  $48,200,000    $48,200,000.00       $312,816.54
    19.01      Orange                 California             92701
    19.02      Orange                 California             92701
    19.03      Orange                 California             92701
       20      Fulton                 Georgia                30305         $48,000,000    $48,000,000.00       $250,680.14
       21      Davidson               Tennessee              37201         $36,000,000    $35,896,706.86       $218,926.77
       22      Los Angeles            California             91504         $35,700,000    $35,700,000.00       $199,576.20
       23      San Bernardino         California             92352         $34,500,000    $34,500,000.00       $199,801.09
       24      Johnson                Kansas                 66062         $33,150,000    $33,150,000.00       $180,599.43
       25      Saint Louis City       Missouri               63102         $30,750,000    $30,750,000.00       $142,375.35
       26      Camden                 New Jersey             08002         $30,000,000    $30,000,000.00       $182,089.20
       27      District of Columbia   District of Columbia   20005         $28,000,000    $28,000,000.00       $169,226.25
       28      Cook                   Illinois               60018         $26,000,000    $25,679,805.13       $187,775.12
       29      Bernalillo             New Mexico             87102         $23,800,000    $23,694,569.16       $145,386.31
       30      New London             Connecticut            06340         $22,000,000    $22,000,000.00       $130,490.03
       31      San Diego              California             92130         $21,200,000    $21,200,000.00       $121,037.16
       32      Orange                 California             92612         $21,000,000    $21,000,000.00       $128,346.07
       33      Ramsey                 Minnesota              55113         $20,860,000    $20,679,031.01       $114,544.53
       34      Fairfield              Connecticut            06810         $20,250,000    $20,215,329.01       $119,928.80
       35                                                                  $20,170,000    $20,170,000.00       $112,381.01
    35.01      Dallas                 Texas                  75006
    35.02      Dallas                 Texas                  75080
       36      St. Louis              Missouri               63101         $20,000,000    $19,877,689.35       $120,914.89
       37      Los Angeles            California             90401         $19,480,000    $19,480,000.00       $108,657.73
       38      Adams                  Colorado               80229         $19,000,000    $19,000,000.00       $109,110.95
       39      Los Angeles            California             90069         $17,520,000    $17,520,000.00        $97,725.03
       40      Cook                   Illinois               60602         $17,400,000    $17,360,516.87       $118,575.62
       41      Washoe                 Nevada                 89509         $17,200,000    $17,144,612.00       $107,024.54
       42      Fairfax                Virginia               22101         $16,800,000    $16,800,000.00        $94,127.54
       43      Travis                 Texas                  78701         $16,500,000    $16,472,187.03        $98,353.72
       44      King                   Washington             98101         $15,675,000    $15,675,000.00        $88,627.57
       45      Honolulu               Hawaii                 96707         $15,400,000    $15,400,000.00        $84,372.92
       46      Albany                 New York               12110         $15,000,000    $15,000,000.00        $86,443.19
       47                                                                  $15,000,000    $14,985,090.50        $83,109.50
    47.01      Clark                  Indiana                47129
    47.02      Marion                 Indiana                46229
    47.03      Marion                 Indiana                46227
       48      Maricopa               Arizona                85053         $15,000,000    $14,937,314.07        $82,830.56
       49      Palm Beach             Florida                33401         $14,800,000    $14,800,000.00        $86,839.45
       50      Hennepin               Minnesota              55414         $14,500,000    $14,406,706.35        $96,100.70
       51      Passaic                New Jersey             07470         $14,200,000    $14,200,000.00        $81,949.53
       52                                                                  $14,000,000    $14,000,000.00        $85,291.94
    52.01      Williamson             Tennessee              37064
    52.02      Williamson             Tennessee              37027
       53      Suffolk                Massachusetts          02111         $13,750,000    $13,689,093.11        $83,262.12
       54      San Diego              California             92024         $13,700,000    $13,631,695.90        $78,389.85
       55      Madison                Alabama                35806         $13,500,000    $13,500,000.00        $77,075.55
       56      Washoe                 Nevada                 89501         $12,750,000    $12,750,000.00        $70,248.11
       57      Los Angeles            California             90401         $12,500,000    $12,454,689.81        $73,862.35
       58      York                   Pennsylvania           17402         $12,000,000    $11,964,671.51        $68,685.31
       59      Suffolk                New York               11747         $11,750,000    $11,750,000.00        $67,084.28
       60      Durham                 North Carolina         27703         $11,440,000    $11,440,000.00        $64,525.05
       61      Pima                   Arizona                85704         $11,300,000    $11,300,000.00        $51,747.20
       62      Jefferson              Alabama                35111         $11,200,000    $11,200,000.00        $63,101.35
       63      Oakland                Michigan               48302         $11,200,000    $11,189,840.70        $64,650.41
       64      Blair                  Pennsylvania           16648         $10,320,000    $10,320,000.00        $57,564.05
       65      Oakland                Michigan               48098         $10,050,000    $10,040,511.62        $56,999.76
       66                                                                  $10,000,000    $10,000,000.00        $52,891.20
    66.01      Fairfield              Connecticut            06430
    66.02      Fairfield              Connecticut            06430
       67      Cook                   Illinois               60026          $9,800,000     $9,791,662.06        $58,127.38
       68      Alameda                California             94502          $9,500,000     $9,472,403.79        $54,729.35
       69      Ventura                California             93010          $9,000,000     $8,963,662.56        $57,833.18
       70      Mecklenburg            North Carolina         28277          $8,850,000     $8,850,000.00        $53,060.22
       71      Hamilton               Tennessee              37421          $8,700,000     $8,700,000.00        $39,326.22
       72      Los Angeles            California             91101          $8,630,000     $8,630,000.00        $48,137.38
       73      Santa Clara            California             95129          $8,600,000     $8,589,215.82        $55,884.01
       74      Clark                  Nevada                 89014          $8,500,000     $8,500,000.00        $52,004.72
       75      Clark                  Nevada                 89123          $8,450,000     $8,450,000.00        $50,933.97
       76      Clark                  Nevada                 89113          $8,415,000     $8,415,000.00        $47,410.52
       77      King                   Washington             98121          $8,200,000     $8,200,000.00        $35,334.03
       78      Williamson             Texas                  78717          $8,100,000     $8,100,000.00        $45,838.56
       79      Washoe                 Nevada                 89502          $8,000,000     $7,978,405.89        $47,707.18
       80      Greenwood              South Carolina         29649          $7,620,000     $7,620,000.00        $42,314.22
       81      Hillsborough           Florida                33624          $7,600,000     $7,564,410.61        $44,835.51
       82      Delaware               Ohio                   43240          $7,500,000     $7,492,545.25        $41,554.75
       83      Philadelphia           Pennsylvania           19103          $7,280,000     $7,280,000.00        $29,831.99
       84      Gilmer                 Georgia                30540          $7,100,000     $7,100,000.00        $42,031.61
       85      Suffolk                New York               11779          $7,000,000     $7,000,000.00        $32,942.94
       86      Hillsborough           Florida                33629          $7,000,000     $7,000,000.00        $39,877.08
       87      Cook                   Illinois               60026          $6,800,000     $6,794,214.50        $40,333.28
       88      Douglas                Colorado               80126          $6,750,000     $6,750,000.00        $37,190.18
       89      Maricopa               Arizona                85268          $6,650,000     $6,643,891.53        $38,176.25
       90      Chesterfield           Virginia               23836          $6,500,000     $6,500,000.00        $37,602.55
       91      Cook                   Illinois               60646          $6,446,000     $6,446,000.00        $40,534.20
       92      Monterey               California             93955          $6,342,000     $6,342,000.00        $36,168.50
       93      King                   Washington             98103          $6,225,000     $6,207,358.40        $36,287.87
       94      Franklin               Ohio                   43017          $6,120,000     $6,096,114.92        $34,940.92
       95      San Joaquin            California             95304          $6,000,000     $6,000,000.00        $33,654.41
       96      Palm Beach             Florida                33444          $5,900,000     $5,872,371.39        $34,806.52
       97      Clark                  Nevada                 89113          $5,800,000     $5,800,000.00        $32,677.48
       98      Orange                 California             92835          $5,700,000     $5,700,000.00        $33,991.36
       99      Fort Bend              Texas                  77477          $5,650,000     $5,618,061.30        $33,090.41
      100      Chittenden             Vermont                05401          $5,600,000     $5,600,000.00        $33,118.96
      101      San Diego              California             92123          $5,600,000     $5,600,000.00        $30,681.06
      102      Palm Beach             Florida                33467          $5,500,000     $5,471,034.62        $30,610.10
      103      Orange                 California             92708          $5,185,000     $5,130,916.57        $42,586.21
      104      Saint Clair            Alabama                35125          $5,050,000     $5,039,643.81        $27,605.45
      105      Wake                   North Carolina         27607          $5,000,000     $4,992,186.40        $28,996.93
      106      Maricopa               Arizona                85053          $4,900,000     $4,881,052.62        $28,098.98
      107      Douglas                Colorado               80104          $4,850,000     $4,850,000.00        $26,721.83
      108      Fayette                Georgia                30269          $4,750,000     $4,741,009.68        $26,940.18
      109      El Paso                Colorado               80915          $4,700,000     $4,695,098.98        $25,460.91
      110      Oakland                Michigan               48334          $4,700,000     $4,673,474.18        $27,547.47
      111      Washoe                 Nevada                 89511          $4,600,000     $4,584,050.90        $27,727.37
      112      Fulton                 Georgia                30318          $4,500,000     $4,477,959.31        $25,975.61
      113      Broward                Florida                33321          $4,000,000     $4,000,000.00        $23,904.92
      114      Harris                 Texas                  77074          $4,000,000     $4,000,000.00        $22,386.38
      115      Oklahoma               Oklahoma               73134          $4,000,000     $3,988,651.00        $23,304.81
      116      Richmond               Georgia                30906          $3,920,000     $3,920,000.00        $21,938.66
      117      Jefferson              Alabama                35216          $3,850,000     $3,838,920.35        $22,279.59
      118      Wake                   North Carolina         27609          $3,800,000     $3,800,000.00        $19,745.49
      119      Lake                   Illinois               60047          $3,750,000     $3,750,000.00        $17,362.85
      120      Martinsville City      Virginia               24112          $3,575,000     $3,575,000.00        $20,523.32
      121      Henry                  Georgia                30281          $3,550,000     $3,536,754.86        $20,701.05
      122      Arapahoe               Colorado               80015          $3,500,000     $3,500,000.00        $19,283.80
      123      Palm Beach             Florida                33463          $3,450,000     $3,431,830.81        $19,200.88
      124      Contra Costa           California             94523          $3,400,000     $3,397,088.41        $20,112.28
      125      Fayette                Kentucky               40515          $3,050,000     $3,040,871.46        $17,317.56
      126      Washoe                 Nevada                 89511          $3,000,000     $2,986,578.72        $18,083.07
      127                                                                   $2,900,000     $2,897,463.50        $17,002.91
   127.01      Los Angeles            California             90802
   127.02      Los Angeles            California             90802
      128      Montgomery             North Carolina         27209          $2,880,000     $2,880,000.00        $17,304.11
      129      Pueblo                 Colorado               81007          $2,770,000     $2,720,901.58        $22,559.78
      130      Blaine                 Idaho                  83333          $2,700,000     $2,682,156.89        $17,644.54
      131      Halifax                Virginia               24592          $2,600,000     $2,600,000.00        $14,893.28
      132      San Bernardino         California             91764          $2,600,000     $2,592,732.77        $15,255.58
      133      Sonoma                 California             95407          $2,598,000     $2,586,800.55        $15,928.81
      134      Anderson               Kentucky               40342          $2,550,000     $2,544,919.26        $14,128.61
      135      Jefferson              Louisiana              70006          $2,500,000     $2,495,174.08        $14,053.88
      136      San Joaquin            California             95219          $2,200,000     $2,191,433.69        $12,574.30
      137      Los Angeles            California             90005          $2,025,000     $2,015,158.82        $11,733.87
      138      Dallas                 Texas                  75146          $2,000,000     $1,991,921.16        $12,621.64
      139      Dane                   Wisconsin              53590          $1,850,000     $1,850,000.00        $10,937.54
      140      Washoe                 Nevada                 89509          $1,425,000     $1,419,034.82         $8,852.90
      141      Harris                 Texas                  77080          $1,125,000     $1,120,740.09         $6,515.25
      142      Washoe                 Nevada                 89511          $1,125,000     $1,119,978.60         $6,788.40

     2-C                                                                  $190,000,000   $188,198,440.84     $2,235,161.95
     3-C                                                                   $15,000,000    $15,000,000.00     $1,336,285.31
     8-C                                                                    $8,000,000     $8,000,000.00       $682,335.54
     12-C                                                                  $12,000,000    $11,964,657.32       $490,411.26
     14-C                                                                  $82,500,000    $82,500,000.00       $700,343.75
     19-C                                                                  $48,200,000    $48,200,000.00       $312,816.54
     70-C                                                                   $8,850,000     $8,850,000.00        $53,060.22


                                                            Stated                                    Remaining
                                               Original     Remaining   Original      Original        Interest      Remaining
                Gross                          Term to      Term to     Interest      Amortization    Only          Amortization
GCCFC 05-GG3    Interest                       Maturity     Maturity    Only Term     Term            Period        Term
  Loan ID       Rate               Seasoning   (mos.)       (mos.)      (mos.)        (mos.)          (mos.)        (mos.)
           1       4.4300%            2           61           59            0          360              0              358
           2       4.7800%            8           59           51            0          360              0              352
           3       5.9120%            0          120          120           36          360             36              360
           4       5.0000%            2           83           81           83           NA             81               NA
           5       5.0400%            1           60           59           60           NA             59               NA
           6       4.8050%            1           60           59            0          360              0              359
           7       5.0800%            2           60           58           60           NA             58               NA
           8       6.1500%            4          120          116           59          360             55              360
           9       5.6250%            2          120          118           47          360             45              360
          10       6.4390%            2           60           58           60           NA             58               NA
       10.01
       10.02
       10.03
       10.04
       10.05
       10.06
       10.07
       10.08
       10.09
          11       5.3450%            3           84           81           48          360             45              360
          12       6.7000%            4          120          116            0          360              0              356
          13       6.2000%            0          120          120            0          300              0              300
          14       5.5260%            2          120          118          120           NA            118               NA
          15       5.5450%            2          120          118           24          360             22              360
          16       5.8800%            4          120          116           59          324             55              324
          17       5.4800%            3           84           81           84           NA             81               NA
          18       5.7710%            1          120          119           12          360             11              360
          19       6.7560%            6           84           78           24          360             18              360
       19.01
       19.02
       19.03
          20       4.7600%            3           60           57           24          360             21              360
          21       5.4000%            2          120          118            0          300              0              298
          22       5.3600%            2          120          118            7          360              5              360
          23       5.6800%            4          120          116           36          360             32              360
          24       5.1300%            1           84           83           48          360             47              360
          25       5.4800%            5           60           55           60           NA             55               NA
          26       6.1150%            1          120          119           24          360             23              360
          27       6.0750%            5          120          115           60          360             55              360
          28       6.1000%            6          240          234            0          240              0              234
          29       5.4460%            3           84           81            0          300              0              297
          30       5.9000%            5          120          115           12          360              7              360
          31       5.5500%            4          120          116           24          360             20              360
          32       6.1800%            2          120          118           24          360             22              360
          33       5.2000%            8          120          112            0          360              0              352
          34       5.8860%            2          120          118            0          360              0              358
          35       5.3300%            2          120          118           24          360             22              360
       35.01
       35.02
          36       6.0780%            7           84           77            0          360              0              353
          37       5.3400%            2          120          118           24          360             22              360
          38       5.6030%            1           60           59           24          360             23              360
          39       5.3400%            2          120          118           24          360             22              360
          40       6.6000%            2          120          118            0          300              0              298
          41       6.3500%            4          120          116            0          360              0              356
          42       5.3800%            1          120          119           24          360             23              360
          43       5.9460%            2           84           82            0          360              0              358
          44       5.4620%            2           84           82           24          360             22              360
          45       5.1800%            0          120          120           24          360             24              360
          46       5.6350%            5          120          115           23          360             18              360
          47       5.2800%            1          120          119            0          360              0              359
       47.01
       47.02
       47.03
          48       5.2500%            4          120          116            0          360              0              356
          49       5.8000%            0          120          120            0          360              0              360
          50       6.3000%            5           60           55            0          300              0              295
          51       5.6480%            3          120          117           12          360              9              360
          52       6.1500%            2          120          118           24          360             22              360
       52.01
       52.02
          53       6.0930%            5           84           79            0          360              0              355
          54       5.5700%            5           96           91            0          360              0              355
          55       5.5500%            4          120          116           12          360              8              360
          56       5.2300%            3           84           81           24          360             21              360
          57       5.8650%            4          120          116            0          360              0              356
          58       5.5730%            3          120          117            0          360              0              357
          59       5.5500%            4          120          116           18          360             14              360
          60       5.4400%            3          120          117           12          360              9              360
          61       5.4200%            4           60           56           60           NA             56               NA
          62       5.4300%            3          120          117           12          360              9              360
          63       5.6500%            1          120          119            0          360              0              359
          64       5.3400%            2          120          118           24          360             22              360
          65       5.4900%            1          120          119            0          360              0              359
          66       6.2600%            7           60           53           60           NA             53               NA
       66.01
       66.02
          67       5.9000%            1          120          119            0          360              0              359
          68       5.6320%            3           84           81            0          360              0              357
          69       5.9720%            3          120          117            0          300              0              297
          70       6.0000%            6          120          114           12          360              6              360
          71       5.3500%            1           60           59           60           NA             59               NA
          72       5.3400%            1          120          119           24          360             23              360
          73       6.0900%            1          120          119            0          300              0              299
          74       6.1900%            7          120          113           60          360             53              360
          75       6.0500%            5           84           79           48          360             43              360
          76       5.4300%            3          120          117           24          360             21              360
          77       5.1000%            5           60           55           60           NA             55               NA
          78       5.4700%            5           96           91           60          360             55              360
          79       5.9500%            3          120          117            0          360              0              357
          80       5.3000%            1          120          119           24          360             23              360
          81       5.8500%            5          120          115            0          360              0              355
          82       5.2800%            1          120          119            0          360              0              359
          83       4.8500%            3           60           57           60           NA             57               NA
          84       5.6300%            1          120          119           12          336             11              336
          85       5.5700%            6           60           54           60           NA             54               NA
          86       5.5300%            2          120          118           12          360             10              360
          87       5.9000%            1          120          119            0          360              0              359
          88       5.2300%            2          120          118           24          360             22              360
          89       5.6000%            1          120          119            0          360              0              359
          90       5.6700%            8          120          112           18          360             10              360
          91       6.3400%            2           84           82           12          348             10              348
          92       5.5400%            0          120          120            0          360              0              360
          93       5.7400%            3          120          117            0          360              0              357
          94       5.5500%            4          120          116            0          360              0              356
          95       5.3900%            1          120          119           24          360             23              360
          96       5.8500%            5           84           79            0          360              0              355
          97       5.4300%            3          120          117           24          360             21              360
          98       5.9500%            5           84           79           24          360             19              360
          99       5.7830%            6          120          114            0          360              0              354
         100       5.8730%            4          120          116           24          360             20              360
         101       5.1800%            2           60           58           24          360             22              360
         102       5.3200%            5           60           55            0          360              0              355
         103       5.5800%            3          180          177            0          180              0              177
         104       5.1600%            2          120          118            0          360              0              358
         105       4.9200%            1          120          119            0          300              0              299
         106       5.5900%            4          120          116            0          360              0              356
         107       5.2300%            2          120          118           24          360             22              360
         108       5.4900%            2          120          118            0          360              0              358
         109       5.0800%            1          120          119            0          360              0              359
         110       5.7900%            6          120          114            0          360              0              354
         111       6.0500%            4          120          116            0          360              0              356
         112       5.6500%            5          120          115            0          360              0              355
         113       5.9700%            5          120          115           36          360             31              360
         114       5.3700%            1          120          119           12          360             11              360
         115       5.7350%            3          120          117            0          360              0              357
         116       5.3700%            1          120          119           24          360             23              360
         117       5.6730%            3          120          117            0          360              0              357
         118       6.1500%            7           60           53           60           NA             53               NA
         119       5.4800%            5           60           55           60           NA             55               NA
         120       5.6000%            5          120          115           24          360             19              360
         121       5.7430%            4          120          116            0          360              0              356
         122       5.2300%            2          120          118           24          360             22              360
         123       5.3200%            5           60           55            0          360              0              355
         124       5.8750%            1          120          119            0          360              0              359
         125       5.5000%            3          120          117            0          360              0              357
         126       6.0500%            5          120          115            0          360              0              355
         127       5.7930%            1          120          119            0          360              0              359
      127.01
      127.02
         128       6.0200%            6          120          114           12          360              6              360
         129       5.4500%            5          180          175            0          180              0              175
         130       6.1500%            5          120          115            0          300              0              295
         131       5.5800%            5          120          115           24          360             19              360
         132       5.8000%            3          120          117            0          360              0              357
         133       6.2100%            5          120          115            0          360              0              355
         134       5.2800%            2          120          118            0          360              0              358
         135       5.4100%            2          120          118            0          360              0              358
         136       5.5600%            4          120          116            0          360              0              356
         137       5.6850%            5          120          115            0          360              0              355
         138       6.4850%            5          120          115            0          360              0              355
         139       5.8700%            4          120          116           12          360              8              360
         140       6.3350%            5          120          115            0          360              0              355
         141       5.6800%            4          120          116            0          360              0              356
         142       6.0600%            5          120          115            0          360              0              355

        2-C        4.7800%            8           59           51            0          360              0              352
        3-C        5.9120%            0          120          120           36          360             36              360
        8-C        6.1500%            4          120          116           59          360             55              360
        12-C       6.7000%            4          120          116            0          360              0              356
        14-C       5.5260%            2          120          118          120           NA            118               NA
        19-C       6.7560%            6           84           78           24          360             18              360
        70-C       6.0000%            6          120          114           12          360              6              360

                Interest
                Accrual
                Method                Administrative    Master           Primary
GCCFC 05-GG3    (Actual/360 or        Fee               Servicing         Servicing   Ownership Interest
Loan ID         30/360)               Rate              Fee               Fee         (Fee/Leasehold)
           1     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
           2     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple / Leasehold
           3     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
           4     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
           5     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
           6     Actual/360             0.0206%           0.0100%           0.0100%   Leasehold
           7     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
           8     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
           9     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          10     Actual/360             0.0206%           0.0100%           0.0100%
       10.01                                                                          Fee Simple
       10.02                                                                          Fee Simple
       10.03                                                                          Fee Simple
       10.04                                                                          Fee Simple
       10.05                                                                          Fee Simple
       10.06                                                                          Fee Simple
       10.07                                                                          Fee Simple
       10.08                                                                          Fee Simple
       10.09                                                                          Fee Simple
          11     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          12     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          13     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple / Leasehold
          14     Actual/360             0.0406%           0.0100%           0.0300%   Fee Simple
          15     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          16     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          17     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          18     Actual/360             0.0506%           0.0100%           0.0400%   Fee Simple
          19     Actual/360             0.0206%           0.0100%           0.0100%
       19.01                                                                          Fee Simple
       19.02                                                                          Fee Simple / Leasehold
       19.03                                                                          Leasehold
          20     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          21     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          22     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          23     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          24     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          25     Actual/360             0.0806%           0.0100%           0.0700%   Fee Simple / Leasehold
          26     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          27     Actual/360             0.0706%           0.0100%           0.0600%   Fee Simple
          28     Actual/360             0.0906%           0.0100%           0.0800%   Fee Simple
          29     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple / Leasehold
          30     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          31     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          32     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          33     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          34     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          35     Actual/360             0.0206%           0.0100%           0.0100%
       35.01                                                                          Fee Simple
       35.02                                                                          Fee Simple
          36     Actual/360             0.0706%           0.0100%           0.0600%   Fee Simple
          37     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          38     Actual/360             0.0206%           0.0100%           0.0100%   Leasehold
          39     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          40     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          41     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          42     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          43     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple / Leasehold
          44     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          45     Actual/360             0.0206%           0.0100%           0.0100%   Leasehold
          46     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          47     Actual/360             0.0506%           0.0100%           0.0400%
       47.01                                                                          Fee Simple
       47.02                                                                          Fee Simple
       47.03                                                                          Fee Simple
          48     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          49     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          50     Actual/360             0.0206%           0.0100%           0.0100%   Leasehold
          51     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          52     Actual/360             0.0206%           0.0100%           0.0100%
       52.01                                                                          Fee Simple
       52.02                                                                          Fee Simple
          53     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          54     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          55     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          56     Actual/360             0.0906%           0.0100%           0.0800%   Fee Simple
          57     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          58     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          59     Actual/360             0.0806%           0.0100%           0.0700%   Fee Simple
          60     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          61     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          62     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          63     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          64     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          65     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          66     Actual/360             0.0206%           0.0100%           0.0100%
       66.01                                                                          Fee Simple
       66.02                                                                          Fee Simple
          67     Actual/360             0.0806%           0.0100%           0.0700%   Fee Simple
          68     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          69     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          70     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          71     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          72     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          73     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          74     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          75     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          76     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          77     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          78     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          79     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          80     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          81     Actual/360             0.0806%           0.0100%           0.0700%   Fee Simple
          82     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          83     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          84     Actual/360             0.0706%           0.0100%           0.0600%   Fee Simple
          85     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          86     Actual/360             0.0806%           0.0100%           0.0700%   Fee Simple
          87     Actual/360             0.0806%           0.0100%           0.0700%   Fee Simple
          88     Actual/360             0.0706%           0.0100%           0.0600%   Fee Simple
          89     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          90     Actual/360             0.0706%           0.0100%           0.0600%   Fee Simple
          91     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          92     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          93     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          94     Actual/360             0.0906%           0.0100%           0.0800%   Fee Simple
          95     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          96     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          97     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          98     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
          99     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         100     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         101     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         102     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         103     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         104     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         105     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         106     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         107     Actual/360             0.0706%           0.0100%           0.0600%   Fee Simple
         108     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         109     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         110     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         111     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         112     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         113     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         114     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         115     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         116     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         117     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         118     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         119     Actual/360             0.0906%           0.0100%           0.0800%   Fee Simple
         120     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         121     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         122     Actual/360             0.0706%           0.0100%           0.0600%   Fee Simple
         123     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         124     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         125     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple / Leasehold
         126     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         127     Actual/360             0.0206%           0.0100%           0.0100%
      127.01                                                                          Fee Simple
      127.02                                                                          Fee Simple
         128     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         129     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         130     Actual/360             0.0906%           0.0100%           0.0800%   Fee Simple
         131     Actual/360             0.0706%           0.0100%           0.0600%   Fee Simple
         132     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         133     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         134     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         135     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         136     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         137     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         138     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         139     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         140     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         141     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple
         142     Actual/360             0.0206%           0.0100%           0.0100%   Fee Simple

       2-C       Actual/360             0.0100%           0.0000%           0.0100%
       3-C       Actual/360             0.0100%           0.0000%           0.0100%
       8-C       Actual/360             0.0100%           0.0000%           0.0100%
       12-C      Actual/360             0.0100%           0.0000%           0.0100%
       14-C      Actual/360             0.0300%           0.0000%           0.0300%
       19-C      Actual/360             0.0100%           0.0000%           0.0100%
       70-C      Actual/360             0.0000%           0.0000%           0.0000%

GCCFC 05-GG3                                                                                            Crossed With Other
Loan ID         Mortgage Loan Seller   Originator           Prepayment Type                             Loans (Crossed Group)
        1       GSMC/Commerzbank       Archon/Commerzbank   Lockout/26_Defeasance/28_0%/7                NAP
        2       GSMC/Commerzbank       Archon               Lockout/32_Defeasance/22_0%/5                NAP
        3       GCFP                   GCFP                 Lockout/23_Defeasance/93_O%/4                NAP
        4       GSMC                   Archon               Lockout/26_>YM or 1% or Defeasance/53_0%/4   NAP
        5       GSMC                   Archon               Lockout/25_Defeasance/31_0%/4                NAP
        6       GSMC/Commerzbank       Archon/Commerzbank   Lockout/25_Defeasance/28_0%/7                NAP
        7       GSMC                   Archon               Lockout/26_>YM or 2%/21_>YM or 1%/9_0%/4     NAP
        8       GCFP                   GCFP                 Lockout/28_Defeasance/89_0%/3                NAP
        9       GCFP                   GCFP                 Lockout/26_Defeasance/90_0%/4                NAP
       10       GCFP                   GCFP                 Lockout/26_Defeasance/31_0%/3                NAP
    10.01                                                                                                NAP
    10.02                                                                                                NAP
    10.03                                                                                                NAP
    10.04                                                                                                NAP
    10.05                                                                                                NAP
    10.06                                                                                                NAP
    10.07                                                                                                NAP
    10.08                                                                                                NAP
    10.09                                                                                                NAP
       11       GCFP                   GCFP                 Lockout/27_Defeasance/54_0%/3                NAP
       12       GCFP                   GCFP                 Lockout/28_Defeasance/88_0%/4                NAP
       13       GSMC                   Archon               Lockout/24_Defeasance/92_0%/4                NAP
       14       GCFP                   Morgan Stanley       Lockout/26_Defeasance/90_0%/4                NAP
       15       GCFP                   GCFP                 Lockout/26_Defeasance/90_0%/4                NAP
       16       GCFP                   GCFP                 Lockout/28_Defeasance/89_0%/3                NAP
       17       GCFP                   GCFP                 Lockout/27_Defeasance/53_0%/4                NAP
       18       GCFP                   GCFP                 Lockout/25_Defeasance/90_O%/5                NAP
       19       GCFP                   GCFP                 Lockout/30_Defeasance/51_0%/3                NAP
    19.01                                                                                                NAP
    19.02                                                                                                NAP
    19.03                                                                                                NAP
       20       GSMC                   Archon               Lockout/27_Defeasance/29_0%/4                NAP
       21       GCFP                   GCFP                 Lockout/26_Defeasance/90_0%/4                NAP
       22       GCFP                   GCFP                 Lockout/26_Defeasance/90_0%/4                NAP
       23       GSMC                   Archon               Lockout/28_Defeasance/88_0%/4                NAP
       24       GCFP                   GCFP                 Lockout/25_Defeasance/55_0%/4                NAP
       25       GSMC                   Archon               Lockout/29_Defeasance/27_0%/4                NAP
       26       GCFP                   GCFP                 Lockout/25_Defeasance/93_0%/2                NAP
       27       GCFP                   GCFP                 Lockout/29_Defeasance/87_0%/4                NAP
       28       GSMC                   Archon               Lockout/30_Defeasance/185_0%/25              NAP
       29       GCFP                   GCFP                 Lockout/27_Defeasance/53_0%/4                NAP
       30       GSMC                   Archon               Lockout/29_Defeasance/87_0%/4                NAP
       31       GSMC                   Archon               Lockout/28_Defeasance/88_0%/4                NAP
       32       GCFP                   GCFP                 Lockout/26_Defeasance/91_0%/3                NAP
       33       GCFP                   GCFP                 Lockout/32_Defeasance/84_0%/4                NAP
       34       GCFP                   GCFP                 Lockout/26_Defeasance/91_0%/3                NAP
       35       GCFP                   GCFP                 Lockout/26_Defeasance/90_0%/4                NAP
    35.01                                                                                                NAP
    35.02                                                                                                NAP
       36       GCFP                   GCFP                 Lockout/31_Defeasance/49_0%/4                NAP
       37       GCFP                   GCFP                 Lockout/26_Defeasance/91_0%/3                NAP
       38       GCFP                   GCFP                 Lockout/25_Defeasance/31_0%/4                NAP
       39       GCFP                   GCFP                 Lockout/26_Defeasance/91_0%/3                NAP
       40       GCFP                   GCFP                 Lockout/26_Defeasance/90_0%/4                NAP
       41       GCFP                   GCFP                 Lockout/28_Defeasance/88_0%/4                NAP
       42       GSMC                   Archon               Lockout/25_Defeasance/91_0%/4                NAP
       43       GCFP                   GCFP                 Lockout/26_Defeasance/51_0%/7                NAP
       44       GCFP                   GCFP                 Lockout/26_Defeasance/51_0%/7                NAP
       45       GSMC                   Archon               Lockout/24_Defeasance/92_0%/4                NAP
       46       GCFP                   GCFP                 Lockout/29_Defeasance/87_0%/4                NAP
       47       GSMC                   Archon               Lockout/25_Defeasance/91_0%/4                NAP
    47.01                                                                                                NAP
    47.02                                                                                                NAP
    47.03                                                                                                NAP
       48       GCFP                   GCFP                 Lockout/28_Defeasance/89_0%/3                NAP
       49       GCFP                   GCFP                 Lockout/24_Defeasance/92_0%/4                NAP
       50       GCFP                   GCFP                 Lockout/29_Defeasance/27_0%/4                NAP
       51       GCFP                   GCFP                 Lockout/27_Defeasance/89_0%/4                NAP
       52       GCFP                   GCFP                 Lockout/26_Defeasance/91_0%/3                NAP
    52.01                                                                                                NAP
    52.02                                                                                                NAP
       53       GCFP                   GCFP                 Lockout/29_Defeasance/51_0%/4                NAP
       54       GCFP                   GCFP                 Lockout/29_Defeasance/63_0%/4                NAP
       55       GSMC                   Archon               Lockout/28_Defeasance/88_0%/4                NAP
       56       GSMC                   Archon               Lockout/27_Defeasance/52_0%/5                NAP
       57       GCFP                   GCFP                 Lockout/28_Defeasance/88_0%/4                NAP
       58       GCFP                   GCFP                 Lockout/27_Defeasance/86_0%/7                NAP
       59       GSMC                   Archon               Lockout/28_Defeasance/88_0%/4                NAP
       60       GSMC                   Archon               Lockout/27_Defeasance/89_0%/4                NAP
       61       GSMC                   Archon               Lockout/28_Defeasance/28_0%/4                NAP
       62       GSMC                   Archon               Lockout/27_Defeasance/89_0%/4                NAP
       63       GSMC                   Archon               Lockout/25_Defeasance/91_0%/4                NAP
       64       GSMC                   Archon               Lockout/26_Defeasance/90_0%/4                NAP
       65       GCFP                   GCFP                 Lockout/25_Defeasance/91_0%/4                NAP
       66       GCFP                   GCFP                 Lockout/31_Defeasance/25_0%/4                NAP
    66.01                                                                                                NAP
    66.02                                                                                                NAP
       67       GSMC                   Archon               Lockout/25_Defeasance/91_0%/4                NAP
       68       GCFP                   GCFP                 Lockout/27_Defeasance/54_0%/3                NAP
       69       GCFP                   GCFP                 Lockout/27_Defeasance/89_0%/4                NAP
       70       GSMC                   Archon               Lockout/30_Defeasance/86_0%/4                NAP
       71       GSMC                   Archon               Lockout/25_Defeasance/31_0%/4                NAP
       72       GCFP                   GCFP                 Lockout/25_Defeasance/91_0%/4                NAP
       73       GCFP                   GCFP                 Lockout/25_Defeasance/91_0%/4                NAP
       74       GSMC                   Archon               Lockout/31_Defeasance/85_0%/4                NAP
       75       GCFP                   GCFP                 Lockout/29_Defeasance/51_0%/4                NAP
       76       GSMC                   Archon               Lockout/27_>YM or 1%/89_0%/4                 NAP
       77       GSMC                   Archon               Lockout/29_Defeasance/27_0%/4                NAP
       78       GSMC                   Archon               Lockout/29_>YM or 1% or Defeasance/63_0%/4   NAP
       79       GCFP                   GCFP                 Lockout/59_> YM or 1%/57_0%/4                NAP
       80       GSMC                   Archon               Lockout/25_Defeasance/91_0%/4                NAP
       81       GSMC                   Archon               Lockout/29_Defeasance/87_0%/4                NAP
       82       GCFP                   GCFP                 Lockout/25_Defeasance/91_0%/4                NAP
       83       GSMC                   Archon               Lockout/27_Defeasance/29_0%/4                NAP
       84       GSMC                   Archon               Lockout/25_Defeasance/91_0%/4                NAP
       85       GSMC                   Archon               Lockout/30_Defeasance/26_0%/4                NAP
       86       GSMC                   Archon               Lockout/26_Defeasance/90_0%/4                NAP
       87       GSMC                   Archon               Lockout/25_Defeasance/91_0%/4                NAP
       88       GSMC                   Archon               Lockout/26_Defeasance/90_0%/4                NAP
       89       GCFP                   GCFP                 Lockout/25_Defeasance/91_0%/4                NAP
       90       GSMC                   Archon               Lockout/32_Defeasance/84_0%/4                NAP
       91       GCFP                   GCFP                 Lockout/26_Defeasance/54_0%/4                NAP
       92       GCFP                   GCFP                 Lockout/58_> YM or 1%/58_0%/4                NAP
       93       GCFP                   GCFP                 Lockout/59_> YM or 1%/57_0%/4                NAP
       94       GSMC                   Archon               Lockout/28_Defeasance/88_0%/4                NAP
       95       GSMC                   Archon               Lockout/25_Defeasance/91_0%/4                NAP
       96       GCFP                   GCFP                 Lockout/29_Defeasance/51_0%/4                NAP
       97       GSMC                   Archon               Lockout/27_>YM or 1%/89_0%/4                 NAP
       98       GSMC                   Archon               Lockout/29_Defeasance/51_0%/4                NAP
       99       GCFP                   GCFP                 Lockout/30_Defeasance/86_0%/4                NAP
      100       GCFP                   GCFP                 Lockout/41_YM+1%/75_0%/4                     NAP
      101       GSMC                   Archon               Lockout/26_Defeasance/30_0%/4                NAP
      102       GSMC                   Archon               Lockout/29_Defeasance/27_0%/4                NAP
      103       GSMC                   Archon               Lockout/27_Defeasance/149_0%/4               NAP
      104       GSMC                   Archon               Lockout/26_Defeasance/90_0%/4                NAP
      105       GSMC                   Archon               Lockout/25_Defeasance/91_0%/4                NAP
      106       GCFP                   GCFP                 Lockout/28_Defeasance/88_0%/4                NAP
      107       GSMC                   Archon               Lockout/26_Defeasance/90_0%/4                NAP
      108       GCFP                   GCFP                 Lockout/26_Defeasance/90_0%/4                NAP
      109       GSMC                   Archon               Lockout/25_Defeasance/91_0%/4                NAP
      110       GSMC                   Archon               Lockout/30_Defeasance/86_0%/4                NAP
      111       GCFP                   GCFP                 Lockout/59_> YM or 1%/57_0%/4                NAP
      112       GCFP                   GCFP                 Lockout/29_Defeasance/87_0%/4                NAP
      113       GSMC                   Archon               Lockout/29_Defeasance/87_0%/4                NAP
      114       GSMC                   Archon               Lockout/25_Defeasance/91_0%/4                NAP
      115       GCFP                   GCFP                 Lockout/27_Defeasance/89_0%/4                NAP
      116       GSMC                   Archon               Lockout/25_Defeasance/91_0%/4                NAP
      117       GCFP                   GCFP                 Lockout/27_Defeasance/89_0%/4                NAP
      118       GCFP                   GCFP                 Lockout/31_Defeasance/25_0%/4                NAP
      119       GSMC                   Archon               Lockout/29_Defeasance/27_0%/4                NAP
      120       GSMC                   Archon               Lockout/29_Defeasance/87_0%/4                NAP
      121       GCFP                   GCFP                 Lockout/28_Defeasance/88_0%/4                NAP
      122       GSMC                   Archon               Lockout/26_Defeasance/90_0%/4                NAP
      123       GSMC                   Archon               Lockout/29_Defeasance/27_0%/4                NAP
      124       GCFP                   GCFP                 Lockout/59_> YM or 1%/57_0%/4                NAP
      125       GSMC                   Archon               Lockout/27_Defeasance/89_0%/4                NAP
      126       GCFP                   GCFP                 Lockout/59_> YM or 1%/57_0%/4                NAP
      127       GCFP                   GCFP                 Lockout/25_Defeasance/92_0%/3                NAP
   127.01                                                                                                NAP
   127.02                                                                                                NAP
      128       GSMC                   Archon               Lockout/30_Defeasance/86_0%/4                NAP
      129       GSMC                   Archon               Lockout/29_>YM or 1%/147_0%/4                NAP
      130       GCFP                   GCFP                 Lockout/29_Defeasance/87_0%/4                NAP
      131       GSMC                   Archon               Lockout/29_Defeasance/87_0%/4                NAP
      132       GSMC                   Archon               Lockout/27_Defeasance/89_0%/4                NAP
      133       GCFP                   GCFP                 Lockout/29_Defeasance/87_0%/4                NAP
      134       GSMC                   Archon               Lockout/26_Defeasance/90_0%/4                NAP
      135       GCFP                   GCFP                 Lockout/26_Defeasance/90_0%/4                NAP
      136       GCFP                   GCFP                 Lockout/28_Defeasance/89_0%/3                NAP
      137       GCFP                   GCFP                 Lockout/29_Defeasance/86_0%/5                NAP
      138       GCFP                   GCFP                 Lockout/29_Defeasance/87_0%/4                NAP
      139       GSMC                   Archon               Lockout/28_Defeasance/88_0%/4                NAP
      140       GCFP                   GCFP                 Lockout/59_> YM or 1%/57_0%/4                NAP
      141       GCFP                   GCFP                 Lockout/28_Defeasance/89_0%/3                NAP
      142       GCFP                   GCFP                 Lockout/59_> YM or 1%/57_0%/4                NAP

     2-C
     3-C
     8-C
     12-C
     14-C
     19-C
     70-C

GCCFC 05-GG3
Loan ID      Control_Number      Loan ID      Loan Name                           Borrower Name
  1          00-1001130          00-1001130   North Star Mall                     NS Mall Property LP
  2          09-1001118          09-1001118   Grand Canal Shoppes at the
                                               Venetian                           Grand Canal Shops II, LLC
  3          04-0773             04-0773      1440 Broadway                       1440 Partners, LLC
  4          00-1001129          00-1001129   The Crescent                        Crescent TC Investors, L.P.
  5          00-1001131          00-1001131   498 Seventh Avenue                  498 Seventh, LLC
  6          00-1001132          00-1001132   Mall St. Matthews                   MSM Property L.L.C.
  7          09-0002005          09-0002005   Westin Kierland                     The Kierland Resort Company, LLC
  8          04-0662             04-0662      Shops at Wailea                     The Shops at Wailea, LP
  9          04-0975             04-0975      Waikiki Galleria                    Waikiki Galleria Tower, LP; GPF Waikiki Galleria,
                                                                                   LLC; Waikiki Galleria Tower Manager, LLC
------------------------------------------------------------------------------------------------------------------------------------
  10         04-1136             04-1136      Place Properties Portfolio          Cape Place (DE), LLC; Clemson Place (DE), LLC;
                                                                                   Jacksonville Place (DE), LLC; Macon Place (DE),
                                                                                   LLC; Martin Place (DE), LLC; Murray Place (DE),
                                                                                   LLC; River Place (DE), LLC; Clayton Place (DE),
                                                                                   LLC; Troy Place (DE), LLC
10.01        04-1136             04-1136      Clayton Place
10.02        04-1136             04-1136      River Place
10.03        04-1136             04-1136      Jacksonville Place
10.04        04-1136             04-1136      Troy Place
10.05        04-1136             04-1136      Martin Place
10.06        04-1136             04-1136      Cape Place
10.07        04-1136             04-1136      Clemson Place
10.08        04-1136             04-1136      Macon Place
10.09        04-1136             04-1136      Murray Place
------------------------------------------------------------------------------------------------------------------------------------
  11         04-1007             04-1007      1700 Market Street                  PA-Market Street Limited Partnership
  12         04-0140             04-0140      2040 Main Street                    2040 Main, LLC
  13         00-1001133          00-1001133   Doral Arrowwood Hotel               DCCA, LLC
  14         04-1247             04-1247      1370 Avenue of the Americas         NorLand 1370, LLC; 1370 Campus, LLC; Interstate
                                                                                   1370, LLC; Interbroad 1370, LLC; Intervine 1370,
                                                                                   LLC; 1370 Operating Lessee, LLC
  15         04-1228             04-1228      One South Street                    Commerce Place Associates, LLC
  16         04-0744             04-0744      South Park Mall                     SP San Antonio Partnership, L.P.
  17         04-0449             04-0449      Village at Orange                   Passco TVO-S, LLC; Passco TVO-H, LLC; Passco
                                                                                   Diversified Fund II TVO, LLC; Various Non-Passco
                                                                                   TICs
  18         04-0826             04-0826      Mayfaire Town Center                Mayfaire Retail, LLC
------------------------------------------------------------------------------------------------------------------------------------
  19         04-0829             04-0829      Birtcher/Charlesbank Office
                                               Portfolio                          Birtcher Anderson Investors, LLC
19.01        04-0829             04-0829      Park Tower
19.02        04-0829             04-0829      801 Civic Center Drive
19.03        04-0829             04-0829      Transit Tower
------------------------------------------------------------------------------------------------------------------------------------
  20         09-0001999          09-0001999   Atlanta Decorative Arts Center      ADAC, L.P.
  21         04-1347             04-1347      Hilton Nashville Downtown           Nashville Downtown Hotel, LLC
  22         04-1143             04-1143      3100 Thornton                       3100 Partners, LLC
  23         09-0001980          09-0001980   Lake Arrowhead Village              Lake Arrowhead Village LLC, Lake Arrowhead
                                                                                   Investors LLC, Lake Arrowhead L&S LLC, Lake
                                                                                   Arrowhead Laguna LLC and Lake Arrowhead
                                                                                   Scardigli LLC
  24         04-1435             04-1435      Olathe Station
  25         09-0001968          09-0001968   One Financial Plaza                 NNN One Financial Plaza 1, LLC, NNN One Financial
                                                                                   Plaza 2, LLC, NNN One Financial Plaza 3, LLC and
                                                                                   GREIT - One Financial Plaza, LLC
  26         04-0917             04-0917      Executive Campus                    NJ Fee Owner LLC
  27         04-0551             04-0551      1341 G Street                       Behringer Harvard Colorado Building H, LLC; TIC
                                                                                   Colorado Building 2, LLC; TIC Colorado Building
                                                                                   3, LLC; TIC Colorado Building 4, LLC; TIC
                                                                                   Colorado Building 5, LLC; TIC Colorado Building
                                                                                   6, LLC; TIC Colorado Building 7, LLC; TIC
                                                                                   Colorado Building 8, LLC; TIC Colorado Building
                                                                                    10, LLC
  28         09-0001954          09-0001954   FAA Building                        O'Hare Lake 2300-A, LLC
  29         04-1086             04-1086      Hyatt Regency Albuquerque           GEM Lobos, LLC
  30         09-0001950          09-0001950   Groton Estates                      Groton Estates, LLC
  31         09-0001974          09-0001974   Champions of the West Tower         Moreno Valley Investors I, LLC, Moreno Valley
                                                                                   Investors II, LLC and El Camino Tower II, LLC
  32         04-1059             04-1059      Irvine Technology Center-I          Irvine Technology Operating Company I LLC
  33         04-0276             04-0276      2470 Highcrest Road                 Stonewater UIS Funding, LLC
  34         04-1229             04-1229      Lee Farm Corporate Center           Danbury Prime Property LLC
------------------------------------------------------------------------------------------------------------------------------------
  35         04-1085             04-1085      Mills Pointe/Arapahoe Village
                                               Portfolio                          Mills Dunhill Holdings Ltd.; Arapaho Dunhill
                                                                                   Holdings, Ltd.
35.01        04-1085             04-1085      Mills Pointe
35.02        04-1085             04-1085      Arapaho Village
------------------------------------------------------------------------------------------------------------------------------------
  36         03-0873             03-0873      St Louis Place                      Behringer Harvard St. Louis Place H, LLC;
                                                                                   Behringer Harvard St. Louis Place S, LLC; TIC St.
                                                                                   Louis Place 1, LLC; TIC St. Louis Place 2, LLC;
                                                                                   TIC St. Louis Place 3, LLC; TIC St. Louis Place
                                                                                   4, LLC; TIC St. Louis Place 5, LLC; TIC St. Louis
                                                                                   Place 6, LLC; TIC St. Louis Place
                                                                                  7, LLC; TIC St. Louis Place 8, LLC; TIC St.
                                                                                   Louis Place 9, LLC; TIC St. Louis Place 10, LLC;
                                                                                   TIC St. Louis Place 12; TIC St. Louis Place 13,
                                                                                   LLC; TIC St. Louis Place 14, LLC
  37         04-1158             04-1158      Portofino Plaza                     Mani Brothers Portofino Plaza, LLC
  38         04-0904             04-0904      500 East 84th Avenue                ARI - North Valley Tech Center, LLC and up to 34
                                                                                   additional Tenant In Common Borrowers
  39         04-1157             04-1157      Piazza Del Sol                      Mani Brothers Piazza del Sol, LLC
  40         04-0787             04-0787      Hotel Burnham                       Canal Street Hotel, LLC
  41         04-0862             04-0862      Magnolia Village                    Magnolia Village LLC
  42         09-0002018          09-0002018   1355 Beverly Road                   Beverly Road LLC
  43         04-0948             04-0948      Capitol Center                      919 Congress Avenue LLC
  44         04-0809             04-0809      Seattle Tower                       Seattle Landmark LLC
  45         09-0002020          09-0002020   Marketplace at Kapolei              Kapolei Marketplace LLC and Kapolei-57, LLC
  46         04-0945             04-0945      New Loudon Center                   Acadia New Loudon, LLC
------------------------------------------------------------------------------------------------------------------------------------
  47         09-0002006          09-0002006   H.H. Gregg Retail Portfolio         LaPlace Indiana, LLC
47.01        09-0002006C         09-0002006C  Clarksville Commons
47.02        09-0002006B         09-0002006B  East Washington Street
47.03        09-0002006A         09-0002006A  U.S. 31 South
------------------------------------------------------------------------------------------------------------------------------------
  48         04-0522             04-0522      North Mountain Village Apartments   YF Partners North Mountain LLC
  49         04-1290             04-1290      Prospect Place Office               3111 S. Dixie Highway, LLC
  50         04-0889             04-0889      Radisson Metrodome                  University Inn Property, LLC
  51         04-0778             04-0778      Waynechester Plaza                  Waynechester Plaza, LLC
------------------------------------------------------------------------------------------------------------------------------------
  52         04-0747             04-0747      Dack Portfolio                      Lin-Don Realty Associates, L.P. (EP); Mari Don
                                                                                  Realty, LTD.
52.01        04-0747             04-0747      Energy Park I & II
52.02        04-0747             04-0747      Maryland Way
------------------------------------------------------------------------------------------------------------------------------------
  53         04-0731             04-0731      711 Atlantic Avenue                 Lexham Atlantic, LLC
  54         04-0857             04-0857      The Plaza at Encinitas Ranch        Encinitas Plaza, LLC
  55         09-0001973          09-0001973   University Plaza                    University Drive Properties, LLC
  56         09-0001985          09-0001985   Wells Fargo Building                Christiana Investments, LLC
  57         04-0794             04-0794      Fremont Moreno Center               Fremont Moreno - Third Street L.P.
  58         04-0311             04-0311      Pleasant Valley                     Pleasant Valley Realty Limited Partnership
  59         09-0001951          09-0001951   25 Melville Road                    25 MPR, LLC
  60         09-0001981          09-0001981   Village Shopping Center             Village Realty, LLC
  61         09-0001953          09-0001953   Casas Adobes Plaza                  Casas Adobes Plaza II, LLC and Casas Adobes
                                                                                   Ventures II, LLC
  62         09-0001991          09-0001991   Shoppes at Letson Farms             Letson Farms Associates, LLC
  63         09-0002002          09-0002002   Bloomfield Park Gateway Center      2055 Associates, L.L.C.
  64         09-0002012          09-0002012   Hollidaysburg Manor Apts            Hollidaysburg Associates, L.P.
  65         04-1205             04-1205      Northfield Commons                  Northfield Commons Associates, L.L.C
------------------------------------------------------------------------------------------------------------------------------------
  66         04-0282             04-0282      Fairfield Office Portfolio          14 Mamaroneck Avenue Reinvestment Associates, LLC;
                                                                                   1375 Kings Highway / 777 Commerce Drive, LLC
66.01        04-0282             04-0282      777 Commerce Drive
66.02        04-0282             04-0282      1375 Kings Highway East
------------------------------------------------------------------------------------------------------------------------------------
  67         09-0001960          09-0001960   Prairie Glen Medical Office
                                               Buildings B and C                  auG FIVE, L.P.
  68         04-1073             04-1073      1420 Harbor Bay Parkway             Brookwood Harbor Bay Investors, LLC
  69         04-0970             04-0970      Hampton Inn Camarillo               Ocean Park Hotels - LLO, LLC
  70         09-0001944          09-0001944   Toringdon II                        Lichtin/Toringdon II, LLC
  71         09-0001912          09-0001912   Health Park                         Ten Docs, LLC
  72         04-0928             04-0928      Pasadena Collection                 South Lake Retail Investments, Ltd.
  73         04-1255             04-1255      Towneplace Suites by Marriott,
                                               San Jose                           440 Saratoga Partners LP
  74         09-0002003          09-0002003   Sunset Plaza                        Mandan Investment Group, LLC
  75         04-0648             04-0648      Eastwind Shopping Center            Eastwind Center 1; Eastwind Center 2; Eastwind
                                                                                   Center 3; Eastwind Center 4; Eastwind Center 5;
                                                                                   Eastwind Center 6; Eastwind Center 7; Eastwind
                                                                                   Center 8; Eastwind Center 9; Eastwind Center 10;
                                                                                   Eastwind Center 11; Eastwind Center 12; Eastwind
                                                                                   Center 13; Passco
  76         09-0001992          09-0001992   Centra Point I                      Centra Point 8363 LLC
  77         09-0001915          09-0001915   Intracorp Building                  Fox Beardslee Cove, L.L.C.
  78         09-0001914          09-0001914   Walden Park                         CPRE-1 End Lakeline, L.P.
  79         04-1142             04-1142      Quail Vista                         Quail Vista, LLC
  80         09-0002013          09-0002013   Westwood Plaza                      Greenwood (Westwood) WMA, LLC
  81         09-0001956          09-0001956   Northdale Plaza                     Northdale Plaza LLC
  82         04-1282             04-1282      Polaris Retail Center               Polaris Circuit City, LLC
  83         09-0002004          09-0002004   Robert Morris Building              1701 Partners, L.P.
  84         09-0001936          09-0001936   The Highlands of East Ellijay       Highland Crossing Partners, LLC
  85         09-0001947          09-0001947   Fleetwood Office Park               Building B, L.L.C. and Building D, LLC
  86         09-0001977          09-0001977   Bayshore Center                     Bayshore Center, LLC
  87         09-0001959          09-0001959   Prairie Glen Medical Office
                                               Building A                         auG FIVE-A, L.P.
  88         09-0001997          09-0001997   Highlands Shopping Center           Highlands Shopping Center LLC
  89         04-1234             04-1234      Eagle Mountain Shopping Center      Eagle Mountain Village, LLC
  90         09-0001922          09-0001922   Rivers Bend East                    River's Bend East Office Group & Technology Center
                                                                                   I, L.L.C.
  91         04-0730             04-0730      6312 Nagle Avenue                   Devon-Nagle, LLC
  92         04-1263             04-1263      Laguna Plaza                        Laguna Plaza 1 LLC
  93         04-0937             04-0937      Pacific Pointe                      Scion Investments Limited Partnership
  94         09-0001988          09-0001988   5000 Blazer Memorial Parkway        Dublin Techmart, LLC and Techmart Venture, LLC
  95         09-0002008          09-0002008   Tracy Plaza Four                    Plaza Four General Partnership
  96         04-0029             04-0029      Sopra Centre                        Sun Atlantic Properties, LLC
  97         09-0001993          09-0001993   Centra Point V                      Centra Point 8395 LLC
  98         09-0001969          09-0001969   Harbor Medical Office               Harbor Medical Partners, LLC
  99         04-0776             04-0776      Corporate Exchange Center           CP Oakley, LLC
 100         04-0982             04-0982      100 Bank Street                     Burlington Seven Associates Limited Partnership
 101         09-0002011          09-0002011   Ruffin Road Industrial              3949 & 3959 Ruffin Road, LLC and Buie-San Jacinto,
                                                                                  LLC
 102         09-0001957          09-0001957   6801 Building                       David Associates II, L.L.P.
 103         09-0001987          09-0001987   9480 Warner Ave                     R & R Management, LLC
 104         09-0001998          09-0001998   Pell City Shopping Center           MAP Pell City, LLC
 105         09-0002007          09-0002007   Trinity Corporate Park              Friendly Associates XIX LLLP
 106         04-1043             04-1043      Smart & Final Center                Topaz-Thunderbird, LLC
 107         09-0001996          09-0001996   Milestone Shopping Center           Milestone Shopping Center, LLC
 108         04-1185             04-1185      Peachtree City Marketplace          Turtlecreek Peachtree City, LLC
 109         09-0002019          09-0002019   Palmer Park Shopping Center         SC (Palmer Park) Limited Partnership
 110         09-0001942          09-0001942   Bond Street Office                  Bond Street Properties, LLC
 111         04-0738             04-0738      Quail Corners South                 Quail Corners South, LLC
 112         04-0997             04-0997      Rockwest I                          Rock West Investments I, LLC
 113         09-0001952          09-0001952   Westpoint Industrial                Westpoint Industrial, Ltd.
 114         09-0002009          09-0002009   Wednesbury Medical Office           Southwest Medical Plaza, Ltd.
 115         04-1140             04-1140      Parkway Commons Office Building     Memorial/Hefner Parkway, L.L.C.
 116         09-0002024          09-0002024   Southpointe Plaza                   Augusta (Southpointe) WMA, LLC
 117         04-0944             04-0944      Vestridge Commons                   Vestridge Commons Shopping Center, LLC
 118         03-0617             03-0617      Eastgate Center                     HD Eastgate, LLC
 119         09-0001976          09-0001976   Grove Medical Center                Northwest Office Limited Partnership
 120         09-0001971          09-0001971   Mountain View Plaza                 Martinsville (Mountainview) WMA, LLC
 121         03-0655             03-0655      Northpark One                       NP Office I, LLC
 122         09-0001995          09-0001995   Smoky Hill Shopping Center          Fourth Smoky Venture LLC
 123         09-0001958          09-0001958   5700 Building                       David Associates V, L.L.C.
 124         04-1135             04-1135      Walgreens Pleasant Hill             RKL Properties, LLC
 125         09-0001975          09-0001975   Hartland Village Shopping Center    JAH Hartland, LLC
 126         04-0737             04-0737      Quail Corners South - Phase III     Quail Corners South - Phase III, LLC
------------------------------------------------------------------------------------------------------------------------------------
 127         04-1265             04-1265      Arbo Portfolio                      C-Breeze Properties, LLC
127.01       04-1265             04-1265      440 West 5th Street
127.02       04-1265             04-1265      1254 East 1st Street
------------------------------------------------------------------------------------------------------------------------------------
 128         09-0001948          09-0001948   Montgomery Crossing SC              Montgomery Crossing Associates, LLC
 129         09-0001972          09-0001972   Safeway Store - Pueblo West         Kuna Enterprises 1, L.P.
 130         04-0620             04-0620      Wood River Mini Storage             WGW Investment Co. LLC
 131         09-0001970          09-0001970   Lowe's Plaza Shopping Center        South Boston (South Boston) WMA, LLC
 132         09-0001989          09-0001989   Village at Ontario Center           Village at Ontario Center, LLC
 133         04-0733             04-0733      Plaza El Portal                     Cardoso Properties Inc.
 134         09-0002014          09-0002014   Anderson Crossing Shopping Center   JAH Lawrenceburg LLC
 135         04-1078             04-1078      Clearview Parkway Shopping Center   Seals Development-Clearview, LLC
 136         04-1115             04-1115      Brookside Building                  KAE, Inc.
 137         04-0906             04-0906      826 South Hobart Boulevard          The Enchanted, LLC
 138         04-0816             04-0816      CVS, Lancaster                      TEX-CVS-DE-04, LLC
 139         09-0001979          09-0001979   Prairie Towne Square Apartments     Prarie Towne Square, LLC
 140         04-0740             04-0740      Quail Court                         Quail Court, LLC
 141         04-0909             04-0909      12407 Sowden Road                   Sowden Jetsons in Houston, LLC
 142         04-0736             04-0736      689 Sierra Rose Drive               689 Sierra Rose, LLC


GCCFC 05-GG3                                                   General               Detailed
Loan ID      Property Name                                     Property Type         Property Type              Size        Units

  1          North Star Mall                                   Retail                Regional Mall                493,706   sf
  2          Grand Canal Shoppes at the Venetian               Retail                Regional Mall                536,890   sf
  3          1440 Broadway                                     Office                General Urban                 741915   sf
  4          The Crescent                                      Office                General Urban              1,299,522   sf
  5          498 Seventh Avenue                                Office                General Urban                876,704   sf
  6          Mall St. Matthews                                 Retail                Regional Mall                700,908   sf
  7          Westin Kierland                                   Hospitality           Full Service                     732   Rooms
  8          Shops at Wailea                                   Retail                Regional Mall                 164425   sf
  9          Waikiki Galleria                                  Office                General Urban                 160522   sf
------------------------------------------------------------------------------------------------------------------------------------
  10         Place Properties Portfolio                                                                              1073   Units
10.01        Clayton Place                                     Multifamily           Student Housing                  221   Units
10.02        River Place                                       Multifamily           Student Housing                  132   Units
10.03        Jacksonville Place                                Multifamily           Student Housing                  132   Units
10.04        Troy Place                                        Multifamily           Student Housing                  108   Units
10.05        Martin Place                                      Multifamily           Student Housing                   96   Units
10.06        Cape Place                                        Multifamily           Student Housing                   96   Units
10.07        Clemson Place                                     Multifamily           Student Housing                   96   Units
10.08        Macon Place                                       Multifamily           Student Housing                   84   Units
10.09        Murray Place                                      Multifamily           Student Housing                  108   Units
------------------------------------------------------------------------------------------------------------------------------------
  11         1700 Market Street                                Office                General Urban                 843304   sf
  12         2040 Main Street                                  Office                General Suburban              324955   sf
  13         Doral Arrowwood Hotel                             Hospitality           Full Service                     374   Rooms
  14         1370 Avenue of the Americas                       Office                General Urban                 332955   sf
  15         One South Street                                  Office                General Urban                 477771   sf
  16         South Park Mall                                   Retail                Regional Mall                 669462   sf
  17         Village at Orange                                 Retail                Regional Mall                 299933   sf
  18         Mayfaire Town Center                              Retail                Regional Mall                 394018   sf
------------------------------------------------------------------------------------------------------------------------------------
  19         Birtcher/Charlesbank Office Portfolio                                                                 384291   sf
19.01        Park Tower                                        Office                General Urban                 147892   sf
19.02        801 Civic Center Drive                            Office                General Urban                 124498   sf
19.03        Transit Tower                                     Office                General Urban                 111901   sf
------------------------------------------------------------------------------------------------------------------------------------
  20         Atlanta Decorative Arts Center                    Office                General Urban                427,351   sf
  21         Hilton Nashville Downtown                         Hospitality           Full Service                     330   Rooms
  22         3100 Thornton                                     Office                General Suburban              230800   sf
  23         Lake Arrowhead Village                            Retail                Anchored                     233,532   sf
  24         Olathe Station                                    Retail                Anchored                      299224   sf
  25         One Financial Plaza                               Office                General Urban                434,136   sf
  26         Executive Campus                                  Office                General Suburban              439190   sf
  27         1341 G Street                                     Office                General Urban                 127600   sf
  28         FAA Building                                      Office                General Suburban             244,788   sf
  29         Hyatt Regency Albuquerque                         Hospitality           Full Service                     395   Rooms
  30         Groton Estates                                    Multifamily           Garden                           342   Units
  31         Champions of the West Tower                       Office                General Suburban              75,885   sf
  32         Irvine Technology Center-I                        Office                R & D                         138222   sf
  33         2470 Highcrest Road                               Office                General Suburban              359540   sf
  34         Lee Farm Corporate Center                         Office                General Suburban              215000   sf
------------------------------------------------------------------------------------------------------------------------------------
  35         Mills Pointe/Arapahoe Village Portfolio                                                               229219   sf
35.01        Mills Pointe                                      Retail                Anchored                      126186   sf
35.02        Arapaho Village                                   Retail                Anchored                      103033   sf
------------------------------------------------------------------------------------------------------------------------------------
  36         St Louis Place                                    Office                General Urban                 337088   sf
  37         Portofino Plaza                                   Office                General Suburban               47639   sf
  38         500 East 84th Avenue                              Office                General Suburban              477225   sf
  39         Piazza Del Sol                                    Office                General Urban                  41341   sf
  40         Hotel Burnham                                     Hospitality           Full Service                     122   Rooms
  41         Magnolia Village                                  Office                General Urban                  71460   sf
  42         1355 Beverly Road                                 Office                General Suburban              70,123   sf
  43         Capitol Center                                    Office                General Urban                 164044   sf
  44         Seattle Tower                                     Office                General Urban                 159039   sf
  45         Marketplace at Kapolei                            Retail                Shadow Anchored               64,076   sf
  46         New Loudon Center                                 Retail                Anchored                      255267   sf
------------------------------------------------------------------------------------------------------------------------------------
  47         H.H. Gregg Retail Portfolio                                                                          208,412   sf
47.01        Clarksville Commons                               Retail                Anchored                     108,739   sf
47.02        East Washington Street                            Retail                Anchored                      57,673   sf
47.03        U.S. 31 South                                     Retail                Anchored                      42,000   sf
------------------------------------------------------------------------------------------------------------------------------------
  48         North Mountain Village Apartments                 Multifamily           Garden                           568   Units
  49         Prospect Place Office                             Office                General Suburban              160062   sf
  50         Radisson Metrodome                                Hospitality           Full Service                     304   Rooms
  51         Waynechester Plaza                                Retail                Anchored                       56000   sf
------------------------------------------------------------------------------------------------------------------------------------
  52         Dack Portfolio                                                                                        133863   sf
52.01        Energy Park I & II                                Office                General Suburban               92997   sf
52.02        Maryland Way                                      Office                General Suburban               40866   sf
------------------------------------------------------------------------------------------------------------------------------------
  53         711 Atlantic Avenue                               Office                General Urban                  83307   sf
  54         The Plaza at Encinitas Ranch                      Retail                Shadow Anchored                37406   sf
  55         University Plaza                                  Retail                Anchored                     109,905   sf
  56         Wells Fargo Building                              Office                General Urban                116,514   sf
  57         Fremont Moreno Center                             Retail                Unanchored                     14400   sf
  58         Pleasant Valley                                   Office                General Suburban              116579   sf
  59         25 Melville Road                                  Office                General Suburban              96,244   sf
  60         Village Shopping Center                           Retail                Anchored                     199,450   sf
  61         Casas Adobes Plaza                                Retail                Anchored                      71,478   sf
  62         Shoppes at Letson Farms                           Retail                Anchored                      95,092   sf
  63         Bloomfield Park Gateway Center                    Retail                Anchored                      65,385   sf
  64         Hollidaysburg Manor Apts                          Multifamily           Garden                           194   Units
  65         Northfield Commons                                Retail                Anchored                       79512   sf
------------------------------------------------------------------------------------------------------------------------------------
  66         Fairfield Office Portfolio                                                                             88763   sf
66.01        777 Commerce Drive                                Office                General Suburban               59560   sf
66.02        1375 Kings Highway East                           Office                General Suburban               29203   sf
------------------------------------------------------------------------------------------------------------------------------------
  67         Prairie Glen Medical Office Buildings B and C     Office                Medical                       44,200   sf
  68         1420 Harbor Bay Parkway                           Office                General Suburban              120577   sf
  69         Hampton Inn Camarillo                             Hospitality           Limited Service                  115   Rooms
  70         Toringdon II                                      Office                General Suburban              71,813   sf
  71         Health Park                                       Office                Medical                       52,398   sf
  72         Pasadena Collection                               Retail                Unanchored                     21001   sf
  73         Towneplace Suites by Marriott, San Jose           Hospitality           Limited Service                  101   Rooms
  74         Sunset Plaza                                      Retail                Shadow Anchored               34,300   sf
  75         Eastwind Shopping Center                          Retail                Anchored                       45240   sf
  76         Centra Point I                                    Office                General Suburban              56,161   sf
  77         Intracorp Building                                Office                General Urban                 69,706   sf
  78         Walden Park                                       Retail                Shadow Anchored               57,639   sf
  79         Quail Vista                                       Industrial            Warehouse                     107371   sf
  80         Westwood Plaza                                    Retail                Shadow Anchored               83,200   sf
  81         Northdale Plaza                                   Office                General Suburban              95,584   sf
  82         Polaris Retail Center                             Retail                Anchored                       40592   sf
  83         Robert Morris Building                            Office                General Urban                106,304   sf
  84         The Highlands of East Ellijay                     Retail                Anchored                      83,300   sf
  85         Fleetwood Office Park                             Office                General Suburban              68,624   sf
  86         Bayshore Center                                   Office                General Urban                 79,238   sf
  87         Prairie Glen Medical Office Building A            Office                Medical                       30,000   sf
  88         Highlands Shopping Center                         Retail                Shadow Anchored               28,179   sf
  89         Eagle Mountain Shopping Center                    Retail                Anchored                       28452   sf
  90         Rivers Bend East                                  Office                General Suburban             127,500   sf
  91         6312 Nagle Avenue                                 Retail                Shadow Anchored                29762   sf
  92         Laguna Plaza                                      Retail                Unanchored                     25877   sf
  93         Pacific Pointe                                    Office                General Urban                  21516   sf
  94         5000 Blazer Memorial Parkway                      Office                General Suburban             124,929   sf
  95         Tracy Plaza Four                                  Retail                Anchored                      38,555   sf
  96         Sopra Centre                                      Office                General Urban                  40055   sf
  97         Centra Point V                                    Office                General Suburban              38,654   sf
  98         Harbor Medical Office                             Office                General Suburban              30,786   sf
  99         Corporate Exchange Center                         Office                General Suburban              125490   sf
 100         100 Bank Street                                   Office                General Urban                  68994   sf
 101         Ruffin Road Industrial                            Industrial            Industrial                    45,842   sf
 102         6801 Building                                     Office                General Suburban              56,989   sf
 103         9480 Warner Ave                                   Retail                Anchored                      50,722   sf
 104         Pell City Shopping Center                         Retail                Shadow Anchored               46,375   sf
 105         Trinity Corporate Park                            Office                General Urban                 61,648   sf
 106         Smart & Final Center                              Retail                Anchored                       25725   sf
 107         Milestone Shopping Center                         Retail                Shadow Anchored               22,270   sf
 108         Peachtree City Marketplace                        Retail                Anchored                       36460   sf
 109         Palmer Park Shopping Center                       Retail                Shadow Anchored               23,208   sf
 110         Bond Street Office                                Office                General Suburban              44,790   sf
 111         Quail Corners South                               Office                General Suburban               31421   sf
 112         Rockwest I                                        Retail                Unanchored                     34135   sf
 113         Westpoint Industrial                              Industrial            Warehouse                     65,674   sf
 114         Wednesbury Medical Office                         Office                Medical                       78,408   sf
 115         Parkway Commons Office Building                   Office                General Suburban               41598   sf
 116         Southpointe Plaza                                 Retail                Shadow Anchored               35,097   sf
 117         Vestridge Commons                                 Retail                Unanchored                     29900   sf
 118         Eastgate Center                                   Retail                Anchored                       52575   sf
 119         Grove Medical Center                              Office                Medical                       25,544   sf
 120         Mountain View Plaza                               Retail                Shadow Anchored               34,000   sf
 121         Northpark One                                     Office                General Suburban               32310   sf
 122         Smoky Hill Shopping Center                        Retail                Shadow Anchored               17,500   sf
 123         5700 Building                                     Office                General Suburban              51,331   sf
 124         Walgreens Pleasant Hill                           Retail                Single Tenant                  14955   sf
 125         Hartland Village Shopping Center                  Retail                Shadow Anchored               38,450   sf
 126         Quail Corners South - Phase III                   Office                General Suburban               20403   sf
------------------------------------------------------------------------------------------------------------------------------------
 127         Arbo Portfolio                                                                                            34   Units
127.01       440 West 5th Street                               Multifamily           Garden                            21   Units
127.02       1254 East 1st Street                              Multifamily           Garden                            13   Units
------------------------------------------------------------------------------------------------------------------------------------
 128         Montgomery Crossing SC                            Retail                Shadow Anchored               25,840   sf
 129         Safeway Store - Pueblo West                       Retail                Anchored                      56,280   sf
 130         Wood River Mini Storage                           Self-Storage          General, units only              487   Units
 131         Lowe's Plaza Shopping Center                      Retail                Shadow Anchored               26,200   sf
 132         Village at Ontario Center                         Retail                Shadow Anchored                8,371   sf
 133         Plaza El Portal                                   Retail                Unanchored                     18715   sf
 134         Anderson Crossing Shopping Center                 Retail                Shadow Anchored               24,712   sf
 135         Clearview Parkway Shopping Center                 Retail                Unanchored                     12800   sf
 136         Brookside Building                                Office                General Suburban               14513   sf
 137         826 South Hobart Boulevard                        Multifamily           Conventional                      40   Units
 138         CVS, Lancaster                                    Retail                Single Tenant                  10908   sf
 139         Prairie Towne Square Apartments                   Multifamily           Conventional                      25   Units
 140         Quail Court                                       Office                General Suburban                9672   sf
 141         12407 Sowden Road                                 Industrial            Warehouse                      35942   sf
 142         689 Sierra Rose Drive                             Office                General Suburban                7844   sf




GCCFC 05-GG3
Loan ID      Address                                        City                County                 State                Zip Code
  1          7400 San Pedro Avenue                          San Antonio         Bexar                  Texas                78216
  2          3355 Las Vegas Boulevard South                 Las Vegas           Clark                  Nevada               89109
  3          1440 Broadway                                  New York            New York               New York             10018
  4          100-300 and 500 Crescent Court                 Dallas              Dallas                 Texas                75201
  5          498 Seventh Avenue                             New York            New York               New York             10018
  6          5000 Shelbyville Road                          Louisville          Jefferson              Kentucky             40207
  7          6902 East Greenway Parkway                     Phoenix             Maricopa               Arizona              85254
  8          3750 Wailea Alanui Drive                       Wailea              Maui                   Hawaii               96753
  9          2222 and 2224 Kalakaua Avenue                  Honolulu            Honolulu               Hawaii               96815
------------------------------------------------------------------------------------------------------------------------------------
  10
10.01        5809 North Lake Drive                          Morrow              Clayton                Georgia              30260
10.02        915 Lovvorn Road                               Carrollton          Carroll                Georgia              30117
10.03        331 Nisbet Street NW                           Jacksonville        Calhoun                Alabama              36265
10.04        100 Gibbs Street                               Troy                Pike                   Alabama              36081
10.05        237 West Peach Street                          Martin              Weakley                Tennessee            38237
10.06        1710 North Sprigg Street                       Cape Girardeau      Cape Girardeau         Missouri             63701
10.07        133 Clemson Place Circle                       Clemson             Pickens                South Carolina       29631
10.08        5091 Ivey Drive                                Macon               Bibb                   Georgia              31206
10.09        1700 Lowes Drive                               Murray              Calloway               Kentucky             42071
------------------------------------------------------------------------------------------------------------------------------------
  11         1700 Market Street                             Philadelphia        Philadelphia           Pennsylvania         19103
  12         2040 Main Street                               Irvine              Orange                 California           92614
  13         975 Anderson Hill Road                         Rye Brook           Westchester            New York             10573
  14         1370 Avenue of the Americas                    New York            New York               New York             10019
  15         One South Street                               Baltimore           Baltimore              Maryland             21201
  16         2310 SW Military Parkway                       San Antonio         Bexar                  Texas                78224
  17         1500 East Village Way                          Orange              Orange                 California           92865
  18         Military Cutoff Road                           Wilmington          New Hanover            North Carolina       28405
------------------------------------------------------------------------------------------------------------------------------------
  19
19.01        200 Santa Ana Boulevard                        Santa Ana           Orange                 California           92701
19.02        801 Civic Center Drive                         Santa Ana           Orange                 California           92701
19.03        405 West 5th Street                            Santa Ana           Orange                 California           92701
------------------------------------------------------------------------------------------------------------------------------------
  20         349-351 Peachtree Hills Avenue                 Atlanta             Fulton                 Georgia              30305
  21         121 Fourth Avenue South                        Nashville           Davidson               Tennessee            37201
  22         3100 Thornton                                  Burbank             Los Angeles            California           91504
  23         28200 Highway 189                              Lake Arrowhead      San Bernardino         California           92352
  24         15345 West 119th Street (P1); 12075 South
             Strang Line Road (P2)                          Olathe              Johnson                Kansas               66062
  25         501 North Broadway                             St. Louis           Saint Louis City       Missouri             63102
  26         3 Executive Campus                             Cherry Hill         Camden                 New Jersey           08002
  27         1341 G Street                                  Washington          District of Columbia   District of Columbia 20005
  28         2300 East Devon Road                           Des Plaines         Cook                   Illinois             60018
  29         330 Tijeras Avenue, NW                         Albuquerque         Bernalillo             New Mexico           87102
  30         260 Shennecossett Rd                           Groton              New London             Connecticut          06340
  31         12264 El Camino Real                           San Diego           San Diego              California           92130
  32         18871 Teller Avenue, 18872 & 18902
             Bardeen Avenue, and 2525 & 2601 Campus Drive   Irvine              Orange                 California           92612
  33         2470 Highcrest Road                            Roseville           Ramsey                 Minnesota            55113
  34         83 Wooster Heights Road                        Danbury             Fairfield              Connecticut          06810
------------------------------------------------------------------------------------------------------------------------------------
  35
35.01        2810 E Trinity Mills Road                      Carrollton          Dallas                 Texas                75006
35.02        819 West Arapaho Road                          Richardson          Dallas                 Texas                75080
------------------------------------------------------------------------------------------------------------------------------------
  36         200 North Broadway                             St Louis            St. Louis              Missouri             63101
  37         1401 Ocean Avenue                              Santa Monica        Los Angeles            California           90401
  38         500 East 84th Street                           Thornton            Adams                  Colorado             80229
  39         8439 West Sunset Boulevard                     West Hollywood      Los Angeles            California           90069
  40         1 West Washington Street                       Chicago             Cook                   Illinois             60602
  41         6900 South McCarran Boulevard                  Reno                Washoe                 Nevada               89509
  42         1355 Beverly Road                              McLean              Fairfax                Virginia             22101
  43         919 Congress Avenue                            Austin              Travis                 Texas                78701
  44         1218 Third Avenue                              Seattle             King                   Washington           98101
  45         590 Farrington Highway                         Kapolei             Honolulu               Hawaii               96707
  46         873 New Loudon Road                            Latham              Albany                 New York             12110
------------------------------------------------------------------------------------------------------------------------------------
  47
47.01        1050 East Highway 131                          Clarksville         Clark                  Indiana              47129
47.02        10101 East Washington Street                   Indianapolis        Marion                 Indiana              46229
47.03         8921 U.S. Highway 31 South                    Indianapolis        Marion                 Indiana              46227
------------------------------------------------------------------------------------------------------------------------------------
  48         3333 West Thunderbird Road                     Phoenix             Maricopa               Arizona              85053
  49         3111 S. Dixie Highway                          West Palm Beach     Palm Beach             Florida              33401
  50         615 Washington Avenue SE                       Minneapolis         Hennepin               Minnesota            55414
  51         1600-1660 Route 23 North                       Wayne               Passaic                New Jersey           07470
------------------------------------------------------------------------------------------------------------------------------------
  52
52.01        377 & 381 Riverside Drive                      Franklin            Williamson             Tennessee            37064
52.02        5300 Maryland Way                              Brentwood           Williamson             Tennessee            37027
------------------------------------------------------------------------------------------------------------------------------------
  53         711 Atlantic Avenue                            Boston              Suffolk                Massachusetts        02111
  54         1560 Leucadia Boulevard                        Encinitas           San Diego              California           92024
  55         5850 University Drive                          Huntsville          Madison                Alabama              35806
  56         200 South Virginia Street                      Reno                Washoe                 Nevada               89501
  57         1241-1249 Third Street                         Santa Monica        Los Angeles            California           90401
  58         2401 Pleasant Valley Road                      York                York                   Pennsylvania         17402
  59         25 Melville Park Road                          Melville            Suffolk                New York             11747
  60         1001 North Miami Boulevard                     Durham              Durham                 North Carolina       27703
  61         7001-7151 North Oracle Road                    Tucson              Pima                   Arizona              85704
  62         4750 Eastern Valley Road                       Bessemer            Jefferson              Alabama              35111
  63         2055-2097 Telegraph Road                       Bloomfield Hills    Oakland                Michigan             48302
  64         17 Clover Drive                                Hollidaysburg       Blair                  Pennsylvania         16648
  65         2105 S. Boulevard West                         Troy                Oakland                Michigan             48098
------------------------------------------------------------------------------------------------------------------------------------
  66
66.01        777 Commerce Drive                             Fairfield           Fairfield              Connecticut          06430
66.02        1375 Kings Highway East                        Fairfield           Fairfield              Connecticut          06430
------------------------------------------------------------------------------------------------------------------------------------
  67         2551 and 2591 Compass Road                     Glenview            Cook                   Illinois             60026
  68         1420 Harbor Bay Parkway                        Alameda             Alameda                California           94502
  69         50 West Daily Drive                            Camarillo           Ventura                California           93010
  70         3430 Toringdon Way                             Charlotte           Mecklenburg            North Carolina       28277
  71         1651 Gunbarrel Road                            Chattanooga         Hamilton               Tennessee            37421
  72         175 S. Lake Avenue & 825 Cordova Street        Pasadena            Los Angeles            California           91101
  73         440 Sarasota Avenue                            San Jose            Santa Clara            California           95129
  74         1000-1152 Sunset Road                          Henderson           Clark                  Nevada               89014
  75         2381 East Windmill Lane                        Las Vegas           Clark                  Nevada               89123
  76         8363 West Sunset Road                          Las Vegas           Clark                  Nevada               89113
  77         2505 Second Avenue                             Seattle             King                   Washington           98121
  78         10900 Lakeline Mall Drive                      Austin              Williamson             Texas                78717
  79         4690  Longley Lane                             Reno                Washoe                 Nevada               89502
  80         542 Bypass 72 NW                               Greenwood           Greenwood              South Carolina       29649
  81         3903 Northdale Boulevard                       Tampa               Hillsborough           Florida              33624
  82         8655 - 8671 Lyra Drive                         Columbus            Delaware               Ohio                 43240
  83         100 North 17th Street                          Philadelphia        Philadelphia           Pennsylvania         19103
  84         88 Highland Crossing                           East Ellijay        Gilmer                 Georgia              30540
  85         3275, 3279, 3281 & 3285 Veterans
             Memorial Highway                               Ronkonkoma          Suffolk                New York             11779
  86         2907-2909 West Bay to Bay Boulevard            Tampa               Hillsborough           Florida              33629
  87         2501 Compass Road                              Glenview            Cook                   Illinois             60026
  88         9555 South University Boulevard                Highlands Ranch     Douglas                Colorado             80126
  89         14835 East Shea Boulevard                      Fountain Hills      Maricopa               Arizona              85268
  90         13203 North Enon Church Road                   Chester             Chesterfield           Virginia             23836
  91         6312 Nagle Avenue                              Chicago             Cook                   Illinois             60646
  92         1130 and 1142 Fremont Boulevard                Seaside             Monterey               California           93955
  93         2108 North Pacific Street                      Seattle             King                   Washington           98103
  94         5000 Blazer Memorial Parkway                   Dublin              Franklin               Ohio                 43017
  95         2886-2888 West Grant Line Road                 Tracy               San Joaquin            California           95304
  96         110 East Atlantic Avenue                       Delray Beach        Palm Beach             Florida              33444
  97         8395 West Sunset Road                          Las Vegas           Clark                  Nevada               89113
  98         2720 North Harbor Boulevard                    Fullerton           Orange                 California           92835
  99         12502 - 12503 Exchange Drive                   Stafford            Fort Bend              Texas                77477
 100         100 Bank Street                                Burlington          Chittenden             Vermont              05401
 101         3949 & 3959 Ruffin Road                        Kearny Mesa         San Diego              California           92123
 102         6801 Lake Worth Road                           Lake Worth          Palm Beach             Florida              33467
 103         9380 - 9480 Warner Avenue and 17075
             Bushard Street                                 Fountain Valley     Orange                 California           92708
 104         41-89 Vaughan Lane                             Pell City           Saint Clair            Alabama              35125
 105         1500 Sunday Drive                              Raleigh             Wake                   North Carolina       27607
 106         2828 West Thunderbird Road                     Phoenix             Maricopa               Arizona              85053
 107         62 & 188 Founders Parkway                      Castle Rock         Douglas                Colorado             80104
 108         225 Marketplace Connector                      Peachtree City      Fayette                Georgia              30269
 109         1580 Space Center Drive                        Colorado Springs    El Paso                Colorado             80915
 110         31600-31700 West Thirteen Mile Road            Farmington Hills    Oakland                Michigan             48334
 111         609, 615, 665 and 691 Sierra Rose Drive        Reno                Washoe                 Nevada               89511
 112         1183-1207 Howell Mill Road                     Atlanta             Fulton                 Georgia              30318
 113         6001 Hiatus Road                               Tamarac             Broward                Florida              33321
 114         8200 Wednesbury Lane                           Houston             Harris                 Texas                77074
 115         13900 North Portland Avenue                    Oklahoma City       Oklahoma               Oklahoma             73134
 116         3209 Deans Bridge Road                         Augusta             Richmond               Georgia              30906
 117         1360 Montgomery Highway                        Vestavia            Jefferson              Alabama              35216
 118         4001 Wake Forest Road                          Raleigh             Wake                   North Carolina       27609
 119         4160 Route 83                                  Long Grove          Lake                   Illinois             60047
 120         US Highway 220 and Commonwealth Boulevard      Martinsville        Martinsville City      Virginia             24112
 121         135 North Park Place                           Stockbridge         Henry                  Georgia              30281
 122         19731 Smoky Hill Road                          Centennial          Arapahoe               Colorado             80015
 123         5700 & 5702 Lake Worth Road                    Greenacres          Palm Beach             Florida              33463
 124         721 Gregory Lane                               Pleasant Hill       Contra Costa           California           94523
 125         4750 Hartland Parkway                          Lexington           Fayette                Kentucky             40515
 126         630, 670 and 690 Sierra Rose Drive             Reno                Washoe                 Nevada               89511
------------------------------------------------------------------------------------------------------------------------------------
 127
127.01       440 East 5th Street                            Long Beach          Los Angeles            California           90802
127.02       1254 East 1st Street                           Long Beach          Los Angeles            California           90802
------------------------------------------------------------------------------------------------------------------------------------
 128         157 Montgomery Crossing                        Biscoe              Montgomery             North Carolina       27209
 129         1017 North Marketplace                         Pueblo West         Pueblo                 Colorado             81007
 130         11819 State Highway 75                         Hailey              Blaine                 Idaho                83333
 131         3601 Old Halifax Road                          South Boston        Halifax                Virginia             24592
 132         4275 East Concours                             Ontario             San Bernardino         California           91764
 133         3020 Santa Rosa Avenue                         Santa Rosa          Sonoma                 California           95407
 134         1244-1296 Anderson Crossing Drive              Lawrenceburg        Anderson               Kentucky             40342
 135         4301-4307 Clearview Parkway @ W. Esplanade     Metairie            Jefferson              Louisiana            70006
 136         3461 Brookside Road                            Stockton            San Joaquin            California           95219
 137         826 South Hobart Boulevard                     Los Angeles         Los Angeles            California           90005
 138         1225 North Bluegrove Road                      Lancaster           Dallas                 Texas                75146
 139         3025 Triumph Drive                             Sun Prarie          Dane                   Wisconsin            53590
 140         6770 South McCarran Boulevard                  Reno                Washoe                 Nevada               89509
 141         12407 Sowden Road                              Houston             Harris                 Texas                77080
 142         689 Sierra Rose Drive                          Reno                Washoe                 Nevada               89511



                                                                                                        Stated
                                                  Allocated                              Original       Remaining        Original
                                Cut-off           Cut-off Date                            Term to       Term to          Interest
GCCFC 05-GG3    Original        Date              Balance                                Maturity       Maturity        Only Term
Loan ID         Balance         Balance           (multi-property      Seasoning         (mos.)         (mos.)           (mos.)
     1          $251,000,000    $250,391,107.83                                 2              61              59               0
     2          $237,000,000    $234,752,792.07                                 8              59              51               0
     3          $225,000,000    $225,000,000.00                                 0             120             120              36
     4          $214,770,000    $214,770,000.00                                 2              83              81              83
     5          $181,500,000    $181,500,000.00                                 1              60              59              60
     6          $155,000,000    $154,827,634.22                                 1              60              59               0
     7          $135,000,000    $135,000,000.00                                 2              60              58              60
     8          $112,000,000    $112,000,000.00                                 4             120             116              59
     9          $100,000,000    $100,000,000.00                                 2             120             118              47
----------------------------------------------------------------------------------------------------------------------------------
     10          $98,660,000     $98,660,000.00                                 2              60              58              60
   10.01                                           $24,540,000.00
   10.02                                           $13,680,000.00
   10.03                                           $11,120,000.00
   10.04                                            $9,440,000.00
   10.05                                            $8,960,000.00
   10.06                                            $8,520,000.00
   10.07                                            $8,160,000.00
   10.08                                            $7,440,000.00
   10.09                                            $6,800,000.00
----------------------------------------------------------------------------------------------------------------------------------
     11          $88,900,000     $88,900,000.00                                 3              84              81              48
     12          $76,000,000     $75,776,163.02                                 4             120             116               0
     13          $75,000,000     $75,000,000.00                                 0             120             120               0
     14          $67,500,000     $67,500,000.00                                 2             120             118             120
     15          $65,000,000     $65,000,000.00                                 2             120             118              24
     16          $64,000,000     $64,000,000.00                                 4             120             116              59
     17          $60,050,000     $60,050,000.00                                 3              84              81              84
     18          $52,000,000     $52,000,000.00                                 1             120             119              12
----------------------------------------------------------------------------------------------------------------------------------
     19          $48,200,000     $48,200,000.00                                 6              84              78              24
   19.01                                           $21,993,948.10
   19.02                                           $14,337,198.84
   19.03                                           $11,868,853.06
----------------------------------------------------------------------------------------------------------------------------------
     20          $48,000,000     $48,000,000.00                                 3              60              57              24
     21          $36,000,000     $35,896,706.86                                 2             120             118               0
     22          $35,700,000     $35,700,000.00                                 2             120             118               7
     23          $34,500,000     $34,500,000.00                                 4             120             116              36
     24          $33,150,000     $33,150,000.00                                 1              84              83              48
     25          $30,750,000     $30,750,000.00                                 5              60              55              60
     26          $30,000,000     $30,000,000.00                                 1             120             119              24
     27          $28,000,000     $28,000,000.00                                 5             120             115              60
     28          $26,000,000     $25,679,805.13                                 6             240             234               0
     29          $23,800,000     $23,694,569.16                                 3              84              81               0
     30          $22,000,000     $22,000,000.00                                 5             120             115              12
     31          $21,200,000     $21,200,000.00                                 4             120             116              24
     32          $21,000,000     $21,000,000.00                                 2             120             118              24
     33          $20,860,000     $20,679,031.01                                 8             120             112               0
     34          $20,250,000     $20,215,329.01                                 2             120             118               0
----------------------------------------------------------------------------------------------------------------------------------
     35          $20,170,000     $20,170,000.00                                 2             120             118              24
   35.01                                           $11,850,000.00
   35.02                                            $8,320,000.00
----------------------------------------------------------------------------------------------------------------------------------
     36          $20,000,000     $19,877,689.35                                 7              84              77               0
     37          $19,480,000     $19,480,000.00                                 2             120             118              24
     38          $19,000,000     $19,000,000.00                                 1              60              59              24
     39          $17,520,000     $17,520,000.00                                 2             120             118              24
     40          $17,400,000     $17,360,516.87                                 2             120             118               0
     41          $17,200,000     $17,144,612.00                                 4             120             116               0
     42          $16,800,000     $16,800,000.00                                 1             120             119              24
     43          $16,500,000     $16,472,187.03                                 2              84              82               0
     44          $15,675,000     $15,675,000.00                                 2              84              82              24
     45          $15,400,000     $15,400,000.00                                 0             120             120              24
     46          $15,000,000     $15,000,000.00                                 5             120             115              23
----------------------------------------------------------------------------------------------------------------------------------
     47          $15,000,000     $14,985,090.50                                 1             120             119               0
   47.01                                            $8,223,038.47
   47.02                                            $4,127,486.30
   47.03                                            $2,634,565.72
----------------------------------------------------------------------------------------------------------------------------------
     48          $15,000,000     $14,937,314.07                                 4             120             116               0
     49          $14,800,000     $14,800,000.00                                 0             120             120               0
     50          $14,500,000     $14,406,706.35                                 5              60              55               0
     51          $14,200,000     $14,200,000.00                                 3             120             117              12
----------------------------------------------------------------------------------------------------------------------------------
     52          $14,000,000     $14,000,000.00                                 2             120             118              24
   52.01                                            $9,170,000.00
   52.02                                            $4,830,000.00
----------------------------------------------------------------------------------------------------------------------------------
     53          $13,750,000     $13,689,093.11                                 5              84              79               0
     54          $13,700,000     $13,631,695.90                                 5              96              91               0
     55          $13,500,000     $13,500,000.00                                 4             120             116              12
     56          $12,750,000     $12,750,000.00                                 3              84              81              24
     57          $12,500,000     $12,454,689.81                                 4             120             116               0
     58          $12,000,000     $11,964,671.51                                 3             120             117               0
     59          $11,750,000     $11,750,000.00                                 4             120             116              18
     60          $11,440,000     $11,440,000.00                                 3             120             117              12
     61          $11,300,000     $11,300,000.00                                 4              60              56              60
     62          $11,200,000     $11,200,000.00                                 3             120             117              12
     63          $11,200,000     $11,189,840.70                                 1             120             119               0
     64          $10,320,000     $10,320,000.00                                 2             120             118              24
     65          $10,050,000     $10,040,511.62                                 1             120             119               0
----------------------------------------------------------------------------------------------------------------------------------
     66          $10,000,000     $10,000,000.00                                 7              60              53              60
   66.01                                            $6,500,000.00
   66.02                                            $3,500,000.00
----------------------------------------------------------------------------------------------------------------------------------
     67           $9,800,000      $9,791,662.06                                 1             120             119               0
     68           $9,500,000      $9,472,403.79                                 3              84              81               0
     69           $9,000,000      $8,963,662.56                                 3             120             117               0
     70           $8,850,000      $8,850,000.00                                 6             120             114              12
     71           $8,700,000      $8,700,000.00                                 1              60              59              60
     72           $8,630,000      $8,630,000.00                                 1             120             119              24
     73           $8,600,000      $8,589,215.82                                 1             120             119               0
     74           $8,500,000      $8,500,000.00                                 7             120             113              60
     75           $8,450,000      $8,450,000.00                                 5              84              79              48
     76           $8,415,000      $8,415,000.00                                 3             120             117              24
     77           $8,200,000      $8,200,000.00                                 5              60              55              60
     78           $8,100,000      $8,100,000.00                                 5              96              91              60
     79           $8,000,000      $7,978,405.89                                 3             120             117               0
     80           $7,620,000      $7,620,000.00                                 1             120             119              24
     81           $7,600,000      $7,564,410.61                                 5             120             115               0
     82           $7,500,000      $7,492,545.25                                 1             120             119               0
     83           $7,280,000      $7,280,000.00                                 3              60              57              60
     84           $7,100,000      $7,100,000.00                                 1             120             119              12
     85           $7,000,000      $7,000,000.00                                 6              60              54              60
     86           $7,000,000      $7,000,000.00                                 2             120             118              12
     87           $6,800,000      $6,794,214.50                                 1             120             119               0
     88           $6,750,000      $6,750,000.00                                 2             120             118              24
     89           $6,650,000      $6,643,891.53                                 1             120             119               0
     90           $6,500,000      $6,500,000.00                                 8             120             112              18
     91           $6,446,000      $6,446,000.00                                 2              84              82              12
     92           $6,342,000      $6,342,000.00                                 0             120             120               0
     93           $6,225,000      $6,207,358.40                                 3             120             117               0
     94           $6,120,000      $6,096,114.92                                 4             120             116               0
     95           $6,000,000      $6,000,000.00                                 1             120             119              24
     96           $5,900,000      $5,872,371.39                                 5              84              79               0
     97           $5,800,000      $5,800,000.00                                 3             120             117              24
     98           $5,700,000      $5,700,000.00                                 5              84              79              24
     99           $5,650,000      $5,618,061.30                                 6             120             114               0
    100           $5,600,000      $5,600,000.00                                 4             120             116              24
    101           $5,600,000      $5,600,000.00                                 2              60              58              24
    102           $5,500,000      $5,471,034.62                                 5              60              55               0
    103           $5,185,000      $5,130,916.57                                 3             180             177               0
    104           $5,050,000      $5,039,643.81                                 2             120             118               0
    105           $5,000,000      $4,992,186.40                                 1             120             119               0
    106           $4,900,000      $4,881,052.62                                 4             120             116               0
    107           $4,850,000      $4,850,000.00                                 2             120             118              24
    108           $4,750,000      $4,741,009.68                                 2             120             118               0
    109           $4,700,000      $4,695,098.98                                 1             120             119               0
    110           $4,700,000      $4,673,474.18                                 6             120             114               0
    111           $4,600,000      $4,584,050.90                                 4             120             116               0
    112           $4,500,000      $4,477,959.31                                 5             120             115               0
    113           $4,000,000      $4,000,000.00                                 5             120             115              36
    114           $4,000,000      $4,000,000.00                                 1             120             119              12
    115           $4,000,000      $3,988,651.00                                 3             120             117               0
    116           $3,920,000      $3,920,000.00                                 1             120             119              24
    117           $3,850,000      $3,838,920.35                                 3             120             117               0
    118           $3,800,000      $3,800,000.00                                 7              60              53              60
    119           $3,750,000      $3,750,000.00                                 5              60              55              60
    120           $3,575,000      $3,575,000.00                                 5             120             115              24
    121           $3,550,000      $3,536,754.86                                 4             120             116               0
    122           $3,500,000      $3,500,000.00                                 2             120             118              24
    123           $3,450,000      $3,431,830.81                                 5              60              55               0
    124           $3,400,000      $3,397,088.41                                 1             120             119               0
    125           $3,050,000      $3,040,871.46                                 3             120             117               0
    126           $3,000,000      $2,986,578.72                                 5             120             115               0
----------------------------------------------------------------------------------------------------------------------------------
    127           $2,900,000      $2,897,463.50                                 1             120             119               0
   127.01                                           $1,608,591.80
   127.02                                           $1,288,871.69
----------------------------------------------------------------------------------------------------------------------------------
    128           $2,880,000      $2,880,000.00                                 6             120             114              12
    129           $2,770,000      $2,720,901.58                                 5             180             175               0
    130           $2,700,000      $2,682,156.89                                 5             120             115               0
    131           $2,600,000      $2,600,000.00                                 5             120             115              24
    132           $2,600,000      $2,592,732.77                                 3             120             117               0
    133           $2,598,000      $2,586,800.55                                 5             120             115               0
    134           $2,550,000      $2,544,919.26                                 2             120             118               0
    135           $2,500,000      $2,495,174.08                                 2             120             118               0
    136           $2,200,000      $2,191,433.69                                 4             120             116               0
    137           $2,025,000      $2,015,158.82                                 5             120             115               0
    138           $2,000,000      $1,991,921.16                                 5             120             115               0
    139           $1,850,000      $1,850,000.00                                 4             120             116              12
    140           $1,425,000      $1,419,034.82                                 5             120             115               0
    141           $1,125,000      $1,120,740.09                                 4             120             116               0
    142           $1,125,000      $1,119,978.60                                 5             120             115               0


                                 Remaining
                                 Interest                                                              Upfront        Upfront
                Original         Only             Remaining                                 Letter     Actual         Actual
GCCFC 05-GG3    Amortization     Period           Amortization                              of         Repair         Replacement
  Loan ID       Term (mos.)      (mos.)           Term (mos.)    Guarantor                  Credit     Reserve        Reserves
     1         360               0             358            No                             No                 $0              $0
     2         360               0             352            No                             No                 $0              $0
     3         360              36             360            Non-recourse Carveout          No                 $0         $15,457
     4          NA              81              NA            No                             No         $1,122,000              $0
     5          NA              59              NA            Non-recourse Carveout          No                 $0              $0
     6         360               0             359            No                             No                 $0              $0
     7          NA              58              NA            Non-recourse Carveout          No                 $0              $0
     8         360              55             360            Non-recourse Carveout          No             $5,500          $2,055
     9         360              45             360            Non-recourse Carveout          No             $6,900              $0
-----------------------------------------------------------------------------------------------------------------------------------
     10         NA              58              NA            Non-recourse Carveout          No         $1,025,125      $1,073,000
   10.01
   10.02
   10.03
   10.04
   10.05
   10.06
   10.07
   10.08
   10.09
-----------------------------------------------------------------------------------------------------------------------------------
     11        360              45             360            Non-recourse Carveout          No                 $0      $2,061,700
     12        360               0             356            Non-recourse Carveout          No                 $0         $10,832
     13        300               0             300            Non-recourse Carveout          No           $422,625              $0
     14         NA             118              NA            Non-recourse Carveout          No                 $0        $776,368
     15        360              22             360            Non-recourse Carveout          No            $11,875          $7,940
     16        324              55             324            Non-recourse Carveout          No           $988,125              $0
     17         NA              81              NA            Non-recourse Carveout          No           $371,655         $50,000
     18        360              11             360            Non-recourse Carveout          No                 $0              $0
-----------------------------------------------------------------------------------------------------------------------------------
     19        360              18             360            Non-recourse Carveout          No                 $0        $383,751
   19.01
   19.02
   19.03
-----------------------------------------------------------------------------------------------------------------------------------
     20        360              21             360            Non-recourse Carveout          No         $1,245,000          $8,903
     21        300               0             298            Non-recourse Carveout          No                 $0              $0
     22        360               5             360            Non-recourse Carveout          No                 $0              $0
     23        360              32             360            Non-recourse Carveout          No           $181,606          $6,028
     24        360              47             360            Non-recourse Carveout          No           $250,000              $0
     25         NA              55              NA            Non-recourse Carveout          No         $4,500,000          $3,618
     26        360              23             360            Non-recourse Carveout          Yes           $17,375          $7,320
     27        360              55             360            Non-recourse Carveout          No               $275         $99,954
     28        240               0             234            Non-recourse Carveout          No                 $0          $2,040
     29        300               0             297            Non-recourse Carveout          No           $138,600              $0
     30        360               7             360            Non-recourse Carveout          Yes          $218,750         $86,000
     31        360              20             360            Non-recourse Carveout          No             $1,500            $632
     32        360              22             360            Non-recourse Carveout          No                 $0              $0
     33        360               0             352            Non-recourse Carveout          No                 $0              $0
     34        360               0             358            Non-recourse Carveout          No                 $0         $68,793
-----------------------------------------------------------------------------------------------------------------------------------
     35        360              22             360            Non-recourse Carveout          No                 $0        $200,000
   35.01
   35.02
-----------------------------------------------------------------------------------------------------------------------------------
     36        360               0             353            Non-recourse Carveout          No           $101,250              $0
     37        360              22             360            Non-recourse Carveout          No             $9,780            $595
     38        360              23             360            Non-recourse Carveout          No           $270,588              $0
     39        360              22             360            Non-recourse Carveout          No            $24,938            $709
     40        300               0             298            Non-recourse Carveout          No                 $0              $0
     41        360               0             356            Non-recourse Carveout          No            $10,388          $2,382
     42        360              23             360            Non-recourse Carveout          Yes          $243,750            $877
     43        360               0             358            Non-recourse Carveout          No                 $0              $0
     44        360              22             360            Non-recourse Carveout          No         $1,586,277          $2,651
     45        360              24             360            Non-recourse Carveout          No                 $0            $641
     46        360              18             360            Non-recourse Carveout          No                 $0          $3,191
-----------------------------------------------------------------------------------------------------------------------------------
     47        360               0             359            Non-recourse Carveout          No            $65,625          $2,605
   47.01
   47.02
   47.03
-----------------------------------------------------------------------------------------------------------------------------------
     48        360               0             356            Non-recourse Carveout          No           $156,625              $0
     49        360               0             360            Non-recourse Carveout          No            $12,500              $0
     50        300               0             295            Non-recourse Carveout          No                 $0              $0
     51        360               9             360            Non-recourse Carveout          No                 $0            $700
-----------------------------------------------------------------------------------------------------------------------------------
     52        360              22             360            Non-recourse Carveout          No                 $0          $2,231
   52.01
   52.02
-----------------------------------------------------------------------------------------------------------------------------------
     53        360               0             355            Non-recourse Carveout          No           $623,000          $1,736
     54        360               0             355            Non-recourse Carveout          No                 $0            $465
     55        360               8             360            Non-recourse Carveout          No                 $0          $1,932
     56        360              21             360            Non-recourse Carveout          No             $8,750          $1,942
     57        360               0             356            Non-recourse Carveout          No                 $0            $384
     58        360               0             357            Non-recourse Carveout          No                 $0              $0
     59        360              14             360            Non-recourse Carveout          No            $15,375          $1,684
     60        360               9             360            Non-recourse Carveout          No           $140,000          $2,493
     61         NA              56              NA            Non-recourse Carveout          No            $94,750          $1,729
     62        360               9             360            Non-recourse Carveout          No                 $0            $792
     63        360               0             359            Non-recourse Carveout          No            $68,000          $1,078
     64        360              22             360            Non-recourse Carveout          No            $70,000         $54,042
     65        360               0             359            Non-recourse Carveout          No                 $0              $0
-----------------------------------------------------------------------------------------------------------------------------------
     66         NA              53              NA            Non-recourse Carveout          No            $28,375          $1,900
   66.01
   66.02
-----------------------------------------------------------------------------------------------------------------------------------
     67        360               0             359            Non-recourse Carveout          No                 $0              $0
     68        360               0             357            Non-recourse Carveout          No            $49,125              $0
     69        300               0             297            Non-recourse Carveout          No                 $0              $1
     70        360               6             360            Non-recourse Carveout          No                 $0            $598
     71         NA              59              NA            Non-recourse Carveout          No                 $0            $655
     72        360              23             360            Non-recourse Carveout          No                 $0              $0
     73        300               0             299            Non-recourse Carveout          No                 $0          $5,512
     74        360              53             360            Non-recourse Carveout          No                 $0            $629
     75        360              43             360            Non-recourse Carveout          No                 $0              $0
     76        360              21             360            Non-recourse Carveout          No                 $0            $702
     77         NA              55              NA            Non-recourse Carveout          No                 $0          $1,743
     78        360              55             360            Non-recourse Carveout          No                 $0            $721
     79        360               0             357            Non-recourse Carveout          No                 $0         $16,297
     80        360              23             360            Non-recourse Carveout          No                 $0          $1,525
     81        360               0             355            Non-recourse Carveout          No            $46,875          $1,513
     82        360               0             359            Non-recourse Carveout          No                 $0              $0
     83         NA              57              NA            Non-recourse Carveout          No            $10,250          $2,215
     84        336              11             336            Non-recourse Carveout          No                 $0            $694
     85         NA              54              NA            Non-recourse Carveout          No            $27,040          $1,087
     86        360              10             360            Non-recourse Carveout          No           $179,500          $2,971
     87        360               0             359            Non-recourse Carveout          No                 $0              $0
     88        360              22             360            Non-recourse Carveout          No                 $0              $0
     89        360               0             359            Non-recourse Carveout          No             $5,055              $0
     90        360              10             360            Non-recourse Carveout          Yes          $276,472          $1,667
     91        348              10             348            Non-recourse Carveout          No                 $0              $0
     92        360               0             360            Non-recourse Carveout          No            $10,248          $1,121
     93        360               0             357            Non-recourse Carveout          No                 $0          $4,351
     94        360               0             356            Non-recourse Carveout          No                 $0              $0
     95        360              23             360            Non-recourse Carveout          No                 $0            $482
     96        360               0             355            Non-recourse Carveout          No                 $0              $0
     97        360              21             360            Non-recourse Carveout          No                 $0            $483
     98        360              19             360            Non-recourse Carveout          No             $7,500         $40,945
     99        360               0             354            Non-recourse Carveout          No           $103,313              $0
    100        360              20             360            Non-recourse Carveout          No             $3,125              $0
    101        360              22             360            Non-recourse Carveout          No            $21,488            $497
    102        360               0             355            Non-recourse Carveout          No                 $0         $14,901
    103        180               0             177            Non-recourse Carveout          No            $28,750          $1,014
    104        360               0             358            Non-recourse Carveout          No                 $0            $386
    105        300               0             299            Non-recourse Carveout          Yes                $0              $0
    106        360               0             356            Non-recourse Carveout          No                 $0            $644
    107        360              22             360            Non-recourse Carveout          No                 $0              $0
    108        360               0             358            Non-recourse Carveout          No                 $0          $5,469
    109        360               0             359            Non-recourse Carveout          Yes                $0              $0
    110        360               0             354            Non-recourse Carveout          No            $50,775            $747
    111        360               0             356            Non-recourse Carveout          No                 $0          $7,855
    112        360               0             355            Non-recourse Carveout          No             $2,125              $0
    113        360              31             360            Non-recourse Carveout          No                 $0            $547
    114        360              11             360            Non-recourse Carveout          No            $19,375          $1,634
    115        360               0             357            Non-recourse Carveout          No                 $0          $2,600
    116        360              23             360            Non-recourse Carveout          No                 $0            $643
    117        360               0             357            Non-recourse Carveout          No                 $0            $747
    118         NA              53              NA            Non-recourse Carveout          No                 $0        $100,000
    119         NA              55              NA            Non-recourse Carveout          No            $62,500            $426
    120        360              19             360            Non-recourse Carveout          No                 $0            $425
    121        360               0             356            Non-recourse Carveout          No                 $0              $0
    122        360              22             360            Non-recourse Carveout          No                 $0              $0
    123        360               0             355            Non-recourse Carveout          No                 $0          $7,688
    124        360               0             359            Non-recourse Carveout          No                 $0              $0
    125        360               0             357            Non-recourse Carveout          No            $85,750            $322
    126        360               0             355            Non-recourse Carveout          No                 $0          $5,101
-----------------------------------------------------------------------------------------------------------------------------------
    127        360               0             359            Non-recourse Carveout          No             $9,830         $27,939
   127.01
   127.02
-----------------------------------------------------------------------------------------------------------------------------------
    128        360               6             360            Non-recourse Carveout          No                 $0            $317
    129        180               0             175            Non-recourse Carveout          No                 $0              $0
    130        300               0             295            Non-recourse Carveout          No               $844              $0
    131        360              19             360            Non-recourse Carveout          No                 $0            $218
    132        360               0             357            Non-recourse Carveout          No                 $0          $2,543
    133        360               0             355            Non-recourse Carveout          No                 $0            $874
    134        360               0             358            Non-recourse Carveout          No                 $0            $206
    135        360               0             358            Non-recourse Carveout          No             $1,250              $0
    136        360               0             356            Non-recourse Carveout          No                 $0              $0
    137        360               0             355            Non-recourse Carveout          No                 $0              $0
    138        360               0             355            Non-recourse Carveout          No                 $0              $0
    139        360               8             360            Non-recourse Carveout          Yes                $0          $5,000
    140        360               0             355            Non-recourse Carveout          No                 $0          $2,418
    141        360               0             356            Non-recourse Carveout          No            $11,250              $0
    142        360               0             355            Non-recourse Carveout          No                 $0          $1,961



              Ongoing
              Actual                                        Monthly      Monthly                    Late
GCCFC 05-GG3  Replacement     Upfront       Monthly         Tax          Insurance      Payment     Grace       Default Grace
Loan ID       Reserves        TI/LC         TI/LC           Escrow       Escrow         Day         Period      Period
  1                  $0              $0            $0              $0          $0        1          0           3 days for the first
                                                                                                                  occurrence in a
                                                                                                                   prior 12 month
                                                                                                                period, otherwise 0.
  2                  $0              $0            $0              $0          $0        1          0                    0
  3             $15,457         $61,826       $61,826        $329,700     $44,182        6          0                    0
  4                  $0              $0            $0              $0          $0        1          0                    0
  5                  $0              $0            $0        $158,932     $12,141        1          0                    0
  6                  $0              $0            $0              $0          $0        1          0                    0
  7                  $0              $0            $0              $0          $0        1          1                    1
  8              $2,055          $6,851        $6,851         $35,631     $15,946        6          5                    0
  9              $2,925          $7,156        $7,156         $54,802     $26,892        6          5                    0
------------------------------------------------------------------------------------------------------------------------------------
  10            $19,135              $0            $0         $75,666     $43,737        6          5                    0
10.01
10.02
10.03
10.04
10.05
10.06
10.07
10.08
10.09
------------------------------------------------------------------------------------------------------------------------------------
  11            $14,055      $5,400,000            $0        $180,371     $15,739        6          0                    0
  12             $5,416         $25,000       $12,500         $95,000     $16,000        6          0                    0
  13                 $0              $0            $0              $0          $0        1          5                    5
  14             $5,583      $3,626,937            $0              $0          $0        8          0                    0
  15             $7,940      $1,300,000       $50,000        $166,267     $18,891        6          0                    0
  16             $8,368        $537,429       $41,841        $133,473     $15,707        6          0                    0
  17                 $0      $2,000,000            $0              $1          $1        6          5                    0
  18             $3,235              $0        $8,620              $0          $0        6          0                    0
------------------------------------------------------------------------------------------------------------------------------------
  19             $7,391              $0       $36,953         $30,803      $5,976        6          0                    0
19.01
19.02
19.03
------------------------------------------------------------------------------------------------------------------------------------
  20             $8,903         $25,000       $25,000         $53,779      $6,835        1          5                    5
  21            $74,963              $0            $0         $67,177     $15,196        6          0                    0
  22                 $0      $8,947,005            $0         $31,516      $3,432        6          0                    0
  23             $6,028              $0            $0          $6,254      $6,776        1          5                    5
  24                 $0      $1,885,500            $0              $1          $1        6          0                    0
  25             $3,618         $33,333       $33,333         $33,426      $7,002        1          5                    5
  26             $7,320      $1,711,449       $27,449         $89,997     $11,377        6          0                    0
  27             $2,127      $3,000,000            $0         $53,454      $3,429        6          0                    0
  28             $2,040         $20,833       $20,833         $45,529      $4,047        1          5                    5
  29                 $0              $0            $0              $0          $0        6          0                    0
  30                 $0              $0            $0         $19,733      $7,857        1          5                    5
  31               $632              $0            $0         $22,975      $1,495        1          5                    5
  32             $2,189      $1,381,418       $14,530         $16,100      $4,600        6          0                    0
  33             $2,996              $0        $5,417         $24,708        $880        1          0                    0
  34             $3,583        $466,622       $17,917         $36,640      $4,871        6          0                    0
------------------------------------------------------------------------------------------------------------------------------------
  35             $3,820        $250,000        $8,051         $50,700      $6,200        6          5                    0
35.01
35.02
------------------------------------------------------------------------------------------------------------------------------------
  36             $5,618      $2,027,840       $35,114         $32,474      $8,510        1          0                    0
  37               $595              $0       $12,873          $9,913      $1,420        6          0                    0
  38             $5,963        $750,000       $31,385         $62,413     $10,919        6          0                    0
  39               $709              $0       $11,132          $7,467      $1,170        6          0                    0
  40            $32,507              $0            $0         $33,483          $0        6          0                    0
  41             $1,191         $14,888        $7,444         $13,494      $1,204        6          0                    0
  42               $877         $12,500       $12,500         $11,016      $3,047        1          5                    5
  43             $4,375      $1,000,000       $58,782         $44,590      $2,834        6          0                    0
  44             $2,651        $568,952       $15,904         $14,002      $9,250        6          0                    0
  45               $641          $5,340        $5,340          $5,134      $6,821        1          5                    5
  46             $3,191         $10,636       $10,636         $33,000          $0        6          5                    0
------------------------------------------------------------------------------------------------------------------------------------
  47             $2,605          $3,333        $3,333         $23,051      $3,208        1          5                    5
47.01
47.02
47.03
------------------------------------------------------------------------------------------------------------------------------------
  48            $13,585              $0            $0         $22,340      $8,258        6          0                    0
  49             $2,934      $1,000,000            $0         $23,885      $4,935        6          0                    0
  50            $27,612              $0            $0         $42,671     $14,458        6          0                    0
  51               $700          $2,333        $2,333         $18,144      $1,000        6          5                    0
------------------------------------------------------------------------------------------------------------------------------------
  52             $2,231          $9,140        $9,140         $16,462      $3,430        6          0                    0
52.01
52.02
------------------------------------------------------------------------------------------------------------------------------------
  53             $1,736        $200,000        $6,942         $31,000      $1,600        6          0                    0
  54             $1,138        $120,125        $1,684         $26,243      $5,909        6          0                    0
  55             $1,832              $0            $0          $6,934      $2,562        1          5                    5
  56             $1,942          $6,250        $6,250         $16,894      $2,372        1          5                    5
  57               $192        $181,572        $3,286            $869        $932        6          0                    0
  58             $1,457              $0        $6,509         $17,060      $1,310        6          0                    0
  59             $1,684        $302,371        $6,250         $16,826      $1,188        1          5                    5
  60             $2,493          $2,917        $2,917          $9,013      $1,735        1         15                    5
  61             $1,729              $0            $0         $13,204      $2,447        1          5                    5
  62               $792              $0            $0          $2,742        $772        1          5                    5
  63             $1,078          $3,333        $3,333          $9,090      $1,838        1          5                    5
  64             $4,042              $0            $0         $12,986          $0        1          5                    5
  65               $994              $0        $2,319          $4,996      $3,627        6          0                    0
------------------------------------------------------------------------------------------------------------------------------------
  66             $1,900        $180,875        $7,400         $10,200      $1,900        1          0                    0
66.01
66.02
------------------------------------------------------------------------------------------------------------------------------------
  67                 $0              $0        $3,333         $18,417      $1,289        1          5                    5
  68             $2,010      $1,000,000            $0         $19,270      $6,286        6          0                    0
  69                 $0              $0            $0              $0          $0        6          0                    0
  70               $598          $4,116        $4,116          $9,612        $725        1         15                    5
  71               $655          $5,000        $5,000          $3,639      $1,042        1          5                    5
  72                 $0        $210,243        $1,250          $5,700        $458        6          0                    0
  73             $2,756              $0            $0          $6,249      $4,950        6          0                    0
  74               $629          $4,167            $0          $4,124        $884        1          5                    5
  75               $560        $450,000            $0          $3,845      $1,196        6          0                    0
  76               $702          $5,667        $5,667          $9,042      $1,330        1          5                    5
  77             $1,743              $0            $0          $9,871      $2,007        1          5                    5
  78               $721              $0            $0         $26,011          $0        1          5                    5
  79                 $0         $53,026            $0         $23,573          $0        6          0                    0
                                                      ----------------------------
  80             $1,525        $225,000            $0          $9,166        $653        1          5                    5
                                                      ----------------------------
  81             $1,513          $2,813        $2,813         $12,649      $2,927        1          5                    5
  82               $507              $0        $1,184          $8,045        $700        6          0                    0
  83             $2,215          $8,333        $8,333          $9,595      $1,621        1          5                    5
  84               $694              $0            $0          $4,400      $1,010        1          5                    5
  85             $1,087          $4,167        $4,167         $20,372          $0        1          5                    5
  86             $2,971         $40,000            $0          $9,815      $2,279        1          5                    5
  87                 $0              $0        $2,083         $12,500        $836        1          5                    5
  88                 $0        $150,000            $0              $0          $0        1          5                    5
  89               $356              $0        $1,186          $9,871      $1,531        6          0                    0
  90             $1,667        $400,000            $0          $6,822      $1,743        1          5                    5
  91               $496              $0            $0         $10,031      $1,359        6          0                    0
  92               $561          $4,134        $2,067          $7,764      $1,227        6          0                    0
  93             $2,176              $0            $0         $11,488          $0        6          0                    0
  94                 $0          $4,167        $4,167         $18,081        $909        1          5                    5
  95               $482          $1,250        $1,250          $3,905      $1,309        1          5                    5
  96               $639        $200,000        $1,500          $8,909      $6,156        6          0                    0
  97               $483          $2,416        $2,416          $7,013        $947        1          5                    5
  98               $257          $3,833        $3,833          $3,386      $1,225        1          5                    5
  99             $1,569        $165,000        $3,137          $6,408      $2,153        6          0                    0
 100             $1,150        $426,000            $0         $17,568      $1,959        6          0                    0
 101               $497              $0            $0          $4,945      $1,347        1          5                    5
 102                 $0         $62,000            $0              $0      $1,711        1          5                    5
 103             $1,014        $400,000            $0          $6,957        $685        1          5                    5
 104               $386              $0            $0          $2,052      $1,908        1          5                    5
 105                 $0        $250,000            $0              $0          $0        1         15                    5
 106               $322          $2,912        $1,456          $3,149        $419        6          0                    0
 107                 $0        $120,000            $0              $0          $0        1          5                    5
 108               $456              $0        $1,250          $8,540      $1,845        6          0                    0
 109                 $0         $93,227        $1,667          $2,695        $833        1          5                    5
 110               $747        $300,000            $0          $8,303        $727        1          5                    5
 111                 $0         $40,463            $0          $5,904          $0        6          0                    0
 112               $711         $50,000        $2,500          $2,753      $1,147        6          5                    0
 113               $547              $0            $0          $2,117      $2,617        1          5                    5
 114             $1,634        $100,000            $0          $7,788      $1,427        1          5                    5
 115               $867              $0        $2,827          $4,507      $1,796        6          0                    0
 116               $643        $126,000            $0          $2,661        $291        1          5                    5
 117               $374          $3,131        $1,566          $3,633        $673        6          0                    0
 118               $657        $120,575        $3,333          $3,335        $635        1         15                    0
 119               $426         $40,000        $1,667          $4,136        $457        1          5                    5
 120               $425              $0            $0          $1,167        $312        1          5                    5
 121               $539              $0        $2,917          $4,869        $314        6          5                    0
 122                 $0        $120,000            $0              $0          $0        1          5                    5
 123                 $0         $45,000            $0              $0      $2,415        1          5                    5
 124                 $0              $0            $0              $0          $0        6          0                    0
 125               $322          $1,500        $1,500          $2,011      $1,468        1          5                    5
 126                 $0         $26,522            $0          $3,898          $0        1          3                    0
------------------------------------------------------------------------------------------------------------------------------------
 127                 $0              $0            $0          $4,181      $1,120        6          0                    0
127.01
127.02
------------------------------------------------------------------------------------------------------------------------------------
 128               $317            $667          $667          $1,138        $396        1         15                    5
 129                 $0              $0            $0              $0          $0        1          5                    5
 130             $1,916              $0            $0          $3,603      $2,160        6          0                    0
 131               $218              $0            $0            $750        $232        1          5                    5
 132                 $0              $0            $0          $2,163          $0        1          5                    5
 133               $437          $2,652        $1,326          $3,154      $1,294        6          0                    0
 134               $206          $1,000        $1,000          $1,719      $1,036        1          5                    5
 135               $160         $50,000          $833          $2,521        $657        6          0                    0
 136               $242         $35,000        $1,754          $3,406        $595        6          0                    0
 137               $833              $0            $0          $1,645        $919        6          0                    0
 138                 $0              $0            $0              $0          $0        6          0                    0
 139                 $0              $0            $0              $0        $383        1          5                    5
 140                 $0          $1,092        $1,092          $1,669          $0        1          3                    0
 141               $516              $0          $899              $0          $0        6          0                    0
 142                 $0         $10,465          $294            $885          $0        1          3                    0



GCCFC 05-GG3      Environmental                     Cash              O&M                          Units of
Loan ID           Insurance         Lockbox         Management        in Place      Size           Measure       Originator
  1               No                Hard              In Place         No             493,706      sf            Archon/Commerzbank
  2               No                Hard              In Place         No             536,890      sf                  Archon
  3               No                Hard             Springing        Yes              741915      sf                   GCFP
  4               No                Hard              In Place         No           1,299,522      sf                  Archon
  5               No                Hard              In Place         No             876,704      sf                  Archon
  6               No                Hard              In Place         No             700,908      sf            Archon/Commerzbank
  7               No                Hard             Springing         No                 732      Rooms               Archon
  8               No                Hard             Springing         No              164425      sf                   GCFP
  9               No                Hard             Springing        Yes              160522      sf                   GCFP
------------------------------------------------------------------------------------------------------------------------------------
  10                                Soft              In Place                           1073      Units                GCFP
10.01             No                                                   No                 221      Units
10.02             No                                                   No                 132      Units
10.03             No                                                   No                 132      Units
10.04             No                                                   No                 108      Units
10.05             No                                                   No                  96      Units
10.06             No                                                   No                  96      Units
10.07             No                                                   No                  96      Units
10.08             No                                                   No                  84      Units
10.09             No                                                   No                 108      Units
------------------------------------------------------------------------------------------------------------------------------------
  11              No                Hard              In Place        Yes              843304      sf                   GCFP
  12              No                Hard              In Place         No              324955      sf                   GCFP
  13              No                Hard              In Place         No                 374      Rooms               Archon
  14              No                Hard              In Place         No              332955      sf              Morgan Stanley
  15              No                Hard              In Place         No              477771      sf                   GCFP
  16              No                Hard             Springing        Yes              669462      sf                   GCFP
  17              No                Hard              In Place        Yes              299933      sf                   GCFP
  18              No                Hard             Springing         No              394018      sf                   GCFP
------------------------------------------------------------------------------------------------------------------------------------
  19                                Hard              In Place                         384291      sf                   GCFP
19.01             No                                                   No              147892      sf
19.02             No                                                   No              124498      sf
19.03             No                                                   No              111901      sf
------------------------------------------------------------------------------------------------------------------------------------
  20              No                 No                 NAP           Yes             427,351      sf                  Archon
  21              No                Hard             Springing         No                 330      Rooms                GCFP
  22              No                Hard             Springing         No              230800      sf                   GCFP
  23              No                 No                 NAP           Yes             233,532      sf                  Archon
  24              No                Hard              In Place         No              299224      sf                   GCFP
  25              No                 No                 NAP            No             434,136      sf                  Archon
  26              No                Hard             Springing        Yes              439190      sf                   GCFP
  27              No                Hard              In Place         No              127600      sf                   GCFP
  28              No                Hard             Springing        Yes             244,788      sf                  Archon
  29              No                Hard             Springing         No                 395      Rooms                GCFP
  30              No                 No                 NAP            No                 342      Units               Archon
  31              No                 No                 NAP            No              75,885      sf                  Archon
  32              Yes               Hard             Springing        Yes              138222      sf                   GCFP
  33              No                Hard             Springing        Yes              359540      sf                   GCFP
  34              No                Hard             Springing         No              215000      sf                   GCFP
------------------------------------------------------------------------------------------------------------------------------------
  35                                 No                 NAP                            229219      sf                   GCFP
35.01             No                                                   No              126186      sf
35.02             Yes                                                 Yes              103033      sf
------------------------------------------------------------------------------------------------------------------------------------
  36              No                Hard              In Place         No              337088      sf                   GCFP
  37              No                Hard             Springing         No               47639      sf                   GCFP
  38              No                Hard             Springing         No              477225      sf                   GCFP
  39              No                Hard             Springing         No               41341      sf                   GCFP
  40              No                Hard             Springing         No                 122      Rooms                GCFP
  41              No                 No                 NAP            No               71460      sf                   GCFP
  42              No                 No                 NAP            No              70,123      sf                  Archon
  43              No                Hard             Springing        Yes              164044      sf                   GCFP
  44              No                Hard             Springing        Yes              159039      sf                   GCFP
  45              No                 No                 NAP            No              64,076      sf                  Archon
  46              No                Soft             Springing         No              255267      sf                   GCFP
------------------------------------------------------------------------------------------------------------------------------------
  47                                 No                 NAP                           208,412      sf                  Archon
47.01             No                                                   No             108,739      sf
47.02             No                                                   No              57,673      sf
47.03             No                                                   No              42,000      sf
------------------------------------------------------------------------------------------------------------------------------------
  48              No                Soft             Springing         No                 568      Units                GCFP
  49              No                Hard             Springing         No              160062      sf                   GCFP
  50              No                Hard              In Place         No                 304      Rooms                GCFP
  51              No                Soft             Springing         No               56000      sf                   GCFP
------------------------------------------------------------------------------------------------------------------------------------
  52                                Soft             Springing                         133863      sf                   GCFP
52.01             No                                                   No               92997      sf
52.02             No                                                   No               40866      sf
------------------------------------------------------------------------------------------------------------------------------------
  53              No                Soft             Springing        Yes               83307      sf                   GCFP
  54              No                 No                 NAP            No               37406      sf                   GCFP
  55              No                 No                 NAP            No             109,905      sf                  Archon
  56              No                 No                 NAP           Yes             116,514      sf                  Archon
  57              No                 No                 NAP            No               14400      sf                   GCFP
  58              No                Soft             Springing         No              116579      sf                   GCFP
  59              Yes                No                 NAP            No              96,244      sf                  Archon
  60              No                 No                 NAP           Yes             199,450      sf                  Archon
  61              No                 No                 NAP           Yes              71,478      sf                  Archon
  62              No                 No                 NAP            No              95,092      sf                  Archon
  63              No                 No                 NAP            No              65,385      sf                  Archon
  64              No                 No                 NAP            No                 194      Units               Archon
  65              No                 No                 NAP            No               79512      sf                   GCFP
------------------------------------------------------------------------------------------------------------------------------------
  66                                Hard             Springing                          88763      sf                   GCFP
66.01             No                                                   No               59560      sf
66.02             No                                                   No               29203      sf
------------------------------------------------------------------------------------------------------------------------------------
  67              No                 No                 NAP            No              44,200      sf                  Archon
  68              No                Hard             Springing         No              120577      sf                   GCFP
  69              No                Soft             Springing         No                 115      Rooms                GCFP
  70              No                 No                 NAP            No              71,813      sf                  Archon
  71              No                 No                 NAP            No              52,398      sf                  Archon
  72              No                 No                 NAP            No               21001      sf                   GCFP
  73              No                 No                 NAP            No                 101      Rooms                GCFP
  74              No                 No                 NAP            No              34,300      sf                  Archon
  75              No                Hard             Springing         No               45240      sf                   GCFP
  76              No                 No                 NAP            No              56,161      sf                  Archon
  77              No                 No                 NAP            No              69,706      sf                  Archon
  78              No                 No                 NAP            No              57,639      sf                  Archon
  79              No                 No                 NAP            No              107371      sf                   GCFP
  80              No                 No                 NAP            No              83,200      sf                  Archon
  81              No                 No                 NAP            No              95,584      sf                  Archon
  82              No                Hard             Springing         No               40592      sf                   GCFP
  83              No                 No                 NAP           Yes             106,304      sf                  Archon
  84              No                 No                 NAP            No              83,300      sf                  Archon
  85              No                 No                 NAP            No              68,624      sf                  Archon
  86              No                 No                 NAP           Yes              79,238      sf                  Archon
  87              No                 No                 NAP            No              30,000      sf                  Archon
  88              No                 No                 NAP            No              28,179      sf                  Archon
  89              No                 No                 NAP            No               28452      sf                   GCFP
  90              No                 No                 NAP           Yes             127,500      sf                  Archon
  91              No                 No                 NAP            No               29762      sf                   GCFP
  92              No                 No                 NAP            No               25877      sf                   GCFP
  93              No                 No                 NAP            No               21516      sf                   GCFP
  94              No                 No                 NAP            No             124,929      sf                  Archon
  95              No                 No                 NAP            No              38,555      sf                  Archon
  96              No                 No                 NAP            No               40055      sf                   GCFP
  97              No                 No                 NAP            No              38,654      sf                  Archon
  98              No                 No                 NAP            No              30,786      sf                  Archon
  99              No                 No                 NAP            No              125490      sf                   GCFP
 100              No                Hard             Springing         No               68994      sf                   GCFP
 101              No                 No                 NAP            No              45,842      sf                  Archon
 102              No                 No                 NAP            No              56,989      sf                  Archon
 103              No                 No                 NAP           Yes              50,722      sf                  Archon
 104              No                 No                 NAP            No              46,375      sf                  Archon
 105              No                 No                 NAP            No              61,648      sf                  Archon
 106              No                 No                 NAP            No               25725      sf                   GCFP
 107              No                 No                 NAP            No              22,270      sf                  Archon
 108              No                 No                 NAP            No               36460      sf                   GCFP
 109              No                 No                 NAP            No              23,208      sf                  Archon
 110              No                 No                 NAP            No              44,790      sf                  Archon
 111              No                 No                 NAP            No               31421      sf                   GCFP
 112              No                 No                 NAP            No               34135      sf                   GCFP
 113              No                 No                 NAP            No              65,674      sf                  Archon
 114              No                 No                 NAP            No              78,408      sf                  Archon
 115              No                 No                 NAP            No               41598      sf                   GCFP
 116              No                 No                 NAP            No              35,097      sf                  Archon
 117              No                 No                 NAP            No               29900      sf                   GCFP
 118              No                 No                 NAP            No               52575      sf                   GCFP
 119              No                 No                 NAP            No              25,544      sf                  Archon
 120              No                 No                 NAP            No              34,000      sf                  Archon
 121              No                 No                 NAP            No               32310      sf                   GCFP
 122              No                 No                 NAP            No              17,500      sf                  Archon
 123              No                 No                 NAP            No              51,331      sf                  Archon
 124              Yes                No                 NAP            No               14955      sf                   GCFP
 125              No                 No                 NAP            No              38,450      sf                  Archon
 126              No                 No                 NAP            No               20403      sf                   GCFP
------------------------------------------------------------------------------------------------------------------------------------
 127                                 No                 NAP                                34      Units                GCFP
127.01            No                                                   No                  21      Units
127.02            No                                                   No                  13      Units
------------------------------------------------------------------------------------------------------------------------------------
 128              No                 No                 NAP            No              25,840      sf                  Archon
 129              No                 No                 NAP            No              56,280      sf                  Archon
 130              No                 No                 NAP            No                 487      Units                GCFP
 131              No                 No                 NAP            No              26,200      sf                  Archon
 132              No                 No                 NAP            No               8,371      sf                  Archon
 133              No                 No                 NAP            No               18715      sf                   GCFP
 134              No                 No                 NAP            No              24,712      sf                  Archon
 135              No                 No                 NAP            No               12800      sf                   GCFP
 136              No                 No                 NAP            No               14513      sf                   GCFP
 137              No                 No                 NAP            No                  40      Units                GCFP
 138              No                 No                 NAP            No               10908      sf                   GCFP
 139              No                 No                 NAP            No                  25      Units               Archon
 140              No                 No                 NAP            No                9672      sf                   GCFP
 141              No                 No                 NAP            No               35942      sf                   GCFP
 142              No                 No                 NAP            No                7844      sf                   GCFP

GCCFC     GCFP
05-GG3    Control_    GCFP        Loan                                    Property                                  General
Loan ID   Number      Loan ID     Name                                    Name                                      Property Type
   3      04-0773     04-0773     1440 Broadway                           1440 Broadway                             Office
   8      04-0662     04-0662     Shops at Wailea                         Shops at Wailea                           Retail
   9      04-0975     04-0975     Waikiki Galleria                        Waikiki Galleria                          Office
------------------------------------------------------------------------------------------------------------------------------------
  10      04-1136     04-1136     Place Properties Portfolio              Place Properties Portfolio
 10.01    04-1136     04-1136     Clayton Place                           Clayton Place                             Multifamily
 10.02    04-1136     04-1136     River Place                             River Place                               Multifamily
 10.03    04-1136     04-1136     Jacksonville Place                      Jacksonville Place                        Multifamily
 10.04    04-1136     04-1136     Troy Place                              Troy Place                                Multifamily
 10.05    04-1136     04-1136     Martin Place                            Martin Place                              Multifamily
 10.06    04-1136     04-1136     Cape Place                              Cape Place                                Multifamily
 10.07    04-1136     04-1136     Clemson Place                           Clemson Place                             Multifamily
 10.08    04-1136     04-1136     Macon Place                             Macon Place                               Multifamily
 10.09    04-1136     04-1136     Murray Place                            Murray Place                              Multifamily
------------------------------------------------------------------------------------------------------------------------------------
  11      04-1007     04-1007     1700 Market Street                      1700 Market Street                        Office
  12      04-0140     04-0140     2040 Main Street                        2040 Main Street                          Office
  14      04-1247     04-1247     1370 Avenue of the Americas             1370 Avenue of the Americas               Office
  15      04-1228     04-1228     One South Street                        One South Street                          Office
  16      04-0744     04-0744     South Park Mall                         South Park Mall                           Retail
  17      04-0449     04-0449     Village at Orange                       Village at Orange                         Retail
  18      04-0826     04-0826     Mayfaire Town Center                    Mayfaire Town Center                      Retail
------------------------------------------------------------------------------------------------------------------------------------
  19      04-0829     04-0829     Birtcher/Charlesbank Office Portfolio   Birtcher/Charlesbank Office Portfolio
 19.01    04-0829     04-0829     Park Tower                              Park Tower                                Office
 19.02    04-0829     04-0829     801 Civic Center Drive                  801 Civic Center Drive                    Office
 19.03    04-0829     04-0829     Transit Tower                           Transit Tower                             Office
------------------------------------------------------------------------------------------------------------------------------------
  21      04-1347     04-1347     Hilton Nashville Downtown               Hilton Nashville Downtown                 Hospitality
  22      04-1143     04-1143     3100 Thornton                           3100 Thornton                             Office
  24      04-1435     04-1435     Olathe Station                          Olathe Station                            Retail
  26      04-0917     04-0917     Executive Campus                        Executive Campus                          Office
  27      04-0551     04-0551     1341 G Street                           1341 G Street                             Office
  29      04-1086     04-1086     Hyatt Regency Albuquerque               Hyatt Regency Albuquerque                 Hospitality
  32      04-1059     04-1059     Irvine Technology Center-I              Irvine Technology Center-I                Office
  33      04-0276     04-0276     2470 Highcrest Road                     2470 Highcrest Road                       Office
  34      04-1229     04-1229     Lee Farm Corporate Center               Lee Farm Corporate Center                 Office
------------------------------------------------------------------------------------------------------------------------------------
  35      04-1085     04-1085     Mills Pointe/Arapahoe Village Portfolio Mills Pointe/Arapahoe Village Portfolio
 35.01    04-1085     04-1085     Mills Pointe                            Mills Pointe                              Retail
 35.02    04-1085     04-1085     Arapaho Village                         Arapaho Village                           Retail
------------------------------------------------------------------------------------------------------------------------------------
  36      03-0873     03-0873     St Louis Place                          St Louis Place                            Office
  37      04-1158     04-1158     Portofino Plaza                         Portofino Plaza                           Office
  38      04-0904     04-0904     500 East 84th Avenue                    500 East 84th Avenue                      Office
  39      04-1157     04-1157     Piazza Del Sol                          Piazza Del Sol                            Office
  40      04-0787     04-0787     Hotel Burnham                           Hotel Burnham                             Hospitality
  41      04-0862     04-0862     Magnolia Village                        Magnolia Village                          Office
  43      04-0948     04-0948     Capitol Center                          Capitol Center                            Office
  44      04-0809     04-0809     Seattle Tower                           Seattle Tower                             Office
  46      04-0945     04-0945     New Loudon Center                       New Loudon Center                         Retail
  48      04-0522     04-0522     North Mountain Village Apartments       North Mountain Village Apartments         Multifamily
  49      04-1290     04-1290     Prospect Place Office                   Prospect Place Office                     Office
  50      04-0889     04-0889     Radisson Metrodome                      Radisson Metrodome                        Hospitality
  51      04-0778     04-0778     Waynechester Plaza                      Waynechester Plaza                        Retail
------------------------------------------------------------------------------------------------------------------------------------
  52      04-0747     04-0747     Dack Portfolio                          Dack Portfolio
 52.01    04-0747     04-0747     Energy Park I & II                      Energy Park I & II                        Office
 52.02    04-0747     04-0747     Maryland Way                            Maryland Way                              Office
------------------------------------------------------------------------------------------------------------------------------------
  53      04-0731     04-0731     711 Atlantic Avenue                     711 Atlantic Avenue                       Office
  54      04-0857     04-0857     The Plaza at Encinitas Ranch            The Plaza at Encinitas Ranch              Retail
  57      04-0794     04-0794     Fremont Moreno Center                   Fremont Moreno Center                     Retail
  58      04-0311     04-0311     Pleasant Valley                         Pleasant Valley                           Office
  65      04-1205     04-1205     Northfield Commons                      Northfield Commons                        Retail
------------------------------------------------------------------------------------------------------------------------------------
  66      04-0282     04-0282     Fairfield Office Portfolio              Fairfield Office Portfolio
 66.01    04-0282     04-0282     777 Commerce Drive                      777 Commerce Drive                        Office
 66.02    04-0282     04-0282     1375 Kings Highway East                 1375 Kings Highway East                   Office
------------------------------------------------------------------------------------------------------------------------------------
  68      04-1073     04-1073     1420 Harbor Bay Parkway                 1420 Harbor Bay Parkway                   Office
  69      04-0970     04-0970     Hampton Inn Camarillo                   Hampton Inn Camarillo                     Hospitality
  72      04-0928     04-0928     Pasadena Collection                     Pasadena Collection                       Retail
  73      04-1255     04-1255     Towneplace Suites by Marriott, San Jose Towneplace Suites by Marriott, San Jose   Hospitality
  75      04-0648     04-0648     Eastwind Shopping Center                Eastwind Shopping Center                  Retail
  79      04-1142     04-1142     Quail Vista                             Quail Vista                               Industrial
  82      04-1282     04-1282     Polaris Retail Center                   Polaris Retail Center                     Retail
  89      04-1234     04-1234     Eagle Mountain Shopping Center          Eagle Mountain Shopping Center            Retail
  91      04-0730     04-0730     6312 Nagle Avenue                       6312 Nagle Avenue                         Retail
  92      04-1263     04-1263     Laguna Plaza                            Laguna Plaza                              Retail
  93      04-0937     04-0937     Pacific Pointe                          Pacific Pointe                            Office
  96      04-0029     04-0029     Sopra Centre                            Sopra Centre                              Office
  99      04-0776     04-0776     Corporate Exchange Center               Corporate Exchange Center                 Office
  100     04-0982     04-0982     100 Bank Street                         100 Bank Street                           Office
  106     04-1043     04-1043     Smart & Final Center                    Smart & Final Center                      Retail
  108     04-1185     04-1185     Peachtree City Marketplace              Peachtree City Marketplace                Retail
  111     04-0738     04-0738     Quail Corners South                     Quail Corners South                       Office
  112     04-0997     04-0997     Rockwest I                              Rockwest I                                Retail
  115     04-1140     04-1140     Parkway Commons Office Building         Parkway Commons Office Building           Office
  117     04-0944     04-0944     Vestridge Commons                       Vestridge Commons                         Retail
  118     03-0617     03-0617     Eastgate Center                         Eastgate Center                           Retail
  121     03-0655     03-0655     Northpark One                           Northpark One                             Office
  124     04-1135     04-1135     Walgreens Pleasant Hill                 Walgreens Pleasant Hill                   Retail
  126     04-0737     04-0737     Quail Corners South - Phase III         Quail Corners South - Phase III           Office
------------------------------------------------------------------------------------------------------------------------------------
  127     04-1265     04-1265     Arbo Portfolio                          Arbo Portfolio
127.01    04-1265     04-1265     440 West 5th Street                     440 West 5th Street                       Multifamily
127.02    04-1265     04-1265     1254 East 1st Street                    1254 East 1st Street                      Multifamily
------------------------------------------------------------------------------------------------------------------------------------
  130     04-0620     04-0620     Wood River Mini Storage                 Wood River Mini Storage                   Self-Storage
  133     04-0733     04-0733     Plaza El Portal                         Plaza El Portal                           Retail
  135     04-1078     04-1078     Clearview Parkway Shopping Center       Clearview Parkway Shopping Center         Retail
  136     04-1115     04-1115     Brookside Building                      Brookside Building                        Office
  137     04-0906     04-0906     826 South Hobart Boulevard              826 South Hobart Boulevard                Multifamily
  138     04-0816     04-0816     CVS, Lancaster                          CVS, Lancaster                            Retail
  140     04-0740     04-0740     Quail Court                             Quail Court                               Office
  141     04-0909     04-0909     12407 Sowden Road                       12407 Sowden Road                         Industrial
  142     04-0736     04-0736     689 Sierra Rose Drive                   689 Sierra Rose Drive                     Office

  3-C     04-0773     04-0773     1440 Broadway                           1440 Broadway
  8-C     04-0662     04-0662     Shops at Wailea                         Shops at Wailea
 12-C     04-0140     04-0140     2040 Main Street                        2040 Main Street
 14-C     04-1247     04-1247     1370 Avenue of the Americas             1370 Avenue of the Americas
 19-C     04-0829     04-0829     Birtcher/Charlesbank Office Portfolio   Birtcher/Charlesbank Office Portfolio


GCCFC
05-GG3    Detailed                                                                                                             Zip
Loan ID   Property Type         Address                                    City              County           State            Code
   3      General Urban         1440 Broadway                              New York          New York         New York         10018
   8      Regional Mall         3750 Wailea Alanui Drive                   Wailea            Maui             Hawaii           96753
   9      General Urban         2222 and 2224 Kalakaua Avenue              Honolulu          Honolulu         Hawaii           96815
------------------------------------------------------------------------------------------------------------------------------------
  10
 10.01    Student Housing       5809 North Lake Drive                      Morrow            Clayton          Georgia          30260
 10.02    Student Housing       915 Lovvorn Road                           Carrollton        Carroll          Georgia          30117
 10.03    Student Housing       331 Nisbet Street NW                       Jacksonville      Calhoun          Alabama          36265
 10.04    Student Housing       100 Gibbs Street                           Troy              Pike             Alabama          36081
 10.05    Student Housing       237 West Peach Street                      Martin            Weakley          Tennessee        38237
 10.06    Student Housing       1710 North Sprigg Street                   Cape Girardeau    Cape Girardeau   Missouri         63701
 10.07    Student Housing       133 Clemson Place Circle                   Clemson           Pickens          South Carolina   29631
 10.08    Student Housing       5091 Ivey Drive                            Macon             Bibb             Georgia          31206
 10.09    Student Housing       1700 Lowes Drive                           Murray            Calloway         Kentucky         42071
------------------------------------------------------------------------------------------------------------------------------------
  11      General Urban         1700 Market Street                         Philadelphia      Philadelphia     Pennsylvania     19103
  12      General Suburban      2040 Main Street                           Irvine            Orange           California       92614
  14      General Urban         1370 Avenue of the Americas                New York          New York         New York         10019
  15      General Urban         One South Street                           Baltimore         Baltimore        Maryland         21201
  16      Regional Mall         2310 SW Military Parkway                   San Antonio       Bexar            Texas            78224
  17      Regional Mall         1500 East Village Way                      Orange            Orange           California       92865
  18      Regional Mall         Military Cutoff Road                       Wilmington        New Hanover      North Carolina   28405
------------------------------------------------------------------------------------------------------------------------------------
  19
 19.01    General Urban         200 Santa Ana Boulevard                    Santa Ana         Orange           California       92701
 19.02    General Urban         801 Civic Center Drive                     Santa Ana         Orange           California       92701
 19.03    General Urban         405 West 5th Street                        Santa Ana         Orange           California       92701
------------------------------------------------------------------------------------------------------------------------------------
  21      Full Service          121 Fourth Avenue South                    Nashville         Davidson         Tennessee        37201
  22      General Suburban      3100 Thornton                              Burbank           Los Angeles      California       91504
  24      Anchored              15345 West 119th Street (P1);
                                12075 South Strang Line Road (P2)          Olathe            Johnson          Kansas           66062
  26      General Suburban      3 Executive Campus                         Cherry Hill       Camden           New Jersey       08002
  27      General Urban         1341 G Street                              Washington        District of      District of
                                                                                             Columbia         Columbia         20005
  29      Full Service          330 Tijeras Avenue, NW                     Albuquerque       Bernalillo       New Mexico       87102
  32      R & D                 18871 Teller Avenue, 18872 & 18902
                                Bardeen Avenue, and 2525 & 2601
                                Campus Drive                               Irvine            Orange           California       92612
  33      General Suburban      2470 Highcrest Road                        Roseville         Ramsey           Minnesota        55113
  34      General Suburban      83 Wooster Heights Road                    Danbury           Fairfield        Connecticut      06810
------------------------------------------------------------------------------------------------------------------------------------
  35
 35.01    Anchored              2810 E Trinity Mills Road                  Carrollton        Dallas           Texas            75006
 35.02    Anchored              819 West Arapaho Road                      Richardson        Dallas           Texas            75080
------------------------------------------------------------------------------------------------------------------------------------
  36      General Urban         200 North Broadway                         St Louis          St. Louis        Missouri         63101
  37      General Suburban      1401 Ocean Avenue                          Santa Monica      Los Angeles      California       90401
  38      General Suburban      500 East 84th Street                       Thornton          Adams            Colorado         80229
  39      General Urban         8439 West Sunset Boulevard                 West Hollywood    Los Angeles      California       90069
  40      Full Service          1 West Washington Street                   Chicago           Cook             Illinois         60602
  41      General Urban         6900 South McCarran Boulevard              Reno              Washoe           Nevada           89509
  43      General Urban         919 Congress Avenue                        Austin            Travis           Texas            78701
  44      General Urban         1218 Third Avenue                          Seattle           King             Washington       98101
  46      Anchored              873 New Loudon Road                        Latham            Albany           New York         12110
  48      Garden                3333 West Thunderbird Road                 Phoenix           Maricopa         Arizona          85053
  49      General Suburban      3111 S. Dixie Highway                      West Palm Beach   Palm Beach       Florida          33401
  50      Full Service          615 Washington Avenue SE                   Minneapolis       Hennepin         Minnesota        55414
  51      Anchored              1600-1660 Route 23 North                   Wayne             Passaic          New Jersey       07470
------------------------------------------------------------------------------------------------------------------------------------
  52
 52.01    General Suburban      377 & 381 Riverside Drive                  Franklin          Williamson       Tennessee        37064
 52.02    General Suburban      5300 Maryland Way                          Brentwood         Williamson       Tennessee        37027
------------------------------------------------------------------------------------------------------------------------------------
  53      General Urban         711 Atlantic Avenue                        Boston            Suffolk          Massachusetts    02111
  54      Shadow Anchored       1560 Leucadia Boulevard                    Encinitas         San Diego        California       92024
  57      Unanchored            1241-1249 Third Street                     Santa Monica      Los Angeles      California       90401
  58      General Suburban      2401 Pleasant Valley Road                  York              York             Pennsylvania     17402
  65      Anchored              2105 S. Boulevard West                     Troy              Oakland          Michigan         48098
------------------------------------------------------------------------------------------------------------------------------------
  66
 66.01    General Suburban      777 Commerce Drive                         Fairfield         Fairfield        Connecticut      06430
 66.02    General Suburban      1375 Kings Highway East                    Fairfield         Fairfield        Connecticut      06430
------------------------------------------------------------------------------------------------------------------------------------
  68      General Suburban      1420 Harbor Bay Parkway                    Alameda           Alameda          California       94502
  69      Limited Service       50 West Daily Drive                        Camarillo         Ventura          California       93010
  72      Unanchored            175 S. Lake Avenue & 825 Cordova Street    Pasadena          Los Angeles      California       91101
  73      Limited Service       440 Sarasota Avenue                        San Jose          Santa Clara      California       95129
  75      Anchored              2381 East Windmill Lane                    Las Vegas         Clark            Nevada           89123
  79      Warehouse             4690  Longley Lane                         Reno              Washoe           Nevada           89502
  82      Anchored              8655 - 8671 Lyra Drive                     Columbus          Delaware         Ohio             43240
  89      Anchored              14835 East Shea Boulevard                  Fountain Hills    Maricopa         Arizona          85268
  91      Shadow Anchored       6312 Nagle Avenue                          Chicago           Cook             Illinois         60646
  92      Unanchored            1130 and 1142 Fremont Boulevard            Seaside           Monterey         California       93955
  93      General Urban         2108 North Pacific Street                  Seattle           King             Washington       98103
  96      General Urban         110 East Atlantic Avenue                   Delray Beach      Palm Beach       Florida          33444
  99      General Suburban      12502 - 12503 Exchange Drive               Stafford          Fort Bend        Texas            77477
  100     General Urban         100 Bank Street                            Burlington        Chittenden       Vermont          05401
  106     Anchored              2828 West Thunderbird Road                 Phoenix           Maricopa         Arizona          85053
  108     Anchored              225 Marketplace Connector                  Peachtree City    Fayette          Georgia          30269
  111     General Suburban      609, 615, 665 and 691 Sierra Rose Drive    Reno              Washoe           Nevada           89511
  112     Unanchored            1183-1207 Howell Mill Road                 Atlanta           Fulton           Georgia          30318
  115     General Suburban      13900 North Portland Avenue                Oklahoma City     Oklahoma         Oklahoma         73134
  117     Unanchored            1360 Montgomery Highway                    Vestavia          Jefferson        Alabama          35216
  118     Anchored              4001 Wake Forest Road                      Raleigh           Wake             North Carolina   27609
  121     General Suburban      135 North Park Place                       Stockbridge       Henry            Georgia          30281
  124     Single Tenant         721 Gregory Lane                           Pleasant Hill     Contra Costa     California       94523
  126     General Suburban      630, 670 and 690 Sierra Rose Drive         Reno              Washoe           Nevada           89511
------------------------------------------------------------------------------------------------------------------------------------
  127
127.01    Garden                440 East 5th Street                        Long Beach        Los Angeles      California       90802
127.02    Garden                1254 East 1st Street                       Long Beach        Los Angeles      California       90802
------------------------------------------------------------------------------------------------------------------------------------
  130     General, units only   11819 State Highway 75                     Hailey            Blaine           Idaho            83333
  133     Unanchored            3020 Santa Rosa Avenue                     Santa Rosa        Sonoma           California       95407
  135     Unanchored            4301-4307 Clearview Parkway @
                                W. Esplanade                               Metairie          Jefferson        Louisiana        70006
  136     General Suburban      3461 Brookside Road                        Stockton          San Joaquin      California       95219
  137     Conventional          826 South Hobart Boulevard                 Los Angeles       Los Angeles      California       90005
  138     Single Tenant         1225 North Bluegrove Road                  Lancaster         Dallas           Texas            75146
  140     General Suburban      6770 South McCarran Boulevard              Reno              Washoe           Nevada           89509
  141     Warehouse             12407 Sowden Road                          Houston           Harris           Texas            77080
  142     General Suburban      689 Sierra Rose Drive                      Reno              Washoe           Nevada           89511

  3-C
  8-C
 12-C
 14-C
 19-C


                                                                                                                     Stated
                                                                                                    Original         Remaining
GCCFC                        Cut-off             Monthly               Gross                        Term to          Term to
05-GG30       Original       Date                Debt                  Interest                     Maturity         Maturity
Loan ID       Balance        Balance             Service               Rate        Seasoning        (mos.)           (mos.)
   3           $225,000,000  $225,000,000.00     $1,336,285.31          5.9120%     0               120              120
   8           $112,000,000  $112,000,000.00       $682,335.54          6.1500%     4               120              116
   9           $100,000,000  $100,000,000.00       $575,656.40          5.6250%     2               120              118
-------------------------------------------------------------------------------------------------------------------------
  10            $98,660,000   $98,660,000.00       $536,745.80          6.4390%     2                60               58
 10.01
 10.02
 10.03
 10.04
 10.05
 10.06
 10.07
 10.08
 10.09
-------------------------------------------------------------------------------------------------------------------------
  11            $88,900,000   $88,900,000.00       $496,153.06          5.3450%     3                84               81
  12            $76,000,000   $75,776,163.02       $490,411.26          6.7000%     4               120              116
  14            $67,500,000   $67,500,000.00       $700,343.75          5.5260%     2               120              118
  15            $65,000,000   $65,000,000.00       $370,900.13          5.5450%     2               120              118
  16            $64,000,000   $64,000,000.00       $394,569.47          5.8800%     4               120              116
  17            $60,050,000   $60,050,000.00       $278,037.06          5.4800%     3                84               81
  18            $52,000,000   $52,000,000.00       $304,151.95          5.7710%     1               120              119
-------------------------------------------------------------------------------------------------------------------------
  19            $48,200,000   $48,200,000.00       $312,816.54          6.7560%     6                84               78
 19.01
 19.02
 19.03
-------------------------------------------------------------------------------------------------------------------------
  21            $36,000,000   $35,896,706.86       $218,926.77          5.4000%     2               120              118
  22            $35,700,000   $35,700,000.00       $199,576.20          5.3600%     2               120              118
  24            $33,150,000   $33,150,000.00       $180,599.43          5.1300%     1                84               83
  26            $30,000,000   $30,000,000.00       $182,089.20          6.1150%     1               120              119
  27            $28,000,000   $28,000,000.00       $169,226.25          6.0750%     5               120              115
  29            $23,800,000   $23,694,569.16       $145,386.31          5.4460%     3                84               81
  32            $21,000,000   $21,000,000.00       $128,346.07          6.1800%     2               120              118
  33            $20,860,000   $20,679,031.01       $114,544.53          5.2000%     8               120              112
  34            $20,250,000   $20,215,329.01       $119,928.80          5.8860%     2               120              118
-------------------------------------------------------------------------------------------------------------------------
  35            $20,170,000   $20,170,000.00       $112,381.01          5.3300%     2               120              118
 35.01
 35.02
-------------------------------------------------------------------------------------------------------------------------
  36            $20,000,000   $19,877,689.35       $120,914.89          6.0780%     7                84               77
  37            $19,480,000   $19,480,000.00       $108,657.73          5.3400%     2               120              118
  38            $19,000,000   $19,000,000.00       $109,110.95          5.6030%     1                60               59
  39            $17,520,000   $17,520,000.00        $97,725.03          5.3400%     2               120              118
  40            $17,400,000   $17,360,516.87       $118,575.62          6.6000%     2               120              118
  41            $17,200,000   $17,144,612.00       $107,024.54          6.3500%     4               120              116
  43            $16,500,000   $16,472,187.03        $98,353.72          5.9460%     2                84               82
  44            $15,675,000   $15,675,000.00        $88,627.57          5.4620%     2                84               82
  46            $15,000,000   $15,000,000.00        $86,443.19          5.6350%     5               120              115
  48            $15,000,000   $14,937,314.07        $82,830.56          5.2500%     4               120              116
  49            $14,800,000   $14,800,000.00        $86,839.45          5.8000%     0               120              120
  50            $14,500,000   $14,406,706.35        $96,100.70          6.3000%     5                60               55
  51            $14,200,000   $14,200,000.00        $81,949.53          5.6480%     3               120              117
-------------------------------------------------------------------------------------------------------------------------
  52            $14,000,000   $14,000,000.00        $85,291.94          6.1500%     2               120              118
 52.01
 52.02
-------------------------------------------------------------------------------------------------------------------------
  53            $13,750,000   $13,689,093.11        $83,262.12          6.0930%     5                84               79
  54            $13,700,000   $13,631,695.90        $78,389.85          5.5700%     5                96               91
  57            $12,500,000   $12,454,689.81        $73,862.35          5.8650%     4               120              116
  58            $12,000,000   $11,964,671.51        $68,685.31          5.5730%     3               120              117
  65            $10,050,000   $10,040,511.62        $56,999.76          5.4900%     1               120              119
-------------------------------------------------------------------------------------------------------------------------
  66            $10,000,000   $10,000,000.00        $52,891.20          6.2600%     7                60               53
 66.01
 66.02
-------------------------------------------------------------------------------------------------------------------------
  68             $9,500,000    $9,472,403.79        $54,729.35          5.6320%     3                84               81
  69             $9,000,000    $8,963,662.56        $57,833.18          5.9720%     3               120              117
  72             $8,630,000    $8,630,000.00        $48,137.38          5.3400%     1               120              119
  73             $8,600,000    $8,589,215.82        $55,884.01          6.0900%     1               120              119
  75             $8,450,000    $8,450,000.00        $50,933.97          6.0500%     5                84               79
  79             $8,000,000    $7,978,405.89        $47,707.18          5.9500%     3               120              117
  82             $7,500,000    $7,492,545.25        $41,554.75          5.2800%     1               120              119
  89             $6,650,000    $6,643,891.53        $38,176.25          5.6000%     1               120              119
  91             $6,446,000    $6,446,000.00        $40,534.20          6.3400%     2                84               82
  92             $6,342,000    $6,342,000.00        $36,168.50          5.5400%     0               120              120
  93             $6,225,000    $6,207,358.40        $36,287.87          5.7400%     3               120              117
  96             $5,900,000    $5,872,371.39        $34,806.52          5.8500%     5                84               79
  99             $5,650,000    $5,618,061.30        $33,090.41          5.7830%     6               120              114
  100            $5,600,000    $5,600,000.00        $33,118.96          5.8730%     4               120              116
  106            $4,900,000    $4,881,052.62        $28,098.98          5.5900%     4               120              116
  108            $4,750,000    $4,741,009.68        $26,940.18          5.4900%     2               120              118
  111            $4,600,000    $4,584,050.90        $27,727.37          6.0500%     4               120              116
  112            $4,500,000    $4,477,959.31        $25,975.61          5.6500%     5               120              115
  115            $4,000,000    $3,988,651.00        $23,304.81          5.7350%     3               120              117
  117            $3,850,000    $3,838,920.35        $22,279.59          5.6730%     3               120              117
  118            $3,800,000    $3,800,000.00        $19,745.49          6.1500%     7                60               53
  121            $3,550,000    $3,536,754.86        $20,701.05          5.7430%     4               120              116
  124            $3,400,000    $3,397,088.41        $20,112.28          5.8750%     1               120              119
  126            $3,000,000    $2,986,578.72        $18,083.07          6.0500%     5               120              115
-------------------------------------------------------------------------------------------------------------------------
  127            $2,900,000    $2,897,463.50        $17,002.91          5.7930%     1               120              119
127.01
127.02
-------------------------------------------------------------------------------------------------------------------------
  130            $2,700,000    $2,682,156.89        $17,644.54          6.1500%     5               120              115
  133            $2,598,000    $2,586,800.55        $15,928.81          6.2100%     5               120              115
  135            $2,500,000    $2,495,174.08        $14,053.88          5.4100%     2               120              118
  136            $2,200,000    $2,191,433.69        $12,574.30          5.5600%     4               120              116
  137            $2,025,000    $2,015,158.82        $11,733.87          5.6850%     5               120              115
  138            $2,000,000    $1,991,921.16        $12,621.64          6.4850%     5               120              115
  140            $1,425,000    $1,419,034.82         $8,852.90          6.3350%     5               120              115
  141            $1,125,000    $1,120,740.09         $6,515.25          5.6800%     4               120              116
  142            $1,125,000    $1,119,978.60         $6,788.40          6.0600%     5               120              115

  3-C           $15,000,000   $15,000,000.00     $1,336,285.31          5.9120%     0               120              120
  8-C            $8,000,000    $8,000,000.00       $682,335.54          6.1500%     4               120              116
 12-C           $12,000,000   $11,964,657.32       $490,411.26          6.7000%     4               120              116
 14-C           $82,500,000   $82,500,000.00       $700,343.75          5.5260%     2               120              118
 19-C           $48,200,000   $48,200,000.00       $312,816.54          6.7560%     6                84               78


                                                                              Interest
           Original                                                           Accrual
GCCFC      Interest        Original         Remaining         Remaining       Method                         Master      Primary
05-GG30    Only            Amortization     Interest Only     Amortization    (Actual/360   Administrative   Servicing   Servicing
Loan ID    Term (mos.)     Term (mos.)      Period (mos.)     Term (mos.)     or 30/360)    Fee Rate         Fee         Fee
   3       36              360                36              360             Actual/360    0.0206%          0.0100%      0.0100%
   8       59              360                55              360             Actual/360    0.0206%          0.0100%      0.0100%
   9       47              360                45              360             Actual/360    0.0206%          0.0100%      0.0100%
------------------------------------------------------------------------------------------------------------------------------------
  10       60               NA                58               NA             Actual/360    0.0206%          0.0100%      0.0100%
 10.01
 10.02
 10.03
 10.04
 10.05
 10.06
 10.07
 10.08
 10.09
------------------------------------------------------------------------------------------------------------------------------------
  11       48              360                45              360             Actual/360    0.0206%          0.0100%      0.0100%
  12        0              360                 0              356             Actual/360    0.0206%          0.0100%      0.0100%
  14      120               NA               118               NA             Actual/360    0.0406%          0.0100%      0.0300%
  15       24              360                22              360             Actual/360    0.0206%          0.0100%      0.0100%
  16       59              324                55              324             Actual/360    0.0206%          0.0100%      0.0100%
  17       84               NA                81               NA             Actual/360    0.0206%          0.0100%      0.0100%
  18       12              360                11              360             Actual/360    0.0506%          0.0100%      0.0400%
------------------------------------------------------------------------------------------------------------------------------------
  19       24              360                18              360             Actual/360    0.0206%          0.0100%      0.0100%
 19.01
 19.02
 19.03
------------------------------------------------------------------------------------------------------------------------------------
  21        0              300                 0              298             Actual/360    0.0206%          0.0100%      0.0100%
  22        7              360                 5              360             Actual/360    0.0206%          0.0100%      0.0100%
  24       48              360                47              360             Actual/360    0.0206%          0.0100%      0.0100%
  26       24              360                23              360             Actual/360    0.0206%          0.0100%      0.0100%
  27       60              360                55              360             Actual/360    0.0706%          0.0100%      0.0600%
  29        0              300                 0              297             Actual/360    0.0206%          0.0100%      0.0100%
  32       24              360                22              360             Actual/360    0.0206%          0.0100%      0.0100%
  33        0              360                 0              352             Actual/360    0.0206%          0.0100%      0.0100%
  34        0              360                 0              358             Actual/360    0.0206%          0.0100%      0.0100%
------------------------------------------------------------------------------------------------------------------------------------
  35       24              360                22              360             Actual/360    0.0206%          0.0100%      0.0100%
 35.01
 35.02
------------------------------------------------------------------------------------------------------------------------------------
  36        0              360                 0              353             Actual/360    0.0706%          0.0100%      0.0600%
  37       24              360                22              360             Actual/360    0.0206%          0.0100%      0.0100%
  38       24              360                23              360             Actual/360    0.0206%          0.0100%      0.0100%
  39       24              360                22              360             Actual/360    0.0206%          0.0100%      0.0100%
  40        0              300                 0              298             Actual/360    0.0206%          0.0100%      0.0100%
  41        0              360                 0              356             Actual/360    0.0206%          0.0100%      0.0100%
  43        0              360                 0              358             Actual/360    0.0206%          0.0100%      0.0100%
  44       24              360                22              360             Actual/360    0.0206%          0.0100%      0.0100%
  46       23              360                18              360             Actual/360    0.0206%          0.0100%      0.0100%
  48        0              360                 0              356             Actual/360    0.0206%          0.0100%      0.0100%
  49        0              360                 0              360             Actual/360    0.0206%          0.0100%      0.0100%
  50        0              300                 0              295             Actual/360    0.0206%          0.0100%      0.0100%
  51       12              360                 9              360             Actual/360    0.0206%          0.0100%      0.0100%
------------------------------------------------------------------------------------------------------------------------------------
  52       24              360                22              360             Actual/360    0.0206%          0.0100%      0.0100%
 52.01
 52.02
------------------------------------------------------------------------------------------------------------------------------------
  53        0              360                 0              355             Actual/360    0.0206%          0.0100%      0.0100%
  54        0              360                 0              355             Actual/360    0.0206%          0.0100%      0.0100%
  57        0              360                 0              356             Actual/360    0.0206%          0.0100%      0.0100%
  58        0              360                 0              357             Actual/360    0.0206%          0.0100%      0.0100%
  65        0              360                 0              359             Actual/360    0.0206%          0.0100%      0.0100%
------------------------------------------------------------------------------------------------------------------------------------
  66       60               NA                53               NA             Actual/360    0.0206%          0.0100%      0.0100%
 66.01
 66.02
------------------------------------------------------------------------------------------------------------------------------------
  68        0              360                 0              357             Actual/360    0.0206%          0.0100%      0.0100%
  69        0              300                 0              297             Actual/360    0.0206%          0.0100%      0.0100%
  72       24              360                23              360             Actual/360    0.0206%          0.0100%      0.0100%
  73        0              300                 0              299             Actual/360    0.0206%          0.0100%      0.0100%
  75       48              360                43              360             Actual/360    0.0206%          0.0100%      0.0100%
  79        0              360                 0              357             Actual/360    0.0206%          0.0100%      0.0100%
  82        0              360                 0              359             Actual/360    0.0206%          0.0100%      0.0100%
  89        0              360                 0              359             Actual/360    0.0206%          0.0100%      0.0100%
  91       12              348                10              348             Actual/360    0.0206%          0.0100%      0.0100%
  92        0              360                 0              360             Actual/360    0.0206%          0.0100%      0.0100%
  93        0              360                 0              357             Actual/360    0.0206%          0.0100%      0.0100%
  96        0              360                 0              355             Actual/360    0.0206%          0.0100%      0.0100%
  99        0              360                 0              354             Actual/360    0.0206%          0.0100%      0.0100%
  100      24              360                20              360             Actual/360    0.0206%          0.0100%      0.0100%
  106       0              360                 0              356             Actual/360    0.0206%          0.0100%      0.0100%
  108       0              360                 0              358             Actual/360    0.0206%          0.0100%      0.0100%
  111       0              360                 0              356             Actual/360    0.0206%          0.0100%      0.0100%
  112       0              360                 0              355             Actual/360    0.0206%          0.0100%      0.0100%
  115       0              360                 0              357             Actual/360    0.0206%          0.0100%      0.0100%
  117       0              360                 0              357             Actual/360    0.0206%          0.0100%      0.0100%
  118      60               NA                53               NA             Actual/360    0.0206%          0.0100%      0.0100%
  121       0              360                 0              356             Actual/360    0.0206%          0.0100%      0.0100%
  124       0              360                 0              359             Actual/360    0.0206%          0.0100%      0.0100%
  126       0              360                 0              355             Actual/360    0.0206%          0.0100%      0.0100%
------------------------------------------------------------------------------------------------------------------------------------
  127       0              360                 0              359             Actual/360    0.0206%          0.0100%      0.0100%
127.01
127.02
------------------------------------------------------------------------------------------------------------------------------------
  130       0              300                 0              295             Actual/360    0.0906%          0.0100%      0.0800%
  133       0              360                 0              355             Actual/360    0.0206%          0.0100%      0.0100%
  135       0              360                 0              358             Actual/360    0.0206%          0.0100%      0.0100%
  136       0              360                 0              356             Actual/360    0.0206%          0.0100%      0.0100%
  137       0              360                 0              355             Actual/360    0.0206%          0.0100%      0.0100%
  138       0              360                 0              355             Actual/360    0.0206%          0.0100%      0.0100%
  140       0              360                 0              355             Actual/360    0.0206%          0.0100%      0.0100%
  141       0              360                 0              356             Actual/360    0.0206%          0.0100%      0.0100%
  142       0              360                 0              355             Actual/360    0.0206%          0.0100%      0.0100%
  3-C      36              360                36              360             Actual/360    0.0100%          0.0000%      0.0100%
  8-C      59              360                55              360             Actual/360    0.0100%          0.0000%      0.0100%
 12-C       0              360                 0              356             Actual/360    0.0100%          0.0000%      0.0100%
 14-C     120               NA               118               NA             Actual/360    0.0300%          0.0000%      0.0300%
 19-C      24              360                18              360             Actual/360    0.0100%          0.0000%      0.0100%


                                                                                                                     Crossed
GCCFC           Ownership                                                                                            With Other
05-GG3          Interest                  Mortgage                            Prepayment                             Loans
Loan ID         (Fee/Leasehold)           Loan Seller           Originator    Type                                   (Crossed Group)
   3            Fee Simple                GCFP                  GCFP          Lockout/23_Defeasance/93_O%/4           NAP
   8            Fee Simple                GCFP                  GCFP          Lockout/28_Defeasance/89_0%/3           NAP
   9            Fee Simple                GCFP                  GCFP          Lockout/26_Defeasance/90_0%/4           NAP
-----------------------------------------------------------------------------------------------------------------------------------
  10                                      GCFP                  GCFP          Lockout/26_Defeasance/31_0%/3           NAP
 10.01          Fee Simple                                                                                            NAP
 10.02          Fee Simple                                                                                            NAP
 10.03          Fee Simple                                                                                            NAP
 10.04          Fee Simple                                                                                            NAP
 10.05          Fee Simple                                                                                            NAP
 10.06          Fee Simple                                                                                            NAP
 10.07          Fee Simple                                                                                            NAP
 10.08          Fee Simple                                                                                            NAP
 10.09          Fee Simple                                                                                            NAP
-----------------------------------------------------------------------------------------------------------------------------------
  11            Fee Simple                GCFP                  GCFP          Lockout/27_Defeasance/54_0%/3           NAP
  12            Fee Simple                GCFP                  GCFP          Lockout/28_Defeasance/88_0%/4           NAP
  14            Fee Simple                GCFP             Morgan Stanley     Lockout/26_Defeasance/90_0%/4           NAP
  15            Fee Simple                GCFP                  GCFP          Lockout/26_Defeasance/90_0%/4           NAP
  16            Fee Simple                GCFP                  GCFP          Lockout/28_Defeasance/89_0%/3           NAP
  17            Fee Simple                GCFP                  GCFP          Lockout/27_Defeasance/53_0%/4           NAP
  18            Fee Simple                GCFP                  GCFP          Lockout/25_Defeasance/90_O%/5           NAP
-----------------------------------------------------------------------------------------------------------------------------------
  19                                      GCFP                  GCFP          Lockout/30_Defeasance/51_0%/3           NAP
 19.01          Fee Simple                                                                                            NAP
 19.02    Fee Simple / Leasehold                                                                                      NAP
 19.03          Leasehold                                                                                             NAP
-----------------------------------------------------------------------------------------------------------------------------------
  21            Fee Simple                GCFP                  GCFP          Lockout/26_Defeasance/90_0%/4           NAP
  22            Fee Simple                GCFP                  GCFP          Lockout/26_Defeasance/90_0%/4           NAP
  24            Fee Simple                GCFP                  GCFP          Lockout/25_Defeasance/55_0%/4           NAP
  26            Fee Simple                GCFP                  GCFP          Lockout/25_Defeasance/93_0%/2           NAP
  27            Fee Simple                GCFP                  GCFP          Lockout/29_Defeasance/87_0%/4           NAP
  29      Fee Simple / Leasehold          GCFP                  GCFP          Lockout/27_Defeasance/53_0%/4           NAP
  32            Fee Simple                GCFP                  GCFP          Lockout/26_Defeasance/91_0%/3           NAP
  33            Fee Simple                GCFP                  GCFP          Lockout/32_Defeasance/84_0%/4           NAP
  34            Fee Simple                GCFP                  GCFP          Lockout/26_Defeasance/91_0%/3           NAP
-----------------------------------------------------------------------------------------------------------------------------------
  35                                      GCFP                  GCFP          Lockout/26_Defeasance/90_0%/4           NAP
 35.01          Fee Simple                                                                                            NAP
 35.02          Fee Simple                                                                                            NAP
-----------------------------------------------------------------------------------------------------------------------------------
  36            Fee Simple                GCFP                  GCFP          Lockout/31_Defeasance/49_0%/4           NAP
  37            Fee Simple                GCFP                  GCFP          Lockout/26_Defeasance/91_0%/3           NAP
  38            Leasehold                 GCFP                  GCFP          Lockout/25_Defeasance/31_0%/4           NAP
  39            Fee Simple                GCFP                  GCFP          Lockout/26_Defeasance/91_0%/3           NAP
  40            Fee Simple                GCFP                  GCFP          Lockout/26_Defeasance/90_0%/4           NAP
  41            Fee Simple                GCFP                  GCFP          Lockout/28_Defeasance/88_0%/4           NAP
  43      Fee Simple / Leasehold          GCFP                  GCFP          Lockout/26_Defeasance/51_0%/7           NAP
  44            Fee Simple                GCFP                  GCFP          Lockout/26_Defeasance/51_0%/7           NAP
  46            Fee Simple                GCFP                  GCFP          Lockout/29_Defeasance/87_0%/4           NAP
  48            Fee Simple                GCFP                  GCFP          Lockout/28_Defeasance/89_0%/3           NAP
  49            Fee Simple                GCFP                  GCFP          Lockout/24_Defeasance/92_0%/4           NAP
  50            Leasehold                 GCFP                  GCFP          Lockout/29_Defeasance/27_0%/4           NAP
  51            Fee Simple                GCFP                  GCFP          Lockout/27_Defeasance/89_0%/4           NAP
-----------------------------------------------------------------------------------------------------------------------------------
  52                                      GCFP                  GCFP          Lockout/26_Defeasance/91_0%/3           NAP
 52.01          Fee Simple                                                                                            NAP
 52.02          Fee Simple                                                                                            NAP
-----------------------------------------------------------------------------------------------------------------------------------
  53            Fee Simple                GCFP                  GCFP          Lockout/29_Defeasance/51_0%/4           NAP
  54            Fee Simple                GCFP                  GCFP          Lockout/29_Defeasance/63_0%/4           NAP
  57            Fee Simple                GCFP                  GCFP          Lockout/28_Defeasance/88_0%/4           NAP
  58            Fee Simple                GCFP                  GCFP          Lockout/27_Defeasance/86_0%/7           NAP
  65            Fee Simple                GCFP                  GCFP          Lockout/25_Defeasance/91_0%/4           NAP
-----------------------------------------------------------------------------------------------------------------------------------
  66                                      GCFP                  GCFP          Lockout/31_Defeasance/25_0%/4           NAP
 66.01          Fee Simple                                                                                            NAP
 66.02          Fee Simple                                                                                            NAP
-----------------------------------------------------------------------------------------------------------------------------------
  68            Fee Simple                GCFP                  GCFP          Lockout/27_Defeasance/54_0%/3           NAP
  69            Fee Simple                GCFP                  GCFP          Lockout/27_Defeasance/89_0%/4           NAP
  72            Fee Simple                GCFP                  GCFP          Lockout/25_Defeasance/91_0%/4           NAP
  73            Fee Simple                GCFP                  GCFP          Lockout/25_Defeasance/91_0%/4           NAP
  75            Fee Simple                GCFP                  GCFP          Lockout/29_Defeasance/51_0%/4           NAP
  79            Fee Simple                GCFP                  GCFP          Lockout/59_> YM or 1%/57_0%/4           NAP
  82            Fee Simple                GCFP                  GCFP          Lockout/25_Defeasance/91_0%/4           NAP
  89            Fee Simple                GCFP                  GCFP          Lockout/25_Defeasance/91_0%/4           NAP
  91            Fee Simple                GCFP                  GCFP          Lockout/26_Defeasance/54_0%/4           NAP
  92            Fee Simple                GCFP                  GCFP          Lockout/58_> YM or 1%/58_0%/4           NAP
  93            Fee Simple                GCFP                  GCFP          Lockout/59_> YM or 1%/57_0%/4           NAP
  96            Fee Simple                GCFP                  GCFP          Lockout/29_Defeasance/51_0%/4           NAP
  99            Fee Simple                GCFP                  GCFP          Lockout/30_Defeasance/86_0%/4           NAP
  100           Fee Simple                GCFP                  GCFP          Lockout/41_YM+1%/75_0%/4                NAP
  106           Fee Simple                GCFP                  GCFP          Lockout/28_Defeasance/88_0%/4           NAP
  108           Fee Simple                GCFP                  GCFP          Lockout/26_Defeasance/90_0%/4           NAP
  111           Fee Simple                GCFP                  GCFP          Lockout/59_> YM or 1%/57_0%/4           NAP
  112           Fee Simple                GCFP                  GCFP          Lockout/29_Defeasance/87_0%/4           NAP
  115           Fee Simple                GCFP                  GCFP          Lockout/27_Defeasance/89_0%/4           NAP
  117           Fee Simple                GCFP                  GCFP          Lockout/27_Defeasance/89_0%/4           NAP
  118           Fee Simple                GCFP                  GCFP          Lockout/31_Defeasance/25_0%/4           NAP
  121           Fee Simple                GCFP                  GCFP          Lockout/28_Defeasance/88_0%/4           NAP
  124           Fee Simple                GCFP                  GCFP          Lockout/59_> YM or 1%/57_0%/4           NAP
  126           Fee Simple                GCFP                  GCFP          Lockout/59_> YM or 1%/57_0%/4           NAP
-----------------------------------------------------------------------------------------------------------------------------------
  127                                     GCFP                  GCFP          Lockout/25_Defeasance/92_0%/3           NAP
127.01          Fee Simple                                                                                            NAP
127.02          Fee Simple                                                                                            NAP
-----------------------------------------------------------------------------------------------------------------------------------
  130           Fee Simple                GCFP                  GCFP          Lockout/29_Defeasance/87_0%/4           NAP
  133           Fee Simple                GCFP                  GCFP          Lockout/29_Defeasance/87_0%/4           NAP
  135           Fee Simple                GCFP                  GCFP          Lockout/26_Defeasance/90_0%/4           NAP
  136           Fee Simple                GCFP                  GCFP          Lockout/28_Defeasance/89_0%/3           NAP
  137           Fee Simple                GCFP                  GCFP          Lockout/29_Defeasance/86_0%/5           NAP
  138           Fee Simple                GCFP                  GCFP          Lockout/29_Defeasance/87_0%/4           NAP
  140           Fee Simple                GCFP                  GCFP          Lockout/59_> YM or 1%/57_0%/4           NAP
  141           Fee Simple                GCFP                  GCFP          Lockout/28_Defeasance/89_0%/3           NAP
  142           Fee Simple                GCFP                  GCFP          Lockout/59_> YM or 1%/57_0%/4           NAP

  3-C
  8-C
 12-C
 14-C
 19-C

GCCFC     GCFP                                                                                                      General
05-GG3    Control_      GCFP          Loan                                    Property                              Property
Loan ID   Number        Loan ID       Name                                    Name                                  Type
  1       00-1001130    00-1001130    North Star Mall                         North Star Mall                       Retail
  2       09-1001118    09-1001118    Grand Canal Shoppes at the Venetian     Grand Canal Shoppes at the Venetian   Retail
  4       00-1001129    00-1001129    The Crescent                            The Crescent                          Office
  5       00-1001131    00-1001131    498 Seventh Avenue                      498 Seventh Avenue                    Office
  6       00-1001132    00-1001132    Mall St. Matthews                       Mall St. Matthews                     Retail
  7       09-0002005    09-0002005    Westin Kierland                         Westin Kierland                       Hospitality
 13       00-1001133    00-1001133    Doral Arrowwood Hotel                   Doral Arrowwood Hotel                 Hospitality
 20       09-0001999    09-0001999    Atlanta Decorative Arts Center          Atlanta Decorative Arts Center        Office
 23       09-0001980    09-0001980    Lake Arrowhead Village                  Lake Arrowhead Village                Retail
 25       09-0001968    09-0001968    One Financial Plaza                     One Financial Plaza                   Office
 28       09-0001954    09-0001954    FAA Building                            FAA Building                          Office
 30       09-0001950    09-0001950    Groton Estates                          Groton Estates                        Multifamily
 31       09-0001974    09-0001974    Champions of the West Tower             Champions of the West Tower           Office
 42       09-0002018    09-0002018    1355 Beverly Road                       1355 Beverly Road                     Office
 45       09-0002020    09-0002020    Marketplace at Kapolei                  Marketplace at Kapolei                Retail
 47       09-0002006    09-0002006    H.H. Gregg Retail Portfolio             H.H. Gregg Retail Portfolio
47.01     09-0002006C   09-0002006C   Clarksville Commons                     Clarksville Commons                   Retail
47.02     09-0002006B   09-0002006B   East Washington Street                  East Washington Street                Retail
47.03     09-0002006A   09-0002006A   U.S. 31 South                           U.S. 31 South                         Retail
------------------------------------------------------------------------------------------------------------------------------------
 55       09-0001973    09-0001973    University Plaza                        University Plaza                      Retail
 56       09-0001985    09-0001985    Wells Fargo Building                    Wells Fargo Building                  Office
 59       09-0001951    09-0001951    25 Melville Road                        25 Melville Road                      Office
 60       09-0001981    09-0001981    Village Shopping Center                 Village Shopping Center               Retail
 61       09-0001953    09-0001953    Casas Adobes Plaza                      Casas Adobes Plaza                    Retail
 62       09-0001991    09-0001991    Shoppes at Letson Farms                 Shoppes at Letson Farms               Retail
 63       09-0002002    09-0002002    Bloomfield Park Gateway Center          Bloomfield Park Gateway Center        Retail
 64       09-0002012    09-0002012    Hollidaysburg Manor Apts                Hollidaysburg Manor Apts              Multifamily
 67       09-0001960    09-0001960    Prairie Glen Medical Office             Prairie Glen Medical Office
                                      Buildings B and C                       Buildings B and C                     Office
 70       09-0001944    09-0001944    Toringdon II                            Toringdon II                          Office
 71       09-0001912    09-0001912    Health Park                             Health Park                           Office
 74       09-0002003    09-0002003    Sunset Plaza                            Sunset Plaza                          Retail
 76       09-0001992    09-0001992    Centra Point I                          Centra Point I                        Office
 77       09-0001915    09-0001915    Intracorp Building                      Intracorp Building                    Office
 78       09-0001914    09-0001914    Walden Park                             Walden Park                           Retail
 80       09-0002013    09-0002013    Westwood Plaza                          Westwood Plaza                        Retail
 81       09-0001956    09-0001956    Northdale Plaza                         Northdale Plaza                       Office
 83       09-0002004    09-0002004    Robert Morris Building                  Robert Morris Building                Office
 84       09-0001936    09-0001936    The Highlands of East Ellijay           The Highlands of East Ellijay         Retail
 85       09-0001947    09-0001947    Fleetwood Office Park                   Fleetwood Office Park                 Office
 86       09-0001977    09-0001977    Bayshore Center                         Bayshore Center                       Office
 87       09-0001959    09-0001959    Prairie Glen Medical Office             Prairie Glen Medical Office
                                      Building A                              Building A                            Office
 88       09-0001997    09-0001997    Highlands Shopping Center               Highlands Shopping Center             Retail
 90       09-0001922    09-0001922    Rivers Bend East                        Rivers Bend East                      Office
 94       09-0001988    09-0001988    5000 Blazer Memorial Parkway            5000 Blazer Memorial Parkway          Office
 95       09-0002008    09-0002008    Tracy Plaza Four                        Tracy Plaza Four                      Retail
 97       09-0001993    09-0001993    Centra Point V                          Centra Point V                        Office
 98       09-0001969    09-0001969    Harbor Medical Office                   Harbor Medical Office                 Office
 101      09-0002011    09-0002011    Ruffin Road Industrial                  Ruffin Road Industrial                Industrial
 102      09-0001957    09-0001957    6801 Building                           6801 Building                         Office
 103      09-0001987    09-0001987    9480 Warner Ave                         9480 Warner Ave                       Retail
 104      09-0001998    09-0001998    Pell City Shopping Center               Pell City Shopping Center             Retail
 105      09-0002007    09-0002007    Trinity Corporate Park                  Trinity Corporate Park                Office
 107      09-0001996    09-0001996    Milestone Shopping Center               Milestone Shopping Center             Retail
 109      09-0002019    09-0002019    Palmer Park Shopping Center             Palmer Park Shopping Center           Retail
 110      09-0001942    09-0001942    Bond Street Office                      Bond Street Office                    Office
 113      09-0001952    09-0001952    Westpoint Industrial                    Westpoint Industrial                  Industrial
 114      09-0002009    09-0002009    Wednesbury Medical Office               Wednesbury Medical Office             Office
 116      09-0002024    09-0002024    Southpointe Plaza                       Southpointe Plaza                     Retail
 119      09-0001976    09-0001976    Grove Medical Center                    Grove Medical Center                  Office
 120      09-0001971    09-0001971    Mountain View Plaza                     Mountain View Plaza                   Retail
 122      09-0001995    09-0001995    Smoky Hill Shopping Center              Smoky Hill Shopping Center            Retail
 123      09-0001958    09-0001958    5700 Building                           5700 Building                         Office
 125      09-0001975    09-0001975    Hartland Village Shopping Center        Hartland Village Shopping Center      Retail
 128      09-0001948    09-0001948    Montgomery Crossing SC                  Montgomery Crossing SC                Retail
 129      09-0001972    09-0001972    Safeway Store - Pueblo West             Safeway Store - Pueblo West           Retail
 131      09-0001970    09-0001970    Lowe's Plaza Shopping Center            Lowe's Plaza Shopping Center          Retail
 132      09-0001989    09-0001989    Village at Ontario Center               Village at Ontario Center             Retail
 134      09-0002014    09-0002014    Anderson Crossing Shopping Center       Anderson Crossing Shopping Center     Retail
 139      09-0001979    09-0001979    Prairie Towne Square Apartments         Prairie Towne Square Apartments       Multifamily

 2-C      09-1001118    09-1001118    Grand Canal Shoppes at the Venetian     Grand Canal Shoppes at the Venetian
70-C      09-0001944    09-0001944    Toringdon II                            Toringdon II


GCCFC     Detailed
05-GG3    Property                                                                                                          Zip
Loan ID   Type                Address                               City               County             State             Code
  1       Regional Mall       7400 San Pedro Avenue                 San Antonio        Bexar              Texas             78216
  2       Regional Mall       3355 Las Vegas Boulevard South        Las Vegas          Clark              Nevada            89109
  4       General Urban       100-300 and 500 Crescent Court        Dallas             Dallas             Texas             75201
  5       General Urban       498 Seventh Avenue                    New York           New York           New York          10018
  6       Regional Mall       5000 Shelbyville Road                 Louisville         Jefferson          Kentucky          40207
  7       Full Service        6902 East Greenway Parkway            Phoenix            Maricopa           Arizona           85254
 13       Full Service        975 Anderson Hill Road                Rye Brook          Westchester        New York          10573
 20       General Urban       349-351 Peachtree Hills Avenue        Atlanta            Fulton             Georgia           30305
 23       Anchored            28200 Highway 189                     Lake Arrowhead     San Bernardino     California        92352
 25       General Urban       501 North Broadway                    St. Louis          Saint Louis City   Missouri          63102
 28       General Suburban    2300 East Devon Road                  Des Plaines        Cook               Illinois          60018
 30       Garden              260 Shennecossett Rd                  Groton             New London         Connecticut       06340
 31       General Suburban    12264 El Camino Real                  San Diego          San Diego          California        92130
 42       General Suburban    1355 Beverly Road                     McLean             Fairfax            Virginia          22101
 45       Shadow Anchored     590 Farrington Highway                Kapolei            Honolulu           Hawaii            96707
 47
47.01     Anchored            1050 East Highway 131                 Clarksville        Clark              Indiana           47129
47.02     Anchored            10101 East Washington Street          Indianapolis       Marion             Indiana           46229
47.03     Anchored             8921 U.S. Highway 31 South           Indianapolis       Marion             Indiana           46227
------------------------------------------------------------------------------------------------------------------------------------
 55       Anchored            5850 University Drive                 Huntsville         Madison            Alabama           35806
 56       General Urban       200 South Virginia Street             Reno               Washoe             Nevada            89501
 59       General Suburban    25 Melville Park Road                 Melville           Suffolk            New York          11747
 60       Anchored            1001 North Miami Boulevard            Durham             Durham             North Carolina    27703
 61       Anchored            7001-7151 North Oracle Road           Tucson             Pima               Arizona           85704
 62       Anchored            4750 Eastern Valley Road              Bessemer           Jefferson          Alabama           35111
 63       Anchored            2055-2097 Telegraph Road              Bloomfield Hills   Oakland            Michigan          48302
 64       Garden              17 Clover Drive                       Hollidaysburg      Blair              Pennsylvania      16648
 67       Medical             2551 and 2591 Compass Road            Glenview           Cook               Illinois          60026
 70       General Suburban    3430 Toringdon Way                    Charlotte          Mecklenburg        North Carolina    28277
 71       Medical             1651 Gunbarrel Road                   Chattanooga        Hamilton           Tennessee         37421
 74       Shadow Anchored     1000-1152 Sunset Road                 Henderson          Clark              Nevada            89014
 76       General Suburban    8363 West Sunset Road                 Las Vegas          Clark              Nevada            89113
 77       General Urban       2505 Second Avenue                    Seattle            King               Washington        98121
 78       Shadow Anchored     10900 Lakeline Mall Drive             Austin             Williamson         Texas             78717
 80       Shadow Anchored     542 Bypass 72 NW                      Greenwood          Greenwood          South Carolina    29649
 81       General Suburban    3903 Northdale Boulevard              Tampa              Hillsborough       Florida           33624
 83       General Urban       100 North 17th Street                 Philadelphia       Philadelphia       Pennsylvania      19103
 84       Anchored            88 Highland Crossing                  East Ellijay       Gilmer             Georgia           30540
 85       General Suburban    3275, 3279, 3281 & 3285 Veterans
                              Memorial Highway                      Ronkonkoma         Suffolk            New York          11779
 86       General Urban       2907-2909 West Bay to Bay Boulevard   Tampa              Hillsborough       Florida           33629
 87       Medical             2501 Compass Road                     Glenview           Cook               Illinois          60026
 88       Shadow Anchored     9555 South University Boulevard       Highlands Ranch    Douglas            Colorado          80126
 90       General Suburban    13203 North Enon Church Road          Chester            Chesterfield       Virginia          23836
 94       General Suburban    5000 Blazer Memorial Parkway          Dublin             Franklin           Ohio              43017
 95       Anchored            2886-2888 West Grant Line Road        Tracy              San Joaquin        California        95304
 97       General Suburban    8395 West Sunset Road                 Las Vegas          Clark              Nevada            89113
 98       General Suburban    2720 North Harbor Boulevard           Fullerton          Orange             California        92835
 101      Industrial          3949 & 3959 Ruffin Road               Kearny Mesa        San Diego          California        92123
 102      General Suburban    6801 Lake Worth Road                  Lake Worth         Palm Beach         Florida           33467
 103      Anchored            9380 - 9480 Warner Avenue and 17075
                              Bushard Street                        Fountain Valley    Orange             California        92708
 104      Shadow Anchored     41-89 Vaughan Lane                    Pell City          Saint Clair        Alabama           35125
 105      General Urban       1500 Sunday Drive                     Raleigh            Wake               North Carolina    27607
 107      Shadow Anchored     62 & 188 Founders Parkway             Castle Rock        Douglas            Colorado          80104
 109      Shadow Anchored     1580 Space Center Drive               Colorado Springs   El Paso            Colorado          80915
 110      General Suburban    31600-31700 West Thirteen Mile Road   Farmington Hills   Oakland            Michigan          48334
 113      Warehouse           6001 Hiatus Road                      Tamarac            Broward            Florida           33321
 114      Medical             8200 Wednesbury Lane                  Houston            Harris             Texas             77074
 116      Shadow Anchored     3209 Deans Bridge Road                Augusta            Richmond           Georgia           30906
 119      Medical             4160 Route 83                         Long Grove         Lake               Illinois          60047
 120      Shadow Anchored     US Highway 220 and Commonwealth
                              Boulevard                             Martinsville       Martinsville City  Virginia          24112
 122      Shadow Anchored     19731 Smoky Hill Road                 Centennial         Arapahoe           Colorado          80015
 123      General Suburban    5700 & 5702 Lake Worth Road           Greenacres         Palm Beach         Florida           33463
 125      Shadow Anchored     4750 Hartland Parkway                 Lexington          Fayette            Kentucky          40515
 128      Shadow Anchored     157 Montgomery Crossing               Biscoe             Montgomery         North Carolina    27209
 129      Anchored            1017 North Marketplace                Pueblo West        Pueblo             Colorado          81007
 131      Shadow Anchored     3601 Old Halifax Road                 South Boston       Halifax            Virginia          24592
 132      Shadow Anchored     4275 East Concours                    Ontario            San Bernardino     California        91764
 134      Shadow Anchored     1244-1296 Anderson Crossing Drive     Lawrenceburg       Anderson           Kentucky          40342
 139      Conventional        3025 Triumph Drive                    Sun Prarie         Dane               Wisconsin         53590

 2-C
70-C


                                                                                Original     Stated             Original
GCCFC                   Cut-off          Monthly         Gross                  Term         Remaining          Interest
 05-GG3   Original      Date             Debt            Interest               to Maturity  Term to Maturity   Only Term
Loan ID   Balance       Balance          Service         Rate       Seasoning   (mos.)       (mos.)             (mos.)
  1       $251,000,000  $250,391,107.83   $1,261,361.78  4.4300%    2            61           59                   0
  2       $237,000,000  $234,752,792.07   $2,235,161.95  4.7800%    8            59           51                   0
  4       $214,770,000  $214,770,000.00     $907,303.82  5.0000%    2            83           81                  83
  5       $181,500,000  $181,500,000.00     $772,887.50  5.0400%    1            60           59                  60
  6       $155,000,000  $154,827,634.22     $813,699.81  4.8050%    1            60           59                   0
  7       $135,000,000  $135,000,000.00     $579,437.50  5.0800%    2            60           58                  60
  13       $75,000,000   $75,000,000.00     $492,436.57  6.2000%    0           120          120                   0
  20       $48,000,000   $48,000,000.00     $250,680.14  4.7600%    3            60           57                  24
  23       $34,500,000   $34,500,000.00     $199,801.09  5.6800%    4           120          116                  36
  25       $30,750,000   $30,750,000.00     $142,375.35  5.4800%    5            60           55                  60
  28       $26,000,000   $25,679,805.13     $187,775.12  6.1000%    6           240          234                   0
  30       $22,000,000   $22,000,000.00     $130,490.03  5.9000%    5           120          115                  12
  31       $21,200,000   $21,200,000.00     $121,037.16  5.5500%    4           120          116                  24
  42       $16,800,000   $16,800,000.00      $94,127.54  5.3800%    1           120          119                  24
  45       $15,400,000   $15,400,000.00      $84,372.92  5.1800%    0           120          120                  24
  47       $15,000,000   $14,985,090.50      $83,109.50  5.2800%    1           120          119                   0
47.01
47.02
47.03
---------------------------------------------------------------------------------------------------------------------
  55       $13,500,000   $13,500,000.00      $77,075.55  5.5500%    4           120          116                  12
  56       $12,750,000   $12,750,000.00      $70,248.11  5.2300%    3            84           81                  24
  59       $11,750,000   $11,750,000.00      $67,084.28  5.5500%    4           120          116                  18
  60       $11,440,000   $11,440,000.00      $64,525.05  5.4400%    3           120          117                  12
  61       $11,300,000   $11,300,000.00      $51,747.20  5.4200%    4            60           56                  60
  62       $11,200,000   $11,200,000.00      $63,101.35  5.4300%    3           120          117                  12
  63       $11,200,000   $11,189,840.70      $64,650.41  5.6500%    1           120          119                   0
  64       $10,320,000   $10,320,000.00      $57,564.05  5.3400%    2           120          118                  24
  67        $9,800,000    $9,791,662.06      $58,127.38  5.9000%    1           120          119                   0
  70        $8,850,000    $8,850,000.00      $53,060.22  6.0000%    6           120          114                  12
  71        $8,700,000    $8,700,000.00      $39,326.22  5.3500%    1            60           59                  60
  74        $8,500,000    $8,500,000.00      $52,004.72  6.1900%    7           120          113                  60
  76        $8,415,000    $8,415,000.00      $47,410.52  5.4300%    3           120          117                  24
  77        $8,200,000    $8,200,000.00      $35,334.03  5.1000%    5            60           55                  60
  78        $8,100,000    $8,100,000.00      $45,838.56  5.4700%    5            96           91                  60
  80        $7,620,000    $7,620,000.00      $42,314.22  5.3000%    1           120          119                  24
  81        $7,600,000    $7,564,410.61      $44,835.51  5.8500%    5           120          115                   0
  83        $7,280,000    $7,280,000.00      $29,831.99  4.8500%    3            60           57                  60
  84        $7,100,000    $7,100,000.00      $42,031.61  5.6300%    1           120          119                  12
  85        $7,000,000    $7,000,000.00      $32,942.94  5.5700%    6            60           54                  60
  86        $7,000,000    $7,000,000.00      $39,877.08  5.5300%    2           120          118                  12
  87        $6,800,000    $6,794,214.50      $40,333.28  5.9000%    1           120          119                   0
  88        $6,750,000    $6,750,000.00      $37,190.18  5.2300%    2           120          118                  24
  90        $6,500,000    $6,500,000.00      $37,602.55  5.6700%    8           120          112                  18
  94        $6,120,000    $6,096,114.92      $34,940.92  5.5500%    4           120          116                   0
  95        $6,000,000    $6,000,000.00      $33,654.41  5.3900%    1           120          119                  24
  97        $5,800,000    $5,800,000.00      $32,677.48  5.4300%    3           120          117                  24
  98        $5,700,000    $5,700,000.00      $33,991.36  5.9500%    5            84           79                  24
 101        $5,600,000    $5,600,000.00      $30,681.06  5.1800%    2            60           58                  24
 102        $5,500,000    $5,471,034.62      $30,610.10  5.3200%    5            60           55                   0
 103        $5,185,000    $5,130,916.57      $42,586.21  5.5800%    3           180          177                   0
 104        $5,050,000    $5,039,643.81      $27,605.45  5.1600%    2           120          118                   0
 105        $5,000,000    $4,992,186.40      $28,996.93  4.9200%    1           120          119                   0
 107        $4,850,000    $4,850,000.00      $26,721.83  5.2300%    2           120          118                  24
 109        $4,700,000    $4,695,098.98      $25,460.91  5.0800%    1           120          119                   0
 110        $4,700,000    $4,673,474.18      $27,547.47  5.7900%    6           120          114                   0
 113        $4,000,000    $4,000,000.00      $23,904.92  5.9700%    5           120          115                  36
 114        $4,000,000    $4,000,000.00      $22,386.38  5.3700%    1           120          119                  12
 116        $3,920,000    $3,920,000.00      $21,938.66  5.3700%    1           120          119                  24
 119        $3,750,000    $3,750,000.00      $17,362.85  5.4800%    5            60           55                  60
 120        $3,575,000    $3,575,000.00      $20,523.32  5.6000%    5           120          115                  24
 122        $3,500,000    $3,500,000.00      $19,283.80  5.2300%    2           120          118                  24
 123        $3,450,000    $3,431,830.81      $19,200.88  5.3200%    5            60           55                   0
 125        $3,050,000    $3,040,871.46      $17,317.56  5.5000%    3           120          117                   0
 128        $2,880,000    $2,880,000.00      $17,304.11  6.0200%    6           120          114                  12
 129        $2,770,000    $2,720,901.58      $22,559.78  5.4500%    5           180          175                   0
 131        $2,600,000    $2,600,000.00      $14,893.28  5.5800%    5           120          115                  24
 132        $2,600,000    $2,592,732.77      $15,255.58  5.8000%    3           120          117                   0
 134        $2,550,000    $2,544,919.26      $14,128.61  5.2800%    2           120          118                   0
 139        $1,850,000    $1,850,000.00      $10,937.54  5.8700%    4           120          116                  12

 2-C      $190,000,000  $188,198,440.84   $2,235,161.95  4.7800%    8            59           51                   0
 70-C       $8,850,000    $8,850,000.00      $53,060.22  6.0000%    6           120          114                  12


                                                           Interest
                                                           Accrual
GCCFC      Original       Remaining       Remaining        Method
 05-GG3    Amortization   Interest Only   Amortization     (Actual/360   Administrative   Master          Primary
Loan ID    Term (mos.)    Period (mos.)   Term (mos.)      or 30/360)    Fee Rate         Servicing Fee   Servicing Fee
  1         360              0            358              Actual/360    0.0206%          0.0100%         0.0100%
  2         360              0            352              Actual/360    0.0206%          0.0100%         0.0100%
  4          NA             81             NA              Actual/360    0.0206%          0.0100%         0.0100%
  5          NA             59             NA              Actual/360    0.0206%          0.0100%         0.0100%
  6         360              0            359              Actual/360    0.0206%          0.0100%         0.0100%
  7          NA             58             NA              Actual/360    0.0206%          0.0100%         0.0100%
  13        300              0            300              Actual/360    0.0206%          0.0100%         0.0100%
  20        360             21            360              Actual/360    0.0206%          0.0100%         0.0100%
  23        360             32            360              Actual/360    0.0206%          0.0100%         0.0100%
  25         NA             55             NA              Actual/360    0.0806%          0.0100%         0.0700%
  28        240              0            234              Actual/360    0.0906%          0.0100%         0.0800%
  30        360              7            360              Actual/360    0.0206%          0.0100%         0.0100%
  31        360             20            360              Actual/360    0.0206%          0.0100%         0.0100%
  42        360             23            360              Actual/360    0.0206%          0.0100%         0.0100%
  45        360             24            360              Actual/360    0.0206%          0.0100%         0.0100%
  47        360              0            359              Actual/360    0.0506%          0.0100%         0.0400%
47.01
47.02
47.03
------------------------------------------------------------------------------------------------------------------
  55        360              8            360              Actual/360    0.0206%          0.0100%         0.0100%
  56        360             21            360              Actual/360    0.0906%          0.0100%         0.0800%
  59        360             14            360              Actual/360    0.0806%          0.0100%         0.0700%
  60        360              9            360              Actual/360    0.0206%          0.0100%         0.0100%
  61         NA             56             NA              Actual/360    0.0206%          0.0100%         0.0100%
  62        360              9            360              Actual/360    0.0206%          0.0100%         0.0100%
  63        360              0            359              Actual/360    0.0206%          0.0100%         0.0100%
  64        360             22            360              Actual/360    0.0206%          0.0100%         0.0100%
  67        360              0            359              Actual/360    0.0806%          0.0100%         0.0700%
  70        360              6            360              Actual/360    0.0206%          0.0100%         0.0100%
  71         NA             59             NA              Actual/360    0.0206%          0.0100%         0.0100%
  74        360             53            360              Actual/360    0.0206%          0.0100%         0.0100%
  76        360             21            360              Actual/360    0.0206%          0.0100%         0.0100%
  77         NA             55             NA              Actual/360    0.0206%          0.0100%         0.0100%
  78        360             55            360              Actual/360    0.0206%          0.0100%         0.0100%
  80        360             23            360              Actual/360    0.0206%          0.0100%         0.0100%
  81        360              0            355              Actual/360    0.0806%          0.0100%         0.0700%
  83         NA             57             NA              Actual/360    0.0206%          0.0100%         0.0100%
  84        336             11            336              Actual/360    0.0706%          0.0100%         0.0600%
  85         NA             54             NA              Actual/360    0.0206%          0.0100%         0.0100%
  86        360             10            360              Actual/360    0.0806%          0.0100%         0.0700%
  87        360              0            359              Actual/360    0.0806%          0.0100%         0.0700%
  88        360             22            360              Actual/360    0.0706%          0.0100%         0.0600%
  90        360             10            360              Actual/360    0.0706%          0.0100%         0.0600%
  94        360              0            356              Actual/360    0.0906%          0.0100%         0.0800%
  95        360             23            360              Actual/360    0.0206%          0.0100%         0.0100%
  97        360             21            360              Actual/360    0.0206%          0.0100%         0.0100%
  98        360             19            360              Actual/360    0.0206%          0.0100%         0.0100%
 101        360             22            360              Actual/360    0.0206%          0.0100%         0.0100%
 102        360              0            355              Actual/360    0.0206%          0.0100%         0.0100%
 103        180              0            177              Actual/360    0.0206%          0.0100%         0.0100%
 104        360              0            358              Actual/360    0.0206%          0.0100%         0.0100%
 105        300              0            299              Actual/360    0.0206%          0.0100%         0.0100%
 107        360             22            360              Actual/360    0.0706%          0.0100%         0.0600%
 109        360              0            359              Actual/360    0.0206%          0.0100%         0.0100%
 110        360              0            354              Actual/360    0.0206%          0.0100%         0.0100%
 113        360             31            360              Actual/360    0.0206%          0.0100%         0.0100%
 114        360             11            360              Actual/360    0.0206%          0.0100%         0.0100%
 116        360             23            360              Actual/360    0.0206%          0.0100%         0.0100%
 119         NA             55             NA              Actual/360    0.0906%          0.0100%         0.0800%
 120        360             19            360              Actual/360    0.0206%          0.0100%         0.0100%
 122        360             22            360              Actual/360    0.0706%          0.0100%         0.0600%
 123        360              0            355              Actual/360    0.0206%          0.0100%         0.0100%
 125        360              0            357              Actual/360    0.0206%          0.0100%         0.0100%
 128        360              6            360              Actual/360    0.0206%          0.0100%         0.0100%
 129        180              0            175              Actual/360    0.0206%          0.0100%         0.0100%
 131        360             19            360              Actual/360    0.0706%          0.0100%         0.0600%
 132        360              0            357              Actual/360    0.0206%          0.0100%         0.0100%
 134        360              0            358              Actual/360    0.0206%          0.0100%         0.0100%
 139        360              8            360              Actual/360    0.0206%          0.0100%         0.0100%

 2-C        360              0            352              Actual/360    0.0100%          0.0000%         0.0100%
 70-C       360              6            360              Actual/360    0.0000%          0.0000%         0.0000%


GCCFC                                                                                                                 Crossed With
 05-GG3   Ownership Interest         Mortgage                                Prepayment                               Other Loans
Loan ID   (Fee/Leasehold)            Loan Seller         Originator          Type                                    (Crossed Group)
  1              Fee Simple          GSMC/Commerzbank    Archon/Commerzbank  Lockout/26_Defeasance/28_0%/7            NAP
  2        Fee Simple / Leasehold    GSMC/Commerzbank          Archon        Lockout/32_Defeasance/22_0%/5            NAP
  4              Fee Simple                GSMC                Archon        Lockout/26_>YM or 1% or
                                                                             Defeasance/53_0%/4                       NAP
  5              Fee Simple                GSMC                Archon        Lockout/25_Defeasance/31_0%/4            NAP
  6               Leasehold          GSMC/Commerzbank    Archon/Commerzbank  Lockout/25_Defeasance/28_0%/7            NAP
  7              Fee Simple                GSMC                Archon        Lockout/26_>YM or 2%/21_>YM
                                                                             or 1%/9_0%/4                             NAP
  13       Fee Simple / Leasehold          GSMC                Archon        Lockout/24_Defeasance/92_0%/4            NAP
  20             Fee Simple                GSMC                Archon        Lockout/27_Defeasance/29_0%/4            NAP
  23             Fee Simple                GSMC                Archon        Lockout/28_Defeasance/88_0%/4            NAP
  25       Fee Simple / Leasehold          GSMC                Archon        Lockout/29_Defeasance/27_0%/4            NAP
  28             Fee Simple                GSMC                Archon        Lockout/30_Defeasance/185_0%/25          NAP
  30             Fee Simple                GSMC                Archon        Lockout/29_Defeasance/87_0%/4            NAP
  31             Fee Simple                GSMC                Archon        Lockout/28_Defeasance/88_0%/4            NAP
  42             Fee Simple                GSMC                Archon        Lockout/25_Defeasance/91_0%/4            NAP
  45              Leasehold                GSMC                Archon        Lockout/24_Defeasance/92_0%/4            NAP
  47                                       GSMC                Archon        Lockout/25_Defeasance/91_0%/4            NAP
47.01            Fee Simple                                                                                           NAP
47.02            Fee Simple                                                                                           NAP
47.03            Fee Simple                                                                                           NAP
------------------------------------------------------------------------------------------------------------------------------------
  55             Fee Simple                GSMC                Archon        Lockout/28_Defeasance/88_0%/4            NAP
  56             Fee Simple                GSMC                Archon        Lockout/27_Defeasance/52_0%/5            NAP
  59             Fee Simple                GSMC                Archon        Lockout/28_Defeasance/88_0%/4            NAP
  60             Fee Simple                GSMC                Archon        Lockout/27_Defeasance/89_0%/4            NAP
  61             Fee Simple                GSMC                Archon        Lockout/28_Defeasance/28_0%/4            NAP
  62             Fee Simple                GSMC                Archon        Lockout/27_Defeasance/89_0%/4            NAP
  63             Fee Simple                GSMC                Archon        Lockout/25_Defeasance/91_0%/4            NAP
  64             Fee Simple                GSMC                Archon        Lockout/26_Defeasance/90_0%/4            NAP
  67             Fee Simple                GSMC                Archon        Lockout/25_Defeasance/91_0%/4            NAP
  70             Fee Simple                GSMC                Archon        Lockout/30_Defeasance/86_0%/4            NAP
  71             Fee Simple                GSMC                Archon        Lockout/25_Defeasance/31_0%/4            NAP
  74             Fee Simple                GSMC                Archon        Lockout/31_Defeasance/85_0%/4            NAP
  76             Fee Simple                GSMC                Archon        Lockout/27_>YM or 1%/89_0%/4             NAP
  77             Fee Simple                GSMC                Archon        Lockout/29_Defeasance/27_0%/4            NAP
  78             Fee Simple                GSMC                Archon        Lockout/29_>YM or 1% or
                                                                             Defeasance/63_0%/4                       NAP
  80             Fee Simple                GSMC                Archon        Lockout/25_Defeasance/91_0%/4            NAP
  81             Fee Simple                GSMC                Archon        Lockout/29_Defeasance/87_0%/4            NAP
  83             Fee Simple                GSMC                Archon        Lockout/27_Defeasance/29_0%/4            NAP
  84             Fee Simple                GSMC                Archon        Lockout/25_Defeasance/91_0%/4            NAP
  85             Fee Simple                GSMC                Archon        Lockout/30_Defeasance/26_0%/4            NAP
  86             Fee Simple                GSMC                Archon        Lockout/26_Defeasance/90_0%/4            NAP
  87             Fee Simple                GSMC                Archon        Lockout/25_Defeasance/91_0%/4            NAP
  88             Fee Simple                GSMC                Archon        Lockout/26_Defeasance/90_0%/4            NAP
  90             Fee Simple                GSMC                Archon        Lockout/32_Defeasance/84_0%/4            NAP
  94             Fee Simple                GSMC                Archon        Lockout/28_Defeasance/88_0%/4            NAP
  95             Fee Simple                GSMC                Archon        Lockout/25_Defeasance/91_0%/4            NAP
  97             Fee Simple                GSMC                Archon        Lockout/27_>YM or 1%/89_0%/4             NAP
  98             Fee Simple                GSMC                Archon        Lockout/29_Defeasance/51_0%/4            NAP
 101             Fee Simple                GSMC                Archon        Lockout/26_Defeasance/30_0%/4            NAP
 102             Fee Simple                GSMC                Archon        Lockout/29_Defeasance/27_0%/4            NAP
 103             Fee Simple                GSMC                Archon        Lockout/27_Defeasance/149_0%/4           NAP
 104             Fee Simple                GSMC                Archon        Lockout/26_Defeasance/90_0%/4            NAP
 105             Fee Simple                GSMC                Archon        Lockout/25_Defeasance/91_0%/4            NAP
 107             Fee Simple                GSMC                Archon        Lockout/26_Defeasance/90_0%/4            NAP
 109             Fee Simple                GSMC                Archon        Lockout/25_Defeasance/91_0%/4            NAP
 110             Fee Simple                GSMC                Archon        Lockout/30_Defeasance/86_0%/4            NAP
 113             Fee Simple                GSMC                Archon        Lockout/29_Defeasance/87_0%/4            NAP
 114             Fee Simple                GSMC                Archon        Lockout/25_Defeasance/91_0%/4            NAP
 116             Fee Simple                GSMC                Archon        Lockout/25_Defeasance/91_0%/4            NAP
 119             Fee Simple                GSMC                Archon        Lockout/29_Defeasance/27_0%/4            NAP
 120             Fee Simple                GSMC                Archon        Lockout/29_Defeasance/87_0%/4            NAP
 122             Fee Simple                GSMC                Archon        Lockout/26_Defeasance/90_0%/4            NAP
 123             Fee Simple                GSMC                Archon        Lockout/29_Defeasance/27_0%/4            NAP
 125       Fee Simple / Leasehold          GSMC                Archon        Lockout/27_Defeasance/89_0%/4            NAP
 128             Fee Simple                GSMC                Archon        Lockout/30_Defeasance/86_0%/4            NAP
 129             Fee Simple                GSMC                Archon        Lockout/29_>YM or 1%/147_0%/4            NAP
 131             Fee Simple                GSMC                Archon        Lockout/29_Defeasance/87_0%/4            NAP
 132             Fee Simple                GSMC                Archon        Lockout/27_Defeasance/89_0%/4            NAP
 134             Fee Simple                GSMC                Archon        Lockout/26_Defeasance/90_0%/4            NAP
 139             Fee Simple                GSMC                Archon        Lockout/28_Defeasance/88_0%/4            NAP

 2-C
 70-C

GCCFC    GCFP                                                                                                General   Detailed
05-GG3   Control_    GCFP         Loan                                 Property                              Property  Property
Loan ID  Number      Loan ID      Name                                 Name                                  Type      Type
 1       00-1001130  00-1001130   North Star Mall                      North Star Mall                       Retail    Regional Mall
 2       09-1001118  09-1001118   Grand Canal Shoppes at the Venetian  Grand Canal Shoppes at the Venetian   Retail    Regional Mall
 6       00-1001132  00-1001132   Mall St. Matthews                    Mall St. Matthews                     Retail    Regional Mall

2-C      09-1001118  09-1001118   Grand Canal Shoppes at the Venetian  Grand Canal Shoppes at the Venetian


GCCFC                                                                                                                Cut-off
05-GG3                                                                                Zip          Original          Date
Loan ID  Address                               City          County      State        Code         Balance           Balance
 1       7400 San Pedro Avenue                 San Antonio   Bexar       Texas        78216        $251,000,000      $250,391,107.83
 2       3355 Las Vegas Boulevard South        Las Vegas     Clark       Nevada       89109        $237,000,000      $234,752,792.07
 6       5000 Shelbyville Road                 Louisville    Jefferson   Kentucky     40207        $155,000,000      $154,827,634.22

2-C                                                                                                $190,000,000      $188,198,440.84


                                                                       Stated
                                                          Original     Remaining      Original
GCCFC       Monthly            Gross                      Term to      Term to        Interest      Original         Remaining
05-GG3      Debt               Interest                   Maturity     Maturity       Only Term     Amortization     Interest Only
Loan ID     Service            Rate         Seasoning     (mos.)       (mos.)         (mos.)        Term (mos.)      Period (mos.)
 1           $1,261,361.78     4.4300%      2             61           59              0            360               0
 2           $2,235,161.95     4.7800%      8             59           51              0            360               0
 6             $813,699.81     4.8050%      1             60           59              0            360               0

2-C          $2,235,161.95     4.7800%      8             59           51              0            360               0


                             Interest
                             Accrual
GCCFC    Remaining           Method                                   Master                  Primary       Ownership
05-GG3   Amortization        (Actual/360          Administrative      Servicing               Servicing     Interest
Loan ID  Term (mos.)         or 30/360)           Fee Rate            Fee                     Fee           (Fee/Leasehold)
 1       358                 Actual/360           0.0206%             0.0100%                 0.0100%       Fee Simple
 2       352                 Actual/360           0.0206%             0.0100%                 0.0100%       Fee Simple / Leasehold
 6       359                 Actual/360           0.0206%             0.0100%                 0.0100%       Leasehold

2-C      352                 Actual/360           0.0100%             0.0000%                 0.0100%


                                                                                                            Crossed
GCCFC                                                                                                       With Other
05-GG3       Mortgage                                             Prepayment                                Loans
Loan ID      Loan Seller             Originator                   Type                                      (Crossed Group)
 1           GSMC/Commerzbank        Archon/Commerzbank           Lockout/26_Defeasance/28_0%/7             NAP
 2           GSMC/Commerzbank        Archon                       Lockout/32_Defeasance/22_0%/5             NAP
 6           GSMC/Commerzbank        Archon/Commerzbank           Lockout/25_Defeasance/28_0%/7             NAP

2-C

                                   SCHEDULE II

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY


-----------------------------------------------------------------------------------------------------------------------------------
LaSalle FileID          Client Ref. Num        Borrower                                                File Name
-----------------------------------------------------------------------------------------------------------------------------------
208-0684-000            09-0001970             SOUTH BOSTON (SOUTH BOSTON) WMA, LLC                    LOWES PLAZA SHOPPING CENTER
208-0745-000                                   DCCA, LLC                                               DORAL ARROWWOOD HOTEL
335-0670-000            04-1263                LAGUNA PLAZA I, LLC                                     LAGUNA PLAZA


-----------------------------------------------------------------------------------------------------------------------------------
LaSalle FileID                   Loan Amount              Document Category                         To:
-----------------------------------------------------------------------------------------------------------------------------------
208-0684-000                    $2,600,000.00    Interim Assignment #1 of Mortgage                  GOLDMAN SACHS MORTGAGE COMPANY
208-0745-000                   $75,000,000.00    Interim Assignment #1 of Mortgage                  GOLDMAN SACHS MORTGAGE COMPANY
335-0670-000                    $6,342,000.00    Title Insurance



-----------------------------------------------------------------------------------------------------------------------------------
LaSalle FileID          Evidence of Recording                Signature                        Exception
-----------------------------------------------------------------------------------------------------------------------------------
208-0684-000            No Evidence of Recording             Original Signature               INCOMPLETE/MISSING NAMES
208-0745-000            Document Not Received                Document Not Received            ORIGINAL DOCUMENT REQUIRED
335-0670-000            Document Not Received                Document Not Received            ORIGINAL DOCUMENT REQUIRED


-----------------------------------------------------------------------------------------------------------------------------------
LaSalle FileID          Condition Memo       Memo           Closed     Rate        Maturity     Property Address
-----------------------------------------------------------------------------------------------------------------------------------
208-0684-000                                                08/25/04   5.580       9/1/14       3601 OLD HAILFAX ROAD
208-0745-000                                                01/12/05   6.200       2/1/15       975 ANDERSON HILL ROAD
335-0670-000                                                12/27/04   5.540       1/6/15       1130 & 1142 FREMONT BOULEVARD



-----------------------------------------------------------------------------------------------------------------------------------
LaSalle FileID          Property City       Jurisdiction          St.   Zip     Law Firm
-----------------------------------------------------------------------------------------------------------------------------------
208-0684-000            SOUTH BOSTON        HAILFAX COUNTY        VA    24592   KROLL, MCNAMARA, EVANS & DELEHANTY, LLP
208-0745-000            RYE BROOK           WESTCHESTER           NY    10573   CLEARY, GOTTLIEB, STEEN & HAMILTON
335-0670-000            SEASIDE             MONTEREY              CA    93955   ALLEN MATKINS LOCK GAMBLE & MALLORY LLP


--------------------------------------------------------------
LaSalle FileID          Control Num.       Contributor
--------------------------------------------------------------
208-0684-000            132                GOLDMAN
208-0745-000                               GOLDMAN
335-0670-000            93                 GREENWICH

                                  SCHEDULE III

               SCHEDULE OF ENVIRONMENTALLY INSURED MORTGAGE LOANS


Irvine Technology Center
Arapaho Village
25 Melville Road
Walgreens Pleasant Hill

                                   SCHEDULE IV

                        CLASS XP REFERENCE RATE SCHEDULE


 Interest Accrual Period          Payment Date      Class XP Reference Rate (%)
 -----------------------          ------------      ---------------------------

          1                        March 2005                5.407449
          2                        April 2005                5.589632
          3                         May 2005                 5.407643
          4                        June 2005                 5.589825
          5                        July 2005                 5.407830
          6                       August 2005                5.590019
          7                      September 2005              5.590116
          8                       October 2005               5.408112
          9                      November 2005               5.590308
          10                     December 2005               5.408296
          11                      January 2006               5.408389
          12                     February 2006               5.408477
          13                       March 2006                5.408819
          14                       April 2006                5.590771
          15                        May 2006                 5.408739
          16                       June 2006                 5.590950
          17                       July 2006                 5.408913
          18                      August 2006                5.591130
          19                     September 2006              5.591220
          20                      October 2006               5.409163
          21                     November 2006               5.591372
          22                     December 2006               5.409308
          23                      January 2007               5.409393
          24                     February 2007               5.409475
          25                       March 2007                5.409898
          26                       April 2007                5.591777
          27                        May 2007                 5.409708
          28                       June 2007                 5.591941
          29                       July 2007                 5.409867
          30                      August 2007                5.592106
          31                     September 2007              5.592189
          32                      October 2007               5.410108
          33                     November 2007               5.592355
          34                     December 2007               5.410267
          35                      January 2008               5.592517
          36                     February 2008               5.410423
          37                       March 2008                5.410631
          38                       April 2008                5.592759
          39                        May 2008                 5.410635
          40                       June 2008                 5.592868
          41                       July 2008                 5.410739
          42                      August 2008                5.592976
          43                     September 2008              5.593033
          44                      October 2008               5.410900
          45                     November 2008               5.593141
          46                     December 2008               5.411003
          47                      January 2009               5.411049
          48                     February 2009               5.411102
          49                       March 2009                5.411636
          50                       April 2009                5.593396
          51                        May 2009                 5.411252
          52                       June 2009                 5.637479
          53                       July 2009                 5.453009
          54                      August 2009                5.637669
          55                     September 2009              5.637547
          56                      October 2009               5.453089
          57                     November 2009               5.636971
          58                     December 2009               5.465961
          59                      January 2010               5.455285
          60                     February 2010               5.645880
          61                       March 2010                5.646413
          62                       April 2010                5.835739
          63                        May 2010                 5.645602
          64                       June 2010                 5.835561
          65                       July 2010                 5.645429
          66                      August 2010                5.835381
          67                     September 2010              5.835297
          68                      October 2010               5.645172
          69                     November 2010               5.835112
          70                     December 2010               5.644991
          71                      January 2011               5.644891
          72                     February 2011               5.644806
          73                       March 2011                5.645379
          74                       April 2011                5.834608
          75                        May 2011                 5.641747
          76                       June 2011                 5.831554
          77                       July 2011                 5.613229
          78                      August 2011                5.805053
          79                     September 2011              5.807910
          80                      October 2011               5.613527
          81                     November 2011               5.802390
          82                     December 2011               5.725658
          83                      January 2012               5.917600
          84                     February 2012               5.737425


--------------------------------------------------------------------------------

                                   SCHEDULE V

            SCHEDULE OF INITIAL DIRECTING HOLDER FOR EACH LOAN GROUP
                            (as of February 10, 2005)


-----------------------------------------------------------------------------------------------------------
 Mortgage Loan
    Number          Property Name                Directing Holder                  Consulting Holder
-----------------------------------------------------------------------------------------------------------
       2         Grand Canal Shoppes  Controlling Class Directing Holder
                   at the Venetian                                                        N/A
-----------------------------------------------------------------------------------------------------------
       3            1440 Broadway     Greenwich Capital Financial Products,
                                      Inc. (as holder of Note B)                          N/A
-----------------------------------------------------------------------------------------------------------
                   Shops at Wailea    Greenwich Capital Financial Products,
       8                              Inc. (as holder of Note B)                          N/A
-----------------------------------------------------------------------------------------------------------
                  2040 Main Street    Greenwich Capital Financial Products,
      12                              Inc. (as holder of Note B)                          N/A
-----------------------------------------------------------------------------------------------------------
                 1370 Avenue of the   Morgan Stanley Mortgage Capital Inc.    Controlling Class Directing
      14              Americas        (as holder of Note A1)                             Holder
-----------------------------------------------------------------------------------------------------------
                Birtcher/Charlesbank  Greenwich Capital Financial Products,
      19          Office Portfolio    Inc. (as holder of Note B)                          N/A
-----------------------------------------------------------------------------------------------------------
      71            Toringdon II      Controlling Class Directing Holder                  N/A
-----------------------------------------------------------------------------------------------------------

                                   SCHEDULE VI

                         SUPPLEMENTAL SERVICER SCHEDULE


GCCFC 05-GG3 Loan ID   GCFP Control_Number   GCFP Loan ID   Loan Name
          1            00-1001130            00-1001130     North Star Mall
          2            09-1001118            09-1001118     Grand Canal Shoppes at the Venetian
          3            04-0773               04-0773        1440 Broadway
          4            00-1001129            00-1001129     The Crescent
          5            00-1001131            00-1001131     498 Seventh Avenue
          6            00-1001132            00-1001132     Mall St. Matthews
          7            09-0002005            09-0002005     Westin Kierland
          8            04-0662               04-0662        Shops at Wailea
          9            04-0975               04-0975        Waikiki Galleria
         10            04-1136               04-1136        Place Properties Portfolio
        10.01          04-1136               04-1136        Clayton Place
        10.02          04-1136               04-1136        River Place
        10.03          04-1136               04-1136        Jacksonville Place
        10.04          04-1136               04-1136        Troy Place
        10.05          04-1136               04-1136        Martin Place
        10.06          04-1136               04-1136        Cape Place
        10.07          04-1136               04-1136        Clemson Place
        10.08          04-1136               04-1136        Macon Place
        10.09          04-1136               04-1136        Murray Place
         11            04-1007               04-1007        1700 Market Street
         12            04-0140               04-0140        2040 Main Street
         13            00-1001133            00-1001133     Doral Arrowwood Hotel
         14            04-1247               04-1247        1370 Avenue of the Americas
         15            04-1228               04-1228        One South Street
         16            04-0744               04-0744        South Park Mall
         17            04-0449               04-0449        Village at Orange
         18            04-0826               04-0826        Mayfaire Town Center
         19            04-0829               04-0829        Birtcher/Charlesbank Office Portfolio
        19.01          04-0829               04-0829        Park Tower
        19.02          04-0829               04-0829        801 Civic Center Drive
        19.03          04-0829               04-0829        Transit Tower
         20            09-0001999            09-0001999     Atlanta Decorative Arts Center
         21            04-1347               04-1347        Hilton Nashville Downtown
         22            04-1143               04-1143        3100 Thornton
         23            09-0001980            09-0001980     Lake Arrowhead Village
         24            04-1435               04-1435        Olathe Station
         25            09-0001968            09-0001968     One Financial Plaza
         26            04-0917               04-0917        Executive Campus
         27            04-0551               04-0551        1341 G Street
         28            09-0001954            09-0001954     FAA Building
         29            04-1086               04-1086        Hyatt Regency Albuquerque
         30            09-0001950            09-0001950     Groton Estates
         31            09-0001974            09-0001974     Champions of the West Tower
         32            04-1059               04-1059        Irvine Technology Center-I
         33            04-0276               04-0276        2470 Highcrest Road
         34            04-1229               04-1229        Lee Farm Corporate Center
         35            04-1085               04-1085        Mills Pointe/Arapahoe Village Portfolio
        35.01          04-1085               04-1085        Mills Pointe
        35.02          04-1085               04-1085        Arapaho Village
         36            03-0873               03-0873        St Louis Place
         37            04-1158               04-1158        Portofino Plaza
         38            04-0904               04-0904        500 East 84th Avenue
         39            04-1157               04-1157        Piazza Del Sol
         40            04-0787               04-0787        Hotel Burnham
         41            04-0862               04-0862        Magnolia Village
         42            09-0002018            09-0002018     1355 Beverly Road
         43            04-0948               04-0948        Capitol Center
         44            04-0809               04-0809        Seattle Tower
         45            09-0002020            09-0002020     Marketplace at Kapolei
         46            04-0945               04-0945        New Loudon Center
         47            09-0002006            09-0002006     H.H. Gregg Retail Portfolio
        47.01          09-0002006C           09-0002006C    Clarksville Commons
        47.02          09-0002006B           09-0002006B    East Washington Street
        47.03          09-0002006A           09-0002006A    U.S. 31 South
         48            04-0522               04-0522        North Mountain Village Apartments
         49            04-1290               04-1290        Prospect Place Office
         50            04-0889               04-0889        Radisson Metrodome
         51            04-0778               04-0778        Waynechester Plaza
         52            04-0747               04-0747        Dack Portfolio
        52.01          04-0747               04-0747        Energy Park I & II
        52.02          04-0747               04-0747        Maryland Way
         53            04-0731               04-0731        711 Atlantic Avenue
         54            04-0857               04-0857        The Plaza at Encinitas Ranch
         55            09-0001973            09-0001973     University Plaza
         56            09-0001985            09-0001985     Wells Fargo Building
         57            04-0794               04-0794        Fremont Moreno Center
         58            04-0311               04-0311        Pleasant Valley
         59            09-0001951            09-0001951     25 Melville Road
         60            09-0001981            09-0001981     Village Shopping Center
         61            09-0001953            09-0001953     Casas Adobes Plaza
         62            09-0001991            09-0001991     Shoppes at Letson Farms
         63            09-0002002            09-0002002     Bloomfield Park Gateway Center
         64            09-0002012            09-0002012     Hollidaysburg Manor Apts
         65            04-1205               04-1205        Northfield Commons
         66            04-0282               04-0282        Fairfield Office Portfolio
        66.01          04-0282               04-0282        777 Commerce Drive
        66.02          04-0282               04-0282        1375 Kings Highway East
         67            09-0001960            09-0001960     Prairie Glen Medical Office Buildings B and C
         68            04-1073               04-1073        1420 Harbor Bay Parkway
         69            04-0970               04-0970        Hampton Inn Camarillo
         70            09-0001944            09-0001944     Toringdon II
         71            09-0001912            09-0001912     Health Park
         72            04-0928               04-0928        Pasadena Collection
         73            04-1255               04-1255        Towneplace Suites by Marriott, San Jose
         74            09-0002003            09-0002003     Sunset Plaza
         75            04-0648               04-0648        Eastwind Shopping Center
         76            09-0001992            09-0001992     Centra Point I
         77            09-0001915            09-0001915     Intracorp Building
         78            09-0001914            09-0001914     Walden Park
         79            04-1142               04-1142        Quail Vista
         80            09-0002013            09-0002013     Westwood Plaza
         81            09-0001956            09-0001956     Northdale Plaza
         82            04-1282               04-1282        Polaris Retail Center
         83            09-0002004            09-0002004     Robert Morris Building
         84            09-0001936            09-0001936     The Highlands of East Ellijay
         85            09-0001947            09-0001947     Fleetwood Office Park
         86            09-0001977            09-0001977     Bayshore Center
         87            09-0001959            09-0001959     Prairie Glen Medical Office Building A
         88            09-0001997            09-0001997     Highlands Shopping Center
         89            04-1234               04-1234        Eagle Mountain Shopping Center
         90            09-0001922            09-0001922     Rivers Bend East
         91            04-0730               04-0730        6312 Nagle Avenue
         92            04-1263               04-1263        Laguna Plaza
         93            04-0937               04-0937        Pacific Pointe
         94            09-0001988            09-0001988     5000 Blazer Memorial Parkway
         95            09-0002008            09-0002008     Tracy Plaza Four
         96            04-0029               04-0029        Sopra Centre
         97            09-0001993            09-0001993     Centra Point V
         98            09-0001969            09-0001969     Harbor Medical Office
         99            04-0776               04-0776        Corporate Exchange Center
         100           04-0982               04-0982        100 Bank Street
         101           09-0002011            09-0002011     Ruffin Road Industrial
         102           09-0001957            09-0001957     6801 Building
         103           09-0001987            09-0001987     9480 Warner Ave
         104           09-0001998            09-0001998     Pell City Shopping Center
         105           09-0002007            09-0002007     Trinity Corporate Park
         106           04-1043               04-1043        Smart & Final Center
         107           09-0001996            09-0001996     Milestone Shopping Center
         108           04-1185               04-1185        Peachtree City Marketplace
         109           09-0002019            09-0002019     Palmer Park Shopping Center
         110           09-0001942            09-0001942     Bond Street Office
         111           04-0738               04-0738        Quail Corners South
         112           04-0997               04-0997        Rockwest I
         113           09-0001952            09-0001952     Westpoint Industrial
         114           09-0002009            09-0002009     Wednesbury Medical Office
         115           04-1140               04-1140        Parkway Commons Office Building
         116           09-0002024            09-0002024     Southpointe Plaza
         117           04-0944               04-0944        Vestridge Commons
         118           03-0617               03-0617        Eastgate Center
         119           09-0001976            09-0001976     Grove Medical Center
         120           09-0001971            09-0001971     Mountain View Plaza
         121           03-0655               03-0655        Northpark One
         122           09-0001995            09-0001995     Smoky Hill Shopping Center
         123           09-0001958            09-0001958     5700 Building
         124           04-1135               04-1135        Walgreens Pleasant Hill
         125           09-0001975            09-0001975     Hartland Village Shopping Center
         126           04-0737               04-0737        Quail Corners South - Phase III
         127           04-1265               04-1265        Arbo Portfolio
       127.01          04-1265               04-1265        440 West 5th Street
       127.02          04-1265               04-1265        1254 East 1st Street
         128           09-0001948            09-0001948     Montgomery Crossing SC
         129           09-0001972            09-0001972     Safeway Store - Pueblo West
         130           04-0620               04-0620        Wood River Mini Storage
         131           09-0001970            09-0001970     Lowe's Plaza Shopping Center
         132           09-0001989            09-0001989     Village at Ontario Center
         133           04-0733               04-0733        Plaza El Portal
         134           09-0002014            09-0002014     Anderson Crossing Shopping Center
         135           04-1078               04-1078        Clearview Parkway Shopping Center
         136           04-1115               04-1115        Brookside Building
         137           04-0906               04-0906        826 South Hobart Boulevard
         138           04-0816               04-0816        CVS, Lancaster
         139           09-0001979            09-0001979     Prairie Towne Square Apartments
         140           04-0740               04-0740        Quail Court
         141           04-0909               04-0909        12407 Sowden Road
         142           04-0736               04-0736        689 Sierra Rose Drive

         2-C           09-1001118            09-1001118     Grand Canal Shoppes at the Venetian
         3-C           04-0773               04-0773        1440 Broadway
         8-C           04-0662               04-0662        Shops at Wailea
        12-C           04-0140               04-0140        2040 Main Street
        14-C           04-1247               04-1247        1370 Avenue of the Americas
        19-C           04-0829               04-0829        Birtcher/Charlesbank Office Portfolio
        70-C           09-0001944            09-0001944     Toringdon II


GCCFC 05-GG3 Loan ID   Property Name                                   General Property Type   Detailed Property Type
          1            Property Name                                   Retail                  Regional Mall
          2            Grand Canal Shoppes at the Venetian             Retail                  Regional Mall
          3            1440 Broadway                                   Office                  General Urban
          4            The Crescent                                    Office                  General Urban
          5            498 Seventh Avenue                              Office                  General Urban
          6            Mall St. Matthews                               Retail                  Regional Mall
          7            Westin Kierland                                 Hospitality             Full Service
          8            Shops at Wailea                                 Retail                  Regional Mall
          9            Waikiki Galleria                                Office                  General Urban
         10            Place Properties Portfolio
        10.01          Clayton Place                                   Multifamily             Student Housing
        10.02          River Place                                     Multifamily             Student Housing
        10.03          Jacksonville Place                              Multifamily             Student Housing
        10.04          Troy Place                                      Multifamily             Student Housing
        10.05          Martin Place                                    Multifamily             Student Housing
        10.06          Cape Place                                      Multifamily             Student Housing
        10.07          Clemson Place                                   Multifamily             Student Housing
        10.08          Macon Place                                     Multifamily             Student Housing
        10.09          Murray Place                                    Multifamily             Student Housing
         11            1700 Market Street                              Office                  General Urban
         12            2040 Main Street                                Office                  General Suburban
         13            Doral Arrowwood Hotel                           Hospitality             Full Service
         14            1370 Avenue of the Americas                     Office                  General Urban
         15            One South Street                                Office                  General Urban
         16            South Park Mall                                 Retail                  Regional Mall
         17            Village at Orange                               Retail                  Regional Mall
         18            Mayfaire Town Center                            Retail                  Regional Mall
         19            Birtcher/Charlesbank Office Portfolio
        19.01          Park Tower                                      Office                  General Urban
        19.02          801 Civic Center Drive                          Office                  General Urban
        19.03          Transit Tower                                   Office                  General Urban
         20            Atlanta Decorative Arts Center                  Office                  General Urban
         21            Hilton Nashville Downtown                       Hospitality             Full Service
         22            3100 Thornton                                   Office                  General Suburban
         23            Lake Arrowhead Village                          Retail                  Anchored
         24            Olathe Station                                  Retail                  Anchored
         25            One Financial Plaza                             Office                  General Urban
         26            Executive Campus                                Office                  General Suburban
         27            1341 G Street                                   Office                  General Urban
         28            FAA Building                                    Office                  General Suburban
         29            Hyatt Regency Albuquerque                       Hospitality             Full Service
         30            Groton Estates                                  Multifamily             Garden
         31            Champions of the West Tower                     Office                  General Suburban
         32            Irvine Technology Center-I                      Office                  R & D
         33            2470 Highcrest Road                             Office                  General Suburban
         34            Lee Farm Corporate Center                       Office                  General Suburban
         35            Mills Pointe/Arapahoe Village Portfolio
        35.01          Mills Pointe                                    Retail                  Anchored
        35.02          Arapaho Village                                 Retail                  Anchored
         36            St Louis Place                                  Office                  General Urban
         37            Portofino Plaza                                 Office                  General Suburban
         38            500 East 84th Avenue                            Office                  General Suburban
         39            Piazza Del Sol                                  Office                  General Urban
         40            Hotel Burnham                                   Hospitality             Full Service
         41            Magnolia Village                                Office                  General Urban
         42            1355 Beverly Road                               Office                  General Suburban
         43            Capitol Center                                  Office                  General Urban
         44            Seattle Tower                                   Office                  General Urban
         45            Marketplace at Kapolei                          Retail                  Shadow Anchored
         46            New Loudon Center                               Retail                  Anchored
         47            H.H. Gregg Retail Portfolio
        47.01          Clarksville Commons                             Retail                  Anchored
        47.02          East Washington Street                          Retail                  Anchored
        47.03          U.S. 31 South                                   Retail                  Anchored
         48            North Mountain Village Apartments               Multifamily             Garden
         49            Prospect Place Office                           Office                  General Suburban
         50            Radisson Metrodome                              Hospitality             Full Service
         51            Waynechester Plaza                              Retail                  Anchored
         52            Dack Portfolio
        52.01          Energy Park I & II                              Office                  General Suburban
        52.02          Maryland Way                                    Office                  General Suburban
         53            711 Atlantic Avenue                             Office                  General Urban
         54            The Plaza at Encinitas Ranch                    Retail                  Shadow Anchored
         55            University Plaza                                Retail                  Anchored
         56            Wells Fargo Building                            Office                  General Urban
         57            Fremont Moreno Center                           Retail                  Unanchored
         58            Pleasant Valley                                 Office                  General Suburban
         59            25 Melville Road                                Office                  General Suburban
         60            Village Shopping Center                         Retail                  Anchored
         61            Casas Adobes Plaza                              Retail                  Anchored
         62            Shoppes at Letson Farms                         Retail                  Anchored
         63            Bloomfield Park Gateway Center                  Retail                  Anchored
         64            Hollidaysburg Manor Apts                        Multifamily             Garden
         65            Northfield Commons                              Retail                  Anchored
         66            Fairfield Office Portfolio
        66.01          777 Commerce Drive                              Office                  General Suburban
        66.02          1375 Kings Highway East                         Office                  General Suburban
         67            Prairie Glen Medical Office Buildings B and C   Office                  Medical
         68            1420 Harbor Bay Parkway                         Office                  General Suburban
         69            Hampton Inn Camarillo                           Hospitality             Limited Service
         70            Toringdon II                                    Office                  General Suburban
         71            Health Park                                     Office                  Medical
         72            Pasadena Collection                             Retail                  Unanchored
         73            Towneplace Suites by Marriott, San Jose         Hospitality             Limited Service
         74            Sunset Plaza                                    Retail                  Shadow Anchored
         75            Eastwind Shopping Center                        Retail                  Anchored
         76            Centra Point I                                  Office                  General Suburban
         77            Intracorp Building                              Office                  General Urban
         78            Walden Park                                     Retail                  Shadow Anchored
         79            Quail Vista                                     Industrial              Warehouse
         80            Westwood Plaza                                  Retail                  Shadow Anchored
         81            Northdale Plaza                                 Office                  General Suburban
         82            Polaris Retail Center                           Retail                  Anchored
         83            Robert Morris Building                          Office                  General Urban
         84            The Highlands of East Ellijay                   Retail                  Anchored
         85            Fleetwood Office Park                           Office                  General Suburban
         86            Bayshore Center                                 Office                  General Urban
         87            Prairie Glen Medical Office Building A          Office                  Medical
         88            Highlands Shopping Center                       Retail                  Shadow Anchored
         89            Eagle Mountain Shopping Center                  Retail                  Anchored
         90            Rivers Bend East                                Office                  General Suburban
         91            6312 Nagle Avenue                               Retail                  Shadow Anchored
         92            Laguna Plaza                                    Retail                  Unanchored
         93            Pacific Pointe                                  Office                  General Urban
         94            5000 Blazer Memorial Parkway                    Office                  General Suburban
         95            Tracy Plaza Four                                Retail                  Anchored
         96            Sopra Centre                                    Office                  General Urban
         97            Centra Point V                                  Office                  General Suburban
         98            Harbor Medical Office                           Office                  General Suburban
         99            Corporate Exchange Center                       Office                  General Suburban
         100           100 Bank Street                                 Office                  General Urban
         101           Ruffin Road Industrial                          Industrial              Industrial
         102           6801 Building                                   Office                  General Suburban
         103           9480 Warner Ave                                 Retail                  Anchored
         104           Pell City Shopping Center                       Retail                  Shadow Anchored
         105           Trinity Corporate Park                          Office                  General Urban
         106           Smart & Final Center                            Retail                  Anchored
         107           Milestone Shopping Center                       Retail                  Shadow Anchored
         108           Peachtree City Marketplace                      Retail                  Anchored
         109           Palmer Park Shopping Center                     Retail                  Shadow Anchored
         110           Bond Street Office                              Office                  General Suburban
         111           Quail Corners South                             Office                  General Suburban
         112           Rockwest I                                      Retail                  Unanchored
         113           Westpoint Industrial                            Industrial              Warehouse
         114           Wednesbury Medical Office                       Office                  Medical
         115           Parkway Commons Office Building                 Office                  General Suburban
         116           Southpointe Plaza                               Retail                  Shadow Anchored
         117           Vestridge Commons                               Retail                  Unanchored
         118           Eastgate Center                                 Retail                  Anchored
         119           Grove Medical Center                            Office                  Medical
         120           Mountain View Plaza                             Retail                  Shadow Anchored
         121           Northpark One                                   Office                  General Suburban
         122           Smoky Hill Shopping Center                      Retail                  Shadow Anchored
         123           5700 Building                                   Office                  General Suburban
         124           Walgreens Pleasant Hill                         Retail                  Single Tenant
         125           Hartland Village Shopping Center                Retail                  Shadow Anchored
         126           Quail Corners South - Phase III                 Office                  General Suburban
         127           Arbo Portfolio
       127.01          440 West 5th Street                             Multifamily             Garden
       127.02          1254 East 1st Street                            Multifamily             Garden
         128           Montgomery Crossing SC                          Retail                  Shadow Anchored
         129           Safeway Store - Pueblo West                     Retail                  Anchored
         130           Wood River Mini Storage                         Self-Storage            General, units only
         131           Lowe's Plaza Shopping Center                    Retail                  Shadow Anchored
         132           Village at Ontario Center                       Retail                  Shadow Anchored
         133           Plaza El Portal                                 Retail                  Unanchored
         134           Anderson Crossing Shopping Center               Retail                  Shadow Anchored
         135           Clearview Parkway Shopping Center               Retail                  Unanchored
         136           Brookside Building                              Office                  General Suburban
         137           826 South Hobart Boulevard                      Multifamily             Conventional
         138           CVS, Lancaster                                  Retail                  Single Tenant
         139           Prairie Towne Square Apartments                 Multifamily             Conventional
         140           Quail Court                                     Office                  General Suburban
         141           12407 Sowden Road                               Industrial              Warehouse
         142           689 Sierra Rose Drive                           Office                  General Suburban

         2-C           Grand Canal Shoppes at the Venetian
         3-C           1440 Broadway
         8-C           Shops at Wailea
        12-C           2040 Main Street
        14-C           1370 Avenue of the Americas
        19-C           Birtcher/Charlesbank Office Portfolio
        70-C           Toringdon II


GCCFC 05-GG3 Loan ID   Address                                                                           City
          1            7400 San Pedro Avenue                                                             San Antonio
          2            3355 Las Vegas Boulevard South                                                    Las Vegas
          3            1440 Broadway                                                                     New York
          4            100-300 and 500 Crescent Court                                                    Dallas
          5            498 Seventh Avenue                                                                New York
          6            5000 Shelbyville Road                                                             Louisville
          7            6902 East Greenway Parkway                                                        Phoenix
          8            3750 Wailea Alanui Drive                                                          Wailea
          9            2222 and 2224 Kalakaua Avenue                                                     Honolulu
         10
        10.01          5809 North Lake Drive                                                             Morrow
        10.02          915 Lovvorn Road                                                                  Carrollton
        10.03          331 Nisbet Street NW                                                              Jacksonville
        10.04          100 Gibbs Street                                                                  Troy
        10.05          237 West Peach Street                                                             Martin
        10.06          1710 North Sprigg Street                                                          Cape Girardeau
        10.07          133 Clemson Place Circle                                                          Clemson
        10.08          5091 Ivey Drive                                                                   Macon
        10.09          1700 Lowes Drive                                                                  Murray
         11            1700 Market Street                                                                Philadelphia
         12            2040 Main Street                                                                  Irvine
         13            975 Anderson Hill Road                                                            Rye Brook
         14            1370 Avenue of the Americas                                                       New York
         15            One South Street                                                                  Baltimore
         16            2310 SW Military Parkway                                                          San Antonio
         17            1500 East Village Way                                                             Orange
         18            Military Cutoff Road                                                              Wilmington
         19
        19.01          200 Santa Ana Boulevard                                                           Santa Ana
        19.02          801 Civic Center Drive                                                            Santa Ana
        19.03          405 West 5th Street                                                               Santa Ana
         20            349-351 Peachtree Hills Avenue                                                    Atlanta
         21            121 Fourth Avenue South                                                           Nashville
         22            3100 Thornton                                                                     Burbank
         23            28200 Highway 189                                                                 Lake Arrowhead
         24            15345 West 119th Street (P1); 12075 South Strang Line Road (P2)                   Olathe
         25            501 North Broadway                                                                St. Louis
         26            3 Executive Campus                                                                Cherry Hill
         27            1341 G Street                                                                     Washington
         28            2300 East Devon Road                                                              Des Plaines
         29            330 Tijeras Avenue, NW                                                            Albuquerque
         30            260 Shennecossett Rd                                                              Groton
         31            12264 El Camino Real                                                              San Diego
         32            18871 Teller Avenue, 18872 & 18902 Bardeen Avenue, and 2525 & 2601 Campus Drive   Irvine
         33            2470 Highcrest Road                                                               Roseville
         34            83 Wooster Heights Road                                                           Danbury
         35
        35.01          2810 E Trinity Mills Road                                                         Carrollton
        35.02          819 West Arapaho Road                                                             Richardson
         36            200 North Broadway                                                                St Louis
         37            1401 Ocean Avenue                                                                 Santa Monica
         38            500 East 84th Street                                                              Thornton
         39            8439 West Sunset Boulevard                                                        West Hollywood
         40            1 West Washington Street                                                          Chicago
         41            6900 South McCarran Boulevard                                                     Reno
         42            1355 Beverly Road                                                                 McLean
         43            919 Congress Avenue                                                               Austin
         44            1218 Third Avenue                                                                 Seattle
         45            590 Farrington Highway                                                            Kapolei
         46            873 New Loudon Road                                                               Latham
         47
        47.01          1050 East Highway 131                                                             Clarksville
        47.02          10101 East Washington Street                                                      Indianapolis
        47.03          8921 U.S. Highway 31 South                                                        Indianapolis
         48            3333 West Thunderbird Road                                                        Phoenix
         49            3111 S. Dixie Highway                                                             West Palm Beach
         50            615 Washington Avenue SE                                                          Minneapolis
         51            1600-1660 Route 23 North                                                          Wayne
         52
        52.01          377 & 381 Riverside Drive                                                         Franklin
        52.02          5300 Maryland Way                                                                 Brentwood
         53            711 Atlantic Avenue                                                               Boston
         54            1560 Leucadia Boulevard                                                           Encinitas
         55            5850 University Drive                                                             Huntsville
         56            200 South Virginia Street                                                         Reno
         57            1241-1249 Third Street                                                            Santa Monica
         58            2401 Pleasant Valley Road                                                         York
         59            25 Melville Park Road                                                             Melville
         60            1001 North Miami Boulevard                                                        Durham
         61            7001-7151 North Oracle Road                                                       Tucson
         62            4750 Eastern Valley Road                                                          Bessemer
         63            2055-2097 Telegraph Road                                                          Bloomfield Hills
         64            17 Clover Drive                                                                   Hollidaysburg
         65            2105 S. Boulevard West                                                            Troy
         66
        66.01          777 Commerce Drive                                                                Fairfield
        66.02          1375 Kings Highway East                                                           Fairfield
         67            2551 and 2591 Compass Road                                                        Glenview
         68            1420 Harbor Bay Parkway                                                           Alameda
         69            50 West Daily Drive                                                               Camarillo
         70            3430 Toringdon Way                                                                Charlotte
         71            1651 Gunbarrel Road                                                               Chattanooga
         72            175 S. Lake Avenue & 825 Cordova Street                                           Pasadena
         73            440 Sarasota Avenue                                                               San Jose
         74            1000-1152 Sunset Road                                                             Henderson
         75            2381 East Windmill Lane                                                           Las Vegas
         76            8363 West Sunset Road                                                             Las Vegas
         77            2505 Second Avenue                                                                Seattle
         78            10900 Lakeline Mall Drive                                                         Austin
         79            4690 Longley Lane                                                                 Reno
         80            542 Bypass 72 NW                                                                  Greenwood
         81            3903 Northdale Boulevard                                                          Tampa
         82            8655 - 8671 Lyra Drive                                                            Columbus
         83            100 North 17th Street                                                             Philadelphia
         84            88 Highland Crossing                                                              East Ellijay
         85            3275, 3279, 3281 & 3285 Veterans Memorial Highway                                 Ronkonkoma
         86            2907-2909 West Bay to Bay Boulevard                                               Tampa
         87            2501 Compass Road                                                                 Glenview
         88            9555 South University Boulevard                                                   Highlands Ranch
         89            14835 East Shea Boulevard                                                         Fountain Hills
         90            13203 North Enon Church Road                                                      Chester
         91            6312 Nagle Avenue                                                                 Chicago
         92            1130 and 1142 Fremont Boulevard                                                   Seaside
         93            2108 North Pacific Street                                                         Seattle
         94            5000 Blazer Memorial Parkway                                                      Dublin
         95            2886-2888 West Grant Line Road                                                    Tracy
         96            110 East Atlantic Avenue                                                          Delray Beach
         97            8395 West Sunset Road                                                             Las Vegas
         98            2720 North Harbor Boulevard                                                       Fullerton
         99            12502 - 12503 Exchange Drive                                                      Stafford
         100           100 Bank Street                                                                   Burlington
         101           3949 & 3959 Ruffin Road                                                           Kearny Mesa
         102           6801 Lake Worth Road                                                              Lake Worth
         103           9380 - 9480 Warner Avenue and 17075 Bushard Street                                Fountain Valley
         104           41-89 Vaughan Lane                                                                Pell City
         105           1500 Sunday Drive                                                                 Raleigh
         106           2828 West Thunderbird Road                                                        Phoenix
         107           62 & 188 Founders Parkway                                                         Castle Rock
         108           225 Marketplace Connector                                                         Peachtree City
         109           1580 Space Center Drive                                                           Colorado Springs
         110           31600-31700 West Thirteen Mile Road                                               Farmington Hills
         111           609, 615, 665 and 691 Sierra Rose Drive                                           Reno
         112           1183-1207 Howell Mill Road                                                        Atlanta
         113           6001 Hiatus Road                                                                  Tamarac
         114           8200 Wednesbury Lane                                                              Houston
         115           13900 North Portland Avenue                                                       Oklahoma City
         116           3209 Deans Bridge Road                                                            Augusta
         117           1360 Montgomery Highway                                                           Vestavia
         118           4001 Wake Forest Road                                                             Raleigh
         119           4160 Route 83                                                                     Long Grove
         120           US Highway 220 and Commonwealth Boulevard                                         Martinsville
         121           135 North Park Place                                                              Stockbridge
         122           19731 Smoky Hill Road                                                             Centennial
         123           5700 & 5702 Lake Worth Road                                                       Greenacres
         124           721 Gregory Lane                                                                  Pleasant Hill
         125           4750 Hartland Parkway                                                             Lexington
         126           630, 670 and 690 Sierra Rose Drive                                                Reno
         127
       127.01          440 East 5th Street                                                               Long Beach
       127.02          1254 East 1st Street                                                              Long Beach
         128           157 Montgomery Crossing                                                           Biscoe
         129           1017 North Marketplace                                                            Pueblo West
         130           11819 State Highway 75                                                            Hailey
         131           3601 Old Halifax Road                                                             South Boston
         132           4275 East Concours                                                                Ontario
         133           3020 Santa Rosa Avenue                                                            Santa Rosa
         134           1244-1296 Anderson Crossing Drive                                                 Lawrenceburg
         135           4301-4307 Clearview Parkway @ W. Esplanade                                        Metairie
         136           3461 Brookside Road                                                               Stockton
         137           826 South Hobart Boulevard                                                        Los Angeles
         138           1225 North Bluegrove Road                                                         Lancaster
         139           3025 Triumph Drive                                                                Sun Prarie
         140           6770 South McCarran Boulevard                                                     Reno
         141           12407 Sowden Road                                                                 Houston
         142           689 Sierra Rose Drive                                                             Reno

         2-C
         3-C
         8-C
        12-C
        14-C
        19-C
        70-C


GCCFC 05-GG3 Loan ID   County                 State                  Zip Code   Original Balance   Cut-off Date Balance
          1            Bexar                  Texas                     78216       $251,000,000        $250,391,107.83
          2            Clark                  Nevada                    89109       $237,000,000        $234,752,792.07
          3            New York               New York                  10018       $225,000,000        $225,000,000.00
          4            Dallas                 Texas                     75201       $214,770,000        $214,770,000.00
          5            New York               New York                  10018       $181,500,000        $181,500,000.00
          6            Jefferson              Kentucky                  40207       $155,000,000        $154,827,634.22
          7            Maricopa               Arizona                   85254       $135,000,000        $135,000,000.00
          8            Maui                   Hawaii                    96753       $112,000,000        $112,000,000.00
          9            Honolulu               Hawaii                    96815       $100,000,000        $100,000,000.00
         10                                                                          $98,660,000         $98,660,000.00
        10.01          Clayton                Georgia                   30260
        10.02          Carroll                Georgia                   30117
        10.03          Calhoun                Alabama                   36265
        10.04          Pike                   Alabama                   36081
        10.05          Weakley                Tennessee                 38237
        10.06          Cape Girardeau         Missouri                  63701
        10.07          Pickens                South Carolina            29631
        10.08          Bibb                   Georgia                   31206
        10.09          Calloway               Kentucky                  42071
         11            Philadelphia           Pennsylvania              19103        $88,900,000         $88,900,000.00
         12            Orange                 California                92614        $76,000,000         $75,776,163.02
         13            Westchester            New York                  10573        $75,000,000         $75,000,000.00
         14            New York               New York                  10019        $67,500,000         $67,500,000.00
         15            Baltimore              Maryland                  21201        $65,000,000         $65,000,000.00
         16            Bexar                  Texas                     78224        $64,000,000         $64,000,000.00
         17            Orange                 California                92865        $60,050,000         $60,050,000.00
         18            New Hanover            North Carolina            28405        $52,000,000         $52,000,000.00
         19                                                                          $48,200,000         $48,200,000.00
        19.01          Orange                 California                92701
        19.02          Orange                 California                92701
        19.03          Orange                 California                92701
         20            Fulton                 Georgia                   30305        $48,000,000         $48,000,000.00
         21            Davidson               Tennessee                 37201        $36,000,000         $35,896,706.86
         22            Los Angeles            California                91504        $35,700,000         $35,700,000.00
         23            San Bernardino         California                92352        $34,500,000         $34,500,000.00
         24            Johnson                Kansas                    66062        $33,150,000         $33,150,000.00
         25            Saint Louis City       Missouri                  63102        $30,750,000         $30,750,000.00
         26            Camden                 New Jersey                08002        $30,000,000         $30,000,000.00
         27            District of Columbia   District of Columbia      20005        $28,000,000         $28,000,000.00
         28            Cook                   Illinois                  60018        $26,000,000         $25,679,805.13
         29            Bernalillo             New Mexico                87102        $23,800,000         $23,694,569.16
         30            New London             Connecticut               06340        $22,000,000         $22,000,000.00
         31            San Diego              California                92130        $21,200,000         $21,200,000.00
         32            Orange                 California                92612        $21,000,000         $21,000,000.00
         33            Ramsey                 Minnesota                 55113        $20,860,000         $20,679,031.01
         34            Fairfield              Connecticut               06810        $20,250,000         $20,215,329.01
         35                                                                          $20,170,000         $20,170,000.00
        35.01          Dallas                 Texas                     75006
        35.02          Dallas                 Texas                     75080
         36            St. Louis              Missouri                  63101        $20,000,000         $19,877,689.35
         37            Los Angeles            California                90401        $19,480,000         $19,480,000.00
         38            Adams                  Colorado                  80229        $19,000,000         $19,000,000.00
         39            Los Angeles            California                90069        $17,520,000         $17,520,000.00
         40            Cook                   Illinois                  60602        $17,400,000         $17,360,516.87
         41            Washoe                 Nevada                    89509        $17,200,000         $17,144,612.00
         42            Fairfax                Virginia                  22101        $16,800,000         $16,800,000.00
         43            Travis                 Texas                     78701        $16,500,000         $16,472,187.03
         44            King                   Washington                98101        $15,675,000         $15,675,000.00
         45            Honolulu               Hawaii                    96707        $15,400,000         $15,400,000.00
         46            Albany                 New York                  12110        $15,000,000         $15,000,000.00
         47                                                                          $15,000,000         $14,985,090.50
        47.01          Clark                  Indiana                   47129
        47.02          Marion                 Indiana                   46229
        47.03          Marion                 Indiana                   46227
         48            Maricopa               Arizona                   85053        $15,000,000         $14,937,314.07
         49            Palm Beach             Florida                   33401        $14,800,000         $14,800,000.00
         50            Hennepin               Minnesota                 55414        $14,500,000         $14,406,706.35
         51            Passaic                New Jersey                07470        $14,200,000         $14,200,000.00
         52                                                                          $14,000,000         $14,000,000.00
        52.01          Williamson             Tennessee                 37064
        52.02          Williamson             Tennessee                 37027
         53            Suffolk                Massachusetts             02111        $13,750,000         $13,689,093.11
         54            San Diego              California                92024        $13,700,000         $13,631,695.90
         55            Madison                Alabama                   35806        $13,500,000         $13,500,000.00
         56            Washoe                 Nevada                    89501        $12,750,000         $12,750,000.00
         57            Los Angeles            California                90401        $12,500,000         $12,454,689.81
         58            York                   Pennsylvania              17402        $12,000,000         $11,964,671.51
         59            Suffolk                New York                  11747        $11,750,000         $11,750,000.00
         60            Durham                 North Carolina            27703        $11,440,000         $11,440,000.00
         61            Pima                   Arizona                   85704        $11,300,000         $11,300,000.00
         62            Jefferson              Alabama                   35111        $11,200,000         $11,200,000.00
         63            Oakland                Michigan                  48302        $11,200,000         $11,189,840.70
         64            Blair                  Pennsylvania              16648        $10,320,000         $10,320,000.00
         65            Oakland                Michigan                  48098        $10,050,000         $10,040,511.62
         66                                                                          $10,000,000         $10,000,000.00
        66.01          Fairfield              Connecticut               06430
        66.02          Fairfield              Connecticut               06430
         67            Cook                   Illinois                  60026         $9,800,000          $9,791,662.06
         68            Alameda                California                94502         $9,500,000          $9,472,403.79
         69            Ventura                California                93010         $9,000,000          $8,963,662.56
         70            Mecklenburg            North Carolina            28277         $8,850,000          $8,850,000.00
         71            Hamilton               Tennessee                 37421         $8,700,000          $8,700,000.00
         72            Los Angeles            California                91101         $8,630,000          $8,630,000.00
         73            Santa Clara            California                95129         $8,600,000          $8,589,215.82
         74            Clark                  Nevada                    89014         $8,500,000          $8,500,000.00
         75            Clark                  Nevada                    89123         $8,450,000          $8,450,000.00
         76            Clark                  Nevada                    89113         $8,415,000          $8,415,000.00
         77            King                   Washington                98121         $8,200,000          $8,200,000.00
         78            Williamson             Texas                     78717         $8,100,000          $8,100,000.00
         79            Washoe                 Nevada                    89502         $8,000,000          $7,978,405.89
         80            Greenwood              South Carolina            29649         $7,620,000          $7,620,000.00
         81            Hillsborough           Florida                   33624         $7,600,000          $7,564,410.61
         82            Delaware               Ohio                      43240         $7,500,000          $7,492,545.25
         83            Philadelphia           Pennsylvania              19103         $7,280,000          $7,280,000.00
         84            Gilmer                 Georgia                   30540         $7,100,000          $7,100,000.00
         85            Suffolk                New York                  11779         $7,000,000          $7,000,000.00
         86            Hillsborough           Florida                   33629         $7,000,000          $7,000,000.00
         87            Cook                   Illinois                  60026         $6,800,000          $6,794,214.50
         88            Douglas                Colorado                  80126         $6,750,000          $6,750,000.00
         89            Maricopa               Arizona                   85268         $6,650,000          $6,643,891.53
         90            Chesterfield           Virginia                  23836         $6,500,000          $6,500,000.00
         91            Cook                   Illinois                  60646         $6,446,000          $6,446,000.00
         92            Monterey               California                93955         $6,342,000          $6,342,000.00
         93            King                   Washington                98103         $6,225,000          $6,207,358.40
         94            Franklin               Ohio                      43017         $6,120,000          $6,096,114.92
         95            San Joaquin            California                95304         $6,000,000          $6,000,000.00
         96            Palm Beach             Florida                   33444         $5,900,000          $5,872,371.39
         97            Clark                  Nevada                    89113         $5,800,000          $5,800,000.00
         98            Orange                 California                92835         $5,700,000          $5,700,000.00
         99            Fort Bend              Texas                     77477         $5,650,000          $5,618,061.30
         100           Chittenden             Vermont                   05401         $5,600,000          $5,600,000.00
         101           San Diego              California                92123         $5,600,000          $5,600,000.00
         102           Palm Beach             Florida                   33467         $5,500,000          $5,471,034.62
         103           Orange                 California                92708         $5,185,000          $5,130,916.57
         104           Saint Clair            Alabama                   35125         $5,050,000          $5,039,643.81
         105           Wake                   North Carolina            27607         $5,000,000          $4,992,186.40
         106           Maricopa               Arizona                   85053         $4,900,000          $4,881,052.62
         107           Douglas                Colorado                  80104         $4,850,000          $4,850,000.00
         108           Fayette                Georgia                   30269         $4,750,000          $4,741,009.68
         109           El Paso                Colorado                  80915         $4,700,000          $4,695,098.98
         110           Oakland                Michigan                  48334         $4,700,000          $4,673,474.18
         111           Washoe                 Nevada                    89511         $4,600,000          $4,584,050.90
         112           Fulton                 Georgia                   30318         $4,500,000          $4,477,959.31
         113           Broward                Florida                   33321         $4,000,000          $4,000,000.00
         114           Harris                 Texas                     77074         $4,000,000          $4,000,000.00
         115           Oklahoma               Oklahoma                  73134         $4,000,000          $3,988,651.00
         116           Richmond               Georgia                   30906         $3,920,000          $3,920,000.00
         117           Jefferson              Alabama                   35216         $3,850,000          $3,838,920.35
         118           Wake                   North Carolina            27609         $3,800,000          $3,800,000.00
         119           Lake                   Illinois                  60047         $3,750,000          $3,750,000.00
         120           Martinsville City      Virginia                  24112         $3,575,000          $3,575,000.00
         121           Henry                  Georgia                   30281         $3,550,000          $3,536,754.86
         122           Arapahoe               Colorado                  80015         $3,500,000          $3,500,000.00
         123           Palm Beach             Florida                   33463         $3,450,000          $3,431,830.81
         124           Contra Costa           California                94523         $3,400,000          $3,397,088.41
         125           Fayette                Kentucky                  40515         $3,050,000          $3,040,871.46
         126           Washoe                 Nevada                    89511         $3,000,000          $2,986,578.72
         127                                                                          $2,900,000          $2,897,463.50
       127.01          Los Angeles            California                90802
       127.02          Los Angeles            California                90802
         128           Montgomery             North Carolina            27209         $2,880,000          $2,880,000.00
         129           Pueblo                 Colorado                  81007         $2,770,000          $2,720,901.58
         130           Blaine                 Idaho                     83333         $2,700,000          $2,682,156.89
         131           Halifax                Virginia                  24592         $2,600,000          $2,600,000.00
         132           San Bernardino         California                91764         $2,600,000          $2,592,732.77
         133           Sonoma                 California                95407         $2,598,000          $2,586,800.55
         134           Anderson               Kentucky                  40342         $2,550,000          $2,544,919.26
         135           Jefferson              Louisiana                 70006         $2,500,000          $2,495,174.08
         136           San Joaquin            California                95219         $2,200,000          $2,191,433.69
         137           Los Angeles            California                90005         $2,025,000          $2,015,158.82
         138           Dallas                 Texas                     75146         $2,000,000          $1,991,921.16
         139           Dane                   Wisconsin                 53590         $1,850,000          $1,850,000.00
         140           Washoe                 Nevada                    89509         $1,425,000          $1,419,034.82
         141           Harris                 Texas                     77080         $1,125,000          $1,120,740.09
         142           Washoe                 Nevada                    89511         $1,125,000          $1,119,978.60

         2-C                                                                        $190,000,000        $188,198,440.84
         3-C                                                                         $15,000,000         $15,000,000.00
         8-C                                                                          $8,000,000          $8,000,000.00
        12-C                                                                         $12,000,000         $11,964,657.32
        14-C                                                                         $82,500,000         $82,500,000.00
        19-C                                                                         $48,200,000         $48,200,000.00
        70-C                                                                          $8,850,000          $8,850,000.00


                                                                                  Original Term
                                                                                       to
GCCFC 05-GG3 Loan ID   Monthly Debt Service   Gross Interest Rate    Seasoning   Maturity (mos.)
          1                   $1,261,361.78                4.4300%           2                61
          2                   $2,235,161.95                4.7800%           8                59
          3                   $1,336,285.31                5.9120%           0               120
          4                     $907,303.82                5.0000%           2                83
          5                     $772,887.50                5.0400%           1                60
          6                     $813,699.81                4.8050%           1                60
          7                     $579,437.50                5.0800%           2                60
          8                     $682,335.54                6.1500%           4               120
          9                     $575,656.40                5.6250%           2               120
         10                     $536,745.80                6.4390%           2                60
        10.01
        10.02
        10.03
        10.04
        10.05
        10.06
        10.07
        10.08
        10.09
         11                     $496,153.06                5.3450%           3                84
         12                     $490,411.26                6.7000%           4               120
         13                     $492,436.57                6.2000%           0               120
         14                     $700,343.75                5.5260%           2               120
         15                     $370,900.13                5.5450%           2               120
         16                     $394,569.47                5.8800%           4               120
         17                     $278,037.06                5.4800%           3                84
         18                     $304,151.95                5.7710%           1               120
         19                     $312,816.54                6.7560%           6                84
        19.01
        19.02
        19.03
         20                     $250,680.14                4.7600%           3                60
         21                     $218,926.77                5.4000%           2               120
         22                     $199,576.20                5.3600%           2               120
         23                     $199,801.09                5.6800%           4               120
         24                     $180,599.43                5.1300%           1                84
         25                     $142,375.35                5.4800%           5                60
         26                     $182,089.20                6.1150%           1               120
         27                     $169,226.25                6.0750%           5               120
         28                     $187,775.12                6.1000%           6               240
         29                     $145,386.31                5.4460%           3                84
         30                     $130,490.03                5.9000%           5               120
         31                     $121,037.16                5.5500%           4               120
         32                     $128,346.07                6.1800%           2               120
         33                     $114,544.53                5.2000%           8               120
         34                     $119,928.80                5.8860%           2               120
         35                     $112,381.01                5.3300%           2               120
        35.01
        35.02
         36                     $120,914.89                6.0780%           7                84
         37                     $108,657.73                5.3400%           2               120
         38                     $109,110.95                5.6030%           1                60
         39                      $97,725.03                5.3400%           2               120
         40                     $118,575.62                6.6000%           2               120
         41                     $107,024.54                6.3500%           4               120
         42                      $94,127.54                5.3800%           1               120
         43                      $98,353.72                5.9460%           2                84
         44                      $88,627.57                5.4620%           2                84
         45                      $84,372.92                5.1800%           0               120
         46                      $86,443.19                5.6350%           5               120
         47                      $83,109.50                5.2800%           1               120
        47.01
        47.02
        47.03
         48                      $82,830.56                5.2500%           4               120
         49                      $86,839.45                5.8000%           0               120
         50                      $96,100.70                6.3000%           5                60
         51                      $81,949.53                5.6480%           3               120
         52                      $85,291.94                6.1500%           2               120
        52.01
        52.02
         53                      $83,262.12                6.0930%           5                84
         54                      $78,389.85                5.5700%           5                96
         55                      $77,075.55                5.5500%           4               120
         56                      $70,248.11                5.2300%           3                84
         57                      $73,862.35                5.8650%           4               120
         58                      $68,685.31                5.5730%           3               120
         59                      $67,084.28                5.5500%           4               120
         60                      $64,525.05                5.4400%           3               120
         61                      $51,747.20                5.4200%           4                60
         62                      $63,101.35                5.4300%           3               120
         63                      $64,650.41                5.6500%           1               120
         64                      $57,564.05                5.3400%           2               120
         65                      $56,999.76                5.4900%           1               120
         66                      $52,891.20                6.2600%           7                60
        66.01
        66.02
         67                      $58,127.38                5.9000%           1               120
         68                      $54,729.35                5.6320%           3                84
         69                      $57,833.18                5.9720%           3               120
         70                      $53,060.22                6.0000%           6               120
         71                      $39,326.22                5.3500%           1                60
         72                      $48,137.38                5.3400%           1               120
         73                      $55,884.01                6.0900%           1               120
         74                      $52,004.72                6.1900%           7               120
         75                      $50,933.97                6.0500%           5                84
         76                      $47,410.52                5.4300%           3               120
         77                      $35,334.03                5.1000%           5                60
         78                      $45,838.56                5.4700%           5                96
         79                      $47,707.18                5.9500%           3               120
         80                      $42,314.22                5.3000%           1               120
         81                      $44,835.51                5.8500%           5               120
         82                      $41,554.75                5.2800%           1               120
         83                      $29,831.99                4.8500%           3                60
         84                      $42,031.61                5.6300%           1               120
         85                      $32,942.94                5.5700%           6                60
         86                      $39,877.08                5.5300%           2               120
         87                      $40,333.28                5.9000%           1               120
         88                      $37,190.18                5.2300%           2               120
         89                      $38,176.25                5.6000%           1               120
         90                      $37,602.55                5.6700%           8               120
         91                      $40,534.20                6.3400%           2                84
         92                      $36,168.50                5.5400%           0               120
         93                      $36,287.87                5.7400%           3               120
         94                      $34,940.92                5.5500%           4               120
         95                      $33,654.41                5.3900%           1               120
         96                      $34,806.52                5.8500%           5                84
         97                      $32,677.48                5.4300%           3               120
         98                      $33,991.36                5.9500%           5                84
         99                      $33,090.41                5.7830%           6               120
         100                     $33,118.96                5.8730%           4               120
         101                     $30,681.06                5.1800%           2                60
         102                     $30,610.10                5.3200%           5                60
         103                     $42,586.21                5.5800%           3               180
         104                     $27,605.45                5.1600%           2               120
         105                     $28,996.93                4.9200%           1               120
         106                     $28,098.98                5.5900%           4               120
         107                     $26,721.83                5.2300%           2               120
         108                     $26,940.18                5.4900%           2               120
         109                     $25,460.91                5.0800%           1               120
         110                     $27,547.47                5.7900%           6               120
         111                     $27,727.37                6.0500%           4               120
         112                     $25,975.61                5.6500%           5               120
         113                     $23,904.92                5.9700%           5               120
         114                     $22,386.38                5.3700%           1               120
         115                     $23,304.81                5.7350%           3               120
         116                     $21,938.66                5.3700%           1               120
         117                     $22,279.59                5.6730%           3               120
         118                     $19,745.49                6.1500%           7                60
         119                     $17,362.85                5.4800%           5                60
         120                     $20,523.32                5.6000%           5               120
         121                     $20,701.05                5.7430%           4               120
         122                     $19,283.80                5.2300%           2               120
         123                     $19,200.88                5.3200%           5                60
         124                     $20,112.28                5.8750%           1               120
         125                     $17,317.56                5.5000%           3               120
         126                     $18,083.07                6.0500%           5               120
         127                     $17,002.91                5.7930%           1               120
       127.01
       127.02
         128                     $17,304.11                6.0200%           6               120
         129                     $22,559.78                5.4500%           5               180
         130                     $17,644.54                6.1500%           5               120
         131                     $14,893.28                5.5800%           5               120
         132                     $15,255.58                5.8000%           3               120
         133                     $15,928.81                6.2100%           5               120
         134                     $14,128.61                5.2800%           2               120
         135                     $14,053.88                5.4100%           2               120
         136                     $12,574.30                5.5600%           4               120
         137                     $11,733.87                5.6850%           5               120
         138                     $12,621.64                6.4850%           5               120
         139                     $10,937.54                5.8700%           4               120
         140                      $8,852.90                6.3350%           5               120
         141                      $6,515.25                5.6800%           4               120
         142                      $6,788.40                6.0600%           5               120

         2-C                  $2,235,161.95                4.7800%           8                59
         3-C                  $1,336,285.31                5.9120%           0               120
         8-C                    $682,335.54                6.1500%           4               120
        12-C                    $490,411.26                6.7000%           4               120
        14-C                    $700,343.75                5.5260%           2               120
        19-C                    $312,816.54                6.7560%           6                84
        70-C                     $53,060.22                6.0000%           6               120


                       Stated Remaining                         Original       Remaining       Remaining
                           Term to        Original Interest   Amortization   Interest Only   Amortization
GCCFC 05-GG3 Loan ID   Maturity (mos.)    Only Term (mos.)     Term (mos.)   Period (mos.)    Term (mos.)
          1                          59                   0            360               0            358
          2                          51                   0            360               0            352
          3                         120                  36            360              36            360
          4                          81                  83             NA              81             NA
          5                          59                  60             NA              59             NA
          6                          59                   0            360               0            359
          7                          58                  60             NA              58             NA
          8                         116                  59            360              55            360
          9                         118                  47            360              45            360
         10                          58                  60             NA              58             NA
        10.01
        10.02
        10.03
        10.04
        10.05
        10.06
        10.07
        10.08
        10.09
         11                          81                  48            360              45            360
         12                         116                   0            360               0            356
         13                         120                   0            300               0            300
         14                         118                 120             NA             118             NA
         15                         118                  24            360              22            360
         16                         116                  59            324              55            324
         17                          81                  84             NA              81             NA
         18                         119                  12            360              11            360
         19                          78                  24            360              18            360
        19.01
        19.02
        19.03
         20                          57                  24            360              21            360
         21                         118                   0            300               0            298
         22                         118                   7            360               5            360
         23                         116                  36            360              32            360
         24                          83                  48            360              47            360
         25                          55                  60             NA              55             NA
         26                         119                  24            360              23            360
         27                         115                  60            360              55            360
         28                         234                   0            240               0            234
         29                          81                   0            300               0            297
         30                         115                  12            360               7            360
         31                         116                  24            360              20            360
         32                         118                  24            360              22            360
         33                         112                   0            360               0            352
         34                         118                   0            360               0            358
         35                         118                  24            360              22            360
        35.01
        35.02
         36                          77                   0            360               0            353
         37                         118                  24            360              22            360
         38                          59                  24            360              23            360
         39                         118                  24            360              22            360
         40                         118                   0            300               0            298
         41                         116                   0            360               0            356
         42                         119                  24            360              23            360
         43                          82                   0            360               0            358
         44                          82                  24            360              22            360
         45                         120                  24            360              24            360
         46                         115                  23            360              18            360
         47                         119                   0            360               0            359
        47.01
        47.02
        47.03
         48                         116                   0            360               0            356
         49                         120                   0            360               0            360
         50                          55                   0            300               0            295
         51                         117                  12            360               9            360
         52                         118                  24            360              22            360
        52.01
        52.02
         53                          79                   0            360               0            355
         54                          91                   0            360               0            355
         55                         116                  12            360               8            360
         56                          81                  24            360              21            360
         57                         116                   0            360               0            356
         58                         117                   0            360               0            357
         59                         116                  18            360              14            360
         60                         117                  12            360               9            360
         61                          56                  60             NA              56             NA
         62                         117                  12            360               9            360
         63                         119                   0            360               0            359
         64                         118                  24            360              22            360
         65                         119                   0            360               0            359
         66                          53                  60             NA              53             NA
        66.01
        66.02
         67                         119                   0            360               0            359
         68                          81                   0            360               0            357
         69                         117                   0            300               0            297
         70                         114                  12            360               6            360
         71                          59                  60             NA              59             NA
         72                         119                  24            360              23            360
         73                         119                   0            300               0            299
         74                         113                  60            360              53            360
         75                          79                  48            360              43            360
         76                         117                  24            360              21            360
         77                          55                  60             NA              55             NA
         78                          91                  60            360              55            360
         79                         117                   0            360               0            357
         80                         119                  24            360              23            360
         81                         115                   0            360               0            355
         82                         119                   0            360               0            359
         83                          57                  60             NA              57             NA
         84                         119                  12            336              11            336
         85                          54                  60             NA              54             NA
         86                         118                  12            360              10            360
         87                         119                   0            360               0            359
         88                         118                  24            360              22            360
         89                         119                   0            360               0            359
         90                         112                  18            360              10            360
         91                          82                  12            348              10            348
         92                         120                   0            360               0            360
         93                         117                   0            360               0            357
         94                         116                   0            360               0            356
         95                         119                  24            360              23            360
         96                          79                   0            360               0            355
         97                         117                  24            360              21            360
         98                          79                  24            360              19            360
         99                         114                   0            360               0            354
         100                        116                  24            360              20            360
         101                         58                  24            360              22            360
         102                         55                   0            360               0            355
         103                        177                   0            180               0            177
         104                        118                   0            360               0            358
         105                        119                   0            300               0            299
         106                        116                   0            360               0            356
         107                        118                  24            360              22            360
         108                        118                   0            360               0            358
         109                        119                   0            360               0            359
         110                        114                   0            360               0            354
         111                        116                   0            360               0            356
         112                        115                   0            360               0            355
         113                        115                  36            360              31            360
         114                        119                  12            360              11            360
         115                        117                   0            360               0            357
         116                        119                  24            360              23            360
         117                        117                   0            360               0            357
         118                         53                  60             NA              53             NA
         119                         55                  60             NA              55             NA
         120                        115                  24            360              19            360
         121                        116                   0            360               0            356
         122                        118                  24            360              22            360
         123                         55                   0            360               0            355
         124                        119                   0            360               0            359
         125                        117                   0            360               0            357
         126                        115                   0            360               0            355
         127                        119                   0            360               0            359
       127.01
       127.02
         128                        114                  12            360               6            360
         129                        175                   0            180               0            175
         130                        115                   0            300               0            295
         131                        115                  24            360              19            360
         132                        117                   0            360               0            357
         133                        115                   0            360               0            355
         134                        118                   0            360               0            358
         135                        118                   0            360               0            358
         136                        116                   0            360               0            356
         137                        115                   0            360               0            355
         138                        115                   0            360               0            355
         139                        116                  12            360               8            360
         140                        115                   0            360               0            355
         141                        116                   0            360               0            356
         142                        115                   0            360               0            355

         2-C                         51                   0            360               0            352
         3-C                        120                  36            360              36            360
         8-C                        116                  59            360              55            360
        12-C                        116                   0            360               0            356
        14-C                        118                 120             NA             118             NA
        19-C                         78                  24            360              18            360
        70-C                        114                  12            360               6            360


GCCFC 05-GG3 Loan ID   Interest Accrual Method (Actual/360 or 30/360)   Administrative Fee Rate    Master Servicing Fee
          1                              Actual/360                                      0.0206%                 0.0100%
          2                              Actual/360                                      0.0206%                 0.0100%
          3                              Actual/360                                      0.0206%                 0.0100%
          4                              Actual/360                                      0.0206%                 0.0100%
          5                              Actual/360                                      0.0206%                 0.0100%
          6                              Actual/360                                      0.0206%                 0.0100%
          7                              Actual/360                                      0.0206%                 0.0100%
          8                              Actual/360                                      0.0206%                 0.0100%
          9                              Actual/360                                      0.0206%                 0.0100%
         10                              Actual/360                                      0.0206%                 0.0100%
        10.01
        10.02
        10.03
        10.04
        10.05
        10.06
        10.07
        10.08
        10.09
         11                              Actual/360                                      0.0206%                 0.0100%
         12                              Actual/360                                      0.0206%                 0.0100%
         13                              Actual/360                                      0.0206%                 0.0100%
         14                              Actual/360                                      0.0406%                 0.0100%
         15                              Actual/360                                      0.0206%                 0.0100%
         16                              Actual/360                                      0.0206%                 0.0100%
         17                              Actual/360                                      0.0206%                 0.0100%
         18                              Actual/360                                      0.0506%                 0.0100%
         19                              Actual/360                                      0.0206%                 0.0100%
        19.01
        19.02
        19.03
         20                              Actual/360                                      0.0206%                 0.0100%
         21                              Actual/360                                      0.0206%                 0.0100%
         22                              Actual/360                                      0.0206%                 0.0100%
         23                              Actual/360                                      0.0206%                 0.0100%
         24                              Actual/360                                      0.0206%                 0.0100%
         25                              Actual/360                                      0.0806%                 0.0100%
         26                              Actual/360                                      0.0206%                 0.0100%
         27                              Actual/360                                      0.0706%                 0.0100%
         28                              Actual/360                                      0.0906%                 0.0100%
         29                              Actual/360                                      0.0206%                 0.0100%
         30                              Actual/360                                      0.0206%                 0.0100%
         31                              Actual/360                                      0.0206%                 0.0100%
         32                              Actual/360                                      0.0206%                 0.0100%
         33                              Actual/360                                      0.0206%                 0.0100%
         34                              Actual/360                                      0.0206%                 0.0100%
         35                              Actual/360                                      0.0206%                 0.0100%
        35.01
        35.02
         36                              Actual/360                                      0.0706%                 0.0100%
         37                              Actual/360                                      0.0206%                 0.0100%
         38                              Actual/360                                      0.0206%                 0.0100%
         39                              Actual/360                                      0.0206%                 0.0100%
         40                              Actual/360                                      0.0206%                 0.0100%
         41                              Actual/360                                      0.0206%                 0.0100%
         42                              Actual/360                                      0.0206%                 0.0100%
         43                              Actual/360                                      0.0206%                 0.0100%
         44                              Actual/360                                      0.0206%                 0.0100%
         45                              Actual/360                                      0.0206%                 0.0100%
         46                              Actual/360                                      0.0206%                 0.0100%
         47                              Actual/360                                      0.0506%                 0.0100%
        47.01
        47.02
        47.03
         48                              Actual/360                                      0.0206%                 0.0100%
         49                              Actual/360                                      0.0206%                 0.0100%
         50                              Actual/360                                      0.0206%                 0.0100%
         51                              Actual/360                                      0.0206%                 0.0100%
         52                              Actual/360                                      0.0206%                 0.0100%
        52.01
        52.02
         53                              Actual/360                                      0.0206%                 0.0100%
         54                              Actual/360                                      0.0206%                 0.0100%
         55                              Actual/360                                      0.0206%                 0.0100%
         56                              Actual/360                                      0.0906%                 0.0100%
         57                              Actual/360                                      0.0206%                 0.0100%
         58                              Actual/360                                      0.0206%                 0.0100%
         59                              Actual/360                                      0.0806%                 0.0100%
         60                              Actual/360                                      0.0206%                 0.0100%
         61                              Actual/360                                      0.0206%                 0.0100%
         62                              Actual/360                                      0.0206%                 0.0100%
         63                              Actual/360                                      0.0206%                 0.0100%
         64                              Actual/360                                      0.0206%                 0.0100%
         65                              Actual/360                                      0.0206%                 0.0100%
         66                              Actual/360                                      0.0206%                 0.0100%
        66.01
        66.02
         67                              Actual/360                                      0.0806%                 0.0100%
         68                              Actual/360                                      0.0206%                 0.0100%
         69                              Actual/360                                      0.0206%                 0.0100%
         70                              Actual/360                                      0.0206%                 0.0100%
         71                              Actual/360                                      0.0206%                 0.0100%
         72                              Actual/360                                      0.0206%                 0.0100%
         73                              Actual/360                                      0.0206%                 0.0100%
         74                              Actual/360                                      0.0206%                 0.0100%
         75                              Actual/360                                      0.0206%                 0.0100%
         76                              Actual/360                                      0.0206%                 0.0100%
         77                              Actual/360                                      0.0206%                 0.0100%
         78                              Actual/360                                      0.0206%                 0.0100%
         79                              Actual/360                                      0.0206%                 0.0100%
         80                              Actual/360                                      0.0206%                 0.0100%
         81                              Actual/360                                      0.0806%                 0.0100%
         82                              Actual/360                                      0.0206%                 0.0100%
         83                              Actual/360                                      0.0206%                 0.0100%
         84                              Actual/360                                      0.0706%                 0.0100%
         85                              Actual/360                                      0.0206%                 0.0100%
         86                              Actual/360                                      0.0806%                 0.0100%
         87                              Actual/360                                      0.0806%                 0.0100%
         88                              Actual/360                                      0.0706%                 0.0100%
         89                              Actual/360                                      0.0206%                 0.0100%
         90                              Actual/360                                      0.0706%                 0.0100%
         91                              Actual/360                                      0.0206%                 0.0100%
         92                              Actual/360                                      0.0206%                 0.0100%
         93                              Actual/360                                      0.0206%                 0.0100%
         94                              Actual/360                                      0.0906%                 0.0100%
         95                              Actual/360                                      0.0206%                 0.0100%
         96                              Actual/360                                      0.0206%                 0.0100%
         97                              Actual/360                                      0.0206%                 0.0100%
         98                              Actual/360                                      0.0206%                 0.0100%
         99                              Actual/360                                      0.0206%                 0.0100%
         100                             Actual/360                                      0.0206%                 0.0100%
         101                             Actual/360                                      0.0206%                 0.0100%
         102                             Actual/360                                      0.0206%                 0.0100%
         103                             Actual/360                                      0.0206%                 0.0100%
         104                             Actual/360                                      0.0206%                 0.0100%
         105                             Actual/360                                      0.0206%                 0.0100%
         106                             Actual/360                                      0.0206%                 0.0100%
         107                             Actual/360                                      0.0706%                 0.0100%
         108                             Actual/360                                      0.0206%                 0.0100%
         109                             Actual/360                                      0.0206%                 0.0100%
         110                             Actual/360                                      0.0206%                 0.0100%
         111                             Actual/360                                      0.0206%                 0.0100%
         112                             Actual/360                                      0.0206%                 0.0100%
         113                             Actual/360                                      0.0206%                 0.0100%
         114                             Actual/360                                      0.0206%                 0.0100%
         115                             Actual/360                                      0.0206%                 0.0100%
         116                             Actual/360                                      0.0206%                 0.0100%
         117                             Actual/360                                      0.0206%                 0.0100%
         118                             Actual/360                                      0.0206%                 0.0100%
         119                             Actual/360                                      0.0906%                 0.0100%
         120                             Actual/360                                      0.0206%                 0.0100%
         121                             Actual/360                                      0.0206%                 0.0100%
         122                             Actual/360                                      0.0706%                 0.0100%
         123                             Actual/360                                      0.0206%                 0.0100%
         124                             Actual/360                                      0.0206%                 0.0100%
         125                             Actual/360                                      0.0206%                 0.0100%
         126                             Actual/360                                      0.0206%                 0.0100%
         127                             Actual/360                                      0.0206%                 0.0100%
       127.01
       127.02
         128                             Actual/360                                      0.0206%                 0.0100%
         129                             Actual/360                                      0.0206%                 0.0100%
         130                             Actual/360                                      0.0906%                 0.0100%
         131                             Actual/360                                      0.0706%                 0.0100%
         132                             Actual/360                                      0.0206%                 0.0100%
         133                             Actual/360                                      0.0206%                 0.0100%
         134                             Actual/360                                      0.0206%                 0.0100%
         135                             Actual/360                                      0.0206%                 0.0100%
         136                             Actual/360                                      0.0206%                 0.0100%
         137                             Actual/360                                      0.0206%                 0.0100%
         138                             Actual/360                                      0.0206%                 0.0100%
         139                             Actual/360                                      0.0206%                 0.0100%
         140                             Actual/360                                      0.0206%                 0.0100%
         141                             Actual/360                                      0.0206%                 0.0100%
         142                             Actual/360                                      0.0206%                 0.0100%

         2-C                             Actual/360                                      0.0100%                 0.0000%
         3-C                             Actual/360                                      0.0100%                 0.0000%
         8-C                             Actual/360                                      0.0100%                 0.0000%
        12-C                             Actual/360                                      0.0100%                 0.0000%
        14-C                             Actual/360                                      0.0300%                 0.0000%
        19-C                             Actual/360                                      0.0100%                 0.0000%
        70-C                             Actual/360                                      0.0000%                 0.0000%




GCCFC 05-GG3 Loan ID   Primary Servicing Fee    Ownership Interest (Fee/Leasehold)
          1                           0.0100%               Fee Simple
          2                           0.0100%         Fee Simple / Leasehold
          3                           0.0100%               Fee Simple
          4                           0.0100%               Fee Simple
          5                           0.0100%               Fee Simple
          6                           0.0100%               Leasehold
          7                           0.0100%               Fee Simple
          8                           0.0100%               Fee Simple
          9                           0.0100%               Fee Simple
         10                           0.0100%
        10.01                                               Fee Simple
        10.02                                               Fee Simple
        10.03                                               Fee Simple
        10.04                                               Fee Simple
        10.05                                               Fee Simple
        10.06                                               Fee Simple
        10.07                                               Fee Simple
        10.08                                               Fee Simple
        10.09                                               Fee Simple
         11                           0.0100%               Fee Simple
         12                           0.0100%               Fee Simple
         13                           0.0100%         Fee Simple / Leasehold
         14                           0.0300%               Fee Simple
         15                           0.0100%               Fee Simple
         16                           0.0100%               Fee Simple
         17                           0.0100%               Fee Simple
         18                           0.0400%               Fee Simple
         19                           0.0100%
        19.01                                               Fee Simple
        19.02                                         Fee Simple / Leasehold
        19.03                                               Leasehold
         20                           0.0100%               Fee Simple
         21                           0.0100%               Fee Simple
         22                           0.0100%               Fee Simple
         23                           0.0100%               Fee Simple
         24                           0.0100%               Fee Simple
         25                           0.0700%         Fee Simple / Leasehold
         26                           0.0100%               Fee Simple
         27                           0.0600%               Fee Simple
         28                           0.0800%               Fee Simple
         29                           0.0100%         Fee Simple / Leasehold
         30                           0.0100%               Fee Simple
         31                           0.0100%               Fee Simple
         32                           0.0100%               Fee Simple
         33                           0.0100%               Fee Simple
         34                           0.0100%               Fee Simple
         35                           0.0100%
        35.01                                               Fee Simple
        35.02                                               Fee Simple
         36                           0.0600%               Fee Simple
         37                           0.0100%               Fee Simple
         38                           0.0100%               Leasehold
         39                           0.0100%               Fee Simple
         40                           0.0100%               Fee Simple
         41                           0.0100%               Fee Simple
         42                           0.0100%               Fee Simple
         43                           0.0100%         Fee Simple / Leasehold
         44                           0.0100%               Fee Simple
         45                           0.0100%               Leasehold
         46                           0.0100%               Fee Simple
         47                           0.0400%
        47.01                                               Fee Simple
        47.02                                               Fee Simple
        47.03                                               Fee Simple
         48                           0.0100%               Fee Simple
         49                           0.0100%               Fee Simple
         50                           0.0100%               Leasehold
         51                           0.0100%               Fee Simple
         52                           0.0100%
        52.01                                               Fee Simple
        52.02                                               Fee Simple
         53                           0.0100%               Fee Simple
         54                           0.0100%               Fee Simple
         55                           0.0100%               Fee Simple
         56                           0.0800%               Fee Simple
         57                           0.0100%               Fee Simple
         58                           0.0100%               Fee Simple
         59                           0.0700%               Fee Simple
         60                           0.0100%               Fee Simple
         61                           0.0100%               Fee Simple
         62                           0.0100%               Fee Simple
         63                           0.0100%               Fee Simple
         64                           0.0100%               Fee Simple
         65                           0.0100%               Fee Simple
         66                           0.0100%
        66.01                                               Fee Simple
        66.02                                               Fee Simple
         67                           0.0700%               Fee Simple
         68                           0.0100%               Fee Simple
         69                           0.0100%               Fee Simple
         70                           0.0100%               Fee Simple
         71                           0.0100%               Fee Simple
         72                           0.0100%               Fee Simple
         73                           0.0100%               Fee Simple
         74                           0.0100%               Fee Simple
         75                           0.0100%               Fee Simple
         76                           0.0100%               Fee Simple
         77                           0.0100%               Fee Simple
         78                           0.0100%               Fee Simple
         79                           0.0100%               Fee Simple
         80                           0.0100%               Fee Simple
         81                           0.0700%               Fee Simple
         82                           0.0100%               Fee Simple
         83                           0.0100%               Fee Simple
         84                           0.0600%               Fee Simple
         85                           0.0100%               Fee Simple
         86                           0.0700%               Fee Simple
         87                           0.0700%               Fee Simple
         88                           0.0600%               Fee Simple
         89                           0.0100%               Fee Simple
         90                           0.0600%               Fee Simple
         91                           0.0100%               Fee Simple
         92                           0.0100%               Fee Simple
         93                           0.0100%               Fee Simple
         94                           0.0800%               Fee Simple
         95                           0.0100%               Fee Simple
         96                           0.0100%               Fee Simple
         97                           0.0100%               Fee Simple
         98                           0.0100%               Fee Simple
         99                           0.0100%               Fee Simple
         100                          0.0100%               Fee Simple
         101                          0.0100%               Fee Simple
         102                          0.0100%               Fee Simple
         103                          0.0100%               Fee Simple
         104                          0.0100%               Fee Simple
         105                          0.0100%               Fee Simple
         106                          0.0100%               Fee Simple
         107                          0.0600%               Fee Simple
         108                          0.0100%               Fee Simple
         109                          0.0100%               Fee Simple
         110                          0.0100%               Fee Simple
         111                          0.0100%               Fee Simple
         112                          0.0100%               Fee Simple
         113                          0.0100%               Fee Simple
         114                          0.0100%               Fee Simple
         115                          0.0100%               Fee Simple
         116                          0.0100%               Fee Simple
         117                          0.0100%               Fee Simple
         118                          0.0100%               Fee Simple
         119                          0.0800%               Fee Simple
         120                          0.0100%               Fee Simple
         121                          0.0100%               Fee Simple
         122                          0.0600%               Fee Simple
         123                          0.0100%               Fee Simple
         124                          0.0100%               Fee Simple
         125                          0.0100%         Fee Simple / Leasehold
         126                          0.0100%               Fee Simple
         127                          0.0100%
       127.01                                               Fee Simple
       127.02                                               Fee Simple
         128                          0.0100%               Fee Simple
         129                          0.0100%               Fee Simple
         130                          0.0800%               Fee Simple
         131                          0.0600%               Fee Simple
         132                          0.0100%               Fee Simple
         133                          0.0100%               Fee Simple
         134                          0.0100%               Fee Simple
         135                          0.0100%               Fee Simple
         136                          0.0100%               Fee Simple
         137                          0.0100%               Fee Simple
         138                          0.0100%               Fee Simple
         139                          0.0100%               Fee Simple
         140                          0.0100%               Fee Simple
         141                          0.0100%               Fee Simple
         142                          0.0100%               Fee Simple

         2-C                          0.0100%
         3-C                          0.0100%
         8-C                          0.0100%
        12-C                          0.0100%
        14-C                          0.0300%
        19-C                          0.0100%
        70-C                          0.0000%




GCCFC 05-GG3 Loan ID   Mortgage Loan Seller       Originator       Prepayment Type
          1              GSMC/Commerzbank     Archon/Commerzbank   Lockout/26_Defeasance/28_0%/7
          2              GSMC/Commerzbank           Archon         Lockout/32_Defeasance/22_0%/5
          3                    GCFP                  GCFP          Lockout/23_Defeasance/93_O%/4
          4                    GSMC                 Archon         Lockout/26_>YM or 1% or Defeasance/53_0%/4
          5                    GSMC                 Archon         Lockout/25_Defeasance/31_0%/4
          6              GSMC/Commerzbank     Archon/Commerzbank   Lockout/25_Defeasance/28_0%/7
          7                    GSMC                 Archon         Lockout/26_>YM or 2%/21_>YM or 1%/9_0%/4
          8                    GCFP                  GCFP          Lockout/28_Defeasance/89_0%/3
          9                    GCFP                  GCFP          Lockout/26_Defeasance/90_0%/4
         10                    GCFP                  GCFP          Lockout/26_Defeasance/31_0%/3
        10.01
        10.02
        10.03
        10.04
        10.05
        10.06
        10.07
        10.08
        10.09
         11                    GCFP                  GCFP          Lockout/27_Defeasance/54_0%/3
         12                    GCFP                  GCFP          Lockout/28_Defeasance/88_0%/4
         13                    GSMC                 Archon         Lockout/24_Defeasance/92_0%/4
         14                    GCFP             Morgan Stanley     Lockout/26_Defeasance/90_0%/4
         15                    GCFP                  GCFP          Lockout/26_Defeasance/90_0%/4
         16                    GCFP                  GCFP          Lockout/28_Defeasance/89_0%/3
         17                    GCFP                  GCFP          Lockout/27_Defeasance/53_0%/4
         18                    GCFP                  GCFP          Lockout/25_Defeasance/90_O%/5
         19                    GCFP                  GCFP          Lockout/30_Defeasance/51_0%/3
        19.01
        19.02
        19.03
         20                    GSMC                 Archon         Lockout/27_Defeasance/29_0%/4
         21                    GCFP                  GCFP          Lockout/26_Defeasance/90_0%/4
         22                    GCFP                  GCFP          Lockout/26_Defeasance/90_0%/4
         23                    GSMC                 Archon         Lockout/28_Defeasance/88_0%/4
         24                    GCFP                  GCFP          Lockout/25_Defeasance/55_0%/4
         25                    GSMC                 Archon         Lockout/29_Defeasance/27_0%/4
         26                    GCFP                  GCFP          Lockout/25_Defeasance/93_0%/2
         27                    GCFP                  GCFP          Lockout/29_Defeasance/87_0%/4
         28                    GSMC                 Archon         Lockout/30_Defeasance/185_0%/25
         29                    GCFP                  GCFP          Lockout/27_Defeasance/53_0%/4
         30                    GSMC                 Archon         Lockout/29_Defeasance/87_0%/4
         31                    GSMC                 Archon         Lockout/28_Defeasance/88_0%/4
         32                    GCFP                  GCFP          Lockout/26_Defeasance/91_0%/3
         33                    GCFP                  GCFP          Lockout/32_Defeasance/84_0%/4
         34                    GCFP                  GCFP          Lockout/26_Defeasance/91_0%/3
         35                    GCFP                  GCFP          Lockout/26_Defeasance/90_0%/4
        35.01
        35.02
         36                    GCFP                  GCFP          Lockout/31_Defeasance/49_0%/4
         37                    GCFP                  GCFP          Lockout/26_Defeasance/91_0%/3
         38                    GCFP                  GCFP          Lockout/25_Defeasance/31_0%/4
         39                    GCFP                  GCFP          Lockout/26_Defeasance/91_0%/3
         40                    GCFP                  GCFP          Lockout/26_Defeasance/90_0%/4
         41                    GCFP                  GCFP          Lockout/28_Defeasance/88_0%/4
         42                    GSMC                 Archon         Lockout/25_Defeasance/91_0%/4
         43                    GCFP                  GCFP          Lockout/26_Defeasance/51_0%/7
         44                    GCFP                  GCFP          Lockout/26_Defeasance/51_0%/7
         45                    GSMC                 Archon         Lockout/24_Defeasance/92_0%/4
         46                    GCFP                  GCFP          Lockout/29_Defeasance/87_0%/4
         47                    GSMC                 Archon         Lockout/25_Defeasance/91_0%/4
        47.01
        47.02
        47.03
         48                    GCFP                  GCFP          Lockout/28_Defeasance/89_0%/3
         49                    GCFP                  GCFP          Lockout/24_Defeasance/92_0%/4
         50                    GCFP                  GCFP          Lockout/29_Defeasance/27_0%/4
         51                    GCFP                  GCFP          Lockout/27_Defeasance/89_0%/4
         52                    GCFP                  GCFP          Lockout/26_Defeasance/91_0%/3
        52.01
        52.02
         53                    GCFP                  GCFP          Lockout/29_Defeasance/51_0%/4
         54                    GCFP                  GCFP          Lockout/29_Defeasance/63_0%/4
         55                    GSMC                 Archon         Lockout/28_Defeasance/88_0%/4
         56                    GSMC                 Archon         Lockout/27_Defeasance/52_0%/5
         57                    GCFP                  GCFP          Lockout/28_Defeasance/88_0%/4
         58                    GCFP                  GCFP          Lockout/27_Defeasance/86_0%/7
         59                    GSMC                 Archon         Lockout/28_Defeasance/88_0%/4
         60                    GSMC                 Archon         Lockout/27_Defeasance/89_0%/4
         61                    GSMC                 Archon         Lockout/28_Defeasance/28_0%/4
         62                    GSMC                 Archon         Lockout/27_Defeasance/89_0%/4
         63                    GSMC                 Archon         Lockout/25_Defeasance/91_0%/4
         64                    GSMC                 Archon         Lockout/26_Defeasance/90_0%/4
         65                    GCFP                  GCFP          Lockout/25_Defeasance/91_0%/4
         66                    GCFP                  GCFP          Lockout/31_Defeasance/25_0%/4
        66.01
        66.02
         67                    GSMC                 Archon         Lockout/25_Defeasance/91_0%/4
         68                    GCFP                  GCFP          Lockout/27_Defeasance/54_0%/3
         69                    GCFP                  GCFP          Lockout/27_Defeasance/89_0%/4
         70                    GSMC                 Archon         Lockout/30_Defeasance/86_0%/4
         71                    GSMC                 Archon         Lockout/25_Defeasance/31_0%/4
         72                    GCFP                  GCFP          Lockout/25_Defeasance/91_0%/4
         73                    GCFP                  GCFP          Lockout/25_Defeasance/91_0%/4
         74                    GSMC                 Archon         Lockout/31_Defeasance/85_0%/4
         75                    GCFP                  GCFP          Lockout/29_Defeasance/51_0%/4
         76                    GSMC                 Archon         Lockout/27_>YM or 1%/89_0%/4
         77                    GSMC                 Archon         Lockout/29_Defeasance/27_0%/4
         78                    GSMC                 Archon         Lockout/29_>YM or 1% or Defeasance/63_0%/4
         79                    GCFP                  GCFP          Lockout/59_> YM or 1%/57_0%/4
         80                    GSMC                 Archon         Lockout/25_Defeasance/91_0%/4
         81                    GSMC                 Archon         Lockout/29_Defeasance/87_0%/4
         82                    GCFP                  GCFP          Lockout/25_Defeasance/91_0%/4
         83                    GSMC                 Archon         Lockout/27_Defeasance/29_0%/4
         84                    GSMC                 Archon         Lockout/25_Defeasance/91_0%/4
         85                    GSMC                 Archon         Lockout/30_Defeasance/26_0%/4
         86                    GSMC                 Archon         Lockout/26_Defeasance/90_0%/4
         87                    GSMC                 Archon         Lockout/25_Defeasance/91_0%/4
         88                    GSMC                 Archon         Lockout/26_Defeasance/90_0%/4
         89                    GCFP                  GCFP          Lockout/25_Defeasance/91_0%/4
         90                    GSMC                 Archon         Lockout/32_Defeasance/84_0%/4
         91                    GCFP                  GCFP          Lockout/26_Defeasance/54_0%/4
         92                    GCFP                  GCFP          Lockout/58_> YM or 1%/58_0%/4
         93                    GCFP                  GCFP          Lockout/59_> YM or 1%/57_0%/4
         94                    GSMC                 Archon         Lockout/28_Defeasance/88_0%/4
         95                    GSMC                 Archon         Lockout/25_Defeasance/91_0%/4
         96                    GCFP                  GCFP          Lockout/29_Defeasance/51_0%/4
         97                    GSMC                 Archon         Lockout/27_>YM or 1%/89_0%/4
         98                    GSMC                 Archon         Lockout/29_Defeasance/51_0%/4
         99                    GCFP                  GCFP          Lockout/30_Defeasance/86_0%/4
         100                   GCFP                  GCFP          Lockout/41_YM+1%/75_0%/4
         101                   GSMC                 Archon         Lockout/26_Defeasance/30_0%/4
         102                   GSMC                 Archon         Lockout/29_Defeasance/27_0%/4
         103                   GSMC                 Archon         Lockout/27_Defeasance/149_0%/4
         104                   GSMC                 Archon         Lockout/26_Defeasance/90_0%/4
         105                   GSMC                 Archon         Lockout/25_Defeasance/91_0%/4
         106                   GCFP                  GCFP          Lockout/28_Defeasance/88_0%/4
         107                   GSMC                 Archon         Lockout/26_Defeasance/90_0%/4
         108                   GCFP                  GCFP          Lockout/26_Defeasance/90_0%/4
         109                   GSMC                 Archon         Lockout/25_Defeasance/91_0%/4
         110                   GSMC                 Archon         Lockout/30_Defeasance/86_0%/4
         111                   GCFP                  GCFP          Lockout/59_> YM or 1%/57_0%/4
         112                   GCFP                  GCFP          Lockout/29_Defeasance/87_0%/4
         113                   GSMC                 Archon         Lockout/29_Defeasance/87_0%/4
         114                   GSMC                 Archon         Lockout/25_Defeasance/91_0%/4
         115                   GCFP                  GCFP          Lockout/27_Defeasance/89_0%/4
         116                   GSMC                 Archon         Lockout/25_Defeasance/91_0%/4
         117                   GCFP                  GCFP          Lockout/27_Defeasance/89_0%/4
         118                   GCFP                  GCFP          Lockout/31_Defeasance/25_0%/4
         119                   GSMC                 Archon         Lockout/29_Defeasance/27_0%/4
         120                   GSMC                 Archon         Lockout/29_Defeasance/87_0%/4
         121                   GCFP                  GCFP          Lockout/28_Defeasance/88_0%/4
         122                   GSMC                 Archon         Lockout/26_Defeasance/90_0%/4
         123                   GSMC                 Archon         Lockout/29_Defeasance/27_0%/4
         124                   GCFP                  GCFP          Lockout/59_> YM or 1%/57_0%/4
         125                   GSMC                 Archon         Lockout/27_Defeasance/89_0%/4
         126                   GCFP                  GCFP          Lockout/59_> YM or 1%/57_0%/4
         127                   GCFP                  GCFP          Lockout/25_Defeasance/92_0%/3
       127.01
       127.02
         128                   GSMC                 Archon         Lockout/30_Defeasance/86_0%/4
         129                   GSMC                 Archon         Lockout/29_>YM or 1%/147_0%/4
         130                   GCFP                  GCFP          Lockout/29_Defeasance/87_0%/4
         131                   GSMC                 Archon         Lockout/29_Defeasance/87_0%/4
         132                   GSMC                 Archon         Lockout/27_Defeasance/89_0%/4
         133                   GCFP                  GCFP          Lockout/29_Defeasance/87_0%/4
         134                   GSMC                 Archon         Lockout/26_Defeasance/90_0%/4
         135                   GCFP                  GCFP          Lockout/26_Defeasance/90_0%/4
         136                   GCFP                  GCFP          Lockout/28_Defeasance/89_0%/3
         137                   GCFP                  GCFP          Lockout/29_Defeasance/86_0%/5
         138                   GCFP                  GCFP          Lockout/29_Defeasance/87_0%/4
         139                   GSMC                 Archon         Lockout/28_Defeasance/88_0%/4
         140                   GCFP                  GCFP          Lockout/59_> YM or 1%/57_0%/4
         141                   GCFP                  GCFP          Lockout/28_Defeasance/89_0%/3
         142                   GCFP                  GCFP          Lockout/59_> YM or 1%/57_0%/4

         2-C
         3-C
         8-C
        12-C
        14-C
        19-C
        70-C



GCCFC 05-GG3 Loan ID         Crossed With Other Loans (Crossed Group)
          1                                   NAP
          2                                   NAP
          3                                   NAP
          4                                   NAP
          5                                   NAP
          6                                   NAP
          7                                   NAP
          8                                   NAP
          9                                   NAP
         10                                   NAP
        10.01                                 NAP
        10.02                                 NAP
        10.03                                 NAP
        10.04                                 NAP
        10.05                                 NAP
        10.06                                 NAP
        10.07                                 NAP
        10.08                                 NAP
        10.09                                 NAP
         11                                   NAP
         12                                   NAP
         13                                   NAP
         14                                   NAP
         15                                   NAP
         16                                   NAP
         17                                   NAP
         18                                   NAP
         19                                   NAP
        19.01                                 NAP
        19.02                                 NAP
        19.03                                 NAP
         20                                   NAP
         21                                   NAP
         22                                   NAP
         23                                   NAP
         24                                   NAP
         25                                   NAP
         26                                   NAP
         27                                   NAP
         28                                   NAP
         29                                   NAP
         30                                   NAP
         31                                   NAP
         32                                   NAP
         33                                   NAP
         34                                   NAP
         35                                   NAP
        35.01                                 NAP
        35.02                                 NAP
         36                                   NAP
         37                                   NAP
         38                                   NAP
         39                                   NAP
         40                                   NAP
         41                                   NAP
         42                                   NAP
         43                                   NAP
         44                                   NAP
         45                                   NAP
         46                                   NAP
         47                                   NAP
        47.01                                 NAP
        47.02                                 NAP
        47.03                                 NAP
         48                                   NAP
         49                                   NAP
         50                                   NAP
         51                                   NAP
         52                                   NAP
        52.01                                 NAP
        52.02                                 NAP
         53                                   NAP
         54                                   NAP
         55                                   NAP
         56                                   NAP
         57                                   NAP
         58                                   NAP
         59                                   NAP
         60                                   NAP
         61                                   NAP
         62                                   NAP
         63                                   NAP
         64                                   NAP
         65                                   NAP
         66                                   NAP
        66.01                                 NAP
        66.02                                 NAP
         67                                   NAP
         68                                   NAP
         69                                   NAP
         70                                   NAP
         71                                   NAP
         72                                   NAP
         73                                   NAP
         74                                   NAP
         75                                   NAP
         76                                   NAP
         77                                   NAP
         78                                   NAP
         79                                   NAP
         80                                   NAP
         81                                   NAP
         82                                   NAP
         83                                   NAP
         84                                   NAP
         85                                   NAP
         86                                   NAP
         87                                   NAP
         88                                   NAP
         89                                   NAP
         90                                   NAP
         91                                   NAP
         92                                   NAP
         93                                   NAP
         94                                   NAP
         95                                   NAP
         96                                   NAP
         97                                   NAP
         98                                   NAP
         99                                   NAP
         100                                  NAP
         101                                  NAP
         102                                  NAP
         103                                  NAP
         104                                  NAP
         105                                  NAP
         106                                  NAP
         107                                  NAP
         108                                  NAP
         109                                  NAP
         110                                  NAP
         111                                  NAP
         112                                  NAP
         113                                  NAP
         114                                  NAP
         115                                  NAP
         116                                  NAP
         117                                  NAP
         118                                  NAP
         119                                  NAP
         120                                  NAP
         121                                  NAP
         122                                  NAP
         123                                  NAP
         124                                  NAP
         125                                  NAP
         126                                  NAP
         127                                  NAP
       127.01                                 NAP
       127.02                                 NAP
         128                                  NAP
         129                                  NAP
         130                                  NAP
         131                                  NAP
         132                                  NAP
         133                                  NAP
         134                                  NAP
         135                                  NAP
         136                                  NAP
         137                                  NAP
         138                                  NAP
         139                                  NAP
         140                                  NAP
         141                                  NAP
         142                                  NAP

         2-C
         3-C
         8-C
        12-C
        14-C
        19-C
        70-C

GCCFC 05-GG3
   Loan ID           Control_Number                     Loan ID                     Loan Name
      1              00-1001130                       00-1001130                    North Star Mall
      2              09-1001118                       09-1001118                    Grand Canal Shoppes at the Venetian
      3              04-0773                          04-0773                       1440 Broadway
      4              00-1001129                       00-1001129                    The Crescent
      5              00-1001131                       00-1001131                    498 Seventh Avenue
      6              00-1001132                       00-1001132                    Mall St. Matthews
      7              09-0002005                       09-0002005                    Westin Kierland
      8              04-0662                          04-0662                       Shops at Wailea
      9              04-0975                          04-0975                       Waikiki Galleria
      10             04-1136                          04-1136                       Place Properties Portfolio
    10.01            04-1136                          04-1136                       Clayton Place
    10.02            04-1136                          04-1136                       River Place
    10.03            04-1136                          04-1136                       Jacksonville Place
    10.04            04-1136                          04-1136                       Troy Place
    10.05            04-1136                          04-1136                       Martin Place
    10.06            04-1136                          04-1136                       Cape Place
    10.07            04-1136                          04-1136                       Clemson Place
    10.08            04-1136                          04-1136                       Macon Place
    10.09            04-1136                          04-1136                       Murray Place
      11             04-1007                          04-1007                       1700 Market Street
      12             04-0140                          04-0140                       2040 Main Street
      13             00-1001133                       00-1001133                    Doral Arrowwood Hotel
      14             04-1247                          04-1247                       1370 Avenue of the Americas
      15             04-1228                          04-1228                       One South Street
      16             04-0744                          04-0744                       South Park Mall
      17             04-0449                          04-0449                       Village at Orange
      18             04-0826                          04-0826                       Mayfaire Town Center
      19             04-0829                          04-0829                       Birtcher/Charlesbank Office Portfolio
    19.01            04-0829                          04-0829                       Park Tower
    19.02            04-0829                          04-0829                       801 Civic Center Drive
    19.03            04-0829                          04-0829                       Transit Tower
      20             09-0001999                       09-0001999                    Atlanta Decorative Arts Center
      21             04-1347                          04-1347                       Hilton Nashville Downtown
      22             04-1143                          04-1143                       3100 Thornton
      23             09-0001980                       09-0001980                    Lake Arrowhead Village
      24             04-1435                          04-1435                       Olathe Station
      25             09-0001968                       09-0001968                    One Financial Plaza
      26             04-0917                          04-0917                       Executive Campus
      27             04-0551                          04-0551                       1341 G Street
      28             09-0001954                       09-0001954                    FAA Building
      29             04-1086                          04-1086                       Hyatt Regency Albuquerque
      30             09-0001950                       09-0001950                    Groton Estates
      31             09-0001974                       09-0001974                    Champions of the West Tower
      32             04-1059                          04-1059                       Irvine Technology Center-I
      33             04-0276                          04-0276                       2470 Highcrest Road
      34             04-1229                          04-1229                       Lee Farm Corporate Center
      35             04-1085                          04-1085                       Mills Pointe/Arapahoe Village Portfolio
    35.01            04-1085                          04-1085                       Mills Pointe
    35.02            04-1085                          04-1085                       Arapaho Village
      36             03-0873                          03-0873                       St Louis Place
      37             04-1158                          04-1158                       Portofino Plaza
      38             04-0904                          04-0904                       500 East 84th Avenue
      39             04-1157                          04-1157                       Piazza Del Sol
      40             04-0787                          04-0787                       Hotel Burnham
      41             04-0862                          04-0862                       Magnolia Village
      42             09-0002018                       09-0002018                    1355 Beverly Road
      43             04-0948                          04-0948                       Capitol Center
      44             04-0809                          04-0809                       Seattle Tower
      45             09-0002020                       09-0002020                    Marketplace at Kapolei
      46             04-0945                          04-0945                       New Loudon Center
      47             09-0002006                       09-0002006                    H.H. Gregg Retail Portfolio
    47.01            09-0002006C                      09-0002006C                   Clarksville Commons
    47.02            09-0002006B                      09-0002006B                   East Washington Street
    47.03            09-0002006A                      09-0002006A                   U.S. 31 South
      48             04-0522                          04-0522                       North Mountain Village Apartments
      49             04-1290                          04-1290                       Prospect Place Office
      50             04-0889                          04-0889                       Radisson Metrodome
      51             04-0778                          04-0778                       Waynechester Plaza
      52             04-0747                          04-0747                       Dack Portfolio
    52.01            04-0747                          04-0747                       Energy Park I & II
    52.02            04-0747                          04-0747                       Maryland Way
      53             04-0731                          04-0731                       711 Atlantic Avenue
      54             04-0857                          04-0857                       The Plaza at Encinitas Ranch
      55             09-0001973                       09-0001973                    University Plaza
      56             09-0001985                       09-0001985                    Wells Fargo Building
      57             04-0794                          04-0794                       Fremont Moreno Center
      58             04-0311                          04-0311                       Pleasant Valley
      59             09-0001951                       09-0001951                    25 Melville Road
      60             09-0001981                       09-0001981                    Village Shopping Center
      61             09-0001953                       09-0001953                    Casas Adobes Plaza
      62             09-0001991                       09-0001991                    Shoppes at Letson Farms
      63             09-0002002                       09-0002002                    Bloomfield Park Gateway Center
      64             09-0002012                       09-0002012                    Hollidaysburg Manor Apts
      65             04-1205                          04-1205                       Northfield Commons
      66             04-0282                          04-0282                       Fairfield Office Portfolio
    66.01            04-0282                          04-0282                       777 Commerce Drive
    66.02            04-0282                          04-0282                       1375 Kings Highway East
      67             09-0001960                       09-0001960                    Prairie Glen Medical Office Buildings B and C
      68             04-1073                          04-1073                       1420 Harbor Bay Parkway
      69             04-0970                          04-0970                       Hampton Inn Camarillo
      70             09-0001944                       09-0001944                    Toringdon II
      71             09-0001912                       09-0001912                    Health Park
      72             04-0928                          04-0928                       Pasadena Collection
      73             04-1255                          04-1255                       Towneplace Suites by Marriott, San Jose
      74             09-0002003                       09-0002003                    Sunset Plaza
      75             04-0648                          04-0648                       Eastwind Shopping Center
      76             09-0001992                       09-0001992                    Centra Point I
      77             09-0001915                       09-0001915                    Intracorp Building
      78             09-0001914                       09-0001914                    Walden Park
      79             04-1142                          04-1142                       Quail Vista
      80             09-0002013                       09-0002013                    Westwood Plaza
      81             09-0001956                       09-0001956                    Northdale Plaza
      82             04-1282                          04-1282                       Polaris Retail Center
      83             09-0002004                       09-0002004                    Robert Morris Building
      84             09-0001936                       09-0001936                    The Highlands of East Ellijay
      85             09-0001947                       09-0001947                    Fleetwood Office Park
      86             09-0001977                       09-0001977                    Bayshore Center
      87             09-0001959                       09-0001959                    Prairie Glen Medical Office Building A
      88             09-0001997                       09-0001997                    Highlands Shopping Center
      89             04-1234                          04-1234                       Eagle Mountain Shopping Center
      90             09-0001922                       09-0001922                    Rivers Bend East
      91             04-0730                          04-0730                       6312 Nagle Avenue
      92             04-1263                          04-1263                       Laguna Plaza
      93             04-0937                          04-0937                       Pacific Pointe
      94             09-0001988                       09-0001988                    5000 Blazer Memorial Parkway
      95             09-0002008                       09-0002008                    Tracy Plaza Four
      96             04-0029                          04-0029                       Sopra Centre
      97             09-0001993                       09-0001993                    Centra Point V
      98             09-0001969                       09-0001969                    Harbor Medical Office
      99             04-0776                          04-0776                       Corporate Exchange Center
     100             04-0982                          04-0982                       100 Bank Street
     101             09-0002011                       09-0002011                    Ruffin Road Industrial
     102             09-0001957                       09-0001957                    6801 Building
     103             09-0001987                       09-0001987                    9480 Warner Ave
     104             09-0001998                       09-0001998                    Pell City Shopping Center
     105             09-0002007                       09-0002007                    Trinity Corporate Park
     106             04-1043                          04-1043                       Smart & Final Center
     107             09-0001996                       09-0001996                    Milestone Shopping Center
     108             04-1185                          04-1185                       Peachtree City Marketplace
     109             09-0002019                       09-0002019                    Palmer Park Shopping Center
     110             09-0001942                       09-0001942                    Bond Street Office
     111             04-0738                          04-0738                       Quail Corners South
     112             04-0997                          04-0997                       Rockwest I
     113             09-0001952                       09-0001952                    Westpoint Industrial
     114             09-0002009                       09-0002009                    Wednesbury Medical Office
     115             04-1140                          04-1140                       Parkway Commons Office Building
     116             09-0002024                       09-0002024                    Southpointe Plaza
     117             04-0944                          04-0944                       Vestridge Commons
     118             03-0617                          03-0617                       Eastgate Center
     119             09-0001976                       09-0001976                    Grove Medical Center
     120             09-0001971                       09-0001971                    Mountain View Plaza
     121             03-0655                          03-0655                       Northpark One
     122             09-0001995                       09-0001995                    Smoky Hill Shopping Center
     123             09-0001958                       09-0001958                    5700 Building
     124             04-1135                          04-1135                       Walgreens Pleasant Hill
     125             09-0001975                       09-0001975                    Hartland Village Shopping Center
     126             04-0737                          04-0737                       Quail Corners South - Phase III
     127             04-1265                          04-1265                       Arbo Portfolio
    127.01           04-1265                          04-1265                       440 West 5th Street
    127.02           04-1265                          04-1265                       1254 East 1st Street
     128             09-0001948                       09-0001948                    Montgomery Crossing SC
     129             09-0001972                       09-0001972                    Safeway Store - Pueblo West
     130             04-0620                          04-0620                       Wood River Mini Storage
     131             09-0001970                       09-0001970                    Lowe's Plaza Shopping Center
     132             09-0001989                       09-0001989                    Village at Ontario Center
     133             04-0733                          04-0733                       Plaza El Portal
     134             09-0002014                       09-0002014                    Anderson Crossing Shopping Center
     135             04-1078                          04-1078                       Clearview Parkway Shopping Center
     136             04-1115                          04-1115                       Brookside Building
     137             04-0906                          04-0906                       826 South Hobart Boulevard
     138             04-0816                          04-0816                       CVS, Lancaster
     139             09-0001979                       09-0001979                    Prairie Towne Square Apartments
     140             04-0740                          04-0740                       Quail Court
     141             04-0909                          04-0909                       12407 Sowden Road
     142             04-0736                          04-0736                       689 Sierra Rose Drive


GCCFC 05-GG3
   Loan ID      Borrower Name
      1         NS Mall Property LP
      2         Grand Canal Shops II, LLC
      3         1440 Partners, LLC
      4         Crescent TC Investors, L.P.
      5         498 Seventh, LLC
      6         MSM Property L.L.C.
      7         The Kierland Resort Company, LLC
      8         The Shops at Wailea, LP
      9         Waikiki Galleria Tower, LP; GPF Waikiki Galleria, LLC;
                Waikiki Galleria Tower Manager, LLC
     10         Cape Place (DE), LLC; Clemson Place (DE), LLC; Jacksonville Place
                (DE), LLC; Macon Place (DE), LLC; Martin Place (DE), LLC; Murray Place (DE),
                LLC; River Place (DE), LLC; Clayton Place (DE), LLC; Troy Place (DE), LLC
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
     11         PA-Market Street Limited Partnership
     12         2040 Main, LLC
     13         DCCA, LLC
     14         NorLand 1370, LLC; 1370 Campus, LLC; Interstate 1370, LLC;
                Interbroad 1370, LLC; Intervine 1370, LLC; 1370 Operating Lessee, LLC
     15         Commerce Place Associates, LLC
     16         SP San Antonio Partnership, L.P.
     17         Passco TVO-S, LLC; Passco TVO-H, LLC; Passco Diversified Fund II TVO, LLC;
                Various Non-Passco TICs
     18         Mayfaire Retail, LLC
     19         Birtcher Anderson Investors, LLC
    19.01
    19.02
    19.03
     20         ADAC, L.P.
     21         Nashville Downtown Hotel, LLC
     22         3100 Partners, LLC
     23         Lake Arrowhead Village LLC, Lake Arrowhead Investors LLC, Lake Arrowhead L&S LLC,
                Lake Arrowhead Laguna LLC and Lake Arrowhead Scardigli LLC
     24
     25         NNN One Financial Plaza 1, LLC, NNN One Financial Plaza 2, LLC, NNN One Financial Plaza 3, LLC and GREIT - One
                Financial Plaza, LLC
     26         NJ Fee Owner LLC
     27         Behringer Harvard Colorado Building H, LLC; TIC Colorado Building 2, LLC;
                TIC Colorado Building 3, LLC; TIC Colorado Building 4, LLC;
                TIC Colorado Building 5, LLC; TIC Colorado Building 6, LLC;
                TIC Colorado Building 7, LLC; TIC Colorado Building 8, LLC;
                TIC Colorado Building 10, LLC
     28         O'Hare Lake 2300-A, LLC
     29         GEM Lobos, LLC
     30         Groton Estates, LLC
     31         Moreno Valley Investors I, LLC, Moreno Valley Investors II, LLC and El Camino Tower II, LLC
     32         Irvine Technology Operating Company I LLC
     33         Stonewater UIS Funding, LLC
     34         Danbury Prime Property LLC
     35         Mills Dunhill Holdings Ltd.; Arapaho Dunhill Holdings, Ltd.
    35.01
    35.02
     36         Behringer Harvard St. Louis Place H, LLC; Behringer Harvard St. Louis Place S, LLC;
                TIC St. Louis Place 1, LLC; TIC St. Louis Place 2, LLC;
                TIC St. Louis Place 3, LLC; TIC St. Louis Place 4, LLC;
                TIC St. Louis Place 5, LLC; TIC St. Louis Place 6, LLC; TIC St. Louis Place 7, LLC;
                TIC St. Louis Place 8, LLC; TIC St. Louis Place 9, LLC; TIC St. Louis Place 10, LLC;
                TIC St. Louis Place 12; TIC St. Louis Place 13, LLC; TIC St. Louis Place 14, LLC
     37         Mani Brothers Portofino Plaza, LLC
     38         ARI - North Valley Tech Center, LLC and up to 34 additional Tenant In Common Borrowers
     39         Mani Brothers Piazza del Sol, LLC
     40         Canal Street Hotel, LLC
     41         Magnolia Village LLC
     42         Beverly Road LLC
     43         919 Congress Avenue LLC
     44         Seattle Landmark LLC
     45         Kapolei Marketplace LLC and Kapolei-57, LLC
     46         Acadia New Loudon, LLC
     47         LaPlace Indiana, LLC
    47.01
    47.02
    47.03
     48         YF Partners North Mountain LLC
     49         3111 S. Dixie Highway, LLC
     50         University Inn Property, LLC
     51         Waynechester Plaza, LLC
     52         Lin-Don Realty Associates, L.P. (EP); Mari Don Realty, LTD.
    52.01
    52.02
     53         Lexham Atlantic, LLC
     54         Encinitas Plaza, LLC
     55         University Drive Properties, LLC
     56         Christiana Investments, LLC
     57         Fremont Moreno - Third Street L.P.
     58         Pleasant Valley Realty Limited Partnership
     59         25 MPR, LLC
     60         Village Realty, LLC
     61         Casas Adobes Plaza II, LLC and Casas Adobes Ventures II, LLC
     62         Letson Farms Associates, LLC
     63         2055 Associates, L.L.C.
     64         Hollidaysburg Associates, L.P.
     65         Northfield Commons Associates, L.L.C
     66         14 Mamaroneck Avenue Reinvestment Associates, LLC;
                1375 Kings Highway / 777 Commerce Drive, LLC
    66.01
    66.02
     67         auG FIVE, L.P.
     68         Brookwood Harbor Bay Investors, LLC
     69         Ocean Park Hotels - LLO, LLC
     70         Lichtin/Toringdon II, LLC
     71         Ten Docs, LLC
     72         South Lake Retail Investments, Ltd.
     73         440 Saratoga Partners LP
     74         Mandan Investment Group, LLC
     75         Eastwind Center 1; Eastwind Center 2; Eastwind Center 3;
                Eastwind Center 4; Eastwind Center 5; Eastwind Center 6;
                Eastwind Center 7; Eastwind Center 8; Eastwind Center 9;
                Eastwind Center 10; Eastwind Center 11; Eastwind Center 12;
                Eastwind Center 13; Passco
     76         Centra Point 8363 LLC
     77         Fox Beardslee Cove, L.L.C.
     78         CPRE-1 End Lakeline, L.P.
     79         Quail Vista, LLC
     80         Greenwood (Westwood) WMA, LLC
     81         Northdale Plaza LLC
     82         Polaris Circuit City, LLC
     83         1701 Partners, L.P.
     84         Highland Crossing Partners, LLC
     85         Building B, L.L.C. and Building D, LLC
     86         Bayshore Center, LLC
     87         auG FIVE-A, L.P.
     88         Highlands Shopping Center LLC
     89         Eagle Mountain Village, LLC
     90         River's Bend East Office Group & Technology Center I, L.L.C.
     91         Devon-Nagle, LLC
     92         Laguna Plaza 1 LLC
     93         Scion Investments Limited Partnership
     94         Dublin Techmart, LLC and Techmart Venture, LLC
     95         Plaza Four General Partnership
     96         Sun Atlantic Properties, LLC
     97         Centra Point 8395 LLC
     98         Harbor Medical Partners, LLC
     99         CP Oakley, LLC
     100        Burlington Seven Associates Limited Partnership
     101        3949 & 3959 Ruffin Road, LLC and Buie-San Jacinto, LLC
     102        David Associates II, L.L.P.
     103        R & R Management, LLC
     104        MAP Pell City, LLC
     105        Friendly Associates XIX LLLP
     106        Topaz-Thunderbird, LLC
     107        Milestone Shopping Center, LLC
     108        Turtlecreek Peachtree City, LLC
     109        SC (Palmer Park) Limited Partnership
     110        Bond Street Properties, LLC
     111        Quail Corners South, LLC
     112        Rock West Investments I, LLC
     113        Westpoint Industrial, Ltd.
     114        Southwest Medical Plaza, Ltd.
     115        Memorial/Hefner Parkway, L.L.C.
     116        Augusta (Southpointe) WMA, LLC
     117        Vestridge Commons Shopping Center, LLC
     118        HD Eastgate, LLC
     119        Northwest Office Limited Partnership
     120        Martinsville (Mountainview) WMA, LLC
     121        NP Office I, LLC
     122        Fourth Smoky Venture LLC
     123        David Associates V, L.L.C.
     124        RKL Properties, LLC
     125        JAH Hartland, LLC
     126        Quail Corners South - Phase III, LLC
     127        C-Breeze Properties, LLC
   127.01
   127.02
     128        Montgomery Crossing Associates, LLC
     129        Kuna Enterprises 1, L.P.
     130        WGW Investment Co. LLC
     131        South Boston (South Boston) WMA, LLC
     132        Village at Ontario Center, LLC
     133        Cardoso Properties Inc.
     134        JAH Lawrenceburg LLC
     135        Seals Development-Clearview, LLC
     136        KAE, Inc.
     137        The Enchanted, LLC
     138        TEX-CVS-DE-04, LLC
     139        Prarie Towne Square, LLC
     140        Quail Court, LLC
     141        Sowden Jetsons in Houston, LLC
     142        689 Sierra Rose, LLC


GCCFC 05-GG3                                                   General Property
   Loan ID     Property Name                                         Type         Detailed Property Type     Size
      1        North Star Mall                                      Retail            Regional Mall          493,706
      2        Grand Canal Shoppes at the Venetian                  Retail            Regional Mall          536,890
      3        1440 Broadway                                        Office            General Urban           741915
      4        The Crescent                                         Office            General Urban        1,299,522
      5        498 Seventh Avenue                                   Office            General Urban          876,704
      6        Mall St. Matthews                                    Retail            Regional Mall          700,908
      7        Westin Kierland                                   Hospitality           Full Service              732
      8        Shops at Wailea                                      Retail            Regional Mall           164425
      9        Waikiki Galleria                                     Office            General Urban           160522
      10       Place Properties Portfolio                                                                       1073
    10.01      Clayton Place                                     Multifamily         Student Housing             221
    10.02      River Place                                       Multifamily         Student Housing             132
    10.03      Jacksonville Place                                Multifamily         Student Housing             132
    10.04      Troy Place                                        Multifamily         Student Housing             108
    10.05      Martin Place                                      Multifamily         Student Housing              96
    10.06      Cape Place                                        Multifamily         Student Housing              96
    10.07      Clemson Place                                     Multifamily         Student Housing              96
    10.08      Macon Place                                       Multifamily         Student Housing              84
    10.09      Murray Place                                      Multifamily         Student Housing             108
      11       1700 Market Street                                   Office            General Urban           843304
      12       2040 Main Street                                     Office           General Suburban         324955
      13       Doral Arrowwood Hotel                             Hospitality           Full Service              374
      14       1370 Avenue of the Americas                          Office            General Urban           332955
      15       One South Street                                     Office            General Urban           477771
      16       South Park Mall                                      Retail            Regional Mall           669462
      17       Village at Orange                                    Retail            Regional Mall           299933
      18       Mayfaire Town Center                                 Retail            Regional Mall           394018
      19       Birtcher/Charlesbank Office Portfolio                                                          384291
    19.01      Park Tower                                           Office            General Urban           147892
    19.02      801 Civic Center Drive                               Office            General Urban           124498
    19.03      Transit Tower                                        Office            General Urban           111901
      20       Atlanta Decorative Arts Center                       Office            General Urban          427,351
      21       Hilton Nashville Downtown                         Hospitality           Full Service              330
      22       3100 Thornton                                        Office           General Suburban         230800
      23       Lake Arrowhead Village                               Retail               Anchored            233,532
      24       Olathe Station                                       Retail               Anchored             299224
      25       One Financial Plaza                                  Office            General Urban          434,136
      26       Executive Campus                                     Office           General Suburban         439190
      27       1341 G Street                                        Office            General Urban           127600
      28       FAA Building                                         Office           General Suburban        244,788
      29       Hyatt Regency Albuquerque                         Hospitality           Full Service              395
      30       Groton Estates                                    Multifamily              Garden                 342
      31       Champions of the West Tower                          Office           General Suburban         75,885
      32       Irvine Technology Center-I                           Office                R & D               138222
      33       2470 Highcrest Road                                  Office           General Suburban         359540
      34       Lee Farm Corporate Center                            Office           General Suburban         215000
      35       Mills Pointe/Arapahoe Village Portfolio                                                        229219
    35.01      Mills Pointe                                         Retail               Anchored             126186
    35.02      Arapaho Village                                      Retail               Anchored             103033
      36       St Louis Place                                       Office            General Urban           337088
      37       Portofino Plaza                                      Office           General Suburban          47639
      38       500 East 84th Avenue                                 Office           General Suburban         477225
      39       Piazza Del Sol                                       Office            General Urban            41341
      40       Hotel Burnham                                     Hospitality           Full Service              122
      41       Magnolia Village                                     Office            General Urban            71460
      42       1355 Beverly Road                                    Office           General Suburban         70,123
      43       Capitol Center                                       Office            General Urban           164044
      44       Seattle Tower                                        Office            General Urban           159039
      45       Marketplace at Kapolei                               Retail           Shadow Anchored          64,076
      46       New Loudon Center                                    Retail               Anchored             255267
      47       H.H. Gregg Retail Portfolio                                                                   208,412
    47.01      Clarksville Commons                                  Retail               Anchored            108,739
    47.02      East Washington Street                               Retail               Anchored             57,673
    47.03      U.S. 31 South                                        Retail               Anchored             42,000
      48       North Mountain Village Apartments                 Multifamily              Garden                 568
      49       Prospect Place Office                                Office           General Suburban         160062
      50       Radisson Metrodome                                Hospitality           Full Service              304
      51       Waynechester Plaza                                   Retail               Anchored              56000
      52       Dack Portfolio                                                                                 133863
    52.01      Energy Park I & II                                   Office           General Suburban          92997
    52.02      Maryland Way                                         Office           General Suburban          40866
      53       711 Atlantic Avenue                                  Office            General Urban            83307
      54       The Plaza at Encinitas Ranch                         Retail           Shadow Anchored           37406
      55       University Plaza                                     Retail               Anchored            109,905
      56       Wells Fargo Building                                 Office            General Urban          116,514
      57       Fremont Moreno Center                                Retail              Unanchored             14400
      58       Pleasant Valley                                      Office           General Suburban         116579
      59       25 Melville Road                                     Office           General Suburban         96,244
      60       Village Shopping Center                              Retail               Anchored            199,450
      61       Casas Adobes Plaza                                   Retail               Anchored             71,478
      62       Shoppes at Letson Farms                              Retail               Anchored             95,092
      63       Bloomfield Park Gateway Center                       Retail               Anchored             65,385
      64       Hollidaysburg Manor Apts                          Multifamily              Garden                 194
      65       Northfield Commons                                   Retail               Anchored              79512
      66       Fairfield Office Portfolio                                                                      88763
    66.01      777 Commerce Drive                                   Office           General Suburban          59560
    66.02      1375 Kings Highway East                              Office           General Suburban          29203
      67       Prairie Glen Medical Office Buildings B and C        Office               Medical              44,200
      68       1420 Harbor Bay Parkway                              Office           General Suburban         120577
      69       Hampton Inn Camarillo                             Hospitality         Limited Service             115
      70       Toringdon II                                         Office           General Suburban         71,813
      71       Health Park                                          Office               Medical              52,398
      72       Pasadena Collection                                  Retail              Unanchored             21001
      73       Towneplace Suites by Marriott, San Jose           Hospitality         Limited Service             101
      74       Sunset Plaza                                         Retail           Shadow Anchored          34,300
      75       Eastwind Shopping Center                             Retail               Anchored              45240
      76       Centra Point I                                       Office           General Suburban         56,161
      77       Intracorp Building                                   Office            General Urban           69,706
      78       Walden Park                                          Retail           Shadow Anchored          57,639
      79       Quail Vista                                        Industrial            Warehouse             107371
      80       Westwood Plaza                                       Retail           Shadow Anchored          83,200
      81       Northdale Plaza                                      Office           General Suburban         95,584
      82       Polaris Retail Center                                Retail               Anchored              40592
      83       Robert Morris Building                               Office            General Urban          106,304
      84       The Highlands of East Ellijay                        Retail               Anchored             83,300
      85       Fleetwood Office Park                                Office           General Suburban         68,624
      86       Bayshore Center                                      Office            General Urban           79,238
      87       Prairie Glen Medical Office Building A               Office               Medical              30,000
      88       Highlands Shopping Center                            Retail           Shadow Anchored          28,179
      89       Eagle Mountain Shopping Center                       Retail               Anchored              28452
      90       Rivers Bend East                                     Office           General Suburban        127,500
      91       6312 Nagle Avenue                                    Retail           Shadow Anchored           29762
      92       Laguna Plaza                                         Retail              Unanchored             25877
      93       Pacific Pointe                                       Office            General Urban            21516
      94       5000 Blazer Memorial Parkway                         Office           General Suburban        124,929
      95       Tracy Plaza Four                                     Retail               Anchored             38,555
      96       Sopra Centre                                         Office            General Urban            40055
      97       Centra Point V                                       Office           General Suburban         38,654
      98       Harbor Medical Office                                Office           General Suburban         30,786
      99       Corporate Exchange Center                            Office           General Suburban         125490
     100       100 Bank Street                                      Office            General Urban            68994
     101       Ruffin Road Industrial                             Industrial            Industrial            45,842
     102       6801 Building                                        Office           General Suburban         56,989
     103       9480 Warner Ave                                      Retail               Anchored             50,722
     104       Pell City Shopping Center                            Retail           Shadow Anchored          46,375
     105       Trinity Corporate Park                               Office            General Urban           61,648
     106       Smart & Final Center                                 Retail               Anchored              25725
     107       Milestone Shopping Center                            Retail           Shadow Anchored          22,270
     108       Peachtree City Marketplace                           Retail               Anchored              36460
     109       Palmer Park Shopping Center                          Retail           Shadow Anchored          23,208
     110       Bond Street Office                                   Office           General Suburban         44,790
     111       Quail Corners South                                  Office           General Suburban          31421
     112       Rockwest I                                           Retail              Unanchored             34135
     113       Westpoint Industrial                               Industrial            Warehouse             65,674
     114       Wednesbury Medical Office                            Office               Medical              78,408
     115       Parkway Commons Office Building                      Office           General Suburban          41598
     116       Southpointe Plaza                                    Retail           Shadow Anchored          35,097
     117       Vestridge Commons                                    Retail              Unanchored             29900
     118       Eastgate Center                                      Retail               Anchored              52575
     119       Grove Medical Center                                 Office               Medical              25,544
     120       Mountain View Plaza                                  Retail           Shadow Anchored          34,000
     121       Northpark One                                        Office           General Suburban          32310
     122       Smoky Hill Shopping Center                           Retail           Shadow Anchored          17,500
     123       5700 Building                                        Office           General Suburban         51,331
     124       Walgreens Pleasant Hill                              Retail            Single Tenant            14955
     125       Hartland Village Shopping Center                     Retail           Shadow Anchored          38,450
     126       Quail Corners South - Phase III                      Office           General Suburban          20403
     127       Arbo Portfolio                                                                                     34
    127.01     440 West 5th Street                               Multifamily              Garden                  21
    127.02     1254 East 1st Street                              Multifamily              Garden                  13
     128       Montgomery Crossing SC                               Retail           Shadow Anchored          25,840
     129       Safeway Store - Pueblo West                          Retail               Anchored             56,280
     130       Wood River Mini Storage                           Self-Storage      General, units only           487
     131       Lowe's Plaza Shopping Center                         Retail           Shadow Anchored          26,200
     132       Village at Ontario Center                            Retail           Shadow Anchored           8,371
     133       Plaza El Portal                                      Retail              Unanchored             18715
     134       Anderson Crossing Shopping Center                    Retail           Shadow Anchored          24,712
     135       Clearview Parkway Shopping Center                    Retail              Unanchored             12800
     136       Brookside Building                                   Office           General Suburban          14513
     137       826 South Hobart Boulevard                        Multifamily           Conventional               40
     138       CVS, Lancaster                                       Retail            Single Tenant            10908
     139       Prairie Towne Square Apartments                   Multifamily           Conventional               25
     140       Quail Court                                          Office           General Suburban           9672
     141       12407 Sowden Road                                  Industrial            Warehouse              35942
     142       689 Sierra Rose Drive                                Office           General Suburban           7844


GCCFC 05-GG3
   Loan ID                       Units            Address
      1                          sf               7400 San Pedro Avenue
      2                          sf               3355 Las Vegas Boulevard South
      3                          sf               1440 Broadway
      4                          sf               100-300 and 500 Crescent Court
      5                          sf               498 Seventh Avenue
      6                          sf               5000 Shelbyville Road
      7                          Rooms            6902 East Greenway Parkway
      8                          sf               3750 Wailea Alanui Drive
      9                          sf               2222 and 2224 Kalakaua Avenue
      10                         Units
    10.01                        Units            5809 North Lake Drive
    10.02                        Units            915 Lovvorn Road
    10.03                        Units            331 Nisbet Street NW
    10.04                        Units            100 Gibbs Street
    10.05                        Units            237 West Peach Street
    10.06                        Units            1710 North Sprigg Street
    10.07                        Units            133 Clemson Place Circle
    10.08                        Units            5091 Ivey Drive
    10.09                        Units            1700 Lowes Drive
      11                         sf               1700 Market Street
      12                         sf               2040 Main Street
      13                         Rooms            975 Anderson Hill Road
      14                         sf               1370 Avenue of the Americas
      15                         sf               One South Street
      16                         sf               2310 SW Military Parkway
      17                         sf               1500 East Village Way
      18                         sf               Military Cutoff Road
      19                         sf
    19.01                        sf               200 Santa Ana Boulevard
    19.02                        sf               801 Civic Center Drive
    19.03                        sf               405 West 5th Street
      20                         sf               349-351 Peachtree Hills Avenue
      21                         Rooms            121 Fourth Avenue South
      22                         sf               3100 Thornton
      23                         sf               28200 Highway 189
      24                         sf               15345 West 119th Street (P1); 12075 South Strang Line Road (P2)
      25                         sf               501 North Broadway
      26                         sf               3 Executive Campus
      27                         sf               1341 G Street
      28                         sf               2300 East Devon Road
      29                         Rooms            330 Tijeras Avenue, NW
      30                         Units            260 Shennecossett Rd
      31                         sf               12264 El Camino Real
      32                         sf               18871 Teller Avenue, 18872 & 18902 Bardeen Avenue, and 2525 & 2601 Campus Drive
      33                         sf               2470 Highcrest Road
      34                         sf               83 Wooster Heights Road
      35                         sf
    35.01                        sf               2810 E Trinity Mills Road
    35.02                        sf               819 West Arapaho Road
      36                         sf               200 North Broadway
      37                         sf               1401 Ocean Avenue
      38                         sf               500 East 84th Street
      39                         sf               8439 West Sunset Boulevard
      40                         Rooms            1 West Washington Street
      41                         sf               6900 South McCarran Boulevard
      42                         sf               1355 Beverly Road
      43                         sf               919 Congress Avenue
      44                         sf               1218 Third Avenue
      45                         sf               590 Farrington Highway
      46                         sf               873 New Loudon Road
      47                         sf
    47.01                        sf               1050 East Highway 131
    47.02                        sf               10101 East Washington Street
    47.03                        sf                8921 U.S. Highway 31 South
      48                         Units            3333 West Thunderbird Road
      49                         sf               3111 S. Dixie Highway
      50                         Rooms            615 Washington Avenue SE
      51                         sf               1600-1660 Route 23 North
      52                         sf
    52.01                        sf               377 & 381 Riverside Drive
    52.02                        sf               5300 Maryland Way
      53                         sf               711 Atlantic Avenue
      54                         sf               1560 Leucadia Boulevard
      55                         sf               5850 University Drive
      56                         sf               200 South Virginia Street
      57                         sf               1241-1249 Third Street
      58                         sf               2401 Pleasant Valley Road
      59                         sf               25 Melville Park Road
      60                         sf               1001 North Miami Boulevard
      61                         sf               7001-7151 North Oracle Road
      62                         sf               4750 Eastern Valley Road
      63                         sf               2055-2097 Telegraph Road
      64                         Units            17 Clover Drive
      65                         sf               2105 S. Boulevard West
      66                         sf
    66.01                        sf               777 Commerce Drive
    66.02                        sf               1375 Kings Highway East
      67                         sf               2551 and 2591 Compass Road
      68                         sf               1420 Harbor Bay Parkway
      69                         Rooms            50 West Daily Drive
      70                         sf               3430 Toringdon Way
      71                         sf               1651 Gunbarrel Road
      72                         sf               175 S. Lake Avenue & 825 Cordova Street
      73                         Rooms            440 Sarasota Avenue
      74                         sf               1000-1152 Sunset Road
      75                         sf               2381 East Windmill Lane
      76                         sf               8363 West Sunset Road
      77                         sf               2505 Second Avenue
      78                         sf               10900 Lakeline Mall Drive
      79                         sf               4690 Longley Lane
      80                         sf               542 Bypass 72 NW
      81                         sf               3903 Northdale Boulevard
      82                         sf               8655 - 8671 Lyra Drive
      83                         sf               100 North 17th Street
      84                         sf               88 Highland Crossing
      85                         sf               3275, 3279, 3281 & 3285 Veterans Memorial Highway
      86                         sf               2907-2909 West Bay to Bay Boulevard
      87                         sf               2501 Compass Road
      88                         sf               9555 South University Boulevard
      89                         sf               14835 East Shea Boulevard
      90                         sf               13203 North Enon Church Road
      91                         sf               6312 Nagle Avenue
      92                         sf               1130 and 1142 Fremont Boulevard
      93                         sf               2108 North Pacific Street
      94                         sf               5000 Blazer Memorial Parkway
      95                         sf               2886-2888 West Grant Line Road
      96                         sf               110 East Atlantic Avenue
      97                         sf               8395 West Sunset Road
      98                         sf               2720 North Harbor Boulevard
      99                         sf               12502 - 12503 Exchange Drive
     100                         sf               100 Bank Street
     101                         sf               3949 & 3959 Ruffin Road
     102                         sf               6801 Lake Worth Road
     103                         sf               9380 - 9480 Warner Avenue and 17075 Bushard Street
     104                         sf               41-89 Vaughan Lane
     105                         sf               1500 Sunday Drive
     106                         sf               2828 West Thunderbird Road
     107                         sf               62 & 188 Founders Parkway
     108                         sf               225 Marketplace Connector
     109                         sf               1580 Space Center Drive
     110                         sf               31600-31700 West Thirteen Mile Road
     111                         sf               609, 615, 665 and 691 Sierra Rose Drive
     112                         sf               1183-1207 Howell Mill Road
     113                         sf               6001 Hiatus Road
     114                         sf               8200 Wednesbury Lane
     115                         sf               13900 North Portland Avenue
     116                         sf               3209 Deans Bridge Road
     117                         sf               1360 Montgomery Highway
     118                         sf               4001 Wake Forest Road
     119                         sf               4160 Route 83
     120                         sf               US Highway 220 and Commonwealth Boulevard
     121                         sf               135 North Park Place
     122                         sf               19731 Smoky Hill Road
     123                         sf               5700 & 5702 Lake Worth Road
     124                         sf               721 Gregory Lane
     125                         sf               4750 Hartland Parkway
     126                         sf               630, 670 and 690 Sierra Rose Drive
     127                         Units
    127.01                       Units            440 East 5th Street
    127.02                       Units            1254 East 1st Street
     128                         sf               157 Montgomery Crossing
     129                         sf               1017 North Marketplace
     130                         Units            11819 State Highway 75
     131                         sf               3601 Old Halifax Road
     132                         sf               4275 East Concours
     133                         sf               3020 Santa Rosa Avenue
     134                         sf               1244-1296 Anderson Crossing Drive
     135                         sf               4301-4307 Clearview Parkway @ W. Esplanade
     136                         sf               3461 Brookside Road
     137                         Units            826 South Hobart Boulevard
     138                         sf               1225 North Bluegrove Road
     139                         Units            3025 Triumph Drive
     140                         sf               6770 South McCarran Boulevard
     141                         sf               12407 Sowden Road
     142                         sf               689 Sierra Rose Drive


GCCFC 05-GG3                                                                                                    Cut-off Date
   Loan ID     City               County                 State                   Zip Code   Original Balance       Balance
      1        San Antonio        Bexar                  Texas                      78216       $251,000,000   $250,391,107.83
      2        Las Vegas          Clark                  Nevada                     89109       $237,000,000   $234,752,792.07
      3        New York           New York               New York                   10018       $225,000,000   $225,000,000.00
      4        Dallas             Dallas                 Texas                      75201       $214,770,000   $214,770,000.00
      5        New York           New York               New York                   10018       $181,500,000   $181,500,000.00
      6        Louisville         Jefferson              Kentucky                   40207       $155,000,000   $154,827,634.22
      7        Phoenix            Maricopa               Arizona                    85254       $135,000,000   $135,000,000.00
      8        Wailea             Maui                   Hawaii                     96753       $112,000,000   $112,000,000.00
      9        Honolulu           Honolulu               Hawaii                     96815       $100,000,000   $100,000,000.00
      10                                                                                         $98,660,000    $98,660,000.00
    10.01      Morrow             Clayton                Georgia                    30260
    10.02      Carrollton         Carroll                Georgia                    30117
    10.03      Jacksonville       Calhoun                Alabama                    36265
    10.04      Troy               Pike                   Alabama                    36081
    10.05      Martin             Weakley                Tennessee                  38237
    10.06      Cape Girardeau     Cape Girardeau         Missouri                   63701
    10.07      Clemson            Pickens                South Carolina             29631
    10.08      Macon              Bibb                   Georgia                    31206
    10.09      Murray             Calloway               Kentucky                   42071
      11       Philadelphia       Philadelphia           Pennsylvania               19103        $88,900,000    $88,900,000.00
      12       Irvine             Orange                 California                 92614        $76,000,000    $75,776,163.02
      13       Rye Brook          Westchester            New York                   10573        $75,000,000    $75,000,000.00
      14       New York           New York               New York                   10019        $67,500,000    $67,500,000.00
      15       Baltimore          Baltimore              Maryland                   21201        $65,000,000    $65,000,000.00
      16       San Antonio        Bexar                  Texas                      78224        $64,000,000    $64,000,000.00
      17       Orange             Orange                 California                 92865        $60,050,000    $60,050,000.00
      18       Wilmington         New Hanover            North Carolina             28405        $52,000,000    $52,000,000.00
      19                                                                                         $48,200,000    $48,200,000.00
    19.01      Santa Ana          Orange                 California                 92701
    19.02      Santa Ana          Orange                 California                 92701
    19.03      Santa Ana          Orange                 California                 92701
      20       Atlanta            Fulton                 Georgia                    30305        $48,000,000    $48,000,000.00
      21       Nashville          Davidson               Tennessee                  37201        $36,000,000    $35,896,706.86
      22       Burbank            Los Angeles            California                 91504        $35,700,000    $35,700,000.00
      23       Lake Arrowhead     San Bernardino         California                 92352        $34,500,000    $34,500,000.00
      24       Olathe             Johnson                Kansas                     66062        $33,150,000    $33,150,000.00
      25       St. Louis          Saint Louis City       Missouri                   63102        $30,750,000    $30,750,000.00
      26       Cherry Hill        Camden                 New Jersey                 08002        $30,000,000    $30,000,000.00
      27       Washington         District of Columbia   District of Columbia       20005        $28,000,000    $28,000,000.00
      28       Des Plaines        Cook                   Illinois                   60018        $26,000,000    $25,679,805.13
      29       Albuquerque        Bernalillo             New Mexico                 87102        $23,800,000    $23,694,569.16
      30       Groton             New London             Connecticut                06340        $22,000,000    $22,000,000.00
      31       San Diego          San Diego              California                 92130        $21,200,000    $21,200,000.00
      32       Irvine             Orange                 California                 92612        $21,000,000    $21,000,000.00
      33       Roseville          Ramsey                 Minnesota                  55113        $20,860,000    $20,679,031.01
      34       Danbury            Fairfield              Connecticut                06810        $20,250,000    $20,215,329.01
      35                                                                                         $20,170,000    $20,170,000.00
    35.01      Carrollton         Dallas                 Texas                      75006
    35.02      Richardson         Dallas                 Texas                      75080
      36       St Louis           St. Louis              Missouri                   63101        $20,000,000    $19,877,689.35
      37       Santa Monica       Los Angeles            California                 90401        $19,480,000    $19,480,000.00
      38       Thornton           Adams                  Colorado                   80229        $19,000,000    $19,000,000.00
      39       West Hollywood     Los Angeles            California                 90069        $17,520,000    $17,520,000.00
      40       Chicago            Cook                   Illinois                   60602        $17,400,000    $17,360,516.87
      41       Reno               Washoe                 Nevada                     89509        $17,200,000    $17,144,612.00
      42       McLean             Fairfax                Virginia                   22101        $16,800,000    $16,800,000.00
      43       Austin             Travis                 Texas                      78701        $16,500,000    $16,472,187.03
      44       Seattle            King                   Washington                 98101        $15,675,000    $15,675,000.00
      45       Kapolei            Honolulu               Hawaii                     96707        $15,400,000    $15,400,000.00
      46       Latham             Albany                 New York                   12110        $15,000,000    $15,000,000.00
      47                                                                                         $15,000,000    $14,985,090.50
    47.01      Clarksville        Clark                  Indiana                    47129
    47.02      Indianapolis       Marion                 Indiana                    46229
    47.03      Indianapolis       Marion                 Indiana                    46227
      48       Phoenix            Maricopa               Arizona                    85053        $15,000,000    $14,937,314.07
      49       West Palm Beach    Palm Beach             Florida                    33401        $14,800,000    $14,800,000.00
      50       Minneapolis        Hennepin               Minnesota                  55414        $14,500,000    $14,406,706.35
      51       Wayne              Passaic                New Jersey                 07470        $14,200,000    $14,200,000.00
      52                                                                                         $14,000,000    $14,000,000.00
    52.01      Franklin           Williamson             Tennessee                  37064
    52.02      Brentwood          Williamson             Tennessee                  37027
      53       Boston             Suffolk                Massachusetts              02111        $13,750,000    $13,689,093.11
      54       Encinitas          San Diego              California                 92024        $13,700,000    $13,631,695.90
      55       Huntsville         Madison                Alabama                    35806        $13,500,000    $13,500,000.00
      56       Reno               Washoe                 Nevada                     89501        $12,750,000    $12,750,000.00
      57       Santa Monica       Los Angeles            California                 90401        $12,500,000    $12,454,689.81
      58       York               York                   Pennsylvania               17402        $12,000,000    $11,964,671.51
      59       Melville           Suffolk                New York                   11747        $11,750,000    $11,750,000.00
      60       Durham             Durham                 North Carolina             27703        $11,440,000    $11,440,000.00
      61       Tucson             Pima                   Arizona                    85704        $11,300,000    $11,300,000.00
      62       Bessemer           Jefferson              Alabama                    35111        $11,200,000    $11,200,000.00
      63       Bloomfield Hills   Oakland                Michigan                   48302        $11,200,000    $11,189,840.70
      64       Hollidaysburg      Blair                  Pennsylvania               16648        $10,320,000    $10,320,000.00
      65       Troy               Oakland                Michigan                   48098        $10,050,000    $10,040,511.62
      66                                                                                         $10,000,000    $10,000,000.00
    66.01      Fairfield          Fairfield              Connecticut                06430
    66.02      Fairfield          Fairfield              Connecticut                06430
      67       Glenview           Cook                   Illinois                   60026         $9,800,000     $9,791,662.06
      68       Alameda            Alameda                California                 94502         $9,500,000     $9,472,403.79
      69       Camarillo          Ventura                California                 93010         $9,000,000     $8,963,662.56
      70       Charlotte          Mecklenburg            North Carolina             28277         $8,850,000     $8,850,000.00
      71       Chattanooga        Hamilton               Tennessee                  37421         $8,700,000     $8,700,000.00
      72       Pasadena           Los Angeles            California                 91101         $8,630,000     $8,630,000.00
      73       San Jose           Santa Clara            California                 95129         $8,600,000     $8,589,215.82
      74       Henderson          Clark                  Nevada                     89014         $8,500,000     $8,500,000.00
      75       Las Vegas          Clark                  Nevada                     89123         $8,450,000     $8,450,000.00
      76       Las Vegas          Clark                  Nevada                     89113         $8,415,000     $8,415,000.00
      77       Seattle            King                   Washington                 98121         $8,200,000     $8,200,000.00
      78       Austin             Williamson             Texas                      78717         $8,100,000     $8,100,000.00
      79       Reno               Washoe                 Nevada                     89502         $8,000,000     $7,978,405.89
      80       Greenwood          Greenwood              South Carolina             29649         $7,620,000     $7,620,000.00
      81       Tampa              Hillsborough           Florida                    33624         $7,600,000     $7,564,410.61
      82       Columbus           Delaware               Ohio                       43240         $7,500,000     $7,492,545.25
      83       Philadelphia       Philadelphia           Pennsylvania               19103         $7,280,000     $7,280,000.00
      84       East Ellijay       Gilmer                 Georgia                    30540         $7,100,000     $7,100,000.00
      85       Ronkonkoma         Suffolk                New York                   11779         $7,000,000     $7,000,000.00
      86       Tampa              Hillsborough           Florida                    33629         $7,000,000     $7,000,000.00
      87       Glenview           Cook                   Illinois                   60026         $6,800,000     $6,794,214.50
      88       Highlands Ranch    Douglas                Colorado                   80126         $6,750,000     $6,750,000.00
      89       Fountain Hills     Maricopa               Arizona                    85268         $6,650,000     $6,643,891.53
      90       Chester            Chesterfield           Virginia                   23836         $6,500,000     $6,500,000.00
      91       Chicago            Cook                   Illinois                   60646         $6,446,000     $6,446,000.00
      92       Seaside            Monterey               California                 93955         $6,342,000     $6,342,000.00
      93       Seattle            King                   Washington                 98103         $6,225,000     $6,207,358.40
      94       Dublin             Franklin               Ohio                       43017         $6,120,000     $6,096,114.92
      95       Tracy              San Joaquin            California                 95304         $6,000,000     $6,000,000.00
      96       Delray Beach       Palm Beach             Florida                    33444         $5,900,000     $5,872,371.39
      97       Las Vegas          Clark                  Nevada                     89113         $5,800,000     $5,800,000.00
      98       Fullerton          Orange                 California                 92835         $5,700,000     $5,700,000.00
      99       Stafford           Fort Bend              Texas                      77477         $5,650,000     $5,618,061.30
     100       Burlington         Chittenden             Vermont                    05401         $5,600,000     $5,600,000.00
     101       Kearny Mesa        San Diego              California                 92123         $5,600,000     $5,600,000.00
     102       Lake Worth         Palm Beach             Florida                    33467         $5,500,000     $5,471,034.62
     103       Fountain Valley    Orange                 California                 92708         $5,185,000     $5,130,916.57
     104       Pell City          Saint Clair            Alabama                    35125         $5,050,000     $5,039,643.81
     105       Raleigh            Wake                   North Carolina             27607         $5,000,000     $4,992,186.40
     106       Phoenix            Maricopa               Arizona                    85053         $4,900,000     $4,881,052.62
     107       Castle Rock        Douglas                Colorado                   80104         $4,850,000     $4,850,000.00
     108       Peachtree City     Fayette                Georgia                    30269         $4,750,000     $4,741,009.68
     109       Colorado Springs   El Paso                Colorado                   80915         $4,700,000     $4,695,098.98
     110       Farmington Hills   Oakland                Michigan                   48334         $4,700,000     $4,673,474.18
     111       Reno               Washoe                 Nevada                     89511         $4,600,000     $4,584,050.90
     112       Atlanta            Fulton                 Georgia                    30318         $4,500,000     $4,477,959.31
     113       Tamarac            Broward                Florida                    33321         $4,000,000     $4,000,000.00
     114       Houston            Harris                 Texas                      77074         $4,000,000     $4,000,000.00
     115       Oklahoma City      Oklahoma               Oklahoma                   73134         $4,000,000     $3,988,651.00
     116       Augusta            Richmond               Georgia                    30906         $3,920,000     $3,920,000.00
     117       Vestavia           Jefferson              Alabama                    35216         $3,850,000     $3,838,920.35
     118       Raleigh            Wake                   North Carolina             27609         $3,800,000     $3,800,000.00
     119       Long Grove         Lake                   Illinois                   60047         $3,750,000     $3,750,000.00
     120       Martinsville       Martinsville City      Virginia                   24112         $3,575,000     $3,575,000.00
     121       Stockbridge        Henry                  Georgia                    30281         $3,550,000     $3,536,754.86
     122       Centennial         Arapahoe               Colorado                   80015         $3,500,000     $3,500,000.00
     123       Greenacres         Palm Beach             Florida                    33463         $3,450,000     $3,431,830.81
     124       Pleasant Hill      Contra Costa           California                 94523         $3,400,000     $3,397,088.41
     125       Lexington          Fayette                Kentucky                   40515         $3,050,000     $3,040,871.46
     126       Reno               Washoe                 Nevada                     89511         $3,000,000     $2,986,578.72
     127                                                                                          $2,900,000     $2,897,463.50
    127.01     Long Beach         Los Angeles            California                 90802
    127.02     Long Beach         Los Angeles            California                 90802
     128       Biscoe             Montgomery             North Carolina             27209         $2,880,000     $2,880,000.00
     129       Pueblo West        Pueblo                 Colorado                   81007         $2,770,000     $2,720,901.58
     130       Hailey             Blaine                 Idaho                      83333         $2,700,000     $2,682,156.89
     131       South Boston       Halifax                Virginia                   24592         $2,600,000     $2,600,000.00
     132       Ontario            San Bernardino         California                 91764         $2,600,000     $2,592,732.77
     133       Santa Rosa         Sonoma                 California                 95407         $2,598,000     $2,586,800.55
     134       Lawrenceburg       Anderson               Kentucky                   40342         $2,550,000     $2,544,919.26
     135       Metairie           Jefferson              Louisiana                  70006         $2,500,000     $2,495,174.08
     136       Stockton           San Joaquin            California                 95219         $2,200,000     $2,191,433.69
     137       Los Angeles        Los Angeles            California                 90005         $2,025,000     $2,015,158.82
     138       Lancaster          Dallas                 Texas                      75146         $2,000,000     $1,991,921.16
     139       Sun Prarie         Dane                   Wisconsin                  53590         $1,850,000     $1,850,000.00
     140       Reno               Washoe                 Nevada                     89509         $1,425,000     $1,419,034.82
     141       Houston            Harris                 Texas                      77080         $1,125,000     $1,120,740.09
     142       Reno               Washoe                 Nevada                     89511         $1,125,000     $1,119,978.60


               Allocated Cut-                                 Stated
                  off Date                 Original Term     Remaining       Original       Original      Remaining     Remaining
GCCFC 05-GG3      Balance                   to Maturity       Term to      Interest Only  Amortization  Interest Only  Amortization
   Loan ID    (multi-property)  Seasoning     (mos.)      Maturity (mos.)   Term (mos.)    Term (mos.)  Period (mos.)   Term (mos.)
      1                                 2             61               59              0           360              0           358
      2                                 8             59               51              0           360              0           352
      3                                 0            120              120             36           360             36           360
      4                                 2             83               81             83            NA             81            NA
      5                                 1             60               59             60            NA             59            NA
      6                                 1             60               59              0           360              0           359
      7                                 2             60               58             60            NA             58            NA
      8                                 4            120              116             59           360             55           360
      9                                 2            120              118             47           360             45           360
      10                                2             60               58             60            NA             58            NA
    10.01       $24,540,000.00
    10.02       $13,680,000.00
    10.03       $11,120,000.00
    10.04        $9,440,000.00
    10.05        $8,960,000.00
    10.06        $8,520,000.00
    10.07        $8,160,000.00
    10.08        $7,440,000.00
    10.09        $6,800,000.00
      11                                3             84               81             48           360             45           360
      12                                4            120              116              0           360              0           356
      13                                0            120              120              0           300              0           300
      14                                2            120              118            120            NA            118            NA
      15                                2            120              118             24           360             22           360
      16                                4            120              116             59           324             55           324
      17                                3             84               81             84            NA             81            NA
      18                                1            120              119             12           360             11           360
      19                                6             84               78             24           360             18           360
    19.01       $21,993,948.10
    19.02       $14,337,198.84
    19.03       $11,868,853.06
      20                                3             60               57             24           360             21           360
      21                                2            120              118              0           300              0           298
      22                                2            120              118              7           360              5           360
      23                                4            120              116             36           360             32           360
      24                                1             84               83             48           360             47           360
      25                                5             60               55             60            NA             55            NA
      26                                1            120              119             24           360             23           360
      27                                5            120              115             60           360             55           360
      28                                6            240              234              0           240              0           234
      29                                3             84               81              0           300              0           297
      30                                5            120              115             12           360              7           360
      31                                4            120              116             24           360             20           360
      32                                2            120              118             24           360             22           360
      33                                8            120              112              0           360              0           352
      34                                2            120              118              0           360              0           358
      35                                2            120              118             24           360             22           360
    35.01       $11,850,000.00
    35.02        $8,320,000.00
      36                                7             84               77              0           360              0           353
      37                                2            120              118             24           360             22           360
      38                                1             60               59             24           360             23           360
      39                                2            120              118             24           360             22           360
      40                                2            120              118              0           300              0           298
      41                                4            120              116              0           360              0           356
      42                                1            120              119             24           360             23           360
      43                                2             84               82              0           360              0           358
      44                                2             84               82             24           360             22           360
      45                                0            120              120             24           360             24           360
      46                                5            120              115             23           360             18           360
      47                                1            120              119              0           360              0           359
    47.01        $8,223,038.47
    47.02        $4,127,486.30
    47.03        $2,634,565.72
      48                                4            120              116              0           360              0           356
      49                                0            120              120              0           360              0           360
      50                                5             60               55              0           300              0           295
      51                                3            120              117             12           360              9           360
      52                                2            120              118             24           360             22           360
    52.01        $9,170,000.00
    52.02        $4,830,000.00
      53                                5             84               79              0           360              0           355
      54                                5             96               91              0           360              0           355
      55                                4            120              116             12           360              8           360
      56                                3             84               81             24           360             21           360
      57                                4            120              116              0           360              0           356
      58                                3            120              117              0           360              0           357
      59                                4            120              116             18           360             14           360
      60                                3            120              117             12           360              9           360
      61                                4             60               56             60            NA             56            NA
      62                                3            120              117             12           360              9           360
      63                                1            120              119              0           360              0           359
      64                                2            120              118             24           360             22           360
      65                                1            120              119              0           360              0           359
      66                                7             60               53             60            NA             53            NA
    66.01        $6,500,000.00
    66.02        $3,500,000.00
      67                                1            120              119              0           360              0           359
      68                                3             84               81              0           360              0           357
      69                                3            120              117              0           300              0           297
      70                                6            120              114             12           360              6           360
      71                                1             60               59             60            NA             59            NA
      72                                1            120              119             24           360             23           360
      73                                1            120              119              0           300              0           299
      74                                7            120              113             60           360             53           360
      75                                5             84               79             48           360             43           360
      76                                3            120              117             24           360             21           360
      77                                5             60               55             60            NA             55            NA
      78                                5             96               91             60           360             55           360
      79                                3            120              117              0           360              0           357
      80                                1            120              119             24           360             23           360
      81                                5            120              115              0           360              0           355
      82                                1            120              119              0           360              0           359
      83                                3             60               57             60            NA             57            NA
      84                                1            120              119             12           336             11           336
      85                                6             60               54             60            NA             54            NA
      86                                2            120              118             12           360             10           360
      87                                1            120              119              0           360              0           359
      88                                2            120              118             24           360             22           360
      89                                1            120              119              0           360              0           359
      90                                8            120              112             18           360             10           360
      91                                2             84               82             12           348             10           348
      92                                0            120              120              0           360              0           360
      93                                3            120              117              0           360              0           357
      94                                4            120              116              0           360              0           356
      95                                1            120              119             24           360             23           360
      96                                5             84               79              0           360              0           355
      97                                3            120              117             24           360             21           360
      98                                5             84               79             24           360             19           360
      99                                6            120              114              0           360              0           354
     100                                4            120              116             24           360             20           360
     101                                2             60               58             24           360             22           360
     102                                5             60               55              0           360              0           355
     103                                3            180              177              0           180              0           177
     104                                2            120              118              0           360              0           358
     105                                1            120              119              0           300              0           299
     106                                4            120              116              0           360              0           356
     107                                2            120              118             24           360             22           360
     108                                2            120              118              0           360              0           358
     109                                1            120              119              0           360              0           359
     110                                6            120              114              0           360              0           354
     111                                4            120              116              0           360              0           356
     112                                5            120              115              0           360              0           355
     113                                5            120              115             36           360             31           360
     114                                1            120              119             12           360             11           360
     115                                3            120              117              0           360              0           357
     116                                1            120              119             24           360             23           360
     117                                3            120              117              0           360              0           357
     118                                7             60               53             60            NA             53            NA
     119                                5             60               55             60            NA             55            NA
     120                                5            120              115             24           360             19           360
     121                                4            120              116              0           360              0           356
     122                                2            120              118             24           360             22           360
     123                                5             60               55              0           360              0           355
     124                                1            120              119              0           360              0           359
     125                                3            120              117              0           360              0           357
     126                                5            120              115              0           360              0           355
     127                                1            120              119              0           360              0           359
    127.01       $1,608,591.80
    127.02       $1,288,871.69
     128                                6            120              114             12           360              6           360
     129                                5            180              175              0           180              0           175
     130                                5            120              115              0           300              0           295
     131                                5            120              115             24           360             19           360
     132                                3            120              117              0           360              0           357
     133                                5            120              115              0           360              0           355
     134                                2            120              118              0           360              0           358
     135                                2            120              118              0           360              0           358
     136                                4            120              116              0           360              0           356
     137                                5            120              115              0           360              0           355
     138                                5            120              115              0           360              0           355
     139                                4            120              116             12           360              8           360
     140                                5            120              115              0           360              0           355
     141                                4            120              116              0           360              0           356
     142                                5            120              115              0           360              0           355


                                               Upfront      Upfront      Ongoing
                                                Actual      Actual       Actual
GCCFC 05-GG3                       Letter of    Repair    Replacement  Replacement
   Loan ID         Guarantor        Credit     Reserve      Reserve      Reserve    Upfront TI/LC  Monthly TI/LC  Monthly Tax Escrow

      1               No              No              $0           $0           $0             $0             $0                  $0
      2               No              No              $0           $0           $0             $0             $0                  $0
      3      Non-recourse Carveout    No              $0      $15,457      $15,457        $61,826        $61,826            $329,700
      4               No              No      $1,122,000           $0           $0             $0             $0                  $0
      5      Non-recourse Carveout    No              $0           $0           $0             $0             $0            $158,932
      6               No              No              $0           $0           $0             $0             $0                  $0
      7      Non-recourse Carveout    No              $0           $0           $0             $0             $0                  $0
      8      Non-recourse Carveout    No          $5,500       $2,055       $2,055         $6,851         $6,851             $35,631
      9      Non-recourse Carveout    No          $6,900           $0       $2,925         $7,156         $7,156             $54,802
      10     Non-recourse Carveout    No      $1,025,125   $1,073,000      $19,135             $0             $0             $75,666
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
      11     Non-recourse Carveout    No              $0   $2,061,700      $14,055     $5,400,000             $0            $180,371
      12     Non-recourse Carveout    No              $0      $10,832       $5,416        $25,000        $12,500             $95,000
      13     Non-recourse Carveout    No        $422,625           $0           $0             $0             $0                  $0
      14     Non-recourse Carveout    No              $0     $776,368       $5,583     $3,626,937             $0                  $0
      15     Non-recourse Carveout    No         $11,875       $7,940       $7,940     $1,300,000        $50,000            $166,267
      16     Non-recourse Carveout    No        $988,125           $0       $8,368       $537,429        $41,841            $133,473
      17     Non-recourse Carveout    No        $371,655      $50,000           $0     $2,000,000             $0                  $1
      18     Non-recourse Carveout    No              $0           $0       $3,235             $0         $8,620                  $0
      19     Non-recourse Carveout    No              $0     $383,751       $7,391             $0        $36,953             $30,803
    19.01
    19.02
    19.03
      20     Non-recourse Carveout    No      $1,245,000       $8,903       $8,903        $25,000        $25,000             $53,779
      21     Non-recourse Carveout    No              $0           $0      $74,963             $0             $0             $67,177
      22     Non-recourse Carveout    No              $0           $0           $0     $8,947,005             $0             $31,516
      23     Non-recourse Carveout    No        $181,606       $6,028       $6,028             $0             $0              $6,254
      24     Non-recourse Carveout    No        $250,000           $0           $0     $1,885,500             $0                  $1
      25     Non-recourse Carveout    No      $4,500,000       $3,618       $3,618        $33,333        $33,333             $33,426
      26     Non-recourse Carveout    Yes        $17,375       $7,320       $7,320     $1,711,449        $27,449             $89,997
      27     Non-recourse Carveout    No            $275      $99,954       $2,127     $3,000,000             $0             $53,454
      28     Non-recourse Carveout    No              $0       $2,040       $2,040        $20,833        $20,833             $45,529
      29     Non-recourse Carveout    No        $138,600           $0           $0             $0             $0                  $0
      30     Non-recourse Carveout    Yes       $218,750      $86,000           $0             $0             $0             $19,733
      31     Non-recourse Carveout    No          $1,500         $632         $632             $0             $0             $22,975
      32     Non-recourse Carveout    No              $0           $0       $2,189     $1,381,418        $14,530             $16,100
      33     Non-recourse Carveout    No              $0           $0       $2,996             $0         $5,417             $24,708
      34     Non-recourse Carveout    No              $0      $68,793       $3,583       $466,622        $17,917             $36,640
      35     Non-recourse Carveout    No              $0     $200,000       $3,820       $250,000         $8,051             $50,700
    35.01
    35.02
      36     Non-recourse Carveout    No        $101,250           $0       $5,618     $2,027,840        $35,114             $32,474
      37     Non-recourse Carveout    No          $9,780         $595         $595             $0        $12,873              $9,913
      38     Non-recourse Carveout    No        $270,588           $0       $5,963       $750,000        $31,385             $62,413
      39     Non-recourse Carveout    No         $24,938         $709         $709             $0        $11,132              $7,467
      40     Non-recourse Carveout    No              $0           $0      $32,507             $0             $0             $33,483
      41     Non-recourse Carveout    No         $10,388       $2,382       $1,191        $14,888         $7,444             $13,494
      42     Non-recourse Carveout    Yes       $243,750         $877         $877        $12,500        $12,500             $11,016
      43     Non-recourse Carveout    No              $0           $0       $4,375     $1,000,000        $58,782             $44,590
      44     Non-recourse Carveout    No      $1,586,277       $2,651       $2,651       $568,952        $15,904             $14,002
      45     Non-recourse Carveout    No              $0         $641         $641         $5,340         $5,340              $5,134
      46     Non-recourse Carveout    No              $0       $3,191       $3,191        $10,636        $10,636             $33,000
      47     Non-recourse Carveout    No         $65,625       $2,605       $2,605         $3,333         $3,333             $23,051
    47.01
    47.02
    47.03
      48     Non-recourse Carveout    No        $156,625           $0      $13,585             $0             $0             $22,340
      49     Non-recourse Carveout    No         $12,500           $0       $2,934     $1,000,000             $0             $23,885
      50     Non-recourse Carveout    No              $0           $0      $27,612             $0             $0             $42,671
      51     Non-recourse Carveout    No              $0         $700         $700         $2,333         $2,333             $18,144
      52     Non-recourse Carveout    No              $0       $2,231       $2,231         $9,140         $9,140             $16,462
    52.01
    52.02
      53     Non-recourse Carveout    No        $623,000       $1,736       $1,736       $200,000         $6,942             $31,000
      54     Non-recourse Carveout    No              $0         $465       $1,138       $120,125         $1,684             $26,243
      55     Non-recourse Carveout    No              $0       $1,932       $1,832             $0             $0              $6,934
      56     Non-recourse Carveout    No          $8,750       $1,942       $1,942         $6,250         $6,250             $16,894
      57     Non-recourse Carveout    No              $0         $384         $192       $181,572         $3,286                $869
      58     Non-recourse Carveout    No              $0           $0       $1,457             $0         $6,509             $17,060
      59     Non-recourse Carveout    No         $15,375       $1,684       $1,684       $302,371         $6,250             $16,826
      60     Non-recourse Carveout    No        $140,000       $2,493       $2,493         $2,917         $2,917              $9,013
      61     Non-recourse Carveout    No         $94,750       $1,729       $1,729             $0             $0             $13,204
      62     Non-recourse Carveout    No              $0         $792         $792             $0             $0              $2,742
      63     Non-recourse Carveout    No         $68,000       $1,078       $1,078         $3,333         $3,333              $9,090
      64     Non-recourse Carveout    No         $70,000      $54,042       $4,042             $0             $0             $12,986
      65     Non-recourse Carveout    No              $0           $0         $994             $0         $2,319              $4,996
      66     Non-recourse Carveout    No         $28,375       $1,900       $1,900       $180,875         $7,400             $10,200
    66.01
    66.02
      67     Non-recourse Carveout    No              $0           $0           $0             $0         $3,333             $18,417
      68     Non-recourse Carveout    No         $49,125           $0       $2,010     $1,000,000             $0             $19,270
      69     Non-recourse Carveout    No              $0           $1           $0             $0             $0                  $0
      70     Non-recourse Carveout    No              $0         $598         $598         $4,116         $4,116              $9,612
      71     Non-recourse Carveout    No              $0         $655         $655         $5,000         $5,000              $3,639
      72     Non-recourse Carveout    No              $0           $0           $0       $210,243         $1,250              $5,700
      73     Non-recourse Carveout    No              $0       $5,512       $2,756             $0             $0              $6,249
      74     Non-recourse Carveout    No              $0         $629         $629         $4,167             $0              $4,124
      75     Non-recourse Carveout    No              $0           $0         $560       $450,000             $0              $3,845
      76     Non-recourse Carveout    No              $0         $702         $702         $5,667         $5,667              $9,042
      77     Non-recourse Carveout    No              $0       $1,743       $1,743             $0             $0              $9,871
      78     Non-recourse Carveout    No              $0         $721         $721             $0             $0             $26,011
      79     Non-recourse Carveout    No              $0      $16,297           $0        $53,026             $0             $23,573
      80     Non-recourse Carveout    No              $0       $1,525       $1,525       $225,000             $0              $9,166
      81     Non-recourse Carveout    No         $46,875       $1,513       $1,513         $2,813         $2,813             $12,649
      82     Non-recourse Carveout    No              $0           $0         $507             $0         $1,184              $8,045
      83     Non-recourse Carveout    No         $10,250       $2,215       $2,215         $8,333         $8,333              $9,595
      84     Non-recourse Carveout    No              $0         $694         $694             $0             $0              $4,400
      85     Non-recourse Carveout    No         $27,040       $1,087       $1,087         $4,167         $4,167             $20,372
      86     Non-recourse Carveout    No        $179,500       $2,971       $2,971        $40,000             $0              $9,815
      87     Non-recourse Carveout    No              $0           $0           $0             $0         $2,083             $12,500
      88     Non-recourse Carveout    No              $0           $0           $0       $150,000             $0                  $0
      89     Non-recourse Carveout    No          $5,055           $0         $356             $0         $1,186              $9,871
      90     Non-recourse Carveout    Yes       $276,472       $1,667       $1,667       $400,000             $0              $6,822
      91     Non-recourse Carveout    No              $0           $0         $496             $0             $0             $10,031
      92     Non-recourse Carveout    No         $10,248       $1,121         $561         $4,134         $2,067              $7,764
      93     Non-recourse Carveout    No              $0       $4,351       $2,176             $0             $0             $11,488
      94     Non-recourse Carveout    No              $0           $0           $0         $4,167         $4,167             $18,081
      95     Non-recourse Carveout    No              $0         $482         $482         $1,250         $1,250              $3,905
      96     Non-recourse Carveout    No              $0           $0         $639       $200,000         $1,500              $8,909
      97     Non-recourse Carveout    No              $0         $483         $483         $2,416         $2,416              $7,013
      98     Non-recourse Carveout    No          $7,500      $40,945         $257         $3,833         $3,833              $3,386
      99     Non-recourse Carveout    No        $103,313           $0       $1,569       $165,000         $3,137              $6,408
     100     Non-recourse Carveout    No          $3,125           $0       $1,150       $426,000             $0             $17,568
     101     Non-recourse Carveout    No         $21,488         $497         $497             $0             $0              $4,945
     102     Non-recourse Carveout    No              $0      $14,901           $0        $62,000             $0                  $0
     103     Non-recourse Carveout    No         $28,750       $1,014       $1,014       $400,000             $0              $6,957
     104     Non-recourse Carveout    No              $0         $386         $386             $0             $0              $2,052
     105     Non-recourse Carveout    Yes             $0           $0           $0       $250,000             $0                  $0
     106     Non-recourse Carveout    No              $0         $644         $322         $2,912         $1,456              $3,149
     107     Non-recourse Carveout    No              $0           $0           $0       $120,000             $0                  $0
     108     Non-recourse Carveout    No              $0       $5,469         $456             $0         $1,250              $8,540
     109     Non-recourse Carveout    Yes             $0           $0           $0        $93,227         $1,667              $2,695
     110     Non-recourse Carveout    No         $50,775         $747         $747       $300,000             $0              $8,303
     111     Non-recourse Carveout    No              $0       $7,855           $0        $40,463             $0              $5,904
     112     Non-recourse Carveout    No          $2,125           $0         $711        $50,000         $2,500              $2,753
     113     Non-recourse Carveout    No              $0         $547         $547             $0             $0              $2,117
     114     Non-recourse Carveout    No         $19,375       $1,634       $1,634       $100,000             $0              $7,788
     115     Non-recourse Carveout    No              $0       $2,600         $867             $0         $2,827              $4,507
     116     Non-recourse Carveout    No              $0         $643         $643       $126,000             $0              $2,661
     117     Non-recourse Carveout    No              $0         $747         $374         $3,131         $1,566              $3,633
     118     Non-recourse Carveout    No              $0     $100,000         $657       $120,575         $3,333              $3,335
     119     Non-recourse Carveout    No         $62,500         $426         $426        $40,000         $1,667              $4,136
     120     Non-recourse Carveout    No              $0         $425         $425             $0             $0              $1,167
     121     Non-recourse Carveout    No              $0           $0         $539             $0         $2,917              $4,869
     122     Non-recourse Carveout    No              $0           $0           $0       $120,000             $0                  $0
     123     Non-recourse Carveout    No              $0       $7,688           $0        $45,000             $0                  $0
     124     Non-recourse Carveout    No              $0           $0           $0             $0             $0                  $0
     125     Non-recourse Carveout    No         $85,750         $322         $322         $1,500         $1,500              $2,011
     126     Non-recourse Carveout    No              $0       $5,101           $0        $26,522             $0              $3,898
     127     Non-recourse Carveout    No          $9,830      $27,939           $0             $0             $0              $4,181
    127.01
    127.02
     128     Non-recourse Carveout    No              $0         $317         $317           $667           $667              $1,138
     129     Non-recourse Carveout    No              $0           $0           $0             $0             $0                  $0
     130     Non-recourse Carveout    No            $844           $0       $1,916             $0             $0              $3,603
     131     Non-recourse Carveout    No              $0         $218         $218             $0             $0                $750
     132     Non-recourse Carveout    No              $0       $2,543           $0             $0             $0              $2,163
     133     Non-recourse Carveout    No              $0         $874         $437         $2,652         $1,326              $3,154
     134     Non-recourse Carveout    No              $0         $206         $206         $1,000         $1,000              $1,719
     135     Non-recourse Carveout    No          $1,250           $0         $160        $50,000           $833              $2,521
     136     Non-recourse Carveout    No              $0           $0         $242        $35,000         $1,754              $3,406
     137     Non-recourse Carveout    No              $0           $0         $833             $0             $0              $1,645
     138     Non-recourse Carveout    No              $0           $0           $0             $0             $0                  $0
     139     Non-recourse Carveout    Yes             $0       $5,000           $0             $0             $0                  $0
     140     Non-recourse Carveout    No              $0       $2,418           $0         $1,092         $1,092              $1,669
     141     Non-recourse Carveout    No         $11,250           $0         $516             $0           $899                  $0
     142     Non-recourse Carveout    No              $0       $1,961           $0        $10,465           $294                $885


                               Monthly                      Late
GCCFC 05-GG3                   Insurance     Payment        Grace
   Loan ID                     Escrow          Day         Period
      1                            $0        1              0
      2                            $0        1              0
      3                       $44,182        6              0
      4                            $0        1              0
      5                       $12,141        1              0
      6                            $0        1              0
      7                            $0        1              1
      8                       $15,946        6              5
      9                       $26,892        6              5
      10                      $43,737        6              5
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
      11                      $15,739        6              0
      12                      $16,000        6              0
      13                           $0        1              5
      14                           $0        8              0
      15                      $18,891        6              0
      16                      $15,707        6              0
      17                           $1        6              5
      18                           $0        6              0
      19                       $5,976        6              0
    19.01
    19.02
    19.03
      20                       $6,835        1              5
      21                      $15,196        6              0
      22                       $3,432        6              0
      23                       $6,776        1              5
      24                           $1        6              0
      25                       $7,002        1              5
      26                      $11,377        6              0
      27                       $3,429        6              0
      28                       $4,047        1              5
      29                           $0        6              0
      30                       $7,857        1              5
      31                       $1,495        1              5
      32                       $4,600        6              0
      33                         $880        1              0
      34                       $4,871        6              0
      35                       $6,200        6              5
    35.01
    35.02
      36                       $8,510        1              0
      37                       $1,420        6              0
      38                      $10,919        6              0
      39                       $1,170        6              0
      40                           $0        6              0
      41                       $1,204        6              0
      42                       $3,047        1              5
      43                       $2,834        6              0
      44                       $9,250        6              0
      45                       $6,821        1              5
      46                           $0        6              5
      47                       $3,208        1              5
    47.01
    47.02
    47.03
      48                       $8,258        6              0
      49                       $4,935        6              0
      50                      $14,458        6              0
      51                       $1,000        6              5
      52                       $3,430        6              0
    52.01
    52.02
      53                       $1,600        6              0
      54                       $5,909        6              0
      55                       $2,562        1              5
      56                       $2,372        1              5
      57                         $932        6              0
      58                       $1,310        6              0
      59                       $1,188        1              5
      60                       $1,735        1              15
      61                       $2,447        1              5
      62                         $772        1              5
      63                       $1,838        1              5
      64                           $0        1              5
      65                       $3,627        6              0
      66                       $1,900        1              0
    66.01
    66.02
      67                       $1,289        1              5
      68                       $6,286        6              0
      69                           $0        6              0
      70                         $725        1              15
      71                       $1,042        1              5
      72                         $458        6              0
      73                       $4,950        6              0
      74                         $884        1              5
      75                       $1,196        6              0
      76                       $1,330        1              5
      77                       $2,007        1              5
      78                           $0        1              5
      79                           $0        6              0
      80                         $653        1              5
      81                       $2,927        1              5
      82                         $700        6              0
      83                       $1,621        1              5
      84                       $1,010        1              5
      85                           $0        1              5
      86                       $2,279        1              5
      87                         $836        1              5
      88                           $0        1              5
      89                       $1,531        6              0
      90                       $1,743        1              5
      91                       $1,359        6              0
      92                       $1,227        6              0
      93                           $0        6              0
      94                         $909        1              5
      95                       $1,309        1              5
      96                       $6,156        6              0
      97                         $947        1              5
      98                       $1,225        1              5
      99                       $2,153        6              0
     100                       $1,959        6              0
     101                       $1,347        1              5
     102                       $1,711        1              5
     103                         $685        1              5
     104                       $1,908        1              5
     105                           $0        1              15
     106                         $419        6              0
     107                           $0        1              5
     108                       $1,845        6              0
     109                         $833        1              5
     110                         $727        1              5
     111                           $0        6              0
     112                       $1,147        6              5
     113                       $2,617        1              5
     114                       $1,427        1              5
     115                       $1,796        6              0
     116                         $291        1              5
     117                         $673        6              0
     118                         $635        1              15
     119                         $457        1              5
     120                         $312        1              5
     121                         $314        6              5
     122                           $0        1              5
     123                       $2,415        1              5
     124                           $0        6              0
     125                       $1,468        1              5
     126                           $0        1              3
     127                       $1,120        6              0
    127.01
    127.02
     128                         $396        1              15
     129                           $0        1              5
     130                       $2,160        6              0
     131                         $232        1              5
     132                           $0        1              5
     133                       $1,294        6              0
     134                       $1,036        1              5
     135                         $657        6              0
     136                         $595        6              0
     137                         $919        6              0
     138                           $0        6              0
     139                         $383        1              5
     140                           $0        1              3
     141                           $0        6              0
     142                           $0        1              3


                                                              Default
GCCFC 05-GG3                                                    Grace
   Loan ID                                                     Period
      1                      3 days for the first occurrence in a prior 12 month period, otherwise 0.
      2                                                          0
      3                                                          0
      4                                                          0
      5                                                          0
      6                                                          0
      7                                                          1
      8                                                          0
      9                                                          0
      10                                                         0
    10.01
    10.02
    10.03
    10.04
    10.05
    10.06
    10.07
    10.08
    10.09
      11                                                         0
      12                                                         0
      13                                                         5
      14                                                         0
      15                                                         0
      16                                                         0
      17                                                         0
      18                                                         0
      19                                                         0
    19.01
    19.02
    19.03
      20                                                         5
      21                                                         0
      22                                                         0
      23                                                         5
      24                                                         0
      25                                                         5
      26                                                         0
      27                                                         0
      28                                                         5
      29                                                         0
      30                                                         5
      31                                                         5
      32                                                         0
      33                                                         0
      34                                                         0
      35                                                         0
    35.01
    35.02
      36                                                         0
      37                                                         0
      38                                                         0
      39                                                         0
      40                                                         0
      41                                                         0
      42                                                         5
      43                                                         0
      44                                                         0
      45                                                         5
      46                                                         0
      47                                                         5
    47.01
    47.02
    47.03
      48                                                         0
      49                                                         0
      50                                                         0
      51                                                         0
      52                                                         0
    52.01
    52.02
      53                                                         0
      54                                                         0
      55                                                         5
      56                                                         5
      57                                                         0
      58                                                         0
      59                                                         5
      60                                                         5
      61                                                         5
      62                                                         5
      63                                                         5
      64                                                         5
      65                                                         0
      66                                                         0
    66.01
    66.02
      67                                                         5
      68                                                         0
      69                                                         0
      70                                                         5
      71                                                         5
      72                                                         0
      73                                                         0
      74                                                         5
      75                                                         0
      76                                                         5
      77                                                         5
      78                                                         5
      79                                                         0
      80                                                         5
      81                                                         5
      82                                                         0
      83                                                         5
      84                                                         5
      85                                                         5
      86                                                         5
      87                                                         5
      88                                                         5
      89                                                         0
      90                                                         5
      91                                                         0
      92                                                         0
      93                                                         0
      94                                                         5
      95                                                         5
      96                                                         0
      97                                                         5
      98                                                         5
      99                                                         0
     100                                                         0
     101                                                         5
     102                                                         5
     103                                                         5
     104                                                         5
     105                                                         5
     106                                                         0
     107                                                         5
     108                                                         0
     109                                                         5
     110                                                         5
     111                                                         0
     112                                                         0
     113                                                         5
     114                                                         5
     115                                                         0
     116                                                         5
     117                                                         0
     118                                                         0
     119                                                         5
     120                                                         5
     121                                                         0
     122                                                         5
     123                                                         5
     124                                                         0
     125                                                         5
     126                                                         0
     127                                                         0
    127.01
    127.02
     128                                                         5
     129                                                         5
     130                                                         0
     131                                                         5
     132                                                         5
     133                                                         0
     134                                                         5
     135                                                         0
     136                                                         0
     137                                                         0
     138                                                         0
     139                                                         5
     140                                                         0
     141                                                         0
     142                                                         0


                                                                     Units
GCCFC 05-GG3  Environmental              Cash     O&M in             of
   Loan ID      Insurance    Lockbox  Management  Place     Size     Measure       Originator
      1            No         Hard     In Place     No      493,706  sf       Archon/Commerzbank
      2            No         Hard     In Place     No      536,890  sf             Archon
      3            No         Hard    Springing    Yes       741915  sf              GCFP
      4            No         Hard     In Place     No    1,299,522  sf             Archon
      5            No         Hard     In Place     No      876,704  sf             Archon
      6            No         Hard     In Place     No      700,908  sf       Archon/Commerzbank
      7            No         Hard    Springing     No          732  Rooms          Archon
      8            No         Hard    Springing     No       164425  sf              GCFP
      9            No         Hard    Springing    Yes       160522  sf              GCFP
      10                      Soft     In Place                1073  Units           GCFP
    10.01          No                               No          221  Units
    10.02          No                               No          132  Units
    10.03          No                               No          132  Units
    10.04          No                               No          108  Units
    10.05          No                               No           96  Units
    10.06          No                               No           96  Units
    10.07          No                               No           96  Units
    10.08          No                               No           84  Units
    10.09          No                               No          108  Units
      11           No         Hard     In Place    Yes       843304  sf              GCFP
      12           No         Hard     In Place     No       324955  sf              GCFP
      13           No         Hard     In Place     No          374  Rooms          Archon
      14           No         Hard     In Place     No       332955  sf         Morgan Stanley
      15           No         Hard     In Place     No       477771  sf              GCFP
      16           No         Hard    Springing    Yes       669462  sf              GCFP
      17           No         Hard     In Place    Yes       299933  sf              GCFP
      18           No         Hard    Springing     No       394018  sf              GCFP
      19                      Hard     In Place              384291  sf              GCFP
    19.01          No                               No       147892  sf
    19.02          No                               No       124498  sf
    19.03          No                               No       111901  sf
      20           No          No        NAP       Yes      427,351  sf             Archon
      21           No         Hard    Springing     No          330  Rooms           GCFP
      22           No         Hard    Springing     No       230800  sf              GCFP
      23           No          No        NAP       Yes      233,532  sf             Archon
      24           No         Hard     In Place     No       299224  sf              GCFP
      25           No          No        NAP        No      434,136  sf             Archon
      26           No         Hard    Springing    Yes       439190  sf              GCFP
      27           No         Hard     In Place     No       127600  sf              GCFP
      28           No         Hard    Springing    Yes      244,788  sf             Archon
      29           No         Hard    Springing     No          395  Rooms           GCFP
      30           No          No        NAP        No          342  Units          Archon
      31           No          No        NAP        No       75,885  sf             Archon
      32           Yes        Hard    Springing    Yes       138222  sf              GCFP
      33           No         Hard    Springing    Yes       359540  sf              GCFP
      34           No         Hard    Springing     No       215000  sf              GCFP
      35                       No        NAP                 229219  sf              GCFP
    35.01          No                               No       126186  sf
    35.02          Yes                             Yes       103033  sf
      36           No         Hard     In Place     No       337088  sf              GCFP
      37           No         Hard    Springing     No        47639  sf              GCFP
      38           No         Hard    Springing     No       477225  sf              GCFP
      39           No         Hard    Springing     No        41341  sf              GCFP
      40           No         Hard    Springing     No          122  Rooms           GCFP
      41           No          No        NAP        No        71460  sf              GCFP
      42           No          No        NAP        No       70,123  sf             Archon
      43           No         Hard    Springing    Yes       164044  sf              GCFP
      44           No         Hard    Springing    Yes       159039  sf              GCFP
      45           No          No        NAP        No       64,076  sf             Archon
      46           No         Soft    Springing     No       255267  sf              GCFP
      47                       No        NAP                208,412  sf             Archon
    47.01          No                               No      108,739  sf
    47.02          No                               No       57,673  sf
    47.03          No                               No       42,000  sf
      48           No         Soft    Springing     No          568  Units           GCFP
      49           No         Hard    Springing     No       160062  sf              GCFP
      50           No         Hard     In Place     No          304  Rooms           GCFP
      51           No         Soft    Springing     No        56000  sf              GCFP
      52                      Soft    Springing              133863  sf              GCFP
    52.01          No                               No        92997  sf
    52.02          No                               No        40866  sf
      53           No         Soft    Springing    Yes        83307  sf              GCFP
      54           No          No        NAP        No        37406  sf              GCFP
      55           No          No        NAP        No      109,905  sf             Archon
      56           No          No        NAP       Yes      116,514  sf             Archon
      57           No          No        NAP        No        14400  sf              GCFP
      58           No         Soft    Springing     No       116579  sf              GCFP
      59           Yes         No        NAP        No       96,244  sf             Archon
      60           No          No        NAP       Yes      199,450  sf             Archon
      61           No          No        NAP       Yes       71,478  sf             Archon
      62           No          No        NAP        No       95,092  sf             Archon
      63           No          No        NAP        No       65,385  sf             Archon
      64           No          No        NAP        No          194  Units          Archon
      65           No          No        NAP        No        79512  sf              GCFP
      66                      Hard    Springing               88763  sf              GCFP
    66.01          No                               No        59560  sf
    66.02          No                               No        29203  sf
      67           No          No        NAP        No       44,200  sf             Archon
      68           No         Hard    Springing     No       120577  sf              GCFP
      69           No         Soft    Springing     No          115  Rooms           GCFP
      70           No          No        NAP        No       71,813  sf             Archon
      71           No          No        NAP        No       52,398  sf             Archon
      72           No          No        NAP        No        21001  sf              GCFP
      73           No          No        NAP        No          101  Rooms           GCFP
      74           No          No        NAP        No       34,300  sf             Archon
      75           No         Hard    Springing     No        45240  sf              GCFP
      76           No          No        NAP        No       56,161  sf             Archon
      77           No          No        NAP        No       69,706  sf             Archon
      78           No          No        NAP        No       57,639  sf             Archon
      79           No          No        NAP        No       107371  sf              GCFP
      80           No          No        NAP        No       83,200  sf             Archon
      81           No          No        NAP        No       95,584  sf             Archon
      82           No         Hard    Springing     No        40592  sf              GCFP
      83           No          No        NAP       Yes      106,304  sf             Archon
      84           No          No        NAP        No       83,300  sf             Archon
      85           No          No        NAP        No       68,624  sf             Archon
      86           No          No        NAP       Yes       79,238  sf             Archon
      87           No          No        NAP        No       30,000  sf             Archon
      88           No          No        NAP        No       28,179  sf             Archon
      89           No          No        NAP        No        28452  sf              GCFP
      90           No          No        NAP       Yes      127,500  sf             Archon
      91           No          No        NAP        No        29762  sf              GCFP
      92           No          No        NAP        No        25877  sf              GCFP
      93           No          No        NAP        No        21516  sf              GCFP
      94           No          No        NAP        No      124,929  sf             Archon
      95           No          No        NAP        No       38,555  sf             Archon
      96           No          No        NAP        No        40055  sf              GCFP
      97           No          No        NAP        No       38,654  sf             Archon
      98           No          No        NAP        No       30,786  sf             Archon
      99           No          No        NAP        No       125490  sf              GCFP
     100           No         Hard    Springing     No        68994  sf              GCFP
     101           No          No        NAP        No       45,842  sf             Archon
     102           No          No        NAP        No       56,989  sf             Archon
     103           No          No        NAP       Yes       50,722  sf             Archon
     104           No          No        NAP        No       46,375  sf             Archon
     105           No          No        NAP        No       61,648  sf             Archon
     106           No          No        NAP        No        25725  sf              GCFP
     107           No          No        NAP        No       22,270  sf             Archon
     108           No          No        NAP        No        36460  sf              GCFP
     109           No          No        NAP        No       23,208  sf             Archon
     110           No          No        NAP        No       44,790  sf             Archon
     111           No          No        NAP        No        31421  sf              GCFP
     112           No          No        NAP        No        34135  sf              GCFP
     113           No          No        NAP        No       65,674  sf             Archon
     114           No          No        NAP        No       78,408  sf             Archon
     115           No          No        NAP        No        41598  sf              GCFP
     116           No          No        NAP        No       35,097  sf             Archon
     117           No          No        NAP        No        29900  sf              GCFP
     118           No          No        NAP        No        52575  sf              GCFP
     119           No          No        NAP        No       25,544  sf             Archon
     120           No          No        NAP        No       34,000  sf             Archon
     121           No          No        NAP        No        32310  sf              GCFP
     122           No          No        NAP        No       17,500  sf             Archon
     123           No          No        NAP        No       51,331  sf             Archon
     124           Yes         No        NAP        No        14955  sf              GCFP
     125           No          No        NAP        No       38,450  sf             Archon
     126           No          No        NAP        No        20403  sf              GCFP
     127                       No        NAP                     34  Units           GCFP
    127.01         No                               No           21  Units
    127.02         No                               No           13  Units
     128           No          No        NAP        No       25,840  sf             Archon
     129           No          No        NAP        No       56,280  sf             Archon
     130           No          No        NAP        No          487  Units           GCFP
     131           No          No        NAP        No       26,200  sf             Archon
     132           No          No        NAP        No        8,371  sf             Archon
     133           No          No        NAP        No        18715  sf              GCFP
     134           No          No        NAP        No       24,712  sf             Archon
     135           No          No        NAP        No        12800  sf              GCFP
     136           No          No        NAP        No        14513  sf              GCFP
     137           No          No        NAP        No           40  Units           GCFP
     138           No          No        NAP        No        10908  sf              GCFP
     139           No          No        NAP        No           25  Units          Archon
     140           No          No        NAP        No         9672  sf              GCFP
     141           No          No        NAP        No        35942  sf              GCFP
     142           No          No        NAP        No         7844  sf              GCFP

GCCFC 05-GG3 Loan ID   GCFP Control_Number   GCFP Loan ID   Loan Name
          3                  04-0773           04-0773      1440 Broadway
          8                  04-0662           04-0662      Shops at Wailea
          9                  04-0975           04-0975      Waikiki Galleria
         10                  04-1136           04-1136      Place Properties Portfolio
        10.01                04-1136           04-1136      Clayton Place
        10.02                04-1136           04-1136      River Place
        10.03                04-1136           04-1136      Jacksonville Place
        10.04                04-1136           04-1136      Troy Place
        10.05                04-1136           04-1136      Martin Place
        10.06                04-1136           04-1136      Cape Place
        10.07                04-1136           04-1136      Clemson Place
        10.08                04-1136           04-1136      Macon Place
        10.09                04-1136           04-1136      Murray Place
         11                  04-1007           04-1007      1700 Market Street
         12                  04-0140           04-0140      2040 Main Street
         14                  04-1247           04-1247      1370 Avenue of the Americas
         15                  04-1228           04-1228      One South Street
         16                  04-0744           04-0744      South Park Mall
         17                  04-0449           04-0449      Village at Orange
         18                  04-0826           04-0826      Mayfaire Town Center
         19                  04-0829           04-0829      Birtcher/Charlesbank Office Portfolio
        19.01                04-0829           04-0829      Park Tower
        19.02                04-0829           04-0829      801 Civic Center Drive
        19.03                04-0829           04-0829      Transit Tower
         21                  04-1347           04-1347      Hilton Nashville Downtown
         22                  04-1143           04-1143      3100 Thornton
         24                  04-1435           04-1435      Olathe Station
         26                  04-0917           04-0917      Executive Campus
         27                  04-0551           04-0551      1341 G Street
         29                  04-1086           04-1086      Hyatt Regency Albuquerque
         32                  04-1059           04-1059      Irvine Technology Center-I
         33                  04-0276           04-0276      2470 Highcrest Road
         34                  04-1229           04-1229      Lee Farm Corporate Center
         35                  04-1085           04-1085      Mills Pointe/Arapahoe Village Portfolio
        35.01                04-1085           04-1085      Mills Pointe
        35.02                04-1085           04-1085      Arapaho Village
         36                  03-0873           03-0873      St Louis Place
         37                  04-1158           04-1158      Portofino Plaza
         38                  04-0904           04-0904      500 East 84th Avenue
         39                  04-1157           04-1157      Piazza Del Sol
         40                  04-0787           04-0787      Hotel Burnham
         41                  04-0862           04-0862      Magnolia Village
         43                  04-0948           04-0948      Capitol Center
         44                  04-0809           04-0809      Seattle Tower
         46                  04-0945           04-0945      New Loudon Center
         48                  04-0522           04-0522      North Mountain Village Apartments
         49                  04-1290           04-1290      Prospect Place Office
         50                  04-0889           04-0889      Radisson Metrodome
         51                  04-0778           04-0778      Waynechester Plaza
         52                  04-0747           04-0747      Dack Portfolio
        52.01                04-0747           04-0747      Energy Park I & II
        52.02                04-0747           04-0747      Maryland Way
         53                  04-0731           04-0731      711 Atlantic Avenue
         54                  04-0857           04-0857      The Plaza at Encinitas Ranch
         57                  04-0794           04-0794      Fremont Moreno Center
         58                  04-0311           04-0311      Pleasant Valley
         65                  04-1205           04-1205      Northfield Commons
         66                  04-0282           04-0282      Fairfield Office Portfolio
        66.01                04-0282           04-0282      777 Commerce Drive
        66.02                04-0282           04-0282      1375 Kings Highway East
         68                  04-1073           04-1073      1420 Harbor Bay Parkway
         69                  04-0970           04-0970      Hampton Inn Camarillo
         72                  04-0928           04-0928      Pasadena Collection
         73                  04-1255           04-1255      Towneplace Suites by Marriott, San Jose
         75                  04-0648           04-0648      Eastwind Shopping Center
         79                  04-1142           04-1142      Quail Vista
         82                  04-1282           04-1282      Polaris Retail Center
         89                  04-1234           04-1234      Eagle Mountain Shopping Center
         91                  04-0730           04-0730      6312 Nagle Avenue
         92                  04-1263           04-1263      Laguna Plaza
         93                  04-0937           04-0937      Pacific Pointe
         96                  04-0029           04-0029      Sopra Centre
         99                  04-0776           04-0776      Corporate Exchange Center
         100                 04-0982           04-0982      100 Bank Street
         106                 04-1043           04-1043      Smart & Final Center
         108                 04-1185           04-1185      Peachtree City Marketplace
         111                 04-0738           04-0738      Quail Corners South
         112                 04-0997           04-0997      Rockwest I
         115                 04-1140           04-1140      Parkway Commons Office Building
         117                 04-0944           04-0944      Vestridge Commons
         118                 03-0617           03-0617      Eastgate Center
         121                 03-0655           03-0655      Northpark One
         124                 04-1135           04-1135      Walgreens Pleasant Hill
         126                 04-0737           04-0737      Quail Corners South - Phase III
         127                 04-1265           04-1265      Arbo Portfolio
       127.01                04-1265           04-1265      440 West 5th Street
       127.02                04-1265           04-1265      1254 East 1st Street
         130                 04-0620           04-0620      Wood River Mini Storage
         133                 04-0733           04-0733      Plaza El Portal
         135                 04-1078           04-1078      Clearview Parkway Shopping Center
         136                 04-1115           04-1115      Brookside Building
         137                 04-0906           04-0906      826 South Hobart Boulevard
         138                 04-0816           04-0816      CVS, Lancaster
         140                 04-0740           04-0740      Quail Court
         141                 04-0909           04-0909      12407 Sowden Road
         142                 04-0736           04-0736      689 Sierra Rose Drive

         3-C                 04-0773           04-0773      1440 Broadway
         8-C                 04-0662           04-0662      Shops at Wailea
        12-C                 04-0140           04-0140      2040 Main Street
        14-C                 04-1247           04-1247      1370 Avenue of the Americas
        19-C                 04-0829           04-0829      Birtcher/Charlesbank Office Portfolio


GCCFC 05-GG3 Loan ID   Property Name                             General Property Type   Detailed Property Type
          3            1440 Broadway                             Office                  General Urban
          8            Shops at Wailea                           Retail                  Regional Mall
          9            Waikiki Galleria                          Office                  General Urban
         10            Place Properties Portfolio
        10.01          Clayton Place                             Multifamily             Student Housing
        10.02          River Place                               Multifamily             Student Housing
        10.03          Jacksonville Place                        Multifamily             Student Housing
        10.04          Troy Place                                Multifamily             Student Housing
        10.05          Martin Place                              Multifamily             Student Housing
        10.06          Cape Place                                Multifamily             Student Housing
        10.07          Clemson Place                             Multifamily             Student Housing
        10.08          Macon Place                               Multifamily             Student Housing
        10.09          Murray Place                              Multifamily             Student Housing
         11            1700 Market Street                        Office                  General Urban
         12            2040 Main Street                          Office                  General Suburban
         14            1370 Avenue of the Americas               Office                  General Urban
         15            One South Street                          Office                  General Urban
         16            South Park Mall                           Retail                  Regional Mall
         17            Village at Orange                         Retail                  Regional Mall
         18            Mayfaire Town Center                      Retail                  Regional Mall
         19            Birtcher/Charlesbank Office Portfolio
        19.01          Park Tower                                Office                  General Urban
        19.02          801 Civic Center Drive                    Office                  General Urban
        19.03          Transit Tower                             Office                  General Urban
         21            Hilton Nashville Downtown                 Hospitality             Full Service
         22            3100 Thornton                             Office                  General Suburban
         24            Olathe Station                            Retail                  Anchored
         26            Executive Campus                          Office                  General Suburban
         27            1341 G Street                             Office                  General Urban
         29            Hyatt Regency Albuquerque                 Hospitality             Full Service
         32            Irvine Technology Center-I                Office                  R & D
         33            2470 Highcrest Road                       Office                  General Suburban
         34            Lee Farm Corporate Center                 Office                  General Suburban
         35            Mills Pointe/Arapahoe Village Portfolio
        35.01          Mills Pointe                              Retail                  Anchored
        35.02          Arapaho Village                           Retail                  Anchored
         36            St Louis Place                            Office                  General Urban
         37            Portofino Plaza                           Office                  General Suburban
         38            500 East 84th Avenue                      Office                  General Suburban
         39            Piazza Del Sol                            Office                  General Urban
         40            Hotel Burnham                             Hospitality             Full Service
         41            Magnolia Village                          Office                  General Urban
         43            Capitol Center                            Office                  General Urban
         44            Seattle Tower                             Office                  General Urban
         46            New Loudon Center                         Retail                  Anchored
         48            North Mountain Village Apartments         Multifamily             Garden
         49            Prospect Place Office                     Office                  General Suburban
         50            Radisson Metrodome                        Hospitality             Full Service
         51            Waynechester Plaza                        Retail                  Anchored
         52            Dack Portfolio
        52.01          Energy Park I & II                        Office                  General Suburban
        52.02          Maryland Way                              Office                  General Suburban
         53            711 Atlantic Avenue                       Office                  General Urban
         54            The Plaza at Encinitas Ranch              Retail                  Shadow Anchored
         57            Fremont Moreno Center                     Retail                  Unanchored
         58            Pleasant Valley                           Office                  General Suburban
         65            Northfield Commons                        Retail                  Anchored
         66            Fairfield Office Portfolio
        66.01          777 Commerce Drive                        Office                  General Suburban
        66.02          1375 Kings Highway East                   Office                  General Suburban
         68            1420 Harbor Bay Parkway                   Office                  General Suburban
         69            Hampton Inn Camarillo                     Hospitality             Limited Service
         72            Pasadena Collection                       Retail                  Unanchored
         73            Towneplace Suites by Marriott, San Jose   Hospitality             Limited Service
         75            Eastwind Shopping Center                  Retail                  Anchored
         79            Quail Vista                               Industrial              Warehouse
         82            Polaris Retail Center                     Retail                  Anchored
         89            Eagle Mountain Shopping Center            Retail                  Anchored
         91            6312 Nagle Avenue                         Retail                  Shadow Anchored
         92            Laguna Plaza                              Retail                  Unanchored
         93            Pacific Pointe                            Office                  General Urban
         96            Sopra Centre                              Office                  General Urban
         99            Corporate Exchange Center                 Office                  General Suburban
         100           100 Bank Street                           Office                  General Urban
         106           Smart & Final Center                      Retail                  Anchored
         108           Peachtree City Marketplace                Retail                  Anchored
         111           Quail Corners South                       Office                  General Suburban
         112           Rockwest I                                Retail                  Unanchored
         115           Parkway Commons Office Building           Office                  General Suburban
         117           Vestridge Commons                         Retail                  Unanchored
         118           Eastgate Center                           Retail                  Anchored
         121           Northpark One                             Office                  General Suburban
         124           Walgreens Pleasant Hill                   Retail                  Single Tenant
         126           Quail Corners South - Phase III           Office                  General Suburban
         127           Arbo Portfolio
       127.01          440 West 5th Street                       Multifamily             Garden
       127.02          1254 East 1st Street                      Multifamily             Garden
         130           Wood River Mini Storage                   Self-Storage            General, units only
         133           Plaza El Portal                           Retail                  Unanchored
         135           Clearview Parkway Shopping Center         Retail                  Unanchored
         136           Brookside Building                        Office                  General Suburban
         137           826 South Hobart Boulevard                Multifamily             Conventional
         138           CVS, Lancaster                            Retail                  Single Tenant
         140           Quail Court                               Office                  General Suburban
         141           12407 Sowden Road                         Industrial              Warehouse
         142           689 Sierra Rose Drive                     Office                  General Suburban

         3-C           1440 Broadway
         8-C           Shops at Wailea
        12-C           2040 Main Street
        14-C           1370 Avenue of the Americas
        19-C           Birtcher/Charlesbank Office Portfolio


GCCFC 05-GG3 Loan ID           Address
          3                    1440 Broadway
          8                    3750 Wailea Alanui Drive
          9                    2222 and 2224 Kalakaua Avenue
         10
        10.01                  5809 North Lake Drive
        10.02                  915 Lovvorn Road
        10.03                  331 Nisbet Street NW
        10.04                  100 Gibbs Street
        10.05                  237 West Peach Street
        10.06                  1710 North Sprigg Street
        10.07                  133 Clemson Place Circle
        10.08                  5091 Ivey Drive
        10.09                  1700 Lowes Drive
         11                    1700 Market Street
         12                    2040 Main Street
         14                    1370 Avenue of the Americas
         15                    One South Street
         16                    2310 SW Military Parkway
         17                    1500 East Village Way
         18                    Military Cutoff Road
         19
        19.01                  200 Santa Ana Boulevard
        19.02                  801 Civic Center Drive
        19.03                  405 West 5th Street
         21                    121 Fourth Avenue South
         22                    3100 Thornton
         24                    15345 West 119th Street (P1); 12075 South Strang Line Road (P2)
         26                    3 Executive Campus
         27                    1341 G Street
         29                    330 Tijeras Avenue, NW
         32                    18871 Teller Avenue, 18872 & 18902 Bardeen Avenue, and 2525 & 2601 Campus Drive
         33                    2470 Highcrest Road
         34                    83 Wooster Heights Road
         35
        35.01                  2810 E Trinity Mills Road
        35.02                  819 West Arapaho Road
         36                    200 North Broadway
         37                    1401 Ocean Avenue
         38                    500 East 84th Street
         39                    8439 West Sunset Boulevard
         40                    1 West Washington Street
         41                    6900 South McCarran Boulevard
         43                    919 Congress Avenue
         44                    1218 Third Avenue
         46                    873 New Loudon Road
         48                    3333 West Thunderbird Road
         49                    3111 S. Dixie Highway
         50                    615 Washington Avenue SE
         51                    1600-1660 Route 23 North
         52
        52.01                  377 & 381 Riverside Drive
        52.02                  5300 Maryland Way
         53                    711 Atlantic Avenue
         54                    1560 Leucadia Boulevard
         57                    1241-1249 Third Street
         58                    2401 Pleasant Valley Road
         65                    2105 S. Boulevard West
         66
        66.01                  777 Commerce Drive
        66.02                  1375 Kings Highway East
         68                    1420 Harbor Bay Parkway
         69                    50 West Daily Drive
         72                    175 S. Lake Avenue & 825 Cordova Street
         73                    440 Sarasota Avenue
         75                    2381 East Windmill Lane
         79                    4690 Longley Lane
         82                    8655 - 8671 Lyra Drive
         89                    14835 East Shea Boulevard
         91                    6312 Nagle Avenue
         92                    1130 and 1142 Fremont Boulevard
         93                    2108 North Pacific Street
         96                    110 East Atlantic Avenue
         99                    12502 - 12503 Exchange Drive
         100                   100 Bank Street
         106                   2828 West Thunderbird Road
         108                   225 Marketplace Connector
         111                   609, 615, 665 and 691 Sierra Rose Drive
         112                   1183-1207 Howell Mill Road
         115                   13900 North Portland Avenue
         117                   1360 Montgomery Highway
         118                   4001 Wake Forest Road
         121                   135 North Park Place
         124                   721 Gregory Lane
         126                   630, 670 and 690 Sierra Rose Drive
         127
       127.01                  440 East 5th Street
       127.02                  1254 East 1st Street
         130                   11819 State Highway 75
         133                   3020 Santa Rosa Avenue
         135                   4301-4307 Clearview Parkway @ W. Esplanade
         136                   3461 Brookside Road
         137                   826 South Hobart Boulevard
         138                   1225 North Bluegrove Road
         140                   6770 South McCarran Boulevard
         141                   12407 Sowden Road
         142                   689 Sierra Rose Drive

         3-C
         8-C
        12-C
        14-C
        19-C



GCCFC 05-GG3 Loan ID   City              County                 State                  Zip Code   Original Balance
          3            New York          New York               New York                  10018       $225,000,000
          8            Wailea            Maui                   Hawaii                    96753       $112,000,000
          9            Honolulu          Honolulu               Hawaii                    96815       $100,000,000
         10                                                                                            $98,660,000
        10.01          Morrow            Clayton                Georgia                   30260
        10.02          Carrollton        Carroll                Georgia                   30117
        10.03          Jacksonville      Calhoun                Alabama                   36265
        10.04          Troy              Pike                   Alabama                   36081
        10.05          Martin            Weakley                Tennessee                 38237
        10.06          Cape Girardeau    Cape Girardeau         Missouri                  63701
        10.07          Clemson           Pickens                South Carolina            29631
        10.08          Macon             Bibb                   Georgia                   31206
        10.09          Murray            Calloway               Kentucky                  42071
         11            Philadelphia      Philadelphia           Pennsylvania              19103        $88,900,000
         12            Irvine            Orange                 California                92614        $76,000,000
         14            New York          New York               New York                  10019        $67,500,000
         15            Baltimore         Baltimore              Maryland                  21201        $65,000,000
         16            San Antonio       Bexar                  Texas                     78224        $64,000,000
         17            Orange            Orange                 California                92865        $60,050,000
         18            Wilmington        New Hanover            North Carolina            28405        $52,000,000
         19                                                                                            $48,200,000
        19.01          Santa Ana         Orange                 California                92701
        19.02          Santa Ana         Orange                 California                92701
        19.03          Santa Ana         Orange                 California                92701
         21            Nashville         Davidson               Tennessee                 37201        $36,000,000
         22            Burbank           Los Angeles            California                91504        $35,700,000
         24            Olathe            Johnson                Kansas                    66062        $33,150,000
         26            Cherry Hill       Camden                 New Jersey                08002        $30,000,000
         27            Washington        District of Columbia   District of Columbia      20005        $28,000,000
         29            Albuquerque       Bernalillo             New Mexico                87102        $23,800,000
         32            Irvine            Orange                 California                92612        $21,000,000
         33            Roseville         Ramsey                 Minnesota                 55113        $20,860,000
         34            Danbury           Fairfield              Connecticut               06810        $20,250,000
         35                                                                                            $20,170,000
        35.01          Carrollton        Dallas                 Texas                     75006
        35.02          Richardson        Dallas                 Texas                     75080
         36            St Louis          St. Louis              Missouri                  63101        $20,000,000
         37            Santa Monica      Los Angeles            California                90401        $19,480,000
         38            Thornton          Adams                  Colorado                  80229        $19,000,000
         39            West Hollywood    Los Angeles            California                90069        $17,520,000
         40            Chicago           Cook                   Illinois                  60602        $17,400,000
         41            Reno              Washoe                 Nevada                    89509        $17,200,000
         43            Austin            Travis                 Texas                     78701        $16,500,000
         44            Seattle           King                   Washington                98101        $15,675,000
         46            Latham            Albany                 New York                  12110        $15,000,000
         48            Phoenix           Maricopa               Arizona                   85053        $15,000,000
         49            West Palm Beach   Palm Beach             Florida                   33401        $14,800,000
         50            Minneapolis       Hennepin               Minnesota                 55414        $14,500,000
         51            Wayne             Passaic                New Jersey                07470        $14,200,000
         52                                                                                            $14,000,000
        52.01          Franklin          Williamson             Tennessee                 37064
        52.02          Brentwood         Williamson             Tennessee                 37027
         53            Boston            Suffolk                Massachusetts             02111        $13,750,000
         54            Encinitas         San Diego              California                92024        $13,700,000
         57            Santa Monica      Los Angeles            California                90401        $12,500,000
         58            York              York                   Pennsylvania              17402        $12,000,000
         65            Troy              Oakland                Michigan                  48098        $10,050,000
         66                                                                                            $10,000,000
        66.01          Fairfield         Fairfield              Connecticut               06430
        66.02          Fairfield         Fairfield              Connecticut               06430
         68            Alameda           Alameda                California                94502         $9,500,000
         69            Camarillo         Ventura                California                93010         $9,000,000
         72            Pasadena          Los Angeles            California                91101         $8,630,000
         73            San Jose          Santa Clara            California                95129         $8,600,000
         75            Las Vegas         Clark                  Nevada                    89123         $8,450,000
         79            Reno              Washoe                 Nevada                    89502         $8,000,000
         82            Columbus          Delaware               Ohio                      43240         $7,500,000
         89            Fountain Hills    Maricopa               Arizona                   85268         $6,650,000
         91            Chicago           Cook                   Illinois                  60646         $6,446,000
         92            Seaside           Monterey               California                93955         $6,342,000
         93            Seattle           King                   Washington                98103         $6,225,000
         96            Delray Beach      Palm Beach             Florida                   33444         $5,900,000
         99            Stafford          Fort Bend              Texas                     77477         $5,650,000
         100           Burlington        Chittenden             Vermont                   05401         $5,600,000
         106           Phoenix           Maricopa               Arizona                   85053         $4,900,000
         108           Peachtree City    Fayette                Georgia                   30269         $4,750,000
         111           Reno              Washoe                 Nevada                    89511         $4,600,000
         112           Atlanta           Fulton                 Georgia                   30318         $4,500,000
         115           Oklahoma City     Oklahoma               Oklahoma                  73134         $4,000,000
         117           Vestavia          Jefferson              Alabama                   35216         $3,850,000
         118           Raleigh           Wake                   North Carolina            27609         $3,800,000
         121           Stockbridge       Henry                  Georgia                   30281         $3,550,000
         124           Pleasant Hill     Contra Costa           California                94523         $3,400,000
         126           Reno              Washoe                 Nevada                    89511         $3,000,000
         127                                                                                            $2,900,000
       127.01          Long Beach        Los Angeles            California                90802
       127.02          Long Beach        Los Angeles            California                90802
         130           Hailey            Blaine                 Idaho                     83333         $2,700,000
         133           Santa Rosa        Sonoma                 California                95407         $2,598,000
         135           Metairie          Jefferson              Louisiana                 70006         $2,500,000
         136           Stockton          San Joaquin            California                95219         $2,200,000
         137           Los Angeles       Los Angeles            California                90005         $2,025,000
         138           Lancaster         Dallas                 Texas                     75146         $2,000,000
         140           Reno              Washoe                 Nevada                    89509         $1,425,000
         141           Houston           Harris                 Texas                     77080         $1,125,000
         142           Reno              Washoe                 Nevada                    89511         $1,125,000

         3-C                                                                                           $15,000,000
         8-C                                                                                            $8,000,000
        12-C                                                                                           $12,000,000
        14-C                                                                                           $82,500,000
        19-C                                                                                           $48,200,000


                                                                                 Original    Stated
                                                          Gross                  Term to    Remaining   Original      Original
                        Cut-off Date        Monthly      Interest                Maturity    Term to    Interest    Amortization
GCCFC 05-GG3 Loan ID       Balance       Debt Service      Rate      Seasoning    (mos.)    Maturity    Only Term    Term (mos.)
          3            $225,000,000.00   $1,336,285.31     5.9120%           0        120         120          36            360
          8            $112,000,000.00     $682,335.54     6.1500%           4        120         116          59            360
          9            $100,000,000.00     $575,656.40     5.6250%           2        120         118          47            360
         10             $98,660,000.00     $536,745.80     6.4390%           2         60          58          60             NA
        10.01
        10.02
        10.03
        10.04
        10.05
        10.06
        10.07
        10.08
        10.09
         11             $88,900,000.00     $496,153.06     5.3450%           3         84          81          48            360
         12             $75,776,163.02     $490,411.26     6.7000%           4        120         116           0            360
         14             $67,500,000.00     $700,343.75     5.5260%           2        120         118         120             NA
         15             $65,000,000.00     $370,900.13     5.5450%           2        120         118          24            360
         16             $64,000,000.00     $394,569.47     5.8800%           4        120         116          59            324
         17             $60,050,000.00     $278,037.06     5.4800%           3         84          81          84             NA
         18             $52,000,000.00     $304,151.95     5.7710%           1        120         119          12            360
         19             $48,200,000.00     $312,816.54     6.7560%           6         84          78          24            360
        19.01
        19.02
        19.03
         21             $35,896,706.86     $218,926.77     5.4000%           2        120         118           0            300
         22             $35,700,000.00     $199,576.20     5.3600%           2        120         118           7            360
         24             $33,150,000.00     $180,599.43     5.1300%           1         84          83          48            360
         26             $30,000,000.00     $182,089.20     6.1150%           1        120         119          24            360
         27             $28,000,000.00     $169,226.25     6.0750%           5        120         115          60            360
         29             $23,694,569.16     $145,386.31     5.4460%           3         84          81           0            300
         32             $21,000,000.00     $128,346.07     6.1800%           2        120         118          24            360
         33             $20,679,031.01     $114,544.53     5.2000%           8        120         112           0            360
         34             $20,215,329.01     $119,928.80     5.8860%           2        120         118           0            360
         35             $20,170,000.00     $112,381.01     5.3300%           2        120         118          24            360
        35.01
        35.02
         36             $19,877,689.35     $120,914.89     6.0780%           7         84          77           0            360
         37             $19,480,000.00     $108,657.73     5.3400%           2        120         118          24            360
         38             $19,000,000.00     $109,110.95     5.6030%           1         60          59          24            360
         39             $17,520,000.00      $97,725.03     5.3400%           2        120         118          24            360
         40             $17,360,516.87     $118,575.62     6.6000%           2        120         118           0            300
         41             $17,144,612.00     $107,024.54     6.3500%           4        120         116           0            360
         43             $16,472,187.03      $98,353.72     5.9460%           2         84          82           0            360
         44             $15,675,000.00      $88,627.57     5.4620%           2         84          82          24            360
         46             $15,000,000.00      $86,443.19     5.6350%           5        120         115          23            360
         48             $14,937,314.07      $82,830.56     5.2500%           4        120         116           0            360
         49             $14,800,000.00      $86,839.45     5.8000%           0        120         120           0            360
         50             $14,406,706.35      $96,100.70     6.3000%           5         60          55           0            300
         51             $14,200,000.00      $81,949.53     5.6480%           3        120         117          12            360
         52             $14,000,000.00      $85,291.94     6.1500%           2        120         118          24            360
        52.01
        52.02
         53             $13,689,093.11      $83,262.12     6.0930%           5         84          79           0            360
         54             $13,631,695.90      $78,389.85     5.5700%           5         96          91           0            360
         57             $12,454,689.81      $73,862.35     5.8650%           4        120         116           0            360
         58             $11,964,671.51      $68,685.31     5.5730%           3        120         117           0            360
         65             $10,040,511.62      $56,999.76     5.4900%           1        120         119           0            360
         66             $10,000,000.00      $52,891.20     6.2600%           7         60          53          60             NA
        66.01
        66.02
         68              $9,472,403.79      $54,729.35     5.6320%           3         84          81           0            360
         69              $8,963,662.56      $57,833.18     5.9720%           3        120         117           0            300
         72              $8,630,000.00      $48,137.38     5.3400%           1        120         119          24            360
         73              $8,589,215.82      $55,884.01     6.0900%           1        120         119           0            300
         75              $8,450,000.00      $50,933.97     6.0500%           5         84          79          48            360
         79              $7,978,405.89      $47,707.18     5.9500%           3        120         117           0            360
         82              $7,492,545.25      $41,554.75     5.2800%           1        120         119           0            360
         89              $6,643,891.53      $38,176.25     5.6000%           1        120         119           0            360
         91              $6,446,000.00      $40,534.20     6.3400%           2         84          82          12            348
         92              $6,342,000.00      $36,168.50     5.5400%           0        120         120           0            360
         93              $6,207,358.40      $36,287.87     5.7400%           3        120         117           0            360
         96              $5,872,371.39      $34,806.52     5.8500%           5         84          79           0            360
         99              $5,618,061.30      $33,090.41     5.7830%           6        120         114           0            360
         100             $5,600,000.00      $33,118.96     5.8730%           4        120         116          24            360
         106             $4,881,052.62      $28,098.98     5.5900%           4        120         116           0            360
         108             $4,741,009.68      $26,940.18     5.4900%           2        120         118           0            360
         111             $4,584,050.90      $27,727.37     6.0500%           4        120         116           0            360
         112             $4,477,959.31      $25,975.61     5.6500%           5        120         115           0            360
         115             $3,988,651.00      $23,304.81     5.7350%           3        120         117           0            360
         117             $3,838,920.35      $22,279.59     5.6730%           3        120         117           0            360
         118             $3,800,000.00      $19,745.49     6.1500%           7         60          53          60             NA
         121             $3,536,754.86      $20,701.05     5.7430%           4        120         116           0            360
         124             $3,397,088.41      $20,112.28     5.8750%           1        120         119           0            360
         126             $2,986,578.72      $18,083.07     6.0500%           5        120         115           0            360
         127             $2,897,463.50      $17,002.91     5.7930%           1        120         119           0            360
       127.01
       127.02
         130             $2,682,156.89      $17,644.54     6.1500%           5        120         115           0            300
         133             $2,586,800.55      $15,928.81     6.2100%           5        120         115           0            360
         135             $2,495,174.08      $14,053.88     5.4100%           2        120         118           0            360
         136             $2,191,433.69      $12,574.30     5.5600%           4        120         116           0            360
         137             $2,015,158.82      $11,733.87     5.6850%           5        120         115           0            360
         138             $1,991,921.16      $12,621.64     6.4850%           5        120         115           0            360
         140             $1,419,034.82       $8,852.90     6.3350%           5        120         115           0            360
         141             $1,120,740.09       $6,515.25     5.6800%           4        120         116           0            360
         142             $1,119,978.60       $6,788.40     6.0600%           5        120         115           0            360

         3-C            $15,000,000.00   $1,336,285.31     5.9120%           0        120         120          36            360
         8-C             $8,000,000.00     $682,335.54     6.1500%           4        120         116          59            360
        12-C            $11,964,657.32     $490,411.26     6.7000%           4        120         116           0            360
        14-C            $82,500,000.00     $700,343.75     5.5260%           2        120         118         120             NA
        19-C            $48,200,000.00     $312,816.54     6.7560%           6         84          78          24            360


                       Remaining                   Interest
                       Interest                     Accrual
                         Only       Remaining       Method                         Master       Primary
                        Period     Amortization  (Actual/360   Administrative    Servicing    Servicing      Ownership Interest
GCCFC 05-GG3 Loan ID    (mos.)      Term (mos.)   or 30/360)       Fee Rate          Fee          Fee          (Fee/Leasehold)
          3                   36            360   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
          8                   55            360   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
          9                   45            360   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         10                   58             NA   Actual/360            0.0206%      0.0100%      0.0100%
        10.01                                                                                                     Fee Simple
        10.02                                                                                                     Fee Simple
        10.03                                                                                                     Fee Simple
        10.04                                                                                                     Fee Simple
        10.05                                                                                                     Fee Simple
        10.06                                                                                                     Fee Simple
        10.07                                                                                                     Fee Simple
        10.08                                                                                                     Fee Simple
        10.09                                                                                                     Fee Simple
         11                   45            360   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         12                    0            356   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         14                  118             NA   Actual/360            0.0406%      0.0100%      0.0300%         Fee Simple
         15                   22            360   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         16                   55            324   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         17                   81             NA   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         18                   11            360   Actual/360            0.0506%      0.0100%      0.0400%         Fee Simple
         19                   18            360   Actual/360            0.0206%      0.0100%      0.0100%
        19.01                                                                                                     Fee Simple
        19.02                                                                                               Fee Simple / Leasehold
        19.03                                                                                                     Leasehold
         21                    0            298   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         22                    5            360   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         24                   47            360   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         26                   23            360   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         27                   55            360   Actual/360            0.0706%      0.0100%      0.0600%         Fee Simple
         29                    0            297   Actual/360            0.0206%      0.0100%      0.0100%   Fee Simple / Leasehold
         32                   22            360   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         33                    0            352   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         34                    0            358   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         35                   22            360   Actual/360            0.0206%      0.0100%      0.0100%
        35.01                                                                                                     Fee Simple
        35.02                                                                                                     Fee Simple
         36                    0            353   Actual/360            0.0706%      0.0100%      0.0600%         Fee Simple
         37                   22            360   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         38                   23            360   Actual/360            0.0206%      0.0100%      0.0100%         Leasehold
         39                   22            360   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         40                    0            298   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         41                    0            356   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         43                    0            358   Actual/360            0.0206%      0.0100%      0.0100%   Fee Simple / Leasehold
         44                   22            360   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         46                   18            360   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         48                    0            356   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         49                    0            360   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         50                    0            295   Actual/360            0.0206%      0.0100%      0.0100%         Leasehold
         51                    9            360   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         52                   22            360   Actual/360            0.0206%      0.0100%      0.0100%
        52.01                                                                                                     Fee Simple
        52.02                                                                                                     Fee Simple
         53                    0            355   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         54                    0            355   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         57                    0            356   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         58                    0            357   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         65                    0            359   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         66                   53             NA   Actual/360            0.0206%      0.0100%      0.0100%
        66.01                                                                                                     Fee Simple
        66.02                                                                                                     Fee Simple
         68                    0            357   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         69                    0            297   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         72                   23            360   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         73                    0            299   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         75                   43            360   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         79                    0            357   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         82                    0            359   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         89                    0            359   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         91                   10            348   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         92                    0            360   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         93                    0            357   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         96                    0            355   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         99                    0            354   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         100                  20            360   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         106                   0            356   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         108                   0            358   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         111                   0            356   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         112                   0            355   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         115                   0            357   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         117                   0            357   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         118                  53             NA   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         121                   0            356   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         124                   0            359   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         126                   0            355   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         127                   0            359   Actual/360            0.0206%      0.0100%      0.0100%
       127.01                                                                                                     Fee Simple
       127.02                                                                                                     Fee Simple
         130                   0            295   Actual/360            0.0906%      0.0100%      0.0800%         Fee Simple
         133                   0            355   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         135                   0            358   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         136                   0            356   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         137                   0            355   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         138                   0            355   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         140                   0            355   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         141                   0            356   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple
         142                   0            355   Actual/360            0.0206%      0.0100%      0.0100%         Fee Simple

         3-C                  36            360   Actual/360            0.0100%      0.0000%      0.0100%
         8-C                  55            360   Actual/360            0.0100%      0.0000%      0.0100%
        12-C                   0            356   Actual/360            0.0100%      0.0000%      0.0100%
        14-C                 118             NA   Actual/360            0.0300%      0.0000%      0.0300%
        19-C                  18            360   Actual/360            0.0100%      0.0000%      0.0100%


                                                                                                Crossed With Other
GCCFC 05-GG3 Loan ID   Mortgage Loan Seller     Originator            Prepayment Type          Loans (Crossed Group
          3                    GCFP                GCFP        Lockout/23_Defeasance/93_O%/4           NAP
          8                    GCFP                GCFP        Lockout/28_Defeasance/89_0%/3           NAP
          9                    GCFP                GCFP        Lockout/26_Defeasance/90_0%/4           NAP
         10                    GCFP                GCFP        Lockout/26_Defeasance/31_0%/3           NAP
        10.01                                                                                          NAP
        10.02                                                                                          NAP
        10.03                                                                                          NAP
        10.04                                                                                          NAP
        10.05                                                                                          NAP
        10.06                                                                                          NAP
        10.07                                                                                          NAP
        10.08                                                                                          NAP
        10.09                                                                                          NAP
         11                    GCFP                GCFP        Lockout/27_Defeasance/54_0%/3           NAP
         12                    GCFP                GCFP        Lockout/28_Defeasance/88_0%/4           NAP
         14                    GCFP           Morgan Stanley   Lockout/26_Defeasance/90_0%/4           NAP
         15                    GCFP                GCFP        Lockout/26_Defeasance/90_0%/4           NAP
         16                    GCFP                GCFP        Lockout/28_Defeasance/89_0%/3           NAP
         17                    GCFP                GCFP        Lockout/27_Defeasance/53_0%/4           NAP
         18                    GCFP                GCFP        Lockout/25_Defeasance/90_O%/5           NAP
         19                    GCFP                GCFP        Lockout/30_Defeasance/51_0%/3           NAP
        19.01                                                                                          NAP
        19.02                                                                                          NAP
        19.03                                                                                          NAP
         21                    GCFP                GCFP        Lockout/26_Defeasance/90_0%/4           NAP
         22                    GCFP                GCFP        Lockout/26_Defeasance/90_0%/4           NAP
         24                    GCFP                GCFP        Lockout/25_Defeasance/55_0%/4           NAP
         26                    GCFP                GCFP        Lockout/25_Defeasance/93_0%/2           NAP
         27                    GCFP                GCFP        Lockout/29_Defeasance/87_0%/4           NAP
         29                    GCFP                GCFP        Lockout/27_Defeasance/53_0%/4           NAP
         32                    GCFP                GCFP        Lockout/26_Defeasance/91_0%/3           NAP
         33                    GCFP                GCFP        Lockout/32_Defeasance/84_0%/4           NAP
         34                    GCFP                GCFP        Lockout/26_Defeasance/91_0%/3           NAP
         35                    GCFP                GCFP        Lockout/26_Defeasance/90_0%/4           NAP
        35.01                                                                                          NAP
        35.02                                                                                          NAP
         36                    GCFP                GCFP        Lockout/31_Defeasance/49_0%/4           NAP
         37                    GCFP                GCFP        Lockout/26_Defeasance/91_0%/3           NAP
         38                    GCFP                GCFP        Lockout/25_Defeasance/31_0%/4           NAP
         39                    GCFP                GCFP        Lockout/26_Defeasance/91_0%/3           NAP
         40                    GCFP                GCFP        Lockout/26_Defeasance/90_0%/4           NAP
         41                    GCFP                GCFP        Lockout/28_Defeasance/88_0%/4           NAP
         43                    GCFP                GCFP        Lockout/26_Defeasance/51_0%/7           NAP
         44                    GCFP                GCFP        Lockout/26_Defeasance/51_0%/7           NAP
         46                    GCFP                GCFP        Lockout/29_Defeasance/87_0%/4           NAP
         48                    GCFP                GCFP        Lockout/28_Defeasance/89_0%/3           NAP
         49                    GCFP                GCFP        Lockout/24_Defeasance/92_0%/4           NAP
         50                    GCFP                GCFP        Lockout/29_Defeasance/27_0%/4           NAP
         51                    GCFP                GCFP        Lockout/27_Defeasance/89_0%/4           NAP
         52                    GCFP                GCFP        Lockout/26_Defeasance/91_0%/3           NAP
        52.01                                                                                          NAP
        52.02                                                                                          NAP
         53                    GCFP                GCFP        Lockout/29_Defeasance/51_0%/4           NAP
         54                    GCFP                GCFP        Lockout/29_Defeasance/63_0%/4           NAP
         57                    GCFP                GCFP        Lockout/28_Defeasance/88_0%/4           NAP
         58                    GCFP                GCFP        Lockout/27_Defeasance/86_0%/7           NAP
         65                    GCFP                GCFP        Lockout/25_Defeasance/91_0%/4           NAP
         66                    GCFP                GCFP        Lockout/31_Defeasance/25_0%/4           NAP
        66.01                                                                                          NAP
        66.02                                                                                          NAP
         68                    GCFP                GCFP        Lockout/27_Defeasance/54_0%/3           NAP
         69                    GCFP                GCFP        Lockout/27_Defeasance/89_0%/4           NAP
         72                    GCFP                GCFP        Lockout/25_Defeasance/91_0%/4           NAP
         73                    GCFP                GCFP        Lockout/25_Defeasance/91_0%/4           NAP
         75                    GCFP                GCFP        Lockout/29_Defeasance/51_0%/4           NAP
         79                    GCFP                GCFP        Lockout/59_> YM or 1%/57_0%/4           NAP
         82                    GCFP                GCFP        Lockout/25_Defeasance/91_0%/4           NAP
         89                    GCFP                GCFP        Lockout/25_Defeasance/91_0%/4           NAP
         91                    GCFP                GCFP        Lockout/26_Defeasance/54_0%/4           NAP
         92                    GCFP                GCFP        Lockout/58_> YM or 1%/58_0%/4           NAP
         93                    GCFP                GCFP        Lockout/59_> YM or 1%/57_0%/4           NAP
         96                    GCFP                GCFP        Lockout/29_Defeasance/51_0%/4           NAP
         99                    GCFP                GCFP        Lockout/30_Defeasance/86_0%/4           NAP
         100                   GCFP                GCFP          Lockout/41_YM+1%/75_0%/4              NAP
         106                   GCFP                GCFP        Lockout/28_Defeasance/88_0%/4           NAP
         108                   GCFP                GCFP        Lockout/26_Defeasance/90_0%/4           NAP
         111                   GCFP                GCFP        Lockout/59_> YM or 1%/57_0%/4           NAP
         112                   GCFP                GCFP        Lockout/29_Defeasance/87_0%/4           NAP
         115                   GCFP                GCFP        Lockout/27_Defeasance/89_0%/4           NAP
         117                   GCFP                GCFP        Lockout/27_Defeasance/89_0%/4           NAP
         118                   GCFP                GCFP        Lockout/31_Defeasance/25_0%/4           NAP
         121                   GCFP                GCFP        Lockout/28_Defeasance/88_0%/4           NAP
         124                   GCFP                GCFP        Lockout/59_> YM or 1%/57_0%/4           NAP
         126                   GCFP                GCFP        Lockout/59_> YM or 1%/57_0%/4           NAP
         127                   GCFP                GCFP        Lockout/25_Defeasance/92_0%/3           NAP
       127.01                                                                                          NAP
       127.02                                                                                          NAP
         130                   GCFP                GCFP        Lockout/29_Defeasance/87_0%/4           NAP
         133                   GCFP                GCFP        Lockout/29_Defeasance/87_0%/4           NAP
         135                   GCFP                GCFP        Lockout/26_Defeasance/90_0%/4           NAP
         136                   GCFP                GCFP        Lockout/28_Defeasance/89_0%/3           NAP
         137                   GCFP                GCFP        Lockout/29_Defeasance/86_0%/5           NAP
         138                   GCFP                GCFP        Lockout/29_Defeasance/87_0%/4           NAP
         140                   GCFP                GCFP        Lockout/59_> YM or 1%/57_0%/4           NAP
         141                   GCFP                GCFP        Lockout/28_Defeasance/89_0%/3           NAP
         142                   GCFP                GCFP        Lockout/59_> YM or 1%/57_0%/4           NAP

         3-C
         8-C
        12-C
        14-C
        19-C

GCCFC 05-GG3
  Loan ID      GCFP Control_Number   GCFP Loan ID   Loan Name
     1         00-1001130            00-1001130     North Star Mall
     2         09-1001118            09-1001118     Grand Canal Shoppes at the Venetian
     4         00-1001129            00-1001129     The Crescent
     5         00-1001131            00-1001131     498 Seventh Avenue
     6         00-1001132            00-1001132     Mall St. Matthews
     7         09-0002005            09-0002005     Westin Kierland
    13         00-1001133            00-1001133     Doral Arrowwood Hotel
    20         09-0001999            09-0001999     Atlanta Decorative Arts Center
    23         09-0001980            09-0001980     Lake Arrowhead Village
    25         09-0001968            09-0001968     One Financial Plaza
    28         09-0001954            09-0001954     FAA Building
    30         09-0001950            09-0001950     Groton Estates
    31         09-0001974            09-0001974     Champions of the West Tower
    42         09-0002018            09-0002018     1355 Beverly Road
    45         09-0002020            09-0002020     Marketplace at Kapolei
    47         09-0002006            09-0002006     H.H. Gregg Retail Portfolio
   47.01       09-0002006C           09-0002006C    Clarksville Commons
   47.02       09-0002006B           09-0002006B    East Washington Street
   47.03       09-0002006A           09-0002006A    U.S. 31 South
    55         09-0001973            09-0001973     University Plaza
    56         09-0001985            09-0001985     Wells Fargo Building
    59         09-0001951            09-0001951     25 Melville Road
    60         09-0001981            09-0001981     Village Shopping Center
    61         09-0001953            09-0001953     Casas Adobes Plaza
    62         09-0001991            09-0001991     Shoppes at Letson Farms
    63         09-0002002            09-0002002     Bloomfield Park Gateway Center
    64         09-0002012            09-0002012     Hollidaysburg Manor Apts
    67         09-0001960            09-0001960     Prairie Glen Medical Office Buildings B and C
    70         09-0001944            09-0001944     Toringdon II
    71         09-0001912            09-0001912     Health Park
    74         09-0002003            09-0002003     Sunset Plaza
    76         09-0001992            09-0001992     Centra Point I
    77         09-0001915            09-0001915     Intracorp Building
    78         09-0001914            09-0001914     Walden Park
    80         09-0002013            09-0002013     Westwood Plaza
    81         09-0001956            09-0001956     Northdale Plaza
    83         09-0002004            09-0002004     Robert Morris Building
    84         09-0001936            09-0001936     The Highlands of East Ellijay
    85         09-0001947            09-0001947     Fleetwood Office Park
    86         09-0001977            09-0001977     Bayshore Center
    87         09-0001959            09-0001959     Prairie Glen Medical Office Building A
    88         09-0001997            09-0001997     Highlands Shopping Center
    90         09-0001922            09-0001922     Rivers Bend East
    94         09-0001988            09-0001988     5000 Blazer Memorial Parkway
    95         09-0002008            09-0002008     Tracy Plaza Four
    97         09-0001993            09-0001993     Centra Point V
    98         09-0001969            09-0001969     Harbor Medical Office
    101        09-0002011            09-0002011     Ruffin Road Industrial
    102        09-0001957            09-0001957     6801 Building
    103        09-0001987            09-0001987     9480 Warner Ave
    104        09-0001998            09-0001998     Pell City Shopping Center
    105        09-0002007            09-0002007     Trinity Corporate Park
    107        09-0001996            09-0001996     Milestone Shopping Center
    109        09-0002019            09-0002019     Palmer Park Shopping Center
    110        09-0001942            09-0001942     Bond Street Office
    113        09-0001952            09-0001952     Westpoint Industrial
    114        09-0002009            09-0002009     Wednesbury Medical Office
    116        09-0002024            09-0002024     Southpointe Plaza
    119        09-0001976            09-0001976     Grove Medical Center
    120        09-0001971            09-0001971     Mountain View Plaza
    122        09-0001995            09-0001995     Smoky Hill Shopping Center
    123        09-0001958            09-0001958     5700 Building
    125        09-0001975            09-0001975     Hartland Village Shopping Center
    128        09-0001948            09-0001948     Montgomery Crossing SC
    129        09-0001972            09-0001972     Safeway Store - Pueblo West
    131        09-0001970            09-0001970     Lowe's Plaza Shopping Center
    132        09-0001989            09-0001989     Village at Ontario Center
    134        09-0002014            09-0002014     Anderson Crossing Shopping Center
    139        09-0001979            09-0001979     Prairie Towne Square Apartments

    2-C        09-1001118            09-1001118     Grand Canal Shoppes at the Venetian
   70-C        09-0001944            09-0001944     Toringdon II


GCCFC 05-GG3
  Loan ID      Property Name                                   General Property Type   Detailed Property Type
     1         North Star Mall                                 Retail                  Regional Mall
     2         Grand Canal Shoppes at the Venetian             Retail                  Regional Mall
     4         The Crescent                                    Office                  General Urban
     5         498 Seventh Avenue                              Office                  General Urban
     6         Mall St. Matthews                               Retail                  Regional Mall
     7         Westin Kierland                                 Hospitality             Full Service
    13         Doral Arrowwood Hotel                           Hospitality             Full Service
    20         Atlanta Decorative Arts Center                  Office                  General Urban
    23         Lake Arrowhead Village                          Retail                  Anchored
    25         One Financial Plaza                             Office                  General Urban
    28         FAA Building                                    Office                  General Suburban
    30         Groton Estates                                  Multifamily             Garden
    31         Champions of the West Tower                     Office                  General Suburban
    42         1355 Beverly Road                               Office                  General Suburban
    45         Marketplace at Kapolei                          Retail                  Shadow Anchored
    47         H.H. Gregg Retail Portfolio
   47.01       Clarksville Commons                             Retail                  Anchored
   47.02       East Washington Street                          Retail                  Anchored
   47.03       U.S. 31 South                                   Retail                  Anchored
    55         University Plaza                                Retail                  Anchored
    56         Wells Fargo Building                            Office                  General Urban
    59         25 Melville Road                                Office                  General Suburban
    60         Village Shopping Center                         Retail                  Anchored
    61         Casas Adobes Plaza                              Retail                  Anchored
    62         Shoppes at Letson Farms                         Retail                  Anchored
    63         Bloomfield Park Gateway Center                  Retail                  Anchored
    64         Hollidaysburg Manor Apts                        Multifamily             Garden
    67         Prairie Glen Medical Office Buildings B and C   Office                  Medical
    70         Toringdon II                                    Office                  General Suburban
    71         Health Park                                     Office                  Medical
    74         Sunset Plaza                                    Retail                  Shadow Anchored
    76         Centra Point I                                  Office                  General Suburban
    77         Intracorp Building                              Office                  General Urban
    78         Walden Park                                     Retail                  Shadow Anchored
    80         Westwood Plaza                                  Retail                  Shadow Anchored
    81         Northdale Plaza                                 Office                  General Suburban
    83         Robert Morris Building                          Office                  General Urban
    84         The Highlands of East Ellijay                   Retail                  Anchored
    85         Fleetwood Office Park                           Office                  General Suburban
    86         Bayshore Center                                 Office                  General Urban
    87         Prairie Glen Medical Office Building A          Office                  Medical
    88         Highlands Shopping Center                       Retail                  Shadow Anchored
    90         Rivers Bend East                                Office                  General Suburban
    94         5000 Blazer Memorial Parkway                    Office                  General Suburban
    95         Tracy Plaza Four                                Retail                  Anchored
    97         Centra Point V                                  Office                  General Suburban
    98         Harbor Medical Office                           Office                  General Suburban
    101        Ruffin Road Industrial                          Industrial              Industrial
    102        6801 Building                                   Office                  General Suburban
    103        9480 Warner Ave                                 Retail                  Anchored
    104        Pell City Shopping Center                       Retail                  Shadow Anchored
    105        Trinity Corporate Park                          Office                  General Urban
    107        Milestone Shopping Center                       Retail                  Shadow Anchored
    109        Palmer Park Shopping Center                     Retail                  Shadow Anchored
    110        Bond Street Office                              Office                  General Suburban
    113        Westpoint Industrial                            Industrial              Warehouse
    114        Wednesbury Medical Office                       Office                  Medical
    116        Southpointe Plaza                               Retail                  Shadow Anchored
    119        Grove Medical Center                            Office                  Medical
    120        Mountain View Plaza                             Retail                  Shadow Anchored
    122        Smoky Hill Shopping Center                      Retail                  Shadow Anchored
    123        5700 Building                                   Office                  General Suburban
    125        Hartland Village Shopping Center                Retail                  Shadow Anchored
    128        Montgomery Crossing SC                          Retail                  Shadow Anchored
    129        Safeway Store - Pueblo West                     Retail                  Anchored
    131        Lowe's Plaza Shopping Center                    Retail                  Shadow Anchored
    132        Village at Ontario Center                       Retail                  Shadow Anchored
    134        Anderson Crossing Shopping Center               Retail                  Shadow Anchored
    139        Prairie Towne Square Apartments                 Multifamily             Conventional

    2-C        Grand Canal Shoppes at the Venetian
   70-C        Toringdon II


GCCFC 05-GG3
  Loan ID      Address                                              City               County
     1         7400 San Pedro Avenue                                San Antonio        Bexar
     2         3355 Las Vegas Boulevard South                       Las Vegas          Clark
     4         100-300 and 500 Crescent Court                       Dallas             Dallas
     5         498 Seventh Avenue                                   New York           New York
     6         5000 Shelbyville Road                                Louisville         Jefferson
     7         6902 East Greenway Parkway                           Phoenix            Maricopa
    13         975 Anderson Hill Road                               Rye Brook          Westchester
    20         349-351 Peachtree Hills Avenue                       Atlanta            Fulton
    23         28200 Highway 189                                    Lake Arrowhead     San Bernardino
    25         501 North Broadway                                   St. Louis          Saint Louis City
    28         2300 East Devon Road                                 Des Plaines        Cook
    30         260 Shennecossett Rd                                 Groton             New London
    31         12264 El Camino Real                                 San Diego          San Diego
    42         1355 Beverly Road                                    McLean             Fairfax
    45         590 Farrington Highway                               Kapolei            Honolulu
    47
   47.01       1050 East Highway 131                                Clarksville        Clark
   47.02       10101 East Washington Street                         Indianapolis       Marion
   47.03       8921 U.S. Highway 31 South                           Indianapolis       Marion
    55         5850 University Drive                                Huntsville         Madison
    56         200 South Virginia Street                            Reno               Washoe
    59         25 Melville Park Road                                Melville           Suffolk
    60         1001 North Miami Boulevard                           Durham             Durham
    61         7001-7151 North Oracle Road                          Tucson             Pima
    62         4750 Eastern Valley Road                             Bessemer           Jefferson
    63         2055-2097 Telegraph Road                             Bloomfield Hills   Oakland
    64         17 Clover Drive                                      Hollidaysburg      Blair
    67         2551 and 2591 Compass Road                           Glenview           Cook
    70         3430 Toringdon Way                                   Charlotte          Mecklenburg
    71         1651 Gunbarrel Road                                  Chattanooga        Hamilton
    74         1000-1152 Sunset Road                                Henderson          Clark
    76         8363 West Sunset Road                                Las Vegas          Clark
    77         2505 Second Avenue                                   Seattle            King
    78         10900 Lakeline Mall Drive                            Austin             Williamson
    80         542 Bypass 72 NW                                     Greenwood          Greenwood
    81         3903 Northdale Boulevard                             Tampa              Hillsborough
    83         100 North 17th Street                                Philadelphia       Philadelphia
    84         88 Highland Crossing                                 East Ellijay       Gilmer
    85         3275, 3279, 3281 & 3285 Veterans Memorial Highway    Ronkonkoma         Suffolk
    86         2907-2909 West Bay to Bay Boulevard                  Tampa              Hillsborough
    87         2501 Compass Road                                    Glenview           Cook
    88         9555 South University Boulevard                      Highlands Ranch    Douglas
    90         13203 North Enon Church Road                         Chester            Chesterfield
    94         5000 Blazer Memorial Parkway                         Dublin             Franklin
    95         2886-2888 West Grant Line Road                       Tracy              San Joaquin
    97         8395 West Sunset Road                                Las Vegas          Clark
    98         2720 North Harbor Boulevard                          Fullerton          Orange
    101        3949 & 3959 Ruffin Road                              Kearny Mesa        San Diego
    102        6801 Lake Worth Road                                 Lake Worth         Palm Beach
    103        9380 - 9480 Warner Avenue and 17075 Bushard Street   Fountain Valley    Orange
    104        41-89 Vaughan Lane                                   Pell City          Saint Clair
    105        1500 Sunday Drive                                    Raleigh            Wake
    107        62 & 188 Founders Parkway                            Castle Rock        Douglas
    109        1580 Space Center Drive                              Colorado Springs   El Paso
    110        31600-31700 West Thirteen Mile Road                  Farmington Hills   Oakland
    113        6001 Hiatus Road                                     Tamarac            Broward
    114        8200 Wednesbury Lane                                 Houston            Harris
    116        3209 Deans Bridge Road                               Augusta            Richmond
    119        4160 Route 83                                        Long Grove         Lake
    120        US Highway 220 and Commonwealth Boulevard            Martinsville       Martinsville City
    122        19731 Smoky Hill Road                                Centennial         Arapahoe
    123        5700 & 5702 Lake Worth Road                          Greenacres         Palm Beach
    125        4750 Hartland Parkway                                Lexington          Fayette
    128        157 Montgomery Crossing                              Biscoe             Montgomery
    129        1017 North Marketplace                               Pueblo West        Pueblo
    131        3601 Old Halifax Road                                South Boston       Halifax
    132        4275 East Concours                                   Ontario            San Bernardino
    134        1244-1296 Anderson Crossing Drive                    Lawrenceburg       Anderson
    139        3025 Triumph Drive                                   Sun Prarie         Dane

    2-C
   70-C


GCCFC 05-GG3
  Loan ID      State            Zip Code   Original Balance   Cut-off Date Balance   Monthly Debt Service
     1         Texas               78216       $251,000,000        $250,391,107.83          $1,261,361.78
     2         Nevada              89109       $237,000,000        $234,752,792.07          $2,235,161.95
     4         Texas               75201       $214,770,000        $214,770,000.00            $907,303.82
     5         New York            10018       $181,500,000        $181,500,000.00            $772,887.50
     6         Kentucky            40207       $155,000,000        $154,827,634.22            $813,699.81
     7         Arizona             85254       $135,000,000        $135,000,000.00            $579,437.50
    13         New York            10573        $75,000,000         $75,000,000.00            $492,436.57
    20         Georgia             30305        $48,000,000         $48,000,000.00            $250,680.14
    23         California          92352        $34,500,000         $34,500,000.00            $199,801.09
    25         Missouri            63102        $30,750,000         $30,750,000.00            $142,375.35
    28         Illinois            60018        $26,000,000         $25,679,805.13            $187,775.12
    30         Connecticut         06340        $22,000,000         $22,000,000.00            $130,490.03
    31         California          92130        $21,200,000         $21,200,000.00            $121,037.16
    42         Virginia            22101        $16,800,000         $16,800,000.00             $94,127.54
    45         Hawaii              96707        $15,400,000         $15,400,000.00             $84,372.92
    47                                          $15,000,000         $14,985,090.50             $83,109.50
   47.01       Indiana             47129
   47.02       Indiana             46229
   47.03       Indiana             46227
    55         Alabama             35806        $13,500,000         $13,500,000.00             $77,075.55
    56         Nevada              89501        $12,750,000         $12,750,000.00             $70,248.11
    59         New York            11747        $11,750,000         $11,750,000.00             $67,084.28
    60         North Carolina      27703        $11,440,000         $11,440,000.00             $64,525.05
    61         Arizona             85704        $11,300,000         $11,300,000.00             $51,747.20
    62         Alabama             35111        $11,200,000         $11,200,000.00             $63,101.35
    63         Michigan            48302        $11,200,000         $11,189,840.70             $64,650.41
    64         Pennsylvania        16648        $10,320,000         $10,320,000.00             $57,564.05
    67         Illinois            60026         $9,800,000          $9,791,662.06             $58,127.38
    70         North Carolina      28277         $8,850,000          $8,850,000.00             $53,060.22
    71         Tennessee           37421         $8,700,000          $8,700,000.00             $39,326.22
    74         Nevada              89014         $8,500,000          $8,500,000.00             $52,004.72
    76         Nevada              89113         $8,415,000          $8,415,000.00             $47,410.52
    77         Washington          98121         $8,200,000          $8,200,000.00             $35,334.03
    78         Texas               78717         $8,100,000          $8,100,000.00             $45,838.56
    80         South Carolina      29649         $7,620,000          $7,620,000.00             $42,314.22
    81         Florida             33624         $7,600,000          $7,564,410.61             $44,835.51
    83         Pennsylvania        19103         $7,280,000          $7,280,000.00             $29,831.99
    84         Georgia             30540         $7,100,000          $7,100,000.00             $42,031.61
    85         New York            11779         $7,000,000          $7,000,000.00             $32,942.94
    86         Florida             33629         $7,000,000          $7,000,000.00             $39,877.08
    87         Illinois            60026         $6,800,000          $6,794,214.50             $40,333.28
    88         Colorado            80126         $6,750,000          $6,750,000.00             $37,190.18
    90         Virginia            23836         $6,500,000          $6,500,000.00             $37,602.55
    94         Ohio                43017         $6,120,000          $6,096,114.92             $34,940.92
    95         California          95304         $6,000,000          $6,000,000.00             $33,654.41
    97         Nevada              89113         $5,800,000          $5,800,000.00             $32,677.48
    98         California          92835         $5,700,000          $5,700,000.00             $33,991.36
    101        California          92123         $5,600,000          $5,600,000.00             $30,681.06
    102        Florida             33467         $5,500,000          $5,471,034.62             $30,610.10
    103        California          92708         $5,185,000          $5,130,916.57             $42,586.21
    104        Alabama             35125         $5,050,000          $5,039,643.81             $27,605.45
    105        North Carolina      27607         $5,000,000          $4,992,186.40             $28,996.93
    107        Colorado            80104         $4,850,000          $4,850,000.00             $26,721.83
    109        Colorado            80915         $4,700,000          $4,695,098.98             $25,460.91
    110        Michigan            48334         $4,700,000          $4,673,474.18             $27,547.47
    113        Florida             33321         $4,000,000          $4,000,000.00             $23,904.92
    114        Texas               77074         $4,000,000          $4,000,000.00             $22,386.38
    116        Georgia             30906         $3,920,000          $3,920,000.00             $21,938.66
    119        Illinois            60047         $3,750,000          $3,750,000.00             $17,362.85
    120        Virginia            24112         $3,575,000          $3,575,000.00             $20,523.32
    122        Colorado            80015         $3,500,000          $3,500,000.00             $19,283.80
    123        Florida             33463         $3,450,000          $3,431,830.81             $19,200.88
    125        Kentucky            40515         $3,050,000          $3,040,871.46             $17,317.56
    128        North Carolina      27209         $2,880,000          $2,880,000.00             $17,304.11
    129        Colorado            81007         $2,770,000          $2,720,901.58             $22,559.78
    131        Virginia            24592         $2,600,000          $2,600,000.00             $14,893.28
    132        California          91764         $2,600,000          $2,592,732.77             $15,255.58
    134        Kentucky            40342         $2,550,000          $2,544,919.26             $14,128.61
    139        Wisconsin           53590         $1,850,000          $1,850,000.00             $10,937.54

    2-C                                        $190,000,000        $188,198,440.84          $2,235,161.95
   70-C                                          $8,850,000          $8,850,000.00             $53,060.22


                                                   Stated                                Remaining
                                       Original   Remaining   Original                   Interest
                Gross                  Term to     Term to    Interest      Original       Only
GCCFC 05-GG3   Interest                Maturity   Maturity    Only Term   Amortization    Period
  Loan ID        Rate      Seasoning    (mos.)     (mos.)      (mos.)      Term (mos.)    (mos.)
     1           4.4300%           2         61          59           0            360           0
     2           4.7800%           8         59          51           0            360           0
     4           5.0000%           2         83          81          83             NA          81
     5           5.0400%           1         60          59          60             NA          59
     6           4.8050%           1         60          59           0            360           0
     7           5.0800%           2         60          58          60             NA          58
    13           6.2000%           0        120         120           0            300           0
    20           4.7600%           3         60          57          24            360          21
    23           5.6800%           4        120         116          36            360          32
    25           5.4800%           5         60          55          60             NA          55
    28           6.1000%           6        240         234           0            240           0
    30           5.9000%           5        120         115          12            360           7
    31           5.5500%           4        120         116          24            360          20
    42           5.3800%           1        120         119          24            360          23
    45           5.1800%           0        120         120          24            360          24
    47           5.2800%           1        120         119           0            360           0
   47.01
   47.02
   47.03
    55           5.5500%           4        120         116          12            360           8
    56           5.2300%           3         84          81          24            360          21
    59           5.5500%           4        120         116          18            360          14
    60           5.4400%           3        120         117          12            360           9
    61           5.4200%           4         60          56          60             NA          56
    62           5.4300%           3        120         117          12            360           9
    63           5.6500%           1        120         119           0            360           0
    64           5.3400%           2        120         118          24            360          22
    67           5.9000%           1        120         119           0            360           0
    70           6.0000%           6        120         114          12            360           6
    71           5.3500%           1         60          59          60             NA          59
    74           6.1900%           7        120         113          60            360          53
    76           5.4300%           3        120         117          24            360          21
    77           5.1000%           5         60          55          60             NA          55
    78           5.4700%           5         96          91          60            360          55
    80           5.3000%           1        120         119          24            360          23
    81           5.8500%           5        120         115           0            360           0
    83           4.8500%           3         60          57          60             NA          57
    84           5.6300%           1        120         119          12            336          11
    85           5.5700%           6         60          54          60             NA          54
    86           5.5300%           2        120         118          12            360          10
    87           5.9000%           1        120         119           0            360           0
    88           5.2300%           2        120         118          24            360          22
    90           5.6700%           8        120         112          18            360          10
    94           5.5500%           4        120         116           0            360           0
    95           5.3900%           1        120         119          24            360          23
    97           5.4300%           3        120         117          24            360          21
    98           5.9500%           5         84          79          24            360          19
    101          5.1800%           2         60          58          24            360          22
    102          5.3200%           5         60          55           0            360           0
    103          5.5800%           3        180         177           0            180           0
    104          5.1600%           2        120         118           0            360           0
    105          4.9200%           1        120         119           0            300           0
    107          5.2300%           2        120         118          24            360          22
    109          5.0800%           1        120         119           0            360           0
    110          5.7900%           6        120         114           0            360           0
    113          5.9700%           5        120         115          36            360          31
    114          5.3700%           1        120         119          12            360          11
    116          5.3700%           1        120         119          24            360          23
    119          5.4800%           5         60          55          60             NA          55
    120          5.6000%           5        120         115          24            360          19
    122          5.2300%           2        120         118          24            360          22
    123          5.3200%           5         60          55           0            360           0
    125          5.5000%           3        120         117           0            360           0
    128          6.0200%           6        120         114          12            360           6
    129          5.4500%           5        180         175           0            180           0
    131          5.5800%           5        120         115          24            360          19
    132          5.8000%           3        120         117           0            360           0
    134          5.2800%           2        120         118           0            360           0
    139          5.8700%           4        120         116          12            360           8

    2-C          4.7800%           8         59          51           0            360           0
   70-C          6.0000%           6        120         114          12            360           6


                               Interest
                                Accrual
                Remaining       Method                         Master       Primary
GCCFC 05-GG3   Amortization  (Actual/360   Administrative    Servicing    Servicing
  Loan ID       Term (mos.)   or 30/360)       Fee Rate          Fee          Fee
     1                  358   Actual/360            0.0206%      0.0100%      0.0100%
     2                  352   Actual/360            0.0206%      0.0100%      0.0100%
     4                   NA   Actual/360            0.0206%      0.0100%      0.0100%
     5                   NA   Actual/360            0.0206%      0.0100%      0.0100%
     6                  359   Actual/360            0.0206%      0.0100%      0.0100%
     7                   NA   Actual/360            0.0206%      0.0100%      0.0100%
    13                  300   Actual/360            0.0206%      0.0100%      0.0100%
    20                  360   Actual/360            0.0206%      0.0100%      0.0100%
    23                  360   Actual/360            0.0206%      0.0100%      0.0100%
    25                   NA   Actual/360            0.0806%      0.0100%      0.0700%
    28                  234   Actual/360            0.0906%      0.0100%      0.0800%
    30                  360   Actual/360            0.0206%      0.0100%      0.0100%
    31                  360   Actual/360            0.0206%      0.0100%      0.0100%
    42                  360   Actual/360            0.0206%      0.0100%      0.0100%
    45                  360   Actual/360            0.0206%      0.0100%      0.0100%
    47                  359   Actual/360            0.0506%      0.0100%      0.0400%
   47.01
   47.02
   47.03
    55                  360   Actual/360            0.0206%      0.0100%      0.0100%
    56                  360   Actual/360            0.0906%      0.0100%      0.0800%
    59                  360   Actual/360            0.0806%      0.0100%      0.0700%
    60                  360   Actual/360            0.0206%      0.0100%      0.0100%
    61                   NA   Actual/360            0.0206%      0.0100%      0.0100%
    62                  360   Actual/360            0.0206%      0.0100%      0.0100%
    63                  359   Actual/360            0.0206%      0.0100%      0.0100%
    64                  360   Actual/360            0.0206%      0.0100%      0.0100%
    67                  359   Actual/360            0.0806%      0.0100%      0.0700%
    70                  360   Actual/360            0.0206%      0.0100%      0.0100%
    71                   NA   Actual/360            0.0206%      0.0100%      0.0100%
    74                  360   Actual/360            0.0206%      0.0100%      0.0100%
    76                  360   Actual/360            0.0206%      0.0100%      0.0100%
    77                   NA   Actual/360            0.0206%      0.0100%      0.0100%
    78                  360   Actual/360            0.0206%      0.0100%      0.0100%
    80                  360   Actual/360            0.0206%      0.0100%      0.0100%
    81                  355   Actual/360            0.0806%      0.0100%      0.0700%
    83                   NA   Actual/360            0.0206%      0.0100%      0.0100%
    84                  336   Actual/360            0.0706%      0.0100%      0.0600%
    85                   NA   Actual/360            0.0206%      0.0100%      0.0100%
    86                  360   Actual/360            0.0806%      0.0100%      0.0700%
    87                  359   Actual/360            0.0806%      0.0100%      0.0700%
    88                  360   Actual/360            0.0706%      0.0100%      0.0600%
    90                  360   Actual/360            0.0706%      0.0100%      0.0600%
    94                  356   Actual/360            0.0906%      0.0100%      0.0800%
    95                  360   Actual/360            0.0206%      0.0100%      0.0100%
    97                  360   Actual/360            0.0206%      0.0100%      0.0100%
    98                  360   Actual/360            0.0206%      0.0100%      0.0100%
    101                 360   Actual/360            0.0206%      0.0100%      0.0100%
    102                 355   Actual/360            0.0206%      0.0100%      0.0100%
    103                 177   Actual/360            0.0206%      0.0100%      0.0100%
    104                 358   Actual/360            0.0206%      0.0100%      0.0100%
    105                 299   Actual/360            0.0206%      0.0100%      0.0100%
    107                 360   Actual/360            0.0706%      0.0100%      0.0600%
    109                 359   Actual/360            0.0206%      0.0100%      0.0100%
    110                 354   Actual/360            0.0206%      0.0100%      0.0100%
    113                 360   Actual/360            0.0206%      0.0100%      0.0100%
    114                 360   Actual/360            0.0206%      0.0100%      0.0100%
    116                 360   Actual/360            0.0206%      0.0100%      0.0100%
    119                  NA   Actual/360            0.0906%      0.0100%      0.0800%
    120                 360   Actual/360            0.0206%      0.0100%      0.0100%
    122                 360   Actual/360            0.0706%      0.0100%      0.0600%
    123                 355   Actual/360            0.0206%      0.0100%      0.0100%
    125                 357   Actual/360            0.0206%      0.0100%      0.0100%
    128                 360   Actual/360            0.0206%      0.0100%      0.0100%
    129                 175   Actual/360            0.0206%      0.0100%      0.0100%
    131                 360   Actual/360            0.0706%      0.0100%      0.0600%
    132                 357   Actual/360            0.0206%      0.0100%      0.0100%
    134                 358   Actual/360            0.0206%      0.0100%      0.0100%
    139                 360   Actual/360            0.0206%      0.0100%      0.0100%

    2-C                 352   Actual/360            0.0100%      0.0000%      0.0100%
   70-C                 360   Actual/360            0.0000%      0.0000%      0.0000%


GCCFC 05-GG3     Ownership Interest
  Loan ID         (Fee/Leasehold)       Mortgage Loan Seller       Originator
     1               Fee Simple           GSMC/Commerzbank     Archon/Commerzbank
     2         Fee Simple / Leasehold     GSMC/Commerzbank           Archon
     4               Fee Simple                 GSMC                 Archon
     5               Fee Simple                 GSMC                 Archon
     6               Leasehold            GSMC/Commerzbank     Archon/Commerzbank
     7               Fee Simple                 GSMC                 Archon
    13         Fee Simple / Leasehold           GSMC                 Archon
    20               Fee Simple                 GSMC                 Archon
    23               Fee Simple                 GSMC                 Archon
    25         Fee Simple / Leasehold           GSMC                 Archon
    28               Fee Simple                 GSMC                 Archon
    30               Fee Simple                 GSMC                 Archon
    31               Fee Simple                 GSMC                 Archon
    42               Fee Simple                 GSMC                 Archon
    45               Leasehold                  GSMC                 Archon
    47                                          GSMC                 Archon
   47.01             Fee Simple
   47.02             Fee Simple
   47.03             Fee Simple
    55               Fee Simple                 GSMC                 Archon
    56               Fee Simple                 GSMC                 Archon
    59               Fee Simple                 GSMC                 Archon
    60               Fee Simple                 GSMC                 Archon
    61               Fee Simple                 GSMC                 Archon
    62               Fee Simple                 GSMC                 Archon
    63               Fee Simple                 GSMC                 Archon
    64               Fee Simple                 GSMC                 Archon
    67               Fee Simple                 GSMC                 Archon
    70               Fee Simple                 GSMC                 Archon
    71               Fee Simple                 GSMC                 Archon
    74               Fee Simple                 GSMC                 Archon
    76               Fee Simple                 GSMC                 Archon
    77               Fee Simple                 GSMC                 Archon
    78               Fee Simple                 GSMC                 Archon
    80               Fee Simple                 GSMC                 Archon
    81               Fee Simple                 GSMC                 Archon
    83               Fee Simple                 GSMC                 Archon
    84               Fee Simple                 GSMC                 Archon
    85               Fee Simple                 GSMC                 Archon
    86               Fee Simple                 GSMC                 Archon
    87               Fee Simple                 GSMC                 Archon
    88               Fee Simple                 GSMC                 Archon
    90               Fee Simple                 GSMC                 Archon
    94               Fee Simple                 GSMC                 Archon
    95               Fee Simple                 GSMC                 Archon
    97               Fee Simple                 GSMC                 Archon
    98               Fee Simple                 GSMC                 Archon
    101              Fee Simple                 GSMC                 Archon
    102              Fee Simple                 GSMC                 Archon
    103              Fee Simple                 GSMC                 Archon
    104              Fee Simple                 GSMC                 Archon
    105              Fee Simple                 GSMC                 Archon
    107              Fee Simple                 GSMC                 Archon
    109              Fee Simple                 GSMC                 Archon
    110              Fee Simple                 GSMC                 Archon
    113              Fee Simple                 GSMC                 Archon
    114              Fee Simple                 GSMC                 Archon
    116              Fee Simple                 GSMC                 Archon
    119              Fee Simple                 GSMC                 Archon
    120              Fee Simple                 GSMC                 Archon
    122              Fee Simple                 GSMC                 Archon
    123              Fee Simple                 GSMC                 Archon
    125        Fee Simple / Leasehold           GSMC                 Archon
    128              Fee Simple                 GSMC                 Archon
    129              Fee Simple                 GSMC                 Archon
    131              Fee Simple                 GSMC                 Archon
    132              Fee Simple                 GSMC                 Archon
    134              Fee Simple                 GSMC                 Archon
    139              Fee Simple                 GSMC                 Archon

    2-C
   70-C


GCCFC 05-GG3                                                Crossed With Other Loans
  Loan ID      Prepayment Type                                  (Crossed Group)
    1          Lockout/26_Defeasance/28_0%/7                          NAP
    2          Lockout/32_Defeasance/22_0%/5                          NAP
    4          Lockout/26_>YM or 1% or Defeasance/53_0%/4             NAP
    5          Lockout/25_Defeasance/31_0%/4                          NAP
    6          Lockout/25_Defeasance/28_0%/7                          NAP
    7          Lockout/26_>YM or 2%/21_>YM or 1%/9_0%/4               NAP
   13          Lockout/24_Defeasance/92_0%/4                          NAP
   20          Lockout/27_Defeasance/29_0%/4                          NAP
   23          Lockout/28_Defeasance/88_0%/4                          NAP
   25          Lockout/29_Defeasance/27_0%/4                          NAP
   28          Lockout/30_Defeasance/185_0%/25                        NAP
   30          Lockout/29_Defeasance/87_0%/4                          NAP
   31          Lockout/28_Defeasance/88_0%/4                          NAP
   42          Lockout/25_Defeasance/91_0%/4                          NAP
   45          Lockout/24_Defeasance/92_0%/4                          NAP
   47          Lockout/25_Defeasance/91_0%/4                          NAP
  47.01                                                               NAP
  47.02                                                               NAP
  47.03                                                               NAP
   55          Lockout/28_Defeasance/88_0%/4                          NAP
   56          Lockout/27_Defeasance/52_0%/5                          NAP
   59          Lockout/28_Defeasance/88_0%/4                          NAP
   60          Lockout/27_Defeasance/89_0%/4                          NAP
   61          Lockout/28_Defeasance/28_0%/4                          NAP
   62          Lockout/27_Defeasance/89_0%/4                          NAP
   63          Lockout/25_Defeasance/91_0%/4                          NAP
   64          Lockout/26_Defeasance/90_0%/4                          NAP
   67          Lockout/25_Defeasance/91_0%/4                          NAP
   70          Lockout/30_Defeasance/86_0%/4                          NAP
   71          Lockout/25_Defeasance/31_0%/4                          NAP
   74          Lockout/31_Defeasance/85_0%/4                          NAP
   76          Lockout/27_>YM or 1%/89_0%/4                           NAP
   77          Lockout/29_Defeasance/27_0%/4                          NAP
   78          Lockout/29_>YM or 1% or Defeasance/63_0%/4             NAP
   80          Lockout/25_Defeasance/91_0%/4                          NAP
   81          Lockout/29_Defeasance/87_0%/4                          NAP
   83          Lockout/27_Defeasance/29_0%/4                          NAP
   84          Lockout/25_Defeasance/91_0%/4                          NAP
   85          Lockout/30_Defeasance/26_0%/4                          NAP
   86          Lockout/26_Defeasance/90_0%/4                          NAP
   87          Lockout/25_Defeasance/91_0%/4                          NAP
   88          Lockout/26_Defeasance/90_0%/4                          NAP
   90          Lockout/32_Defeasance/84_0%/4                          NAP
   94          Lockout/28_Defeasance/88_0%/4                          NAP
   95          Lockout/25_Defeasance/91_0%/4                          NAP
   97          Lockout/27_>YM or 1%/89_0%/4                           NAP
   98          Lockout/29_Defeasance/51_0%/4                          NAP
   101         Lockout/26_Defeasance/30_0%/4                          NAP
   102         Lockout/29_Defeasance/27_0%/4                          NAP
   103         Lockout/27_Defeasance/149_0%/4                         NAP
   104         Lockout/26_Defeasance/90_0%/4                          NAP
   105         Lockout/25_Defeasance/91_0%/4                          NAP
   107         Lockout/26_Defeasance/90_0%/4                          NAP
   109         Lockout/25_Defeasance/91_0%/4                          NAP
   110         Lockout/30_Defeasance/86_0%/4                          NAP
   113         Lockout/29_Defeasance/87_0%/4                          NAP
   114         Lockout/25_Defeasance/91_0%/4                          NAP
   116         Lockout/25_Defeasance/91_0%/4                          NAP
   119         Lockout/29_Defeasance/27_0%/4                          NAP
   120         Lockout/29_Defeasance/87_0%/4                          NAP
   122         Lockout/26_Defeasance/90_0%/4                          NAP
   123         Lockout/29_Defeasance/27_0%/4                          NAP
   125         Lockout/27_Defeasance/89_0%/4                          NAP
   128         Lockout/30_Defeasance/86_0%/4                          NAP
   129         Lockout/29_>YM or 1%/147_0%/4                          NAP
   131         Lockout/29_Defeasance/87_0%/4                          NAP
   132         Lockout/27_Defeasance/89_0%/4                          NAP
   134         Lockout/26_Defeasance/90_0%/4                          NAP
   139         Lockout/28_Defeasance/88_0%/4                          NAP

   2-C
  70-C

GCCFC 05-GG3   GCFP
  Loan ID      Control_Number   GCFP Loan ID    Loan Name
     1         00-1001130        00-1001130     North Star Mall
     2         09-1001118        09-1001118     Grand Canal Shoppes at the Venetian
     6         00-1001132        00-1001132     Mall St. Matthews

     2-C       09-1001118        09-1001118     Grand Canal Shoppes at the Venetian


GCCFC 05-GG3                                         General Property
  Loan ID      Property Name                         Type               Detailed Property Type
     1         North Star Mall                       Retail             Regional Mall
     2         Grand Canal Shoppes at the Venetian   Retail             Regional Mall
     6         Mall St. Matthews                     Retail             Regional Mall

     2-C       Grand Canal Shoppes at the Venetian


GCCFC 05-GG3
  Loan ID      Address                          City          County      State      Zip Code   Original Balance
     1         7400 San Pedro Avenue            San Antonio   Bexar       Texas         78216       $251,000,000
     2         3355 Las Vegas Boulevard South   Las Vegas     Clark       Nevada        89109       $237,000,000
     6         5000 Shelbyville Road            Louisville    Jefferson   Kentucky      40207       $155,000,000

     2-C                                                                                            $190,000,000



                                                                                     Stated
                                                                         Original   Remaining   Original
                                                  Gross                  Term to     Term to    Interest      Original
GCCFC 05-GG3    Cut-off Date        Monthly      Interest                Maturity   Maturity    Only Term   Amortization
  Loan ID          Balance       Debt Service      Rate      Seasoning    (mos.)     (mos.)      (mos.)     Term (mos.)
     1         $250,391,107.83   $1,261,361.78     4.4300%           2         61          59           0            360
     2         $234,752,792.07   $2,235,161.95     4.7800%           8         59          51           0            360
     6         $154,827,634.22     $813,699.81     4.8050%           1         60          59           0            360

     2-C       $188,198,440.84   $2,235,161.95     4.7800%           8         59          51           0            360



               Remaining                   Interest
               Interest                     Accrual
                 Only       Remaining       Method                         Master       Primary
GCCFC 05-GG3    Period     Amortization   (Actual/360   Administrative    Servicing    Servicing
  Loan ID       (mos.)     Term (mos.)    or 30/360)       Fee Rate          Fee          Fee
     1                 0            358   Actual/360            0.0206%      0.0100%      0.0100%
     2                 0            352   Actual/360            0.0206%      0.0100%      0.0100%
     6                 0            359   Actual/360            0.0206%      0.0100%      0.0100%

     2-C               0            352   Actual/360            0.0100%      0.0000%      0.0100%


GCCFC 05-GG3   Ownership Interest
  Loan ID      (Fee/Leasehold)          Mortgage Loan Seller   Originator
     1         Fee Simple               GSMC/Commerzbank       Archon/Commerzbank
     2         Fee Simple / Leasehold   GSMC/Commerzbank       Archon
     6         Leasehold                GSMC/Commerzbank       Archon/Commerzbank

     2-C


GCCFC 05-GG3                                   Crossed With Other
  Loan ID      Prepayment Type                 Loans (Crossed Group)
     1         Lockout/26_Defeasance/28_0%/7   NAP
     2         Lockout/32_Defeasance/22_0%/5   NAP
     6         Lockout/25_Defeasance/28_0%/7   NAP

     2-C

                                  SCHEDULE VII

                             PRIMARY SERVICED LOANS


1370 Avenue of the Americas
North Star Mall
Mall St. Matthews
The Crescent
498 Seventh Avenue
Westin Kierland
Doral Arrowwood
Atlanta Decorative Arts Center
Lake Arrowhead Village
Groton Estates
Champions of the West Tower
1355 Beverly Road
Marketplace at Kapolei
H.H. Gregg Retail Portfolio
University Plaza
Wells Fargo Building
Village Shopping Center
Casas Adobes Plaza
Shoppes at Letson Farms
Bloomfield Park Gateway Center
Hollidaysburg Manor Apts
Toringdon II
Health Park
Sunset Plaza
Centra Point I
Intracorp Building
Walden Park
Westwood Plaza
Robert Morris Building
The Highlands of East Ellijay
Fleetwood Office Park
Highlands Shopping Center
Rivers Bend East
Centra Point V
Harbor Medical Office
Ruffin Road Industrial
6801 Building
9480 Warner Ave
Pell City Shopping Center
Trinity Corporate Park
Milestone Shopping Center
Palmer Park Shopping Center
Bond Street Office
Westpoint Industrial
Wednesbury Medical Office
Southpointe Plaza
Grove Medical Center
Mountain View Plaza
Smoky Hill Shopping Center
5700 Building
Hartland Village Shopping Center
Montgomery Cross SC
Safeway Store-Pueblo West
Lowe's Plaza Shopping Center
Village at Ontario Center
Anderson Crossing Shopping Center
Prairie Towne Square Apartments

                                  SCHEDULE VIII

                  CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE


          Period             Month of Payment Date            Balance
    ----------------       ------------------------       ---------------
         1                         March 2005             $159,047,000.00
         2                         April 2005             $159,047,000.00
         3                          May 2005              $159,047,000.00
         4                         June 2005              $159,047,000.00
         5                         July 2005              $159,047,000.00
         6                        August 2005             $159,047,000.00
         7                       September 2005           $159,047,000.00
         8                        October 2005            $159,047,000.00
         9                       November 2005            $159,047,000.00
         10                      December 2005            $159,047,000.00
         11                       January 2006            $159,047,000.00
         12                      February 2006            $159,047,000.00
         13                        March 2006             $159,047,000.00
         14                        April 2006             $159,047,000.00
         15                         May 2006              $159,047,000.00
         16                        June 2006              $159,047,000.00
         17                        July 2006              $159,047,000.00
         18                       August 2006             $159,047,000.00
         19                      September 2006           $159,047,000.00
         20                       October 2006            $159,047,000.00
         21                      November 2006            $159,047,000.00
         22                      December 2006            $159,047,000.00
         23                       January 2007            $159,047,000.00
         24                      February 2007            $159,047,000.00
         25                        March 2007             $159,047,000.00
         26                        April 2007             $159,047,000.00
         27                         May 2007              $159,047,000.00
         28                        June 2007              $159,047,000.00
         29                        July 2007              $159,047,000.00
         30                       August 2007             $159,047,000.00
         31                      September 2007           $159,047,000.00
         32                       October 2007            $159,047,000.00
         33                      November 2007            $159,047,000.00
         34                      December 2007            $159,047,000.00
         35                       January 2008            $159,047,000.00
         36                      February 2008            $159,047,000.00
         37                        March 2008             $159,047,000.00
         38                        April 2008             $159,047,000.00
         39                         May 2008              $159,047,000.00
         40                        June 2008              $159,047,000.00
         41                        July 2008              $159,047,000.00
         42                       August 2008             $159,047,000.00
         43                      September 2008           $159,047,000.00
         44                       October 2008            $159,047,000.00
         45                      November 2008            $159,047,000.00
         46                      December 2008            $159,047,000.00
         47                       January 2009            $159,047,000.00
         48                      February 2009            $159,047,000.00
         49                        March 2009             $159,047,000.00
         50                        April 2009             $159,047,000.00
         51                         May 2009              $159,047,000.00
         52                        June 2009              $159,047,000.00
         53                        July 2009              $159,047,000.00
         54                       August 2009             $159,047,000.00
         55                      September 2009           $159,047,000.00
         56                       October 2009            $159,047,000.00
         57                      November 2009            $159,047,000.00
         58                      December 2009            $159,047,000.00
         59                       January 2010            $156,099,678.86
         60                      February 2010            $153,770,676.31
         61                        March 2010             $150,524,212.84
         62                        April 2010             $148,167,431.47
         63                         May 2010              $145,497,865.34
         64                        June 2010              $143,116,059.49
         65                        July 2010              $140,422,154.98
         66                       August 2010             $138,015,077.73
         67                      September 2010           $135,596,020.88
         68                       October 2010            $132,865,886.72
         69                      November 2010            $130,421,190.95
         70                      December 2010            $127,666,120.81
         71                       January 2011            $125,195,533.13
         72                      February 2011            $122,712,648.16
         73                        March 2011             $119,326,498.79
         74                        April 2011             $116,814,366.36
         75                         May 2011              $113,993,708.36
         76                        June 2011              $111,455,018.33
         77                        July 2011              $108,608,530.84
         78                       August 2011             $106,069,208.26
         79                      September 2011           $103,565,220.66
         80                       October 2011            $100,812,930.53
         81                      November 2011             $98,324,066.37
         82                      December 2011             $95,750,836.07
         83                       January 2012             $93,472,113.67
         84                      February 2012             $91,223,182.73
         85                        March 2012              $88,470,782.80
         86                        April 2012              $86,196,869.90
         87                         May 2012               $83,666,293.71
         88                        June 2012               $81,368,387.71
         89                        July 2012               $78,814,475.97
         90                       August 2012              $76,492,339.56
         91                      September 2012            $54,365,813.30
         92                       October 2012             $51,810,063.59
         93                      November 2012             $49,481,869.70
         94                      December 2012             $46,902,500.37
         95                       January 2013             $44,549,781.02
         96                      February 2013             $42,185,306.94
         97                        March 2013              $39,093,916.41
         98                        April 2013              $36,702,161.99
         99                         May 2013               $34,060,973.75
         100                       June 2013               $31,644,064.60
         101                       July 2013               $28,978,410.91
         102                      August 2013              $26,536,098.01
         103                     September 2013            $24,081,580.72
         104                      October 2013             $21,379,349.42
         105                     November 2013             $18,899,056.09
         106                     December 2013             $16,171,755.04
         107                      January 2014             $13,665,430.48
         108                     February 2014             $11,146,580.27
         109                       March 2014               $7,915,053.41
         110                       April 2014               $5,367,444.69
         111                        May 2014                $2,574,672.69
         112                       June 2014                        $0.00

--------------------------------------------------------------------------------

                                   EXHIBIT A-1

           FORM OF CLASS [A-1] [A-2] [A-3] [A-AB] [A-1-A] CERTIFICATE


                       COMMERCIAL MORTGAGE TRUST 2005-GG3
 CLASS [A-1] [A-2] [A-3] [A-AB] [A-1-A] COMMERCIAL MORTGAGE PASS-THROUGH
                                  CERTIFICATE,
                                 SERIES 2005-GG3


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Pass-Through Rate:  [___]%                           Initial Certificate Principal Balance of this
                                                     Certificate as of the Closing Date:
                                                     $____________

Date of Pooling and Servicing Agreement:             Class Principal Balance of all the Class  [A-1]
February 10, 2005                                    [A-2] [A-3] [A-AB] [A-1-A] Certificates as of
                                                     the Closing Date:
                                                     $____________

Cut-off Date:  For each Mortgage Loan included in    Aggregate unpaid principal balance of the
the Trust originated prior to February 1, 2005,      Mortgage Pool as of the Cut-off Date, after
its due date in February; and for any Mortgage       deducting payments of principal due on or
Loan included in the Trust that was originated       before such date:  $3,591,930,614
after February 1, 2005, its origination date.

Closing Date:  February 10, 2005

First Distribution Date:  March 11, 2005
Master Servicer:  GMAC Commercial Mortgage           Trustee:  LaSalle Bank National Association
Corporation

Special Servicer:  GMAC Commercial Mortgage          Fiscal Agent:  ABN AMRO Bank N.V.
Corporation

Certificate No.  [A-1] [A-2] [A-3] [A-AB]            CUSIP No.:  _____________
[A-1-A]-___


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Corporation as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Corporation as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in March 2005. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) ( in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-J, Class B, Class C, Class D and Class E Certificates are reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                      LASALLE BANK NATIONAL ASSOCIATION,
                                      as Trustee


                                      By: ______________________________________
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION


            This is one of the Class [A-1] [A-2] [A-3] [A-AB] [A-1-A] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                      LASALLE BANK NATIONAL ASSOCIATION,
                                      as Certificate Registrar


                                      By:______________________________________
                                             Authorized Officer

                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________


Dated:



                                       _________________________________________
                                       Signature by or on behalf of Assignor



                                       _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

               Distributions made by check (such check to be made payable to ___ ____________________________) and all applicable statements and notices should be mailed to __________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-2

                       FORM OF CLASS [XP] [XC]CERTIFICATE


                       COMMERCIAL MORTGAGE TRUST 2005-GG3
          CLASS [XP] [XC] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-GG3


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Pass-Through Rate:  [____]% Variable                  Initial Certificate Notional Amount of this
                                                      Certificate as of the Closing Date:
                                                      $____________

Date of Pooling and Servicing Agreement:              Class Notional Amount of all the Class [XP] [XC]
February 10, 2005                                     Certificates as of the Closing Date:
                                                      $_____________

Cut-off Date:  For each Mortgage Loan included in     Aggregate unpaid principal balance of the
the Trust originated prior to February 1, 2005, its   Mortgage Pool as of the Cut-off Date, after
due date in February; and for any Mortgage Loan       deducting payments of principal due on or before
included in the Trust that was originated after       such date:  $3,591,930,614
February 1, 2005, its origination date.

Closing Date:  February 10, 2005

First Distribution Date: March 11, 2005

Master Servicer:  GMAC Commercial Mortgage            Trustee:  LaSalle Bank National Association
Corporation

Special Servicer:  GMAC Commercial Mortgage           Fiscal Agent:  ABN AMRO Bank N.V.
Corporation

Certificate No. [XP] [XC]-___                         CUSIP No.:  _____________


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in March 2005. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non Registered Certificates to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate, a Transferee of an interest herein that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S. A Regulation S Restricted Certificate is any Certificate that is not rated in one of the four highest generic ratings categories by a Rating Agency.

            Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of Section 5.02(b) of the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S.

            Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Certificates being transferred and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit Suisse First Boston LLC, Wachovia Capital Markets, LLC, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and
(Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-J, Class B, Class C, Class D and Class E Certificates are reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                      LASALLE BANK NATIONAL ASSOCIATION,
                                      as Trustee


                                      By:_______________________________________
                                             Authorized Officer

                                    CERTIFICATE OF AUTHENTICATION


            This is one of the Class [XP] [XC] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                      LASALLE BANK NATIONAL ASSOCIATION,
                                      as Certificate Registrar


                                      By:______________________________________
                                             Authorized Officer

                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________


Dated:



                                       _________________________________________
                                       Signature by or on behalf of Assignor



                                       _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

               Distributions made by check (such check to be made payable to ___ ____________________________) and all applicable statements and notices should be mailed to __________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-3

               FORM OF CLASS [A-4] [A-J] [B] [C][D][E] CERTIFICATE


                       COMMERCIAL MORTGAGE TRUST 2005-GG3
 CLASS [A-4] [A-J] [B] [C] [D] [E]COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-GG3


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Pass-Through Rate:  [____]%, Subject to the           Initial Certificate Principal Balance of this
Weighted Average Net Mortgage Rate                    Certificate as of the Closing Date:
                                                      $_______________

Date of Pooling and Servicing Agreement:              Class Principal Balance of all the Class  [A-4]
February 10, 2005                                     [A-J] [B] [C][D][E] Certificates as of the
                                                      Closing Date:
                                                      $____________

Cut-off Date:  For each Mortgage Loan included in     Aggregate unpaid principal balance of the
the Trust originated prior to February 1, 2005, its   Mortgage Pool as of the Cut-off Date, after
due date in February; and for any Mortgage Loan       deducting payments of principal due on or before
included in the Trust that was originated after       such date:  $3,591,930,614
February 1, 2005, its origination date.


Closing Date:  February 10, 2005

First Distribution Date:  March 11, 2005

Master Servicer: GMAC Commercial Mortgage             Trustee:  LaSalle Bank National Association
Corporation

Special Servicer:  GMAC Commercial Mortgage           Fiscal Agent:  ABN AMRO Bank N.V.
Corporation

Certificate No. [A-4] [A-J] [B] [C][D][E]-___         CUSIP No.:  _____________


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in March 2005. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-J, Class B, Class C, Class D and Class E Certificates are reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:_____________________________________
                                               Authorized Officer

                          CERTIFICATE OF AUTHENTICATION


            This is one of the Class [A-4] [A-J] [B][C][D][E] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar


                                        By:_____________________________________
                                               Authorized Officer

                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________


Dated:



                                       _________________________________________
                                       Signature by or on behalf of Assignor



                                       _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

               Distributions made by check (such check to be made payable to ___ ____________________________) and all applicable statements and notices should be mailed to __________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-4

                        FORM OF CLASS [F][G] CERTIFICATE


                       COMMERCIAL MORTGAGE TRUST 2005-GG3
           CLASS [F][G] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-GG3


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Pass-Through Rate:  [____]%, Subject to the           Initial Certificate Principal Balance of this
Weighted Average Net Mortgage Rate                    Certificate as of the Closing Date:
                                                      $_______________

Date of Pooling and Servicing Agreement:              Class Principal Balance of all the Class [F][G]
February 10, 2005                                     Certificates as of the Closing Date:
                                                      $____________

Cut-off Date:  For each Mortgage Loan included in     Aggregate unpaid principal balance of the
the Trust originated prior to February 1, 2005, its   Mortgage Pool as of the Cut-off Date, after
due date in February; and for any Mortgage Loan       deducting payments of principal due on or before
included in the Trust that was originated after       such date:  $3,591,930,614
February 1, 2005, its origination date.

Closing Date:  February 10, 2005

First Distribution Date:  March 11, 2005
Master Servicer: GMAC Commercial Mortgage             Trustee:  LaSalle Bank National Association
Corporation

Special Servicer:  GMAC Commercial Mortgage           Fiscal Agent:  ABN AMRO Bank N.V.
Corporation

Certificate No. [F][G]-___                            CUSIP No.:  _____________


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in March 2005. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-J, Class B, Class C, Class D and Class E Certificates are reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:_____________________________________
                                                   Authorized Officer

                          CERTIFICATE OF AUTHENTICATION


            This is one of the Class [F][G] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar


                                        By:_____________________________________
                                                   Authorized Officer

                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________


Dated:



                                       _________________________________________
                                       Signature by or on behalf of Assignor



                                       _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

               Distributions made by check (such check to be made payable to ___ ____________________________) and all applicable statements and notices should be mailed to __________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-5


                          FORM OF CLASS [H] CERTIFICATE


                       COMMERCIAL MORTGAGE TRUST 2005-GG3
             CLASS [H] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-GG3


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Pass-Through Rate: Weighted Average Net Mortgage     Initial Certificate Principal Balance of this
Rate                                                 Certificate as of the Closing Date:
                                                     $_______________

Date of Pooling and Servicing Agreement:             Class Principal Balance of all the Class [H]
February 10, 2005                                    Certificates as of the Closing Date:
                                                     $________________

Cut-off Date:  For each Mortgage Loan included in    Aggregate unpaid principal balance of the
the Trust originated prior to February 1, 2005,      Mortgage Pool as of the Cut-off Date, after
its due date in February; and for any Mortgage       deducting payments of principal due on or
Loan included in the Trust that was originated       before such date:  $3,591,930,614
after February 1, 2005, its origination date.


Closing Date:  February 10, 2005

First Distribution Date:  March 11, 2005
Master Servicer:  GMAC Commercial Mortgage           Trustee:  LaSalle Bank National Association
Corporation

Special Servicer:  GMAC Commercial Mortgage          Fiscal Agent:  ABN AMRO Bank N.V.
Corporation

Certificate No. [H]-___                              CUSIP No.:  _____________


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in March 2005. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non-Registered Certificates to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate, a Transferee of an interest herein that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Certificates and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S. A Regulation S Restricted Certificate is any Certificate that is not rated in one of the four highest generic ratings categories by a Rating Agency.

            Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of Section 5.02(b) of the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit F-2D to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository, provided that no Regulation S Restricted Certificate may be transferred to a Person who wishes to take delivery under Regulation S.

            Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Certificates being transferred and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit Suisse First Boston LLC, Wachovia Capital Markets, LLC, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and
(Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-J, Class B, Class C, Class D and Class E Certificates are reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Trustee


                                     By:_______________________________________
                                                Authorized Officer

                          CERTIFICATE OF AUTHENTICATION


            This is one of the Class [H] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Certificate Registrar


                                     By:_______________________________________
                                                Authorized Officer

                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________


Dated:



                                       _________________________________________
                                       Signature by or on behalf of Assignor



                                       _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

               Distributions made by check (such check to be made payable to ___ ____________________________) and all applicable statements and notices should be mailed to __________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-6


              FORM OF CLASS [J] [K] [L] [M] [N] [O] [P] CERTIFICATE


                       COMMERCIAL MORTGAGE TRUST 2005-GG3
 CLASS [J] [K] [L] [M] [N] [O] [P] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-GG3


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Pass-Through Rate:  [____]%, Subject to the          Initial Certificate Principal Balance of this
Weighted Average Net Mortgage Rate                   Certificate as of the Closing Date:
                                                     $_______________

Date of Pooling and Servicing Agreement:             Class Principal Balance of all the Class [J]
February 10, 2005                                    [K] [L] [M] [N] [O] [P] Certificates as of the
                                                     Closing Date:
                                                     $________________

Cut-off Date:  For each Mortgage Loan included in    Aggregate unpaid principal balance of the
the Trust originated prior to February 1, 2005,      Mortgage Pool as of the Cut-off Date, after
its due date in February; and for any Mortgage       deducting payments of principal due on or
Loan included in the Trust that was originated       before such date:  $3,591,930,614
after February 1, 2005, its origination date.


Closing Date:  February 10, 2005

First Distribution Date:  March 11, 2005
Master Servicer:  GMAC Commercial Mortgage           Trustee:  LaSalle Bank National Association
Corporation

Special Servicer:  GMAC Commercial Mortgage          Fiscal Agent:  ABN AMRO Bank N.V.
Corporation

Certificate No. [J] [K] [L] [M] [N] [O] [P]-___      CUSIP No.:  _____________


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in March 2005. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with a Transfer of a Global Certificate for any Class of Book-Entry Non-Registered Certificates to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A to the Agreement or as Exhibit F-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate, a Transferee of an interest herein that takes delivery for a Class of Book-Entry Non-Registered Certificates shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of Section 5.02(b) of the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit Suisse First Boston LLC, Wachovia Capital Markets, LLC, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. Except in connection with Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee (and in any event any owner of a Book-Entry Certificate that is not an Investment Grade Certificate) shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code (or similar violation of Similar Law). Any Transferee of a Book-Entry Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Prohibited Transaction Exemption shall be deemed to have represented and warranted that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and
(Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-J, Class B, Class C, Class D and Class E Certificates are reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Trustee


                                     By:_______________________________________
                                                  Authorized Officer

                                    CERTIFICATE OF AUTHENTICATION


            This is one of the Class [J] [K] [L] [M] [N] [O] [P] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Certificate Registrar


                                     By:_______________________________________
                                                  Authorized Officer

                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________


Dated:



                                       _________________________________________
                                       Signature by or on behalf of Assignor



                                       _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

               Distributions made by check (such check to be made payable to ___ ____________________________) and all applicable statements and notices should be mailed to __________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-7

                     FORM OF CLASS [R-I] [R-II] CERTIFICATES


                       COMMERCIAL MORTGAGE TRUST 2005-GG3
        CLASS [R-I] [R-II] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-GG3


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans") and one additional mortgage loan that will not be included in the Mortgage Pool, such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Date of Pooling and Servicing Agreement:              Percentage Interest evidenced by this
February 10, 2005                                     Certificate in the related Class:  ___%

Cut-off Date:  For each Mortgage Loan included in     Aggregate unpaid principal balance of the
the Trust originated prior to February 1, 2005, its   Mortgage Pool as of the Cut-off Date, after
due date in February; and for any Mortgage Loan       deducting payments of principal due on or before
included in the Trust that was originated after       such date:  $3,591,930,614
February 1, 2005, its origination date.


Closing Date:  February 10, 2005

First Distribution Date:  March 11, 2005

Master Servicer:  GMAC Commercial Mortgage            Trustee:  LaSalle Bank National Association
Corporation

Special Servicer:  GMAC Commercial Mortgage           Fiscal Agent:  ABN AMRO Bank N.V.
Corporation

Certificate No.  [R-I] [R-II]-___                     CUSIP No.:  _____________


THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., GMAC COMMERCIAL MORTGAGE CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made monthly, commencing in March 2005. During any given month, the payment date will be the 10th day of the month, or if such 10th day is not a Business Day, then the Business Day immediately following such 10th day, provided that the payment date will be at least 4 Business Days following the Determination Date (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (or, in the case of the first Distribution Date, at the close of business on the Closing Date specified above) (in any event, the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, on) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of this Certificate is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit F-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit F-2A to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit Suisse First Boston LLC, Wachovia Capital Markets, LLC, the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent, the Tax Administrator, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I ERISA, Section 4975 of the Code or any materially similar provision ("Similar Law") of applicable federal, state or local law (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code or any similar violation of Similar Law. The Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the Tax Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the Tax Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and
(b) an opinion of counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause either REMIC Pool to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of a Residual Interest Certificate to a Person which is not a Permitted Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not (i) a Disqualified Organization, (ii) any Person as to whom the transfer of this Certificate may cause either REMIC Pool to fail to qualify as a REMIC, (iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified Partnership or
(v) a United States Tax Person with respect to whom income is attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in Section 1381 of the Code and (iv) any other Person so designated by the Trustee or Tax Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Disqualified Non-United States Tax Person" is, with respect to any Residual Interest Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Interest Certificate and, for purposes of Treasury regulation section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulation section 1.860E-1(c)(4)(ii), as a Holder of such Residual Interest Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Interest Certificate and intends to pay taxes associated with holding such Residual Interest Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Interest Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual Interest Certificate will not be disregarded for United States federal income tax purposes.

            A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified Non-United States Tax Persons.

            A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States Person), all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust and (iii) the exchange by the sole remaining Certificateholder of all of its Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust. The Agreement permits, but does not require, the Depositor, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Trust Balance specified on the face hereof. The Agreement also permits, but does not require, the sole remaining Certificateholder to acquire all of the Mortgage Loans and any REO Properties remaining in the Trust in exchange for all of the Certificates held by such Certificateholder following the date on which the aggregate principal balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-J, Class B, Class C, Class D and Class E Certificates are reduced to zero.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Trustee


                                     By:_______________________________________
                                                  Authorized Officer

                                    CERTIFICATE OF AUTHENTICATION


            This is one of the Class [R-I] [R-II] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________



                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Certificate Registrar


                                     By:_______________________________________
                                                  Authorized Officer

                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________


Dated:



                                       _________________________________________
                                       Signature by or on behalf of Assignor



                                       _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

               Distributions made by check (such check to be made payable to ___ ____________________________) and all applicable statements and notices should be mailed to __________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                    EXHIBIT B

                       FORM OF DISTRIBUTION DATE STATEMENT


ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                 Statement Date:   3/11/2005
LaSalle Bank N.A.                          Commercial Mortgage Pass-Through Certificates               Payment Date:     3/11/2005
135 S. LaSalle Street Suite 1625                          Series 2005-GG3                              Prior Payment:          N/A
Chicago, IL 60603                                                                                      Next Payment:     4/12/2005
                                                                                                       Record Date:      2/10/2005

                                                    ABN AMRO Acct: XX-XXXX-XX-X
Administrator:                                                                                         Analyst:
                                                Reporting Package Table of Contents

==================================================================================================================================
================================= ======================================================== =======================================
Issue Id:              GC005GG3                                                   Page(s)  Closing Date:                 2/10/2005
Monthly Data File Name:           REMIC Certificate Report                                 First Payment Date:           3/11/2005
          GC005GG3_YYYYMM_3.zip   Bond Interest Reconciliation                             Assumed Final Payment Date:  MM/DD/YYYY
                                  Cash Reconciliation Summary
================================= 15 Month Historical Loan Status Summary                  =======================================
                                  15 Month Historical Payoff/Loss Summary
                                  Historical Collateral Level Prepayment Report
                                  Delinquent Loan Detail
                                  Mortgage Loan Characteristics
                                  Loan Level  Detail
                                  Specially Serviced Report
                                  Modified Loan Detail
                                  Realized Loss Detail
                                  Appraisal Reduction Detail

                                  ========================================================

               ====================================================================================================
                                                    Parties to the Transaction
               ----------------------------------------------------------------------------------------------------
                                      Depositor: Greenwich Capital Commercial Funding Corp.
               Underwriter: Greenwich Capital Markets, Inc. / Goldman, Sachs & Co. / Banc of America Securities LLC
                     Bear, Stearns & Co. Inc. / Credit Suisse First Boston LLC / Wachovia Capital Markets LLC
                                      Master Servicer: GMAC Commercial Mortgage Corporation
                                      Special Servicer: GMAC Commercial Mortgage Corporation
                       Rating Agency: Moody's Investors Service, Inc. / Standard & Poor's Ratings Services

               ====================================================================================================

                                ==================================================================
                                Information is available for this issue from the following sources
                                ------------------------------------------------------------------
                                LaSalle Web Site                                  www.etrustee.net
                                Servicer Web Site
                                LaSalle Factor Line                                 (800) 246-5761

                                ==================================================================

==================================================================================================================================

ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                 Statement Date:   3/11/2005
LaSalle Bank N.A.                          Commercial Mortgage Pass-Through Certificates               Payment Date:     3/11/2005
                                                          Series 2005-GG3                              Prior Payment:          N/A
WAC:                                                                                                   Next Payment:     4/12/2005
WA Life Term:                                                                                          Record Date:      2/10/2005
WA Amort Term:                                      ABN AMRO Acct: XX-XXXX-XX-X
Current Index:
Next Index:                                          REMIC Certificate Report
========================= ===================================================== ==================================================
             Original        Opening     Principal   Principal      Negative     Closing    Interest     Interest   Pass-Through
  Class   Face Value (1)     Balance      Payment   Adj. or Loss  Amortization   Balance   Payment (2)  Adjustment      Rate
  CUSIP      Per 1,000      Per 1,000    Per 1,000   Per 1,000      Per 1,000   Per 1,000   Per 1,000    Per 1,000  Next Rate (3)
------------------------- ----------------------------------------------------- --------------------------------------------------
------------------------- ----------------------------------------------------- --------------------------------------------------

------------------------- ----------------------------------------------------- --------------------------------------------------

------------------------- ----------------------------------------------------- --------------------------------------------------

------------------------- ----------------------------------------------------- --------------------------------------------------

------------------------- ----------------------------------------------------- --------------------------------------------------

------------------------- ----------------------------------------------------- --------------------------------------------------

------------------------- ----------------------------------------------------- --------------------------------------------------

------------------------- ----------------------------------------------------- --------------------------------------------------

------------------------- ----------------------------------------------------- --------------------------------------------------

------------------------- ----------------------------------------------------- --------------------------------------------------

------------------------- ----------------------------------------------------- --------------------------------------------------

------------------------- ----------------------------------------------------- --------------------------------------------------

------------------------- ----------------------------------------------------- --------------------------------------------------

------------------------- ----------------------------------------------------- --------------------------------------------------

------------------------- ----------------------------------------------------- --------------------------------------------------
                0.00           0.00         0.00       0.00           0.00         0.00        0.00        0.00
========================= ===================================================== ==================================================
                                                                                Total P&I Payment          0.00
                                                                                ==================================================

Notes:  (1) N denotes notional balance not included in total
        (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
        (3) Estimated

ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                 Statement Date:   3/11/2005
LaSalle Bank N.A.                          Commercial Mortgage Pass-Through Certificates               Payment Date:     3/11/2005
                                                          Series 2005-GG3                              Prior Payment:          N/A
                                                                                                       Next Payment:     4/12/2005
                                                                                                       Record Date:      2/10/2005
                                                    ABN AMRO Acct: XX-XXXX-XX-X

                                                   Bond Interest Reconciliation
==================================================================================================================================
                                                         Deductions                                Additions
                                              --------------------------------- --------------------------------------------------
           Accrual                 Accrued               Deferred &                Prior    Int Accrual    Prepay-       Other
       --------------- Pass Thru  Certificate Allocable   Accretion   Interest  Int. Short-   on prior       ment       Interest
 Class  Method   Days     Rate     Interest     PPIS      Interest    Loss/Exp   falls Due  Shortfall (3) Penalties   Proceeds (1)
----------------------------------------------------------------------------------------------------------------------------------





















                                  ------------------------------------------------------------------------------------------------
                                       0.00        0.00        0.00       0.00        0.00                     0.00         0.00
==================================================================================================================================

=============================================================== ==========================
                                                   Remaining
         Distributable  Interest  Current Period  Outstanding        Credit Support
          Certificate    Payment  (Shortfall)/     Interest     --------------------------
 Class   Interest (2)    Amount     Recovery      Shortfalls      Original   Current (4)
--------------------------------------------------------------- --------------------------





















        -------------------------------------------------------
                0.00        0.00                        0.00
=============================================================== ==========================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.
(2)   Accrued - Deductions + Additional Interest.
(3)   Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                 Statement Date:   3/11/2005
LaSalle Bank N.A.                          Commercial Mortgage Pass-Through Certificates               Payment Date:     3/11/2005
                                                          Series 2005-GG3                              Prior Payment:          N/A
                                                                                                       Next Payment:     4/12/2005
                                                                                                       Record Date:      2/10/2005
                                                    ABN AMRO Acct: XX-XXXX-XX-X

                                                    Cash Reconciliation Summary
==================================================================================================================================
-----------------------------------------   -----------------------------------------   ------------------------------------------
            Interest Summary                Principal Summary                                     Servicing Fee Summary
-----------------------------------------   -----------------------------------------   ------------------------------------------
Current Scheduled Interest                  Scheduled Principal:                        Current Servicing Fees
Less Deferred Interest                      --------------------                        Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int            Current Scheduled Principal                 Less Reduction for PPIS
Plus Gross Advance Interest                 Advanced Scheduled Principal                Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction            -----------------------------------------   ------------------------------------------
Less Other Interest Not Advanced            Scheduled Principal                         Total Servicing Fees
Less Other Adjustment                       -----------------------------------------   ------------------------------------------
-----------------------------------------   Unscheduled Principal:
Total                                       ----------------------
-----------------------------------------   Curtailments
Unscheduled Interest:                       Advanced Scheduled Principal
-----------------------------------------   Liquidation Proceeds
Prepayment Penalties                        Repurchase Proceeds
Yield Maintenance Penalties                 Other Principal Proceeds
Other Interest Proceeds                     -----------------------------------------
-----------------------------------------   Total Unscheduled Principal
Total                                       -----------------------------------------
-----------------------------------------   Remittance Principal
Less Fees Paid to Servicer                  -----------------------------------------
Less Fee Strips Paid by Servicer            Remittance P&I Due Trust
-----------------------------------------   -----------------------------------------   ------------------------------------------
Less Fees & Expenses Paid By/To Servicer    Remittance P&I Due Certs                                   PPIS Summary
-----------------------------------------   -----------------------------------------   ------------------------------------------
Special Servicing Fees
Workout Fees                                                                            Gross PPIS
Liquidation Fees                            -----------------------------------------   Reduced by PPIE
Interest Due Serv on Advances                        Pool Balance Summary               Reduced by Shortfalls in Fees
Non Recoverable Advances                    -----------------------------------------   Reduced by Other Amounts
Misc. Fees & Expenses                                              Balance    Count     ------------------------------------------
-----------------------------------------   -----------------------------------------   PPIS Reducing Scheduled Interest
Plus Trustee Fees Paid by Servicer          Beginning Pool                              ------------------------------------------
-----------------------------------------   Scheduled Principal                         PPIS Reducing Servicing Fee
Total Unscheduled Fees & Expenses           Unscheduled Principal                       ------------------------------------------
-----------------------------------------   Deferred Interest                           PPIS Due Certificate
Total Interest Due Trust                    Liquidations                                ------------------------------------------
-----------------------------------------   Repurchases
Less Fees & Expenses Paid By/To Trust       -----------------------------------------   ------------------------------------------
-----------------------------------------   Ending Pool                                 Advance Summary (Advance Made by Servicer)
Trustee Fee                                 -----------------------------------------   ------------------------------------------
Fee Strips                                                                                                   Principal   Interest
Misc. Fees                                                                              ------------------------------------------
Interest Reserve Withholding                                                            Prior Outstanding
Plus Interest Reserve Deposit                                                           Plus Current Period
-----------------------------------------                                               Less Recovered
Total                                                                                   Less Non Recovered
-----------------------------------------                                               ------------------------------------------
Total Interest Due Certs                                                                Ending Outstanding
-----------------------------------------                                               ------------------------------------------
==================================================================================================================================

ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                 Statement Date:   3/11/2005
LaSalle Bank N.A.                          Commercial Mortgage Pass-Through Certificates               Payment Date:     3/11/2005
                                                          Series 2005-GG3                              Prior Payment:          N/A
                                                                                                       Next Payment:     4/12/2005
                                                                                                       Record Date:      2/10/2005
                                                    ABN AMRO Acct: XX-XXXX-XX-X
                                   Asset Backed Facts ~15 Month Historical Loan Status Summary
=============  ======================================================================  ===========================================
                                   Delinquency Aging Categories                                 Special Event Categories (1)
               ----------------------------------------------------------------------  -------------------------------------------
                  Delinq        Delinq        Delinq                                                    Specially
Distribution     1 Month       2 Months      3+ Months     Foreclosure       REO       Modifications     Serviced     Bankruptcy
               ----------------------------------------------------------------------  -------------------------------------------
    Date       #   Balance   #    Balance   #   Balance    #   Balance   #   Balance   #     Balance   #   Balance   #    Balance
=============  ======================================================================  ===========================================
  03/11/05
-------------  ------------ -------------- ------------- -------------- -------------  ------------- -------------- --------------

-------------  ------------ -------------- ------------- -------------- -------------  ------------- -------------- --------------

-------------  ------------ -------------- ------------- -------------- -------------  ------------- -------------- --------------

-------------  ------------ -------------- ------------- -------------- -------------  ------------- -------------- --------------

-------------  ------------ -------------- ------------- -------------- -------------  ------------- -------------- --------------

-------------  ------------ -------------- ------------- -------------- -------------  ------------- -------------- --------------

-------------  ------------ -------------- ------------- -------------- -------------  ------------- -------------- --------------

-------------  ------------ -------------- ------------- -------------- -------------  ------------- -------------- --------------

-------------  ------------ -------------- ------------- -------------- -------------  ------------- -------------- --------------

-------------  ------------ -------------- ------------- -------------- -------------  ------------- -------------- --------------

-------------  ------------ -------------- ------------- -------------- -------------  ------------- -------------- --------------

-------------  ------------ -------------- ------------- -------------- -------------  ------------- -------------- --------------

-------------  ------------ -------------- ------------- -------------- -------------  ------------- -------------- --------------

-------------  ------------ -------------- ------------- -------------- -------------  ------------- -------------- --------------

-------------  ------------ -------------- ------------- -------------- -------------  ------------- -------------- --------------

=============  ======================================================================  ===========================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                 Statement Date:   3/11/2005
LaSalle Bank N.A.                          Commercial Mortgage Pass-Through Certificates               Payment Date:     3/11/2005
                                                          Series 2005-GG3                              Prior Payment:          N/A
                                                                                                       Next Payment:     4/12/2005
                                                                                                       Record Date:      2/10/2005
                                                    ABN AMRO Acct: XX-XXXX-XX-X

                                   Asset Backed Facts ~15 Month Historical Payoff/Loss Summary
=============  ==============================================================================  ===================================
                  Ending                              Appraisal   Liquidations   0Realized
Distribution     Pool (1)    Payoffs (2)  Penalties  Reduct. (2)       (2)       Losses (2)    Remaining Term  Curr Weighted Avg.
               ------------------------------------------------------------------------------  -----------------------------------
    Date       #   Balance   #   Balance  #  Amount  #   Balance  #    Balance  #    Amount    Life    Amort.  Coupon     Remit
=============  ==============================================================================  ===================================
    03/11/05
-------------  ------------- ----------- ----------- ------------ ------------ --------------  ---------------- ------------------

-------------  ------------- ----------- ----------- ------------ ------------ --------------  ---------------- ------------------

-------------  ------------- ----------- ----------- ------------ ------------ --------------  ---------------- ------------------

-------------  ------------- ----------- ----------- ------------ ------------ --------------  ---------------- ------------------

-------------  ------------- ----------- ----------- ------------ ------------ --------------  ---------------- ------------------

-------------  ------------- ----------- ----------- ------------ ------------ --------------  ---------------- ------------------

-------------  ------------- ----------- ----------- ------------ ------------ --------------  ---------------- ------------------

-------------  ------------- ----------- ----------- ------------ ------------ --------------  ---------------- ------------------

-------------  ------------- ----------- ----------- ------------ ------------ --------------  ---------------- ------------------

-------------  ------------- ----------- ----------- ------------ ------------ --------------  ---------------- ------------------

-------------  ------------- ----------- ----------- ------------ ------------ --------------  ---------------- ------------------

-------------  ------------- ----------- ----------- ------------ ------------ --------------  ---------------- ------------------

-------------  ------------- ----------- ----------- ------------ ------------ --------------  ---------------- ------------------

-------------  ------------- ----------- ----------- ------------ ------------ --------------  ---------------- ------------------

-------------  ------------- ----------- ----------- ------------ ------------ --------------  ---------------- ------------------

=============  ==============================================================================  ===================================

(1)   Percentage based on pool as of cutoff.

(2)   Percentage based on pool as of beginning of period.

ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                 Statement Date:   3/11/2005
LaSalle Bank N.A.                          Commercial Mortgage Pass-Through Certificates               Payment Date:     3/11/2005
                                                          Series 2005-GG3                              Prior Payment:          N/A
                                                                                                       Next Payment:     4/12/2005
                                                                                                       Record Date:      2/10/2005
                                                    ABN AMRO Acct: XX-XXXX-XX-X

                                          Historical Collateral Level Prepayment Report

===================  =====================================================  =======================  =============================
Disclosure  Payoff      Initial                          Payoff    Penalty  Prepayment    Maturity       Property     Geographic
Control #   Period      Balance        Type              Amount    Amount      Date         Date           Type        Location
-------------------  =====================================================  =======================  =============================
































===================  =====================================================  =======================  =============================
                     Current                                  0          0
                     Cumulative
                                                      ====================

ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                 Statement Date:   3/11/2005
LaSalle Bank N.A.                          Commercial Mortgage Pass-Through Certificates               Payment Date:     3/11/2005
                                                          Series 2005-GG3                              Prior Payment:          N/A
                                                                                                       Next Payment:     4/12/2005
                                                                                                       Record Date:      2/10/2005
                                                    ABN AMRO Acct: XX-XXXX-XX-X

                                                       Delinquent Loan Detail
==================================================================================================================================
                  Paid               Outstanding  Out. Property                      Special
Disclosure        Thru  Current P&I      P&I       Protection        Advance        Servicer     Foreclosure  Bankruptcy    REO
 Control #        Date    Advance     Advances**    Advances     Description (1)  Transfer Date      Date        Date      Date
==================================================================================================================================


























==================================================================================================================================
A.  P&I Advance - Loan in Grace Period                            1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but < 1 month delinq               2.  P&I Advance - Loan delinquent 2 months
                                                                  3.  P&I Advance - Loan delinquent 3 months or More
                                                                  4.  Matured Balloon/Assumed Scheduled Payment
                                                                  7.  P&I Advance (Foreclosure)
                                                                  9.  P&I Advance (REO)
==================================================================================================================================

**  Outstanding P&I Advances include the current period P&I Advance

ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                 Statement Date:   3/11/2005
LaSalle Bank N.A.                          Commercial Mortgage Pass-Through Certificates               Payment Date:     3/11/2005
                                                          Series 2005-GG3                              Prior Payment:          N/A
                                                                                                       Next Payment:     4/12/2005
                                                                                                       Record Date:      2/10/2005
                                                    ABN AMRO Acct: XX-XXXX-XX-X

                                                   Mortgage Loan Characteristics

                                         Distribution of Principal Balances
=========================================================================================================================
                                                                                              Weighted Average
             Current Scheduled               # of         Scheduled         % of    ------------------------------------
                 Balances                    Loans        Balance          Balance      Term       Coupon       DSCR
=========================================================================================================================



















=========================================================================================================================
                                                  0                    0       0.00%
=========================================================================================================================
Average Scheduled Balance
Maximum  Scheduled Balance
Minimum  Scheduled Balance

                                  Distribution of Remaining Term (Fully Amortizing)
=========================================================================================================================
                                                                                              Weighted Average
             Fully Amortizing                # of         Scheduled         % of     ------------------------------------
              Mortgage Loans                 Loans        Balance          Balance      Term       Coupon       DSCR
=========================================================================================================================





=========================================================================================================================
                                                  0                    0       0.00%
=========================================================================================================================
                                                                         Minimum Remaining Term
                                                                         Maximum Remaining Term


                                       Distribution of Mortgage Interest Rates
========================================================================================================================
                                                                                            Weighted Average
             Current Mortgage               # of       Scheduled        % of    ----------------------------------------
              Interest Rate                Loans        Balance       Balance      Term       Coupon         DSCR
========================================================================================================================















========================================================================================================================
                                                 0                 0      0.00%
========================================================================================================================
Minimum Mortgage Interest Rate                              10.0000%
Maximum Mortgage Interest Rate                              10.0000%


                                         Distribution of Remaining Term (Balloon)
========================================================================================================================
                                                                                            Weighted Average
                 Balloon                    # of       Scheduled        % of    ----------------------------------------
             Mortgage Loans                Loans        Balance       Balance      Term       Coupon         DSCR
========================================================================================================================
        0           to         60
        61          to        120
       121          to        180
       181          to        240
       241          to        360



========================================================================================================================
                                                 0                 0      0.00%
========================================================================================================================
Minimum Remaining Term                    0
Maximum Remaining Term                    0

ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                 Statement Date:   3/11/2005
LaSalle Bank N.A.                          Commercial Mortgage Pass-Through Certificates               Payment Date:     3/11/2005
                                                          Series 2005-GG3                              Prior Payment:          N/A
                                                                                                       Next Payment:     4/12/2005
                                                                                                       Record Date:      2/10/2005
                                                    ABN AMRO Acct: XX-XXXX-XX-X

                                                   Mortgage Loan Characteristics

          Distribution of DSCR (Current)
=========================================================================================================================
               Debt Service                  # of         Scheduled         % of
              Coverage Ratio                 Loans        Balance          Balance      WAMM         WAC        DSCR
=========================================================================================================================












=========================================================================================================================
                                                  0                    0       0.00%
=========================================================================================================================
Maximum  DSCR                         0.000
Minimum  DSCR                         0.000


                                             Distribution of DSCR (Cutoff)
=========================================================================================================================
               Debt Service                  # of         Scheduled         % of
              Coverage Ratio                 Loans        Balance          Balance      WAMM         WAC        DSCR
=========================================================================================================================












=========================================================================================================================
                                                  0                    0       0.00%
=========================================================================================================================
Maximum  DSCR                          0.00
Minimum  DSCR                          0.00


                                                Geographic Distribution
========================================================================================================================
                                            # of       Scheduled        % of
                    Geographic Location    Loans        Balance       Balance      WAMM         WAC          DSCR
========================================================================================================================































========================================================================================================================
                                                 0                        0.00%
========================================================================================================================

ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                 Statement Date:   3/11/2005
LaSalle Bank N.A.                          Commercial Mortgage Pass-Through Certificates               Payment Date:     3/11/2005
                                                          Series 2005-GG3                              Prior Payment:          N/A
                                                                                                       Next Payment:     4/12/2005
                                                                                                       Record Date:      2/10/2005
                                                    ABN AMRO Acct: XX-XXXX-XX-X

                                                   Mortgage Loan Characteristics

                                        Distribution of Property Types
=========================================================================================================================
                                             # of         Scheduled         % of
              Property Types                 Loans        Balance          Balance      WAMM         WAC        DSCR
=========================================================================================================================












=========================================================================================================================
                                                  0                    0       0.00%
=========================================================================================================================


                                           Distribution of Amortization Type
=========================================================================================================================
                                             # of         Scheduled         % of
             Amortization Type               Loans        Balance          Balance      WAMM         WAC        DSCR
=========================================================================================================================












=========================================================================================================================

=========================================================================================================================


                                           Distribution of Loan Seasoning
========================================================================================================================
                                            # of       Scheduled        % of
             Number of Years               Loans        Balance       Balance      WAMM         WAC          DSCR
========================================================================================================================












========================================================================================================================
                                                 0                 0      0.00%
========================================================================================================================


                                        Distribution of Year Loans Maturing
========================================================================================================================
                                            # of       Scheduled        % of
                  Year                     Loans        Balance       Balance      WAMM         WAC          DSCR
========================================================================================================================
                            2004
                            2005
                            2006
                            2007
                            2008
                            2009
                            2010
                            2011
                            2012
                            2013
                            2014
                        2015 & Longer
========================================================================================================================
                                                 0                 0      0.00%
========================================================================================================================

ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                 Statement Date:   3/11/2005
LaSalle Bank N.A.                          Commercial Mortgage Pass-Through Certificates               Payment Date:     3/11/2005
                                                          Series 2005-GG3                              Prior Payment:          N/A
                                                                                                       Next Payment:     4/12/2005
                                                                                                       Record Date:      2/10/2005
                                                    ABN AMRO Acct: XX-XXXX-XX-X

                                                         Loan Level  Detail
==============================================================================================
                                                   Operating               Ending
Disclosure         Property                        Statement   Maturity   Principal   Note
Control #    Grp     Type     State   DSCR   NOI     Date        Date      Balance    Rate
==============================================================================================

























==============================================================================================
                              W/Avg   0.00     0                                  0
==============================================================================================


================================================================================
                               Spec.           Loan            Prepayment
Disclosure  Scheduled   Mod.   Serv    ASER   Status    ------------------------
Control #      P&I      Flag   Flag    Flag   Code(1)   Amount    Penalty   Date
================================================================================

























================================================================================
                    0                                         0         0
================================================================================
     * NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

--------------------------------------------------------------------------------------
(1) Legend:   A.  P&I Adv -  in Grace Period      1.  P&I Adv -  delinquent 1 month
              B.  P&I Adv -  < one month delinq   2.  P&I Adv -  delinquent 2 months
                                                  3.  P&I Adv -  delinquent 3+ months
                                                  4.  Mat. Balloon/Assumed  P&I
                                                  5.  Prepaid in Full
                                                  6.  Specially  Serviced
                                                  7.  Foreclosure
                                                  8.  Bankruptcy
                                                  9.  REO
                                                  10. DPO
                                                  11. Modification
======================================================================================

ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                 Statement Date:   3/11/2005
LaSalle Bank N.A.                          Commercial Mortgage Pass-Through Certificates               Payment Date:     3/11/2005
                                                          Series 2005-GG3                              Prior Payment:          N/A
                                                                                                       Next Payment:     4/12/2005
                                                                                                       Record Date:      2/10/2005
                                                    ABN AMRO Acct: XX-XXXX-XX-X
                                              Specially Serviced (Part I) ~ Loan Detail

=====================  ===========  ==================  =====================================  ==================  =================
                                          Balance                          Remaining    Term
Disclosure   Transfer  Loan Status  ------------------   Note   Maturity   -----------------    Property                        NOI
Control #      Date     Code (1)    Scheduled   Actual   Rate     Date       Life      Amort.     Type     State   NOI   DSCR   Date
=====================  ===========  ==================  =====================================  ==================  =================
































=====================  ===========  ==================  =====================================  ==================  =================

(1) Legend:  A. P&I Adv - in Grace Period    1. P&I Adv - delinquent 1 month
             B. P&I Adv - < 1 month delinq.  2. P&I Adv - delinquent 2 months
                                             3. P&I Adv - delinquent 3+ months
                                             4. Mat. Balloon/Assumed P&I
                                             7. Foreclosure
                                             9. REO

ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                 Statement Date:   3/11/2005
LaSalle Bank N.A.                          Commercial Mortgage Pass-Through Certificates               Payment Date:     3/11/2005
135 S. LaSalle Street Suite 1625                          Series 2005-GG3                              Prior Payment:          N/A
Chicago, IL 60603                                                                                      Next Payment:     4/12/2005
                                                                                                       Record Date:      2/10/2005

                                                    ABN AMRO Acct: XX-XXXX-XX-X
                                    Specially Serviced Loan Detail (Part II) ~ Servicer Comments
====================================================================================================================================
====================================================================================================================================
        Disclosure             Resolution
         Control #              Strategy                                          Comments
====================================================================================================================================
====================================================================================================================================



































====================================================================================================================================

ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                 Statement Date:   3/11/2005
LaSalle Bank N.A.                          Commercial Mortgage Pass-Through Certificates               Payment Date:     3/11/2005
135 S. LaSalle Street Suite 1625                          Series 2005-GG3                              Prior Payment:          N/A
Chicago, IL 60603                                                                                      Next Payment:     4/12/2005
                                                                                                       Record Date:      2/10/2005

                                                    ABN AMRO Acct: XX-XXXX-XX-X

                                                        Modified Loan Detail
====================================================================================================================================
                                  Cutoff       Modified
 Disclosure     Modification     Maturity      Maturity                                        Modification
  Control #         Date           Date          Date                                          Description
------------------------------------------------------------------------------------------------------------------------------------


































====================================================================================================================================

ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                 Statement Date:   3/11/2005
LaSalle Bank N.A.                          Commercial Mortgage Pass-Through Certificates               Payment Date:     3/11/2005
135 S. LaSalle Street Suite 1625                          Series 2005-GG3                              Prior Payment:          N/A
Chicago, IL 60603                                                                                      Next Payment:     4/12/2005
                                                                                                       Record Date:      2/10/2005

                                                    ABN AMRO Acct: XX-XXXX-XX-X

                                                        Realized Loss Detail
=============================================================================================================
                                                                Beginning                    Gross Proceeds
                  Disclosure      Appraisal      Appraisal      Scheduled       Gross           as a % of
   Period         Control #         Date           Value         Balance       Proceeds      Sched Principal
-------------------------------------------------------------------------------------------------------------






























-------------------------------------------------------------------------------------------------------------
Current Total                                                        0.00          0.00
Cumulative                                                           0.00          0.00
=============================================================================================================

================================================================
               Aggregate       Net       Net Proceeds
              Liquidation  Liquidation    as a % of     Realized
   Period     Expenses *    Proceeds    Sched. Balance    Loss
----------------------------------------------------------------






























----------------------------------------------------------------
Current Total        0.00         0.00                      0.00
Cumulative           0.00         0.00                      0.00
================================================================

     * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

ABN AMRO                                    Greenwich Capital Commercial Funding Corp.                 Statement Date:   3/11/2005
LaSalle Bank N.A.                          Commercial Mortgage Pass-Through Certificates               Payment Date:     3/11/2005
135 S. LaSalle Street Suite 1625                          Series 2005-GG3                              Prior Payment:          N/A
Chicago, IL 60603                                                                                      Next Payment:     4/12/2005
                                                                                                       Record Date:      2/10/2005

                                                    ABN AMRO Acct: XX-XXXX-XX-X

                                                     Appraisal Reduction Detail
======================  ==========================================  ===================================
Disclosure   Appraisal   Scheduled     ARA    Current P&I           Note  Maturity      Remaining Term
Control #    Red. Date    Balance    Amount     Advance      ASER   Rate    Date       Life      Amort.
======================  ==========================================  ===================================



































======================  ==========================================  ===================================


=================  =====  ==================
Property                        Appraisal
  Type      State   DSCR   Value       Date
=================  =====  ==================



































=================  =====  ==================

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION


To the parties listed on the attached Schedule A

            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass Through Certificates, Series 2005-GG3 (the "Certificates")
                  -------------------------------------------------------------

Ladies and Gentlemen:

            Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of February 10, 2005, relating to the above-referenced Certificates (the "Agreement"), LaSalle Bank National Association, in its capacity as trustee (the "Trustee"), hereby certifies as to each Mortgage Loan subject as of the date hereof to the Agreement (except as identified in the exception report attached hereto) that: (i) all documents specified in clauses (a)(i) through
(a)(v), (a)(vii) and (a)(viii) (without regard to the second parenthetical in such clause (a)(viii)) of the definition of "Mortgage File", are in its possession or the possession of a Custodian on its behalf; (ii) the recordation/filing contemplated by Section 2.01(c) of the Agreement has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) of the Agreement and in this Certification and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File.

            Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, neither the Trustee nor any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. In performing the review contemplated herein, the Trustee or any Custodian may rely on the Depositor as to the purported genuineness of any such document and any signature thereon.

            Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.



                                  Respectfully,

                                  LASALLE BANK NATIONAL ASSOCIATION,
                                  as Trustee


                                  By:___________________________________________
                                     Name:
                                     Title:

                                   Schedule A



Greenwich Capital Commercial         Credit Suisse First Boston LLC
  Funding Corp.                      Eleven Madison Avenue
Greenwich Capital Financial          New York, NY 10010
  Products, Inc.
Greenwich Capital Markets, Inc.      Wachovia Capital Markets, LLC
600 Steamboat Road                   301 South College Street
Greenwich, CT  06830                 Charlotte, NC 28288

Greenwich Capital Markets, Inc.      Moody's Investors Service, Inc.
600 Steamboat Road                   99 Church Street, 8th Floor
Greenwich, CT  06830                 New York, NY 10007

Goldman, Sachs & Co.                 Standard & Poor's Rating Services,
85 Broad Street                         a division of The McGraw-Hill
New York, NY 10004                      Companies, Inc.
                                     55 Water Street, 41st Floor
Banc of America Securities LLC       New York, NY 10041-0003
214 North Tryon Street
NC1-027-21-02                        GMAC Commercial Mortgage Corporation
Charlotte, NC 28255                  200 Witmer Road
                                     Horsham, PA 19044
Bear, Stearns & Co. Inc.
383 Madison Avenue                   GMAC Commercial Mortgage Corporation
New York, NY 10179                   550 California Street
                                     San Francisco, CA 94104

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE


                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention:     Global Securitization Trust Services Group--
               Greenwich Capital Commercial Funding Corp., as depositor,
               Commercial Mortgage Trust 2005-GG3

               Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3
                     -----------------------------------------------------

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of February 10, 2005 (the "Pooling and Servicing Agreement"), by and among Greenwich Capital Commercial Funding Corp. as depositor, the undersigned as master servicer (the "Master Servicer"), GMAC Commercial Mortgage Corporation as special servicer (the "Special Servicer"), you as trustee (the "Trustee") and ABN AMRO Bank N.V. as fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

               Property Name:___________________________________________________

               Address:_________________________________________________________

               Control No.:_____________________________________________________

               If only particular documents in the Mortgage File are requested, please specify which:____________________________________________
               _________________________________________________________________

Reason for requesting file (or portion thereof):

        ______          1.    Mortgage Loan paid in full. The undersigned hereby
                              certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

        ______          2.    Other.  (Describe)________________________________
                              __________________________________________________
                              __________________________________________________

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                                      GMAC COMMERCIAL MORTGAGE CORPORATION


                                      By:______________________________________
                                         Name:
                                         Title:

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE


                                   ___________


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:     Global Securitization Trust Services Group--
               Greenwich Capital Commercial Funding Corp., as depositor,
               Commercial Mortgage Trust 2005-GG3

               Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3
                     -----------------------------------------------------


      In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of February 10, 2005 (the "Pooling and Servicing Agreement"), by and among Greenwich Capital Commercial Funding Corp. as depositor, GMAC Commercial Mortgage Corporation as master servicer (the "Master Servicer"), the undersigned as special servicer (the "Special Servicer"), you as trustee (the "Trustee") and ABN AMRO Bank N.V. as fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

               Property Name:___________________________________________________

               Address: ________________________________________________________

               Control No.: ____________________________________________________

               If only particular documents in the Mortgage File are requested, please specify which: ___________________________________________
               _________________________________________________________________
               _________________________________________________________________

Reason for requesting file (or portion thereof):

        ______    1.    Mortgage Loan paid in full. The undersigned hereby
                        certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

        ______    2.    Other.  (Describe)


            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof (or within such longer period as we have indicated as part of our reason for the request), unless the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                                      GMAC COMMERCIAL MORTGAGE CORPORATION


                                      By:   ____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT E

                    FORM OF LOAN PAYOFF NOTIFICATION REPORT

                        LOAN PAYMENT NOTIFICATION REPORT
                           as of _____________________

------------------------------------------------------------------------------------------------------
    S4            S55           S61        S58         P7          P8          P10           P11


              Short Name                                          Paid
Prospectus       (When        Property              Scheduled     Thru       Current       Maturity
    ID       Appropriate)       Type      State   Loan Balance    Date    Interest Rate      Date
------------------------------------------------------------------------------------------------------

Scheduled Payments










Unscheduled Payment








Total:                                                $

-----------------------------------------------------------------------------------------
    S4           P93            P97                 Servicer Estimated Information
                                           ----------------------------------------------
              Preceding
              Fiscal Yr.                                        Expected      Expected
Prospectus       DSCR       Most Recent           Yield         Payment     Distribution
    ID           NCR         DSCR NCF          Maintenance        Date          Date
-----------------------------------------------------------------------------------------

Scheduled Payments










Unscheduled Payment








Total:



The Borrower has only requested the information to pay-off. This does not indicate a definite payment.

                                   EXHIBIT F-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES


                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:     Global Securitization Trust Services Group--
               Greenwich Capital Commercial Funding Corp., as depositor,
               Commercial Mortgage Trust 2005-GG3

      Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of February 10, 2005 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]
            --------------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 10, 2005, between Greenwich Capital Commercial Funding Corp., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                          Very truly yours,

                                          ______________________________________
                                          (Transferor)


                                          By:___________________________________
                                          Name:
                                          Title:

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:     Global Securitization Trust Services Group--
               Greenwich Capital Commercial Funding Corp., as depositor,
               Commercial Mortgage Trust 2005- GG3

            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3, Class ___, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of February 10, 2005 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]
                  --------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ____________________________ (the "Transferor") to
________________________________ (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 10, 2005 among Greenwich Capital Commercial Funding Corp., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.



                                     Very truly yours,

                                     ___________________________________________
                                     (Transferee)


                                     By:    ____________________________________
                                            Name:
                                            Title:



                             Nominee Acknowledgement
                             -----------------------

            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                     ___________________________________________
                                     (Nominee)


                                     By:    ____________________________________
                                            Name:
                                            Title:

                                                         ANNEX 1 TO EXHIBIT F-2A
                                                         -----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees Other Than Registered Investment Companies]



            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      _____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      _____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      _____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      _____ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

      _____ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      _____ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      _____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      _____ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      _____ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      _____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1)_____________________________
                  ______________________________________________________________
                  _____________________________________________________________.

            3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ___    ___    Will the Transferee be purchasing the Transferred
            Yes    No     Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

            8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                                       _________________________________________
                                       Print Name of Transferee


                                       By:
                                             ___________________________________
                                              Name:
                                              Title:
                                              Date:


--------

(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                         ANNEX 2 TO EXHIBIT F-2A
                                                         -----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees That Are Registered Investment Companies]



            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ______ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ______ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            _____  _____    Will the Transferee be purchasing the Transferred
            Yes    No       Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

            8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                                          ______________________________________
                                          Print Name of Transferee or Adviser

                                          By:
                                                ________________________________
                                                 Name:
                                                 Title:
                                                 Date:



                                          IF AN ADVISER:


                                          ______________________________________
                                          Print Name of Transferee


                                          Date:

                                  EXHIBIT F-2B

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:     Global Securitization Trust Services Group--
               Greenwich Capital Commercial Funding Corp., as depositor,
               Commercial Mortgage Trust 2005-GG3

      Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3, Class _____,[having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of February 10, 2005 (the "Closing Date") of $__________] [representing a ____% Percentage Interest in the subject Class]
            --------------------------------------------------------------------

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 10, 2005, between Greenwich Capital Commercial Funding Corp., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received: (A) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 to the Pooling and Servicing Agreement and a certification from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit F-2A to the Pooling and Servicing Agreement or as Exhibit F-2B to the Pooling and Servicing Agreement; or
      (B) an opinion of counsel satisfactory to the Trustee with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION
            5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

            5. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

            6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

            7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.



                                         Very truly yours,

                                         _______________________________________
                                         (Transferee)

                                         By:    ________________________________
                                                Name:
                                                Title:


                             Nominee Acknowledgement
                             -----------------------


            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                         _______________________________________
                                         (Nominee)


                                         By:    ________________________________
                                                Name:
                                                Title:

                                  EXHIBIT F-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES


                                     [Date]


[TRANSFEROR]

            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of February 10, 2005 (the "Closing Date") of $__________

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 10, 2005, between Greenwich Capital Commercial Funding Corp., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

            2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates and (c) no interest in the Transferred Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit F-2C to the Pooling and Servicing Agreement or (B) an opinion of counsel to the effect that, among other things, such prospective transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

            3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR ANY MATERIALLY SIMILAR PROVISION OF APPLICABLE FEDERAL, STATE OR LOCAL LAW OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION
            5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            4. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.



                                      Very truly yours,

                                      __________________________________________
                                      (Transferee)

                                      By:    ___________________________________
                                             Name:
                                             Title:

                                                         ANNEX 1 TO EXHIBIT F-2C
                                                         -----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees other than Registered Investment Companies]


            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Greenwich Capital Commercial Funding Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $___________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      _____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      _____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      _____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

            3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

            ___    ___   Will the Transferee be acquiring interests in the
            Yes    No    Transferred Certificates only for the Transferee's own
                         account?

            6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

            8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                                       _________________________________________
                                       (Transferee)


                                       By:    __________________________________
                                              Name:
                                              Title:
                                              Date:

------------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                         ANNEX 2 TO EXHIBIT F-2C
                                                         -----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees that are Registered Investment Companies]


            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Greenwich Capital Commercial Funding Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

        ____      The Transferee owned and/or invested on a discretionary basis
                        $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

        ____      The Transferee is part of a Family of Investment  Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

               ___    ___    Will the Transferee be acquiring interests in the
               Yes    No     Transferred Certificates only for the Transferee's
                             own account?

            6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

            8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                                        ________________________________________
                                        (Transferee or Adviser)


                                        By:    _________________________________
                                               Name:
                                               Title:
                                               Date:



                                        IF AN ADVISER:


                                        Print Name of Transferee

                                        ________________________________________

                                        Date:

                                  EXHIBIT F-2D

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of February 10, 2005 (the "Closing Date") of $__________

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 10, 2005, between Greenwich Capital Commercial Funding Corp., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person.

            For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, _____


                               By:______________________________________________
                                     As, or agent for, the beneficial owner(s)
                                     of the Certificates to which this
                                     certificate relates.

                                    EXHIBIT G

                        FORM I OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (DEFINITIVE NON-REGISTERED CERTIFICATES)


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:     Global Securitization Trust Services Group--
               Greenwich Capital Commercial Funding Corp., Series 2005-GG3

            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of February 10, 2005 (the "Issue Date") of $__________

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 10, 2005, between Greenwich Capital Commercial Funding Corp., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

1. The Transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such a Plan or Plans and the application of Department of Labor Regulation ss. 2510.3-101), other than, except in the case of a Residual Interest Certificate, an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Privately Offered Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

2. Except in the case of the Residual Interest Certificates, which may not be transferred to a Plan or any person acting on behalf of or using the assets of a Plan, the Transferee understands that if the Transferee is a Person referred to in 1(a) or (b) above, such Transferee is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such Transferee or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA,
Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Initial Purchaser, the Certificate Registrar or the Trust Fund.

IN WITNESS WHEREOF, the Transferee hereby executes this ERISA representation letter on the ___ day of [______________], 20[__].

                                 Very truly yours,



                                 _______________________________________
                                             [The Transferee]


                                 By: _________________________________
                                     Name:
                                     Title:

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES


TRANSFER AFFIDAVIT PURSUANT TO
SECTIONS 860D(a)(6)(A) and 860E(e)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED


            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3 (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 10, 2005, among Greenwich Capital Commercial Funding Corp. as Depositor, GMAC Commercial Mortgage Corporation as Master Servicer, GMAC Commercial Mortgage Corporation as Special Servicer, LaSalle Bank National Association as Trustee and ABN AMRO Bank N.V. as Fiscal Agent
                  --------------------------------------------------------------


STATE OF                  )
                          )  ss.:  ____________________
COUNTY OF                 )

            I, _________________________, under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

            1. I am a __________________________ of ____________________________
(the "Purchaser"), on behalf of which I have the authority to make this affidavit.

            2. The Purchaser is acquiring [Class R-I] [Class R-II] Certificates representing ________% of the residual interest in each of two real estate mortgage investment conduits (a "REMIC") designated as ["REMIC I"] ["REMIC II"], [respectively], relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986 (the "Code").

            3. The Purchaser is not a "Disqualified Organization" (as defined below), and that the Purchaser is not acquiring the [Class R-I] [Class R-II] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or
(viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in
Section 7701 of the Code.

            4. The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            5. The Purchaser will not cause the income from the [Class R-I] [Class R-II] Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            6. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any [Class R-I] [Class R-II] Certificates to a Disqualified Organization.

            7. No purpose of the acquisition of the [Class R-I] [Class R-II] Certificates is to impede the assessment or collection of tax.

            8. Check one of the following:


[_]   The present value of the anticipated tax liabilities associated with holding the [Class R-I] [Class R-II] Certificate does not exceed the sum of:

            (i) the present value of any consideration given to the Purchaser to acquire such [Class R-I] [Class R-II] Certificate;

            (ii) the present value of the expected future distributions on such [Class R-I] [Class R-II] Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such [Class R-I] [Class R-II] Certificate as the related REMIC generates losses.

                        For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Purchaser has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Purchaser.

[_]   The transfer of the [Class R-I] [Class R-II] Certificates comply with U.S.
Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Purchaser is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the [Class R-I] [Class R-II] Certificates will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Purchaser's two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Purchaser will transfer the [Class R-I] [Class R-II]
                  Certificates only to another "eligible corporation," as defined in U.S. Treasury Regulations Section
                  1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and
                  Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Purchaser determined the consideration paid to it to acquire the [Class R-I] [Class R-II] Certificates based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

[_]   None of the above.

            9. [Check the statement that applies]

[_]   The Purchaser is a "United States person" as defined in Section 7701(a) of the Code and the regulations promulgated thereunder (the Purchaser's U.S. taxpayer identification number is __________). The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons);

               or

[_]   The Purchaser is not a United States person. However, the Purchaser:

                        (a) conducts a trade or business within the United
                  States and, for purposes of Treasury regulation section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

                        (b) understands that, for purposes of Treasury
                  regulation section 1.860E-1(c)(4)(ii), as a holder of a [Class R-I] [Class R-II] Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such [Class R-I] [Class R-II] Certificate;

                        (c) intends to pay the taxes associated with holding a
                  [Class R-I] [Class R-II] Certificate;

                        (d) is not classified as a partnership under the Code
                  (or, if so classified, all of its beneficial owners either satisfy clauses (a), (b) and (c) of this sentence or are United States persons); and

                        (e) has furnished the Transferor and the Trustee with an
                  effective IRS Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations.

                        9. The Purchaser historically has paid its debts as they
            have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the [Class R-I] [Class R-II] Certificates as they become due.

                        10. The Purchaser understands that it may incur tax
            liabilities with respect to the [Class R-I] [Class R-II] Certificates in excess of any cash flows generated by such Certificates.

                        11. The Purchaser will not transfer the [Class R-I]
            [Class R-II] Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 3, 4, 5, 7 or 9 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

                        12. The Purchaser agrees to such amendments of the
            Pooling and Servicing Agreement as may be required to further effectuate the prohibition against transferring the [Class R-I] [Class R-II] Certificates to a Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraphs 4, 5, 7 and 9.

                        13. The Purchaser consents to the designation of the
            Trustee as the agent of the Tax Matters Person of [REMIC I] [REMIC II] pursuant to Section 10.01(d) of the Pooling and Servicing Agreement.

            Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___ day of
__________________.



                                            By:    _____________________________
                                                   Name:
                                                   Title:



            Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a_______________________ of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and as the free act and deed of the Purchaser.


                                            Subscribed and sworn before me this
                                            ____ day of _______________.


                                            ____________________________________
                                            Notary Public

                                   EXHIBIT H-2

                         FORM OF TRANSFEROR CERTIFICATE
                    REGARDING RESIDUAL INTEREST CERTIFICATES


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention:     Global Securitization Trust Services Group--
               Greenwich Capital Commercial Funding Corp., as depositor,
               Commercial Mortgage Trust 2005-GG3

               Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3 (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates"). The Certificates, including the Residual Interest Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of February 10, 2005 (the "Pooling and Servicing Agreement"), among Greenwich Capital Commercial Funding Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has
            delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

                  3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Code) as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.



                                       Very truly yours,

                                       ____________________________________
                                       (Transferor)

                                       By:    __________________________________
                                              Name:
                                              Title:

                                   EXHIBIT I-1

                       FORM OF NOTICE AND ACKNOWLEDGEMENT


                                     [Date]


Standard & Poor's Ratings Services
   a division of The McGraw-Hill Companies, Inc.
55 Water Street, 41st  Floor
New York, New York  10041
Attention:  Commercial Surveillance Department

Moody's Investors Service, Inc.
99 Church Street, 8th Floor
New York, NY 10007

Ladies and Gentlemen:

            This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of February 10, 2005 and relating to Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

            Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ________________ to serve as the Special Servicer under the Agreement.

            The designation of __________________ as Special Servicer will become final if certain conditions are met and you deliver to _________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

            Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.



                                       Very truly yours,

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Trustee


                                       By:    __________________________________
                                              Name:
                                              Title:

Receipt acknowledged:

STANDARD & POOR'S RATINGS SERVICES


By:  ________________________________
Name:
Title:
Date:

MOODY'S INVESTORS SERVICE, INC.


By:  ________________________________
Name:
Title:
Date:

                                   EXHIBIT I-2

              FORM OF ACKNOWLEDGEMENT OF PROPOSED SPECIAL SERVICER


                                     [Date]


[TRUSTEE]
[MASTER SERVICER]
[DEPOSITOR]
[FISCAL AGENT]

            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3

Ladies and Gentlemen:

            Pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of February 10, 2005, relating to Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.24 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.



                                         _______________________________________


                                         By:    ________________________________
                                                Name:
                                                Title:

                                    EXHIBIT J

                                    RESERVED

                                    EXHIBIT K

        SUB-SERVICERS IN RESPECT OF WHICH SUB-SERVICING AGREEMENTS ARE IN
                EFFECT OR BEING NEGOTIATED AS OF THE CLOSING DATE


Midland Loan Services, Inc.

                                    EXHIBIT L

                        FORM OF DEFEASANCE CERTIFICATION

                        FORM OF NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN



       For loans (a) having a balance of $20,000,000 or less or a balance of less than 5% of outstanding pool balance, whichever is less)
                 or (b) that are not then one of the ten largest
          (measured by unpaid principal balance) in the mortgage pool


To:   Standard & Poor's Ratings Services
      55 Water Street
      New York, New York 10041
      Attn:  Commercial Mortgage Surveillance


From: _____________________________________, in its capacity as master servicer
      (the "Master Servicer") under the Pooling and Servicing Agreement dated as of February 10, 2005 (the "Pooling and Servicing Agreement"), among Greenwich Capital Commercial Funding Corp. as Depositor, the Master Servicer, GMAC Commercial Mortgage Corporation as special servicer, LaSalle Bank National Association as trustee (the "Trustee"), and ABN AMRO Bank N.V. as fiscal agent.


Date:   _________, 20___

            Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates Series 2005-GG3

            Mortgage loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged [Property] [Properties] identified on the Mortgage Loan Schedule by the following name[s]:____________________________
________________________________________________________________________________

Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

As Master Servicer under the Pooling and Servicing Agreement, we hereby:

            1. Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

            ____ a full defeasance of the payments scheduled to be due in respect of the entire unpaid principal balance of the Mortgage Loan; or

            ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the unpaid principal balance of the Mortgage Loan that represents ___% of the entire unpaid principal balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire unpaid principal balance;

            2. Certify as to each of the following, and any additional explanatory notes set forth on Exhibit A hereto:

                  a. The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                  b. The defeasance was consummated on __________, 20__.

                  c. The defeasance collateral consists of securities that (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80a-1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated `AAA' by Standard & Poor's, (iv) if they include a principal obligation, provide for a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below:

           CUSIP       RATE       MAT      PAY DATES        ISSUED
           -----       ----       ---      ---------        ------


                  d. The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

                  e. The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

            ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loan included in the pool.

            ____ the related Mortgagor designated a Single-Purpose Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

            ____ the Master Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

                  f. The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

                  g. As securities intermediary, the Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments").

                  h. The Master Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date or on the date when any open prepayment period set forth in the related Mortgage Loan documents commences), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                  i. The Master Servicer received opinions from counsel, who were approved by the Master Servicer in accordance with the Servicing Standard, that (i) the agreements executed by the Mortgagor and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

                  j. The agreements executed in connection with the defeasance
      (i) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                  k. The entire unpaid principal balance of the Mortgage Loan as of the date of defeasance was $___________. Such Mortgage Loan (a) has a balance of $20,000,000 or less or a balance of less than 5% of outstanding pool balance or (b) is not then one of the ten largest (measured by unpaid principal balance) in the mortgage pool, in each such case, as of the date of the most recent Distribution Date Statement received by us (the "Current Report").

            3. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the aggregate unpaid principal balance of the Mortgage Pool as of the date of the Current Report.

            4. Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's servicing file.

            5. Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and Servicing Agreement; and

            6. Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

            7. Agree to provide copies of all items listed in Exhibit B to you upon request.

            IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.



                                    [MASTER SERVICER]


                                    By:  _______________________________________
                                    Name:
                                    Title:

                                   EXHIBIT M-1

                      FORM OF TRUSTEE BACKUP CERTIFICATION



            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2005-GG3 (the "Trust") Commercial Mortgage Pass-Through Certificates, Series 2005-GG3 (the "Certificates")
                  -----------------------------------------------------------

            Pursuant to Section 8.15 of the Pooling and Servicing Agreement, dated as of February 10, 2005 (the "Pooling and Servicing Agreement"), between Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor"), LaSalle Bank National Association as trustee (the "Trustee"), GMAC Commercial Mortgage Corporation as master servicer (the "Master Servicer"), GMAC Commercial Mortgage Corporation (the "Special Servicer") and ABN AMRO Bank N.V. as fiscal agent, relating to the Certificates, the undersigned, a ____________________ of the Trustee and on behalf of the Trustee, hereby certifies to the ____________ as the officer executing the subject certification pursuant to the Sarbanes-Oxley Act of 2002 (the "Certifying Person") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

                  1. I have reviewed the annual report on Form 10-K for the fiscal year _______, and all reports on Form 8-K filed in respect of periods included in the year covered by that annual report, of the Trust;

                  2. To the best of my knowledge, and assuming the accuracy of the statements required to be made in the Master Servicer Backup Certification and in the Special Servicer Backup Certification (in each case, to the extent that such statements are relevant to the statements made in this Trustee Backup Certification), that the information in such reports relating to distributions on and/or characteristics (including Certificate Principal Balances, Notional Amounts and Pass-Through Rates) of the Certificates, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the subject annual report on Form 10-K;

                  3. To the best of my knowledge, the information in such reports relating to distributions on and/or characteristics (including Certificate Principal Balances, Notional Amounts and Pass-Through Rates) of the Certificates includes all information of such type required to be included in the Distribution Date Statement for the relevant period covered by the subject annual report on Form 10-K; and

                  4. To the best of my knowledge, such information includes all Servicer Reports provided to the Trustee by the Master Servicer and/or the Special Servicer hereunder, which are required to be filed with the annual report on Form 10-K for the fiscal year ____ and all reports on Form 8-K for the fiscal year ____.

            Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:



                                    [NAME OF TRUSTEE]


                                    By:_________________________________________
                                           Name:
                                           Title:

                                   EXHIBIT M-2

                  FORM OF MASTER SERVICER BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR



            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2005-GG3 (the "Trust") Commercial Mortgage Pass-Through Certificates, Series 2005-GG3 (the "Certificates")
                  -----------------------------------------------------------


            I, [identify the certifying individual], a [title] of GMAC Commercial Mortgage Corporation, certify to Greenwich Capital Commercial Funding Corp. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:


1. I have reviewed the Servicer Reports relating to the Trust Fund delivered by the Master Servicer to the Trustee covering the fiscal year [_______];

2. Based on my knowledge, the information in the Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by these Servicer Reports;

3. Based on my knowledge, the information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement for inclusion in the Servicing Reports to be filed by the Trustee is included in the Servicer Reports delivered by the Servicer to the Trustee;

4. I am responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under section 3.14 of the Pooling and Servicing Agreement with respect to the Master Servicer, and except as disclosed in the compliance certificate delivered by the Master Servicer under section 3.14 of the Pooling and Servicing Agreement, the Servicer has fulfilled, in all material respects, its obligations under the Pooling and Servicing Agreement; and

5. The accountant's statement delivered pursuant to section 3.15 of the Pooling and Servicing Agreement discloses all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement.


Date:



                                       [NAME OF MASTER SERVICER]

                                       By:______________________________________
                                              Name:
                                              Title:

                                   EXHIBIT M-3

                  FORM OF SPECIAL SERVICER BACKUP CERTIFICATION
                           TO BE PROVIDED TO DEPOSITOR


            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2005-GG3 (the "Trust") Commercial Mortgage Pass-Through Certificates, Series 2004-GG1 (the
                   "Certificates")
                  -----------------------------------------------------------

            I, ________________ a ____________________ of [NAME OF SPECIAL
SERVICER] ("[INSERT SHORT NAME]") on behalf of [INSERT SHORT NAME], as Special Servicer, hereby certify to [Greenwich Capital Commercial Funding Corp. (the "Depositor")] [or, if certifying person is not the Depositor, INSERT NAME OF CERTIFYING PERSON] and its affiliates, members, managers, directors and officers, to the extent that the following information is within the Special Servicer's area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

                  1. I am responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement, dated as of February 10, 2005, relating to Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3 (the "Pooling and Servicing Agreement"), and, based upon the review performed as required under Section 3.13 of the Pooling and Servicing Agreement, and except as disclosed on Schedule I hereto, the Special Servicer, to my knowledge, has fulfilled its material obligations under the Pooling and Servicing Agreement, including the provision of all reports, if any, required to be submitted by the Special Servicer to the Master Servicer and the Trustee thereunder, and that, to the knowledge of the Special Servicer, such reports do not contain any material misstatements or omissions; and

                  2. I have disclosed to the Special Servicer's certified public accountants all significant deficiencies, to my knowledge, relating to the compliance by the Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.


            Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date:



                                      [NAME OF SPECIAL SERVICER]


                                      By:_______________________________________
                                             Name:
                                             Title:

                                    EXHIBIT N


         FORM OF [DIRECTING HOLDER] [CONTROLLING CLASS DIRECTING HOLDER]
             [COMPANION LOAN NOTEHOLDER] CONFIDENTIALITY AGREEMENT


                                     [Date]


[LaSalle Bank National Association
135 South LaSalle Street
Chicago, Illinois  60603
Attention: Global Securitization Trust Services Group--Greenwich
Capital Commercial Funding Corp.,
as depositor, Commercial Mortgage Trust Series 2005-GG3]

[GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania 19044
Attention: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust
Series 2005-GG3]

[GMAC Commercial Mortgage Corporation
550 California Street
San Francisco, California 94104
Attention: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust
Series 2005-GG3]

            Re: Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3
                  ---------------------------------------------------------

            In accordance with the provisions of the Pooling and Servicing Agreement, dated as of February 10, 2005 (the "Pooling and Servicing Agreement"), between Greenwich Capital Commercial Funding Corp., as depositor (the "Depositor"), GMAC Commercial Mortgage Corporation, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Trust 2005-GG3, Commercial Mortgage Pass-Through Certificates, Series 2005-GG3 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is the [Directing Holder][Controlling Class Directing Holder][Companion Loan Directing Holder for [ ] loan].

            2. The undersigned will keep the information (the "Information") obtained from time to time pursuant to the Pooling and Servicing Agreement confidential, and such Information will not, without the prior written consent of the [Trustee] [Master Servicer] [Special Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part (other than for the purpose of communicating with the Controlling Class); provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

            4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

            5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

            To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                                    [DIRECTING HOLDER]
                                    [CONTROLLING CLASS DIRECTING HOLDER]
                                    [COMPANION LOAN NOTEHOLDER]


                                    By:    _____________________________________
                                           Name:
                                           Title:



                                    ____________________________________________


                                    By:    _____________________________________
                                           Name:
                                           Title: